UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2)))

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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April 2, 2019

Dear Clear Channel Outdoor Holdings, Inc. Stockholder:

On March 27, 2019, Clear Channel Outdoor Holdings, Inc. (“CCOH”) and its immediate parent company, Clear Channel Holdings, Inc. (“CCH”), entered into a merger agreement (the “Merger Agreement”) providing for the merger (the “Merger”) of CCOH with and into CCH as part of a series of transactions to separate the business of CCOH from its ultimate parent company, iHeartMedia, Inc. (“iHeartMedia”). The separation will occur in conjunction with iHeartMedia’s emergence from bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code. The separation is expected to be effected pursuant to the separation agreement described in the enclosed information statement/prospectus.

Before the Merger, CCH will transfer all of its subsidiaries that operate the iHeartMedia radio businesses to iHeart Operations, Inc., a newly formed subsidiary of CCH, and distribute the common stock of that subsidiary to iHeartCommunications, Inc. (“iHeartCommunications”), all shares of Class A Common Stock of CCOH (the “CCOH Class A Common Stock”) and Class B Common Stock of CCOH (the “CCOH Class B Common Stock” and together with the CCOH Class A Common Stock, the “CCOH Common Stock”) held by any subsidiary of CCH will be transferred to CCH and all outstanding shares of CCOH Class B Common Stock will be converted into CCOH Class A Common Stock pursuant to the provisions of CCOH’s certificate of incorporation. In the Merger, CCOH will merge with and into CCH, with CCH surviving the Merger and changing its name to Clear Channel Outdoor Holdings, Inc. (the “Surviving Corporation” or “New CCOH”), and shares of CCOH Class A Common Stock (other than shares of CCOH Class A Common Stock held by CCH or any direct or indirect wholly-owned subsidiary of CCH) will be converted into an equal number of shares of common stock of New CCOH (“New CCOH Common Stock”). The shares of CCOH Class A Common Stock held by CCH and its subsidiaries will be canceled and retired, and no shares of New CCOH Common Stock will be exchanged for such shares. The outstanding shares of CCH immediately before the Merger will convert into a number of shares of New CCOH Common Stock equal to the number of shares of CCOH Common Stock held by CCH immediately before the Merger. As a result, immediately after the Merger, New CCOH will have a single class of common stock, the pre-Merger CCOH Class A common stockholders (other than CCH and its subsidiaries) will own the same percentage of New CCOH that they owned of CCOH immediately before the Merger and all of the remaining 325,726,917 outstanding shares of New CCOH Common Stock will be held by iHeartCommunications. The New CCOH Common Stock held by iHeartCommunications will be transferred by iHeartCommunications to certain holders of claims under the plan of reorganization in the iHeartMedia bankruptcy case (the “Separation”). CCH intends to apply to list the New CCOH Common Stock on the New York Stock Exchange under the symbol “CCO” prior to the effective date of the Merger.

On March 25, 2019, a special committee of CCOH’s board of directors and the CCOH board of directors approved the Separation and the Merger Agreement. A copy of the Merger Agreement is included with the attached information statement/prospectus as Annex A.

In addition, on March 25, 2019, the CCOH board of directors approved the nomination of the individuals named in this information statement/prospectus for election to the New CCOH board of directors, subject to and effective upon the completion of the Merger, and recommended the election of these nominees to the stockholders of CCOH.

Please note that NO action is needed on your part in connection with these transactions. We are not asking you for a proxy and you are requested not to send us a proxy. This is not a notice of a meeting of stockholders and no annual or special stockholder meeting will be held to consider any matter described herein.

On March 27, 2019, the subsidiaries of iHeartCommunications, which at that time beneficially owned 100% of the CCOH Class B Common Stock and 10,726,917 shares of CCOH Class A Common Stock, which collectively represented approximately 99% of the voting power of CCOH’s stockholders, approved the following actions by written consent in lieu of a stockholder meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware and Section 2.11 of CCOH’s bylaws: (1) the adoption of the Merger Agreement, the approval of the Merger and the approval of the transactions contemplated thereby, and (2) the election of the nine (9) nominees named in this information statement/prospectus to the New CCOH board of directors to take office upon completion of the Merger, subject to the completion of the Merger. These actions by written consent are sufficient to approve the transactions and elections without any further action by CCOH’s stockholders. As a result, no other votes are necessary with respect to the matters described in this letter and your approval is not required and is not being requested. As required by Section 228(e) of the DGCL, this information statement/prospectus is being furnished to our stockholders of record as of March 27, 2019, as notice of the action taken by written consent.

The accompanying information statement/prospectus will provide you with information regarding the transactions, including details about the Merger and the Separation from iHeartMedia. We urge you to read the accompanying information statement/prospectus carefully.

The Merger involves risks, some of which may be significant, and its completion is subject to several conditions that either must be satisfied or waived. We discuss these risks and conditions in greater detail in the accompanying information statement/prospectus and urge you to read the sections entitled “Risk Factors—Risks Relating to the Transactions” beginning on page 18 and “The Merger Agreement—Conditions to the Merger” beginning on page 85.

Under applicable securities regulations, the Merger may not be completed until 20 calendar days after the date of mailing of the attached information statement/prospectus to holders of the CCOH Class A Common Stock. Therefore, notwithstanding the execution and delivery of the written consents by the holders of the shares of CCOH Common Stock representing the majority of the voting power of the CCOH Common Stock, the Merger may not be completed until that time has elapsed, and therefore, the earliest possible date on which the Merger can be completed is April 25, 2019, subject to the satisfaction or waiver of all other conditions to the Merger contained in the Merger Agreement described in the enclosed document.

Thank you for your continued support.

Sincerely,

Robert H. Walls, Jr. Secretary

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This information statement/prospectus is dated April 2, 2019 and is first being mailed to holders of the CCOH Class A Common Stock on or about April 5, 2019.

ADDITIONAL INFORMATION

The accompanying document is the information statement of CCOH for use in providing information about the actions taken by the Principal CCOH Stockholders (as defined below) and a prospectus of CCH relating to the conversion of shares of CCOH Class A Common Stock into shares of New CCOH Common Stock in connection with the Merger. This information statement/prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement to which the accompanying information statement/prospectus relates. This information is available to you without charge upon your written or oral request. You can obtain documents filed as exhibits to the registration statement and the accompanying information statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing or by telephone from CCOH at the following address and telephone number:

Clear Channel Outdoor Holdings, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: General Counsel

Telephone: (210) 822-2828

A copy of CCOH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 accompanies this information statement/prospectus.

If you would like to request any documents, please do so by April 24, 2019. See “Where You Can Find More Information” in the accompanying information statement/prospectus for further information regarding how you may obtain additional information.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US ONE.

Q:	What is the Merger?

A:

CCH and CCOH has entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which CCOH will merge with and into CCH (the “Merger”) with CCH being the surviving corporation. The Merger is one step in a series of transactions (the “Transactions”) to effect the separation of CCOH from iHeartMedia, Inc. (“iHeartMedia”) in conjunction with iHeartMedia’s emergence from bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code filed in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

Q:	How will the Separation from iHeartMedia occur?

A:

First, Broader Media, LLC (“Broader Media”), a wholly-owned subsidiary of CCH, will distribute the 100,000,000 shares of Class B common stock of CCOH (the “CCOH Class B Common Stock”) it holds to CCH (the “Broader Media Distribution”) and CC Finco, LLC (“CC Finco”), a wholly-owned subsidiary of CCH, will distribute the 10,726,917 shares of Class A common stock of CCOH (the “CCOH Class A Common Stock” and together with the CCOH Class B Common Stock, the “CCOH Common Stock”) it holds to CCH (the “CC Finco Distribution”), and all of the shares of CCOH Class B Common Stock then held by CCH will be converted into CCOH Class A Common Stock pursuant to the provisions of CCOH’s certificate of incorporation prior to the Merger. As a result, all of iHeartMedia’s ownership of CCOH will be held directly by CCH. Second, CCH will separate its ownership of the businesses that comprise the iHeartMedia radio businesses (the “Radio Distribution”) by (i) transferring assets and liabilities of the respective businesses as described in this information statement/prospectus under “The Separation Agreement,” (ii) transferring its interest in all of its subsidiaries other than CCOH to iHeart Operations, Inc., a newly formed corporation (“Radio Newco”), in exchange for newly-issued common stock and preferred stock of Radio Newco, (iii) selling Radio Newco preferred stock to one or more third parties for cash and (iv) distributing the common stock of Radio Newco and the proceeds of the sale of Radio Newco preferred stock to iHeartCommunications, Inc., the current indirect parent company of CCH and CCOH and an indirect, wholly-owned subsidiary of iHeartMedia (“iHeartCommunications”). Following the Radio Distribution, the iHeartMedia radio business will be operated by certain subsidiaries of Radio Newco as well as other subsidiaries of iHeartCommunications, and not by CCH, and CCH will have no material assets other than the stock of CCOH. Third, pursuant to the Merger Agreement by and between CCH and CCOH, CCOH will merge with and into CCH, with CCH surviving the Merger and changing its name to Clear Channel Outdoor Holdings, Inc. (the “Surviving Corporation” or “New CCOH”), and shares of CCOH Class A Common Stock (other than shares of CCOH Class A Common Stock held by CCH or any direct or indirect wholly-owned subsidiary of CCH) will be converted into an equal number of shares of common stock of New CCOH (“New CCOH Common Stock”). The shares of CCOH Common Stock held by CCH will be canceled and retired, and no shares of New CCOH Common Stock will be exchanged for such shares. The shares of CCH common stock outstanding immediately before the Merger, all held by iHeartCommunications, will convert into a number of shares of New CCOH Common Stock equal to the number of shares of CCOH Common Stock held by CCH immediately before the Merger. As a result, immediately after the Merger, New CCOH will have a single class of common stock, the pre-Merger CCOH Class A common stockholders (other than CCH and its subsidiaries) will own the same percentage of New CCOH that they owned of CCOH immediately before the Merger, which is approximately 10.9% as of the date of this information statement/prospectus, and all of the remaining 325,726,917 outstanding shares of New CCOH Common Stock will be held directly by iHeartCommunications. Fourth, New CCOH will sell preferred stock (the “New CCOH Preferred Stock”) to third parties for cash. Fifth, the New CCOH Common Stock held by iHeartCommunications will be transferred by iHeartCommunications to certain holders of claims in the iHeart Chapter 11 Cases pursuant to the plan of reorganization in the iHeartMedia bankruptcy

i

case (the “iHeartMedia Plan of Reorganization”), and New CCOH will become an independent public company no longer controlled by iHeartCommunications (the “Separation”). For a more complete description of the transaction steps, please see the Restructuring Transactions Memorandum to be attached as Exhibit A to the Separation Agreement, which is attached as Annex B to this information statement/prospectus.

Q:	What will holders of CCOH Class A Common Stock receive in the Transactions?

A:

The holders of CCOH Class A Common Stock (other than CCH or any direct or indirect wholly-owned subsidiary of CCH) will be entitled to receive one share of New CCOH Common Stock for each share of CCOH Class A Common Stock they own at the effective time of the Merger (the “Effective Time”). CCH intends to apply to list the shares of New CCOH Common Stock on the New York Stock Exchange (“NYSE”) under the symbol “CCO.”

Q:	What are the material United States Federal income tax consequences to holders of CCOH Class A Common Stock resulting from the Merger?

A:

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and, as to CCH, as a complete liquidation of CCOH to which Section 332 of the Code applies, and it is a condition to CCH’s and CCOH’s obligations to complete the Merger that each of them receives a legal opinion from its tax counsel or another tax advisor that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. However, neither CCH nor CCOH has requested or received a ruling from the Internal Revenue Service the (“IRS”) that the Merger will qualify as a reorganization. U.S. holders of CCOH Common Stock generally are not expected to recognize any gain or loss upon the exchange of CCOH Common Stock for New CCOH Common Stock pursuant to the Merger. We urge you to consult with your tax advisor regarding the specific tax consequences of the Merger to you.

See “Material United States Federal Income Tax Consequences of the Merger” beginning on page 119.

The Separation will not be a taxable event for the holders of the New CCOH Common Stock following the Merger, other than iHeartCommunications.

Q:	Why have I received this information statement/prospectus?

A:

This information statement/prospectus is an information statement of CCOH for use in providing information about the actions taken by three subsidiaries of iHeartCommunications, which at the time of such actions beneficially owned 100% of the CCOH Class B Common Stock and 10,726,917 shares of CCOH Class A Common Stock (the “Principal CCOH Stockholders”), which collectively represented approximately 99% of the voting power of CCOH’s stockholders, and a prospectus of CCH relating to the conversion of shares of CCOH Class A Common Stock into shares of New CCOH Common Stock in connection with the Merger. Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), CCOH is required to provide an information statement to all of its stockholders, as of the close of business on the March 27, 2019 (the “Record Date”), to notify them that on March 27, 2019, the Principal CCOH Stockholders took certain actions that would normally require a meeting of the stockholders, by written consent in lieu of a stockholder meeting, as permitted under the bylaws of CCOH and the DGCL.

Q:	What actions did the Principal CCOH Stockholders approve?

A:	The Principal CCOH Stockholders, acting by written consent in lieu of a stockholder meeting, approved the following actions (together, the “Stockholder Actions”):

(1)	the adoption of the Merger Agreement, the approval of the Merger and the approval of the transactions contemplated thereby, and

(2)

the election of C. William Eccleshare, John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey and Jinhy Yoon as directors of New CCOH to take office upon completion of the Merger, subject to the completion of the Merger (the “New CCOH Board Nominees”).

Q:	How many votes were needed for the approval or authorization of the Stockholder Actions?

A:

Under Section 228 of the DGCL, action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Under the DGCL and CCOH’s organizational documents, the approval of the holders of a majority of the voting power of the outstanding shares of CCOH’s common stock, voting (or consenting in writing in lieu thereof) together as a single class, is required to adopt the Merger Agreement, approve the Merger and approve the transactions contemplated thereby. Under CCOH’s organizational documents, directors are elected by a plurality of votes cast, which means that if a board consists of nine (9) directorships such as the New CCOH board, the nine (9) nominees who receive the highest number of votes will be elected.

Each share of CCOH Class A Common Stock is entitled to one vote, and each share of CCOH Class B Common Stock is entitled to 20 votes, on matters submitted to a vote of stockholders. As of the Record Date, 50,581,618 shares of CCOH Class A Common Stock were issued and outstanding, 315,000,000 shares of CCOH Class B Common Stock were issued and outstanding and no shares of preferred stock were issued or outstanding. As of the Record Date, the Principal CCOH Stockholders held 10,726,917 shares of CCOH Class A Common Stock and 315,000,000 shares of Class B Common Stock. Accordingly, the vote of the Principal CCOH Stockholders was sufficient to approve the Stockholder Actions.

Q:	Will there be an annual meeting of stockholders in 2019?

A:

No. The CCOH board of directors (the “CCOH Board”) believes it would not be in the best interest of CCOH and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies from additional stockholders in connection with these actions. Based on the foregoing, the CCOH Board has determined not to call an in-person annual meeting of stockholders, and none will be held during 2019 and in lieu thereof, the Principal CCOH Stockholders adopted the Stockholder Actions by written consent. New CCOH plans to convene an annual meeting of stockholders following the conclusion of the fiscal year ending December 31, 2019.

Q:	Is there anything that holders of CCOH Class A Common Stock need to do now?

A:

No. Since the subsidiaries of iHeartCommunications that own a majority of the voting power of the outstanding CCOH Common Stock have already approved the Stockholder Actions by written consent in lieu of a stockholder meeting, no other votes are necessary to approve the Stockholder Actions, and your approval is not required and is not being requested. However, holders of the CCOH Class A Common Stock are urged to read this information statement/prospectus carefully and in its entirety, which contains important information about the Merger, the Separation, the CCOH business and New CCOH.

Q:	Can CCOH stockholders dissent and require appraisal of their shares?

A:	No. CCOH stockholders do not and will not have dissenters’ or appraisal rights under Delaware law in connection with the Merger.

Q:	Are there any conditions to consummation of the Merger?

A:

Yes. Consummation of the Merger (the “Closing”) is subject to the satisfaction or waiver of certain conditions that are contained in the Merger Agreement. These include: (i) (x) the affirmative vote or written consent of the holders of the shares representing the majority of the voting power of the CCOH Common Stock to adopt the Merger Agreement, to approve the Merger and to approve the consummation of the transactions contemplated thereby (the “CCOH Stockholder Approval”) and (y) the affirmative vote or written consent of the holders of shares of CCH common stock entitled to vote to adopt the Merger Agreement, to approve the Merger and to approve the consummation of the transactions contemplated thereby (the “CCH Stockholder Approval”), which conditions have been satisfied, (ii) no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental authority or other legal restraint or prohibition preventing the Merger or the transactions contemplated by the Merger Agreement will be in effect, (iii) the effectiveness of the registration statement of which this information statement/prospectus is a part, covering the shares of New CCOH Common Stock to be issued in the Merger, (iv) a period of at least 20 calendar days will have elapsed from the date this information statement/prospectus was first mailed to CCOH’s stockholders, (v) the approval of the Merger Agreement by the Bankruptcy Court, which condition has been satisfied, (vi) the Radio Distribution, the Broader Media Distribution and the CC Finco Distribution will have occurred, (vii) the conversion of all outstanding shares of CCOH Class B Common Stock into shares of CCOH Class A Common Stock will have occurred, (viii) that, as a condition to CCH’s obligation to consummate the Merger, CCH will have received a tax opinion issued by its tax counsel or another tax advisor, (ix) that, as a condition to CCOH’s obligation to consummate the Merger, CCOH will have received a tax opinion issued by its tax counsel or another tax advisor, (x) the approval by the NYSE for listing of the New CCOH Common Stock (xi) all conditions precedent to the effectiveness of the iHeartMedia Plan of Reorganization will have been satisfied prior to or contemporaneously with the closing of the Merger, and (xii) other customary conditions.

See “The Merger Agreement—Conditions to the Merger” beginning on page 85.

Q:	When will the Transactions be completed?

A:	We expect to complete the Transactions in the second quarter of 2019.

Q:	Are there risks associated with the Merger?

A:	Yes. You should read the section entitled “Risk Factors” beginning on page 18 carefully and in its entirety.

Q:	Should I send in my CCOH stock certificate now?

A:

No. Holders of CCOH Class A Common Stock in certificated form (a “Certificate”) should not send in their Certificates at this time. After the Effective Time, Computershare Trust Company, N.A. (the “Transfer Agent”) will mail to each holder of record holding a Certificate a customary letter of transmittal (a “Letter of Transmittal”) and instructions for surrendering the Certificates in exchange for shares of New CCOH Common Stock. Upon surrender of Certificates for cancellation to the Transfer Agent, and upon delivery of a Letter of Transmittal, duly executed and in proper form with respect to such Certificates, and such other documents as may reasonably be required by the Transfer Agent, the holder of such Certificates will receive shares of New CCOH Common Stock in book-entry form.

See “Information about the Transactions—Procedures for Surrender of Certificates” beginning on page 70.

Q:	How will the Merger affect my options to purchase CCOH Class A Common Stock?

A:

Prior to the Closing, CCH and CCOH will each adopt resolutions and take all necessary actions such that the Surviving Corporation will adopt the (i) Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan, and (ii) Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (each such plan as amended or amended and restated through the Effective Time, a “CCOH Equity Incentive Plan”). At the Effective Time, each option to purchase shares of CCOH Class A Common Stock granted pursuant to a

CCOH Equity Incentive Plan (a “CCOH Stock Option”) that is outstanding and unexercised as of immediately prior to the Effective Time will be converted into and become an option to purchase shares of New CCOH Common Stock (a “New CCOH Stock Option”). Each New CCOH Stock Option will continue to have, and be subject to, the same terms and conditions applied to the CCOH Stock Option immediately prior to the Effective Time. The Compensation Committee of the CCOH Board has not made a determination that a change in control (for purposes of the CCOH Stock Option agreements) will occur as a result of the Separation.

See “The Merger Agreement—Treatment of CCOH Equity Incentive Plans” beginning on page 82.

Q:	How will the Merger affect my restricted stock units in CCOH?

A:

At the Effective Time, each right or award to receive a share of CCOH Class A Common Stock or benefits measured by the value of such share pursuant to any CCOH Equity Incentive Plan (a “CCOH Restricted Stock Unit”) that is outstanding as of immediately prior to the Effective Time (but excluding any CCOH Restricted Stock Unit or portion thereof that becomes vested as a result of the consummation of the Merger and is settled in shares of CCOH Class A Common Stock that, in turn, convert into the right to receive New CCOH Common Stock) will be assumed by the Surviving Corporation and will be converted into a right or award to acquire or receive a share of New CCOH Common Stock or benefits measured by the value of such share of New CCOH Common Stock pursuant to any CCOH Equity Incentive Plan (a “New CCOH Restricted Stock Unit”). Each New CCOH Restricted Stock Unit as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the CCOH Restricted Stock Unit immediately prior to the Effective Time. As of the Effective Time, each such New CCOH Restricted Stock Unit as so assumed and converted will represent the right to receive a corresponding number of shares of New CCOH Common Stock. The Compensation Committee of the CCOH Board has not made a determination that a change in control (for purposes of the CCOH Restricted Stock Unit agreements) will occur as a result of the Separation.

See “The Merger Agreement—Treatment of CCOH Equity Incentive Plans” beginning on page 82.

Q:	How will the Merger affect my CCOH restricted stock awards?

A:

At the Effective Time, each restricted share of CCOH Class A Common Stock granted pursuant to a CCOH Equity Incentive Plan (a “CCOH Restricted Stock Award”) that is outstanding immediately prior to the Effective Time will be assumed by the Surviving Corporation and will be converted into the right to receive a corresponding number of shares of restricted New CCOH Common Stock (a “New CCOH Restricted Stock Award”). Each unvested converted CCOH Restricted Stock Award so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the CCOH Restricted Stock Award immediately prior to the Effective Time. The Compensation Committee of the CCOH Board has not made a determination that a change in control (for purposes of the CCOH Restricted Stock Award agreements) will occur as a result of the Separation.

See “The Merger Agreement—Treatment of CCOH Equity Incentive Plans” beginning on page 82.

Q:	Who Can Answer My Questions?

A:	If you have any questions about the Transactions or desire additional copies of the information statement/prospectus, please contact:

Clear Channel Outdoor Holdings, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: General Counsel

Telephone: (210) 822-2828

v

Q:	Where Can I Find More Information About CCH and CCOH?

A:

You can find more information about CCOH in the section entitled “Information About CCOH” beginning on page 122 and “Information about CCH” on page 141 of this information/prospectus statement and from the various sources described under “Where You Can Find More Information” beginning on page 278.

SUMMARY

This summary, together with the section titled “Questions and Answers About the Transactions” immediately preceding this summary, provides a summary of the material terms of the Transactions. These sections highlight selected information contained in this information statement/prospectus and may not include all the information that is important to you. To better understand the Transactions, and the risks associated with the Transactions, and for a more complete description of the legal terms of the Transactions, you should read this entire information statement/prospectus and the other documents referred to in this information statement/prospectus carefully. In addition, see “Where You Can Find More Information.”

This document constitutes (i) an information statement of CCOH for use in providing information about the Merger and the related Transactions and (ii) a prospectus of CCH relating to the conversion of CCOH Class A Common Stock into shares of New CCOH Common Stock in connection with the Merger. Except as expressly stated or the context otherwise requires, references to the “Company,” “we,” “us” and “our” refer, prior to the Transactions, to CCH and, after the Transactions, to New CCOH.

The Companies

Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCOH”), provides clients with advertising opportunities through billboards, street furniture displays, transit displays and other out-of-home advertising displays, such as wallscapes and spectaculars, which it owns or operates in key markets worldwide. CCOH’s business consists of two reportable operating segments: Americas and International. As of December 31, 2018, CCOH owned or operated over 450,000 advertising displays worldwide. For the year ended December 31, 2018, CCOH generated consolidated revenue of approximately $2.7 billion, with $1.2 billion and $1.5 billion from its Americas and International segments, respectively.

CCOH was incorporated in August 1995 under the name “Eller Media Company.” In 1997, Clear Channel Communications, Inc., now iHeartCommunications, Inc. (“iHeartCommunications”), CCOH’s parent company, acquired Eller Media Company. Eller Media Company changed its name to Clear Channel Outdoor Holdings, Inc. in August 2005.

On November 11, 2005, CCOH became a publicly traded company through an initial public offering, or IPO, in which CCOH sold 10%, or 35.0 million shares, of its Class A common stock (the “CCOH Class A Common Stock”). As of December 31, 2018, iHeartCommunications, indirectly through its subsidiaries, owned all of the shares of Class B common stock of CCOH (the “CCOH Class B Common Stock” and together with the CCOH Class A Common Stock, the “CCOH Common Stock”) and 10,726,917 CCOH Class A Common Stock, collectively representing approximately 89.1% of the outstanding shares CCOH Common Stock and approximately 99% of the total voting power of the CCOH Common Stock.

CCOH Class A Common Stock trades on the NYSE under the symbol “CCO.” The principal executive offices of CCOH are located at 20880 Stone Oak Parkway, San Antonio, Texas 78258, its telephone number is (210) 822-2828 and its website is www.clearchanneloutdoor.com.

Clear Channel Holdings, Inc.

Clear Channel Holdings, Inc., a Delaware corporation (“CCH”), is a wholly-owned subsidiary of iHeartCommunications and the owner, directly and indirectly through its subsidiaries, of all of the outstanding CCOH Class B Common Stock and 10,726,917 shares of CCOH Class A Common Stock. CCH was incorporated in Nevada in April 1994 and converted into a Delaware corporation in March 2019.

On March 14, 2018, iHeartMedia, iHeartCommunications and certain of iHeartMedia’s direct and indirect domestic subsidiaries, including CCH (collectively, the “Debtors”), filed voluntary petitions for relief (the “iHeart Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). CCOH and its direct and indirect subsidiaries did not file voluntary petitions for relief under the Bankruptcy Code and are not Debtors in the iHeart Chapter 11 Cases. The Debtors are operating their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On April 28, 2018, the Debtors filed a plan of reorganization (as amended, the “iHeartMedia Plan of Reorganization”) and a related disclosure statement (as amended, the “Disclosure Statement”) with the Bankruptcy Court. Thereafter, the Debtors filed a second, third and fourth amended Plan of Reorganization and amended versions of the Disclosure Statement. On September 20, 2018, the Bankruptcy Court entered an order approving the Disclosure Statement and related solicitation and notice procedures for voting on the iHeartMedia Plan of Reorganization. On October 10, 2018, the Debtors filed a fifth amended Plan of Reorganization and a supplement to the Disclosure Statement (the “Disclosure Statement Supplement”). On October 18, 2018, the Bankruptcy Court entered an order approving the Disclosure Statement Supplement and the continued solicitation of holders of general unsecured claims for voting on the iHeartMedia Plan of Reorganization. The deadline for holders of claims and interests to vote on the iHeartMedia Plan of Reorganization was November 16, 2018. More than 90% of the votes cast by holders of claims and interests entitled to vote thereon accepted the iHeartMedia Plan of Reorganization.

On January 22, 2019, the Debtors filed a modified fifth amended Plan of Reorganization and the Bankruptcy Court entered an order confirming the iHeartMedia Plan of Reorganization. The iHeartMedia Plan of Reorganization is subject to certain conditions to its effectiveness, including the receipt of certain governmental approvals. Although the timing of when and if all such conditions will be satisfied or otherwise waived is inherently uncertain, iHeartMedia currently anticipates the iHeartMedia Plan of Reorganization will become effective and iHeartMedia will emerge from Chapter 11 during the second quarter of 2019.

CCH intends to apply to list the New CCOH Common Stock on the NYSE under the symbol “CCO.” The principal executive offices of CCH are located at 20880 Stone Oak Parkway, San Antonio, Texas 78258, its telephone number is (210) 822-2828 and its website is www.clearchanneloutdoor.com.

The Transactions

The transactions (the “Transactions”) consist of a series of transactions to effect the Separation in conjunction with iHeartMedia’s emergence from bankruptcy proceedings under Chapter 11 of the Bankruptcy Code. Prior to the Transactions, CCH will be released from its guarantees of all of iHeartCommunications’ prepetition indebtedness and its guarantee of the iHeartCommunications debtor-in-possession credit facility (the “Guarantee Release”). CCH will not be a guarantor of any debt issued by iHeartCommunications following the consummation of the Transactions.

The Transactions will consist of the following principal steps:

First, Broader Media will distribute the 100,000,000 shares of CCOH Class B Common Stock it holds to CCH, CC Finco will distribute the 10,726,917 shares of CCOH Class A Common Stock it holds to CCH and all of the shares of CCOH Class B Common Stock then held by CCH will be converted into CCOH Class A Common Stock pursuant to the provisions of CCOH’s certificate of incorporation prior to the Merger. As a result, all of iHeartMedia’s ownership of CCOH will be held directly by CCH.

Second, CCH will complete the Radio Distribution by (i) transferring assets and liabilities of the respective businesses as described in this information statement/prospectus under “The Separation Agreement,” (ii) transferring its interest in all of its subsidiaries other than CCOH to Radio Newco in exchange for newly-issued common stock and preferred stock of Radio Newco, (iii) selling Radio Newco preferred stock to one or more third parties for cash and (iv) distributing the common stock of Radio Newco and the proceeds of the sale of Radio Newco preferred stock to iHeartCommunications. Following the Radio Distribution, the iHeartMedia radio business will be operated by certain subsidiaries of Radio Newco as well as other subsidiaries of iHeartCommunications, and not by CCH, and CCH will have no material assets other than the stock of CCOH.

Third, pursuant to the Merger Agreement by and between CCH and CCOH, CCOH will merge with and into CCH with CCH surviving the Merger and changing its name to Clear Channel Outdoor Holdings, Inc., and shares of CCOH Class A Common Stock (other than shares of CCOH Class A Common Stock held by CCH or any direct or indirect wholly-owned subsidiary of CCH) will be converted into an equal number of shares of New CCOH Common Stock. The shares of CCOH Common Stock held by CCH or any of its subsidiaries will be canceled and retired, and no shares of New CCOH Common Stock will be exchanged for such shares. The shares of CCH common stock outstanding immediately before the Merger will convert into a number of shares of New CCOH Common Stock equal to the number of shares of CCOH Common Stock held by CCH or any of its subsidiaries immediately before the Merger. As a result, immediately after the Merger, New CCOH will have a single class of common stock, the pre-Merger CCOH Class A common stockholders (other than CCH and its subsidiaries) will own the same percentage of New CCOH that they owned of CCOH immediately before the Merger, which is approximately 10.9% as of the date of this information statement/prospectus, and all of the remaining 325,726,917 outstanding shares of New CCOH Common Stock will be held directly by iHeartCommunications.

Fourth, New CCOH will sell the shares of New CCOH Preferred Stock to third parties for cash.

Fifth, the New CCOH Common Stock held by iHeartCommunications will be transferred by iHeartCommunications to certain holders of claims in the iHeart Chapter 11 Cases pursuant to the iHeartMedia Plan of Reorganization, and New CCOH will become an independent public company no longer controlled by iHeartCommunications.

See “Information About the Transactions–Overview.” For a more complete description of the transaction steps, please see the Transaction Steps Memorandum attached as Exhibit A to the Separation Agreement, which is attached as Annex B to this information statement/prospectus.

The Separation Agreement

iHeartMedia, iHeartCommunications, CCH and CCOH have entered into a Settlement and Separation Agreement (the “Separation Agreement”) governing the terms of the separation of New CCOH as the surviving corporation under the Merger and each subsidiary of New CCOH after giving effect to the Transactions (New CCOH together with its subsidiaries, the “Outdoor Group”) from iHeartMedia and each of its subsidiaries immediately after giving effect to the Transactions (including Radio Newco and its subsidiaries) (collectively, the “iHeart Group”).

The Separation Agreement provides that on or before the date of the Closing of the Merger Agreement (the “Closing Date”), (i) iHeartMedia and iHeartCommunications will cause each relevant member of the iHeart Group to assign, transfer, convey and deliver to iHeartCommunications, and iHeartCommunications will transfer to CCH or the relevant member of the Outdoor Group, any and all direct or indirect title and interest in the assets that are primarily related to or used primarily in connection with the business of the Outdoor Group (after giving effect to the Transactions) (the “Outdoor Business” and such assets, the “Outdoor Assets”), excluding certain excluded assets, and (ii) CCH and CCOH will cause each relevant member of the Outdoor Group to transfer to the relevant member of the iHeart Group any and all direct or indirect title and interest in the assets of the business conducted by the iHeart Group after giving effect to the Transactions, including the radio business (the “iHeart Business” and such assets, the “iHeart Assets”).

At the same time as the transfer of the Outdoor Assets from the iHeart Group to the Outdoor Group, the members of the Outdoor Group will assume the liabilities associated with the Outdoor Business, subject to certain exceptions as set forth in the Separation Agreement. At the same time as the transfer of the iHeart Assets from the Outdoor Group to the iHeart Group, the members of the iHeart Group will assume the liabilities associated with the iHeart Business as set forth in the Separation Agreement.

The Separation Agreement provides for cancellation of the note payable by iHeartCommunications to CCOH (the “Due from iHeartCommunications Note”) and that any agreements or licenses requiring royalty payments to the iHeart Group by the Outdoor Group for trademarks or other intellectual property will terminate effective as of December 31, 2018. It also provides that the iHeart Group will agree to waive: (i) the set-off for the value of the intellectual property transferred, including royalties on any intellectual property and license fees from the petition date through December 31, 2018 and (ii) the repayment of the post-petition intercompany balance outstanding in favor of iHeartCommunications as of December 31, 2018. As a result, iHeartMedia will make a net payment to CCOH of $10.2 million promptly after the effective date of the iHeartMedia Plan of Reorganization (the “Effective Date”). In addition, any intercompany balance that accrues under the existing Corporate Services Agreement (and after the termination of the royalty payments as set forth above) in favor of iHeartCommunications or CCOH from January 1, 2019 through the Effective Date, as applicable, will be paid by CCOH or iHeartCommunications, respectively, within five (5) business days following the Effective Date. New CCOH will receive (i) the trademarks listed on the schedules to the Separation Agreement and (ii) reimbursement of the reasonable expenses of legal counsel and financial advisors incurred on or prior to the Closing Date of the CCOH Board or the special committee of the CCOH Board, in each case, to the extent incurred in connection with the Separation. The Separation Agreement contemplates that CCOH will receive approximately $149.0 million on account of its claim under the Due from iHeartCommunications Note pursuant to the iHeartMedia Plan of Reorganization.

See “The Settlement and Separation Agreement.”

The Merger Agreement

CCH and CCOH have entered into an agreement and plan of merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, CCOH will merge with and into CCH, with CCH being the Surviving Corporation, and each share of CCOH Class A Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of CCOH Class A Common Stock held by CCH or any direct or indirect wholly-owned subsidiary of CCH) will be converted into one (1) share of New CCOH Common Stock. The shares of CCOH Common Stock held by CCH and its subsidiaries (the “Excluded Shares”) will be canceled and retired, and no shares of New CCOH Common Stock will be exchanged for such shares. All of the outstanding shares of CCH common stock outstanding, all held by iHeartCommunications, immediately before the Merger will convert into 325,726,917 shares of New CCOH Common Stock. As a result, immediately after the Merger, New CCOH will have a single class of common stock, the pre-Merger CCOH Class A common stockholders (other than CCH and its subsidiaries) will own the same percentage of New CCOH that they owned of CCOH immediately before the Merger, which is approximately 10.9% as of the date of this information statement/prospectus, and all of the remaining 325,726,917 outstanding shares of New CCOH Common Stock will be held by iHeartCommunications. CCH intends to apply to list the New CCOH Common Stock on the NYSE under the symbol “CCO.”

The market price of shares of New CCOH Common Stock when CCOH stockholders receive those shares after the Merger is completed could be greater than, less than or the same as the market price of shares of CCOH Common Stock on the date of this information statement/prospectus or immediately prior to the Effective Time.

See “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this information statement/prospectus.

Transition Services Agreement

Pursuant to a Transition Services Agreement that will be entered into on the Closing Date between iHeartMedia Management Services, Inc. (“iHM Management Services”), iHeartMedia, iHeartCommunications and CCOH (the “Transition Services Agreement”), iHM Management Services will provide, or cause iHeartMedia, iHeartCommunications, Radio Newco or any member of the iHeart Group to provide, certain administrative and support services and other assistance to New CCOH and its subsidiaries for one year from the Effective Date, subject to certain rights of New CCOH to extend for up to one additional year. The Transition Services Agreement will replace the existing Corporate Services Agreement between CCOH and iHeartCommunications.

New Tax Matters Agreement

The New Tax Matters Agreement that will be entered into on the Closing Date by and among iHeartMedia, iHeartCommunications, Radio Newco, CCOH, CCH and Clear Channel Outdoor, Inc. (the “New Tax Matters Agreement”) will allocate the responsibility of iHeartMedia and its subsidiaries, on the one hand, and New CCOH and its subsidiaries, on the other, for the payment of taxes arising prior and subsequent to, and in connection with, the Transactions.

Board and Management of the Surviving Corporation after the Merger

Pursuant to the iHeartMedia Plan of Reorganization, a board selection committee consisting of certain holders of interests and creditors in the iHeart Chapter 11 Cases selected C. William Eccleshare, John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey and Jinhy Yoon (the “New CCOH Director Nominees”) to be nominated and elected to the board of directors of New CCOH (the “New CCOH Board”). CCH will cause these directors to be appointed to the CCH Board upon the Effective Time, and pursuant to the Merger Agreement, the initial directors of the Surviving Corporation immediately following the Effective Time will be the directors of CCH upon the Effective Time.

We expect that Mr. Eccleshare will serve as the Chief Executive Officer of New CCOH, Brian Coleman will serve as the Chief Financial Officer of New CCOH and Lynn Feldman will serve as the Executive Vice President, General Counsel and Secretary of New CCOH following the Separation. Mr. Eccleshare currently serves as Chairman and Chief Executive Officer of Clear Channel International, Mr. Coleman currently serves as iHeartMedia’s and CCOH’s Senior Vice President and Treasurer and Ms. Feldman currently serves as Executive Vice President, General Counsel and Corporate Secretary for Clear Channel Outdoor Americas. New CCOH expects to continue to identify replacements for other key positions. See “Management of New CCOH After the Transactions.”

Written Consent of the Holders of the CCOH Common Stock

On March 27, 2019, pursuant to section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and the bylaws of CCOH, the subsidiaries of iHeartCommunications that hold the shares of CCOH

Common Stock representing the majority of the voting power of the CCOH Common Stock entitled to vote on the adoption of the Merger Agreement (the “Principal CCOH Stockholders”) acted by written consent to (1) adopt the Merger Agreement, approve the Merger and approve the transactions contemplated thereby and (2) elect C. William Eccleshare, John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey and Jinhy Yoon as directors of New CCOH to take office upon completion of the Merger, subject to the completion of the Merger (collectively, the “Stockholder Actions”). As required by Section 228(e) of the DGCL, this information statement/prospectus is being furnished to our stockholders of record as of March 27, 2019, as notice of the action taken by written consent in lieu of a meeting of stockholders.

See “Written Consent of the Principal CCOH Stockholders.”

On March 27, 2019, iHeartCommunications, as the sole stockholder of CCH, delivered a written consent to CCH to (1) adopt the Merger Agreement, approve the Merger and approve the consummation of the transactions contemplated thereby and (2) elect C. William Eccleshare, John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey and Jinhy Yoon as directors of New CCOH, subject to and effective upon the completion of the Merger.

Accounting Treatment

For accounting purposes, the Merger is a business combination to be accounted for as a reorganization of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the financial position and results of operations of CCOH will be included in the carve-out financial statements of the Outdoor Business of CCH on the same basis as currently presented and as if the entities were combined into a single reporting entity for all periods presented.

Material United States Federal Income Tax Consequences of the Merger

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and, as to CCH, as a complete liquidation of CCOH to which Section 332 of the Code applies, and it is a condition to CCH’s and CCOH’s obligations to complete the Merger that each of them receives a legal opinion from its tax counsel or another tax advisor that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. However, neither CCH nor CCOH has requested or received a ruling from the IRS that the Merger will qualify as a reorganization. U.S. holders of CCOH Common Stock generally are not expected to recognize any gain or loss upon the exchange of CCOH Class A Common Stock for New CCOH Common Stock pursuant to the Merger. We urge you to consult with your tax advisor regarding the specific tax consequences of the Merger to you. See “Material United States Federal Income Tax Consequences of the Merger.”

The Separation will not be a taxable event for the holders of common stock of New CCOH following the Merger, other than iHeartCommunications.

Listing of New CCOH Common Stock

Pursuant to the Merger Agreement, it is a condition to CCOH’s obligations to effect the Merger that the shares of New CCOH Common Stock issued in the Merger have been approved for listing on the NYSE, subject to official notice of issuance. CCH intends to apply to list the New CCOH Common Stock on the NYSE under the symbol “CCO.”

Risk Factors

An investment in New CCOH Common Stock is subject to all of the risks associated with an investment in CCOH Common Stock, as well as a number of additional risks, including risks related to the Separation. The following list of risk factors is not exhaustive. Please read the information in the section captioned “Risk Factors” beginning on page 18 of this information statement/prospectus for a more thorough description of these and other risks.

•

The risk that the iHeart Chapter 11 Cases and the Separation may result in unfavorable tax consequences for New CCOH and impair its ability to utilize federal income tax net operating loss carryforwards in future years.

•	The risk that New CCOH may be more susceptible to adverse events as a result of the Separation.

•

The risk that New CCOH may be unable to make, on a timely or cost effective basis, the changes necessary to operate as an independent publicly-traded company, and New CCOH may experience increased costs after Separation.

•

The risk that the Separation will result in changes in New CCOH’s management team and the loss of other key employees, and the composition of the board of directors will be different than the current composition of the board of directors.

•	The risk that substantial sales of New CCOH Common Stock may occur following the Separation, which could cause the market price of the New CCOH Common Stock to decline.

•

The risk that some of the contracts contain provisions requiring the consent of third parties in connection with the Merger, and that if the consents are not obtained, the contracts could be terminated.

•	Risks associated with weak or uncertain global economic conditions and their impact on the level of expenditures on advertising.

•	Risks associated with New CCOH’s ability to service its debt obligations and to fund its operations and capital expenditures.

CORPORATE STRUCTURE

Corporate Structure Before the Transactions

The following chart summarizes our corporate structure and principal indebtedness as of December 31, 2018:

(1)

On June 14, 2018, iHeartCommunications refinanced its receivables based credit facility with a new $450.0 million debtor-in-possession credit facility (the “DIP Facility”), which matures on the earlier of the emergence date from the iHeart Chapter 11 Cases or June 14, 2019. The DIP Facility also includes a feature to convert into an exit facility at emergence, upon meeting certain conditions. As of December 31, 2018, iHeartCommunications had a borrowing limit of $450.0 million under the DIP Facility, had no outstanding borrowings, had $70.2 million of outstanding letters of credit and had an availability block requirement of $37.5 million, resulting in $342.3 million of excess availability.
(2)

In connection with the iHeart Chapter 11 Cases, iHeartCommunications ceased making principal and interest payments on the $6.3 billion outstanding under the Senior Secured Credit Facilities, the $1,999.8 million outstanding under the 9.0% Priority Guarantee Notes due 2019, the $1,750.0 million outstanding under the 9.0% Priority Guarantee Notes due 2021, the $870.5 million of 11.25% Priority Guarantee Notes due 2021, the $1,000.0 million outstanding under the 9.0% Priority Guarantee Notes due 2022, the $950.0 million outstanding under the 10.625% Priority Guarantee Notes due 2023, the $1,781.6 million outstanding under the 14.0% Senior Notes due 2021, the $475.0 million outstanding under iHeartCommunications legacy notes (the “Legacy Notes”) and certain other debt. Any efforts to enforce the payment obligations under these debt instruments are automatically stayed and the creditors’ rights of enforcement in respect thereof are subject to the applicable provisions of the Bankruptcy Code.

(3)	On March 18, 2019, CCH converted from a Nevada corporation to a Delaware corporation.
(4)

Pursuant to an order entered by the Bankruptcy Court, as of March 14, 2018, the balance of the intercompany note issued by iHeartCommunications to CCOH (the “Due from iHeartCommunications Note”) was frozen, and following March 14, 2018, intercompany allocations that would have been reflected in adjustments to the balance of the Due from iHeartCommunications Note are instead reflected in an intercompany balance that accrues interest at a rate equal to the interest under the Due from iHeartCommunications Note. As of December 31, 2018, CCOH owed $21.6 million to iHeartCommunications under this intercompany arrangement with iHeartCommunications. At December 31, 2018, the principal amount outstanding under the Due from iHeartCommunications Note was $1,031.7 million. CCOH did not expect that it would be able to recover all of the amounts owed to it under the Due from iHeartCommunications Note upon the implementation of the iHeartMedia Plan of Reorganization (or any other plan of reorganization that is ultimately accepted by the requisite vote of creditors and approved by the Bankruptcy Court). As a result, CCOH recognized a loss of $855.6 million on the Due from iHeartCommunications Note during the fourth quarter of 2017 to reflect the estimated recoverable amount of the note, based on management’s best estimate of the cash settlement amount. In addition, upon the filing of the iHeart Chapter 11 Cases on March 14, 2018, CCOH ceased recording interest income on the Due from iHeartCommunications Note, which amounted to $21.3 million for the period from January 1, 2018 to March 14, 2018, as the collectability of the interest was not considered probable. As a result of the $855.6 million allowance on the Due from iHeartCommunications Note recognized during the fourth quarter of 2017 and the $21.3 million reserve recognized in relation to interest incurred during the pre-petition period in the three months ended March 31, 2018, the outstanding principal amount of $1,031.7 million was reduced to $154.8 million as of December 31, 2018 on CCOH’s consolidated balance sheet. Pursuant to the Settlement Agreement (as defined below), CCOH agreed that it will recover 14.44%, or approximately $149.0 million, in cash on our allowed claim of $1,031.7 million under the Due from iHeartCommunications Note.

(5)

On June 1, 2018, Clear Channel Outdoor, Inc., a subsidiary of CCOH (“CCO”), refinanced CCOH’s senior revolving credit facility with receivables-based credit facility that provides for revolving credit commitments of up to $75.0 million. On June 29, 2018, CCO entered into an amendment providing for a $50.0 million incremental increase of the facility, bringing the aggregate revolving credit commitments to $125.0 million. The facility has a five-year term, maturing in 2023. As of December 31, 2018, the facility had $94.4 million of letters of credit outstanding and a borrowing limit of $125.0 million, resulting in $30.6 million of excess availability.

(6)

Clear Channel Worldwide Holdings, Inc.’s, a subsidiary of CCOH (“CCWH”), Series A Senior Notes due 2022 (the “Series A Senior Notes”) and Series B Senior Notes due 2022 (the “CCWH Series B CCWH Senior Notes and together with the CCWH Series A Senior Notes, the “CCWH Senior Notes”).

(7)

CCWH’s Series A Senior Subordinated Notes due 2020 (the “Series A CCWH Subordinated Notes”) and Series B Senior Subordinated Notes due 2020 (the “Series B CCWH Subordinated Notes” and together with the Series A CCWH Subordinated Notes, the “CCWH Subordinated Notes”) are guaranteed by CCOH,

CCO and certain subsidiaries of CCOH. On February 4, 2019, CCWH delivered a conditional notice of redemption calling all of its outstanding CCWH Subordinated Notes for redemption on March 6, 2019. The redemption was conditioned on the closing of the offering of $2,235.0 million of newly-issued 9.25% Senior Subordinated Notes due 2024 (the “New CCWH Subordinated Notes”). At the closing of such offering on February 12, 2019, CCWH deposited with the trustee for the CCWH Subordinated Notes a portion of the proceeds from the new notes in an amount sufficient to pay and discharge the principal amount outstanding, plus accrued and unpaid interest on the CCWH Subordinated Notes to, but not including, the redemption date. CCWH irrevocably instructed the trustee to apply such funds to the full payment of the CCWH Subordinated Notes on the redemption date. Concurrently therewith, CCWH elected to satisfy and discharge the indentures governing the CCWH Subordinated Notes in accordance with their terms and the trustee acknowledged such discharge and satisfaction. As a result of the satisfaction and discharge of the indentures, CCWH and the guarantors of the CCWH Subordinated Notes have been released from their remaining obligations under the indentures and the CCWH Subordinated Notes. We refer to the refinancing of the CCWH Subordinated Notes and the issuance of the New CCWH Subordinated Notes as the “CCWH Refinancing.”
(8)

On December 16, 2015, Clear Channel International B.V., an international subsidiary of ours (“CCIBV”), issued $225.0 million aggregate principal amount of 8.75% Senior Notes due 2020 (the “CCIBV Senior Notes”). On August 14, 2017, CCIBV issued an additional $150.0 million aggregate principal amount of CCIBV Senior Notes, bringing the total amount outstanding under the CCIBV Senior Notes as of December 31, 2018 to $375.0 million.

Corporate Structure After Giving Effect to the Transactions

The following chart summarizes our corporate structure and principal indebtedness as of December 31, 2018, after giving effect to the CCWH Refinancing, the Radio Distribution, the Merger and the Separation.

(1)

The iHeartMedia Plan of Reorganization contemplates that prior to the Separation, CCH, the parent company of CCOH and a subsidiary of iHeartCommunications, will (i) transfer all of its subsidiaries other than CCOH to iHeart Operations, Inc. (“Radio Newco”), (ii) sell Radio Newco preferred stock to one or more third parties for cash and (iii) distribute the common stock of Radio Newco to the creditors of iHeartCommunications (the “Radio Distribution”). CCOH then will merge with and into CCH, with CCH as the surviving company, which will be renamed “Clear Channel Outdoor Holdings, Inc.” Immediately following the Merger, the existing public stockholders of CCOH will own the same percentage of the surviving corporation as they did in CCOH prior to the Merger, and iHeartCommunications will distribute the shares of the surviving company that it holds to certain creditors in the iHeart Chapter 11 Cases.

(2)

The iHeartMedia Plan of Reorganization contemplates that New CCOH will issue preferred stock to one or more third party investors (the “Preferred Stock Issuance”). It is expected that an aggregate amount of $45 million in preferred stock will be issued. Each share of preferred stock will have a liquidation preference equal to $1,000 per share, plus accumulated and unpaid dividends and holders will be entitled to receive such liquidation preference before any distributions on or redemptions of any junior securities in connection with any liquidation. Dividends on the preferred stock are expected to begin to accrue and compound quarterly plus accrued and unpaid dividends, cumulative from the date of original issuance. See “Description of New CCOH Preferred Stock.”
(3)	Prior to the Separation, CCO will convert from a Delaware corporation to a Delaware limited liability company.
(4)	See footnote (5) to the organizational chart under “Corporate Structure Before the Transactions” above.
(5)

In anticipation of the Separation, iHeartCommunications will provide Clear Channel Outdoor, LLC (“CCOL”), which will be a direct subsidiary of New CCOH following the Merger, with a revolving credit facility that provides for borrowings, at CCOL’s option, of up to $200.0 million, with any borrowings bearing interest at a rate equal to the prime lending rate (the “iHeartCommunications Line of Credit”). The iHeartCommunications Line of Credit will be unsecured and will not be guaranteed by CCOH or any of its subsidiaries. The facility will have a three year maturity and may be terminated by CCOL earlier at its option. We will enter into this facility upon consummation of the iHeart Chapter 11 Cases and the concurrent Separation.

(6)	See footnote (6) to the organizational chart under “Corporate Structure Before the Transactions” above.
(7)	See footnote (7) to the organizational chart under “Corporate Structure Before the Transactions” above.
(8)	See footnote (8) to the organizational chart under “Corporate Structure Before the Transactions” above.

SUMMARY HISTORICAL FINANCIAL DATA OF THE OUTDOOR BUSINESS OF CCH

The following table sets forth summary historical financial data as of the dates and for the periods indicated. The summary historical financial data for the years ended December 31, 2016, 2017, and 2018 and as of December 31, 2017 and 2018 , is derived from the audited carve-out financial statements of the Outdoor Business of CCH included in this information statement/prospectus. The summary historical financial data as of December 31, 2016 is derived from the audited carve-out financial statements of the Outdoor Business of CCH which are not included in this information statement/prospectus.

The financial statements of the Outdoor Business of CCH consist of a carve-out of the financial statements of the entities and businesses of CCH that operate the Outdoor Business. After the subsidiaries of CCH (other than CCOH and its subsidiaries) are distributed to a wholly-owned subsidiary of iHeartMedia, CCOH will be merged with and into CCH and CCH will change its name to Clear Channel Outdoor Holdings, Inc. By the time the shares of New CCOH are distributed to certain creditors of iHeartMedia and to the public stockholders of CCOH, the only assets, liabilities and operations of New CCOH will be those of the Outdoor Business. There will be no remaining assets or obligations, either recognized or unrecognized, within New CCOH that are unrelated to the Outdoor Business after the Merger and Separation. Accordingly, these carve-out financial statements include the operations, assets and liabilities of the Outdoor Business of CCH, and exclude the radio businesses that have historically been reported as part of iHeartMedia’s IHM segment (the “Radio Businesses”) and the subsidiaries of CCH (other than CCOH and its subsidiaries) prior to the Merger and the Separation. In addition, the carve-out financial statements exclude amounts attributable to CCH, which is a holding company with no independent assets or operations.

CCH believes that carve-out financial statements of the Outdoor Business of CCH would be more useful to users compared to consolidated financial statements of CCH that include the Radio Business and other non-Outdoor subsidiaries. This conclusion was based on the fact that investors would not receive shares in New CCOH until after the Radio Distribution. Accordingly, the Radio Businesses are not relevant to their investment decisions.

The preparation of carve-out financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the carve-out financial statements and accompanying notes. CCH bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

In addition, the carve-out financial statements of the Outdoor Business of CCH may not be indicative of New CCOH’s future performance and do not necessarily reflect what its consolidated results of operations, financial position and cash flows would have been had CCH consisted only of the Outdoor Business and operated as a separate, stand-alone public company without a controlling interest held by iHeartCommunications during the periods presented. These carve-out financial statements of the Outdoor Business of CCH give effect to allocations of expenses from iHeartCommunications. These allocations were made on a specifically identifiable basis or using relative percentages of headcount or other methods management considered to be a reasonable reflection of the utilization of services provided, however, they may not be indicative of the actual results of the Outdoor business of CCH had CCH consisted only of the Outdoor Business of CCH and had been operating as a separate, stand-alone public company for the periods presented.

The summary historical financial data of the Outdoor Business of CCH should be read in conjunction with “Risk Factors” and the carve-out financial statements of the Outdoor Business of CCH and the related notes thereto included in this information statement/prospectus. The amounts in the tables may not add due to rounding.

(Dollars in thousands)	Years Ended December 31,
	2016	2017	2018

Results of Operations Data:
Revenue	$2,679,822	$2,588,702	$2,721,705
Operating expenses:
Direct operating expenses	1,418,319	1,409,767	1,470,668
Selling, general and administrative expenses	515,421	499,213	522,918
Corporate expenses(1)	117,436	143,678	152,090
Depreciation and amortization	344,124	325,991	318,952
Impairment charges(2)	7,274	4,159	7,772
Other operating income, net	354,688	26,391	2,498

Operating income	631,936	232,285	251,803
Interest expense, net	375,029	379,701	388,133
Interest income on Due from iHeart Communications, net	50,309	68,871	393
Loss on Due from iHeartCommunications	—	(855,648)	—
Equity in earnings (loss) of nonconsolidated affiliates	(1,689)	(990)	904
Other income (expense), net	(70,151)	28,755	(35,297)

Income (loss) before income taxes	235,376	(906,428)	(170,330)
Income tax benefit (expense)	(77,499)	280,218	(32,515)

Net income (loss)	157,877	(626,210)	(202,845)
Amount attributable to noncontrolling interest	22,807	18,138	15,395

Net income (loss) attributable to the majority owners of the Outdoor Business of CCH	$135,070	$(644,348)	$(218,240)

Cash Flow Data:
Cash paid for interest (3)	$368,051	$374,309	$375,489
Capital expenditures(4)	229,772	224,238	211,079
Net cash flows provided by operating activities	308,510	160,118	187,275
Net cash flows provided by (used for) investing activities	574,080	(154,522)	(203,592)
Net cash flows provided by (used for) financing activities	(726,499)	(379,513)	40,686
Other Financial Data:
OIBDAN(5)	$638,937	$545,634	$584,546
Balance Sheet Data:
Current assets	$1,330,977	$974,172	$1,015,800
Property, plant and equipment, net	1,412,833	1,395,029	1,288,938
Total assets	5,708,370	4,670,782	4,522,028
Current liabilities	641,718	657,512	729,816
Long-term debt, net of current maturities	5,110,020	5,266,153	5,277,108
Total company deficit	(947,312)	(1,858,294)	(2,101,652)

(1)	Includes non-cash compensation expense.
(2)	The Outdoor Business of CCH recorded non-cash impairment charges of $7.3 million, $4.2 million and $7.8 million for the years ended December 31, 2016, 2017 and 2018, respectively.

(3)

Cash paid for interest, a non-GAAP financial measure, includes cash paid for interest expense and excludes amortization of deferred financing costs and original issue discount. The most directly comparable GAAP financial measure is interest expense, as presented in this table.

(4)	Capital expenditures include additions to property, plant and equipment and do not include any proceeds from disposal of assets, nor any expenditures for business combinations.
(5)

We define OIBDAN as operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its statement of operations: depreciation and amortization, impairment charges and other operating income (expense), net. OIBDAN is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. OIBDAN does not represent, and should not be considered as, an alternative to operating income or cash flow from operations, as determined under GAAP. We believe that OIBDAN provides investors with helpful information with respect to our operations. We believe that OIBDAN is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by our management. It helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures, stock option structures or tax rates. In addition, we believe OIBDAN is among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to that of other companies in our industry.

OIBDAN should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. Our presentation of OIBDAN should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

OIBDAN has limitations as an analytical tool and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of this measure are:

•	it does not reflect our historical cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect our tax expense or the cash requirements to pay our taxes;

•	it does not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and OIBDAN does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us.

In addition, other companies in our industry may calculate OIBDAN differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, OIBDAN should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using OIBDAN only supplementally.

The following table summarizes the calculation of OIBDAN and provides a reconciliation to operating income for the periods indicated.

	Years Ended December 31,
(Dollars in thousands)	2016	2017	2018
Operating income	$631,936	$232,285	$251,803
Depreciation and amortization	344,124	325,991	318,952
Impairment charges	7,274	4,159	7,772
Other operating income, net	(354,688)	(26,391)	(2,498)
Non-cash compensation expense	10,291	9,590	8,517

OIBDAN	$638,937	$545,634	$584,546

SUMMARY UNAUDITED PRO FORMA

CARVE-OUT FINANCIAL DATA

The following table shows summary unaudited pro forma carve-out financial data of New CCOH after giving effect to the Transactions, and is based upon the historical carve-out financial data of the Outdoor Business of CCH included elsewhere in this information statement/prospectus. The unaudited pro forma carve-out financial data has been prepared to reflect the CCWH Refinancing and the Transactions, including the Radio Distribution, the Merger, the Separation and the related transactions. The Merger will be accounted for as a reorganization of entities under common control. The unaudited pro forma carve-out statements of operations information, which have been prepared for the year ended December 31, 2018, give effect to the CCWH Refinancing and the Transactions as if they had occurred on January 1, 2018. The unaudited pro forma combined balance sheet data has been prepared as of December 31, 2018, and gives effect to the CCWH Refinancing and the Transactions as if they had occurred on that date. The summary unaudited pro forma carve-out financial data has been derived from and should be read in conjunction with the carve-out financial statements of the Outdoor Business of CCH and the related notes and the unaudited pro forma carve-out financial statements, including the notes thereto, of the Outdoor Business of CCH included elsewhere in this information statement/prospectus.

The unaudited pro forma carve-out financial data is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the transactions been completed at the dates indicated above. In addition, the unaudited pro forma carve-out financial data does not purport to project the future financial position or results of operations of New CCOH after completion of the Transactions. You should not rely on the unaudited pro forma carve-out financial data as being indicative of the results that would have been achieved had CCH been separated from iHeartMedia during the periods presented or of the future results of New CCOH.

Year Ended December 31, 2018
(Dollars in thousands)	(unaudited)
Results of Operations Data:
Revenue	$2,721,705
Operating income	281,384
Net loss	(211,123)

Balance Sheet Data:
Working capital	$497,519
Total assets	4,663,957
Long term debt, including current portion of long-term debt	5,291,569
Total company deficit	(2,081,988)

RISK FACTORS

You should carefully consider the following risks, together with the other information contained in this information statement/prospectus and the annexes hereto. The risks described below are not the only risks facing CCH and CCOH, and following completion of the Transactions, New CCOH. Additional risks and uncertainties not currently known or that are currently deemed to be immaterial may also materially and adversely affect the company’s business operations or the price of New CCOH Common Stock following completion of the Transactions.

Risks Relating to the Transactions

The Transactions could result in significant tax liability to New CCOH.

The Radio Distribution and the Separation are intended to be taxable transactions. The gain or loss recognized with respect to these transactions will depend on, among other things, (a) the value and tax basis of the assets transferred in the Radio Distribution and the value and tax basis of the New CCOH Common Stock on the Effective Date (such values will be determined by reference to, among other things, the trading value of the iHeartMedia equity and New CCOH Common Stock following the Effective Date); (b) complex modeling considerations under certain U.S. Department of Treasury regulations; (c) the amount of cancellation of indebtedness income realized in connection with the iHeart Chapter 11 Cases; and (d) the extent to which any “excess loss accounts” (as defined under applicable Treasury regulations) are taken into account. The extent to which any related taxable gain or loss will result in any cash tax liabilities will depend on whether the tax attributes of iHeartMedia and its subsidiaries, including the net operating losses (“NOLs”) of iHeartMedia and its subsidiaries (including CCOH and its subsidiaries), are sufficient to offset any net taxable gain attributable to the transactions.

Because certain of the factors that will determine whether the Transactions will give rise to any cash tax liability cannot be known until the Effective Date, we cannot say with certainty whether any such cash tax liability will be owed. To the extent the Transactions do give rise to any cash tax liability, New CCOH, iHeartCommunications, iHeartMedia and various other entities would be jointly and severally liable under applicable law for any such amounts. The parties intend that the allocation of such liabilities among the various members of the iHeartMedia Group and New CCOH will be addressed by the New Tax Matters Agreement. See “Additional Agreements—New Tax Matters Agreement.”

The Merger is expected to, but may not, qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The parties expect the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and the obligation of each of CCH and CCOH to effect the Merger is conditioned upon the receipt of U.S. federal income tax opinions to that effect from their respective tax counsels or accounting advisors. These tax opinions represent the legal judgment of counsel or the relevant accounting advisor rendering the opinion and are not binding on the IRS or the courts. If the Merger does not qualify as a “reorganization,” then a holder of CCOH Class A Common Stock may be required to recognize any gain or loss with respect to the receipt of New CCOH Common Stock in the Merger. Tax matters are very complicated and the consequences of the Merger to any particular CCOH stockholder will depend on that stockholder’s particular facts and circumstances. For further information, please refer to “Material United States Federal Income Tax Consequences of the Merger.” We urge you to consult your own tax advisor to determine the particular tax consequences of the Merger to you.

The iHeart Chapter 11 Cases may give rise to unfavorable tax consequences for New CCOH.

Although CCOH and its direct and indirect subsidiaries did not file Chapter 11 cases as part of the iHeart Chapter 11 Cases, the consummation of the iHeart Chapter 11 Cases may have an adverse impact on New CCOH and its subsidiaries. The Radio Distribution and the Separation are intended to be taxable transactions and the Merger is expected to, but may not, qualify as a “reorganization” within the meaning of Section 368(a) of the Code. There is a risk that the Radio Distribution and Separation will give rise to a U.S. federal income tax liability to one or more members of iHeartMedia or its subsidiaries after the Separation (collectively, the “iHeartMedia Group”). If such liability were to arise, New CCOH, iHeartCommunications, iHeartMedia and various other entities would be jointly liable under applicable law for such tax liability and, while we would not anticipate that any such tax liability would be asserted against us in the first instance, we may ultimately be liable for such liability if iHeartMedia and its subsidiaries fail to satisfy such liability. Similar principles may apply for foreign, state and local income tax purposes where CCOH filed combined, consolidated or unitary returns with iHeartMedia or its subsidiaries for federal, foreign, state and local income tax purposes. In addition, the iHeartMedia Group and New CCOH and its subsidiaries may be required to reduce certain of their tax attributes, including their NOLs, as a result of any cancellation of indebtedness income realized by the Debtors in connection with the iHeart Chapter 11 Cases.

Transfers of equity, issuances of equity in connection with the iHeart Chapter 11 Cases and cancellation of indebtedness income realized by the Debtors in the iHeart Chapter 11 Cases may impair New CCOH’s and its subsidiaries’ ability to utilize their federal income tax NOL carryforwards in future years.

Under federal income tax law, a corporation is generally permitted to deduct from taxable income NOLs carried forward from prior years. We are attributed a portion of the U.S. federal NOL carryforward of the iHeartMedia consolidated group. Our ability to utilize these NOL carryforwards to offset future taxable income and to reduce federal income tax liability is subject to certain requirements and restrictions. If CCOH and its subsidiaries experience an “ownership change,” as defined in section 382 of the Code, then their ability to use their NOL carryforwards may be substantially limited, which could have a negative impact on their financial position and results of operations. Generally, there is an “ownership change” if one or more shareholders owning 5% or more of a corporation’s common stock have aggregate increases in their ownership of such stock of more than 50 percentage points over the prior three-year period. Following the implementation of the iHeartMedia Plan of Reorganization in the iHeart Chapter 11 Cases, it is expected that CCOH and its subsidiaries will experience an “ownership change.” Under section 382 of the Code, absent an applicable exception, if a corporation undergoes an “ownership change,” the amount of federal income tax NOL carryforwards existing prior to the change that it could utilize to offset its taxable income in future taxable years generally is subject to an annual limitation to an amount equal to the value of its stock immediately prior to the ownership change multiplied by the long-term tax-exempt rate, subject to adjustments to reflect the differences between the fair market value of the corporation’s assets and the tax basis in such assets and various other complex rules and adjustments. Because the value of CCOH’s stock can fluctuate materially, it is possible an ownership change would materially limit New CCOH’s ability to utilize CCOH’s substantial federal income tax NOL carryforwards in the future. In addition, CCOH’s and New CCOH’s NOLs may be subject to reduction as a result of any cancellation of indebtedness income realized by the Debtors in connection with the iHeart Chapter 11 Cases. Accordingly, there can be no assurance that New CCOH and its subsidiaries will be able to utilize their federal income tax NOL carryforwards to offset future taxable income.

New CCOH may be more susceptible to adverse events as a result of the Separation.

New CCOH may be unable to achieve some or all of the benefits that New CCOH expects to achieve as an independent company in the time New CCOH expects, if at all. By separating from iHeartMedia, New CCOH may be more susceptible to market fluctuations and have less leverage with suppliers, and New CCOH may experience other adverse events. The completion of the Separation will also require significant amounts of New CCOH’s management’s time and effort, which may divert management’s attention from operating and growing our business.

New CCOH may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent publicly-traded company, and New CCOH may experience increased costs after the Separation.

iHeartMedia currently provides CCOH with various corporate services. The Transition Services Agreement will provide that iHM Management Services will provide, or will cause other members of the iHeart Group to provide, certain administrative and support services and other assistance to the Outdoor Group, which the Outdoor Group will utilize in the conduct of their businesses as such business was conducted prior to the Separation generally for one year (subject to certain rights of New CCOH to extend for up to an additional year). Following the Separation and the expiration of the Transition Services Agreement, New CCOH will need to provide internally or obtain from unaffiliated third parties the services CCOH currently receives from Management Services and the iHeart Group. CCOH negotiated its arrangements with iHeartCommunications in the context of a parent-subsidiary relationship prior to the IPO and CCOH is negotiating the terms of the Transition Services Agreement in the context of iHeart Chapter 11 Cases. New CCOH may be unable to replace these services in a timely manner or on terms and conditions as favorable as those CCOH currently receives from Management Services and the iHeart Group. New CCOH may be unable to successfully establish the infrastructure or implement the changes necessary to operate independently or may incur additional costs. If New CCOH fails to obtain the services necessary to operate effectively or if New CCOH incurs greater costs in obtaining these services, its business, financial condition and results of operations may be adversely affected.

The Separation will result in changes in CCOH’s management team and may result in the loss of other key employees.

CCOH’s business is dependent upon the performance of its management team and other key individuals. Five of CCOH’s executive officers currently serve as executive officers of iHeartMedia, including our CEO and CFO, who serve as the CEO and CFO of iHeartMedia, respectively. These executive officers have historically provided services to CCOH pursuant to the Corporate Services Agreement, which will be terminated upon consummation of the Separation. We expect that Mr. Eccleshare will serve as the Chief Executive Officer of New CCOH, Brian Coleman will serve as the Chief Financial Officer of New CCOH and Lynn Feldman will serve as the Executive Vice President, General Counsel and Secretary of New CCOH following the Separation. Mr. Eccleshare currently serves as Chairman and Chief Executive Officer of Clear Channel International, Mr. Coleman currently serves as iHeartMedia’s and CCOH’s Senior Vice President and Treasurer and Ms. Feldman currently serves as Executive Vice President, General Counsel and Corporate Secretary for Clear Channel Outdoor Americas. Even though CCH has been able to identify these individuals, New CCOH will need to identify replacements for other key positions. Competition for these key individuals is intense. In addition, many of CCOH’s key employees are at-will employees who are under no obligation to remain with us, and may decide to leave as a result of the uncertainty surrounding the business following the Separation or for a variety of personal or other reasons beyond our control. If members of CCOH’s management or key individuals decide to leave in the future, if New CCOH decides to make further changes to the composition of, or the roles and responsibilities of, these individuals, or if New CCOH is not successful in attracting, motivating and retaining other key employees, New CCOH’s business could be adversely affected.

Upon completion of the Separation, the composition of our board of directors will be different than the current composition of our board of directors.

In connection with the Separation, members of our board of directors will be replaced with new directors who have been selected by a committee consisting of certain holders of interests and creditors in the iHeart Chapter 11 Cases. New CCOH’s new board of directors will not have the same level of experience with our historical operations as our current board. New CCOH’s new board of directors may pursue business plans and growth strategies that differ from our existing business plans and growth strategies. Any new business plans or growth strategies implemented by the new board of directors, including plans to address our capital structure and reduce our leverage, if unsuccessful, may lead to material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and an adverse impact on operations and financial results.

CCOH’s historical financial information is not necessarily representative of the results we would have achieved as an independent public company and may not be a reliable indicator of our future results.

The historical financial information included in this information statement/prospectus does not necessarily reflect the results of operations and financial position we would have achieved as an independent public company not controlled by iHeartMedia during the periods presented, or those that we will achieve in the future.

Prior to the Separation, CCOH operates as part of iHeartMedia’s broader corporate organization, and subsidiaries of iHeartMedia perform various corporate functions for CCOH. CCOH’s historical financial information reflects allocations of corporate expenses from iHeartMedia for these and similar functions. These allocations may not reflect the costs we will incur for similar services in the future as an independent publicly-traded company.

CCOH’s historical financial information does not reflect changes that we expect to experience in the future as a result of the Separation from iHeartMedia, including changes in our capital structure, tax structure and new personnel needs. As part of iHeartMedia, CCOH enjoyed certain benefits from iHeartMedia’s operating diversity, size and purchasing power and we will lose these benefits after the Separation. As an independent entity, we may be unable to purchase goods or services and technologies, such as insurance and health care benefits and computer software licenses, on terms as favorable to us as those we obtained as part of iHeartMedia prior to the Separation.

Following the Separation, we will also be responsible for the additional costs associated with being an independent publicly-traded company, including costs related to corporate governance, investor and public relations and public reporting. In addition, certain costs incurred by subsidiaries of iHeartMedia, including executive oversight, accounting, treasury, tax, legal, human resources, occupancy, procurement, information technology and other shared services, have historically been allocated to CCOH by iHeartMedia; but these allocations may not reflect the future level of these costs to us as we begin to provide these services ourselves. Therefore, CCOH’s historical financial statements may not be indicative of our future performance as an independent publicly-traded company. We cannot assure you that our operating results will continue at a similar level when we are an independent publicly-traded company. For additional information about our past financial performance and the basis of presentation of CCOH’s financial statements, see “Selected Historical Financial Data of the Outdoor Business of Clear Channel Holdings, Inc.” “Unaudited Pro Forma Carve-Out Financial Statements of the Outdoor Business of Clear Channel Holdings, Inc.,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Outdoor Business of CCH” and the historical financial statements of the Outdoor Business of CCH and the notes thereto included elsewhere in this information statement/prospectus.

To service our debt obligations and to fund our operations and our capital expenditures, we require a significant amount of cash to meet our needs, which depends on many factors beyond our control.

Our ability to service our debt obligations and to fund our operations and our capital expenditures for display construction, renovation or maintenance requires a significant amount of cash. Our primary sources of liquidity are currently cash on hand, cash flow from operations, the intercompany arrangements provided for in the cash management order approved in the iHeart Chapter 11 Cases and our receivables-based credit facility. Following the Transactions, the intercompany arrangements with iHeartCommunications will cease, and we expect to have the iHeartCommunications Line of Credit and the proceeds from the issuance of the New CCOH Preferred Stock as sources of liquidity.

Our primary uses of liquidity are for our working capital, capital expenditure, debt service and other funding requirements. A substantial amount of our cash requirements are for debt service obligations. During 2018, we spent $375.5 million of cash on interest on our debt. We anticipate having approximately $346.3 million of cash interest payment obligations in 2018. Our significant interest payment obligations reduce our financial flexibility, make us more vulnerable to changes in operating performance and economic downturns generally, reduce our liquidity over time and could negatively affect our ability to obtain additional financing in the future.

Our ability to fund our working capital, capital expenditures, debt service and other obligations depends on our future operating performance and cash from operations and our ability to manage our liquidity following the Separation, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control. In addition, the purchase price of possible acquisitions, capital expenditures for deployment of digital billboards and/or other strategic initiatives could require additional indebtedness or equity financing. Historically, our cash management arrangement with iHeartCommunications has been our only committed external source of liquidity. Following the Separation, we will be dependent upon our ability to generate cash or obtain additional financing to meet our liquidity needs. If we are unable to obtain adequate financial support following the Separation, we will likely need to obtain additional financing from banks or other lenders, or through public offerings or private placements of debt or equity, strategic relationships or other arrangements, or from a combination of these sources. There can be no assurance that financing alternatives will be available to us in sufficient amounts or on terms acceptable to us in the future due to market conditions, our financial condition, our liquidity constraints, our lack of history operating as a company independent from iHeartCommunications or other factors, many of which are beyond our control. Even if financing alternatives are available to us, we may not find them suitable or at comparable interest rates to the indebtedness being refinanced, and our annual cash interest payment obligations could increase further. In addition, the terms of our existing or future debt agreements may restrict us from securing financing on terms that are available to us at that time. Consequently, there can be no assurance that such financing, if permitted under the terms of our financing agreements, will be available on terms acceptable to us or at all. The inability to obtain additional financing in such circumstances could have a material adverse effect on our financial condition and on our ability to meet our obligations or pursue strategic initiatives. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures.

In addition to the need to refinance our various indebtedness at or before maturity, if we are unable to generate sufficient cash through our operations, we could face substantial liquidity problems, which could have a material adverse effect on our financial condition, on our ability to meet our obligations and on the value of our company following the Separation.

Some of our contracts contain provisions requiring the consent of third parties in connection with the Merger or the Separation. If these consents are not obtained, the contracts could be terminated, which could have a material adverse impact on our financial results.

Some of our contracts, including certain contracts with municipalities and transit authorities, contain provisions that require the consent of certain third parties to the Merger or the Separation. Failure to obtain consents on commercially reasonable and satisfactory terms may result in the termination of the contracts, the need to renegotiate or amend the contracts or legal action to determine the obligations of the parties. We may not be able to replace some or all of the revenue lost upon the termination of a contract, which could have a material adverse impact on our financial results.

Substantial sales of New CCOH Common Stock may occur following the Separation, which could cause the market price of the New CCOH Common Stock to decline.

Holders of claims in the iHeart Chapter 11 Cases receiving New CCOH Common Stock pursuant to the iHeartMedia Plan of Reorganization (other than recipients that are affiliates of New CCOH) generally may sell those shares immediately in the public market. It is likely that some holders of claims receiving New CCOH Common Stock pursuant to the iHeartMedia Plan of Reorganization will sell such New CCOH Common Stock if, for reasons such as its business profile or market capitalization as an independent company, stock of New CCOH does not fit their investment objectives, or, in the case of index funds, New CCOH is not a participant in the index in which they are investing. The sales of significant amounts of New CCOH Common Stock or the perception in the market that this will occur may decrease the market price of the New CCOH Common Stock.

The market price of the New CCOH Common Stock may decline compared to the historical market price of CCOH’s common stock as a result of the Transactions.

The market price of the New CCOH Common Stock may decline compared to the historical market price of CCOH’s common stock as a result of the Transactions if New CCOH does not achieve the perceived benefits of the Transactions as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the Transactions on New CCOH’s financial results is not consistent with the expectations of financial or industry analysts.

CCOH is currently a “controlled company” within the meaning of the NYSE Listing Rules, but New CCOH is not expected to retain that status following the Separation. However, during the phase-in period New CCOH may continue to rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

Because iHeartMedia currently controls a majority of the combined voting power of all classes of CCOH’s outstanding voting stock, CCOH has been a “controlled company” under NYSE corporate governance listing standards. Under the NYSE Listing Rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Following the Separation, iHeartMedia will cease to control a majority of the combined voting power of all classes of New CCOH’s outstanding voting stock. Accordingly, we are not expected to continue to be a “controlled company” within the meaning of the rules of the NYSE Listing Rules. Under NYSE Listing Rules, a company that ceases to be a controlled company must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (1) one independent committee member at the time it ceases to be a controlled company; (2) a majority of independent committee members within 90 days of the date it ceases to be a controlled company; and (3) all independent committee members within one year of the date it ceases to be a controlled company. Additionally, the NYSE Listing Rules provide a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement. During these phase-in periods, holders of New CCOH Common Stock will not have the same protections afforded to stockholders of companies of which the majority of directors are independent. Additionally, if, within the phase-in periods, we are not able to recruit additional directors who would qualify as independent, or otherwise comply with NYSE Listing Rules, we may be subject to delisting procedures by the NYSE. Furthermore, a change in the board of directors and committee membership may result in a change in corporate strategy and operation philosophies, and may result in deviations from CCOH’s current strategies or the strategies established by our board of directors following the Separation.

The holders of New CCOH Preferred Stock will have rights that are senior to the rights of a holder of New CCOH Common Stock.

As part of the Transactions, New CCOH will issue the New CCOH Preferred Stock to third party investors. Although the terms of the New CCOH Preferred Stock have yet to be fully negotiated, the New CCOH Preferred Stock is expected to provide that, in the event of New CCOH’s bankruptcy, dissolution or liquidation, the holders of New CCOH Preferred Stock must be satisfied before any distributions can be made to the holders of New CCOH Common Stock. As a result of the New CCOH Preferred Stock’s superior rights relative to the New

CCOH Common Stock, the right of holders of New CCOH Common Stock to receive distributions from New CCOH may be diluted and may be limited by such rights. Should New CCOH default or fail to pay dividends, in cash, on the New CCOH Preferred Stock for twelve consecutive quarters, the holders of the New CCOH Preferred Stock will have the right to appoint one director to the New CCOH Board.

While the Transactions are pending, CCOH is subject to business uncertainties and contractual restrictions that could disrupt CCOH’s business.

Although CCOH and its subsidiaries are not Debtors in the iHeart Chapter 11 Cases, CCOH has experienced and may continue to experience disruption of its current plans and operations due to the iHeart Chapter 11 Cases and the Transactions, which could have an adverse effect on CCOH’s business and financial results. Employees and other key personnel may have uncertainties about the effect of the proposed Transactions, and those uncertainties may impact the ability to retain, recruit and hire key personnel to manage and run the business while the Transactions are pending or if they are not completed. Furthermore, some of our customers and vendors may be hesitant to transact with the business of New CCOH following the Transactions in light of uncertainties about the ability of New CCOH’s businesses to perform following the Separation. If New CCOH is unable to reassure customers and vendors to continue transacting with the New CCOH following the Separation, New CCOH’s financial results may be adversely affected.

The proposed Transactions may also prevent CCOH from pursuing otherwise attractive business opportunities, result in CCOH’s inability to respond effectively to competitive pressures, industry developments and future opportunities and may otherwise harm CCOH’s business, financial results and operations.

The Merger is subject to various closing conditions and there can be no assurances as to whether and when it may be completed.

The Closing of the Merger is subject to a number of conditions, many of which are not within CCH’s or CCOH’s control, and failure to satisfy such conditions may prevent, delay or otherwise materially adversely affect the completion of the Transactions. The conditions include (i) (x) the affirmative vote or written consent of the holders of the shares representing the majority of the voting power of the CCOH Common Stock to adopt the Merger Agreement, to approve the Merger and to approve the consummation of the transactions contemplated thereby (the “CCOH Stockholder Approval”) and (y) the affirmative vote or written consent of the holders of shares of CCH common stock entitled to vote to adopt the Merger Agreement, to approve the Merger and to approve the consummation of the transactions contemplated thereby (the “CCH Stockholder Approval”), which conditions have been satisfied, (ii) no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental authority or other legal restraint or prohibition preventing the Merger or the transactions contemplated by the Merger Agreement will be in effect, (iii) the effectiveness of the registration statement of which this information statement/prospectus is a part, covering the shares of New CCOH Common Stock to be issued in the Merger, (iv) a period of at least 20 calendar days will have elapsed from the date this information statement/prospectus was first mailed to CCOH’s stockholders, (v) the approval of the Merger by the Bankruptcy Court, which condition has been satisfied, (vi) the Radio Distribution, the Broader Media Distribution and the CC Finco Distribution will have occurred, (vii) the conversion of all outstanding shares of CCOH Class B Common Stock held by CCH into shares of CCOH Class A Common Stock will have occurred, (viii) that, as a condition to CCH’s obligation to consummate the Merger, CCH will have received a tax opinion issued by its tax counsel or another tax advisor, (ix) that, as a condition to CCOH’s obligation to consummate the Merger, CCOH will have received a tax opinion issued by its tax counsel or another tax advisor, (x) the approval by the NYSE for listing of the New CCOH Common Stock, (xi) all conditions precedent to the effectiveness of the iHeartMedia Plan of Reorganization will have been satisfied prior to or contemporaneously with the closing of the Merger and (xii) other customary conditions.

CCH and CCOH cannot predict with certainty whether and when any of the required conditions to the Closing will be satisfied. If any event occurs delaying or preventing the Transactions, such delay or failure to complete the Transactions may cause uncertainty or other negative consequences that may materially and adversely affect CCOH’s business, financial performance and operating results and the price per share for CCOH’s Common Stock. There can be no assurance that the conditions to the Merger will be satisfied or waived in a timely manner or at all.

CCOH directors and officers may have interests in the Merger different from the interests of CCOH stockholders.

CCOH directors and executive officers may have interests in the Merger that are different from, or are in addition to, those of the CCOH stockholders. These interests may include, but are not limited to, the interests of certain directors of CCOH in the iHeart Chapter 11 Cases and in the releases of claims pursuant to the Settlement Agreement, the continued employment of certain executive officers of CCOH by New CCOH, the treatment in the Merger of equity awards held by CCOH directors and executive officers, and provisions in the Separation Agreement regarding continued insurance to CCOH directors and officers.

CCH may be subject to claims that will not be discharged in the iHeart Chapter 11 Cases.

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to commencement of Chapter 11 proceedings. With few exceptions, all claims that arose prior to the filing of the iHeart Chapter 11 Cases (i) will be subject to compromise and/or treatment under the iHeartMedia Plan of Reorganization or (ii) will be discharged in accordance with the Bankruptcy Code and the terms of the iHeartMedia Plan of Reorganization. However, there can be no assurance that the aggregate amount of such claims that are not subject to treatment under the iHeartMedia Plan of Reorganization or that are not discharged will not be material. CCOH is not a Debtor in the iHeart Chapter 11 Cases and its debts will not be discharged pursuant to the iHeartMedia Plan of Reorganization.

In connection with the Separation, the iHeart Group will indemnify us and we will indemnify the iHeart Group for certain liabilities. There can be no assurance that the indemnities from the iHeart Group will be sufficient to insure us against the full amount of such liabilities.

Pursuant to agreements that we entered into with the iHeart Group in connection with the Separation, the iHeart Group agreed to indemnify us for certain liabilities, and we agreed to indemnify the iHeart Group for certain liabilities. For example, we will indemnify the iHeart Group for liabilities arising from or accruing prior to the Closing Date to the extent such liabilities related to the business, assets and liabilities of the Outdoor Group as well as liabilities relating to a breach of the Separation Agreement. However, third parties might seek to hold us responsible for liabilities that the iHeart Group agreed to retain, and there can be no assurance that the iHeart Group will be able to fully satisfy their respective indemnification obligations under these agreements. In addition, indemnities that we may be required to provide to the iHeart Group could be significant and could adversely affect our business.

If the Separation is deemed to indirectly trigger a change of control of Clear Media Limited, CCOH’s subsidiary which is listed on the Hong Kong stock exchange, the persons who acquire control of CCOH in the Separation would be required to make a mandatory offer for 49.58% of the shares of Clear Media Limited, which could have a negative impact on the value of CCOH’s investment in Clear Media Limited.

An indirect wholly-owned subsidiary of CCOH owns 50.42% of the issued share capital of Clear Media Limited (“Clear Media”), a company whose shares are listed on The Stock Exchange of Hong Kong. Pursuant to the iHeartMedia Plan of Reorganization, the shares of New CCOH that will be held by subsidiaries of iHeartCommunications immediately following completion of the Merger will be transferred to certain holders of claims in the iHeart Chapter 11 Cases in the Separation.

Pursuant to the mandatory offer and “chain principle” provisions under the Hong Kong Code on Takeovers and Mergers, if a person or group of persons acting in concert acquires or consolidates control of a listed company, directly or indirectly, then the person or group of persons acquiring control is required to make a mandatory offer to acquire shares from all other shareholders of the listed company, unless certain exceptions apply. Although we believe that such a mandatory offer should not be required on the basis that (i) CCOH’s ownership interest in Clear Media is not significant in relation to CCOH, (ii) the main purpose of the acquisition of New CCOH Common Stock under the iHeartMedia Plan of Reorganization is not to secure control of Clear Media and (iii) no holders of claims who will receive shares of New CCOH Common Stock have been identified to us as acting in concert to obtain control of CCOH, if it should later be determined that the Separation does trigger a change in control under the “chain principle” provisions and the indirect holding of CCOH in Clear Media is significant to CCOH or the main purpose of the acquisition of New CCOH Common Stock under the iHeartMedia Plan of Reorganization is to secure control of Clear Media, the person or group of persons that acquired control would be required to make a mandatory offer for 49.58% of shares of Clear Media. A mandatory offer may result in the reduction or loss of Clear Media’s public float. There is the possibility that after any such mandatory offer, trading in Clear Media’s public shares may be suspended due to insufficient publicly held shares, which could negatively affect the price of Clear Media’s shares and, in turn, the value of New CCOH’s investment in Clear Media.

Risks Relating to the Business

Our results have been in the past, and could be in the future, adversely affected by economic uncertainty or deteriorations in economic conditions.

We derive revenues from the sale of advertising. Expenditures by advertisers tend to be cyclical, reflecting economic conditions and budgeting and buying patterns. Periods of a slowing economy or recession, or periods of economic uncertainty, may be accompanied by a decrease in advertising. For example, the global economic downturn that began in 2008 resulted in a decline in advertising and marketing by our customers, which resulted in a decline in advertising revenues across our businesses. This reduction in advertising revenues had an adverse effect on our revenue, profit margins, cash flow and liquidity. Global economic conditions have been slow to recover and remain uncertain. If economic conditions do not continue to improve, economic uncertainty increases or economic conditions deteriorate again, global economic conditions may once again adversely impact our revenue, profit margins, cash flow and liquidity. Furthermore, because a significant portion of our revenue is derived from local advertisers, our ability to generate revenues in specific markets is directly affected by local and regional conditions, and unfavorable regional economic conditions also may adversely impact our results. In addition, even in the absence of a downturn in general economic conditions, an individual business sector or market may experience a downturn, causing it to reduce its advertising expenditures, which also may adversely impact our results.

We face intense competition in the outdoor advertising business.

We operate in a highly competitive industry, and we may not be able to maintain or increase our current advertising revenues. We compete for advertising revenue with other outdoor advertising businesses, as well as with other media, such as radio, newspapers, magazines, television, direct mail, mobile devices, satellite radio and Internet-based services, within their respective markets. Market shares are subject to change for various reasons including through consolidation of our competitors through processes such as mergers and acquisitions, which could have the effect of reducing our revenue in a specific market. Our competitors may develop technology, services or advertising media that are equal or superior to those we provide or that achieve greater market acceptance and brand recognition than we achieve. It also is possible that new competitors may emerge and rapidly acquire significant market share in any of our business segments. The advertiser/agency ecosystem is diverse and dynamic, with advertiser/agency relationships subject to change. This could have an adverse effect on us if an advertiser client shifts its relationship to an agency with whom we do not have as good a relationship. An increased level of competition for advertising dollars may lead to lower advertising rates as we attempt to retain customers or may cause us to lose customers to our competitors who offer lower rates that we are unable or unwilling to match.

The success of our street furniture and transit products businesses is dependent on our obtaining key municipal concessions, which we may not be able to obtain on favorable terms.

Our street furniture and transit products businesses require us to obtain and renew contracts with municipalities and transit authorities. Many of these contracts, which require us to participate in competitive bidding processes at each renewal, typically have terms ranging up to 15 years and have revenue share, capital expenditure requirements and/or fixed payment components. Competitive bidding processes are complex and sometimes lengthy and substantial costs may be incurred in connection with preparing bids.

Our competitors, individually or through relationships with third parties, may be able to provide different or greater capabilities or prices or benefits than we can provide. In the past we have not been, and most likely in the future will not be, awarded all of the contracts on which we bid. The success of our business also depends generally on our ability to obtain and renew contracts with private landlords. There can be no assurance that we will win any particular bid, be able to renew existing contracts (on the same or better terms, or at all) or be able to replace any revenue lost upon expiration or completion of a contract. Our inability to renew existing contracts may also result in significant expenses from the removal of our displays. Furthermore, if and when we do obtain a contract, we are generally required to incur significant start-up expenses. The costs of bidding on contracts and the start-up costs associated with new contracts we may obtain may significantly reduce our cash flow and liquidity.

This competitive bidding process presents a number of risks, including the following:

•	we expend substantial cost and managerial time and effort to prepare bids and proposals for contracts that we may not win;

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we may be unable to estimate accurately the revenue derived from and the resources and cost structure that will be required to service any contract we win or anticipate changes in the operating environment on which our financial proposal was based; and

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we may encounter expenses and delays if our competitors challenge awards of contracts to us in competitive bidding, and any such challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract.

Our inability to successfully negotiate, renew or complete these contracts due to third-party or governmental demands and delay and the highly competitive bidding processes for these contracts could affect our ability to offer these products to our clients, or to offer them to our clients at rates that are competitive to other forms of advertising, without adversely affecting our financial results.

Our financial performance may be adversely affected by many factors beyond our control.

Certain factors that could adversely affect our financial performance by, among other things, decreasing overall revenues, the numbers of advertising customers, advertising fees or profit margins include:

•	unfavorable fluctuations in operating costs, which we may be unwilling or unable to pass through to our customers;

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our inability to successfully adopt or our being late in adopting technological changes and innovations that offer more attractive advertising alternatives than what we offer, which could result in a loss of advertising customers or lower advertising rates, which could have a material adverse effect on our operating results and financial performance;

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unfavorable shifts in population and other demographics, which may cause us to lose advertising customers as people migrate to markets where we have a smaller presence or which may cause advertisers to be willing to pay less in advertising fees if the general population shifts into a less desirable age or geographical demographic from an advertising perspective;

•	adverse political effects and acts or threats of terrorism or military conflicts; and

•	unfavorable changes in labor conditions, which may impair our ability to operate or require us to spend more to retain and attract key employees.

In addition, on June 23, 2016, the United Kingdom (the “U.K.”) held a referendum in which voters approved an exit of the U.K. from the European Union (the “E.U.”), commonly referred to as “Brexit”. International outdoor is currently headquartered in the U.K. and transacts business in many key European markets. The U.K. is currently negotiating the terms of its exit from the E.U. In November 2018, the U.K. and the E.U. agreed upon a draft Withdrawal Agreement that sets out the terms of the U.K.’s departure. Significant uncertainty, however, continues to surround the terms (and timing) under which the U.K. will leave the E.U. and the consequent impact on the economies of the U.K., the E.U. and other countries. This uncertainty may cause our customers to closely monitor their costs and reduce the amount they spend on advertising. Any of these or similar effects of Brexit could adversely impact our business, operating results, cash flows and financial condition.

Future dispositions, acquisitions and other strategic transactions could pose risks.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue strategic dispositions of certain businesses, as well as acquisitions. These dispositions or acquisitions could be material. Dispositions and acquisitions involve numerous risks, including:

•	our dispositions may negatively impact revenues from our national, regional and other sales networks;

•	our dispositions may make it difficult to generate cash flows from operations sufficient to meet our anticipated cash requirements, including our debt service requirements;

•	our acquisitions may prove unprofitable and fail to generate anticipated cash flows;

•	to successfully manage our large portfolio of outdoor advertising and other businesses, we may need to:

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recruit additional senior management as we cannot be assured that senior management of acquired businesses will continue to work for us and we cannot be certain that our recruiting efforts will succeed, and

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expand corporate infrastructure to facilitate the integration of our operations with those of acquired businesses, because failure to do so may cause us to lose the benefits of any expansion that we decide to undertake by leading to disruptions in our ongoing businesses or by distracting our management;

•	we may enter into markets and geographic areas where we have limited or no experience;

•	we may encounter difficulties in the integration of operations and systems; and

•	our management’s attention may be diverted from other business concerns.

Dispositions and acquisitions of outdoor advertising businesses may require antitrust review by U.S. federal antitrust agencies and may require review by foreign antitrust agencies under the antitrust laws of foreign jurisdictions. We can give no assurances that the DOJ, the FTC or foreign antitrust agencies will not seek to bar us from disposing of or acquiring outdoor advertising businesses or impose stringent undertaking on our business as a condition to the completion of an acquisition in any market where we already have a significant position.

Government regulation of outdoor advertising may restrict our outdoor advertising operations.

U.S. federal, state and local regulations have a significant impact on the outdoor advertising industry and our business. One of the seminal laws is the Highway Beautification Act (“HBA”), which regulates outdoor advertising on controlled roads in the United States. The HBA regulates the size and location of billboards, mandates a state compliance program, requires the development of state standards, promotes the expeditious removal of illegal signs and requires just compensation for takings. Construction, repair, maintenance, lighting, upgrading, height, size, spacing, the location and permitting of billboards and the use of new technologies for changing displays, such as digital displays, are regulated by federal, state and local governments. From time to time, states and municipalities have prohibited or significantly limited the construction of new outdoor advertising structures. Changes in laws and regulations affecting outdoor advertising, or changes in the interpretation of those laws and regulations, at any level of government, including the foreign jurisdictions in which we operate, could have a significant financial impact on us by requiring us to make significant expenditures or otherwise limiting or restricting some of our operations. Due to such regulations, it has become increasingly difficult to develop new outdoor advertising locations.

From time to time, certain state and local governments and third parties have attempted to force the removal of our displays under various state and local laws, including zoning ordinances, permit enforcement and condemnation. Similar risks also arise in certain of our international jurisdictions. Certain zoning ordinances provide for amortization which is the required removal of legal non-conforming billboards (billboards which conformed with applicable laws and regulations when built, but which do not conform to current laws and regulations) or the commercial advertising placed on such billboards after a period of years. Pursuant to this concept, the governmental body asserts that just compensation is earned by continued operation of the billboard over that period of time. Although amortization is prohibited along all controlled roads, amortization has been upheld along non-controlled roads in limited instances where permitted by state and local law. Other regulations limit our ability to rebuild, replace, repair, maintain and upgrade non-conforming displays. In addition, from time to time third parties or local governments assert that we own or operate displays that either are not properly permitted or otherwise are not in strict compliance with applicable law. If we are increasingly unable to resolve such allegations or obtain acceptable arrangements in circumstances in which our displays are subject to removal, modification or amortization, or if there occurs an increase in such regulations or their enforcement, our operating results could suffer.

A number of state and local governments have implemented or initiated taxes, fees and registration requirements in an effort to decrease or restrict the number of outdoor signs and/or to raise revenue. From time to time, legislation also has been introduced in international jurisdictions attempting to impose taxes on revenue from outdoor advertising or for the right to use outdoor advertising assets. In addition, a number of jurisdictions have implemented legislation or interpreted existing legislation to restrict or prohibit the installation of digital billboards, and we expect these efforts to continue. The increased imposition of these measures, and our inability to overcome any such measures, could reduce our operating income if those outcomes require removal or restrictions on the use of preexisting displays or limit growth of digital displays. In addition, if we are unable to pass on the cost of these items to our clients, our operating income could be adversely affected.

International regulation of the outdoor advertising industry can vary by municipality, region and country, but generally limits the size, placement, nature and density of out-of-home displays. Other regulations limit the subject matter, animation and language of out-of-home displays. Our failure to comply with these or any future international regulations could have an adverse impact on the effectiveness of our displays or their attractiveness to clients as an advertising medium and may require us to make significant expenditures to ensure compliance and avoid certain penalties or contractual breaches. As a result, we may experience a significant impact on our operations, revenue, international client base and overall financial condition.

Regulations and consumer concerns regarding privacy and data protection, or any failure to comply with these regulations, could hinder our operations.

We utilize demographic and other information from and about consumers, business partners and advertisers that we collect directly or receive from third-party vendors. We are subject to numerous federal, state and foreign laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. Many of these laws are still evolving, new laws may be enacted and any of these laws could be amended or interpreted in ways that could adversely affect our business. In addition, changes in consumer expectations and demands regarding privacy and data protection could restrict our ability to receive, collect, use, disclose and derive economic value from demographic and other information related to our consumers, business partners and advertisers, or to transfer employee data within the corporate group. Such restrictions could limit our ability to offer tailored advertising opportunities to our business partners and advertisers. Although we have implemented and are implementing policies and procedures designed to comply with these laws and regulations, any failure or perceived failure by us to comply with our policies or applicable regulatory requirements related to consumer protection, information security, data protection and privacy could result in a loss of confidence in us, damage to our brands, the loss of consumers, business partners and advertisers, as well as proceedings against us by governmental authorities or others, which could hinder our operations and adversely affect our business.

We are subject to numerous federal, state and foreign laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. Many of these laws are still evolving, new laws may be enacted and any of these laws could be amended or interpreted by the courts or regulators in ways that could harm our business. For example, any efforts required to comply with the European General Data Protection Regulation (the “GDPR”), effective as of May 2018, or the new California Consumer Privacy Act (the “CCPA”), which is effective as of January 2020, may entail substantial expenses, may divert resources from other initiatives and projects, and could limit the services we are able to offer. In addition, changes in consumer expectations and demands regarding privacy and data protection could restrict our ability to use, disclose and derive economic value from demographic and other information related to our consumers, business partners and advertisers, or to transfer employee data within the corporate group. Such restrictions could limit our ability to offer targeted advertising opportunities to our business partners and advertisers. Although we have implemented and are implementing policies and procedures designed to comply with these laws and regulations, any failure or perceived failure by us to comply with our policies or applicable regulatory requirements related to consumer protection, information security, data protection and privacy could result in a loss of confidence in us, damage to our brands, consumers, business partners and advertisers, as well as proceedings against us by governmental authorities or others, which could hinder our operations and adversely affect our business.

If our security measures are breached, we could lose valuable information, suffer disruptions to our business, and incur expenses and liabilities including damages to our relationships with business partners and advertisers.

Although we have implemented physical and electronic security measures that are designed to protect against the loss, misuse and alteration of our websites, digital assets and proprietary business information as well as, consumer, business partner and advertiser personally identifiable information, no security measures are perfect and impenetrable and we may be unable to anticipate or prevent unauthorized access. A security breach could occur due to the actions of outside parties, employee error, malfeasance or a combination of these or other actions. If an actual or perceived breach of our security occurs, we could lose competitively sensitive business information or suffer disruptions to our business operations, information processes or internal controls. In addition, the public perception of the effectiveness of our security measures or services could be harmed; we could lose consumers, business partners and advertisers. In the event of a security breach, we could suffer financial exposure in connection with penalties, remediation efforts, investigations and legal proceedings and changes in our security and system protection measures. Currently, not all of our systems are fully compliant with the new GDPR standards and, as a result, we may face additional liability in the event of a security breach. The scope of many of the requirements under the GDPR remain unclear. Future case law may determine that the steps we are taking to comply with the GDPR may not be sufficient.

Restrictions on outdoor advertising of certain products may restrict the categories of clients that can advertise using our products.

Out-of-court settlements between the major U.S. tobacco companies and all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and other U.S. territories include a ban on the outdoor advertising of tobacco products. Other products and services may be targeted in the U.S. in the future, including alcohol products. Most E.U. countries, among other nations, also have banned outdoor advertisements for tobacco products and regulate alcohol advertising. Localized restrictions on the location of advertising for High Fat, Salt and Sugar (“HFSS”) foods have been implemented in the U.K. Regulations vary across the countries in which we conduct business. Any significant reduction in advertising of products due to content-related restrictions could cause a reduction in our direct revenues from such advertisements and an increase in the available space on the existing inventory of billboards in the outdoor advertising industry.

Environmental, health, safety and land use laws and regulations may limit or restrict some of our operations.

As the owner or operator of various real properties and facilities, we must comply with various foreign, federal, state and local environmental, health, safety and land use laws and regulations. We and our properties are subject to such laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances and employee health and safety as well as zoning restrictions. Historically, we have not incurred significant expenditures to comply with these laws. However, additional laws which may be passed in the future, or a finding of a violation of or liability under existing laws, could require us to make significant expenditures and otherwise limit or restrict some of our operations.

We are exposed to foreign currency exchange risks because a portion of our revenue is received in foreign currencies and translated to U.S. dollars for reporting purposes.

We generate a portion of our revenues in currencies other than U.S. dollars. Changes in economic or political conditions, including Brexit, in any of the foreign countries in which we operate could result in exchange rate movement, new currency or exchange controls or other currency restrictions being imposed. Because we receive a portion of our revenues in currencies from the countries in which we operate, exchange rate fluctuations in any such currency could have an adverse effect on our profitability. A portion of our cash flows are generated in foreign currencies and translated to U.S. dollars for reporting purposes, and certain of the indebtedness held by our international subsidiaries is denominated in U.S. dollars, and, therefore, significant changes in the value of such foreign currencies relative to the U.S. dollar could have a material adverse effect on our financial condition and our ability to meet interest and principal payments on our indebtedness.

Given the volatility of exchange rates, we cannot assure you that we will be able to effectively manage our currency transaction and/or translation risks. It is possible that volatility in currency exchange rates will have a material adverse effect on our financial condition or results of operations. We expect to experience economic losses and gains and negative and positive impacts on our operating income as a result of foreign currency exchange rate fluctuations.

Doing business in foreign countries exposes us to certain risks not expected to occur when doing business in the United States.

Doing business in foreign countries carries with it certain risks that are not found when doing business in the United States. These risks could result in losses against which we are not insured. Examples of these risks include:

•	potential adverse changes in the diplomatic relations of foreign countries with the United States;

•	new or increased tariffs or unfavorable changes in trade policy;

•	hostility from local populations;

•	the adverse effect of foreign exchange controls;

•	government policies against businesses owned by foreigners;

•	investment restrictions or requirements;

•	expropriations of property without adequate compensation;

•	the potential instability of foreign governments;

•	the risk of insurrections;

•	risks of renegotiation or modification of existing agreements with governmental authorities;

•	difficulties collecting receivables and otherwise enforcing contracts with governmental agencies and others in some foreign legal systems;

•	withholding and other taxes on remittances and other payments by subsidiaries;

•	changes in tax structure and level; and

•	changes in laws or regulations or the interpretation or application of laws or regulations.

Our International operations involve contracts with, and regulation by, foreign governments. We operate in many parts of the world that experience corruption to some degree. Although we have policies and procedures in place that are designed to promote legal and regulatory compliance (including with respect to the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act), our employees, subcontractors and agents could take actions that violate applicable anti-corruption laws or regulations. Violations of these laws, or allegations of such violations, could have a material adverse effect on our business, financial position and results of operations.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful

We have a substantial amount of indebtedness. At December 31, 2018, we had $5.3 billion of total indebtedness outstanding, including: (1) $2.7 billion aggregate principal amount of CCWH Senior Notes, net of unamortized discounts of $3.4 million, which mature in November 2022; (2) $2.2 billion aggregate principal amount of CCWH Subordinated Notes, which were scheduled to mature in March 2020 prior to their redemption in 2019; (3) $377.7 million aggregate principal amount outstanding of international subsidiary senior notes, net of unamortized premiums of $2.7 million, which mature in December 2020; and (4) $3.9 million of other debt. On February 12, 2019, CCWH refinanced its CCWH Subordinated Notes, which were scheduled to mature in March 2020, with an aggregate principal amount of $2,235 million of New CCWH Subordinated Notes, which mature in February 2024.

This large amount of indebtedness could have negative consequences for us, including, without limitation:

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requiring us to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, thereby reducing cash available for other purposes, including to fund operations and capital expenditures, invest in new technology and pursue other business opportunities;

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limiting our liquidity and operational flexibility and limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	limiting our ability to adjust to changing economic, business and competitive conditions;

•	requiring us to defer planned capital expenditures, reduce discretionary spending, sell assets, restructure existing indebtedness or defer acquisitions or other strategic opportunities;

•	limiting our ability to refinance any of the indebtedness or increasing the cost of any such financing;

•	making us more vulnerable to an increase in interest rates, a downturn in our operating performance, a decline in general economic or industry conditions or a disruption in the credit markets; and

•	making us more susceptible to negative changes in credit ratings, which could impact our ability to obtain financing in the future and increase the cost of such financing.

If compliance with the debt obligations materially hinders our ability to operate our business and adapt to changing industry conditions, we may lose market share, our revenue may decline and our operating results may suffer.

Our ability to make scheduled payments on our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or refinance our indebtedness. We may not be able to take any of these actions, and these actions may not be successful or permit us to meet our scheduled debt service obligations. Furthermore, these actions may not be permitted under the terms of our existing or future debt agreements.

Our ability to refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and increase our debt service obligations and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our operations and our ability to successfully refinance or extend our debt may also be negatively affected by the iHeart Chapter 11 Cases and the Separation. If we cannot make scheduled payments on our indebtedness we will be in default under one or more of our debt agreements and, as a result we could be forced into bankruptcy or liquidation.

The documents governing our indebtedness contain restrictions that limit our flexibility in operating our business

Our material financing agreements contain various covenants restricting, among other things, our ability to:

•	make acquisitions or investments;

•	make loans or otherwise extend credit to others;

•	incur indebtedness or issue shares or guarantees;

•	redeem, repurchase or retire our subordinated debt;

•	create liens;

•	enter into transactions with affiliates;

•	sell, lease, transfer or dispose of assets;

•	merge or consolidate with other companies; and

•	make a substantial change to the general nature of our business.

These restrictions could affect our ability to operate our business and may limit our ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, such restrictions could adversely affect our ability to finance our operations, make strategic acquisitions, investments or alliances, restructure our organization or finance our capital needs. Additionally, our ability to comply with these covenants and restrictions may be affected by events beyond our control. These include prevailing economic, financial and industry conditions. If we breach any of these covenants or restrictions, we could be in default under the agreements governing our indebtedness and, as a result, we would be forced into bankruptcy or liquidation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Except for the historical information, this information statement/prospectus contains various forward-looking statements which represent our expectations or beliefs concerning future events, including, without limitation, our future operating and financial performance, our ability to comply with the covenants in the agreements governing our indebtedness, the availability of capital and the impact of the proposed Separation from iHeartMedia. Statements expressing expectations and projections with respect to future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution that these forward-looking statements involve a number of risks and uncertainties and are subject to many variables which could impact our future performance. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance. There can be no assurance, however, that management’s expectations will necessarily come to pass. Actual future events and performance may differ materially from the expectations reflected in our forward-looking statements. We do not intend, nor do we undertake any duty, to update any forward-looking statements.

A wide range of factors could materially affect future developments and performance, including but not limited to:

•

the risk that the iHeart Chapter 11 Cases and the Separation may result in unfavorable tax consequences for New CCOH and impair its ability to utilize federal income tax net operating loss carryforwards in future years;

•	the risk that New CCOH may be more susceptible to adverse events as a result of the Separation;

•

the risk that New CCOH may be unable to make, on a timely or cost effective basis, the changes necessary to operate as an independent publicly-traded company, and New CCOH may experience increased costs after Separation;

•

the risk that the Separation will result in changes in New CCOH’s management team and the loss of other key employees, the composition of the board of directors will be different than the current composition of the board of directors;

•	the risk that substantial sales of New CCOH Common Stock may occur following the Separation, which could cause the market price of the New CCOH Common Stock to decline;

•	risks associated with New CCOH’s ability to service its debt obligations and to fund its operations and capital expenditures;

•	risks associated with weak or uncertain global economic conditions and their impact on the level of expenditures on advertising, including the effects of Brexit;

•	industry conditions, including competition;

•	our ability to obtain key municipal concessions for our street furniture and transit products;

•	fluctuations in operating costs;

•	technological changes and innovations;

•	shifts in population and other demographics;

•

other general economic and political conditions in the United States and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

•	changes in labor conditions and management;

•	the impact of future dispositions, acquisitions and other strategic transactions;

•	legislative or regulatory requirements;

•	regulations and consumer concerns regarding privacy and data protection, and breaches of information security measures;

•	increases in tax laws or regulations;

•	a breach of security measures;

•	restrictions on outdoor advertising of certain products;

•	capital expenditure requirements;

•	fluctuations in exchange rates and currency values;

•	risks of doing business in foreign countries;

•	new or increased tariffs or unfavorable changes in trade policy;

•	the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings;

•	the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; and

•	certain other factors set forth under “Risk Factors” in this information statement/prospectus.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

SELECTED HISTORICAL FINANCIAL DATA OF THE OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

The following table sets forth selected historical financial data of the Outdoor Business of CCH for the periods indicated. We have derived the selected financial data for the years ended December 31, 2014 and 2015 from the unaudited carve-out financial statements of the Outdoor Business of CCH for such years. We have derived the selected financial data for the years ended December 31, 2016, 2017 and 2018 from the audited carve-out financial statements of the Outdoor Business of CCH for such years.

The financial statements of the Outdoor Business of CCH consist of a carve-out of the financial statements of the entities and businesses of CCH that operate in the Outdoor Business. After the subsidiaries of CCH (other than CCOH and its subsidiaries) are distributed to a wholly-owned subsidiary of iHeartMedia, CCOH will be merged with and into CCH and CCH will change its name to Clear Channel Outdoor Holdings, Inc. (“New CCOH”). By the time the shares of New CCOH are distributed to certain creditors of iHeartMedia and to the public stockholders of CCOH, the only assets, liabilities and operations of New CCOH will be those of the Outdoor Business. There will be no remaining assets or obligations, either recognized or unrecognized, within New CCOH that are unrelated to the Outdoor Business after the Merger and Separation. Accordingly, these carve-out financial statements include the operations, assets and liabilities of the Outdoor Business of CCH, and exclude the radio businesses that have historically been reported as part of iHeartMedia’s IHM segment (the “Radio Businesses”) and the subsidiaries of CCH (other than CCOH) prior to the Merger and the Separation. In addition, the carve-out financial statements exclude amounts attributable to CCH, which is a holding company with no independent assets or operations.

CCH believes that carve-out financial statements of the Outdoor Business of CCH would be more useful to users compared to financial statements of CCH that include the Radio Business and other non-Outdoor subsidiaries. This conclusion was based on the fact that investors would not receive shares in New CCOH until after the Radio Businesses have been distributed. Accordingly, the Radio Businesses are not relevant to their investment decisions.

The preparation of carve-out financial statements in conformity with GAAP requires management to make estimates, judgments, and assumptions that affect the amounts reported in the carve-out financial statements and accompanying notes. CCH bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

In addition, the carve-out financial statements of the Outdoor Business of CCH may not be indicative of New CCOH’s future performance and do not necessarily reflect what its consolidated results of operations, financial position and cash flows would have been had CCH consisted only of the Outdoor Business and operated as a separate, stand-alone public company for which a controlling interest was not held by iHeartCommunications during the periods presented. These carve-out financial statements of the Outdoor Business of CCH give effect to allocations of expenses from iHeartCommunications. These allocations were made on a specifically identifiable basis or using relative percentages of headcount or other methods management considered to be a reasonable reflection of the utilization of services provided, however, they may not be indicative of the actual results of the Outdoor Business of CCH had CCH consisted only of the Outdoor Business of CCH and had been operating as a separate, stand-alone public company for the periods presented.

The audited carve-out financial statements of the Outdoor Business of CCH as of December 31, 2017 and 2018 and for each of the three years in the period ended December 31, 2018 have been included elsewhere in this information statement/prospectus.

The selected historical data presented below should be read in conjunction with the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the

Outdoor Business of CCH” and the carve-out financial statements of the Outdoor Business of CCH and related notes and other financial data included elsewhere in this information statement/prospectus.

(Dollars in thousands)	Years Ended December 31,
	2014	2015	2016	2017	2018
	(unaudited)	(unaudited)
Results of Operations Data:
Revenue	$2,961,107	$2,806,204	$2,679,822	$2,588,702	$2,721,705
Operating expenses:
Direct operating expenses	1,600,602	1,485,835	1,418,319	1,409,767	1,470,668
Selling, general and administrative expenses	551,107	527,821	515,421	499,213	522,918
Corporate expenses(1)	131,008	116,523	117,436	143,678	152,090
Depreciation and amortization	406,243	375,962	344,124	325,991	318,952
Impairment charges(2)	3,530	21,631	7,274	4,159	7,772
Other operating income (expense), net	7,259	(4,824)	354,688	26,391	2,498

Operating income	275,876	273,608	631,936	232,285	251,803
Interest expense, net	353,563	355,917	375,029	379,701	388,133
Interest income on Due from iHeartCommunications, net	60,179	61,439	50,309	68,871	393
Loss on Due from iHeartCommunications	—	—	—	(855,648)	—
Equity in earnings (loss) of nonconsolidated affiliates	3,789	(289)	(1,689)	(990)	904
Other income (expense), net	15,185	12,387	(70,151)	28,755	(35,297)

Income (loss) before income taxes	1,466	(8,772)	235,376	(906,428)	(170,330)
Income tax benefit (expense)	8,967	(49,943)	(77,499)	280,218	(32,515)

Net income (loss)	10,433	(58,715)	157,877	(626,210)	(202,845)
Amount attributable to noncontrolling interest	26,864	24,629	22,807	18,138	15,395

Net income (loss) attributable to the majority owners of the Outdoor Business of CCH	$(16,431)	$(83,344)	$135,070	$(644,348)	$(218,240)

Balance Sheet Data:
Current assets	$1,038,411	$1,556,884	$1,330,977	$974,172	1,015,800
Property, plant and equipment, net	1,905,651	1,627,986	1,412,833	1,395,029	1,288,938
Total assets	6,279,011	6,295,975	5,708,370	4,670,782	4,522,028
Current liabilities	723,472	920,613	641,718	657,512	729,816
Long-term debt, net of current maturities	4,880,526	5,106,513	5,110,020	5,266,153	5,277,108
Total company deficit	(162,594)	(578,637)	(947,312)	(1,858,294)	(2,101,652)

(1)	Includes non-cash compensation expense.
(2)	We recorded non-cash impairment charges of $3.5 million, $21.6 million, $7.3 million, $4.2 million and $7.8 million during the years ended December 31, 2014, 2015, 2016, 2017 and 2018, respectively.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, total debt, total company deficit and total capitalization as of December 31, 2018 on an actual basis and on a pro forma basis to give effect to the CCWH Refinancing and the Transactions as if they had occurred as of such date. You should read this table in conjunction with the information contained in “Risk Factors” and “Unaudited Pro Forma Carve-Out Financial Statements of the Outdoor Business of Clear Channel Holdings, Inc.” included in this information statement/prospectus and the carve-out financial statements of the Outdoor Business of CCH and the related notes thereto, which are included in this information statement/prospectus.

	As of December 31, 2018
(in thousands)	The Outdoor Business of CCH Actual	New CCOH Pro Forma
Cash and cash equivalents	$182,456	$392,987

Debt:
Clear Channel Worldwide Holdings Senior Notes:
6.50% Series A Senior Notes due 2022	735,750	735,750
6.50% Series B Senior Notes due 2022	1,989,250	1,989,250
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes due 2020 (1)	275,000	—
7.625% Series B Senior Subordinated Notes due 2020 (1)	1,925,000	—
9.25% Senior Subordinated Notes due 2024 (1)	—	2,235,000
Receivables-based credit facility due 2023 (2)	—	—
Clear Channel International B.V. Senior Notes due 2020	375,000	375,000
Other debt	3,882	3,882
Original issue discount	(739)	(739)
Long-term debt fees	(25,808)	(46,574)

Total Debt	5,277,335	5,291,569

Preferred stock, par value $.01 per share	—	45,000

Company Deficit:
Noncontrolling interest	160,362	160,362
Majority owner’s net investment	(1,917,525)	—
New CCOH common stock, par value $.01 per share	—	3,655
Additional paid-in capital	—	3,079,740
Accumulated deficit	—	(4,981,256)
Accumulated other comprehensive income	(344,489)	(344,489)

Total Company Deficit	(2,101,652)	(2,081,988)

Total Capitalization	$3,175,683	$3,209,581

(1)

In February 2019, CCWH refinanced its $275.0 million aggregate principal amount of Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of Series B CCWH Subordinated Notes with the proceeds of $2,235.0 million aggregate principal amount of New CCWH Subordinated Notes.

(2)

The receivables-based credit facility provides for borrowings up to $125.0 million. As of December 31, 2018, we had $94.4 million of letters of credit outstanding, and a borrowing limit of $125.0 million, resulting in $30.6 million of excess availability under the receivables-based credit facility.

UNAUDITED PRO FORMA CARVE-OUT FINANCIAL STATEMENTS OF THE OUTDOOR

BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

The following unaudited pro forma carve-out financial statements have been developed by applying pro forma adjustments to the historical carve-out financial statements of the Outdoor Business of CCH included in this information statement/prospectus. The unaudited pro forma carve-out balance sheet as of December 31, 2018 gives effect to the CCWH Refinancing and the Transactions as if they had occurred on December 31, 2018. The unaudited pro forma carve-out statement of operations for the year ended December 31, 2018 gives effect to the CCWH Refinancing and the Transactions as if they had occurred on January 1, 2018. All pro forma adjustments and underlying assumptions are described more fully in the notes to the unaudited pro forma carve-out financial statements.

The unaudited pro forma carve-out financial information presented in this information statement/prospectus is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the CCWH Refinancing and the Transactions were completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable. Because the Transactions have not been completed as of the date of this information statement/prospectus, the estimates and assumptions regarding the impact of the Transactions are preliminary. The actual impact of the Transactions will be determined when effectuated, and management expects the actual impacts to differ from the estimates and assumptions used in these unaudited pro forma carve-out financial statements and these differences could be material. Furthermore, the ability of New CCOH to realize the benefits of the Transactions remains subject to a number of risks and uncertainties. See “Risk Factors.”

The unaudited pro forma carve-out statement of operations does not include the effects of nonrecurring impacts arising directly as a result of the Transactions. The unaudited pro forma carve-out balance sheet as of December 31, 2018 and the unaudited pro forma carve-out statement of operations for the year ended December 31, 2018 have been derived from the audited historical carve-out financial statements of the Outdoor Business of CCH included in this information statement/prospectus. The amounts in the tables may not add due to rounding.

You should read these unaudited pro forma carve-out financial statements in conjunction with:

•	the accompanying notes to the unaudited pro forma carve-out financial statements;

•	the audited historical carve-out financial statements of the Outdoor Business of CCH as of and for the year ended December 31, 2018 included in this information statement/prospectus; and

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Outdoor Business of CCH included in this information statement/prospectus.

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

UNAUDITED PRO FORMA CARVE-OUT BALANCE SHEET

As of December 31, 2018

(dollars in thousands)

	Historical	Transaction Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$182,456	$210,531	A, B, C, F	$392,987
Accounts receivable, net of allowance	706,309	—		706,309
Prepaid expenses	95,734	—		95,734
Other current assets	31,301	—		31,301

Total Current Assets	1,015,800	210,531		1,226,331
PROPERTY, PLANT AND EQUIPMENT
Structures, net	1,053,016	—		1,053,016
Other property, plant and equipment, net	235,922	—		235,922
INTANGIBLE ASSETS AND GOODWILL
Indefinite-lived intangibles—permits	971,163	—		971,163
Other intangible assets, net	252,862	86,156	D	339,018
Goodwill	706,003	—		706,003
OTHER ASSETS
Due from iHeartCommunications	154,758	(154,758)	B	—
Other assets	132,504	—		132,504

Total Assets	$4,522,028	$141,929		$4,663,957

CURRENT LIABILITIES
Accounts payable	$113,714	$—		113,714
Accrued expenses	530,823	(1,004)	F	529,819
Deferred income	85,052	—		85,052
Current portion of long-term debt	227	—		227

Total Current Liabilities	729,816	(1,004)		728,812

Long-term debt	5,277,108	14,234	F	5,291,342
Due to iHeartCommunications—post-petition	21,591	(21,591)	C	—
Deferred income taxes	335,015	85,626	H	420,641
Other long-term liabilities	260,150	—		260,150
Commitments and contingent liabilities

Preferred stock, par value $.01 per share	—	45,000	A	45,000

COMPANY DEFICIT
Noncontrolling interest	160,362	—		160,362
Majority owner’s net investment	(1,917,525)	1,917,525	E, G	—
New CCOH common stock, par value $.01 per share	—	3,655	E	3,655
Additional paid-in capital	—	3,079,740	E, G	3,079,740
Accumulated deficit	—	(4,981,256)	B, C, D, F, G	(4,981,256)
Accumulated other comprehensive income	(344,489)	—		(344,489)

Total Company Deficit	(2,101,652)	19,664		(2,081,988)

Total Liabilities and Company Deficit	$4,522,028	$141,929		$4,663,957

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

UNAUDITED PRO FORMA CARVE-OUT STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

(dollars in thousands)

	Historical	Transaction Adjustments		Pro Forma
Revenue	$2,721,705	$—		$2,721,705
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,470,668	—		1,470,668
Selling, general and administrative expenses (excludes depreciation and amortization)	522,918	—		522,918
Corporate expenses (excludes depreciation and amortization)	152,090	(38,571)	J	113,519
Depreciation and amortization	318,952	8,990	K	327,942
Impairment charges	7,772	—		7,772
Other operating income, net	2,498	—		2,498

Operating income	251,803	29,581		281,384
Interest expense, net	388,133	40,225	L	428,358
Interest income on Due from iHeartCommunications Note	393	(393)	I	—
Equity in earnings of nonconsolidated affiliates	904	—		904
Other expense, net	(35,297)	—		(35,297)

Loss before income taxes	(170,330)	(11,037)		(181,367)
Income tax expense	(32,515)	2,759	M	(29,756)

Net loss	(202,845)	(8,278)		(211,123)
Less amount attributable to noncontrolling interest	15,395	—		15,395

Net loss to the Outdoor Business of Clear Channel Holdings, Inc.	$(218,240)	$(8,278)		$(226,518)

NOTES TO UNAUDITED PRO FORMA CARVE-OUT FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

The unaudited pro forma carve-out financial statements have been developed by applying pro forma adjustments to the historical carve-out financial statements of the Outdoor Business of CCH included in this information statement/prospectus. The unaudited pro forma carve-out balance sheet as of December 31, 2018 gives effect to the Transactions as if they occurred on December 31, 2018. The unaudited pro forma carve-out statement of operations for the year ended December 31, 2018 gives effect to the Transactions as if they occurred on January 1, 2018.

As more fully discussed elsewhere in this information statement/prospectus, the Separation of the Outdoor Business of CCH will be effectuated through the following series of transactions:

•	CCH will be released from its guarantees of all of iHeartCommunications’ pre-petition indebtedness and its guarantee of the iHeartCommunications debtor-in-possession credit facility.

•

The equity interests of the all subsidiaries of CCH, other than CCOH, will be transferred to Radio Newco in exchange for common stock and preferred stock of Radio Newco, and CCH will sell preferred stock of Radio Newco to third parties for cash.

•	CCH will distribute the common stock of Radio Newco, and the proceeds of the sale of the Radio Newco preferred stock, to iHeartCommunications.

•	The outstanding shares of CCOH Class B Common Stock will be converted into shares of CCOH Class A Common Stock.

•	CCOH will merge with and into CCH with CCH surviving and changing its name to Clear Channel Outdoor Holdings, Inc. (“New CCOH”).

•	The outstanding shares of CCOH Class A Common Stock held by the public stockholders of CCOH will be converted in the Merger into an equal number of shares of New CCOH Common Stock.

•	New CCOH will sell New CCOH Preferred Stock to third parties for cash.

•	iHeartCommunications will transfer the shares of New CCOH Common Stock it owns to holders of claims pursuant to the iHeartMedia Plan of Reorganization.

In addition, as part of the Settlement Agreement more fully discussed elsewhere in this information statement/prospectus, iHeartCommunications, CCH and CCOH agreed to the following:

•

The termination of the cash sweep agreement under the Corporate Services Agreement and any agreements or licenses requiring royalty payments to the Debtors by CCOH for trademarks or other intellectual property (“Trademark License Fees”).

•	The entry into a new Transition Services Agreement to provide administrative services currently and historically provided to CCOH by iHeartCommunications.

•	The waiver by the Debtors of any Trademark License Fees charged during the post-petition period.

•	The repayment of the post-petition intercompany balance due to CCOH, after being adjusted for the Trademark License Fees charged to CCOH during the post-petition period.

•

The contribution by iHeartMedia of the rights, title and interest in and to all tradenames, trademarks, service marks, common law marks and other rights related to the Clear Channel tradename (the “CC Intellectual Property”).

•	The payment by the Debtors to CCOH of $149.0 million as CCOH’s recovery of its claim under the Due from iHeartCommunications Note.

•	An unsecured line of credit to be provided by iHeartCommunications to CCOL in an aggregate amount not to exceed $200 million at the Prime rate of interest.

In addition, in February 2019, CCWH, a wholly-owned subsidiary of CCOH, refinanced its $275.0 million aggregate principal amount of Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of Series B CCWH Subordinated Notes with the proceeds from the issuance of $2,235.0 million aggregate principal amount of New CCWH Subordinated Notes.

NOTE 2: PRO FORMA ADJUSTMENTS FOR THE SEPARATION

Pro Forma Balance Sheet Adjustments

In order to reflect the pro forma capital structure of the Outdoor Business of CCH, the unaudited pro forma carve-out balance sheet as of December 31, 2018 includes the following adjustments related to the Transactions:

A.

The issuance by New CCOH of 45,000 shares of New CCOH Preferred Stock for cash in an aggregate amount equal to $44.1 million, net of issuance costs. The New CCOH Preferred Stock includes repurchase rights, pursuant to which the holders of New CCOH Preferred Shares may require a designated subsidiary of New CCOH to purchase the shares after the fifth anniversary of issuance. As a result, the New CCOH Preferred Shares will be considered mandatorily redeemable and are therefore being classified in the mezzanine section between Other long-term liabilities and Company deficit on the unaudited pro forma carve-out balance sheet.

B.	The payment by iHeartCommunications to CCOH of $149.0 million as CCOH’s recovery of its claims under the Due from iHeartCommunications Note.

C.

The payment by the Debtors of $10.2 million in settlement of the intercompany balance of $21.6 million as of December 31, 2018, after adjusting for the waiver and repayment of post-petition royalties license fees for the year ended December 31, 2018 of $31.8 million. In addition, any intercompany balance that accrues under the existing Corporate Services Agreement (after the termination of royalties and license fees on intellectual property) in favor of iHeartCommunications or CCOH from January 1, 2019 through the Effective Date will be paid by CCOH or iHeartCommunications, as applicable, within five business days of the Effective Date.

D.	The contribution of the CC Intellectual Property at its historical book value of $86.2 million.

E.

The issuance and conversion of shares of CCOH Common Stock in the Merger. Each share of CCOH Class A Common Stock (other than shares of CCOH Class A Common Stock held by CCH and its subsidiaries) (approximately 39,724,178 shares as of December 31, 2018) issued and outstanding immediately prior the the Merger will be cancelled and converted into the right to receive one share of New CCOH Common Stock. Each share of CCOH Class A Common Stock held by its subsidiaries will be cancelled and retired, and no shares of New CCOH Common Stock will be exchanged for such shares. The outstanding shares of CCH common stock immediately before the Merger will convert into a number of shares of New CCOH Common Stock equal to the number of shares of CCH Common Stock held by CCH immediately before the Merger (325,726,917 shares). As a result, based on the number of shares outstanding on the Record Date, New CCOH is expected to have approximately 365,581,618 shares outstanding upon consummation of the Transactions.

F.

The refinancing of $2,200.0 million aggregate principal amount of CCWH Subordinated Notes with the proceeds from the issuance of $2,235.0 million aggregate principal amount of New CCWH Subordinated Notes. As part of the refinancing, CCOH wrote-off $6.0 million in unamortized debt issuance costs related to the CCWH Subordinated Notes and incurred $26.8 million in debt issuance costs related to the issuance of New CCWH Subordinated Notes. In addition, accrued interest of $1.0 million on the CCWH Subordinated Notes as of December 31, 2018 was paid. The refinancing resulted in net cash proceeds of $7.2 million.

G.

The re-designation of majority owner’s net investment in CCH as stockholders’ deficit. As a result of the Separation, (i) the majority owner’s net investment in CCH will be re-designated as stockholders’ deficit, (ii) New CCOH’s additional paid-in capital will reflect CCOH’s additional paid-in capital, as adjusted for the elimination of CCOH’s treasury stock, and (iii) New CCOH’s accumulated deficit will reflect CCOH’s accumulated deficit, less the write-off of $6.0 million in unamortized debt issuance costs related to the CCWH Subordinated Notes as described in adjustment F, plus the $90.6 million gain on the settlement of the Due from iHeartCommunications Note (which gain includes the historical book value of the CC Intellectual Property), plus the forgiveness of the $21.6 million intercompany balance that accrued from the petition date through December 31, 2018.

H.

The reduction of deferred tax assets for federal and state net operating loss carryforwards of $85.6 million that will occur at the time of Separation, which is offset in part by a reduction in valuation allowance. Upon completion of the Separation and in connection with iHeartMedia’s emergence from bankruptcy proceedings under Chapter 11 of the Bankruptcy Code, the Company’s federal and state net operating loss carryforwards will be reduced in accordance with Code Section 108 due to cancellation of debt income, which is not includable in U.S. federal taxable income. The estimated remaining federal and state net operating loss carryforwards upon Separation is zero. Additionally, as a result of the series of transactions to effect the Separation, the Company expects to generate a federal capital loss carryforward which will be available to offset capital gains that may arise in future periods. The resulting deferred tax asset of $120 million is fully offset by valuation allowance in the pro forma adjustment to deferred income taxes.

Pro Forma Statement of Operations Adjustments

The unaudited pro forma carve-out statement of operations for the year ended December 31, 2018 includes the following adjustments related to the Transactions:

I.	Elimination of interest income of $0.4 million recognized on the Due to iHeartCommunications post-petition balance.

J.

Elimination of trademark license fees of $38.6 million for the year ended December 31, 2018 charged to CCOH under any agreements or licenses requiring royalty payments to the Debtors by CCOH for trademarks or other intellectual property.

K.

Increase in amortization expense of $9.0 million for the year ended December 31, 2018 as a result of the contribution of the CC Intellectual Property to New CCOH with a remaining useful life of 9.6 years as of December 31, 2018.

L.

Net increase in interest expense of $40.2 million, resulting from the elimination of interest recognized in relation to the CCWH Subordinated Notes of $171.9 million in the year ended December 31, 2018 and the addition of interest expense of $212.1 million in relation to the New CCWH Subordinated Notes.

M.

The adjustments to income tax expense have been calculated assuming a 25% statutory tax rate for the year ended December 31, 2018, which is comprised of the U.S. federal tax rate of 21% and a blended 4% rate to account for the various state and local tax jurisdictions in which the Company operates for the year ended December 31, 2018. The effects on income tax expense attributed to the reduction in the deferred tax assets for net operating loss carryforwards and the adjustments to the opening balance of valuation allowance are not included in the unaudited proforma carve-out statement of operations because the items are non-recurring in nature.

The pro forma statement of operations assumes that the costs to be incurred under the new Transition Services Agreement are equivalent to the costs of the services charged to CCOH historically under the Corporate Services Agreement. These pro forma financial statements do not adjust for the one-time costs incurred by CCOH in connection with the Transactions, some but not all of which will be reimbursed under the Settlement Agreement.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following table sets forth, for the year ended December 31, 2018, certain per share financial information on a historical and pro forma basis. Except for the historical information as of and for the year ended December 31, 2018, the information in the table is unaudited. You should read the data with the historical carve-out financial statements and related notes of the Outdoor Business of CCH included elsewhere in this information statement/prospectus.

Because CCH is currently a wholly-owned subsidiary of iHeartCommunications and historically has not had a meaningful number of shares outstanding, the historical per share data is calculated using the number of shares of CCOH Common Stock outstanding. The pro forma earnings per share data was calculated by dividing pro forma net loss attributable to the majority owners of the Outdoor business of CCH per the pro forma carve-out statements of operations by the weighted average number of shares of CCOH Common Stock outstanding for the period. The pro forma book value per share information was calculated by dividing total pro forma Accumulated deficit of the Outdoor business of CCH by the number of shares of CCOH Common Stock outstanding at the end of the period. The number of New CCOH shares outstanding after the Merger will be the same as the number of CCOH shares outstanding immediately prior to the Merger.

The pro forma amounts in the table below are presented for illustrative purposes only and do not indicate what the financial position or the results of operations of the combined company would have been had the Transactions occurred as of the date or for the period presented. The pro forma amounts also do not indicate what the financial position or future results of operations of the combined company will be. You should not rely on the pro forma information as being indicative of the historical results that would have occurred or the future results that the combined company will experience after the Transactions.

	Historical	New CCOH Pro Forma
Basic loss per common share from continuing operations
Year ended December 31, 2018	$(0.60)	$(0.63)
Diluted loss per common share from continuing operations
Year ended December 31, 2018	(0.60)	(0.63)
Cash dividends declared per common share
Year ended December 31, 2018	(0.08)	(0.08)
Book value per common share
As of December 31, 2018	(13.68)	(13.63)

MARKET PRICE AND DIVIDEND INFORMATION

CCOH’s Stock Information

Shares of CCOH’s Class A Common Stock trade on the NYSE under the symbol “CCO.” On December 14, 2018, the last trading day before announcement of the Settlement Agreement, the last sale price of CCOH Class A Common Stock reported by the NYSE was $5.79. On March 27, 2019, the last practicable trading day for which information is available as of the date of this information statement/prospectus, the last sale price of CCOH Class A Common Stock reported by the NYSE was $5.12. There were 157 stockholders of record as of March 27, 2019. This figure does not include an estimate of the indeterminate number of beneficial holders whose shares may be held of record by brokerage firms and clearing agencies.

There is no established public trading market for CCOH Class B Common Stock. There were 315,000,000 shares of CCOH Class B Common Stock outstanding on December 1, 2018. iHeartCommunications, indirectly through its subsidiaries CCH, Broader Media, LLC and CC Finco, LLC, holds all of the shares of CCOH Class B Common Stock outstanding and 10,726,917 shares of CCOH Class A Common Stock, representing 89.1% of the shares outstanding and approximately 99% of the voting power. The holders of CCOH Class A Common Stock and CCOH Class B Common Stock have identical rights, except holders of CCOH Class A Common Stock are entitled to one vote per share while holders of CCOH Class B Common Stock are entitled to 20 votes per share. The shares of CCOH Class B Common Stock are convertible, at the option of the holder at any time or upon any transfer, into shares of Class A Common Stock on a one-for-one basis, subject to certain limited exceptions. Pursuant to the Merger Agreement, CCH will agree to convert, and to cause Broader Media, LLC to convert, all of their CCOH Class B Common Stock into CCOH Class A Common Stock prior to the Merger.

CCH’s Stock Information

CCH is not currently traded on any stock exchange or quoted on any market.

CCOH Dividend Policy

CCOH does not pay regularly scheduled dividends, and its ability to pay dividends on its common stock is subject to restrictions should it seek to do so at any time prior to the Effective Time of the Merger. On January 7, 2016, CCOH paid a special dividend in an amount equal to $0.6026 per share to the holders of record of its Class A and Class B common stock at the close of business on January 4, 2016. On February 4, 2016, CCOH paid a special dividend in an amount equal to $1.4937 per share to the holders of record of its Class A and Class B common stock at the close of business on February 1, 2016. On February 23, 2017, CCOH paid a special dividend in an amount equal to $0.7797 per share to the holders of its Class A and Class B common stock at the close of business on February 20, 2017. On October 5, 2017, CCOH paid a special dividend in an amount equal to $0.0687 per share to the holders of its Class A and Class B common stock at the close of business on October 2, 2017. On October 31, 2017, CCOH paid a special dividend in an amount equal to $0.0687 per share to the holders of its Class A and Class B common stock at the close of business on October 26, 2017. On January 24, 2018, CCOH paid a special dividend in an amount equal to $0.0824 per share to the holders of its Class A and Class B common stock at the close of business on January 19, 2018.

CCOH is a holding company with no independent operations and no significant assets other than the stock of its subsidiaries and the Due from iHeartCommunications Note. CCOH, therefore, is dependent on the receipt of dividends or other distributions from its subsidiaries or repayment by iHeartCommunications of amounts outstanding under the Due from iHeartCommunications Note to pay dividends. Pursuant to an order entered by the Bankruptcy Court, as of March 14, 2018, the balance of the Due from iHeartCommunications Note was frozen.

In addition, the agreements governing CCOH’s indebtedness contain restrictions on its ability to pay dividends. If CCOH were to declare and pay cash dividends prior to the Merger, holders of CCOH Class A

Common Stock and CCOH Class B Common Stock would share equally, on a per share basis, in any such cash dividend. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Outdoor Business of CCH—Liquidity and Capital Resources—Sources of Capital”.

CCH Dividend Policy

CCH has not historically had a dividend policy. As a holder of CCOH’s common stock, CCH received the special dividends from CCOH described above, directly and indirectly through its subsidiaries. CCH used the proceeds of these dividends to pay dividends in the same amount to iHeartCommunications.

CCH currently does not intend to pay regular quarterly dividends on the shares of New CCOH common stock. New CCOH will be a holding company with no independent operations and no significant assets other than the stock of its subsidiaries. New CCOH, therefore, is dependent on the receipt of dividends or other distributions from its subsidiaries to pay dividends. In addition, the agreements governing CCOH’s indebtedness, which New CCOH will assume in connection with the Merger, will restrict New CCOH’s ability to pay dividends.

THE IHEARTMEDIA RESTRUCTURING

Overview

On March 14, 2018, iHeartMedia and the other Debtors (including CCH) filed the iHeart Chapter 11 Cases under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. CCOH and its direct and indirect subsidiaries did not file voluntary petitions for relief under the Bankruptcy Code and are not Debtors in the iHeart Chapter 11 Cases. The Debtors commenced the iHeart Chapter 11 Cases with a balance sheet that carried approximately $16 billion of indebtedness. In 2017, this indebtedness required payment of approximately $1.4 billion of cash interest.

The Debtors engaged in numerous negotiations starting in 2016 with certain holders of the Debtors’ indebtedness in an effort to reach an agreement regarding a restructuring of the Debtors’ debt. These negotiations led to the entry into a Restructuring Support Agreement on March 16, 2018 (“iHeart RSA”). Pursuant to the iHeart RSA, the transactions embodied by the iHeartMedia Plan of Reorganization enjoy the support of holders of nearly $12 billion of outstanding debt obligations across the Debtors’ capital structure (including outstanding indebtedness held by the Debtors and their affiliates), as well as the Debtors’ equity sponsors (who also hold a significant amount of the Debtors’ outstanding indebtedness).

The iHeartMedia Plan of Reorganization

On April 28, 2018, the Debtors filed the iHeartMedia Plan of Reorganization and the related Disclosure Statement with the Bankruptcy Court. Thereafter, the Debtors filed a second, third and fourth amended Plan of Reorganization and amended versions of the Disclosure Statement. On September 20, 2018, the Bankruptcy Court entered an order approving the Disclosure Statement and related solicitation and notice procedures for voting on the iHeartMedia Plan of Reorganization. On October 10, 2018, the Debtors filed a fifth amended Plan of Reorganization and the Disclosure Statement Supplement. On October 18, 2018, the Bankruptcy Court entered an order approving the Disclosure Statement Supplement and the continued solicitation of holders of general unsecured claims for voting on the iHeartMedia Plan of Reorganization. The deadline for holders of claims and interests to vote on the iHeartMedia Plan of Reorganization was November 16, 2018. More than 90% of the votes cast by holders of claims and interests entitled to vote thereon accepted the iHeartMedia Plan of Reorganization.

On January 22, 2019, the Debtors filed a modified fifth amended Plan of Reorganization and the Bankruptcy Court entered an order confirming the iHeartMedia Plan of Reorganization. The iHeartMedia Plan of Reorganization is subject to certain conditions to its effectiveness, including the receipt of certain governmental approvals. Although the timing of when and if all such conditions will be satisfied or otherwise waived is inherently uncertain, iHeartMedia currently anticipates the iHeartMedia Plan of Reorganization will become effective and iHeartMedia will emerge from Chapter 11 during the second quarter of 2019.

The iHeartMedia Plan of Reorganization contemplates that the iHeart business and CCOH outdoor businesses will be separated through a taxable separation as described elsewhere in this information statement/prospectus. The iHeartMedia Plan of Reorganization also contemplates that the business that results following the restructuring of iHeartMedia after the Radio Distribution and the Separation (“Reorganized iHeartMedia”) will emerge from Chapter 11 with new debt of $5.75 billion. In addition, Reorganized iHeartMedia will have access to a new ABL facility that will, among other things, provide working capital and fund distributions under the iHeartMedia Plan of Reorganization.

The effectiveness of iHeartMedia Plan of Reorganization is subject to the satisfaction or waiver of a number of conditions, including the following, among others:

•	the entry by the Bankruptcy Court of an order confirming the iHeartMedia Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code;

•	Reorganized iHeartMedia shall have entered into a new ABL credit agreement;

•	all claims under the DIP Facility shall have been repaid or converted into indebtedness under the new ABL credit agreement;

•	new debt, common stock and special warrants shall have been issued by Reorganized iHeartMedia to holders of claims in the iHeart Chapter 11 Cases;

•	the Separation is effected pursuant to the terms of the iHeartMedia Plan of Reorganization and the preferred stock shall have been issued by New CCOH;

•

the approval of the Federal Communications Commission of the transfer of control of iHeartMedia and any other authorizations, consents, regulatory approvals, rulings or documents required to implement the iHeartMedia Plan of Reorganization shall have been obtained;

•	a professional fee escrow account shall have been established and funded;

•	the reorganized Debtors shall have entered into all documents effectuating the Separation; and

•	the iHeart RSA shall not have been terminated.

On December 16, 2018, CCOH, GAMCO Asset Management Inc. (“GAMCO”), Norfolk County Retirement System (“Norfolk”), Bain Capital Partners, LLC, Bain Capital LP and Thomas H. Lee Partners, L.P. (together, the “Sponsor Entities”), as the private equity sponsors and majority owners of iHeartMedia, the Debtors, the members of the CCOH Board, and the members of the committee appointed by the CCOH Board (the “Delaware Settlement Parties”), through their respective counsel, entered into a settlement agreement (the “Settlement Agreement”) that embodies the terms of (i) a global settlement of all direct or derivative claims by or on behalf of GAMCO and Norfolk, both individually and on behalf of the putative class of public shareholders of CCOH, against certain members of the CCOH Board, the Sponsor Entities, iHeartCommunications, iHeartMedia, CCOH and the Debtors, including in the derivative lawsuit in the Court of Chancery of the State of Delaware, captioned Norfolk County Retirement System, v. Hendrix, et al., C.A. No. 2017-0930-JRS (Del. Ch) (the “Norfolk Action”), the putative class action lawsuit in the Court of Chancery of the State of Delaware, captioned GAMCO Asset Management, Inc. v. Hendrix, et al., C.A. No. 2018-0633-JRS (Del. Ch) (the “GAMCO Action” and together with the Norfolk Action, the “Delaware Actions”) and the iHeart Chapter 11 Cases, and (ii) the Separation in accordance with the iHeartMedia Plan of Reorganization.

The Settlement Agreement contemplates that in connection with the Separation (i) the cash sweep arrangement under the Corporate Services Agreement between CCOH and iHeartCommunications will terminate, (ii) any agreements or licenses requiring royalty payments to the Debtors by the Company for trademarks or other intellectual property will terminate, which aggregated to $38.6 million for the year ended December 31, 2018, and (iii) the new Transition Services Agreement will supersede and replace the existing Corporate Services Agreement. In exchange, the Debtors agreed to waive (i) the set-off for the value of the intellectual property transferred, including royalties incurred through December 31, 2018, which aggregated to $31.8 million on a post-petition basis through December 31, 2018 and (ii) the repayment of the post-petition intercompany balance outstanding in favor of the Debtors as of December 31, 2018, which was equal to $21.6 million as of December 31, 2018. As a result, iHeartMedia will make a net payment to CCOH of $10.2 million promptly after the Effective Date. In addition, the Settlement Agreement provides that after the Separation, (i) iHeartCommunications will provide the iHeartCommunications Line of Credit for a period of no more than three years following the Effective Date, (ii) iHeartMedia will indemnify CCOH for 50% of certain tax liabilities imposed on CCOH in connection with the Separation on or prior to the third anniversary of the Separation in excess of $5.0 million, with iHeartMedia’s aggregate liability limited to $15.0 million, and (iii) iHeartMedia will reimburse CCOH for one-third of potential costs relating to certain agreements between CCOH and third parties in excess of $10.0 million up to the first $35.0 million of such costs such that iHeartMedia will not bear more than $8.33 million of such costs. The parties agreed that CCOH will recover 14.44%, or approximately $149.0 million, in cash on its allowed claim of $1,031.7 million under Due from iHeartCommunications Notes, and to mutual releases, including a release of all claims that have been asserted, could have been asserted or ever could be asserted with respect to the iHeart Chapter 11 Cases and the actions brought by or on behalf of GAMCO and Norfolk, both individually and on behalf of the putative class of public shareholders of CCOH.

Intercompany Agreements

Upon iHeartMedia’s emergence from Chapter 11 and the consummation of the Transactions, each of the following will be terminated, canceled and be of no further force or effect (including any provisions that purport to survive termination): (i) all agreements, arrangements, commitments or understandings, whether or not in writing, between or among members of the Outdoor Group, on the one hand, and members of the iHeart Group, on the other hand, relating to the sweep of the cash balance in CCOH’s concentration account to iHeartCommunications’ master account, (ii) that certain Master Agreement, dated as of November 16, 2005, by and between iHeartCommunications and CCOH (the “Master Agreement”), (iii) that certain Employee Matters Agreement, dated as of November 10, 2005, by and between iHeartCommunications and CCOH (the “Employee Matters Agreement”), (iv) that certain Corporate Services Agreement, dated as of November 10, 2005, by and between iHeartMedia Management Services, Inc. and CCOH (the “Corporate Service Agreement”) and (v) that certain Amended and Restated License Agreement, dated as of November 10, 2005, by and between iHM Identity, Inc. and Outdoor Management Services, Inc., as amended by that certain First Amendment dated as of January 1, 2011 (the “Amended and Restated License Agreement”). The Settlement Agreement contemplates that the parties will enter into separation documents substantially in the forms attached to the Settlement Agreement, including (i) the Separation Agreement, (ii) the Transition Services Agreement, (iii) the Tax Matters Agreement, (iv) the Merger Agreement, (v) an amended and restated version of that certain EBIT Program Agreement, dated as of November 10, 2005, by and between iHeartCommunications and New CCOH, as amended by that certain Amendment to EBIT Program Agreement, dated as of September 18, 2012 (the “New EBIT Agreement”), and (vi) a revolving loan agreement governing the terms of the iHeartCommunications Line of Credit.

INFORMATION ABOUT THE TRANSACTIONS

Overview

The Transactions consist of a series of transactions to effect the Separation in conjunction with iHeartMedia’s emergence from bankruptcy proceedings under Chapter 11 of the Bankruptcy Code. Prior to the Transactions, CCH will be granted the Guarantee Release. CCH will not be a guarantor of any iHeartCommunications debt following the consummation of the Transactions.

The Transactions will consist of the following principal steps:

First, Broader Media will distribute the 100,000,000 shares of CCOH Class B Common Stock it holds to CCH, CC Finco will distribute the 10,726,917 shares of CCOH Class A Common Stock it holds to CCH, and all of the shares of CCOH Class B Common Stock then held by CCH will be converted into CCOH Class A Common Stock pursuant to the provisions of CCOH’s certificate of incorporation prior to the Merger. As a result, all of iHeartMedia’s ownership of CCOH will be held directly by CCH.

Second, CCH will complete the Radio Distribution by (i) transferring assets and liabilities of the respective businesses as described in this information statement/prospectus under “The Separation Agreement,” (ii) transferring its interest in all of its subsidiaries other than CCOH to Radio Newco in exchange for newly-issued common stock and preferred stock of Radio Newco, (iii) selling Radio Newco preferred stock to one or more third parties for cash and (iv) distributing the common stock of Radio Newco and the proceeds of the sale of Radio Newco preferred stock to iHeartCommunications. Following the Radio Distribution, the iHeartMedia radio business will be operated by certain subsidiaries of Radio Newco as well as other subsidiaries of iHeartCommunications, and not by CCH, and CCH will have no material assets other than the stock of CCOH.

Third, pursuant to the Merger Agreement by and between CCH and CCOH, CCOH will merge with and into CCH, with CCH surviving the Merger and changing its name to Clear Channel Outdoor Holdings, Inc., and shares of CCOH Class A Common Stock (other than shares of CCOH Class A Common Stock held by CCH or any direct or indirect wholly-owned subsidiary of CCH) will be converted into an equal number of shares of New CCOH Common Stock. The shares of CCOH Common Stock held by CCH will be canceled and retired, and no shares of New CCOH Common Stock will be exchanged for such shares. The shares of CCH common stock outstanding immediately before the Merger will convert into a number of shares of New CCOH Common Stock equal to the number of shares of CCOH Common Stock held by CCH immediately before the Merger. As a result, immediately after the Merger, New CCOH will have a single class of common stock, the pre-Merger CCOH Class A common stockholders (other than CCH and its subsidiaries) will own the same percentage of New CCOH that they owned of CCOH immediately before the Merger, which is approximately 10.9% as of the date of this information statement/prospectus, and all of the remaining 325,726,917 outstanding shares of New CCOH Common Stock will be held directly by iHeartCommunications.

Fourth, New CCOH will sell the New CCOH Preferred Stock to third parties for cash.

Fifth, the New CCOH Common Stock held by iHeartCommunications will be transferred by iHeartCommunications to certain holders of claims, in the iHeart Chapter 11 Cases pursuant to the iHeartMedia Plan of Reorganization, and New CCOH will become an independent public company no longer controlled by iHeartCommunications.

For a more complete description of the transaction steps, please see the Restructuring Transactions Memorandum to be attached as Exhibit A to the Separation Agreement, which is attached as Annex B to this information statement/prospectus.

Background of the Merger and the Separation

The following chronology summarizes the key meetings and events that led to the execution of the Settlement Agreement, which contemplates the Merger and the Separation. The following chronology does not purport to document each conversation among the CCOH Board, the iHeart Board (as defined below), or the CCOH Special Committee (as defined below).

Unless otherwise noted, all meetings of the CCOH Special Committee were held telephonically. Unless otherwise noted, each meeting of the CCOH Special Committee was attended by each member of the CCOH Special Committee.

During the fall of 2016, the iHeartMedia board of directors (the “iHeart Board”) received several presentations from Moelis & Company (“Moelis”) outlining potential out-of-court restructuring transactions to be considered and evaluated by the iHeart Board. Certain of these proposed transactions would result in the separation of the businesses of iHeartMedia and its majority owned subsidiary, CCOH.

On December 22, 2016, the CCOH Board met with members of management of CCOH and iHeartMedia and representatives of Wilson Sonsini Goodrich Rosati (“WSGR”), legal counsel to the CCOH Board, and McKinsey & Company. At the meeting, the CCOH Board established a special committee (the “Prior CCOH Special Committee”) consisting of Mr. Douglas Jacobs, Mr. Christopher Temple and Mr. Dale Tremblay (each of whom was an independent member of the CCOH Board) and delegated to the Prior CCOH Special Committee the authority to act on behalf of the CCOH Board to, among other things, consider, review and evaluate any transactions or agreements to be entered into by CCOH in connection with the proposed separation of the interests of CCOH and iHeartMedia and to make a recommendation to the CCOH Board as to whether to reject or approve any such transaction or agreement. The Prior CCOH Special Committee subsequently appointed Mr. Jacobs as its Chairman and engaged Covington & Burling LLP (“Covington”) as its independent legal counsel.

On January 25, 2017, the CCOH Board met with members of management of CCOH and iHeartMedia and representatives of Moelis, Kirkland & Ellis LLP (“K&E”), WSGR and Covington. At the meeting, the Prior CCOH Special Committee reported to the CCOH Board the progress made by the Prior CCOH Special Committee with respect to the preliminary negotiations of certain agreements between CCOH and iHeartMedia that would facilitate the Separation.

On February 9, 2017, CCOH and iHeartMedia entered into a Binding Option and Letter of Intent (the “Letter of Intent”), related to the potential sale of certain intellectual property owned by iHeartMedia or its affiliates to CCOH, in anticipation of a potential Separation.

In March 2017, iHeartMedia commenced exchange offers and term loan offers (the “Global Exchange Offers”) to exchange certain of iHeartCommunications’ outstanding indebtedness for new term loans and new securities of iHeartCommunications, and, in the event certain target levels of participation in the Global Exchange Offers were achieved, new securities of iHeartMedia, CCOH and CC Outdoor Holdings, Inc., a holding company formed to facilitate a Separation.

Beginning in May 2017 and continuing through the summer and fall of 2017, iHeartMedia engaged in negotiations with certain of its senior lenders with respect to amending the terms of the Global Exchange Offers to accomplish a potential out-of-court global restructuring of its indebtedness. These negotiations contemplated effecting the Separation as a tax-free transaction.

On May 26, 2017, at the 2017 annual meeting of CCOH stockholders, Mr. Paul Keglevic was elected to the Board to fill the seat occupied up to that point by Mr. Temple, who was not standing for re-election. Mr. Keglevic was appointed to the Prior CCOH Special Committee on July 12, 2017.

During November 2017, the Prior CCOH Special Committee, through representatives of Covington, and iHeartCommunications, through representatives of K&E, held discussions regarding the extension of the Due from iHeartCommunications Note. On November 29, 2017, CCOH and iHeartCommunications amended the Due from iHeartCommunications Note to (i) extend the maturity of the Due from iHeartCommunications Note from

December 15, 2017 to May 15, 2019 and (ii) amend the interest rate on the Due from iHeartCommunications Note to be equal to 9.3% per annum, except that if the outstanding balance due under the Due from iHeartCommunications Note exceeds $1.0 billion and under certain other circumstances tied to iHeartCommunications’ liquidity, the interest rate will be variable but will in no event be less than 6.5% nor greater than 20%.

On December 29, 2017, Norfolk filed the Norfolk Action. The complaint alleged that CCOH was harmed by the CCOH Board’s November 2017 decision to extend the maturity date of the Due from iHeartCommunications Note at what the complaint describes as far-below-market interest rate.

On January 23, 2018, the CCOH Board met with members of management of CCOH and iHeartMedia and representatives of Moelis, K&E, WSGR and Alvarez & Marsal (“A&M”), financial advisor to the Debtors, in attendance. At the meeting, the CCOH Board received an update from representatives of Moelis and K&E with respect to the status of iHeartCommunications’ negotiations with its lenders and bondholders, a potential Chapter 11 filing by iHeartMedia and the expected timing and possible terms of such a filing. At the request of the CCOH Board, representatives of WSGR discussed the establishment of a new special committee consisting of Mr. Jacobs, Mr. Keglevic and Mr. Tremblay (the “CCOH Special Committee”) to engage in negotiations related to the potential Chapter 11 bankruptcy filing by iHeartMedia, including, among other things, negotiations with respect to the treatment of the existing cash management arrangement and other intercompany agreements between iHeartCommunications and CCOH and/or the balance outstanding under the intercompany revolving promissory note payable by iHeartCommunications to CCOH.

At that meeting, the CCOH Board determined to dissolve the Prior CCOH Special Committee and establish the CCOH Special Committee, to, among other things: (1) consider, evaluate, negotiate and approve or disapprove of (a) any change in the terms of or termination of the cash management or other intercompany arrangements between iHeartCommunications and CCOH and (b) any matters related to the treatment of the balance outstanding under the Due from iHeartCommunications Note in connection with a restructuring transaction, and otherwise conduct any negotiations related to the foregoing; (2) direct the entry into any contracts or instruments, in the name and on behalf of CCOH related to (1) above, (3) to the extent that Section 141(c)(2) of the Delaware General Corporation Law does not permit the CCOH Board to delegate to the CCOH Special Committee the power or authority to approve, adopt, amend, or recommend an action or transaction deemed advisable to the CCOH Special Committee, recommend that the CCOH Board approve, adopt, amend or recommend such action related to (1) above; and (4) engage independent legal counsel and any additional third parties or advisors as it deems necessary to carry out its responsibilities.

On February 15, 2018, the CCOH Board met, with members of management of CCOH and iHeartMedia and representatives of Moelis, K&E, WSGR and A&M in attendance. The CCOH Special Committee reported to the CCOH Board that the CCOH Special Committee was in discussions to engage Houlihan Lokey (“Houlihan”) to serve as independent financial advisor to the CCOH Special Committee, McKinsey & Company to serve as restructuring advisor to the CCOH Special Committee and Willkie Farr & Gallagher LLP (“Willkie”) to serve as independent legal counsel to the CCOH Special Committee, to replace Covington.

At the meeting, the CCOH Board also discussed the resignation of Mr. Jacobs from the CCOH Board, effective February 15, 2018, and appointed Mr. Harvey Tepner to fill the vacancy on the CCOH Board and the CCOH Special Committee created by the resignation of Mr. Jacobs.

At the meeting, the CCOH Board discussed with representatives of A&M the projected liquidity needs of CCOH in the event of a bankruptcy filing of iHeartMedia and the assumptions that iHeartMedia would not pre-fund CCOH and that CCOH’s cash management arrangement with iHeartMedia would continue in the ordinary course in the event of a bankruptcy filing by iHeart. At the request of the CCOH Board, A&M also discussed iHeartMedia’s “go-forward” financing. Representatives from A&M responded to questions from the CCOH Board regarding the use of cash collateral. Management of CCOH also summarized for the CCOH Board

iHeartMedia’s possible debtor-in-possession facility analysis and the assumptions and risks incorporated into such analysis, including the assumption that the cash management arrangement between CCOH and iHeartMedia would continue in its ordinary course after iHeartMedia’s bankruptcy filing, that the pre-petition intercompany note balance would be frozen and would stop accruing interest. At the request of the CCOH Board, management of CCOH also provided an update on the conversion of CCOH’s revolving credit facility to an asset-backed facility. At the request of the CCOH Board, representatives of Moelis provided an update with respect to negotiations among iHeartMedia and certain creditor constituencies, and noted that iHeartMedia’s objective was to reach an agreement prior to a bankruptcy filing and that there had been active communications between the potential parties to any such agreement. A representative of Moelis addressed questions from the CCOH Board regarding the different proposals.

During January and February 2018, iHeartMedia continued to engage in negotiations with certain of its debt holders with respect to the terms of a restructuring support agreement. The proposed restructuring support agreement continued to contemplate a Separation by means of either a tax-free transaction or a taxable transaction.

Throughout February, March and April of 2018, the CCOH Special Committee met on approximately a weekly basis with representatives of Houlihan and Willkie to discuss the various workstreams in process related to the Separation, including a post-Separation liquidity analysis of CCOH being prepared by Houlihan on behalf of the CCOH Special Committee and an update to the long-term financial forecast for CCOH (the “CCOH Long-Range Forecast”).

On March 2, 2018, the CCOH Board met, with members of management of CCOH and iHeartMedia and representatives of Moelis, K&E, WSGR, Willkie, A&M, and Houlihan, in attendance. At the request of the CCOH Board, a representative of A&M provided an update on iHeart’s liquidity and CCOH’s liquidity. At the request of the CCOH Board, representatives of Moelis provided an update on the Separation and iHeart’s bankruptcy to the CCOH Board. At the meeting, a member of the CCOH Special Committee reported to the CCOH Board on the recent meetings and activities of the CCOH Special Committee.

On March 14, 2018, iHeartMedia and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. CCOH and its subsidiaries did not file Chapter 11 cases. In connection with the filing of the Chapter 11 petitions, iHeartMedia terminated the Global Exchange Offers.

On April 17, 2018, the CCOH Board met, with members of management of CCOH and iHeartMedia and representatives of Moelis, K&E, WSGR, Willkie, A&M, and Houlihan, in attendance. Representatives of Moelis provided an update on the Separation, stating that iHeartMedia had successfully negotiated the iHeart RSA to memorialize the terms of a pre-packaged bankruptcy with most of its creditors prior to its Chapter 11 bankruptcy filing on March 14, 2018 and that a seven member creditor committee had been formed, consisting of five trade creditors and two indenture trustees. Representatives of Moelis also noted that the Bankruptcy Court granted full relief on iHeartMedia’s first and second day motions, so iHeartMedia was able to continue doing business as usual. Representatives of Moelis then summarized for the CCOH Board the next steps of the bankruptcy process. At the request of the CCOH Board, representatives of K&E also discussed the details of the Separation, noting that CCOH and iHeartMedia were continuing to work together to resolve open issues, including among other things, the treatment of the intercompany note between iHeartMedia and CCOH and the appropriate tax structure to be utilized.

On April 28, 2018, iHeartMedia filed a plan of reorganization and related disclosure statement with the Bankruptcy Court. The plan of reorganization and disclosure statement were amended and supplemented several times between April and September 2018.

In May 2018, iHeartMedia and CCOH determined it was in the best interest of both companies to designate a committee (the “Separation Committee”) consisting of members of management of iHeartMedia and CCOH to conduct due diligence on matters related to the Separation. The Separation Committee was requested to report to iHeartMedia management and the CCOH Special Committee, among other things, the estimated costs of the Separation, the terms of any necessary transition services to be provided by iHeartMedia to CCOH and the financial needs of CCOH on a standalone basis following Separation. In June 2018, the Separation Committee engaged Deloitte Consulting LLP to assist in the diligence process. Due diligence continued through November 2018.

On May 16, 2018, the CCOH Board met, with members of management of CCOH and iHeartMedia and representatives of Moelis, K&E, WSGR, Willkie, A&M, and Houlihan, in attendance. The CCOH Special Committee reported to the CCOH Board that the CCOH Special Committee had been meeting weekly and communicating with management of both CCOH and iHeartMedia in order to be fully informed with respect to iHeart’s bankruptcy process, the effects of the bankruptcy on CCOH, and the liquidity of both CCOH and iHeart. The CCOH Special Committee also discussed with the CCOH Board the steps being taken to prepare CCOH to be a stand-alone entity following the Separation as contemplated by the iHeart RSA. The CCOH Special Committee also noted for the CCOH Board that the CCOH Special Committee was prepared to enter negotiations with iHeartMedia regarding several key issues, including the treatment of the intercompany note and the cash management arrangement. At the request of the Board, representatives of management of CCOH and iHeartMedia provided an update on the steps being taken for the Separation, including the formation of the Special Committee, the cash management agreement between CCOH and iHeartMedia and the separation of shared services. Among other things, the CCOH Board discussed with CCOH and iHeartMedia management matters related to the separation of personnel between the sides, and the cost of the trademark and shared services under CCOH’s five-year plan and the potential effects on such costs following the Separation.

At the request of the CCOH Board, representatives of K&E discussed iHeart’s bankruptcy process and provided an update on the main workstreams of iHeart, including presenting the creditors with a business plan and engaging in certain discussions with potential equity investors in the market. Representatives of K&E also discussed with the CCOH Board ongoing litigation between iHeartMedia and its legacy noteholders.

At the meeting, Mr. Keglevic, on behalf of the CCOH Special Committee, discussed the review of the CCOH Long-Range Forecast undertaken by the CCOH Special Committee and discussed with the CCOH Board the feedback provided by the CCOH Special Committee with respect to key assumptions and noted that the committee identified specific areas for improvement in the CCOH Long-Range Forecast. Prior to and subsequent to the approval of CCOH’s five-year business plan, the CCOH Special Committee, with the assistance of Houlihan, continued to conduct due diligence regarding CCOH’s five-year business plan.

On May 25, 2018, the CCOH Special Committee met, with representatives of Willkie, Houlihan, McKinsey, and members of the Separation Committee in attendance, to discuss the status of the work being performed regarding the Separation. At that meeting, a representative of Houlihan reported to the CCOH Special Committee on the conversations that had taken place between Houlihan and PJT Partners, the financial advisor to iHeart’s senior lenders (“PJT”), with respect to the Separation. The CCOH Special Committee noted the importance of CCOH’s liquidity and capital structure post the Separation. A representative from the Separation Committee then provided an update to the CCOH Special Committee on potential transition services to be provided in connection with the Separation.

On May 29, 2018, a representative of K&E sent a term sheet for the Separation to representatives of Willkie (the “May 29th Separation Term Sheet”).

On May 30, 2018, a representative of K&E sent a draft of a proposed transition services agreement for the post-Separation period to representatives of WSGR. This draft was prepared as a response to the initial draft sent to iHeartMedia’s advisors by a representative of Covington in January 2017 during preparations for the Global Exchange Offers.

In June 2018, negotiations regarding the terms of the Separation began in earnest between iHeartMedia and the CCOH Special Committee and their respective advisors. The CCOH Special Committee continued to meet on approximately a weekly basis to discuss the Separation and receive updates from its advisors and the Separation Committee.

On June 7, 2018, a representative of WSGR sent an updated draft of a proposed tax matters agreement between iHeartMedia and CCOH to representatives of K&E. This draft was prepared as a response to the draft that had been exchanged in February 2017 during preparations for the Global Exchange Offers.

On June 8, 2018, the CCOH Special Committee met, with representatives of Houlihan, Willkie and the Separation Committee in attendance. At this meeting, representatives of Houlihan updated the CCOH Special Committee on a meeting held on June 4, 2018 (the “June 4 Meeting”) with PJT Partners (the “Term Loan/PGN Group”) regarding the Separation.

At that meeting, representatives from Willkie and Houlihan also reviewed a revised version of the May 29 Separation Term Sheet with the CCOH Special Committee that was circulated to the CCOH Special Committee by a representative of Willkie prior to the June 8 meeting. Following the discussion, representatives from Willkie noted that they would update the revised term sheet to reflect comments from the CCOH Special Committee and would circulate an updated term sheet prior to the next meeting of the CCOH Special Committee.

On June 11, 2018, the CCOH Special Committee held a meeting, with representatives of Willkie and Houlihan in attendance, to discuss the revised term sheet, which was circulated to the CCOH Special Committee by a representative of Willkie prior to the meeting, and reflected the discussions from the June 8 CCOH Special Committee Meeting. Following the call, a representative of Willkie sent a revised term sheet for the Separation to representatives of K&E. The term sheet proposed payment in full in cash of CCOH’s prepetition claim on the Due from iHeartCommunications Note, waivers of any post-petition intercompany borrowings by CCOH, the return of the $27 million dividend paid by CCOH in January 2018, the transfer of intellectual property used by CCOH for no additional consideration and an additional $500 million of liquidity to be provided to CCOH by the Debtors.

On June 25, 2018, a representative of K&E sent a revised term sheet (the “June 25 Term Sheet”) to representatives of Willkie. The June 25 Term Sheet proposed an approximately 15% recovery of CCOH’s prepetition claim on the Due from iHeartCommunications Note (or approximately $155 million), less the fair market value of the intellectual property to be transferred by iHeartMedia to CCOH, and payment in full in cash by CCOH to iHeartCommunications for amounts owed under the post-petition intercompany borrowings by CCOH.

Following the receipt of the June 25 Term Sheet, representatives of K&E, Moelis, A&M, WSGR, Willkie, Houlihan, Jones Day (“Jones Day”), counsel to the Term Loan/PGN Group, PJT, Munger, Tolles & Olson LLP (“Munger Tolles”), counsel to the special committee of the iHeartMedia Board (the “iHeartMedia Special Committee”), and Perella Weinberg (“Perella Weinberg”), financial advisor to the iHeartMedia Special Committee, had multiple telephone conferences between one or more of such representatives.

On July 11, 2018, certain members of iHeartMedia’s management, K&E, Willkie, WSGR, Moelis, Munger Tolles, Houlihan, PJT, Perella Weinberg and Jones Day held an in-person conference. At the conference, the parties discussed material open issues regarding the proposed Separation, including the anticipated timing for consummation. At the conference, the parties also discussed the potential prepetition and post-petition claims that may exist between iHeartMedia and CCOH and ways in which such claims could be settled through a plan of reorganization. The parties also discussed CCOH’s post-Separation capital structure and liquidity needs, including how, the quantum and in what manner iHeartMedia could provide ongoing financial assistance to CCOH to supplement its long-term cash needs, and the upcoming maturity of the CCWH Subordinated Notes. No resolution was reached at the conference, and parties agreed to continue due diligence regarding, among other things: (i) the settlement of intercompany claims between iHeartMedia and CCOH and (ii) the adequate capitalization of CCOH after the proposed Separation.

Following the conference, the parties and their respective advisors continued to conduct due diligence regarding these matters, and the parties continued to engage in negotiations regarding, among other things, the treatment of the Due from iHeartCommunications Note, the post-petition intercompany balance that may be owed to CCOH or may be owed to iHeartCommunications and other claims that may arise under the intercompany agreements or between iHeartCommunications and CCOH as a result of their historical corporate relationship and the proposed Separation.

On July 13, 2018, the CCOH Special Committee met, with representatives from Willkie, Houlihan and the Separation Committee in attendance, to, among other things, discuss a revised term sheet (the “July Separation Term Sheet”) circulated by a representative of Willkie prior to the meeting. It was agreed at the meeting that Willkie would update the July Separation Term Sheet per the discussion at the meeting and circulate to the CCOH Special Committee for approval.

On July 15, 2018, a representative of Willkie sent the July Separation Term Sheet to representatives of K&E. The July Separation Term Sheet proposed waivers of any post-petition intercompany borrowings by CCOH, the transfer of intellectual property owned by iHeartMedia but used by CCOH to CCOH for no additional consideration, $232 million of cash to be provided to CCOH by iHeart, the payment by iHeartMedia of any fees related to the refinancing of the CCWH Subordinated Notes and the Debtors’ indemnifying CCOH for all transaction costs related to the Separation and any costs and liabilities related to litigation with GAMCO.

Throughout August, September and October of 2018, the CCOH Special Committee continued to meet on approximately a weekly basis with representatives of Houlihan, Willkie and the Separation Committee to receive updates on the Separation and continue due diligence with respect to the Separation.

On August 14, 2018, the CCOH Board met, with members of management of CCOH and iHeartMedia and representatives of Moelis, K&E, Willkie and WSGR, in attendance. Representatives of K&E updated the CCOH Board on iHeartMedia’s bankruptcy process and stated that iHeartMedia’s creditor’s committee had unsuccessfully pursued a standing motion to litigate against iHeartMedia’s creditors, and that iHeartMedia’s negotiations with its creditors were ongoing and that the parties continued to resolve open issues, including the composition of the iHeartMedia’s new board of directors, employee matters, and recoveries for the unsecured creditors. The representatives of K&E also noted that litigating the standing motion combined with efforts to resolve open issues between iHeartMedia and its various creditor constituencies had delayed iHeartMedia’s previously anticipated timeline by several weeks. The representatives of K&E then updated the CCOH Board on the anticipated timeline for iHeartMedia’s emergence from bankruptcy. The representatives from K&E also noted for the CCOH Board that one open discussion point between iHeartMedia and its creditors is the extent to which iHeartMedia will have the ability to seek financing from the market rather than from its senior creditors—dependent on whether the market options are more favorable.

At the meeting, the representatives of K&E and Moelis also discussed with the CCOH Board the progress being made with respect to the Separation and noted that the drafting and review of many of the ancillary documents, including Separation Agreement, the Transition Services Agreement (including the schedules thereto), and the registration statement for CCH were underway, and that if the Separation is structured as a taxable transaction, preferred stock will need to be issued at certain levels of the CCOH corporate structure and discussed the estimated equity value of such issuances.

On August 27, 2018, GAMCO, a stockholder of CCOH that had previously filed a derivative lawsuit against iHeartMedia and certain other defendants in 2016 (which was dismissed) filed the GAMCO Action. The complaint named as defendants the Sponsor Defendants and the members of the CCOH Board in November of 2017. The complaint asserted that the members of the CCOH Board and the intercompany note committee of the

CCOH Board (which was formed in 2012 pursuant to the settlement of a derivative lawsuit to monitor the Due from iHeartCommunications Note), breached their fiduciary duties by not demanding repayment under the Due from iHeartCommunications Note and declaring a simultaneous dividend. Like Norfolk, GAMCO also challenged the extension of the maturity of the Due from iHeartCommunications Note in November 2017.

On September 12, 2018, the CCOH Board met, with members of management of CCOH and iHeartMedia with representatives of Moelis, K&E, Houlihan and WSGR in attendance. Representatives of CCOH management updated the CCOH Board on the progress being made on the plan of separation including developments related to the possible separation of information technology systems and the identification of appropriate employees who would be transferred from iHeartMedia to CCOH. At the request of the CCOH Board, the representatives of K&E also discussed with the CCOH Board the progress being made with respect to the negotiations between members of the CCOH Special Committee and iHeartMedia regarding the terms of the Separation. The representatives also updated the CCOH Board on the progress being made in iHeartMedia’s bankruptcy case.

On September 16, 2018, a representative of Kellogg, Hansen, Todd, Figel & Frederick P.L.L.C. (“Kellogg Hansen”), counsel representing the Sponsor Entities in the GAMCO Action, sent a term sheet to a representative of Entwistle & Cappucci LLP (“Entwistle”), counsel to GAMCO, for the proposed terms of a settlement of the GAMCO Action, which included many of the same material terms set forth in the Debtors’ June 25 Term Sheet provided to the CCOH Special Committee. Over the following month, representatives of K&E, representatives of Kellogg Hansen and representatives of Entwistle continued to exchange proposals regarding the proposed terms of a settlement of the GAMCO Action.

On September 18, 2018, GAMCO and iHeartMedia entered into a non-disclosure agreement, and over the following month the parties had multiple conference calls and conducted due diligence regarding CCOH’s liquidity post-Separation.

On September 20, 2018, the Bankruptcy Court entered an order approving the disclosure statement and related solicitation and notice procedures for voting on iHeartMedia’s plan of reorganization, and iHeartMedia filed solicitation versions of the plan of reorganization and disclosure statement.

On September 20, 2018, the CCOH Special Committee met, with representatives from Houlihan, Willkie and WSGR in attendance, to, among other things, update the CCOH Special Committee on the status of the Norfolk Action and the GAMCO Action.

On October 10, 2018, the Debtors filed a fifth amended Plan of Reorganization and the Disclosure Statement Supplement.

On October 15, 2018, a representative of K&E sent a revised draft of the New Tax Matters Agreement to representatives of Willkie and WSGR.

On October 18, 2018, the Bankruptcy Court entered an order approving the Disclosure Statement Supplement and the continued solicitation of holders of general unsecured claims for voting on the iHeartMedia Plan of Reorganization.

On October 20, 2018, a representative of K&E sent to representatives of Willkie a proposed settlement term sheet that K&E had received from counsel to GAMCO.

On October 24, 2018, a representative of WSGR sent representatives of K&E a revised draft of the Transition Services Agreement.

On October 26, 2018, a representative of K&E sent representatives of WSGR and Willkie a draft of the Separation Agreement.

On October 26, 2018, the CCOH Special Committee met, with representatives of Willkie and Houlihan in attendance, to discuss, among other things, the proposed settlement of the GAMCO Litigation in light of the CCOH Special Committee’s last proposal regarding the Separation to iHeart.

On October 29, 2018, a representative of K&E sent to representatives of Willkie a revised proposed settlement term sheet that K&E had received from counsel to GAMCO.

On October 30, 2018, representatives of K&E, Willkie and WSGR had a telephone conference to discuss the New Tax Matters Agreement. Representatives of Willkie and WSGR requested additional due diligence materials related to the New Tax Matters Agreement.

Throughout November and December of 2018, the CCOH Special Committee met, with representatives of Houlihan and Willkie in attendance, to discuss the status of the Separation negotiations and the settlement of the GAMCO Action and, in December 2018, the Norfolk Action.

On November 4, 2018, the CCOH Board met, with members of management of CCOH and iHeartMedia and representatives of Moelis, A&M, K&E, Houlihan, Willkie and WSGR in attendance. Representatives of CCOH management updated the CCOH Board on the progress being made to refinance the CCWH Subordinated Notes. Representatives from K&E discussed with the CCOH Board certain issues relating to consummating such a refinancing as they pertain to iHeartMedia’s bankruptcy proceedings.

On November 6, 2018, a representative of K&E sent to representatives of Willkie a proposed settlement term sheet that K&E had sent to counsel to GAMCO.

On November 7, 2018, a representative of K&E sent to representatives of Willkie a revised proposed settlement term sheet that K&E had received from counsel to GAMCO.

On November 7, 2018, a representative of Willkie sent representatives of K&E an issues list regarding the New Tax Matters Agreement. On November 8, 2018, a representative of WSGR sent representatives of K&E an issues list regarding the Separation Agreement.

On November 12, 2018, a representative of K&E sent representatives of Willkie and WSGR an issues list regarding the Transition Services Agreement and an initial draft of the merger agreement between CCH and CCOH.

On November 13, 2018, representatives of K&E, WSGR and Willkie and representatives of management of iHeartMedia and CCOH had a telephone conference to discuss the Separation Agreement issues list.

On November 14, 2018, representatives of Jones Day, PJT, Willkie, Houlihan, A&M and Moelis had an in-person meeting to discuss the proposed settlement of the GAMCO Action and the status of the open issues relating to the Separation discussions.

On November 15, 2018, a representative of K&E sent to representatives of Willkie a revised proposed settlement term sheet that K&E had sent to counsel to GAMCO.

On November 16, 2018, a representative of K&E sent to representatives of Willkie a revised proposed settlement term sheet that K&E had received from counsel to GAMCO.

On November 16, 2018, a representative of K&E sent representatives of Willkie and WSGR a response to the New Tax Matters Agreement issues list, and a representative of WSGR sent representatives of K&E a response to the Separation Agreement issues list.

On November 19, 2018, a representative of K&E sent to representatives of Willkie a revised proposed settlement term sheet that K&E had sent to counsel to GAMCO.

On November 19, 2018, representatives of K&E, WSGR and Willkie and representatives of management of iHeartMedia and CCOH had a telephone conference to discuss the Transition Services Agreement issues list and the Merger Agreement.

On November 20, 2018, the iHeartMedia Board expanded the scope of the iHeartMedia Special Committee’s authority and delegated all matters relating to the Separation to the iHeartMedia Special Committee. The iHeartMedia Special Committee, which consisted of Frederic F. Brace and Charles H. Cremens, was formed in October 5, 2016 to review and approve matters related to iHeartMedia’s restructuring.

On November 22, 2018, iHeartMedia and GAMCO reached an agreement in principle on the terms of the GAMCO Settlement, as set forth in a term sheet sent by a representative of K&E to representatives of Entwistle on that day (the “GAMCO Term Sheet”). The GAMCO Term Sheet provides for, among other things, (i) a full release of claims asserted and threatened by GAMCO in the Chapter 11 Cases and the GAMCO Action, which encompasses the claim asserted in the Norfolk Action, (ii) the separation of CCOH from iHeartMedia and termination of the existing intercompany agreements, (iii) the recovery by CCOH of approximately $150 million on account of CCOH’s prepetition claim on the Due from iHeartMedia Communications Note, without setoff or reduction; (iv) the transfer to CCOH of iHeartMedia intellectual property used by CCOH for no additional consideration and no offset to the claim on the Due from iHeartCommunications Note; (v) a waiver of all post-petition license fees and the repayment of any post-petition intercompany balance owed by CCOH to iHeartMedia as of December 31, 2018, (iv) iHeartMedia to make available to CCOH an unsecured revolving line of credit in an amount not to exceed $170 million for a period of three years following the Separation at the prime rate of interest and (v) the issuance by CCOH (or its successor company) of preferred stock in an aggregate amount equal to approximately 2% of CCOH’s equity value.

On November 30, 2018, a representative of K&E informed the Bankruptcy Court that iHeartMedia had reached an agreement in principle with GAMCO and the CCOH Special Committee regarding the terms of a settlement. At that hearing, a representative of Willkie informed the Bankruptcy Court that while an agreement in principle had been reached with iHeartMedia and GAMCO, no formal agreement had been approved by the CCOH Special Committee and that issues remained open.

On December 2, 2018, the CCOH Board met, with members of management of CCOH and iHeartMedia and representatives of Moelis, K&E, A&M, Houlihan, Willkie and WSGR in attendance. Representatives of CCOH management updated the CCOH Board on the progress being made to refinance the CCWH Subordinated Notes.

On December 3, 2018, iHeartMedia filed the GAMCO Term Sheet with the Bankruptcy Court.

Also on December 3, 2018, representatives of Willkie and WSGR reviewed with the CCOH Special Committee the status of the open issues relating to the Separation documents being negotiated. Later on December 3, 2018, a representative of K&E sent to representatives of Willkie a draft of the revolving line of credit to be provided by iHeartMedia to CCOH in connection with the Separation.

On December 4, 2018, a representative of K&E sent to representatives of Willkie and WSGR a revised draft of the Merger Agreement. On December 4, 2018, a representative of K&E also sent to Willkie a draft of the Settlement Agreement and a revised draft of iHeartMedia’s proposed chapter 11 plan. On December 4, 2018, representatives of Willkie and WSGR sent to representatives of K&E revised drafts of the Separation agreements being negotiated.

On December 5, 2018, representatives of Willkie and Houlihan updated the CCOH Special Committee regarding the status of negotiations of the various Separation documents. On December 5, 2018, representatives of K&E sent to representatives of Willkie and WSGR revised drafts of the Separation documents being negotiated, as well as a draft of a joint motion requesting preliminary approval of the Settlement Agreement.

Also, on December 5, 2018, the CCOH Board met, with members of management of CCOH and iHeartMedia and representatives of Moelis, K&E, A&M, Houlihan, Willkie and WSGR in attendance. Representatives of the CCOH Special Committee updated the CCOH Board on the status of negotiations regarding the terms of the Separation. Also at the meeting, representatives of K&E discussed with the CCOH Board the timing and progress of iHeartMedia’s bankruptcy proceedings including certain objections that had been filed to the proposed plan of reorganization.

On December 6, 2018, representatives of Willkie distributed the aforementioned documents to the CCOH Special Committee. On December 6, 2018, representatives of Willkie sent to representatives of K&E revised copies of the Settlement Agreement, the joint settlement motion, iHeart’s revised plan and the draft revolving line of credit. On December 6, 2018, these documents also were sent to the CCOH Special Committee. On December 6, 2018, a representative of Willkie sent to representatives of K&E an issues list containing the CCOH Special Committee’s responses to the revised Separation documents received from K&E on December 5, 2018.

On December 7, 2018, representatives of K&E sent to representatives of Willkie and WSGR iHeart’s responses to the open issues relating to the Separation documents being negotiated, as well as a revised draft of the revolving line of credit. On December 7, 2018, a representative of Willkie sent to representatives of K&E comments to the draft joint settlement motion.

On December 8, 2018, a representative of K&E sent to representatives of Willkie revised drafts of the joint settlement motion and draft Settlement Agreement.

Throughout the exchange of the drafts of these documents and issues lists, numerous calls were held by and among representatives of Willkie, Houlihan, WSGR, K&E and A&M to discuss and negotiate the terms of the Separation on behalf of the CCOH Special Committee and iHeartCommunications.

On December 8, 2018, iHeart, the CCOH Special Committee and GAMCO filed a joint emergency motion with the Bankruptcy Court requesting entry of an order, among other things, preliminarily approving the GAMCO settlement. The December 8, 2018 joint motion noted that the parties still needed to finalize the terms of the settlement. On December 10, 2018, Norfolk filed a preliminary objection to joint motion, and at a hearing on December 11, 2018, the Bankruptcy Court scheduled a further hearing concerning the preliminary objection. Following the December 11 hearing, representatives of iHeart, counsel for Norfolk, K&E, Entwistle, WSGR and Willkie engaged in further negotiations that resulted in the entry into the Settlement Agreement on December 16, 2018.

The CCOH Special Committee unanimously approved the Settlement Agreement at a meeting held on December 16, 2018.

The Settlement Agreement contemplates that the Merger and Separation will take place upon consummation of iHeart’s Plan of Reorganization and also provides, among other things, (i) that iHeartMedia will provide New CCOH with an unsecured line of credit in the amount of $200.0 million, (ii) that iHeartMedia will indemnify CCOH for 50% of certain tax liabilities imposed on CCOH in connection with the Separation on or prior to the third anniversary of the Separation in excess of $5.0 million, with iHeartMedia’s aggregate liability limited to $15.0 million, and (iii) that iHeartMedia will reimburse CCOH for one-third of potential costs relating to certain leases between CCOH and third parties in excess of $10.0 million of such costs up to the first $35.0 million of such costs such that iHeartMedia will not bear more than $8.33 million of such costs. The Settlement Agreement also contemplates the settlement and resolution of the GAMCO Action and the Norfolk Action, and the exchange of mutual releases from the parties thereto and on behalf of all shareholders of CCOH.

On January 22, 2019, the Debtors filed a modified fifth amended Plan of Reorganization and the Bankruptcy Court entered an order confirming the iHeartMedia Plan of Reorganization ( the “Confirmation Order”).

Subsequent to the Bankruptcy Court’s entry of the Confirmation Order, representatives of iHeartCommunications, CCOH, and the CCOH Special Committee negotiated and finalized the terms of the forms of the Separation documents attached to the Settlement Agreement (namely, the Separation Agreement, the New Tax Matters Agreement, the Transition Services Agreement, the revolving loan agreement governing the iHeartCommunications Line of Credit and the New EBIT Agreement). Calls to discuss the Separation documents and the status of the Separation efforts were generally held on a weekly basis and numerous drafts of the Separation documents were exchanged. On March 25, 2019, the CCOH Special Committee met with representatives of management of CCOH and representatives of Houlihan, Willkie and WSGR in attendance. Prior to the meeting, materials were provided to the CCOH Special Committee providing an overview of the key terms of the Separation Agreement, Revolving Loan Agreement, Merger Agreement, Transition Services Agreement, New Tax Matters Agreement, New EBIT Agreement and the terms of the New CCOH Preferred Stock. At the conclusion of the meeting on March 25, 2019, after being provided with an update regarding the status of the Separation and the terms of the Separation documents, the CCOH Special Committee unanimously approved the forms of the Separation documents.

Also on March 25, 2019, following the meeting of the CCOH Special Committee, the CCOH Board met, with members of management of CCOH and representatives of K&E and WSGR in attendance. Representatives of WSGR provided the CCOH Board with an update on the status of the Separation. Representatives of WSGR also provided the CCOH Board with an overview of the key terms of the Separation Agreement, Revolving Loan Agreement, Merger Agreement, Transition Services Agreement, New Tax Matters Agreement, New EBIT Agreement and the terms of the New CCOH Preferred Stock. The CCOH Board, including members of the Special Committee, also discussed the recommendation of the CCOH Special Committee to approve the Separation and Merger and related items. Upon the recommendation of the CCOH Special Committee, the members of the CCOH Board present and voting unanimously approved the Separation, Separation Agreement and related agreements; approved, adopted and declared advisable the Merger and the Merger Agreement; submitted the Merger and the Merger Agreement and other matters related to the Separation and Merger to CCOH stockholders for approval; approved the Revolving Loan Agreement; approved the delisting of the CCOH shares from the New York Stock Exchange; approved the assumption by New CCOH of the CCOH 2005 Stock Incentive Plan and the CCOH 2012 Amended and Restated Stock Incentive Plan; nominated and approved for election the intended directors of New CCOH, upon completion of the Merger; and approved the payment of professional fees related to the Separation and Merger.

Reasons for the Separation and Merger; Reasons for the CCOH Board Approval of the Settlement Agreement

As described above, the CCOH Board established the CCOH Special Committee and generally delegated to it, to the fullest extent permitted by law, the full power and authority of the CCOH Board, in connection with the restructuring of iHeartMedia and certain of its subsidiaries, to, among other things, (a) consider, evaluate, negotiate and approve or disapprove (i) any change in the terms of or termination of the cash management or other intercompany arrangements between CCOH and iHeartMedia, and (ii) any matters related to the treatment of the balance outstanding under the Due from iHeart Note in connection with an iHeartMedia restructuring, and otherwise conduct any negotiations related thereto, (b) direct the entry into any contracts or instruments, in the name of and on behalf of CCOH, and (c) to the extent Section 141(c)(2) of the Delaware General Corporation Law does not permit the CCOH Board to delegate to the CCOH Special Committee the power or authority to approve, adopt, amend, or recommend an action or transaction deemed advisable by the CCOH Special Committee, recommend that the CCOH Board approve, adopt, amend, or recommend such action or transaction related to the matters described in clause (a) above. The CCOH Special Committee has unanimously approved the Settlement Agreement (to which forms of the Settlement and Separation Agreement, the Merger Agreement and other separation documents are attached). In evaluating the Settlement Agreement and arriving at its determination to approve the Settlement Agreement, the CCOH Special Committee consulted with the CCOH Special Committee’s outside legal counsel and financial adviser, CCOH’s management, and CCOH’s outside legal counsel, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Settlement Agreement to CCOH and its stockholders.

Following the recommendation of the CCOH Special Committee, the members of the CCOH Board present and voting unanimously approved the Separation and Merger, and the transactions completed thereby. In evaluating the Separation and the Merger and arriving at its determination, to approve the Separation and Merger, and the transactions contemplated thereby, the CCOH Board consulted with CCOH’s management, CCOH’s outside legal counsel, the CCOH Special Committee and the CCOH Special Committee’s outside legal counsel, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Separation and the Merger to CCOH and its stockholders.

The CCOH Special Committee and the CCOH Board each believed that, taken as a whole, the following factors supported their respective decisions to approve and/or recommend the approval of, as applicable, the proposed Separation and Merger Agreement (which are not in any relative order of importance):

•	The ability of New CCOH to focus on its core business following the Separation and Merger with a dedicated management team focused on building and growing the core business.

•

As of March 25, 2019, iHeartCommunications indirectly owned (1) all of the outstanding shares of Class B common stock of CCOH and (2) 10,726,917 shares of Class A common stock of CCOH, collectively representing approximately 89.1% of the outstanding shares of CCOH common stock. Each share of CCOH Class B common stock entitles its holder to 20 votes and each share of CCOH Class A common stock entitles its holder to one vote on all matters on which stockholders are entitled to vote. As a result, iHeartCommunications controlled approximately 99% of the total voting power of the CCOH common stock. iHeartCommunications’ interests as CCOH controlling stockholder may differ from other stockholders’ interests, and actions taken by iHeartCommunications with respect to CCOH may not be favorable to all stockholders.

•

With the Separation, iHeartCommunications, an entity currently in bankruptcy, no longer will have the ability to direct the election of all members of the New CCOH Board or otherwise exercise a controlling influence over the New CCOH business and affairs, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, the repurchase or redemption of common stock or preferred stock, if applicable, and the payment of dividends by New CCOH in certain situations.

•

Following the Separation, iHeartCommunications no longer will have the power to determine the outcome of matters submitted to a vote of the New CCOH stockholders, including the power to prevent an acquisition or any other change in control.

•

CCOH previously entered into a Master Agreement, a Corporate Services Agreement, an Employee Matters Agreement, a Tax Matters Agreement, a License Agreement and a number of other agreements with iHeartCommunications setting forth various matters governing CCOH’s relationship with iHeartCommunications while it remains a significant stockholder in CCOH. These agreements allow iHeartCommunications to retain control over many aspects of the CCOH operations. CCOH was generally not able to unilaterally terminate these agreements or amend them in a manner deemed more favorable to CCOH so long as iHeartCommunications continued to own shares of CCOH common stock representing more than 50% of the total voting power of CCOH common stock. The Separation and Merger will remove these impediments to the development of the New CCOH business.

•

Pursuant to the Corporate Services Agreement, CCOH presently is obligated to use various corporate services provided by iHeartCommunications and its affiliates, including treasury, payroll and other financial services, certain executive officer services, human resources and employee benefit services, legal services, information systems and network services and procurement and sourcing support. Following the Separation, and after a transition period, New CCOH will no longer be reliant on iHeartCommunications to provide such services.

•	Also pursuant to the Corporate Services Agreement, substantially all of the cash generated from CCOH’s domestic Americas operations presently is transferred daily into accounts of

iHeartCommunications (after satisfying CCOH’s controlled disbursement accounts and the funding requirements of the trustee accounts under the senior notes and the senior subordinated notes issued by Clear Channel Worldwide Holdings, Inc., an indirect, wholly-owned subsidiary of CCOH), where funds of CCOH and of iHeartCommunications are commingled, and recorded as “Due from/to iHeartCommunications” on the consolidated balance sheet. Net amounts owed between CCOH and iHeartCommunications are evidenced by revolving promissory notes. CCOH does not have any material committed external sources of capital independent from iHeartCommunications, other than its $125.0 million revolving credit commitments, and iHeartCommunications is not required to provide CCOH with funds to finance its working capital or other cash requirements.

•

As a result, CCOH has no access to the cash transferred from it to iHeartCommunications other than CCOH’s right to demand payment by iHeartCommunications of the amounts owed to CCOH under the revolving promissory note. This cash sweep mechanism will be terminated upon the occurrence of the Separation and New CCOH will maintain complete control of its own cash. In addition, following the Separation, iHeartCommunications will provide CCOL with a revolving credit facility that provides for borrowings, at CCOL’s option, of up to $200.0 million, with any borrowings bearing interest at a rate equal to the prime lending rate.

•

In addition, the Master Agreement and, in some cases, iHeartCommunications’ financing agreements, include restrictive covenants that, among other things, restrict CCOH’s ability to issue any shares of capital stock, incur additional indebtedness, make certain acquisitions and investments, repurchase stock, dispose of certain assets and merge and consolidate. The Separation will terminate these restrictions.

•

The rights of iHeartCommunications under these agreements may allow iHeartCommunications to delay or prevent an acquisition of CCOH that other stockholders may consider favorable. In addition, the restrictions contained in these agreements limit CCOH’s ability to finance operations and capital needs, make acquisitions or engage in other business activities, including its ability to grow and increase its revenue or respond to competitive changes. The Separation will terminate those rights.

•

The corporate opportunity policy set forth in CCOH’s amended certificate of incorporation addresses potential conflicts of interest between CCOH, on the one hand, and iHeartCommunications or iHeartMedia and its officers and directors who are officers or directors of CCOH, on the other hand. The policy generally provides that if iHeartCommunications or iHeartMedia acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both iHeartCommunications and CCOH, CCOH will have renounced its interest in the corporate opportunity. It also generally provides that if one of CCOH’s directors or officers who is also a director or officer of iHeartCommunications or iHeartMedia learns of a potential transaction or matter that may be a corporate opportunity for both iHeartCommunications and CCOH, (1) CCOH will have renounced its interest in the corporate opportunity, unless that opportunity is expressly offered to that person in writing solely in his or her capacity as CCOH’s director or officer, and (2) the director or officer will have no duty to communicate or present that corporate opportunity to us and will not be liable to CCOH or its stockholders for breach of fiduciary duty by reason of iHeartCommunications’ actions with respect to that corporate opportunity. This policy could result in iHeartCommunications having rights to corporate opportunities in which both CCOH and iHeartCommunications have an interest. The Separation will end these policies and opportunities.

•

As long as iHeartCommunications continues to own shares of CCOH common stock representing at least 80% of the total voting power and value of its common stock, CCOH and certain of its subsidiaries are included in iHeartCommunications’ consolidated group for U.S. federal income tax purposes for all pre-Separation periods. In addition, CCOH or one or more of its subsidiaries may be included in the combined, consolidated or unitary tax returns of iHeartCommunications for foreign, state and local income tax purposes. Under the Tax Matters Agreement, by virtue of its controlling ownership, iHeartCommunications effectively controls all of CCOH’s tax decisions. The Tax Matters

Agreement provides that iHeartCommunications has the sole authority to respond to and conduct all tax proceedings (including tax audits) relating to CCOH, to file all income tax returns on CCOH’s behalf and to determine the amount of CCOH’s liability to (or entitlement to payment from) iHeartCommunications under the Tax Matters Agreement. This arrangement may result in conflicts of interest between iHeartCommunications and CCOH. For example, under the Tax Matters Agreement, iHeartCommunications is able to choose to contest, compromise, or settle any adjustment or deficiency proposed by the relevant taxing authority in a manner that may be beneficial to iHeartCommunications and detrimental to CCOH. After the Separation, New CCOH will control its own tax requirements and decisions as provided in the New Tax Matters Agreement.

•

Moreover, notwithstanding the Tax Matters Agreement, federal law provides that each member of a consolidated group is liable for the group’s entire tax obligation. Thus, to the extent iHeartCommunications or other members of the group fail to make any United States federal income tax payments required by law, CCOH would be liable for the shortfall. Similar principles may apply for foreign, state and local income tax purposes where CCOH files combined, consolidated or unitary returns with iHeartCommunications or its subsidiaries for federal, foreign, state and local income tax purposes. After the Separation, New CCOH will no longer be subject to these requirements except to the extent of the New Tax Matters Agreement that will govern the pre-separation period and the Separation itself.

•

The Separation and Merger would enhance the ability of iHeart to emerge from Chapter 11 bankruptcy as contemplated by the Plan of Reorganization. Prompt approval of the Separation and the Merger could accelerate the timing of the approval of iHeartCommunications’ Plan of Reorganization and ultimately the Separation of iHeart Communications and CCOH.

•

Following the Separation and Merger, New CCOH would not be owned by entities in Chapter 11 bankruptcy and would not be responsible for any debts of iHeartMedia and iHeartMedia’s other subsidiaries, or the radio business.

•

The terms of the Separation, including the assets to be included in New CCOH (including the intellectual property rights iHeart currently owns to the name “Clear Channel”), the $200 million unsecured revolving credit facility to be provided by iHeartCommunications to New CCOH for three years at the prime rate of interest, the transition services and tax indemnifications provided by iHeart to New CCOH.

•

The agreement by iHeartCommunications to waive post-petition intellectual property license fees and any postpetition intercompany note balance that CCOH may owe to iHeart as of December 31, 2018, and, to the extent iHeart owes a postpetition balance to CCOH as of December 31, 2018, to pay that amount to CCOH upon Separation.

•

Upon consummation of iHeartCommunications’ Plan of Reorganization, New CCOH will receive 14.44% of its allowed claim of $1,031.7 million in cash in satisfaction of the intercompany note owed by iHeartCommunications to CCOH, without any setoff by iHeartCommunications on account of any potential defenses that iHeartCommunications may hold as potential setoffs to the intercompany note claim.

•

Consummation of the Settlement Agreement will resolve two pending class action lawsuits (namely, Norfolk Country Retirement System v. Hendrix, et al., C.A. No. 2017-0930-JRS (Del. Ch.) and GAMCO Asset Mgmt, Inc. v. Hendrix, et al., C.A. No. 2018-0633-JRS (Del. Ch.), and result in the release of all claims relating thereto, providing an end to intercompany arrangements that gave rise to these lawsuits and two others during the past six years.

•

The results of negotiations with iHeart regarding the terms of the Settlement Agreement, and the CCOH Special Committee’s belief that further negotiations were unlikely to result in superior terms, while potentially resulting in harm to CCOH resulting from delay in effecting the Separation and Merger.

•	New CCOH’s prospects as a stand-alone company, and that New CCOH would not be reliant on iHeart for treasury functions, and, in the longer term, other administrative services.

•	The fact that New CCOH would no longer be a controlled company immediately following the Separation and Merger could provide New CCOH stockholders with certain benefits, including:

•	Increased market liquidity, allowing stockholders to continue to invest in the outdoor business with a more fulsome trading market.

•	A more liquid trading market for New CCOH stock which could make employee stock incentives more meaningful.

•	Potential increased influence by the CCOH stockholders over corporate governance and stockholder matters.

•	A simplified governance structure with one class of common stock and no immediate controlling stockholder.

The CCOH Special Committee and the CCOH Board also considered certain other uncertainties, risks and potentially negative factors in its deliberations concerning the Settlement Agreement, including the following (which are not in any relative order of importance):

•

Following the Separation and Merger, New CCOH will not have access to certain previously shared services between iHeart and CCOH. This creates a potential loss of cost synergies of CCOH and iHeart, including increased administrative costs as a stand-alone public company, cost of replicating support operations previously provided by iHeart to the outdoor business, reduction in buying power and economies of scale from no longer being part of a larger organization and risks associated with transitioning to new systems. In addition, New CCOH will be reliant on iHeart for certain transition services following the Separation under the Transition Services Agreement, and iHeart may deprioritize the transition services relative to its core radio business.

•	Potential loss of revenues as a result of decreased opportunities for cross-selling between iHeart’s radio business and CCOH’s outdoor business.

•

The possible loss of key management, operations, sales and other personnel, vendors and customers, and the possibility the Separation and Merger may make it more difficult to attract and retain key personnel. In addition, following the Separation and Merger, New CCOH will not have access to senior management, directors and advisors of iHeart.

•	New CCOH may have increased difficulty in servicing its debt obligations and funding its operations and capital expenditures on a going-forward basis.

•

The iHeart Chapter 11 Cases and the Separation may result in unfavorable tax consequences for New CCOH and impair its ability to utilize federal income tax net operating loss carryforwards in future years.

•

The risks of non-completion of the Separation and Merger, including the costs incurred in connection therewith, and the impact on the trading price of CCOH’s Common Stock and CCOH’s business and operating results.

The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by each of the CCOH Special Committee and the CCOH Board in their consideration of the Settlement Agreement. After considering these and other factors, each of the CCOH Special Committee and the CCOH Board concluded that the potential benefits of the Settlement Agreement (including the Separation and Merger contemplated thereby) outweighed the uncertainties and risks. In view of the variety of factors considered by each of the CCOH Special Committee and the CCOH Board and the complexity of these factors, each of the CCOH Special Committee and the CCOH Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination. Moreover, each member of the CCOH Special Committee and the CCOH Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The members of the CCOH Board present and voting unanimously adopted and approved the Separation and the Merger Agreement, and the transactions contemplated thereby, based upon, among other things, the recommendation of the CCOH Special Committee that it do so and based upon the totality of the information presented to and considered by the CCOH Board.

Interests of Certain Persons in the Merger

CCOH directors and executive officers may have interests in the Merger that are different from, or are in addition to, those of the holders of CCOH Common Stock. These interests may include, but are not limited to, the interests of certain directors of CCOH in the iHeart Chapter 11 Cases, the continued employment of certain executive officers of CCOH by New CCOH, the treatment in the Merger of equity awards held by CCOH directors and executive officers, and provisions in the Merger Agreement regarding continued indemnification of CCOH directors and officers.

The members of a special committee consisting of independent directors established by the CCOH Board (the “CCOH Special Committee”) and the CCOH Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and, in the case of the CCOH Special Committee, in recommending to the CCOH Board that it adopt the Merger Agreement and approve the Merger.

CCOH Equity Awards

As of November 30, 2018, certain of the CCOH’s non-employee directors hold 3,245 shares of unvested restricted stock and options with respect to 87,159 shares of CCOH Class A Common Stock, of which 3,967 are unvested. The CCOH executive officers hold options with respect to 848,368 shares of CCOH Class A Common Stock, of which 233,894 are unvested, 623,448 shares of unvested restricted stock, and 321,508 unvested restricted stock units.

Treatment of Options to Purchase CCOH Class A Common Stock

The Merger Agreement will provide that prior to the Closing, CCH and CCOH will each adopt resolutions and take all necessary actions such that New CCOH will adopt the CCOH Equity Incentive Plans. At the Effective Time, each option to purchase shares of CCOH Class A Common Stock granted pursuant to a CCOH Equity Incentive Plan (a “CCOH Stock Option”) that is outstanding and unexercised as of immediately prior to the Effective Time will be converted into and become an option to purchase shares of New CCOH Common Stock (a “New CCOH Stock Option”). Each New CCOH Stock Option will continue to have, and be subject to, the same terms and conditions applied to the CCOH Stock Option immediately prior to the Effective Time.

Treatment of CCOH Restricted Stock Units

The Merger Agreement will provide that at the Effective Time, each right or award to receive a share of CCOH Class A Common Stock or benefits measured by the value of such share pursuant to any CCOH Equity Incentive Plan (a “CCOH Restricted Stock Unit”) that is outstanding as of immediately prior to the Effective Time (but excluding any CCOH Restricted Stock Unit or portion thereof that becomes vested as result of the consummation of the Merger and is settled in shares of CCOH Class A Common Stock that, in turn, converts into the right to receive New CCOH Common Stock) will be assumed by the Surviving Corporation and will be converted into a right or award to acquire or receive a share of New CCOH Common Stock or benefits measured by the value of such share of New CCOH Common Stock pursuant to any CCOH Equity Incentive Plan (a “New CCOH Restricted Stock Unit”). Each New CCOH Restricted Stock Unit as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the CCOH Restricted Stock Unit immediately prior to the Effective Time. As of the Effective Time, each such New CCOH Restricted Stock Unit as so assumed and converted will represent the right to receive a corresponding number of shares of New CCOH Common Stock.

Treatment of CCOH Restricted Stock Awards

The Merger Agreement will provide that at the Effective Time, each restricted share of CCOH Class A Common Stock granted pursuant to a CCOH Equity Incentive Plan (a “CCOH Restricted Stock Award”) that is outstanding immediately prior to the Effective Time will be converted into a corresponding number of shares of New CCOH Common Stock (a “New CCOH Restricted Stock Award”). Each unvested converted CCOH Restricted Stock Award so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the CCOH Restricted Award immediately prior to the Effective Time.

The agreements governing the CCOH Stock Options and the CCOH Restricted Stock Units generally provide that the CCOH Stock Options and the CCOH Restricted Stock Units vest immediately upon a “change in control” (as defined in the agreements), as determined by the CCOH Board acting in its sole discretion, whether or not the grantee’s employment is terminated, except that certain of the agreements governing the CCOH Stock Options and the CCOH Restricted Stock Units provide that the award vests only upon termination of a grantee’s employment by CCOH without “cause” (as defined in the agreement) within 12 months following a “change in control,” as determined by the CCOH Board acting in its sole discretion. The agreements governing the CCOH Restricted Stock Awards provide that upon termination of a grantee’s employment by CCOH without “cause” (as defined in the agreement) within 12 months following a “change in control” (as defined in the agreements), as determined by the CCOH Board acting in its sole discretion, all outstanding and unvested CCOH Restricted Stock Awards shall become vested. The Compensation Committee of the CCOH Board has not determined whether to treat the Merger and the Separation as a “change in control” for purposes herein such that such accelerated vesting would be triggered. The Merger Agreement provides that all such awards will be assumed by New CCOH and will remain subject to their existing terms and conditions, without adjustment.

The table below sets forth the following information with respect to our directors and named executive officers as of March 27, 2019: (i) the number of unvested CCOH Stock Options, (ii) the weighted average exercise price of such unvested CCOH Stock Options, (iii) number of unvested CCOH Restricted Stock Awards and (iv) the number of unvested CCOH Restricted Stock Units. As described above, no acceleration of vesting is expected to occur, and no cash payments are expected to be made, in respect of any CCOH Stock Options, CCOH Restricted Stock Awards or CCOH Restricted Stock Units at the Closing of the Merger. The Compensation Committee of New CCOH may, however, determine it appropriate to accelerate or cash out such awards following the consummation of the Merger or the Separation or following changes in employment or other service status that may occur due to the Merger or the Separation. For information regarding the value that would be recognized by Messrs. Eccleshare and Wells if the vesting of the unvested equity awards held by them is accelerated, see “Executive Compensation—Golden Parachute Compensation.”

Name	Number of Unvested CCOH Stock Option Awards	Weighted Average Exercise Price of Unvested CCOH Stock Option Awards	Number of Unvested CCOH Restricted Stock Awards	Number of Unvested CCOH Restricted Stock Units
Directors
Vicente Piedrahita	—	—	—	—
Dale W. Tremblay	20,956	$6.75	3,245	—
Blair E. Hendrix	—	—	—	—
Harvey L. Tepner	—	—	—	—
Daniel G. Jones	—	—	—	—
Olivia Sabine	—	—	—	—
Paul Keglevic	—	—	—	—
Executive Officers
Robert W. Pittman	—	—	—	—
Richard J. Bressler	—	—	—	—
Scott R. Wells	191,568	$6.82	623,448	—
C. William Eccleshare	—	—	—	321,508
Steven J. Macri	—	—	—	—
Scott D. Hamilton	—	—	—	—
Robert H. Walls, Jr.	—	—	—	—

The table above does not include any awards that may be granted following the filing of this information statement/prospectus.

Other Arrangements

iHeartMedia’s employment agreements with Mr. Pittman and Mr. Bressler (each, an “executive”) contain a 280G “gross-up” provision that would apply in certain circumstances in which any payments (the “Company Payments”) received by the executive are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any such excise tax is imposed, the stockholder approval rules of Q&A No. 6 in the applicable Section 280G regulations (the “Cleansing Vote Rules”) are applicable and the executive declines to submit such excess parachute payments for approval by iHeartMedia’s stockholders, iHeartMedia will pay to the executive an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, the executive will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in the applicable employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by

Section 4999 of the Code. It is not anticipated that Messrs. Pittman and Bressler will be entitled to a gross-up payment in connection with the Merger and the Separation.

Severance Entitlements

For a description of the severance payments that CCOH’s named executive officers may be entitled to receive in connection with the Merger and the Separation, see “Executive Compensation—Golden Parachute Compensation.”

New Management Arrangements

On March 4, 2019, CCOH entered into a new employment agreement with C. William Eccleshare. For a description of Mr. Eccleshare’s employment agreement, see “Executive Compensation of New CCOH.”

Releases of Claims

The Settlement Agreement provides for mutual releases, including a release of all claims that have been asserted, could have been asserted or ever could be asserted with respect to the iHeart Chapter 11 Cases and the Delaware Actions, including claims against directors of CCOH. See “Other Agreement—The Settlement Agreement.”

Indemnification and Advancement of Expenses

Notwithstanding the contemplated release of pre-Closing claims as between the iHeart Group and the Outdoor Group pursuant to the Separation Agreement, the directors, officers or employees of CCOH at or prior to the Closing Date will continue to be entitled to indemnification or advancement of expenses pursuant to any then-existing indemnification obligations. See “The Settlement and Separation Agreement—Release of Pre-Closing Claims”

Corporate Name Following the Merger

Upon completion of the Merger, the name of the Surviving Corporation will be “Clear Channel Outdoor Holdings, Inc.”

Procedures for Surrender of Certificates

After the Effective Time, Computershare Trust Company, N.A. (the “Transfer Agent”) will mail to each holder of record (as of immediately prior to the Effective Time) holding a Certificate a Letter of Transmittal and instructions for surrendering the Certificates in exchange for shares of New CCOH Common Stock. Upon surrender of Certificates for cancellation to the Transfer Agent, and upon delivery of a Letter of Transmittal, duly executed and in proper form with respect to such Certificates, and such other documents as may reasonably be required by the Transfer Agent, the holder of such Certificates will receive shares of New CCOH Common Stock in book-entry form for which such shares of CCOH Class  A Common Stock have been converted.

Book-Entry Shares

Any holder of non-certificated shares of CCOH Class A Common Stock represented by book-entry (“Book-Entry Shares”) whose shares of CCOH Class A Common Stock are converted into the right to receive New CCOH Common Stock at the Effective Time will not be required to deliver a Certificate or an executed Letter of Transmittal to the Transfer Agent to receive New CCOH Common Stock that such holder is entitled to receive. In lieu thereof, each such holder will, upon receipt by the Transfer Agent of an “agent’s message” (or such other evidence, if any, of surrender as the Transfer Agent may reasonably request) be entitled to receive in exchange the New CCOH Common Stock. Conversion into New CCOH Common Stock with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered.

Accounting Treatment

For accounting purposes, the Merger is a business combination to be accounted for as a reorganization of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the financial position and results of operations of CCOH will be included in the carve-out financial statements of the Outdoor Business of CCH on the same basis as currently presented and as if the entities were combined into a single reporting entity for all periods presented.

Regulatory Approvals

The Merger Agreement will provide that the consummation of the Merger will be conditioned on the satisfaction or waiver of all conditions precedent to the effectiveness of the iHeartMedia Plan of Reorganization prior to or contemporaneously with the Closing. As described under “The iHeartMedia Restructuring,” one of the conditions to the effectiveness of the iHeartMedia Plan of Reorganization is the approval of the Federal Communications Commission (the “FCC”) of the transfer of control of iHeartMedia.

iHeartMedia’s operations are subject to significant regulation by the FCC under the Communications Act and FCC rules and regulations promulgated thereunder. A radio station may not operate in the United States without the authorization of the FCC. Approval of the FCC (“FCC Approval”) is required for the issuance, renewal, transfer of control, assignment, or modification of radio station operating licenses. The iHeartMedia Plan of Reorganization requires the Debtors to file applications with the FCC (“the “FCC Long Form Applications”) seeking the FCC’s consent to the transfer of control of iHeartMedia and to take certain procedural steps to obtain FCC Approval of the FCC Long Form Applications. The Debtors filed the FCC Long Form Applications on October 9, 2018.

Listing of Common Stock on the NYSE

CCH intends to apply to list the New CCOH Common Stock on the NYSE under the symbol “CCO.” The approval for listing the shares of New CCOH Common Stock on the NYSE or other nationally recognized exchange is a condition to CCH’s obligation to effect the Merger.

Consequences under the Securities Act

After the Merger, New CCOH will file periodic reports and other documents with the SEC and provide to its stockholders the same types of information that CCOH currently provides. Holders of CCOH Class A Common Stock that is freely tradable prior to the Merger will have freely tradable shares of New CCOH Common Stock after the Merger. Holders of CCOH Restricted Stock will receive New CCOH Restricted Stock that is subject to the same restrictions on transfer as those to which their present shares of CCOH Restricted Stock are subject.

Governance of New CCOH Following the Merger

Pursuant to the iHeartMedia Plan of Reorganization, a board selection committee consisting of certain holders of interests and creditors in the iHeart Chapter 11 Cases selected C. William Eccleshare, John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey and Jinhy Yoon to be nominated and elected to the New CCOH Board.

New CCOH’s amended certificate of incorporation will provide that the New CCOH Board is initially divided into three classes. The term of the first class of directors will expire at New CCOH’s 2020 annual meeting of stockholders, the term of the second class of directors will expire at New CCOH’s 2021 annual meeting of stockholders and the term of the third class of directors will expire at New CCOH’s 2022 annual meeting of stockholders. From and after New CCOH’s fourth annual meeting of the stockholders following the effectiveness of the amended certificate of incorporation, the board of directors will no longer be classified and each director will be elected for a one-year term.

Mr. Eccleshare is expected to serve as the Chief Executive Officer of New CCOH, Mr. Coleman is expected to serve as the Chief Financial Officer of New CCOH and Lynn Feldman is expected to serve as the Executive Vice President, General Counsel and Secretary of New CCOH following the Separation. Mr. Eccleshare currently serves as Chairman and Chief Executive Officer of Clear Channel International, Mr. Coleman currently serves as iHeartMedia’s and CCOH’s Senior Vice President and Treasurer and Ms. Feldman currently serves as General Counsel and Corporate Secretary for Clear Channel Outdoor Americas. New CCOH expects to continue to identify replacements for other key positions.

No Appraisal or Dissenters’ Rights

No dissenters’ rights or appraisal rights will be available to the stockholders of CCOH or CCH in accordance with the Delaware General Corporation law (the “DGCL”).

THE SETTLEMENT AND SEPARATION AGREEMENT

The following section is a summary of the material provisions of the Separation Agreement. The following description of the Separation Agreement is subject to, and qualified in its entirety by reference to, the Separation Agreement, which is included as Annex B to this information statement/prospectus and incorporated by reference in this information statement/prospectus. This summary may not contain all of the information about the Separation Agreement that may be important to you. We urge you to read the Separation Agreement carefully and in its entirety.

Restructuring Steps

Pursuant to the Separation Agreement, the parties to the Separation Agreement will agree to use commercially reasonable efforts to consummate all transactions contemplated by, and in the order, time and manner specified in, the restructuring steps memorandum to be attached to the Separation Agreement (the “Restructuring Transactions Memorandum”).

Merger Agreement

CCOH and CCH agreed that in connection with entering into the Separation Agreement, CCH and CCOH will enter into the Merger Agreement, pursuant to which CCOH will merge with and into CCH, with CCH being the surviving corporation. CCH and CCOH have agreed to timely consummate the Merger in accordance with the Merger Agreement and the Restructuring Transactions Memorandum.

Transfer of Assets

Pursuant to the terms of the Separation Agreement, on or before the Closing Date, iHeartMedia and iHeartCommunications will cause the iHeart Group to assign, transfer, convey and deliver to iHeartCommunications, and iHeartCommunications will transfer to CCH or the relevant member of the Outdoor Group, the Outdoor Assets, including the following assets, subject to certain exceptions:

•

all assets (other than intellectual property and rights) that are primarily related to or primarily used or held for use in connection with the business of any member of the Outdoor Group (the “Outdoor Business”), subject to certain exceptions;

•

all assets owned by any member of the Outdoor Group as of the date of the Seperation Agreement that relate to or are used or held for use in the Outdoor Business except as otherwise specifically contemplated in the Separation Agreement;

•	all assets owned by any member of the Outdoor Group to the extent reflected as being assets of the Outdoor Group in the most recently publicly-filed financial statements of CCOH;

•

the intellectual property, including patents, marks, domain names and software, owned or purported to be owned by, licensed to or otherwise used or held for use and software used by any member of the iHeart Group or the Outdoor Group that is primarily related to or primarily used by or held for use in the conduct or operation of the Outdoor Business specifically contemplated in the Separation Agreement;

•	all rights and benefits of any member of the Outdoor Group under the Separation Agreement or any ancillary agreement to the Separation Agreement (the “Ancillary Agreements”);

•	the assets and insurance policies that are expressly contemplated by the Separation Agreement to be transferred to the Outdoor Group; and

•	the sponsorship of and the assets maintained pursuant to or in connection with the Outdoor benefit and compensation plans.

Pursuant to the terms of the Separation Agreement, on or before the Closing Date, CCH and CCOH will cause each member of the Outdoor Group to transfer to the relevant member of the iHeart Group the iHeart Assets, including the following, subject to certain exceptions:

•	all issued and outstanding equity interests held by iHeartMedia or its subsidiaries in any entity that is not a member of the Outdoor Group;

•	all the intellectual property and software other than the intellectual property and software to be transferred to the Outdoor Group;

•	all rights and benefits of any member of the iHeart Group under the Separation Agreement or any Ancillary Agreement;

•	the equity securities of Radio Newco and all of its subsidiaries;

•	the assets that are expressly contemplated by the Separation Agreement to be retained by the iHeart Group;

•	the sponsorship of and the assets maintained pursuant to or in connection with each benefit or compensation plan maintained by a member of the iHeart Group;

•

all assets owned by any member of either the Outdoor Group or the iHeart Group as of the Closing Date that are primarily related to or primarily used or held for use in connection with the business of any member of the iHeart Group (the “iHeart Business”);

•	all assets owned by any member of the iHeart Group as of the date hereof that relate to or are used or held for use in the iHeart Business;

•

except as otherwise provided in the Separation Agreement, all assets owned by any member of the Outdoor Group or the iHeart Group to the extent reflected as being assets of the iHeart Group in the most recently publicly-filed financial statements of iHeartMedia; and

•

any assets not used primarily in the Outdoor Business, including the assets primarily related to the broadcast radio, digital online and mobile platforms and products, program syndication, entertainment, traffic and weather data distribution and music research services businesses of iHeartMedia and its subsidiaries.

Assumption of Liabilities

Concurrently with the transfer of the Outdoor Assets from the iHeart Group to the Outdoor Group, the members of the Outdoor Group will assume certain liabilities described below and certain other liabilities described in the schedules to the Separation Agreement. The liabilities that the Outdoor Group will assume (the “Outdoor Liabilities”) include, without limitation:

•	liabilities to the extent relating to, arising out of or resulting primarily from the operation or ownership of the Outdoor Business;

•

any environmental liabilities to the extent relating to, arising out of or resulting from the operation or ownership of the Outdoor Business, provided that any environmental liabilities related to a facility that is shared by the Outdoor Business and the iHeart Business will be divided among the iHeart Group and the Outdoor Group in the same manner as the groups allocate costs for such facility, other than environmental liabilities relating to or arising out of the Outdoor Group’s gross negligence or willful misconduct, which will be borne by the Outdoor Group to the extent arising from such gross negligence or willful misconduct;

•	all liabilities and insurance policies that are expressly contemplated by the Separation Agreement or any Ancillary Agreement as liabilities to be retained or assumed by the Outdoor Group;

•	all agreements and obligations of any member of the Outdoor Group under the Separation Agreement or any of the Ancillary Agreements;

•

all liabilities to the extent relating to, arising out of or resulting from any Outdoor Assets (other than liabilities arising under any shared contracts to the extent such liabilities relate to the iHeart Business);

•

all liabilities under any “bulk-sale” or “bulk-transfer” laws of any jurisdiction that may be applicable with respect to the transfer or sale of any or all of the Outdoor Assets to any member of the Outdoor Group; and

•	the sponsorship of all liabilities at any time arising under, pursuant to or in connection with the benefit and compensation plans listed on the schedules to the Separation Agreement.

Concurrently with the transfer of the iHeart Assets from the Outdoor Group to the iHeart Group, the members of the iHeart Group will assume certain liabilities described below and certain other liabilities described in the schedules to the Separation Agreement. The liabilities that iHeart Group will assume (the “iHeart Liabilities”) include, without limitation:

•	all liabilities that are expressly contemplated by the Separation Agreement or any Ancillary Agreement as liabilities to be retained or assumed by the iHeart Group;

•	all agreements and obligations of any member of the iHeart Group under the Separation Agreement or any of the Ancillary Agreements;

•

all liabilities under any “bulk-sale” or “bulk-transfer” laws of any jurisdiction that may be applicable with respect to the transfer or sale of any or all of the iHeart Assets to any member of the iHeart Group;

•

all liabilities to the extent relating to, arising out of or resulting from any iHeart Assets (other than liabilities arising under any shared contracts to the extent such liabilities relate to the Outdoor Business);

•

subject to the terms of the Separation Agreement, all liabilities (other than Outdoor Liabilities) relating to the employment or termination of employment by any member of the iHeart Group of any employee of the Outdoor Business whose employment is transferred to, or who accepts an offer from, a member of the Outdoor Group; and

•

any environmental liabilities to the extent relating to, arising out of or resulting from the operation or ownership of the iHeart Business, provided that any environmental liabilities related to a facility that is shared by the Outdoor Business and the iHeart Business will be divided among the iHeart Group and the Outdoor Group in the same manner as the groups allocate costs for such facility, other than environmental liabilities relating to or arising out of the iHeart Group’s gross negligence or willful misconduct, which will be borne by the iHeart Group to the extent arising from such gross negligence or willful misconduct.

Delayed Transfer of Assets and Liabilities; Subsequent Transfers

If any Outdoor Assets or Outdoor Liabilities have not been transferred or assigned, as applicable, to the appropriate member of the Outdoor Group on or prior to the Closing Date (including any Outdoor Assets or Outdoor Liabilities, as applicable, owned by or in the possession of any member of the iHeart Group that are discovered after the Closing Date), after the Closing (as defined below), (i) iHeartMedia and the relevant member of the iHeart Group holding such Outdoor Asset or retaining such Outdoor Liabilities, as applicable, shall (x) hold such Outdoor Asset in trust for use and benefit of the member of the Outdoor Group, and if such Outdoor Asset is a contract with a third party, without the prior written consent of CCOH (not to be unreasonably withheld, conditioned or delayed), the iHeart Group will not terminate, amend, modify or supplement such contract in any manner materially adverse to the Outdoor Group, and will continue to perform the obligations under such contract, and (y) retain such Outdoor Liabilities for the account of the member of the Outdoor Group liable thereto (in each case, at the expense of the member of the Outdoor Group entitled or liable thereto, as applicable) and the applicable members of the iHeart Group and Outdoor Group will enter into arrangements, including subcontracting, sublicensing, subleasing, back-to-back agreement, or other similar arrangement, to convey the economic rights and obligations relating to such Outdoor Assets or Liabilities, as applicable, to the Outdoor Group and (ii) New CCOH shall, and shall cause such member of the Outdoor Group to enter into appropriate agreements or arrangements to transfer such Outdoor Asset or assume such Liabilities as applicable, as soon as reasonably practicable from the relevant member of the iHeart Group.

If any iHeart Assets or iHeart Liabilities have not been transferred or assigned, as applicable, to the appropriate member of the iHeart Group on or prior to the Closing Date (including any iHeart Asset or iHeart Liabilities, as applicable, owned by or in the possession of any member of the Outdoor Group that are discovered after the Closing Date), after the Closing, (i) New CCOH and the relevant member of the Outdoor Group holding such iHeart Asset or retaining such iHeart Liabilities, as applicable, shall (x) hold such iHeart Asset in trust for use and benefit of the member of the iHeart Group and if such iHeart Asset is a contract with a third party, without the prior written consent of iHeartMedia (not to be unreasonably withheld, conditioned or delayed), the Outdoor Group will not terminate, amend, modify or supplement such contract in any manner materially adverse to the iHeart Group, and will continue to perform the obligations under such contract, and (y) retain such iHeart Liabilities for the account of the member of the iHeart Group liable thereto (in each case, at the expense of the member of the iHeart Group entitled to or liable thereto, as applicable) and the applicable members of the iHeart Group and Outdoor Group will enter into arrangements, including subcontracting, sublicensing, subleasing, back-to-back agreement, or other similar arrangement, to convey the economic rights obligations relating to such iHeart Asset or iHeart Liabilities, as applicable, to the iHeart Group and (ii) iHeartMedia will, and will cause such member of the iHeart Group to, enter into appropriate agreements or arrangements to transfer such iHeart Asset or assume such iHeart Liabilities, as applicable, as soon as reasonably practicable from the relevant member of the Outdoor Group.

Settlement of Intercompany Notes; Treatment of Intercompany Accounts and Agreements

The Settlement Agreement contemplates that in connection with the Separation (i) the cash sweep arrangement under the Corporate Services Agreement between CCOH and iHeartCommunications will terminate, and (ii) any agreements or licenses requiring royalty payments to the Debtors by the Company for trademarks or other intellectual property, which aggregated to $38.6 million for the year ended December 31, 2018, will terminate effective as of December 31, 2018. The Debtors agreed to waive (i) the set-off for the value of the intellectual property transferred, including royalties incurred through December 31, 2018, which aggregated to $31.8 million on a post-petition basis through December 31, 2018 and (ii) the repayment of the post-petition intercompany balance outstanding in favor of the Debtors as of December 31, 2018, which was equal to $21.6 million as of December 31, 2018. As a result, iHeartMedia will make a net payment to CCOH of $10.2 million promptly after the Effective Date.

Upon the closing of the Separation, each of the following will be terminated, canceled and be of no further force or effect (including any provisions that purport to survive termination): (i) all agreements, arrangements, commitments or understandings, whether or not in writing, between or among members of the Outdoor Group, on the one hand, and members of the iHeart Group, on the other hand, relating to the sweep of the cash balance in CCOH’s concentration account to iHeartCommunications’ master account, (ii) the Master Agreement, (iii) the Employee Matters Agreement, (iv) the Corporate Services Agreement and (v) the Amended and Restated License Agreement.

Upon the closing of the Separation, the parties to the Separation Agreement will enter into, or cause to be entered into, (i) the Transition Services Agreement, by and among iHeartMedia Management Services, Inc., iHeartCommunications and New CCOH will supersede and replace the existing Corporate Services Agreement, (ii) an amended and restated version of that certain Tax Matters Agreement, dated as of November 10, 2005, by and between iHeartCommunications and New CCOH, (iii) an amended and restated version of that certain EBIT Program Agreement, dated as of November 10, 2005, by and between iHeartCommunications and New CCOH, as amended by that certain Amendment to EBIT Program Agreement, dated as of September 18, 2012 and (iv) the Revolving Loan Agreement, by and between iHeartCommunications and CCOL, in each case, in substantially the form attached to the Separation Agreement.

Issuance of Preferred Stock

iHeartMedia and CCOH will each use reasonable efforts to cooperate with each other to issue preferred stock of New CCOH equal to an aggregate amount of $45.0 million to one or more third party purchasers in accordance with the Restructuring Transactions Memorandum, the proceeds of which will remain with New CCOH immediately following the Separation.

Treatment of Shared Contracts

Subject to the terms of the Separation Agreement, the parties to the Separation Agreement will use their commercially reasonable efforts to separate certain shared contracts set forth on the schedules to the Separation Agreement (the “Shared Contracts”) into separate contracts so that the Outdoor Group will be entitled to the rights and benefits, and shall be subject to the liabilities, with respect to or arising from each Shared Contract to the extent primarily related to the Outdoor Business, and the iHeart Group will retain the rights and benefits, and will be subject to the liabilities, with respect to or arising from each Shared Contract to the extent primarily related to the iHeart Business. If approval is required for the separation of a separate Shared Contract and such approval has not been obtained or if the separation of a Shared Contract has not been completed as of the closing of the Separation for any other reason, then the parties to the Separation Agreement will use their commercially reasonable efforts to develop and implement arrangements (including subcontracting, sublicensing, subleasing or back-to-back agreement) to pass along to the Outdoor Group the benefit and the liabilities of the portion of any such Shared Contract related to the Outdoor Business and to pass along to the iHeart Group the benefit and the Liabilities of the portion of the Shared Contract related to the iHeart Business, as the case may be. With respect to each Shared Contract, the obligations set forth in Separation Agreement will terminate upon the earlier of (x) the termination or expiration of each such Shared Contract in accordance with its terms and (y) the second anniversary of the Closing Date.

Bank Accounts; Cash Balances

Subject to the satisfaction or waiver of the conditions to the consummation of the Separation set forth in the Separation Agreement, each of iHeartMedia, CCH and CCOH will agree to take, or cause the members of the iHeart Group or Outdoor Group, as applicable, to take, all actions necessary to amend all contracts or agreements governing each bank and brokerage account owned by CCH or any other member of the Outdoor Group (collectively, the “Outdoor Accounts”) so that such Outdoor Accounts, if linked as of the date of the Separation Agreement to any bank or brokerage account owned by iHeartMedia or any other member of the iHeart Group (collectively, the “iHeartMedia Accounts”), are de-linked from the iHeartMedia Accounts, in each case effective from and after the Closing Date. Each of iHeartMedia, CCOH and CCH will also agree to take, or cause the members of the iHeart Group or Outdoor Group, as applicable, to take, in connection with the Separation, all actions necessary to amend all contracts or agreements governing the iHeartMedia Accounts so that such iHeartMedia Accounts, if linked as of the date of the Separation Agreement to an Outdoor Account, are de-linked from the Outdoor Accounts, in each case effective from and after the Closing Date.

Insurance

Other than the insurance policies expressly set forth in the Separation Agreement that will be assigned to New CCOH, the iHeart Group will continue to own all insurance policies under the name of iHeartMedia or its predecessor. CCOH agrees to establish and maintain separate insurance policies to cover the Outdoor Group from and after the Closing Date that will be effective no later than the Closing Date.

Guarantees, Letters of Credit, Surety Bonds and Other Obligations

On or prior to the Closing Date, or as soon as practicable thereafter, (i) CCH will (with the reasonable cooperation of the applicable member(s) of the iHeart Group) use its reasonable best efforts to have any member(s) of the iHeart Group removed as guarantor of or obligor for any Outdoor Liability except with respect to certain scheduled guarantees, letters of credit and other obligations, and (ii) iHeartMedia will (with the reasonable cooperation of the applicable member(s) of the Outdoor Group) use its reasonable best efforts to have any member(s) of the Outdoor Group removed as guarantor of or obligor for any iHeart Liability, including, in each case, in respect of those guarantees, letters of credit and other obligations described on the schedules to the Separation Agreement.

Litigation

From and after the Closing Date, the Outdoor Group will assume, and subject to certain exceptions set forth in the Separation Agreement, direct the defense or prosecution of any legal proceedings primarily relating to the Outdoor Business (the “Assumed Actions”) and be responsible for all liabilities that may result from the Assumed Actions and all fees and costs relating to the defense of the Assumed Actions, including attorneys’ fees and costs. CCH has agreed that from and after the Closing Date, if an Assumed Action is commenced by a third party naming both one or more members of the Outdoor Group and one or more members of the iHeart Group as defendants thereto, then CCH and CCOH will use commercially reasonable efforts to cause such members of the iHeart Group to be removed from such legal proceeding; provided that if CCH is unable to cause such members of the iHeart Group to be removed from such legal proceeding, CCH and iHeartMedia will consult in good faith with each other with respect to the resolution of such legal proceeding.

From and after the Closing Date, the iHeart Group will assume, and subject to certain exceptions set forth in the Separation Agreement, direct the defense or prosecution of the legal proceedings primarily relating to the iHeart Business (the “Excluded Actions”) and be responsible for all liabilities that may result from the Excluded Actions and all fees and costs relating to the defense of the Excluded Actions, including attorneys’ fees and costs. iHeartMedia has agreed that from and after the Closing Date, if an Excluded Action is commenced by a third party naming both one or more members of the iHeart Group and one or more members of the Outdoor Group as defendants thereto, then iHeartMedia will use commercially reasonable efforts to cause such members of the Outdoor Group to be removed from such legal proceeding; provided that if iHeartMedia is unable to cause such members of the Outdoor Group to be removed from such action, CCH and iHeartMedia will consult in good faith with each other with respect to the resolution of such legal proceeding.

Pursuant to the Separation Agreement, subject to certain exceptions, no member of the iHeart Group will settle any Excluded Action in which any member of the Outdoor Group is also a party, and no member of the Outdoor Group will settle any Assumed Action in which any member of the iHeart Group is also a party without the prior written consent of the other party.

2020 Notes

iHeartCommunications waived its right under Section 6.5(c) of the CCOH Master Agreement to consent to CCOH’s and its Subsidiaries’ ability to replace or refinance the Series A and Series B Senior Subordinated Notes due 2020 issued by Clear Channel Worldwide Holdings, Inc.

Certain Employee and Employee Benefit Matters

Before the Closing Date, the iHeart Group will provide the Outdoor Group a list of the iHeart Group’s employees whose duties are primarily dedicated to the Outdoor Business (the “Outdoor Business Employees”). On or prior to December 1, 2019, New CCOH will offer employment to those Outdoor Business Employees it chooses with such employment commencing 50 days after such offer, subject to the terms set forth in the Separation Agreement. The iHeart Group and the Outdoor Group will cooperate to establish procedures for the transfer of benefit plans and related assets in connection with any such transfer of employees.

Intellectual Property Licenses

The relevant members of the iHeart Group will grant to New CCOH and each Member of the Outdoor Group a non-exclusive, royalty-free, fully-paid, perpetual, irrevocable, non-terminable, worldwide license or sublicense (as applicable), effective as of the Closing Date, (i) under the iHeart Group’s trademarks and intellectual property to operate the Outdoor Business (including natural evolutions thereof) and (ii) to fully exploit the iHeart Group’s software in connection with the operation of the Outdoor Business (including natural evolutions thereof).

The relevant members of the Outdoor Group will grant to iHeartMedia, iHeartCommunications and each other member of the iHeart Group a non-exclusive, royalty-free, fully-paid, perpetual, irrevocable, non-terminable, worldwide license or sublicense (as applicable), effective as of the Closing Date, (i) under all the Outdoor Group’s trademarks and intellectual property to operate the iHeart Business (including natural evolutions thereof), (ii) to fully exploit the Outdoor Group’s software in connection with the operation of the iHeart Business (including natural evolutions thereof), and (iii) to access, use, register, and otherwise make available the “clearchannel.com” domain in connection with internal-use software of iHeartMedia, iHeartCommunications and each other member of the iHeart Group.

Conditions to the Completion of the Separation

The obligations of each party to complete the Separation pursuant to the Separation Agreement will be subject to the fulfilment or waiver of several conditions, including the following:

•

all conditions to the effectiveness of the iHeartMedia Plan of Reorganization (other than the Separation and those conditions that by their nature are to be satisfied simultaneously with the Effective Date) will have been satisfied;

•

all conditions to the Merger as set forth in the Merger Agreement shall have been satisfied or waived, other than those conditions that by their nature are to be satisfied simultaneously with the consummation of the Merger;

•	the transactions contemplated in the Restructuring Transactions Memorandum shall have been competed prior to or concurrently with the Closing; and

•	no order issued by any governmental authority or other legal restraint or prohibition preventing the consummation of any of the Transactions shall be in effect.

Release of Pre-Closing Claims

Effective as of the Closing Date, (i) New CCOH on behalf of itself and each member of the Outdoor Group, will agree to release iHeartMedia and the members of the iHeart Group from any and all legal proceedings or liabilities arising on or before the consummation of the Separation Agreement (the “Pre-Closing Claims”) that it or they may have against iHeartMedia or any member of the iHeart Group (other than claims for breach of the Separation Agreement or any Ancillary Agreement) and (ii) iHeartMedia on behalf of itself and each member of the iHeart Group will agree to release New CCOH and the members of the Outdoor Group from any and all Pre-Closing Claims (other than claims for breach of the Separation Agreement or any Ancillary Agreement), in each case subject to certain exceptions as set forth in the Separation Agreement.

Indemnification

Subject to certain exceptions and the procedures set forth in the Separation Agreement, CCH and CCOH will, and will cause the other members of the Outdoor Group to, indemnify and hold harmless iHeartMedia, each member of the iHeart Group and their respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from any of the following on or after the Closing Date:

•	the Outdoor Business, the Outdoor Liabilities or the Outdoor Assets;

•	the failure by any member of the Outdoor Group to pay, perform or otherwise promptly discharge any of the Outdoor Liabilities; and

•	any breach by and member of the Outdoor Group of the Separation Agreement.

Subject to certain exceptions and the procedures set forth in the Separation Agreement, iHeartMedia and iHeartCommunications will, and will cause the other members of the iHeart Group to, indemnify and hold harmless CCH, CCOH, each member of the Outdoor Group and their respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from any of the following on or after Closing Date:

•	the iHeart Business, the iHeart Liabilities or the iHeart Assets;

•	the failure by any member of the iHeart Group to pay, perform or otherwise promptly discharge any of the iHeart Liabilities; and

•	any breach by and member of the iHeart Group of the Separation Agreement.

The indemnification provisions set forth in the Separation Agreement will not apply to indemnification claims relating to taxes, which are covered separately in the New Tax Matters Agreement, as described in “Additional Agreements—New Tax Matters Agreement.”

Non-Solicitation and Non-Competition Covenants

For a period of eighteen months following the effective date of the iHeartMedia Plan of Reorganization, each of iHeartMedia and iHeartCommunications, on the one hand, and CCH and CCOH, on the other hand, will agree not to, and not to permit members of the iHeart Group or Outdoor Group, respectively, to solicit or hire employees from the other group who work in a sales capacity or have a title of vice president or above, subject to certain exceptions set forth in the Separation Agreement.

For a period beginning on the Closing Date and ending on the earlier of (i) two years following the Closing Date, (ii) the last day on which services are provided under the Transition Services Agreement, and (iii) the consummation of a change of control of either iHeartMedia or New CCOH (provided that if a change of control occurs within one year of the Closing Date, the non-compete period will continue through the first anniversary of the Closing Date), each of iHeartMedia and iHeartCommunications, on the one hand, and CCH and CCOH, on the other hand, agree not to, and not to permit members of the iHeart Group or Outdoor Group, respectively, to compete with the business of the other group, subject to certain exceptions set forth in the Separation Agreement.

Termination of the Separation Agreement

The Separation Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

•	by mutual written agreement of the parties to the Separation Agreement;

•	by either iHeartMedia or CCOH if the Separation has not been consummated prior to September 30, 2019; or

•

by either iHeartMedia or CCOH, if (1) iHeartMedia files (x) a plan of reorganization, a disclosure statement or a proposed confirmation order in the iHeart Chapter 11 Cases that does not contemplate the Separation, or (y) any motion, pleading, or other document with the Bankruptcy Court in the iHeart Chapter 11 Cases that is otherwise materially inconsistent with the applicable iHeart RSA or the iHeartMedia Plan of Reorganization as in effect as of the date of the Separation Agreement, or (2) the confirmation order (x) does not contemplate the Separation or (y) is not otherwise materially consistent with the iHeartMedia Plan of Reorganization as in effect as of the date of the Separation Agreement.

THE MERGER AGREEMENT

The following section is a summary of the material provisions of the Merger Agreement. The following description of the Merger Agreement is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is included as Annex A to this information statement/prospectus and incorporated by reference in this information statement/prospectus. This summary may not contain all of the information about the Merger Agreement that may be important to you. We urge you to read the Merger Agreement carefully and in its entirety.

The Merger

The Merger Agreement provides that as of the Effective Time, CCOH will merge with and into CCH (the “Merger”). At the Effective Time, the separate corporate existence of CCOH will cease and CCH will be the surviving corporation (the “Surviving Corporation” or “New CCOH”) and will continue its corporate existence as a Delaware corporation.

Closing and Merger Effective Time

Unless the Merger Agreement is validly terminated pursuant to the terms of the Merger Agreement, the Closing will occur as soon as practicable on the Effective Date after the satisfaction or waiver of the conditions set forth in the Merger Agreement. The Closing will take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (or remotely via the electronic exchange of executed documents), unless another date or place is mutually agreed upon in writing by the parties.

On the Closing Date, the parties will execute and file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware. The Merger will become effective upon filing the Certificate of Merger or at such later time specified in the Certificate of Merger.

Effect on CCOH Common Stock

Subject to the terms and conditions of the Merger Agreement, prior to the Closing, CCH will convert, or will cause to be converted, all of the shares of CCOH Class B Common Stock in accordance with the terms and procedures set forth in the Amended and Restated Certificate of Incorporation of CCOH. Each share of CCOH Class A Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of CCOH Class A Common Stock held by CCH or any direct or indirect wholly-owned subsidiary of CCH) will be converted into one (1) share of New CCOH Common Stock (the “Merger Consideration”). The shares of CCOH Class A Common Stock held by CCH and its subsidiaries will be canceled and retired, and no shares of New CCOH Common Stock will be exchanged for such shares (the “Excluded Shares”).

Effect on CCH Common Stock

Subject to the terms and conditions of the Merger Agreement, the shares of common stock of CCH issued and outstanding immediately prior to the Effective Time will be converted into and become in the aggregate a number of shares of New CCOH Common Stock equal to the number of Excluded Shares outstanding immediately prior to the Merger.

No Appraisal Rights

No dissenters’ rights or appraisal rights are or will be available to the stockholders of CCOH or CCH in connection with the Merger in accordance with the DGCL.

Surrender of Certificates; Book-Entry Shares

Holders of a Certificate of shares of CCOH Class A Common Stock should not send in their Certificates at this time. After the Effective Time, the Transfer Agent will mail to each holder of record (as of immediately prior to the Effective Time) holding a Certificate a customary letter of transmittal (a “Letter of Transmittal”) and instructions for surrendering the Certificates in exchange for shares of New CCOH Common Stock. Upon surrender of Certificates for cancellation to the Transfer Agent, and upon delivery of a Letter of Transmittal, duly executed and in proper form with respect to such Certificates, and such other documents as may reasonably be required by the Transfer Agent, the holder of such Certificates will receive shares of New CCOH Common Stock in book-entry form for which such shares of CCOH Class A Common Stock have been converted.

If any Certificate has been lost, stolen or destroyed, the Transfer Agent will issue the Merger Consideration after the holder claiming such Certificate to be lost, stolen or destroyed makes an affidavit of that fact, and, if required by the Surviving Corporation, the posting by such holder of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate.

Any holder of Book-Entry Shares whose shares of CCOH Class A Common Stock are converted into the right to receive New CCOH Common Stock at the Effective Time will not be required to deliver a Certificate or an executed Letter of Transmittal to the Transfer Agent to receive New CCOH Common Stock that such holder is entitled to receive. In lieu thereof, each such holder will, upon receipt by the Transfer Agent of an “agent’s message” (or such other evidence, if any, of surrender as the Transfer Agent may reasonably request) be entitled to receive in exchange the New CCOH Common Stock. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered.

Treatment of CCOH Equity Incentive Plans

Prior to the Closing, CCH and CCOH will each adopt resolutions and take all necessary actions such that the Surviving Corporation will adopt the (i) Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan, and (ii) Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (each such plan as amended and restated through the Effective Time, a “CCOH Equity Incentive Plan”).

At the Effective Time, each CCOH Stock Option granted pursuant to a CCOH Equity Incentive Plan that is outstanding and unexercised as of immediately prior to the Effective Time will be converted into and become a New CCOH Stock Option. Each New CCOH Stock Option will continue to have, and be subject to, the same terms and conditions applied to the CCOH Stock Option immediately prior to the Effective Time.

At the Effective Time, each CCOH Restricted Stock Unit that is outstanding as of immediately prior to the Effective Time (but excluding any CCOH Restricted Stock Unit or portion thereof that becomes vested as result of the consummation of the Merger and is settled in shares of CCOH Class A Common Stock that, in turn, converts into the right to receive New CCOH Common Stock) will be assumed by the Surviving Corporation and will be converted into a right or award to acquire or receive a New CCOH Restricted Stock Unit. Each New CCOH Restricted Stock Unit as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the CCOH Restricted Stock Unit immediately prior to the Effective Time. As of the Effective Time, each such New CCOH Restricted Stock Unit as so assumed and converted will represent the right to receive a corresponding number of shares of New CCOH Common Stock.

At the Effective Time, each CCOH Restricted Stock Award that is outstanding immediately prior to the Effective Time will be converted into New CCOH Restricted Stock Award. Each unvested converted CCOH Restricted Stock Award so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the CCOH Restricted Award immediately prior to the Effective Time.

Certificate of Incorporation and Bylaws of the Surviving Corporation

Following the Effective Time, the certificate of incorporation of New CCOH will read in its entirety as set forth in Exhibit D to the Merger Agreement and the bylaws of New CCOH will read in their entirety as set forth in Exhibit E to the Merger Agreement.

Board of Directors and Executive Officers of New CCOH Following the Merger

At Closing, CCH will cause the CCH Board to take all actions necessary so that the individuals set forth in the Merger Agreement will be the directors of CCH upon the Effective Time and such individuals will be the directors of New CCOH and will serve until their successors have been duly elected or appointed and qualified, or their earlier death, resignation or removal.

At Closing, CCH will cause the CCH board to appoint executive officers of CCH as set forth in the Merger Agreement, and those individuals will be the executive officers of New CCOH and will serve until their successors have been duly elected or appointed and qualified, or their earlier death, resignation or removal.

Representations and Warranties

The Merger Agreement contains certain representations and warranties of each CCH and CCOH on its own behalf and on behalf of its respective subsidiaries. The representations and warranties in the Merger Agreement do not survive the Closing.

The representations and warranties that each of CCH and CCOH made relate to, among other things, the following:

•	power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been duly authorized;

•	the Merger Agreement has been validly executed and is the legal, valid and binding obligation as to such party;

•

the execution of the Merger Agreement by such party and the consummation of the transactions contemplated by the Merger Agreement do not, as of the date of the Merger Agreement, and will not as of the Closing, conflict with any of such party’s organizational documents;

•	such party, directly or through its subsidiaries, operates at least one significant historic business line, or owns at least a significant portion of its historic business asset;

•	neither party is aware of the existence of any fact, or has taken or agreed to take any action, that would prevent the Merger from qualifying as a reorganization or a complete liquidation; and

•	such party is not aware of any reason that it could not provide a tax representation letter as the basis for a legal opinion that the Merger qualifies as a reorganization.

Legal Opinions

CCOH agreed to use its reasonable best efforts to obtain a legal opinion from its counsel, Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR” and the “WSGR Legal Opinion”) and CCH agreed to use its reasonable best efforts to obtain a legal opinion from Kirkland & Ellis LLP (“K&E” and the “K&E Legal Opinion”), each dated as of the Closing Date to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In the event that K&E is unwilling or unable to provide the K&E Legal Opinion, or WSGR is unwilling or unable to provide the WSGR Legal Opinion, then CCOH (if the K&E Legal Opinion is not being provided) or CCH (if the WSGR Legal Opinion is not being provided), will have the right to require the other to use reasonable efforts to obtain, from a nationally recognized “Big 4” accounting firm or law firm that is reasonably acceptable to each of CCH and CCOH (a “Replacement Opinion Provider”), an opinion addressing the matters that would have been addressed by the K&E Legal Opinion or WSGR Legal Opinion, as applicable (a “Replacement Opinion”), and the delivery of such Replacement Opinion will satisfy any condition in the Merger Agreement that would otherwise have been satisfied by such K&E Legal Opinion or WSGR Legal Opinion, as applicable.

Preparation of the S-4

CCH and CCOH agreed to use reasonable best efforts to (i) have this registration statement on Form S-4 and accompanying information statement/prospectus (the “Form S-4”) declared effective under the Securities Act of 1933, as amended (the “Securities Act”) as promptly as practicable after such filing, (ii) ensure the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act and (iii) keep the Form S-4 effective for so long as necessary to complete the Merger. CCH and CCOH agreed to include as exhibits legal opinions that are substantively consistent with the WSGR Legal Opinion and the K&E Legal Opinion (which legal opinions shall rely on representation letters substantially similar to the CCOH Tax Representation Letter and CCH Tax Representation Letter), the information that included the basis for rendering such opinion, and all other information reasonably requested by each party to be included herein.

On or prior to the Closing Date, CCH will file or cause to be filed a registration statement on Form 8-A (or an amendment to CCOH’s registration statement on Form 8-A) for the registration of the New CCOH Common Stock under the Exchange Act.

Stock Exchange Listing; Delisting

CCH agreed that on or prior to the Closing Date, CCH will use its commercially reasonable efforts to cause the shares of New CCOH Common Stock to be issued in the Merger and the shares of New CCOH Common Stock to be distributed to creditors of iHeartMedia to be approved for listing on the NYSE or other nationally recognized exchange, subject to official issuance.

Further, prior to the Closing, CCOH agreed to take all reasonable actions, upon CCH’s request, to cause the delisting of CCOH Common Stock from the NYSE and the termination of CCOH’s registration under the Exchange Act as soon as practicable following the Effective Time.

Broader Media and CC Finco Distributions

CCH agreed that prior to the Closing, (i) CCH will cause Broader Media, LLC, a wholly-owned subsidiary of CCH (“Broader Media”), to distribute all of the shares of CCOH Class B Common Stock held by Broader Media to CCH (the “Broader Media Distribution”) and (ii) CCH will cause CC Finco, LLC, a wholly-owned subsidiary of CCH (“CC Finco”) to distribute all of the shares of CCOH Class A Common Stock held by CC Finco to CCH (the “CC Finco Distribution”). Upon the consummation of each of the Broader Media Distribution and the CC Finco Distribution, the CCOH Common Stock distributed to CCH will constitute Excluded Shares for purposes of the Merger Agreement. No later than the close of business on the day immediately preceding the Closing Date, CCH shall, and, as applicable, shall cause Broader Media to, convert all of the shares of CCOH Class B Common Stock into Class A Common Stock, in each case, in accordance with the terms and procedures set forth in the Amended and Restated Certificate of Incorporation of CCOH.

Stockholder Litigation

In the event that any stockholder litigation related to the Merger Agreement, the transactions contemplated by the Merger Agreement or any of the transactions contemplated by the Restructuring Transactions Memorandum or the Separation Agreement is brought, or to CCOH’s knowledge, threatened in writing, against CCOH and/or the members of the CCOH Board prior to the Effective Time (a “Transaction Litigation”), CCOH agreed to promptly notify CCH of any such Transaction Litigation and will keep CCH reasonably informed with respect to the status thereof. Pursuant to the Merger Agreement, CCH has the right to participate in the defense or settlement of any Transaction Litigation, and CCOH agreed not to settle, compromise or come to an arrangement regarding any Transaction Litigation, without CCH’s prior written consent.

Efforts

Each of CCH and CCOH agreed to cooperate and use its commercially reasonable efforts to take all actions or do, assist and cooperate with each other party in doing all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement, including the satisfaction of the respective conditions to the Merger Agreement. Further, each of CCH and CCOH agreed not to take or do anything that would reasonably be expected to materially impede or delay the transactions contemplated by the Merger Agreement, including the satisfaction of the respective conditions set forth in the Merger Agreement.

Conditions to the Merger

The obligations of both of CCH and CCOH to effect the Merger will be subject to the fulfillment of the following conditions, or, to the extent permitted by applicable law, a written waiver by each of CCOH and CCH on or prior to the Effective Time:

•	The CCOH Stockholder Approval and the CCH Stockholder Approval will have been obtained (which conditions have been satisfied);

•

no order issued by any governmental authority or other legal restraint or prohibition that prevents the transactions contemplated in the Merger Agreement, or declares such transactions unlawful or would cause such transactions to be rescinded, will be in effect;

•

the Form S-4 will have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the registration statement will have been issued by the SEC and remain in effect and no proceedings for that purpose will have been initiated or threatened in writing by the SEC;

•	a period of at least 20 calendar days will have elapsed from the date this information statement/prospectus was first mailed to the holders of CCOH Class A Common Stock;

•

the Bankruptcy Court will have entered an order (which may be an order confirming the iHeartMedia Plan of Reorganization (the “Confirmation Order”)) approving the Merger Agreement (which condition has been satisfied);

•	all conditions precedent to the effectiveness of the iHeartMedia Plan of Reorganization will have been satisfied prior to or contemporaneously with the closing of the Merger;

•

the steps contemplated to be taken prior to the consummation of the Merger pursuant to the Restructuring Transactions Memorandum, including the Radio Distribution, the Separation, the Broader Media Distribution and the CC Finco Distribution, will have occurred in accordance with the Restructuring Transactions Memorandum;

•	CCH shall have, and shall have caused Broader Media to have, converted all of their shares of CCOH Class B Common Stock into CCOH Class A Common Stock; and

•	other customary conditions.

In addition, CCOH will have the obligation to effect the Merger subject to satisfaction or waiver at or prior to the Effective Time by CCOH of certain other conditions, listed below:

•	CCOH will have received a copy of the WSGR Legal Opinion or a Replacement Opinion, as applicable; and

•	other customary conditions.

In addition, CCH will have the obligation to effect the Merger subject to satisfaction or waiver at or prior to the Effective Time by CCH of certain other conditions, listed below:

•	CCH will have received a copy of the K&E Legal Opinion or a Replacement Opinion, as applicable;

•

the shares of New CCOH Common Stock issuable pursuant to the Merger Agreement will have been approved for listing on the NYSE, or other nationally recognized exchange, subject to official notice of issuance; and

•	other customary conditions.

Neither party can provide assurance as to when, or if, all of the conditions to the Merger can or will be satisfied or waived by the applicable party. As of the date of this information statement/prospectus, neither party has any reason to believe that the remaining conditions to the Merger Agreement will not be satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

•	by mutual written agreement of CCH and CCOH;

•	by either CCH or CCOH if the Separation has not been consummated before June 30, 2019; or

•

by either CCH or CCOH, if (1) iHeartMedia files (x) a plan of reorganization, a disclosure statement or a proposed Confirmation Order in the iHeart Chapter 11 Cases that does not contemplate the Separation, or (y) any motion, pleading, or other document with the Bankruptcy Court in the iHeart Chapter 11 Cases that is otherwise materially inconsistent with the applicable iHeart RSA or the iHeartMedia Plan of Reorganization as in effect as of the date of the Merger Agreement, or (2) the Confirmation Order (x) does not contemplate the Separation or (y) is not otherwise materially consistent with the iHeartMedia Plan of Reorganization.

Amendment of the Merger Agreement; Waiver

The parties may amend the Merger Agreement at any time prior to the Effective Time in writing signed by both parties and either party may waive compliance by the other parties as to any of the agreements or conditions contained in the Merger Agreement, provided however, there shall not be made any amendment that by law or in accordance with the rules of any relevant stock exchange, requires further approval by the stockholders of CCOH without further approval of such stockholder.

Specific Performance

Under the Merger Agreement, each party will have the right to seek specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights under the Merger Agreement in the event of any actual or threatened default in, or breach of, the terms and conditions of the Merger Agreement.

ADDITIONAL AGREEMENTS

Settlement Agreement

On December 16, 2018, CCOH, GAMCO, Norfolk, the Sponsor Entities and the Delaware Settlement Parties, through their respective counsel, entered into the Settlement Agreement that embodies the terms of (i) a global settlement of all direct or derivative claims by or on behalf of GAMCO and Norfolk, both individually and on behalf of the putative class of public shareholders of CCOH, against certain members of CCOH’s board of directors, the Sponsor Entities, iHeartCommunications, iHeartMedia, CCOH and the Debtors, including in the Delaware Actions and the iHeart Chapter 11 Cases, and (ii) the Separation in accordance with the iHeartMedia Plan of Reorganization.

The Settlement Agreement contemplates that in connection with the Separation (i) the cash sweep arrangement under the Corporate Services Agreement between CCOH and iHeartCommunications will terminate, (ii) any agreements or licenses requiring royalty payments to the Debtors by the Company for trademarks or other intellectual property will terminate, which aggregated to $38.6 million for the year ended December 31, 2018, and (iii) the Transition Services Agreement will supersede and replace the existing Corporate Services Agreement. In exchange, the Debtors agreed to waive (i) the set-off for the value of the intellectual property transferred, including royalties incurred through December 31, 2018, which aggregated to $31.8 million on a post-petition basis through December 31, 2018 and (ii) the repayment of the post-petition intercompany balance outstanding in favor of the Debtors as of December 31, 2018, which was equal to $21.6 million as of December 31, 2018. As a result, iHeartMedia will make a net payment to CCOH of $10.2 million promptly after the Effective Date. In addition, the Settlement Agreement provides that after the Separation, (i) iHeartCommunications will provide the iHeartCommunications Line of Credit for a period of no more than three years following the Effective Date, (ii) iHeartMedia will indemnify CCOH for 50% of certain tax liabilities imposed on CCOH in connection with the Separation on or prior to the third anniversary of the Separation in excess of $5.0 million, with iHeartMedia’s aggregate liability limited to $15.0 million, and (iii) iHeartMedia will reimburse CCOH for one-third of potential costs relating to certain agreements between CCOH and third parties in excess of $10.0 million up to the first $35.0 million of such costs such that iHeartMedia will not bear more than $8.33 million of such costs. The parties agreed that CCOH will recover 14.44%, or approximately $149.0 million, in cash on its allowed claim of $1,031.7 million under Due from iHeartCommunications Notes, and to mutual releases, including a release of all claims that have been asserted, could have been asserted or ever could be asserted with respect to the iHeart Chapter 11 Cases and the actions brought by or on behalf of GAMCO and Norfolk, both individually and on behalf of the putative class of public shareholders of CCOH.

Transition Services Agreement

Pursuant to the Transition Services Agreement, for one year from the Effective Date of the iHeartMedia Plan of Reorganization (subject to certain rights of New CCOH to extend up to one additional year, as described below), iHM Management Services will provide, or cause iHeartMedia, iHeartCommunications, Radio Newco or any member of the iHeart Group to provide, CCH with certain administrative and support services and other assistance which CCH will utilize in the conduct of its business as such business was conducted prior to the Separation. The transition services may include, among other things, the following:

•	treasury, payroll and other financial related services;

•	certain executive officer services;

•	human resources and employee benefits;

•	legal and related services;

•	information systems, network and related services;

•	investment services;

•	corporate services; and

•	procurement and sourcing support.

The charges for the transition services will generally be intended to be consistent with the Corporate Services Agreement. The allocation of cost will be based on various measures depending on the service provided, which measures include relative revenue, employee headcount or number of users of a service. New CCOH may request an extension of the term for all services or individual services for one-month periods for up to an additional 12 months, and the price for transition services provided during such extended term will be increased as follows for any service other than those identified in the schedules to the Transition Services Agreement as an “IT Service” or any other service the use and enjoyment of which requires the use of another IT Service (an “IT-Based Service”):

•	for the three months following the one-year anniversary of the Effective Date, by 20%;

•	for the subsequent three months, by 30%; and

•	for any time following such six month period, by 40%

provided, however that with respect to the extension of the term for any IT-Based Service, no increase shall be made to the price for such transition service with respect thereto during the first twelve months following the one-year anniversary of the Effective Date. New CCOH and iHeartMedia will have access to each other’s computing and telecommunications systems to the extent necessary to perform or receive the transition services.

New CCOH may terminate the Transition Services Agreement with respect to all or any individual service, in whole or in part, upon 30 days’ prior written notice, provided that any co-dependent services must be terminated concurrently.

New Tax Matters Agreement

In connection with the Transactions, we will enter into the New Tax Matters Agreement by and among iHeartMedia, iHeartCommunications, Radio Newco, CCH, Clear Channel Outdoor Holdings, Inc. and CCOH, to allocate the responsibility of iHeartMedia and its subsidiaries, on the one hand, and CCOH and its subsidiaries, on the other, for the payment of taxes arising prior and subsequent to, and/or in connection with the Transactions.

In general, the New Tax Matters Agreement requires that we, on behalf of CCOH and its subsidiaries, indemnify iHeartMedia for (i) any income taxes paid by iHeartMedia on behalf of CCOH and its subsidiaries or, with respect to any income tax return for which CCOH or any of its subsidiaries joins with iHeartMedia or any of subsidiaries in filing a consolidated, combined or unitary return, the amount of taxes that would have been incurred by CCOH and its subsidiaries if they had filed a separate return. In addition, if iHeartMedia or its subsidiaries use certain of our tax attributes (including net operating losses, foreign tax credits and other credits) and such use results in a decrease in tax liability for iHeartMedia or its subsidiaries, then iHeartMedia will reimburse us for the use of such attributes based on the amount of tax benefit realized. The New Tax Matters Agreement provides that any reduction of the tax attributes of CCOH and its subsidiaries as a result of cancellation of indebtedness income realized in connection with the iHeart Chapter 11 Cases is not treated as a use of such tax attributes (and, therefore, does not require iHeartMedia to reimburse CCOH for such reduction).

Any tax liability of CCH attributable to any taxable period ending on or before the date of the completion of the Separation, other than any such tax liability resulting from CCH’s being a successor of CCOH in connection with the Merger or arising from the operation of the business of CCOH and its subsidiaries after the Merger, will not be treated as a liability of CCOH and its subsidiaries for purposes of the New Tax Matters Agreement.

The New Tax Matters Agreement provides that, except as described in this sentence, CCOH will indemnify iHeartMedia and its subsidiaries, and their respective directors, officers and employees, and hold them harmless, on an after-tax basis, from and against any taxes other than transfer taxes or indirect gains taxes imposed on CCOH or any of its subsidiaries in connection with the Transactions. The New Tax Matters Agreement also provides that iHeartMedia and iHeartCommunications will indemnify CCOH and its subsidiaries, and their respective directors, officers and employees, and hold them harmless, on an after-tax basis, from and against (i) any taxes other than transfer taxes or indirect gains taxes imposed on iHeartMedia or any of its subsidiaries in connection with the Transactions, (ii) any transfer taxes and indirect gains taxes arising in connection with the Transactions, and (iii) fifty percent (50%) of the amount by which the amount of taxes (other than transfer taxes or indirect gains taxes) imposed on CCOH or any of its Subsidiaries in connection with the Transactions that are paid to the applicable taxing authority on or before the third anniversary of the Separation exceeds $5.0 million, provided that, the obligations of iHeartMedia and iHeartCommunications to indemnify CCOH and its subsidiaries with respect taxes (other than transfer taxes or indirect gains taxes) imposed on CCOH or any of its subsidiaries in connection with the Transactions will not exceed $15.0 million.

CCOH’s obligations and rights under the New Tax Matters Agreement will be assumed by New CCOH in the Merger (subject to the note above regarding tax liability of CCH for taxable periods ending on or before the date of the completion of the Separation).

New EBIT Agreement

Under New EBIT Agreement, the Outdoor Group will allow the iHeart Group to use any domestic display that the Outdoor Group or the Outdoor Group staff believes would otherwise be unsold to promote the iHeartMedia radio business, provided that such displays do not promote any advertisers or sponsors of the iHeart Group. The iHeart Group’s ad copy shall be subject to New CCOH’s prior written approval (not to be unreasonably withheld, conditioned or delayed). There shall be no cost for the use of such displays, provided that (i) the iHeart Group will pay the out-of-pocket costs and expenses incurred by the Outdoor Group for the production, installation and removal of signage advertising and (ii) the iHeart Group shall purchase the vinyl and poster materials through the Outdoor Group and its approved vendors at the Outdoor Group’s negotiated cost, without any mark-up or fee by the Outdoor Group. The iHeart Group’s use of otherwise unsold displays under the New EBIT Agreement is subject to, among other things, iHeartCommunications meeting a minimum spending commitment of $2.0 million in cash sales on Outdoor Group inventory each calendar year following the date of the Agreement. The New EBIT Agreement will terminate concurrently with the TSA, provided that either party may terminate the New EBIT Agreement upon 60 days written notice.

iHeartCommunications Line of Credit

In anticipation of the Separation, it is expected that iHeartCommunications will provide CCOL with the iHeartCommunications Line of Credit that provides for borrowings, at CCOL’s option, of up to $200 million, with any borrowings bearing interest at a rate equal to the prime lending rate. The iHeartCommunications Line of Credit will be unsecured and will not be guaranteed by New CCOH or any of its subsidiaries. The facility will have a three year maturity, and may be terminated by CCOL earlier at its option. It is expected that the parties will enter into this facility upon consummation of the iHeart Chapter 11 Cases and the concurrent Separation.

Borrowings under the iHeartCommunications Line of Credit are expected to bear interest at the U.S. prime rate, provided that so long as any event of default has occurred and is continuing, at the option of iHeartCommunications, interest shall accrue at the rate of the prime rate plus 2.0% per annum.

The iHeartCommunications Line of Credit is expected to require prepayments in the event our consolidated liquidity (as defined by the revolving loan agreement governing the iHeartCommunications Line of Credit) exceeds $137.5 million, in the amount of such excess.

The iHeartCommunications Line of Credit is expected to contain affirmative covenants requiring CCOL to deliver monthly unaudited financial information and three-month projected monthly sources and uses of cash. In addition, the iHeartCommunications Line of Credit is expected to contain negative covenants restricting the ability of CCOL to repay any indebtedness, subject to certain exceptions.

The iHeartCommunications Line of Credit is expected to contain customary events of default, including default in the payment of principal or interest and default in the payment of certain other indebtedness.

DESCRIPTION OF NEW CCOH CAPITAL STOCK

Below we have provided a summary description of New CCOH’s capital stock. This description is not complete. You should read the full text of our amended certificate of incorporation and bylaws, which will be included as exhibits to the registration statement of which this information statement/prospectus is a part, as well as the provisions of applicable Delaware law.

General

We will be authorized to issue 2,350,000,000 shares of New CCOH Common Stock, par value $0.01 per share, and 150,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights

Each share of New CCOH Common Stock will entitle its holder to one vote. New CCOH Common Stock will vote as a single class on all matters on which stockholders are entitled to vote, except as otherwise provided in our amended certificate of incorporation or as required by law. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the New CCOH Common Stock present in person or represented by proxy and entitled to vote on the subject matter, voting as a single class, subject to any voting rights granted to holders of any preferred stock. Subject to the rights of the holders of any series of preferred stock to elect directors under certain circumstances, directors shall be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote generally in the election of directors. No stockholder shall be entitled to exercise the right of cumulative voting.

Dividends

Holders of New CCOH Common Stock will share equally, on a per share basis, in any dividends and other distributions in cash or stock of any entity or property of New CCOH declared by our board of directors, subject to any preferential rights of any outstanding shares of preferred stock.

Other Rights

On liquidation, dissolution or winding up of our company, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of New CCOH Common Stock are entitled to receive a pro rata amount of any distribution of the remaining assets.

No shares of New CCOH Common Stock are subject to redemption or conversion or have preemptive rights to purchase additional shares of New CCOH Common Stock or other securities of our company.

Upon completion of the Merger and the Separation, all the outstanding shares of New CCOH Common Stock will be validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue our preferred stock in one or more series and to designate the rights, powers, preferences and privileges of each series and any qualifications, limitations or restrictions thereof, which may be greater or less than the rights of New CCOH Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of New CCOH Common Stock until our board of directors determines the specific rights of the holders of preferred stock. However, the effects might include, among other things:

•	restricting dividends on New CCOH Common Stock;

•	diluting the voting power of New CCOH Common Stock;

•	impairing the liquidation rights of New CCOH Common Stock; or

•	delaying or preventing a change in control of our company without further action by our stockholders.

On the Emergence Date, we intend to file with the Secretary of State of the State of Delaware a Certificate of Designation of Cumulative Series A Preferred Stock (the “Certificate of Designation”), to create the New CCOH Preferred Stock and establish the designations, preferences, powers, and other rights of the New CCOH Preferred Stock, which will become effective upon filing or at such later time set forth therein.

The terms of the New CCOH Preferred Stock have yet to be fully negotiated and the terms remain subject to approval by the parties.

Anti-Takeover Effects of Our Amended Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and our amended certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Election and Removal of Directors

Our amended certificate of incorporation will provide that, continuing until immediately prior to the fourth annual meeting of stockholders following the Separation, our board of directors will be divided into three classes. The term of the first class of directors expires at our 2020 annual meeting of stockholders at which meeting directors in the first class will be elected to a term expiring at our 2023 annual meeting of stockholders, the term of the second class of directors expires at our 2021 annual meeting of stockholders at which meeting directors in the second class will be elected to a term expiring at our 2023 annual meeting of stockholders and the term of the third class of directors expires at our 2022 annual meeting of stockholders at which meeting directors in the third class will be elected to a term expiring at our 2023 annual meeting of stockholders. At each of our annual meetings of stockholders beginning with the 2023 annual meeting of stockholders, the directors will be elected for one-year terms. This system of electing and removing directors may initially discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

From and after our 2023 annual meeting of the stockholders following the effectiveness of the amended certificate of incorporation, the board of directors shall no longer be classified and each director shall be elected for a one-year term. In case of any increase or decrease, from time to time, in the number of directors prior to our 2023 annual meeting of the stockholders following the effectiveness of the amended certificate of incorporation, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, the number of directors added to or eliminated from each class shall be apportioned so that the number of directors in each class thereafter shall be as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the board of directors shorten the term of any incumbent director.

Our amended certificate of incorporation will provide that, except as otherwise provided by a certificate of designations, any director or the entire board of directors may be removed from office as provided by Section 141(k) of the DGCL.

Size of Board and Vacancies

Our bylaws will provide that the number of directors on our board of directors will be fixed by resolution of the board of directors. Except as otherwise provided by a certificate of designations, newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors in office.

No Stockholder Action by Written Consent

Our amended certificate of incorporation will provide that subject to the rights of holders of preferred stock to act by written consent, any stockholder action may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Amendment of Our Bylaws

Our amended certificate of incorporation and bylaws will provide that our bylaws may only be amended by the board of directors or, notwithstanding any other provision of the amended certificate of incorporation or law that might otherwise permit a lesser vote or no vote, but in addition to any vote of any series of preferred stock required by law, the amended certificate of incorporation or a certificate of designations, by the affirmative vote of holders of at least a majority of the total voting power entitled to vote thereon.

Amendment of Our Amended Certificate of Incorporation

Our amended certificate of incorporation will provide (i) except as otherwise required by law, holders of New CCOH Common Stock will not be entitled to vote on any amendment relating solely to one or more series of preferred stock if such affected series is entitled to vote thereon by law or the amended certificate of incorporation (including any certificate of designations), and (ii) notwithstanding any other provision of the amended certificate of incorporation or law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of any series of preferred stock required by law, the amended certificate of incorporation or a certificate of designations, the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock then entitled to vote thereon, voting together as a single class, is required to amend the amended certificate of incorporation; provided, however, that, in addition to any vote of the holders of any class or series of the stock required by law, the amended certificate of incorporation or by a certificate of designations, (a) prior to May 1, 2022 (the “Sunset Date”), the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of capital stock entitled to vote thereon, voting together as a single class, and (b) on and after the Sunset Date, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, Articles V (“Board of Directors”), VI (“By-laws”), VIII (“Limitation on Liability of Directors and Officers”), IX (“Stockholder Action”) and one sentence of Article VII (“Amendment of Certificate of Incorporation”).

Stockholder Meetings

Our amended certificate of incorporation and bylaws will provide that except as otherwise required by law and subject to the rights of holders of preferred stock, if any, a special meeting of our stockholders may be called only by the Chairman of our board of directors or our board of directors pursuant to a resolution adopted by a majority of the total number of directors, whether or not there exist any vacancies or unfilled seats in previously authorized directorships.

No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws will establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to our secretary 90 to 120 days before the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, or if the date of the annual meeting is more than 30 days before or after the anniversary, such notice shall be delivered, by the later of the 10th day after the annual meeting is announced or 90 days prior to the date of such meeting, and the business must be a proper matter for stockholder action. Among other things the stockholder’s notice must include for each proposed nominee and business, as applicable, (i) all required information under the Exchange Act, (ii) the proposed nominee’s written consent to serve as a director if elected, (iii) a brief description of the proposed business, (iv) the reasons for conducting the business at the meeting, (v) the stockholder’s material interest in the business, (vi) the stockholder’s name and address and (vii) the class and number of our shares which the stockholder owns including derivative interests.

In general, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to our notice of meeting. At a special meeting of stockholders at which directors are to be elected pursuant to our notice of meeting, a stockholder who is a stockholder of record at the time of giving notice and on the record date for the meeting, who is entitled to vote at the meeting and who complies with the notice procedures, may nominate proposed nominees. In the event we call a special meeting of stockholders to elect one or more directors, a stockholder may nominate a person or persons if the stockholder’s notice is delivered to our secretary not earlier than 120 days before the meeting nor later than the later of (a) the 90th day prior to the meeting and (b) the 10th day after the meeting is announced.

Only such persons who are nominated in accordance with the procedures set forth in our bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in our bylaws. Except as otherwise required by New CCOH’s governing documents, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in our bylaws and, if any proposed nomination or business is not in compliance with our bylaws, to declare that such defective proposal or nomination shall be disregarded.

Delaware Anti-Takeover Law

Our amended certificate of incorporation will subject us to Section 203 of the DGCL.

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Our amended certificate of incorporation and bylaws will not provide for cumulative voting in the election of our board of directors.

Transfer Agent

The transfer agent and registrar for New CCOH Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

New York Stock Exchange Listing

We intend to apply to list the New CCOH Common Stock on the NYSE under the symbol “CCO.” The authorization by the NYSE for listing the New CCOH Common Stock is a condition to the closing of the Merger.

COMPARISON OF RIGHTS OF CCOH STOCKHOLDERS BEFORE AND AFTER THE TRANSACTIONS

The rights of CCOH common stockholders are currently governed by CCOH’s amended and restated certificate of incorporation and bylaws and by the DGCL. After the Merger, assuming it is completed, the rights of holders of New CCOH Common Stock, will be governed by New CCOH’s amended certificate of incorporation and bylaws and by the DGCL. Set forth below is a discussion of the material differences between the rights of a holder of CCOH Common Stock, on the one hand, and the rights of a holder of New CCOH Common Stock on the other hand.

	CCOH	NEW CCOH
Authorized Capital	CCOH is authorized to issue 750,000,000 shares of CCOH Class A Common Stock, 600,000,000 shares of CCOH Class B Common Stock, and 150,000,000 shares of preferred stock, $0.01 par value per share	New CCOH will be authorized to issue 2,350,000,000 shares of New CCOH Common Stock, and 150,000,000 shares of preferred stock, including 45,000 shares of New CCOH Preferred Stock.

Voting Rights

Each share of CCOH Class A Common Stock entitles its holder to one vote and each share of CCOH Class B Common Stock entitles its holder to 20 votes.

Generally, other than the election of directors or amendments to the certificate of incorporation, all matters voted on by stockholders must be approved by a majority of the voting power of CCOH Class A Common Stock and CCOH Class B Common Stock, voting as a single class, subject to any voting rights granted to holders of preferred stock. Director elections are decided by a plurality vote.

The holders of New CCOH Common Stock will be entitled to one vote per share with respect to all matters submitted to stockholders (with limited exceptions relating to preferred stock).

The voting rights, if any, of holders of shares of preferred stock, including the New CCOH Preferred Stock, issued in the future will be set forth in the certificate of designations creating such preferred stock.

Director elections will be decided by a plurality vote.

Dividends

Holders of CCOH Class A Common Stock and CCOH Class B Common Stock will share equally, on a per share basis, in any cash dividend or distribution declared by the board of directors, subject to any preferential rights of outstanding preferred stock.

Dividends payable in shares of CCOH Class A Common Stock may be paid only to holders of CCOH Class A Common Stock, and shares of CCOH Class B Common Stock may be paid only

Holders of CCOH Common Stock will share equally, on a per share basis, in any cash dividend or distribution declared by the New CCOH Board, subject to any preferential rights of any outstanding shares of preferred stock.

The dividend rights, if any, of holders of shares of preferred stock, including New CCOH Preferred Stock, will be set forth in the certificate of designations creating such preferred stock.

	CCOH	NEW CCOH
to holders of CCOH Class B Common Stock and no such dividend may be paid to the holders of Class A Common Stock unless simultaneously also made to the holders of Class B Common Stock and vice versa.

Conversion of Common Stock

Generally, while owned by iHeartCommunications or any of its affiliates (excluding CCOH), each share of CCOH Class B Common Stock is convertible at the holder’s option into one share of CCOH Class A Common Stock.

Generally, any shares of CCOH Class B Common Stock transferred to a person other than iHeartCommunications will convert into shares of CCOH Class A Common Stock on a one-for-one basis upon any such transfer, with certain exceptions.

Not applicable to the New CCOH Common Stock.

Conversion After a Tax-Free Spin-Off

Following any distribution of CCOH Class B Common Stock to iHeartCommunications’ common stockholders in a tax-free transaction under Section 355 of the Code, each share of CCOH Class B Common Stock will be convertible at the holder’s option into one share of CCOH Class A Common Stock.

Each share of CCOH Class B Common Stock will convert into one share of CCOH Class A Common Stock upon any transfer thereof subsequent to such tax-free transaction.

Not applicable. There will only be one class of New CCOH Common Stock and no possibility of a tax free spin off following the Separation.

Liquidation or Dissolution	All holders of CCOH Common Stock, regardless of class, are entitled to receive the same amount per share with respect to any distribution of assets to holders of shares of CCOH Common Stock, after payment in full of the amounts required to be	All holders of New CCOH Common Stock will be entitled to receive the same amount per share with respect to any distribution of assets to holders of shares of New CCOH Common Stock, after payment in full of the amounts required to be paid to holders of preferred stock, if any.

	CCOH	NEW CCOH
paid to holders of preferred stock, if any.

The liquidation or dissolution rights, if any, of holders of shares of preferred stock, including New CCOH Preferred Stock, will be set forth in the certificate of designations creating such preferred stock.

Redemption or Preemptive Rights	No shares of either class of CCOH Common Stock are subject to redemption or have preemptive rights to purchase additional shares of CCOH Common Stock or other securities of CCOH.

No shares of New CCOH Common Stock will be subject to redemption or have preemptive rights to purchase additional shares of New CCOH Common Stock or other securities of New CCOH.

The redemption or preemptive rights, if any, of holders of shares of preferred stock, including New CCOH Preferred Stock, will be set forth in the certificate of designations creating such preferred stock.

Corporate Opportunities

iHeartCommunications has no duty to refrain from engaging in the same or similar business activities as CCOH or doing business with its clients, customers or vendors or employing its officers, directors or employees.

If iHeartCommunications or one of CCOH’s directors or officers who is also a director or officer of iHeartCommunications acquires knowledge of a potential transaction or corporate opportunity for both iHeartCommunications and CCOH, CCOH will have renounced its interest in such corporate opportunity.

Not applicable.

Classification of Board of Directors	The CCOH Board is divided into three classes, with terms expiring on a staggered three year basis. At each of CCOH’s annual meetings of stockholders, each class of directors whose term expires at	The New CCOH Board will be divided into three classes, continuing until immediately prior to the fourth annual meeting of stockholders, the term of the first class of directors will expire at the

	CCOH	NEW CCOH
that meeting of stockholders will be elected for a three-year term, one class being elected each year by its stockholders.

2020 annual meeting, the term of the second class of directors will expire at the 2021 annual meeting and the term of the third class of directors will expire at the 2022 annual meeting.

From and after the fourth annual meeting of the stockholders following the effectiveness of New CCOH’s amended certificate of incorporation, New CCOH’s board of directors will no longer be classified and each director will be elected for a one-year term. In case of any increase or decrease, from time to time, in the number of directors prior to New CCOH’s fourth annual meeting of the stockholders following the effectiveness of New CCOH’s amended certificate of incorporation, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, the number of directors added to or eliminated from each class will be apportioned so that the number of directors in each class thereafter will be as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the board of directors shorten the term of any incumbent director.

Removal of Directors	Directors may be removed, with or without cause, by affirmative vote of shares representing a majority of the voting power of the capital stock entitled to vote generally in the election of directors in the election of CCOH’s board as long as iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) owns shares representing at least a majority of the voting power of the capital stock entitled to vote generally in the election of directors.	Except as otherwise provided by a certificate of designations, any director or the entire board of directors may be removed from office as provided by Section 141(k) of the DGCL.

	CCOH	NEW CCOH

Once iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) cease to own shares representing at least a majority of the votes entitled to be cast in the election of CCOH’s board of directors, the directors may only be removed for cause and only by the affirmative vote of not less than 80% of voting power of the capital stock entitled to vote generally in the election of directors.

Size of Board of Directors	The number of directors on CCOH’s board will be fixed exclusively by its board. Newly created directorships resulting from any increase in CCOH’s authorized number of directors will be filled solely by the vote of CCOH’s remaining directors in office.	The number of directors on the New CCOH Board will initially be set at nine, but this number may be changed by the New CCOH Board. Newly created directorships resulting from any increase in New CCOH’s authorized number of directors will be filled solely by the vote of New CCOH’s remaining directors in office, subject to the rights, if any, of any series of preferred stock.

Vacancies on the Board of Directors

Any vacancies in the board resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of CCOH’s remaining directors in office; provided, however, that as long as iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) continue to beneficially own shares representing at least a majority of the voting power of the capital stock entitled to vote generally in the election of directors and such vacancy was caused by the action of stockholders, then such vacancy may only be filled by the affirmative vote of shares representing at least a majority of the voting power of the capital stock entitled to vote generally in the election of directors.

Any vacancies in New CCOH’s board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of New CCOH’s remaining directors in office, subject to the rights, if any, of any series of preferred stock.

	CCOH	NEW CCOH

Stockholder Action by Written Consent

CCOH stockholders are permitted to act by written consent without a meeting as long as iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) continue to beneficially own shares representing at least a majority of the voting power of the capital stock entitled to vote generally in the election of directors.

Once iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) cease to beneficially own at least a majority of the votes entitled to be cast in the election of CCOH’s board of directors, the right of CCOH’s stockholders to act by written consent is eliminated.

New CCOH’s stockholders are generally prohibited from acting by written consent.

The rights, if any, of holders of shares of preferred stock, including New CCOH Preferred Stock, to act by written consent will be set forth in the certificate of designations creating such preferred stock.

Amendment of the Bylaws	All of the provisions of the CCOH bylaws, including those relating to the calling of meetings of stockholders, notice of meetings of stockholders, required quorum at meetings of stockholders, conduct of meetings of stockholders, stockholder action by written consent, advance notice of stockholder business or director nominations, the authorized number of directors, the classified board structure, the filling of director vacancies or the removal of directors and indemnification of officers and directors may only be amended by the vote of a majority of CCOH’s entire board of directors or, as long as iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) owns shares representing at least a majority of the voting power of the capital stock entitled to vote generally in the election of directors, by the vote of holders of a majority of the voting power of the capital stock	New CCOH’s bylaws may only be amended by the board of directors or by the affirmative vote of holders of at least a majority of the voting power entitled to vote thereon.

	CCOH	NEW CCOH

entitled to vote generally in the election of directors, voting together as a single class.

Once iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) cease to own shares representing at least a majority of the total voting power entitled to vote generally in the election of CCOH’s board of directors, these provisions may only be amended by the vote of a majority of CCOH’s entire board or by the vote of holders of at least 80% of the voting power of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

Amendment of Certain Provisions of the Certificate of Incorporation

The amendment of any of the provisions in CCOH’s amended and restated certificate of incorporation requires approval by holders of shares representing at least a majority of the voting power of the capital stock entitled to vote generally in the election of directors, as long as iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) owns shares representing at least a majority of the voting power of the capital stock entitled to vote generally in the election of directors.

Once iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) cease to own shares representing at least a majority of the voting power of the capital stock entitled to vote generally in the election of directors certain provisions may only be amended by the vote of a majority of CCOH’s entire board of directors followed by the vote of holders of at least 80% of the

Subject to applicable law or as required by a certificate of designations, Articles V, VI, VIII, IX and one sentence of Article VII of New CCOH’s amended certificate of incorporation may only be amended (a) prior to the Sunset Date, by the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of capital stock entitled to vote thereon, voting together as a single class and (b) after the Sunset Date by the vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon.

Except as otherwise required by law, holders of New CCOH Common Stock will not be entitled to vote on any amendment relating solely to one or more series of preferred stock if such affected series is entitled to vote thereon by law or the amended certificate of incorporation

	CCOH	NEW CCOH
	voting power of the capital stock entitled to vote generally in the election of directors.	(including any certificate of designations).

Stockholder Meetings	A special meeting of CCOH stockholders may be called only by (i) iHeartCommunications, so long as iHeartCommunications and its subsidiaries (excluding CCOH and its subsidiaries) beneficially own at least a majority of the voting power of the capital stock entitled to vote generally in the election of directors or (ii) the Chairman of CCOH’s board of directors or (iii) CCOH’s board of directors.

Generally, subject to the rights of preferred stock, if any, a special meeting of New CCOH’s stockholders may be called only by the Chairman of New CCOH’s board of directors or New CCOH’s board of directors by a majority of the total number of directors, whether or not there exist any vacancies or unfilled seats in previously authorized directorships.

Advance Notification of Stockholder Nominations and Proposals

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give proper written notice to CCOH’s secretary 90 to 120 days before the first anniversary of the preceding year’s annual meeting, and the business must be a proper matter for stockholder action.

iHeartCommunications is entitled to nominate persons for election to the board of directors and propose business to be considered by stockholders at any meeting of stockholders without compliance with the foregoing advance notice requirements, so long as iHeartCommunications owns a majority of the voting power of the capital stock entitled to vote generally in the election of directors.

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to CCOH’s secretary 90 to 120 days before the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, or if the annual meeting will be more than 30 days before or after the date of the anniversary, such notice shall be delivered, by the later of the 10th day after the annual meeting is announced or 90 days prior to the date of such meeting, and the business must be a proper matter for stockholder action.

Business Combinations with Interested Stockholders	CCOH has opted out of section 203 of the DGCL which governs business combinations with interested stockholders so long as iHeartCommunications owns 15% or more of the total voting power of CCOH’s common stock.	New CCOH has not opted out of Section 203 of the DGCL.

ELECTION OF DIRECTORS OF NEW CCOH

Information about the 2019 Election of Directors

Pursuant to the iHeartMedia Plan of Reorganization, a board selection committee, (the “Board Selection Committee”) consisting of certain holders of interests and creditors in the iHeart Chapter 11 Cases selected C. William Eccleshare, John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey and Jinhy Yoon to be nominated and elected to the New CCOH Board (the “New CCOH Board Nominees”).

In accordance with the recommendations of the Board Selection Committee, the CCOH and CCH boards of directors nominated the New CCOH Board Nominees to be elected as directors of New CCOH to take office upon completion of the Merger, subject to the completion of the Merger.

On March 27, 2019, pursuant to Section 228 of the DGCL and CCOH’s bylaws, the Principal CCOH Stockholders and sole stockholder of CCH executed written consents electing the New CCOH Board Nominees as directors of New CCOH to take office upon completion of the Merger, subject to the completion of the Merger.

Composition of the Board of Directors

For biographical information about the New CCOH Board Nominees and the structure of New CCOH’s board of directors, see “Management of New CCOH After the Transactions.”

Because iHeartMedia controlled more than 50% of the voting power of CCOH in 2018, CCOH has historically elected to be treated as a “controlled company” under the NYSE’s Corporate Governance Standards. Accordingly, in 2018, CCOH was exempt from the provisions of the Corporate Governance Standards requiring that: (1) a majority of the Board consist of independent directors; (2) it have a nominating and governance committee composed entirely of independent directors and governed by a written charter addressing the nominating and governance committee’s purpose and responsibilities; and (3) it have a compensation committee composed entirely of independent directors with a written charter addressing the compensation committee’s purpose and responsibilities. Following the Merger and the Separation, New CCOH does not expect to be a “controlled company.”

Board Meetings

During 2018, the CCOH Board held 15 meetings.

Stockholder Meeting Attendance

CCOH encourages, but does not require, directors to attend the annual meeting of stockholders. Dale W. Tremblay attended the annual meeting of stockholders in 2018.

Independence of CCOH Directors in 2018

The CCOH Board has adopted a set of Governance Guidelines addressing, among other things, standards for evaluating the independence of CCOH’s directors. The full text of the Governance Guidelines can be found on the investor relations section of CCOH’s website at www.clearchanneloutdoor.com.

The Board has adopted the following standards for determining the independence of its members:

1.	A director must not be, or have been within the last three years, an employee of Clear Channel Outdoor. In addition, a director’s immediate family member (“immediate family member” is defined to include a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and anyone (other than domestic employees) who shares such person’s home) must not be, or have been within the last three years, an executive officer of Clear Channel Outdoor.

2.

A director or immediate family member must not have received, during any 12 month period within the last three years, more than $120,000 in direct compensation from Clear Channel Outdoor, other than director or committee fees and pension or other forms of deferred compensation for prior service (and no such compensation may be contingent in any way on continued service).

3.

A director must not be a current partner or employee of a firm that is Clear Channel Outdoor’s internal or external auditor. In addition, a director must not have an immediate family member who is (a) a current partner of such firm or (b) a current employee of such a firm and personally works on Clear Channel Outdoor’s audit. Finally, neither the director nor an immediate family member of the director may have been, within the last three years, a partner or employee of such a firm and personally worked on Clear Channel Outdoor’s audit within that time.

4.

A director or an immediate family member must not be, or have been within the last three years, employed as an executive officer of another company where any of Clear Channel Outdoor’s present executive officers at the same time serve or served on that company’s compensation committee.

5.

A director must not be a current employee, and no director’s immediate family member may be a current executive officer, of a material relationship party (“material relationship party” is defined as any company that has made payments to, or received payments from, Clear Channel Outdoor for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues).

6.	A director must not own, together with ownership interests of his or her family, ten percent (10%) or more of a material relationship party.

7.

A director or immediate family member must not be or have been during the last three years, an executive officer of a charitable organization (or hold a similar position), to which Clear Channel Outdoor makes contributions in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such organization’s consolidated gross revenues.

8.

A director must be “independent” as that term is defined from time to time by the rules and regulations promulgated by the SEC, by the listing standards of the NYSE and, with respect to at least two members of the compensation committee, by the applicable provisions of, and rules promulgated under, the Internal Revenue Code of 1986, as amended (collectively, the “Applicable Rules”). For purposes of determining independence, the Board will consider relationships with Clear Channel Outdoor and any parent or subsidiary in a consolidated group with Clear Channel Outdoor or any other company relevant to an independence determination under the Applicable Rules.

The above independence standards conform to, or are more exacting than, the director independence requirements of the NYSE applicable to CCOH. The above independence standards are set forth on Appendix A of the Governance Guidelines.

The CCOH Board currently consists of seven directors. For a director to be independent, the Board must determine that such director does not have any direct or indirect material relationship with CCOH. Pursuant to the Governance Guidelines, the Board has undertaken its annual review of director independence.

The CCOH Board has affirmatively determined that Harvey L. Tepner, Paul Keglevic, and Dale W. Tremblay, who currently serve on the CCOH Board, are independent under the listing standards of the NYSE, as well as CCOH’s independence standards set forth above. In addition, the Board has determined that each member currently serving on the Compensation Committee is independent under the heightened independence standards for compensation committee members under the listing standards of the NYSE and the rules and regulations of the SEC and that each member currently serving on the Audit Committee is independent under the heightened independence standards required for audit committee members by the listing standards of the NYSE and the rules and regulations of the SEC. In making these determinations, the CCOH Board reviewed information provided by the directors and by CCOH with regard to the directors’ business and personal activities as they relate to CCOH and its affiliates. In the ordinary course of business during 2018, CCOH entered into purchase and sale transactions for products and services with certain entities affiliated with members of the CCOH Board, as described below, and the following transactions were considered by the CCOH Board in making their independence determinations with respect to Messrs. Keglevic, Tepner and Tremblay:

•	A corporation for which Mr. Tepner serves as a director paid CCOA approximately $8,000 during 2018 for outdoor advertising services; and

•	A charity for which an immediate family member of Mr. Tepner serves as a director paid our affiliates approximately $3,000 during 2018 for outdoor advertising services.

All of the payments described above are for arms-length, ordinary course of business transactions and we generally expect transactions of a similar nature to occur during 2019. The CCOH Board has concluded that such transactions or relationships do not impair the independence of the director.

The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session including only independent directors at least once a year. CCOH’s independent directors met separately in executive session at least one time during 2018.

Independence of New CCOH Director Nominees

For a director to be independent, the board must determine that such director does not have any direct or indirect material relationship with New CCOH. Each of John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland and Mary Teresa Rainey are expected to be independent under the rules of the NYSE.

Committees of the New CCOH Board

Following the Separation, New CCOH’s board of directors will have the following standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee is expected to consist solely of independent directors and be governed by a written charter. CCOH’s current committee charters are available on CCOH’s website at www.clearchanneloutdoor.com and following the Separation New CCOH’s committee charters will be available on New CCOH’s investor relations website at www.investor.clearchannel.com.

The Audit Committee

All current members of CCOH’s Audit Committee are independent as defined by the listing standards of the NYSE and CCOH’s independence standards and satisfy the other requirements for audit committee membership, including the heightened independence standards, of the NYSE and the SEC. CCOH’s Audit Committee met 12 times during 2018.

Following the Separation, the Audit Committee of the New CCOH Board is expected to consist of Andrew Hobson, Mary Teresa Rainey and John Dionne, each of whom is expected to be independent under the rules of the NYSE and Rule 10A-3 of the Exchange Act and Andrew Hobson has been designated as an “audit committee financial expert,” as defined by the SEC. The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CCOH. The Audit Committee’s primary responsibilities, which will be discussed in detail within its charter, are expected to include the following:

•

be responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing an audit report or to perform other audit, review or attest services and all fees and other terms of their engagement;

•	review and discuss reports regarding the independent registered public accounting firm’s independence;

•	review with the independent registered public accounting firm the annual audit scope and plan;

•	review with management, the director of internal audit and the independent registered public accounting firm the budget and staffing of the internal audit department;

•

review and discuss with management and the independent registered public accounting firm the annual and quarterly financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	review with the independent registered public accounting firm the critical accounting policies and practices used;

•	review with management, the independent registered public accounting firm and the director of internal audit New CCOH’s internal accounting controls and any significant findings and recommendations;

•	discuss guidelines and policies with respect to risk assessment and risk management;

•	review information technology procedures and controls, includes as they relate to data privacy and cybersecurity;

•	oversee New CCOH’s policies with respect to related party transactions; and

•	review with management and the General Counsel the status of legal and regulatory matters that may have a material impact on New CCOH’s financial statements and compliance policies.

The Compensation Committee

All current members of CCOH’s Compensation Committee are independent as defined by the listing standards of the NYSE and CCOH’s independence standards and meet the heightened independence standards for compensation committee membership of the NYSE and the SEC. CCOH’s Compensation Committee met four times during 2018.

Following the Separation, the Compensation Committee of the New CCOH Board is expected to consist of Thomas C. King, Lisa Hammitt and Joe Marchese, each of whom is expected to be independent under the rules of the NYSE and the heightened independence standards for compensation committee membership of the NYSE. The Compensation Committee will administer CCOH’s incentive-compensation plans and equity-based plans, determine compensation arrangements for all executive officers and make recommendations to the Board concerning compensation for directors of New CCOH.

The Compensation Committee’s primary responsibilities, which will be discussed in detail within its charter, are expected to include the following:

•

assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and New CCOH;

•

review and approve corporate goals and objectives relevant to the compensation of New CCOH’s executive officers, evaluate the performance of the executive officers in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation level of the executive officers based on this evaluation;

•	review and adopt, and/or make recommendations to the Board with respect to, incentive-compensation plans for executive officers and equity-based plans;

•

review and discuss with management the Compensation Discussion and Analysis to be included in CCOH’s proxy statement or Annual Report on Form 10-K and determine whether to recommend to the Board the inclusion of the Compensation Discussion and Analysis in the proxy statement or Annual Report on Form 10-K;

•	prepare the Compensation Committee report for inclusion in New CCOH’s proxy statement; and

•	recommend to the Board the appropriate compensation for the non-employee members of the Board.

The Nominating and Corporate Governance Committee

Prior to the Separation, CCOH’s board of directors oversaw the identification and consideration of candidates for members on the CCOH Board, and each member of the CCOH Board participated in this process. Accordingly, CCOH did not have a separate nominating committee or charter for this purpose.

Following the Separation, the Nominating and Corporate Governance Committee of the New CCOH Board of Directors is expected to consist of Mary Teresa Rainey, Joe Marchese, Lisa Hammitt and John Dionne, each of whom is expected to be independent under the rules of the NYSE. The Nominating and Corporate Governance Committee’s primary responsibilities, which will be discussed in detail within its charter, are expected to include the following:

•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	oversee the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and

•	develop and recommend corporate governance guidelines.

Director Nominating Procedures

As described above, the CCOH Board oversaw the identification and consideration of candidates for membership on the CCOH board of directors, and each member of the CCOH Board participated in this process. Historically, it was the view of the CCOH Board that this function had been performed effectively by the CCOH Board, and that it was appropriate for CCOH not to have a separate nominating committee or charter for this purpose. Following the Separation, New CCOH will have a separate nominating and corporate governance committee.

The CCOH Board is responsible for developing and reviewing background information for candidates for the CCOH Board, including those recommended by stockholders. CCOH’s directors play a critical role in guiding CCOH’s strategic direction and overseeing the management of CCOH. CCOH does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the CCOH Board strives to nominate directors with a variety of complementary skills so that, as a group, the CCOH Board will possess the appropriate mix of experience, skills and expertise to oversee CCOH’s businesses. Director candidates should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated and have the time, energy, interest and willingness to serve as a member of the CCOH Board. The CCOH Board evaluates each individual in the context of the CCOH board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The CCOH Board evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the CCOH Board during their current term.

The CCOH Board will consider as potential nominees individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration should be addressed to the Board, c/o

Secretary, Clear Channel Outdoor Holdings, Inc., 20880 Stone Oak Parkway, San Antonio, Texas 78258. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected. The CCOH Board evaluates candidates recommended by stockholders in the same manner in which it evaluates other nominees. Stockholders who themselves wish to effectively nominate a person for election to the CCOH Board, as contrasted with recommending a potential nominee to the CCOH Board for its consideration, are required to comply with the advance notice and other requirements set forth in our bylaws.

The current members of the CCOH Board, Blair E. Hendrix, Daniel G. Jones, Paul Keglevic, Vicente Piedrahita, Olivia Sabine, Harvey L. Tepner and Dale W. Tremblay, have not been nominated for election to our Board but will continue to serve until the Separation. In accordance with the iHeartMedia Plan of Reorganization and the Merger Agreement, the current members of the CCOH Board will tender their resignations from the CCOH board of directors effective immediately prior to the Effective Time.

Board Leadership Structure

The CCOH Board has not historically had a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the CCOH Board as the CCOH Board believed it is in the best interests of CCOH to make that determination based on the position and direction of Clear Channel Outdoor, the membership of the CCOH Board and the individuals who occupy those roles.

CCOH’s risk management philosophy strives to:

•	timely identify the material risks that CCOH faces;

•	communicate necessary information with respect to material risks to senior management and, as appropriate, to the board or relevant board committee;

•	implement appropriate and responsive risk management strategies consistent with CCOH’s risk profile; and

•	integrate risk management into CCOH’s decision-making.

The New CCOH Board expects to designate the Audit Committee to oversee risk management. Historically, the Audit Committee has reported to CCOH Board regarding briefings provided by management and advisors, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of CCOH’s risk management processes. The CCOH Board encouraged management to promote a corporate culture that incorporates risk management into CCOH’s corporate strategy and day-to-day operations.

Stockholder and Interested Party Communication with the Board

Stockholders and other interested parties may contact an individual director, the Chairman, the New CCOH Board as a group or a specified board committee or group, including the non-management directors as a group, by sending regular mail to the following address:

Board of Directors

c/o Secretary

Clear Channel Outdoor Holdings, Inc.

99 Park Ave, 2nd Floor

New York, New York 10016

WRITTEN CONSENT OF THE PRINCIPAL CCOH STOCKHOLDERS

Under Delaware law and CCOH’s organizational documents, the approval of the holders of a majority of the voting power of the outstanding shares of CCOH’s common stock, voting (or consenting in writing in lieu thereof) together as a single class, is required to adopt the Merger Agreement, approve the Merger and approve the transactions contemplated thereby. Under CCOH’s organizational documents, directors are elected by a plurality of votes cast, which means that if there are nine (9) board seats, the nine (9) nominees who receive the highest number of votes will be elected. Each share of CCOH Class A Common Stock is entitled to one vote, and each share of CCOH Class B Common Stock is entitled to 20 votes, on matters submitted to a vote of stockholders.

On March 27, 2019, subsidiaries of iHeartCommunications collectively representing approximately 89.1% of the outstanding shares of CCOH Common Stock and approximately 99% of the total voting power of CCOH Common Stock, acting by written consent in lieu of a stockholder meeting, approved the following Stockholder Actions:

(1)	the adoption of the Merger Agreement, the approval of the Merger and the approval of the transactions contemplated thereby, and

(2)

the election of C. William Eccleshare, John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey and Jinhy Yoon as directors of New CCOH to take office upon completion of the Merger, subject to the completion of the Merger (the “New CCOH Board Nominees”).

Because these Principal CCOH Stockholders beneficially own shares of CCOH Common Stock representing a majority of the voting power of the outstanding shares of capital stock of CCOH, the action by written consent is sufficient to adopt the Merger Agreement, approve the Merger and approve the transactions contemplated thereby and elect the New CCOH Board Nominees without any further action by CCOH stockholders. On March 27, 2019, directors and executive officers beneficially owned approximately 5.2% of the outstanding shares of CCOH Class A Common Stock and less than 1% of the total voting power of CCOH.

As required by Section 228(e) of the DGCL, this information statement/prospectus is being furnished to our stockholders of record as of March 27, 2019, as notice of the action taken by written consent in lieu of a meeting of stockholders.

DESCRIPTION OF NEW CCOH PREFERRED STOCK

The following description of the Preferred Stock does not purport to be complete and is subject to, and qualified in its entirely by reference to, the Certificate of Designation of Clear Channel Outdoor Holdings, Inc., which when filed will designate the Cumulative Series A Preferred Stock and set forth the rights, preferences and limitations thereof (the “Certificate of Designation”).

General

Our amended certificate of incorporation authorizes the New CCOH Board to create and provide for the issuance of up to 150,000,000 shares of preferred stock, par value $0.01 per share, and expressly authorizes the New CCOH Board, subject to limitations prescribed by law, to provide, out of the unissued shares of preferred stock, for the designation of any unissued series of preferred stock, and, with respect to each such series, to establish and fix the number of shares to be included in such series of preferred stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such series. The number of shares of such preferred stock may, in each case, be increased or decreased by resolution of the New CCOH Board (or a duly authorized committee thereof), without the vote or consent of the holders of the preferred stock.

Subject to the terms described herein, in connection with the Transactions we expect to issue up to 45,000 shares of our Cumulative Series A Preferred Stock (the “New CCOH Preferred Stock”). Shares of the New CCOH Preferred Stock, upon issuance, will be fully paid and non-assessable.

Shares of the New CCOH Preferred Stock will rank senior and in priority of payment to our common equity interests and preferred stock junior to the New CCOH Preferred Stock and other equity interests and preferred stock that does not expressly provide that such equity interest ranks senior to or pari passu with the New CCOH Preferred Stock in any liquidation or winding up of New CCOH. The Certificate of Designation will provide that at the time of issuance of the New CCOH Preferred Stock, no such senior or pari passu securities may exist or be simultaneously issued.

The New CCOH Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of New CCOH. At the tenth anniversary of the issue date of the New CCOH Preferred Stock (the “Issue Date”), subject to waiver by the holders of the preferred stock, New CCOH shall redeem for cash, ratably among the holders of the New CCOH Preferred Stock, all of the then outstanding shares of the New CCOH Preferred Stock at a price per share equal to the redemption price as of the Redemption Date. The holders of shares of the New CCOH Preferred Stock will have no pre-emptive rights with respect to any shares of our capital stock or any of our other securities convertible into or carrying rights or options to purchase any such capital stock.

Dividends

Dividends on the New CCOH Preferred Stock shall accrue on a daily basis at the applicable dividend rate on the then-current Liquidation Preference of such share of New CCOH Preferred Stock and if declared by the New CCOH Board, shall be due and payable on the applicable Quarter Date (as defined below). Dividends will be calculated on the basis of actual days elapsed over a year of 360 days consisting of twelve 30-day months. On each applicable Quarter Date, dividends will either (a) be payable in cash, if and to the extent declared by the New CCOH Board and paid on or prior to the applicable Quarter Date, at the Cash Dividend Rate (as defined below), or (b) be added to the Liquidation Preference at the Accruing Dividend Rate. Notwithstanding anything to the contrary contained herein, no dividend may be declared unless paid immediately in cash (it being understood that no dividends may be declared and paid in securities or otherwise “in kind”).

The cash rate (“Cash Dividend Rate”) of the New CCOH Preferred Stock will be the percentage rate per annum equal to (i) the greater of (a) a published LIBOR rate or (b) two (2%) percent plus (ii) a cash dividend margin based on New CCOH’s consolidated leverage ratio, subject to certain adjustments (the “Cash Dividend Margin”). The “Accruing Dividend Rate” will be the percentage per annum equal to (i) the greater of (a) a published LIBOR rate or (b) two (2%) percent plus (ii) an accruing dividend margin based on New CCOH’s consolidated leverage ratio, subject to certain adjustments. At any leverage ratio, the accruing dividend margin will exceed the cash dividend margin by 1.5%.

Dividends, to the extent declared, will be payable on the New CCOH Preferred Stock on the following dates (each such date, referred to as a “Quarter Date”): March 31, June 30, September 30 and December 31 of each year; provided that, if any Quarter Date is not a Business Day, the Quarter Date will be the immediately following Business Day. Business Day means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

Redemption

Optional Redemption. Other than as set forth below, we may not redeem any of the New CCOH Preferred Stock at our option prior to the third anniversary of the Issue Date. Upon consummation of certain equity offerings, we may, at our option, redeem all or a part of the New CCOH Preferred Stock for the Liquidation Preference plus a make-whole premium. We may redeem any of the New CCOH Preferred Stock, at our option, to the extent of lawfully available funds, at any time on or after the third anniversary of the Issue Date, in each case, in cash at a redemption price equal to the Liquidation Preference per share. If less than all of the shares of New CCOH Preferred Stock are to be redeemed at any time, the shares of New CCOH Preferred Stock of all holders will be redeemed on a pro rata basis.

Material Event Redemption. Upon the occurrence of, among other things (i) any Change of Control, (ii) New CCOH’s liquidation, dissolution, or winding up or (iii) certain insolvency events (each a “Material Event”), each holder may require New CCOH to redeem for cash (any such redemption, a “Material Event Redemption”) all of such holder’s then outstanding shares of New CCOH Preferred Stock. If such Material Event Redemption occurs prior to the third anniversary of the Issue Date, the redemption price shall be an amount per share equal to the sum of (i) the Liquidation Preference as of such date of redemption (the “Redemption Date”) and (ii) the Make-Whole Amount as of such Redemption Date. If such Material Event Redemption occurs after the third anniversary of the Issue Date, the redemption price shall be an amount per share equal to the Liquidation Preference.

Mandatory Redemption at the Option of Holders. The New CCOH Preferred Stock includes repurchase rights, pursuant to which the holders of New CCOH Preferred Shares may require a designated subsidiary of New CCOH to purchase the shares after the fifth anniversary of issuance.

Limitation on Indebtedness

The Certificate of Designation will include a limitation on our ability to incur additional debt or any other security ranking pari passu with or senior to the New CCOH Preferred Stock, other than in (a) an amount not to exceed $300 million on a cumulative basis or (b) subject to an incurrence-based leverage test, subject to other customary carve-outs.

Liquidation Preference

In the event of certain insolvency events, a holder of New CCOH Preferred Stock will be entitled to be paid, before any distribution or payment may be made to any holders of junior securities, the “Liquidation Preference” equal to the sum of (1) the stated value of $1,000.00 per share, subject to adjustment in the event of a stock dividend, stock split, stock distribution, recapitalization or combination with respect to the New CCOH Preferred Stock; and (2) the amount of any accrued and unpaid dividends, if any, whether or not declared, prior to such distribution or payment date.

Voting Rights

Except as provided below or as expressly required by law, the holders of shares of New CCOH Preferred Stock will have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and will not be entitled to call a meeting of such holders for any purpose, nor will they be entitled to participate in any meeting of the holders of our common stock; provided however, if a default occurs or if dividends on the New CCOH Preferred Stock have not been paid, in cash, for twelve consecutive quarters, the holders of the New CCOH Preferred Stock shall have the right to designate one member to the New CCOH Board.

Amendment of the Certificate of Designation/Consent Rights

The vote or consent of the holders of at least a majority of the shares of the New CCOH Preferred Stock at the time outstanding shall be necessary to amend, modify, supplement or waive any of the terms of the Certificate of Designation or the preferences, powers or rights of the holders of the New CCOH Preferred Stock and waive any default under the Certificate of Designation. The vote or consent of the holders of at least 66 2/3% of the shares of the New CCOH Preferred Stock at the time outstanding, voting as a separate class, shall be necessary to:

•	reduce the Liquidation Preference or redemption price of any shares of New CCOH Preferred Stock or change the timing or method of payment with respect thereto;

•	reduce the dividend rate of or change the time for accrual of dividends on any shares of New CCOH Preferred Stock or change the timing or method of payment with respect thereto;

•	waive a default in the payment of dividends on any shares of New CCOH Preferred Stock, Liquidation Preference or redemption price of the New CCOH Preferred Stock;

•	make any change to the amendment provisions of the Certificate of Designation that is materially adverse to the holders;

•	make any change regarding the pro rata treatment of all holders of the New CCOH Preferred Stock in connection with a partial redemption; or

•

make any change to provisions relating to voting percentages, ranking or waiver of trigger events, including in each case the related definitions used in the Certificate of Designation to the extent adverse to the holders.

Certain Definitions

“Liquidation Preference” means, with respect to the New CCOH Preferred Stock at any time, the sum of (i) the Stated Value thereof, plus (ii) all accrued, accumulated and unpaid dividends thereon.

“Make-Whole Amount” means, with respect to any redemption of any New CCOH Preferred Stock as of any Redemption Date on or prior to the third anniversary of the issue date, an amount equal to the present value calculated as provided below as of such Redemption Date of the remaining dividends that would be declared on such share of New CCOH Preferred Stock being redeemed from such Redemption Date through the third anniversary of the Issue Date, computed based on the Cash Dividend Rate using an annual discount rate (applied quarterly) equal to the Treasury Rate as of the applicable Redemption Date plus 50 basis points. For the avoidance of doubt, a published LIBOR and applicable Cash Dividend Margin used in the calculation of the Make-Whole Amount shall be the published LIBOR and the applicable Cash Dividend Margin that would be applied as of the Redemption Date.

“Stated Value” means, at any date of determination, and with respect to each outstanding share of the New CCOH Preferred Stock, $1,000.00 (adjusted as appropriate in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the New CCOH Preferred Stock).

DESCRIPTION OF CERTAIN INDEBTEDNESS

Receivables Based Credit Facility Due 2023

On June 1, 2018 (the “ABL Closing Date”), CCO, a subsidiary of CCOH, entered into a Credit Agreement (the “Credit Agreement”), as parent borrower, with certain of its subsidiaries named therein, as subsidiary borrowers (the “Subsidiary Borrowers”), Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”) and swing line lender, and the other lenders from time to time party thereto. The Credit Agreement governs CCO’s new receivables-based revolving credit facility and replaced CCOH’s prior credit agreement, dated as of August 22, 2013 (the “Prior Credit Agreement”), which was terminated on the ABL Closing Date.

Upon completion of the Merger, New CCOH will assume CCOH’s obligations as a guarantor of the receivables-based revolving credit facility. The Merger will not result in a change of control under the terms of the Credit Agreement.

Size and Availability

The Credit Agreement provides for an receivables-based revolving credit facility, with amounts available from time to time (including in respect of letters of credit) equal to the lesser of (i) the borrowing base, which equals 85.0% of the eligible accounts receivable of CCO and the subsidiary borrowers, subject to customary eligibility criteria minus any reserves, and (ii) the aggregate revolving credit commitments. As of the ABL Closing Date, the aggregate revolving credit commitments were $75.0 million. On June 29, 2018, CCO entered into an amendment providing for a $50.0 million incremental increase of the facility, bringing the aggregate revolving credit commitments to $125.0 million. On the ABL Closing Date, the revolving credit facility was used to replace and terminate the commitments under the Prior Credit Agreement and to replace the letters of credit outstanding under the Prior Credit Agreement.

Interest Rate and Fees

Borrowings under the Credit Agreement bear interest at a rate per annum equal to the Applicable Rate plus, at CCO’s option, either (1) a base rate determined by reference to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such date as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurocurrency rate that would be calculated as of such day in respect of a proposed Eurocurrency rate loan with a one-month interest period plus 1.00%, or (2) a Eurocurrency rate that is equal to the LIBOR rate as published by Reuters two business days prior to the commencement of the interest period. The Applicable Rate for borrowings under the Credit Agreement is 1.00% with respect to base rate loans and 2.00% with respect to Eurocurrency loans.

In addition to paying interest on outstanding principal under the Credit Agreement, CCO is required to pay a commitment fee of 0.375% per annum to the lenders under the Credit Agreement in respect of the unutilized revolving commitments thereunder. CCO must also pay a letter of credit fee for each issued letter of credit equal to 2.00% per annum times the daily maximum amount then available to be drawn under such letter of credit.

Maturity

Borrowings under the Credit Agreement will mature, and lending commitments thereunder will terminate, on the earlier of (a) June 1, 2023 and (b) 90 days prior to the maturity date of any indebtedness of CCOH or any of its direct or indirect subsidiaries in an aggregate principal amount outstanding in excess of $250,000,000 (other than the CCIBV Senior Notes).

Prepayments

If at any time, the outstanding amount under the revolving credit facility exceeds the lesser of (i) the aggregate amount committed by the revolving credit lenders and (ii) the borrowing base, CCO will be required to prepay first, any protective advances and second, any outstanding revolving loans and swing line loans and/or cash collateralize letters of credit in an aggregate amount equal to such excess, as applicable.

Subject to customary exceptions and restrictions, CCO may voluntarily repay outstanding amounts under the Credit Agreement at any time without premium or penalty. Any voluntary prepayments CCO makes will not reduce commitments under the Credit Agreement.

Guarantees and Security

The facility is guaranteed by the Subsidiary Borrowers. All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by a perfected security interest in all of CCO’s and the Subsidiary Borrowers’ accounts receivable and related assets and proceeds thereof.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $7.5 million and (b) 10.0% of the lesser of (i) the aggregate commitments at such time and (ii) the borrowing base then in effect at such time (the “Financial Covenant Triggering Event”), CCO will be required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for the most recent period of four consecutive fiscal quarters ended prior to the occurrence of the Financial Covenant Triggering Event, and will be required to continue to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $7.5 million and (y) 10.0% of the lesser of (i) the aggregate commitments at such time and (ii) the borrowing base then in effect at such time, at which time the Financial Covenant Triggering Event will no longer be deemed to be occurring.

The Credit Agreement also includes negative covenants that, subject to significant exceptions, limit the Borrowers’ ability and the ability of their restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates; or

•	change lines of business.

The Credit Agreement includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the acceleration of all amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

CCWH Senior Notes

As of December 31, 2018, CCWH Senior Notes represented $2.7 billion aggregate principal amount of indebtedness outstanding, which consisted of $735.75 million aggregate principal amount of Series A CCWH Senior Notes and $1,989.25 million aggregate principal amount of Series B CCWH Senior Notes. The CCWH Senior Notes are guaranteed by CCO, CCOH and certain of CCOH’s direct and indirect subsidiaries.

Upon completion of the Merger, New CCOH will assume CCOH’s obligations as a guarantor of the CCWH Senior Notes. The Merger will not result in a change of control under the terms of the indentures governing the CCWH Senior Notes.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. Interest on the CCWH Senior Notes is payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year.

CCWH may redeem the CCWH Senior Notes, in whole or in part, at the redemption prices set forth in the applicable indenture governing the CCWH Senior Notes plus accrued and unpaid interest to the redemption date. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Senior Notes or Series B CCWH Senior Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Senior Notes or Series A CCWH Senior Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Senior Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Senior Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt to persons other than us and our subsidiaries (other than CCOH) or issue certain preferred stock;

•	create liens on its restricted subsidiaries’ assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries, to persons other than us and our subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Senior Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Senior Notes or purchases or makes an offer to purchase the Series B CCWH Senior Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Senior Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Senior Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Senior Notes.

The indenture governing the Series A CCWH Senior Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire CCOH’s subordinated debt;

•	make certain investments;

•	create liens on its or its restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries;

•	designate its subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Senior Notes indenture and the Series B CCWH Senior Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit it to incur additional indebtedness based on an incurrence test. Under this test, in order to incur additional indebtedness, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively, and in order to incur additional indebtedness that is subordinated to the CCWH Senior Notes, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Senior Notes indenture also restricts CCOH’s ability to pay dividends, but permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indenture) are lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively. The Series B CCWH Senior Notes indenture also contains certain other exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the Due from iHeartCommunications Note. CCOH has used substantially all of the $525.0 million general restricted payment baskets in the Series B CCWH Senior Notes indenture. The Series A CCWH Senior Notes indenture does not limit CCOH’s ability to pay dividends.

CCWH Senior Subordinated Notes

In February 2019, CCWH refinanced its $275.0 million aggregate principal amount of Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of Series B CCWH Subordinated Notes with the proceeds of $2,235.0 million aggregate principal amount of New CCWH Subordinated Notes.

The New CCWH Subordinated Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by us, CCO and certain of our other domestic subsidiaries. The New CCWH Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the New CCWH Subordinated Notes. The guarantees of the New CCWH Subordinated Notes rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the New CCWH Subordinated Notes. Following the satisfaction of certain conditions, including that the CCWH Senior Notes are no longer outstanding and at least a portion of such notes has been refinanced with senior secured indebtedness, the New CCWH Notes and the guarantees of the New CCWH Subordinated Notes will cease to be subordinated obligations and thereafter will rank equally in right of payment with all senior indebtedness of CCWH and the guarantors (the “step-up”). There can be no assurance that the step-up will ever occur and that the New CCWH Subordinated Notes and the guarantees will ever cease to be subordinated indebtedness of CCWH and the guarantors.

CCWH may redeem the New CCWH Subordinated Notes at its option, in whole or part, at any time prior to February 15, 2021, at a price equal to 100% of the principal amount of the New CCWH Subordinated Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest to the redemption date. CCWH may redeem the New CCWH Subordinated Notes, in whole or in part, on or after February 15, 2021, at the redemption prices set forth in the indenture governing the New CCWH Subordinated Notes, plus accrued and unpaid interest to the redemption date. At any time prior to February 15, 2021, CCWH may elect to redeem up to 40% of the aggregate principal amount of the New CCWH Subordinated Notes at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings. In addition, CCWH may redeem up to 20% of the aggregate principal amount of the New CCWH Subordinated Notes at any time prior to February 15, 2021, using the net proceeds from certain other equity offerings at 103% of the principal amount of the New CCWH Subordinated Notes. CCWH will be permitted to use these two redemption options concurrently but will not be permitted to redeem, in the aggregate, more than 40% of the principal amount of the New CCWH Subordinated Notes pursuant to these options.

The indenture governing the New CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, purchase or retire subordinated debt;

•	make certain investments;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets;

•	designate CCOH’s subsidiaries as unrestricted subsidiaries;

•	pay dividends, redeem or repurchase capital stock or make other restricted payments; and

•	in the event that the step-up occurs and the New CCWH Subordinated Notes cease to be subordinated, incur certain liens.

CCIBV Senior Notes

As of December 31, 2018, CCIBV had $375.0 million aggregate principal amount outstanding of its 8.75% Senior Notes due 2020 (“CCIBV Senior Notes”). The Merger will have no impact on the CCIBV Senior Notes.

The CCIBV Senior Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year. The CCIBV Senior Notes are guaranteed by certain of our International outdoor business’s existing and future subsidiaries. We do not guarantee or otherwise assume any liability for the CCIBV Senior Notes. The notes are senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCIBV, and the guarantees of the notes are senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors of the notes.

CCIBV may redeem the notes, in whole or in part, on or after December 15, 2017, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. The indenture governing the CCIBV Senior Notes contains covenants that limit CCIBV’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) create liens on assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of CCIBV’s assets.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion summarizes certain U.S. federal income tax consequences of the Merger that apply generally to “U.S. holders” (as defined below) of CCOH Common Stock that exchange their shares of CCOH Common Stock for shares of New CCOH Common Stock in the Merger. This discussion is based on the Code, judicial decisions and administrative regulations and interpretations, all as in effect as of the date of this information statement/prospectus and all of which are subject to change, possibly with retroactive effect. Accordingly, the U.S. federal income tax consequences of the Merger to the U.S. holders of CCOH Common Stock could differ from those described below.

For purposes of this discussion, a U.S. holder is a beneficial owner of CCOH Common Stock who for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof;

•

a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more U.S. persons to control all substantial decisions of the trust or (2) has a valid election in effect to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of CCOH Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of CCOH Common Stock, and any owners of such an entity or arrangement, should consult their own tax advisors regarding the tax consequences of the Merger under their specific circumstances.

This discussion applies only to U.S. holders of CCOH Common Stock who hold such shares as a capital asset within the meaning of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders of CCOH Common Stock in light of their particular circumstances, nor does it address the U.S. federal income tax consequences to U.S. holders of CCOH Common Stock that are subject to special rules, including but not limited to:

•	dealers in securities, commodities or foreign currencies;

•	tax-exempt organizations;

•	banks and certain other financial institutions;

•	retirement plans;

•	insurance companies;

•	mutual funds;

•	expatriates or holders who have a “functional currency” other than the U.S. dollar;

•	pass-through entities and investors in those entities;

•	holders who acquired their shares in connection with the exercise of stock options or other compensatory transactions or through exercise of warrants;

•	holders who hold their shares as a hedge or as part of a straddle, constructive sale, conversion transaction or other risk management transaction;

•	holders who prepare “applicable financial statements” (as defined in Section 451 of the Code);

•	holders who actually or constructively own 5% or more of CCOH Common Stock stock; and

•	traders in securities that elect to use the mark-to-market method of accounting.

U.S. holders of CCOH Common Stock described in the foregoing sentence and non-U.S. holders of CCOH Common Stock should consult their own tax advisors as to the tax consequences of the Merger with respect to their particular circumstances.

In addition, this discussion does not address any alternative minimum tax, U.S. federal estate or gift tax, or foreign, state or local tax consequences. Neither CCOH nor CCH has obtained or sought to obtain a ruling from the IRS regarding any matter relating to the ability of the Merger to qualify as a reorganization and no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any aspect of this discussion. CCOH’s and CCH’s board of directors urge holders to consult their own tax advisors as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and foreign tax laws in light of their own situations.

CCOH and CCH intend for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. The obligations of CCH and CCOH to close the Merger are conditioned, respectively on the issuance of an opinion by Kirkland & Ellis LLP (“K&E”) and the issuance of an opinion by Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”) (or in either case other law firms or accounting advisors reasonably acceptable to CCH and CCOH if K&E or WSGR is unwilling or unable to issue such an opinion), to the effect that, based on facts, representations, assumptions and exclusions set forth or referred to in such opinions, and on U.S. federal income tax law in effect as of the date of such opinions, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. An opinion of counsel or an accounting advisor is not binding on the IRS or any court. In rendering these respective opinions, counsel or the relevant accounting advisor will rely on certain assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the Merger strictly in accordance with the Merger Agreement and this information statement/prospectus. The opinions will also rely upon certain representations and covenants made by the management of CCOH and CCH and will assume that these representations are true, correct and complete, and that CCOH and CCH, as the case may be, will comply with these covenants. If any of these assumptions or representations is inaccurate in any way, or any of the covenants are not satisfied the U.S. federal income tax consequences of the Merger could be materially different from those described below.

Based on and subject to the foregoing, provided that, in accordance with the opinions described above, the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the Merger to U.S. holders of CCOH Common Stock will be as follows.

Each U.S. holder of CCOH Common Stock who receives New CCOH Common Stock in the Merger will generally not recognize gain or loss.

In general, the aggregate tax basis in the shares of New CCOH Common Stock that a U.S. holder of CCOH Common Stock will receive upon the Merger will equal such U.S. holder’s aggregate tax basis in the shares of CCOH Common Stock surrendered in exchange therefor. A U.S. holder’s holding period for the shares of New CCOH Common Stock that are received in the Merger will generally include such U.S. holder’s holding period for the shares of CCOH Common Stock surrendered in exchange therefor.

If U.S. holders of CCOH Common Stock acquired different blocks of shares of CCOH Common Stock at different times or at different prices, such U.S. holders’ basis and holding period in their shares of CCH common stock may be determined with reference to each block of shares of CCOH Common Stock. Any such U.S. holders should consult their tax advisors regarding the manner in which shares of New CCOH Common Stock received in the exchange should be allocated among different blocks of shares of CCOH Common Stock and with respect to identifying the bases or holding periods of the particular shares of CCH Common Stock received in the Merger. Because these rules are complex, CCOH recommends that each CCOH stockholder who may be subject to these rules consult his, her, or its own tax advisor.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO YOU, WHICH ANALYSIS MAY BE COMPLEX AND WILL DEPEND ON YOUR SPECIFIC SITUATION. CCOH AND CCH URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO YOU.

INFORMATION ABOUT CCOH

Business

CCOH is one of the world’s largest outdoor advertising companies, providing clients with advertising opportunities through billboards, street furniture displays, transit displays and other out-of-home (“OOH”) advertising displays. Through CCOH’s extensive display inventory, CCOH has the ability to deliver innovative, effective marketing campaigns for advertisers and marketing, creative and strategic partners in communities across the United States and internationally.

CCOH focuses on building the leadership position of its diverse global assets and maximizing its financial performance while serving its local communities. CCOH intends to continue to execute upon its long-standing outdoor advertising strategies, while closely managing expenses and focusing on achieving operating efficiencies throughout its businesses. Part of our long-term strategy is to pursue the technology of digital displays, including flat screens, LCDs and LEDs, as additions to traditional methods of displaying our clients’ advertisements. We are currently installing these technologies in certain markets, both domestically and internationally.

History

CCOH was incorporated in August 1995 under the name “Eller Media Company.” In 1997, Clear Channel Communications, Inc., now iHeartCommunications, CCOH’s parent company, entered the outdoor advertising industry with its acquisition of Eller Media Company. CCOH changed its name to Clear Channel Outdoor Holdings, Inc. in August 2005.

On November 11, 2005, CCOH became a publicly traded company through its IPO, in which it sold 10%, or 35.0 million shares, of CCOH Class A Common Stock. Prior to its IPO, CCOH was an indirect wholly-owned subsidiary of iHeartCommunications. As of December 31, 2018, iHeartCommunications, through its subsidiaries, owned all outstanding shares of CCOH Class B Common Stock and 10,726,917 shares of CCOH Class A Common Stock, collectively representing approximately 89.1% of the outstanding shares of Common Stock and approximately 99% of the total voting power of CCOH Common Stock.

Prior to or at the time of its IPO, CCOH entered into agreements with iHeartCommunications that govern the relationship between iHeartCommunications and CCOH and provide for, among other things, the provision of services by iHeartCommunications to CCOH and the allocation of employee benefit, tax and other liabilities and obligations attributable to its operations. These agreements include the Master Agreement, Corporate Services Agreement, Employee Matters Agreement, Tax Matters Agreement and Trademark License Agreement (collectively, the “Intercompany Agreements”). All of the agreements relating to CCOH’s ongoing relationship with iHeartCommunications were made in the context of a parent-subsidiary relationship and the terms of these agreements may be more or less favorable to it than if they had been negotiated with unaffiliated third parties.

iHeartCommunications has the right to terminate these agreements in various circumstances. As of the date of this information statement/prospectus, no notice of termination of any of these agreements has been received from iHeartCommunications. In accordance with the terms of the Separation Agreement, iHeartCommunications and CCOH have agreed to terminate or replace these agreements in connection with the Separation.

As long as iHeartCommunications continues to own shares of CCOH’s Common Stock representing more than 50% of the total voting power of CCOH’s Common Stock, it will have the ability to direct the election of all members of CCOH’s Board of Directors and, therefore, to exercise a controlling influence over its business and affairs, including any determinations with respect to mergers or other business combinations, its acquisition or disposition of assets, its incurrence of indebtedness, its issuance of any additional common stock or other equity securities, its repurchase or redemption of common stock or any preferred stock, if applicable, and its payment of dividends in certain situations. Similarly, iHeartCommunications will have the power to determine the outcome of matters submitted to a vote of CCOH’s stockholders, including the power to prevent an acquisition or any other change in control, and to take other actions that might be favorable to iHeartCommunications.

On July 30, 2008, iHeartCommunications completed its merger with a subsidiary of CC Media Holdings, Inc., now iHeartMedia, a company formed by a group of private equity funds sponsored by Bain Capital Partners, LLC (“Bain”) and Thomas H. Lee Partners, L.P. (“THL”). iHeartCommunications is now owned indirectly by iHeartMedia.

On March 14, 2018, the Debtors filed the iHeart Chapter 11 Cases under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. CCOH and its direct and indirect subsidiaries did not file voluntary petitions for relief under the Bankruptcy Code and are not Debtors in the iHeart Chapter 11 Cases.

The iHeart Chapter 11 Cases are being jointly administered under the caption In re: iHeartMedia, Inc., et al. Case No. 18-31274 (MI). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The iHeartMedia Plan of Reorganization was confirmed by the Bankruptcy Court on January 22, 2019. The iHeartMedia Plan of Reorganization contemplates a restructuring of the Debtors whereby our business is proposed to be separated from iHeartCommunications upon consummation of the iHeartMedia Plan of Reorganization and the conclusion of the iHeart Chapter 11 Cases. Effectiveness of the iHeartMedia Plan of Reorganization and consummation of the Separation is subject to certain conditions, including the receipt of certain governmental approvals. Although the timing of when and if all such conditions will be satisfied or otherwise waived is inherently uncertain, iHeartMedia currently anticipates the iHeartMedia Plan of Reorganization will become effective and iHeartMedia will emerge from Chapter 11 during the second quarter of 2019.

The CCOH Board established the CCOH Special Committee to consider, review and negotiate certain transactions between iHeartCommunications and CCOH in connection with the iHeart Chapter 11 Cases. CCOH has consented to, and the Bankruptcy Court has entered a final order approving, iHeartCommunications continuing to provide services pursuant to the Corporate Services Agreement during the iHeart Chapter 11 Cases. CCOH expects iHeartCommunications to continue to provide services to it pursuant to the Corporate Services Agreement in the ordinary course of business, until it emerges from Chapter 11 or such arrangements are otherwise addressed through the iHeart Chapter 11 Cases.

Overview

For the years ended December 31, 2017 and 2018, CCOH generated revenue of $2,588.7 million and $2,721.7 million, operating income of $232.3 million and $251.8 million, and OIBDAN of $545.6 million and $584.5 million, respectively. For a definition of OIBDAN and a reconciliation to the most directly comparable GAAP financial measure, see “—Summary Historical Financial Data of the Outdoor Business of Clear Channel Holdings, Inc.”

CCOH has two reportable business segments, Americas outdoor advertising (“Americas”) and International outdoor advertising (“International”), which represented 44% and 56% of CCOH’s 2018 revenue, respectively. Our Americas segment consists of operations primarily in the United States and our International segment consists of operations primarily in Europe, Asia and Latin America.

Americas Outdoor Advertising

CCOH is one of the largest outdoor advertising companies in the United States. As of December 31, 2018, CCOH’s Americas segment owned or operated approximately 79,000 display structures in the United States with operations in 44 of the 50 largest markets, including all of the 20 largest markets. CCOH’s Americas portfolio includes printed and digital billboards, transit displays, including airports, street furniture and wallscapes and other spectaculars. CCOH’s Americas business is focused on metropolitan areas with dense populations.

International Outdoor Advertising

The International segment includes CCOH’s operations in Europe, Asia and Latin America. As of December 31, 2018, CCOH’s International segment owned or operated more than 380,000 displays across 22 countries. The International portfolio includes street furniture, billboards, transit displays, retail displays, public bike programs and other spectaculars, which it owns or operates under lease or license agreements. The International business is focused on densely populated metropolitan areas.

Strengths

CCOH is one of the world’s largest outdoor advertising companies with over 450,000 displays in 31 countries across its Americas and International segments as of December 31, 2018 in an industry that is uniquely placed in the media mix. People continue to be exposed to CCOH’s advertising displays; whereas reaching broad audiences via other, content driven, media channels is becoming more difficult due to the proliferation of online content platforms. CCOH believes outdoor advertising offers advertisers an opportunity to reach a broad reach of consumers when they are out of the home and close to making purchase decisions through a cost-effective advertising medium.

Broad Audience Reach. CCOH reaches its audience while they are on the move through billboards, transit displays, and street furniture located in major commuter and other locations such as airports, bus networks and railways.

Driving Foot Traffic and Targeting. Located at the heart of cities and close to the point-of-sale, outdoor displays have a location advantage, which advertisers have leveraged to drive foot traffic to their retail locations and influence purchase decisions. With the growth of digital and the use of data, advertisers can build on this location-targeting ability and alter advertising messages based on environmental conditions, including time of day and weather, making them all the more relevant and effective to their target audience.

Cost-Effective Advertising Medium. Outdoor media provides advertisers with a highly cost-effective medium on which to display their advertising messages (measured by cost per thousand persons reached).

Headwinds Facing Other Media. Because CCOH does not use content to attract audiences, it is not subject to the same headwinds as many other media. CCOH believes that the proliferation of content and distribution models will continue to lead to the fragmentation of other content-based media audiences.

Americas

Strong Collection of Assets. CCOH’s Americas business is focused on metropolitan areas with dense populations where its portfolio of assets provide advertisers with compelling opportunities to reach a mass audience in a cost-effective way. The scale of CCOH’s advertising networks also enables it to deliver highly targeted campaigns based on the specific audience delivered by individual panels. CCOH believes that the buying decision for its customers is based on the strength of the OOH advertising solutions they can offer, which are a product of both CCOH’s assets and the way it prices, packages and markets to them.

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As of December 31, 2018, CCOH’s portfolio consisted of approximately 79,000 display structures including printed and digital billboards, transit displays, street furniture displays, wallscapes and other spectaculars in its Americas segment. CCOH has operations in 44 of the 50 largest markets in the United States, including all of the 20 largest markets in some of the most heavily traveled highways and roadways and more than 125 airports.

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The majority of CCOH Americas’ revenue is from large billboards, referred to as bulletins, both print and digital. Bulletins are generally located along major expressways, primary commuting routes and main intersections that are highly-visible and heavily-trafficked.

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CCOH Americas’ scale has enabled cost-effective investment in new display technologies, such as digital billboards and smaller format LCD screens, which it believes will continue to support future growth. This technology provides the creative richness and increased planning flexibility and maintains the ability to book later than their advertising partners expect. In addition, this technology gives Americas the ability to sell specific days and times, dynamically change creative and optimize yield by selling spots to the right customer at the right time. All of this has opened OOH to new advertisers and new verticals – increasing brands that advertise with Americas and enabling yield maximization. As of December 31, 2018, Americas had over 1,200 digital billboards and thousands of smaller format digital LCD screens.

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CCOH Americas is at the forefront of integrating OOH media with data analytics and attribution connecting brands with audiences using its proprietary tools Clear Channel Outdoor RADAR and RADARview, as well as developing first-to-the-outdoor market programmatic solutions. CCO RADAR is the industry’s first suite of campaign planning and attribution solutions that utilize anonymous mobile location intelligence to help brands reach certain audiences and understand what happens after someone is exposed to an advertisement on printed and digital displays. RADARview is a dynamic online campaign planning platform allowing advertisers to visually explore its OOH media mapped to audience behaviors, demos and locations. Using RADAR and RADARview CCOH Americas is able to offer advertisers an easier way to unlock the value of out-home by applying the same approach from the online world to the physical world’s largest screens.

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The outdoor advertising industry in the United States is subject to governmental regulation at the federal, state and local levels which provides stability to their business. Due to regulations, it has become increasingly difficult to develop new outdoor advertising structures. Further, for many of CCOH Americas’ existing billboards in the United States, a permit for replacement cannot be sought by its competitors or landlords.

•	No single advertising market in the United States and no advertising category represented greater than 11% and 10%, respectively, of CCOH Americas’ revenue during the year ended December 31, 2018.

Experienced Management Team.

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Scott Wells, CEO of CCOH’s Americas division, has 11 years of experience with CCOH including four years as the Americas CEO and seven years as a CCOH board member. His experience prior to CCOH included a variety of sales and marketing roles in technology and consumer goods.

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The Americas top management team has an average of 22 years of media experience and has weathered multiple business cycles. Their media industry experience includes OOH, TV, Radio, Digital, Sports and Events. The business also has very experienced local management teams that drive its market-level strategy and execution.

International

Strong Collection of Assets. CCOH’s International business is a portfolio of 22 countries across Europe, Asia, and Latin America. This broad portfolio gives CCOH exposure to a range of macro-economic, regulatory, and media environments. Across CCOH’s large, diverse OOH portfolio it connects brands with the people they want to reach, with media and ideas that enlighten, entertain and influence them. CCOH’s international portfolio is focused on densely populated metropolitan areas and spans some of the world’s major cities including London, Paris, Madrid, Mexico City, Milan, Shanghai and Singapore.

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As of December 31, 2018, CCOH International had over 380,000 displays in its portfolio including street furniture, billboards, transit displays, retail displays, public bike programs and spectacular displays.

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The majority of CCOH International’s revenue is from its print and digital street furniture displays typically with contract terms ranging up to 15 years. Located at the heart of cities and close to the point-of-sale, street furniture displays have a location advantage, which advertisers leverage to drive foot traffic to their retail locations and influence purchase decisions.

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Included within CCOH’s international portfolio are over 13,000 digital displays that enable revenue growth by enhancing the core proposition of outdoor advertising to new and existing clients by improving the quality of display; enabling greater utilization of CCOH International’s best advertising locations through sequential displays; allowing advertisers to plan campaigns around specific days or times of day; and enhancing creativity and contextual relevance of advertisements, tailoring messages according to specific locations, times or other inputs, such as the current weather or latest product offers. CCOH International seeks to achieve greater consumer engagement and flexibility by delivering powerful, flexible and interactive campaigns that open up new possibilities for advertisers to engage with their target audiences.

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CCOH International is a leader within the OOH industry in developing programmatic buying capabilities and utilizing data to improve campaign planning, augment effectiveness and offer its client’s audience-based solutions.

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Government regulations vary by country and region but generally provide for limitations on the number, placement, size, nature and density of outdoor displays. As a result, CCOH International’s existing footprint in top demographic areas has significant value.

Experienced Management Team. CCOH International has an experienced management team from its senior executives to its local market managers.

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William Eccleshare, CEO of the International division for 9 years, has prior leadership positions at advertising agencies including BBDO, J Walter Thompson, Young & Rubicam as well as being a former partner at McKinsey & Co.

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The international top management team of 11 senior executives has a combined 90 years of experience with CCOH and over 150 years in media. With media backgrounds outside of OOH including advertising agencies, publishing, film & TV, entertainment, and music; as well as backgrounds in fast-moving consumer goods, banking and consulting—at companies including News Corp, ITV, BMG Music, Walt Disney, Unilever, Publicis, JP Morgan, McKinsey and Linklaters.

Strategy

CCOH enables advertisers to engage with consumers through creating innovative advertising solutions that deliver results. CCOH seeks to deliver those results by putting its portfolio to work in smart and distinctive ways, including promoting the attractive industry fundamentals, differentiating through innovation, sales and service and continuing expansion of digital displays. CCOH is focused on developing its networks of locations into compelling propositions by selling the audience attributes, rather than the individual display.

Americas

CCOH seeks to capitalize on their Americas network and diversified product mix to maximize revenue. The strategy focuses on leveraging Americas’ diversified product mix and long-standing presence in its existing markets as well as pursuing the technology of digital displays, which provides it with the ability to launch new products and test new initiatives in a reliable and cost-effective manner.

Promote Outdoor Media Spending. Given the attractive industry fundamentals of outdoor media and their depth and breadth of relationships with CCOH Americas’ advertisers, CCOH believes they can drive outdoor advertising’s share of total media spending by using its dedicated sales team to highlight the value of outdoor advertising relative to other media. Americas has made and continues to make significant investments in research tools like CCO RADAR with mobile insights from third-party providers. The CCO RADAR suite of OOH industry-first solutions applies aggregated and anonymized mobile insights to advertising campaign planning, amplification and attribution. Armed with these insights, CCO RADAR helps brands reach desired audiences, reengage those exposed to OOH printed and digital displays across other media platforms and measure what happens after exposure to optimize campaign delivery. Through RADARview, Americas is bringing mobile location data insights online, allowing advertisers to explore Americas’ media as mapped to audience behaviors, demos and location. In addition, Americas is experimenting with integrated social and mobile campaigns and Augmented Reality as supplements to its core medium.

Differentiate through Innovation, Sales and Services. Over the last several years, CCOH Americas has developed and hired talent who are helping to redefine how outdoor media is bought and sold. They are working closely with clients, advertising agencies and other diversified media companies to develop more sophisticated approaches to delivering the right audience in the right location at the right time. One example is Americas programmatic effort to sell digital billboard advertisements using automated advertisement sales technology to introduce ease and efficiency to the OOH advertising sales process and enable better targeting of digital billboard advertising. Another is Americas Proposal team, which provides proposal preparation and marketing support for America’s key multi-market sales efforts. A third area is Americas proof of performance delivery platform that is leading the industry in providing transparency when the ad is delivered, accessible via API (application programming interface), to allow partners to pull proof-of-performance information into whatever system they choose.

Capital allocation. A core element of CCOH Americas’ capital allocation strategy focuses on the digitization of its network. Americas long-term strategy for its outdoor advertising businesses includes pursuing the technology of digital displays, including flat screens, LCDs and LEDs, as additions to traditional methods of displaying clients’ advertisements. Digital advertising provides significant advantages over traditional outdoor media. Americas’ electronic displays are linked through centralized systems to simultaneously and rapidly change advertising copy on a large number of displays, allowing Americas to sell more advertising opportunities to advertisers. The ability to change copy by time of day and quickly change messaging based on advertisers’ needs creates additional flexibility for Americas’ customers. Digital displays allow for high frequency, 24-hour advertising changes in high-traffic locations and allow Americas to offer its clients optimal flexibility, distribution, circulation and visibility.

Capitalize on Product and Geographic Opportunities. In the United States, CCOH Americas has operations in 44 of the top 50 largest markets, including all of the 20 largest markets. However, Americas is focused on growing its relevance to its advertising customers by continuously optimizing its portfolio and targeting investments in its existing markets or expanding to new markets.

International

Strategy. Similar to their Americas business, CCOH believes its International business has attractive industry fundamentals, including the ability to reach a broad audience and drive foot traffic to the point-of-sale, making outdoor a cost-effective medium for advertisers as measured by cost per thousand persons reached compared to other traditional media. CCOH’s International business focuses on the following strategies:

Promote Overall Outdoor Media Spending. CCOH International’s strategy is to promote growth in outdoor advertising’s share of total media spending by demonstrating the strength of its medium. International believes that outdoor advertising is strongly positioned to compete with other media, in particular traditional content-based media such as press, TV, radio and magazines—whose audiences are fragmenting to online sources of that content, as well as competing with on-line media channels. As part of International’s effort to promote growth in outdoor advertising’s share of total media, it is focusing on developing and implementing improved outdoor audience delivery measurement systems (such as CCOH’s C.A.S.T. system in France) to provide advertisers with tools to plan their campaigns and determine how effectively their message is reaching the desired audience.

Differentiate on Sales and Marketing. For over five years, CCOH International has spent time and resources building commercial capabilities through a company-wide sales force effectiveness program and an upgrade in its sales and marketing talent. These capabilities allow International to build and nurture relationships with its clients and their agencies as well as to offer packages and products that meet its clients’ advertising needs. Going forward, areas of focus include pricing, packaging and programmatic selling – in particular pricing and packaging models that leverage the capabilities and benefits of digital display networks. Expanding International’s proprietary programmatic platform which enables marketers to buy their OOH inventory in audience-based packages, giving them the ability to manage their campaigns on a self-service basis.

Capital Allocation. A core element of CCOH International’s capital allocation strategy focuses on the digitization of its network. International’s digital displays are a dynamic medium, which enables its customers to engage in real-time, tactical, topical and flexible advertising. International will continue its focused and dedicated digital strategy and remain committed to the development of digital OOH communication solutions. Through International’s digital brands, including Clear Channel Play and Adshel Live, it is able to offer networks of digital displays in multiple formats and multiple environments including bus shelters, billboards, airports, transit, malls and flagship locations. Part of International’s long-term strategy is to pursue the diversification of its product offering by introducing technologies, such as beacons, small cells, wayfinding stations and the provision of Wi-Fi in its street furniture network, as additions to traditional methods of displaying its clients’ advertisements.

Capitalize on Product and Geographic Opportunities. CCOH International is also focused on growing its relevance to its advertising customers by continuously optimizing its display portfolio and targeting investments in promising market segments. International has continued to innovate and introduce new products in its markets—such as the digital telephone kiosks in the U.K. International’s street furniture business generates the largest portion of its international revenue and that is where it plans to focus much of its investment. International plans to continue to evaluate municipal contracts that may come up for bid and will make prudent investments where it believes it can generate attractive returns.

Americas Sources of Revenue

Americas generated 44%, 45% and 44% of CCOH’s revenue in 2018, 2017 and 2016, respectively. Americas revenue is derived from the sale of advertising copy placed on Americas’s printed and digital displays. Americas’s display inventory consists primarily of billboards, transit displays and street furniture. The margins on Americas’s billboard contracts, including those related to digital billboards, tend to be higher than those on contracts for other displays, due to their greater size, impact and location along major roadways that are highly trafficked. Billboards comprise approximately two-thirds of Americas’s display revenues. The following table shows the approximate percentage of revenue derived from each category for the Americas inventory:

	Year Ended December 31,
	2018	2017	2016
Billboards:
Bulletins	61%	60%	60%
Posters	11%	11%	11%
Transit displays	16%	17%	17%
Street furniture displays	4%	4%	4%
Spectaculars/wallscapes	4%	4%	4%
Other	4%	4%	4%

Total	100%	100%	100%

The Americas segment generates revenues from local and national sales. Americas’s advertising rates are based on a number of different factors including location, competition, size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered, expressed as a percentage of a market population, of a display or group of displays. The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time. For all of Americas’s billboards in the United States, it uses independent, third-party auditing companies to verify the number of impressions delivered by a display.

While location, price and availability of displays are important competitive factors, CCOH believes that providing quality customer service and establishing strong client relationships are also critical components of sales. In addition, CCOH has long-standing relationships with a diversified group of advertising brands and agencies that allows it to diversify client accounts and establish continuing revenue streams.

Billboards

Americas’ billboard inventory primarily includes bulletins and posters.

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Bulletins. Bulletins vary in size, with the most common size being 14 feet high by 48 feet wide. Digital bulletins display static messages that resemble standard printed bulletins when viewed, but also allow advertisers to change messages throughout the course of a day and may display advertisements for multiple customers. Americas’ digital displays are linked through centralized systems to instantaneously and simultaneously change advertising copy as needed. Because of their greater size, impact and high-frequency, Americas typically receives its highest rates for digital bulletins. Almost all of the advertising copy displayed on printed bulletins is computer printed on vinyl and transported to the bulletin where it is secured to the display surface. Bulletins generally are located along major expressways, primary commuting routes and main intersections that are highly visible and heavily trafficked. Americas’ clients may contract for individual bulletins or a network of bulletins, meaning the clients’ advertisements are rotated among bulletins to increase the reach of the campaign. Americas’ client contracts for bulletins, either printed or digital, generally have terms ranging from four weeks to one year.

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Posters. Printed posters can vary in size, but are commonly approximately 11 feet high by 23 feet wide, and the printed junior posters are approximately 5 feet high by 11 feet wide. Digital posters are available in addition to the traditional poster-size and junior poster-size. Similar to digital bulletins, digital posters display static messages that resemble standard printed posters when viewed and are linked through centralized computer systems to instantaneously and simultaneously change messages throughout the course of a day. Advertising copy for printed posters is digitally printed on a single piece of polyethylene material that is then transported and secured to the poster surfaces. Posters generally are located in commercial areas on primary and secondary routes near point-of-purchase locations, facilitating advertising campaigns with greater demographic targeting than those displayed on bulletins. Americas’ poster rates typically are less than its bulletin rates, and its client contracts for posters generally have terms ranging from four weeks to one year. Premiere displays, which consist of premiere panels and squares, are innovative hybrids between bulletins and posters that Americas developed to provide its clients with an alternative for their targeted marketing campaigns. The premiere displays use one or more poster panels, but with vinyl advertising stretched over the panels similar to bulletins. Americas’ intent is to combine the creative impact of bulletins with the additional reach and frequency of posters.

Transit Displays

Americas’ transit displays are advertising surfaces on various types of vehicles or within transit systems, including on the interior and exterior sides of buses, trains, trams, and within the common areas of rail stations and airports, and are available in both printed and digital formats. Similar to street furniture, contracts for the right to place Americas’ displays on such vehicles or within such transit systems and to sell advertising space on them generally are awarded by municipal and public transit authorities in competitive bidding processes or governed by local law and are negotiated with private transit operators. As compensation for the right to sell advertising space on transit displays, we pay the municipality or transit authority a fee or revenue share that is either a fixed amount or a percentage of the revenue derived from the transit displays. Typically, these revenue sharing arrangements include payments by us of minimum guaranteed amounts. Generally, these contracts have terms ranging from five to ten years. Americas’ client contracts for transit displays generally have terms ranging from four weeks to one year, or longer.

Street Furniture Displays

Americas’s street furniture displays include advertising surfaces on bus shelters, information kiosks, freestanding units and other public structures, are available in both printed and digital formats, and are primarily located in major metropolitan areas and along major commuting routes. Generally, Americas is responsible for the construction and maintenance of street furniture structures. Contracts for the right to place Americas’ street furniture displays in the public domain and sell advertising space on them are awarded by municipal and transit authorities in competitive bidding processes governed by local law. Generally, these contracts have terms ranging from 10 to 20 years. As compensation for the right to sell advertising space on its street furniture structures, Americas pays the municipality or transit authority a fee or revenue share that is either a fixed amount or a percentage of the revenue derived from the street furniture displays. Typically, these revenue sharing arrangements include payments by Americas of minimum guaranteed amounts. Client contracts for street furniture displays typically have terms ranging from four weeks to one year and are typically for network packages of multiple street furniture displays.

Other Displays

The balance of Americas’ display inventory consists of spectaculars and wallscapes. Spectaculars are customized display structures that often incorporate video, multidimensional lettering and figures, mechanical devices and moving parts and other embellishments to create special effects. The majority of Americas’ spectaculars are located in Los Angeles, San Francisco and New York City’s Times Square. Client contracts for spectaculars typically have terms of one year or longer. A wallscape is a display that drapes over or is suspended from the sides of buildings or other structures. Generally, wallscapes are located in high-profile areas where other types of outdoor advertising displays are limited or unavailable. Clients typically contract for individual wallscapes for four weeks to one year.

Advertising Inventory and Markets

As of December 31, 2018, CCOH’s Americas segment owned or operated approximately 79,000 display structures with operations in 44 of the 50 largest markets in the United States, including all of the 20 largest markets. Therefore, no one property is material to its overall operations. Americas believes that its properties are in good condition and suitable for its operations.

Americas’s displays are located on land it owns, leases or for which it has acquired permanent easements or executed long-term management agreements. The majority of the advertising structures on which Americas’ displays are mounted require permits. Permits are granted for the right to operate an advertising structure as long as the structure is used in compliance with state and local laws and regulations.

Production

In a majority of Americas’ markets, its local production staff performs the full range of activities required to create and install advertising copy. Production work includes creating the advertising copy design and layout, coordinating its printing and installing the copy on displays. Americas provides creative services to smaller advertisers and to advertisers not represented by advertising agencies. National advertisers often use preprinted designs that require only installation. Americas’ creative and production personnel typically develop new designs or adopt copy from other media for use on its inventory. Americas’ creative staff also can assist in the development of marketing presentations, demonstrations and strategies to attract new clients.

Construction and Operation

Americas typically owns the physical structures on which its clients’ advertising copy is displayed. Americas manages the construction of its structures centrally and erects them on sites it either leases or owns or for which it has acquired permanent easements. The site lease terms generally range from one to 20 years. In addition to the site lease, Americas must obtain a permit to build new signs or convert existing signs to digital format. Permits are typically granted in perpetuity by the state and/or local government and typically are transferable or renewable for a minimal, or no, fee. Printed bulletin and poster advertising copy is primarily printed with computer generated graphics on a single sheet of vinyl supplied by the advertiser. These advertisements are then transported to the site and wrapped around the face of the site or affixed to a hardware anchoring system on the display site. The operational process also includes conducting visual inspections of the inventory for display defects and taking the necessary corrective action within a reasonable period of time.

Client Categories

In 2018, the top five client categories in the Americas segment were business services, retail, media, healthcare/medical and banking/financial services.

Competition

The outdoor advertising industry in the Americas is fragmented, consisting of several large companies involved in outdoor advertising, such as OUTFRONT Media Inc. and Lamar Advertising Company, as well as numerous smaller and local companies operating a limited number of displays in a single market or a few local markets. Americas also competes with other advertising media in its respective markets, including broadcast and cable television, radio, print media, direct mail, mobile, social media, online and other forms of advertisement. Outdoor advertising companies compete primarily based on ability to reach consumers, which is driven by location of the display.

International Sources of Revenue

The International segment generated 56%, 55% and 56% of CCOH’s revenue in 2018, 2017 and 2016, respectively. CCOH’s International display inventory consists primarily of street furniture displays, billboards, transit displays and other out-of-home advertising displays. The following table shows the approximate percentage of revenue derived from each inventory category of the International segment:

	Year Ended December 31,
	2018	2017	2016
Street furniture displays	52%	51%	52%
Billboards	18%	20%	20%
Transit displays	11%	10%	9%
Other (1)	19%	19%	19%

Total	100%	100%	100%

(1)

Includes advertising revenue from retail displays, other small displays, and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services, operation of public bike programs and production revenue.

The International segment generates the majority of its revenue from the sale of advertising space on street furniture displays, billboards, retail displays and transit displays. Similar to CCOH’s Americas business, advertising rates generally are based on the gross ratings points of a display or group of displays. In some of the countries where CCOH has operations, the number of impressions delivered by a display is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic.

While location, price and availability of displays are important competitive factors, CCOH believes that providing quality customer service and establishing strong client relationships are also critical components of sales. CCOH’s entrepreneurial culture allows local management to operate their markets as separate profit centers, encouraging customer cultivation and service.

Street Furniture Displays

CCOH’s International street furniture displays, available in printed and digital formats, are substantially similar to its Americas street furniture counterparts, and include bus shelters, freestanding units, various types of kiosks, telephone boxes and other public structures. Internationally, contracts with municipal and transit authorities for the right to place street furniture in the public domain and sell advertising on such street furniture typically provide for terms ranging up to 15 years. The major difference between the International and Americas street furniture businesses is in the nature of the municipal contracts. In the International outdoor business, these contracts typically require International to provide the municipality with a broader range of metropolitan amenities such as bus shelters with or without advertising panels, information kiosks and public wastebaskets, as well as space for the municipality to display maps or other public information. In exchange for providing such metropolitan amenities and display space, International is authorized to sell advertising space on certain sections of the structures it erects in the public domain. International pays the municipality or transit authority a fee or revenue share that is either a fixed amount or a percentage of the revenue derived from the street furniture displays. Typically, these revenue sharing arrangements include payments by International of minimum guaranteed amounts. CCOH’s International print street furniture is typically sold to clients as network packages of multiple street furniture displays, with contract terms ranging from one to two weeks. Due to its dynamic and real time delivery capabilities, digital street furniture can be sold flexibly, allowing advertisers to buy solutions on a ‘play and impact’ audience-based model to reach and engage their audiences with dynamic, contextually relevant and targeted messages.

Billboards

The sizes of CCOH’s International billboards are not standardized. The billboards vary in both format and size across its networks, with the majority of its International billboards being similar in size to the posters used in the Americas business.

CCOH’s International billboard inventory is primarily comprised of premium billboards and classic billboards and is available in printed and digital formats.

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Premium. Digital premium billboards allow advertisers to dynamically change messages throughout the course of a day to more effectively target and engage audiences in key locations and may display advertisements for multiple customers. CCOH’s International electronic displays are linked through centralized computer systems to instantaneously and simultaneously change messages throughout the course of a day. Because of their greater size, impact, high frequency and 24-hour advertising changes, digital premium billboards typically deliver its highest rates. Almost all of the advertising copy displayed on printed premium billboards is digitally-printed and transported to the billboard where it is secured to the display surface. Premium billboards generally are located along major expressways, primary commuting routes and main intersections that are highly visible and heavily trafficked. CCOH’s International clients may contract for individual billboards or a network of billboards.

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Classic. Digital and printed classic billboards are available in a variety of formats across CCOH’s International markets. Similar to digital premium billboards, classic digital billboards are linked through centralized computer systems to instantaneously and simultaneously change messages throughout the course of a day. Advertising copy for printed classic billboards is digitally printed then transported and secured to the poster surfaces. Classic billboards generally are located in commercial areas on primary and secondary routes near point-of-purchase locations, facilitating advertising campaigns with greater demographic targeting than those displayed on premium billboards. Classic billboards typically deliver lower rates than its premium billboards. International’s intent is to combine the creative impact of premium billboards with the additional reach and frequency of classic billboards.

CCOH’s International billboards are primarily sold to clients as network packages with contract terms typically ranging from one to two weeks. Long-term client contracts are also available and typically have terms of up to one year. International leases the majority of its billboard sites from private landowners, usually for one to ten years.

Transit Displays

CCOH’s International transit display contracts are substantially similar to its Americas transit display counterparts. They are advertising surfaces on various types of vehicles or within transit systems, including on the interior and exterior sides of buses, trains, trams and within the common areas of rail stations and airports, and are available in both printed and digital formats. Similar to street furniture, contracts for the right to place CCOH’s International displays on such vehicles or within such transit systems and to sell advertising space on them generally are awarded by public transit authorities in competitive bidding processes or are negotiated with private transit operators. Contracts with public transit authorities or private transit operators typically have terms ranging from two to five years. CCOH’s International client contracts for transit displays, either printed or digital, generally have terms ranging from one week to one year, or longer. Due to its dynamic and real time delivery capabilities, digital transit can be sold flexibly, allowing advertisers to buy solutions on a ‘play and impact’ audience-based model to reach and engage their audiences with dynamic, contextually relevant and targeted messages.

Retail Displays

CCOH’s International retail displays are mainly standalone advertising structures in or in close proximity to retail outlets such as malls and supermarkets. The right to place CCOH’s International displays in these locations and to sell advertising space on them generally is awarded by retail outlet operators such as large retailers or mall operators either through private tenders or bilateral negotiations. Upfront investment and ongoing maintenance costs vary across contracts. Contracts with mall operators and retailers generally have terms ranging from three to ten years. CCOH’s International client contracts for retail displays, either printed or digital, generally have terms ranging from one week to two weeks. Due to its dynamic and real time delivery capabilities, digital retail displays can be sold flexibly, allowing advertisers to buy solutions on a ‘play and impact’ audience-based model to reach and engage their audiences with dynamic, contextually relevant and targeted messages.

Other International Displays and Services

The balance of CCOH’s revenue from its International segment consists primarily of advertising revenue from other small displays and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services, and production and creative services revenue. CCOH’s International inventory includes other small displays that are counted as separate displays since they form a substantial part of its network and International outdoor advertising revenue. International also has a public bicycle rental program which provides bicycles for rent to the general public in several municipalities. In exchange for operating these bike rental programs, International generally derives revenue from advertising rights to the bikes, bike stations, additional street furniture displays and/or a share of rental income from the local municipalities. In several of CCOH’s International markets, it sells equipment or provides cleaning and maintenance services as part of street furniture contracts with municipalities.

Advertising Inventory and Markets

As of December 31, 2018, International owned or operated more than 380,000 displays, with operations across 22 countries. CCOH’s International display count includes display faces, which may include multiple faces on a single structure, as well as small, individual displays. As a result, CCOH’s International display count is not comparable to its Americas display count, which includes only unique displays. No one property is significant to CCOH’s overall operations. CCOH believes that its properties are in good condition and suitable for its operations.

Production

The majority of CCOH’s International clients are advertisers targeting national or regional audiences whose business generally is placed with it through media or advertising agencies. These agencies often provide to CCOH’s International clients creative services to design and produce the advertising copy, which is delivered to it either in digital format or in the traditional format of physical printed advertisements. For digital advertising campaigns, the digital advertisement is received by International’s content management system and is then distributed to its digital displays. For traditional advertising campaigns, the printed advertisement—whether in paper or vinyl—is shipped to centralized warehouses operated by International or third parties. The copy is then sorted and delivered to sites where it is installed on its displays.

Construction and Operation

The International manufacturing process largely consists of two elements: the manufacture and installation of advertising structures and the weekly preparation of advertising posters for distribution throughout CCOH’s networks. International outsources the manufacturing of advertising structures to third parties and regularly seeks competitive bids. International uses a wide range of suppliers located in many of its markets, although much of its inventory is manufactured in China and the U.K. The design of street furniture structures (such as bus shelters, bicycle racks and kiosks) is typically done in conjunction with a third-party supplier. International’s street furniture sites are posted by its own employees or subcontractors who also clean and maintain the sites. The decision to use its own employees or subcontractors is made on a market-by-market basis taking into consideration the mix of products in the market and local labor costs. Digital displays generally use LCD or LED technology. The manufacture and installation process is generally the same as for traditional sites, however, specialist suppliers are used to supply the LED tiles or LCD screen displays, and there may be additional factors, such as electrical supply and network connectivity, involved during design and construction.

Client Categories

In 2018, the top five client categories in the International segment were retail, telecommunications, Internet and E-Commerce and food/food products and entertainment.

Competition

The international outdoor advertising industry is highly competitive, consisting of several large companies involved in outdoor advertising, such as JCDecaux SA and Global Media & Entertainment (who recently acquired ExterionMedia (UK) Limited), as well as numerous smaller and local companies operating a limited number of displays in a single market or a few local markets. International also competes with other advertising media in its respective markets, including broadcast and cable television, radio, print media, direct mail, online, mobile and other forms of advertisement. Outdoor companies compete primarily based on ability to reach consumers, which is driven by location of the display.

CCOH’s International business requires it to obtain and renew contracts with municipalities and other governmental entities, which frequently require it to participate in competitive bidding processes at each renewal. Many of these contracts typically have terms ranging up to 15 years and have revenue share, capital expenditure requirements and/or fixed payment components. Competitive bidding processes are complex and sometimes lengthy. Substantial costs may be incurred in connection with preparing bids for such processes. International’s competitors, individually or through relationships with third parties, may be able to provide municipalities with different or greater capabilities or prices or benefits than it can provide. In the past International has not, and most likely in the future will not, be awarded all of the contracts on which it bids. There can be no assurance that International will win any particular bid, or that it will be able to replace any revenues lost upon expiration or completion of a contract. International’s inability to renew existing contracts can also result in significant expenses from the removal of its displays. Furthermore, if and when International does obtain a contract, it is generally required to incur significant start-up expenses. The costs of bidding on contracts and the start-up costs associated with new contracts International may obtain may significantly reduce its cash flow and liquidity. The success of International’s business also depends generally on its ability to obtain and renew contracts with private landlords.

Employees

As of December 31, 2018, CCOH had approximately 1,500 domestic employees and approximately 4,300 international employees, of which approximately 5,000 were in direct operations and 800 were in administrative or corporate related activities. Approximately 100 of its employees are subject to collective bargaining agreements in their respective countries. CCOH is a party to numerous collective bargaining agreements, none of which represent a significant number of employees. CCOH believes that its relationship with its employees is good.

Seasonality

Typically, both the Americas and International segments experience their lowest financial performance in the first quarter of the calendar year, with International historically experiencing a loss from operations in that period. The International segment typically experiences its strongest performance in the second and fourth quarters of the calendar year. CCOH expects this trend to continue in the future.

Outdoor Industry

CCOH also competes with other advertising media in our respective markets, including broadcast and cable television, radio, print media, direct mail, mobile, social media, online and other forms of advertisement. Because CCOH does not use content to attract audiences, CCOH believes CCOH is not subject to the same headwinds as many other media. According to data published by Magna Global, since the emergence of the internet in the late 1990s, online advertising has gained market share from traditional content-based mediums. Initially, online advertising gained market share mostly from newspapers and magazines, but more recently it has also gained market share from television in some markets, as the internet has begun to provide alternative sources of content. CCOH believes the outdoor advertising industry is relatively distinct because it does not rely on content, such as news, television shows or editorials, to attract an audience and then interrupt that content with advertising messages. According to data published by Magna Global, throughout the internet-driven transformation of the advertising ecosystem, outdoor advertising has been relatively immune to fragmentation of audiences, maintaining its share of the market. CCOH anticipates that, while the proliferation of content and distribution models will continue to fragment content-based media audiences, outdoor advertising’s distinct model will remain relatively immune to this trend. According to Magna Global, outdoor advertising’s compounded annual growth rate is expected to be 2.8% between 2019 and 2023.

Outdoor advertising’s share of the advertising market varies by country based on a number of factors, including regulation, sophistication, sociocultural aspects and historic media buying trends. Historically, outdoor advertising has had a larger market share in Western Europe (approximately 8% of the media mix, excluding search advertising, according to Magna Global) than in the United States (approximately 5%, excluding search advertising, according to Magna Global). CCOH believes this is the result of the more urban nature of the outdoor advertising market in Europe.

Regulation of CCOH’s Business

The outdoor advertising industry in the United States is subject to governmental regulation at the federal, state and local levels. These regulations may include, among others, restrictions on the construction, repair, maintenance, lighting, upgrading, height, size, spacing and location and permitting of and, in some instances, content of advertising copy being displayed on outdoor advertising structures. In addition, international regulations have a significant impact on the outdoor advertising industry. International regulation of the outdoor advertising industry can vary by municipality, region and country, but generally limits the size, placement, nature and density of out-of-home displays. Other regulations may limit the subject matter and language of out-of-home displays.

From time to time, legislation has been introduced in both the United States and foreign jurisdictions attempting to impose taxes on revenue from outdoor advertising, for the right to use outdoor advertising assets or for the privilege of engaging in the outdoor advertising business. Several jurisdictions have imposed such taxes as a percentage of CCOH’s outdoor advertising revenue generated in that jurisdiction or based on the size of billboard and type of display technology. In addition, some jurisdictions have taxed its personal property and leasehold interests in advertising locations using various valuation methodologies. CCOH expects U.S. and foreign jurisdictions to continue to try to impose such taxes as a way of increasing revenue. In recent years, outdoor advertising also has become the subject of targeted taxes and fees. These laws may affect prevailing competitive conditions in CCOH’s markets in a variety of ways. Such laws may reduce its expansion opportunities or may increase or reduce competitive pressure from other members of the outdoor advertising industry. No assurance can be given that existing or future laws or regulations, and the enforcement thereof, will not materially and adversely affect the outdoor advertising industry. However, CCOH contests laws and regulations that it believes unlawfully restrict its constitutional or other legal rights and may adversely impact the growth of its outdoor advertising business.

In the United States, federal law, principally the Highway Beautification Act (“HBA”), regulates outdoor advertising on Federal-Aid Primary, Interstate and National Highway Systems roads within the United States (“controlled roads”). The HBA regulates the size and placement of billboards, requires the development of state standards, mandates a state’s compliance program, promotes the expeditious removal of illegal signs and requires just compensation for takings on controlled roads.

To satisfy the HBA’s requirements, all states have passed billboard control statutes and regulations that regulate, among other things, construction, repair, maintenance, lighting, height, size, spacing and the placement and permitting of outdoor advertising structures. CCOH is not aware of any state that has passed control statutes and regulations less restrictive than the prevailing federal requirements on the federal highway system, including the requirement that an owner remove any non-grandfathered, non-compliant signs along the controlled roads, at the owner’s expense and without compensation. Local governments generally also include billboard control as part of their zoning laws and building codes regulating those items described above and include similar provisions regarding the removal of non-grandfathered structures that do not comply with certain of the local requirements. Some local governments have initiated code enforcement and permit reviews of billboards within their jurisdiction. In some instances CCOH has had to remove billboards as a result of such reviews.

As part of their billboard control laws, state and local governments regulate the construction of new signs. Some jurisdictions prohibit new construction, some jurisdictions allow new construction only to replace or relocate existing structures and some jurisdictions allow new construction subject to the various restrictions discussed above. In certain jurisdictions, restrictive regulations also limit CCOH’s ability to relocate, rebuild, repair, maintain, upgrade, modify or replace existing legal non-conforming billboards.

U.S. federal law neither requires nor prohibits the removal of existing lawful billboards, but it does mandate the payment of compensation if a state or other government agency or entity compels the removal of a lawful billboard along the controlled roads. In the past, state governments have purchased and removed existing lawful billboards for beautification purposes using federal funding for transportation enhancement programs, and these jurisdictions may continue to do so in the future. From time to time, state and local government authorities use the power of eminent domain and amortization to remove billboards. Amortization is the required removal of legal non-conforming billboards (billboards which conformed with applicable laws and regulations when built, but which do not conform to current laws and regulations) or the commercial advertising placed on such billboards after a period of years. Pursuant to this concept, the governmental body asserts that just compensation is earned by continued operation of the billboard over that period of time. Although amortization is prohibited along all controlled roads, amortization has been upheld along non-controlled roads in limited instances where permitted by state and local law. Thus far, CCOH has been able to obtain satisfactory compensation for, or relocation of, its billboards purchased or removed as a result of these types of governmental action, although there is no assurance that this will continue to be the case in the future.

CCOH has introduced and intends to expand the deployment of digital billboards that display static digital advertising copy from various advertisers that change up to several times per minute. CCOH has encountered some existing regulations in the U.S. and across some international jurisdictions that restrict or prohibit these types of digital displays. However, since digital technology for changing static copy has only recently been developed and introduced into the market on a large scale, and is in the process of being introduced more broadly in its international markets, existing regulations that currently do not apply to digital technology by their terms could be revised to impose greater restrictions. These regulations, or actions by third parties, may impose greater restrictions on digital billboards due to alleged concerns over aesthetics or driver safety.

Privacy and Data Protection

CCOH collects certain types of information from users of its technology platforms, including, without limitation, its websites, web pages, interactive features, applications, social media pages, and mobile application (“Platforms”), in accordance with the privacy policies and terms of use posted on the applicable Platform. In addition, we obtain anonymous and aggregated audience behavior information from third-party data providers who represent to us that they are compliant with applicable laws. We use and share this information for a variety of business purposes. In addition, CCOH collects personally identifiable information from its employees, from users of its public bike services, from its business partners and from consumers who interact with its digital panels, including the use of behavioral analysis software.

CCOH is subject to a number of federal, state, local and foreign laws and regulations relating to consumer protection, information security, data protection and privacy. Many of these laws and regulations are still evolving (such as the CCPA) and could be interpreted in ways that could harm its business or limit the services CCOH is able to offer. In the area of information security and data protection, the laws in several states in the United States and most other countries require companies to implement specific information security controls and legal protections to protect certain types of personally identifiable information. Likewise, most states in the United States and most other countries have laws in place requiring companies to notify users if there is a security breach that compromises certain categories of their personally identifiable information. Any failure on CCOH’s part to comply with these laws may subject it to significant liabilities.

CCOH regularly reviews and implements commercially reasonable organizational and technical security measures that are designed to protect against the loss, misuse, and alteration of its employees’, clients’ and consumers’ personally identifiable information and to protect its proprietary business information. In Europe, CCOH has appointed a Chief Data Protection Officer with respect to its European outdoor businesses and is implementing a comprehensive legal and information security-led approach to compliance with the GDPR in line with its obligations and its risk profile. Despite its best efforts, no security measures are perfect or impenetrable. Any failure or perceived failure by CCOH to protect its information or information about its employees, clients and consumers or to comply with its policies or applicable regulatory requirements could result in damage to its business and loss of confidence in its business, damage to its brands, the loss of users of its services, consumers, business partners and advertisers, as well as proceedings against it by governmental authorities or others, which could harm its business.

Properties

CCOH’s corporate headquarters are located in San Antonio, Texas, where it leases space for executive offices and a data and administrative service center. In addition, certain of CCOH’s executive and other operations are located in New York, New York and London, England.

The types of properties required to support each of CCOH’s outdoor advertising branches include offices, production facilities and structure sites. An outdoor branch and production facility is generally located in an industrial or warehouse district.

With respect to each of the Americas and International segments, CCOH primarily leases its outdoor display sites and owns or has acquired permanent easements for relatively few parcels of real property that serve as the sites for its outdoor displays. CCOH’s leases generally range from month-to-month to year-to-year and can be for terms of 10 years or longer, and many provide for renewal options.

There is no significant concentration of displays under any one lease or subject to negotiation with any one landlord. CCOH believes that an important part of its management activity is to negotiate suitable lease renewals and extensions.

Legal Proceedings

CCOH currently is involved in certain legal proceedings arising in the ordinary course of business and, as required, has accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in CCOH’s assumptions or the effectiveness of its strategies related to these proceedings. Additionally, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on CCOH’s financial condition or results of operations.

Although CCOH is involved in a variety of legal proceedings in the ordinary course of business, a large portion of its litigation arises in the following contexts: commercial disputes; misappropriation of likeness and right of publicity claims; employment and benefits related claims; governmental fines; intellectual property claims; and tax disputes.

Stockholder Litigation

On May 9, 2016, a stockholder of CCOH filed a derivative lawsuit in the Court of Chancery of the State of Delaware, captioned GAMCO Asset Management Inc. v. iHeartMedia Inc. et al., C.A. No. 12312-VCS. The complaint named as defendants iHeartCommunications, iHeartMedia, Bain and THL (together, the “Sponsor Entities”), iHeartMedia’s private equity sponsors and majority owners, and the members of CCOH’s board of directors. CCOH also was named as a nominal defendant. The complaint alleged that CCOH had been harmed by the intercompany agreements with iHeartCommunications, CCOH’s lack of autonomy over its own cash and the actions of the defendants in serving the interests of iHeartMedia, iHeartCommunications and the Sponsor Entities to the detriment of CCOH and its minority stockholders. Specifically, the complaint alleged that the defendants breached their fiduciary duties by causing CCOH to: (i) continue to loan cash to iHeartCommunications under the intercompany note at below-market rates; (ii) abandon its growth and acquisition strategies in favor of transactions that would provide cash to iHeartMedia and iHeartCommunications; (iii) issue new debt in CCIBV’s offering of CCIBV Senior Notes (the “CCIBV Note Offering”) to provide cash to iHeartMedia and iHeartCommunications through a dividend; and (iv) effect the sales of certain outdoor markets in the U.S. (the “Outdoor Asset Sales”) allegedly to provide cash to iHeartMedia and iHeartCommunications through a dividend.

The complaint also alleged that iHeartMedia, iHeartCommunications and the Sponsor Entities aided and abetted the directors’ breaches of their fiduciary duties. The complaint further alleged that iHeartMedia, iHeartCommunications and the Sponsor Entities were unjustly enriched as a result of these transactions and that these transactions constituted a waste of corporate assets for which the defendants are liable to CCOH. The plaintiff sought, among other things, a ruling that the defendants breached their fiduciary duties to CCOH and that iHeartMedia, iHeartCommunications and the Sponsor Entities aided and abetted the board of directors’ breaches of fiduciary duty, rescission of payments to iHeartCommunications and its affiliates pursuant to dividends declared in connection with the CCIBV Note Offering and Outdoor Asset Sales, and an order requiring iHeartMedia, iHeartCommunications and the Sponsor Entities to disgorge all profits they have received as a result of the alleged fiduciary misconduct.

On July 20, 2016, the defendants filed a motion to dismiss plaintiff’s verified stockholder derivative complaint for failure to state a claim upon which relief can be granted. On November 23, 2016, the Court granted defendants’ motion to dismiss all claims brought by the plaintiff. On December 19, 2016, the plaintiff filed a notice of appeal of the ruling. The oral hearing on the appeal was held on October 11, 2017. On October 12, 2017, the Supreme Court of Delaware affirmed the lower court’s ruling, dismissing the case.

On December 29, 2017, another stockholder of CCOH filed a derivative lawsuit in the Court of Chancery of the State of Delaware, captioned Norfolk County Retirement System, v. iHeartMedia, Inc., et al., C.A. No. 2017-0930-JRS (Del. Ch.). The complaint names as defendants iHeartMedia, iHeartCommunications, the Sponsor Entities, and the members of CCOH’s board of directors. CCOH is named as a nominal defendant. The complaint alleges that CCOH has been harmed by the CCOH Board’s November 2017 decision to extend the maturity date of the intercompany revolving note (the “Third Amendment”) at what the complaint describes as far-below-market interest rates. Specifically, the complaint alleges that (i) iHeartMedia and Sponsor Entities breached their fiduciary duties by exploiting their position of control to require CCOH to enter the Third Amendment on terms unfair to CCOH; (ii) the members of the CCOH Board breached their duty of loyalty by approving the Third Amendment and elevating the interests of iHeartMedia, iHeartCommunications and the Sponsor Entities over the interests of CCOH and its minority unaffiliated stockholders; and (iii) the terms of the Third Amendment could not have been agreed to in good faith and represent a waste of corporate assets by the CCOH Board. The complaint further alleges that iHeartMedia, iHeartCommunications and the Sponsor Entities were unjustly enriched as a result of the unfairly favorable terms of the Third Amendment. The plaintiff is seeking, among other things, a ruling that the defendants breached their fiduciary duties to CCOH, a modification of the Third Amendment to bear a commercially reasonable rate of interest, and an order requiring disgorgement of all profits, benefits and other compensation obtained by defendants as a result of the alleged breaches of fiduciary duties. On March 7, 2018, the defendants filed a motion to dismiss plaintiff’s verified derivative complaint for failure to state a claim upon which relief can be granted. On March 16, 2018, iHeartMedia filed a Notice of Suggestion of Pendency of Bankruptcy and Automatic Stay of Proceedings. The same day, counsel for the plaintiff wrote a letter to the Court of Chancery stating the action was stayed as to iHeartMedia and iHeartCommunications only. On May 4, 2018, plaintiff filed its response to the motion to dismiss. On June 26, 2018, the defendants filed a reply brief in further support of their motion to dismiss. Oral argument on the motion to dismiss was held on September 20, 2018. On December 16, 2018, CCOH, GAMCO which filed a complaint on August 27, 2018, described below, Norfolk, the Sponsor Defendants, the Debtors and the Delaware Settlement Parties, through their respective counsel, entered into the Settlement Agreement that embodies the terms of a global settlement of all direct or derivative claims in the Court of Chancery. See “Additional Agreements—Settlement Agreement.”

On August 27, 2018, the same stockholder of CCOH that had filed the derivative lawsuit in the Court of Chancery of the State of Delaware, captioned GAMCO Asset Management Inc. v. iHeartMedia, Inc. et al., C.A. No. 12312-VCS (GAMCO Asset Management Inc.) filed a putative class action lawsuit in the Court of Chancery of the State of Delaware, captioned GAMCO Asset Management, Inc. v. Hendrix, et al., C.A. No. 2018-0633-JRS (Del. Ch.). The complaint names as defendants the Sponsor Entities and the members of CCOH’s board of directors. The complaint alleges that minority shareholders in CCOH during the period November 8, 2017 to

March 14, 2018 were harmed by decisions of CCOH’s board of directors and the intercompany note committee of CCOH’s board of directors relating to the Intercompany Note. Specifically, the complaint alleges that (i) the members of the intercompany note committee breached their fiduciary duties by not demanding payment under the Intercompany Note and issuing a simultaneous dividend after a threshold tied to iHeartMedia’s liquidity had been reached; (ii) the members of CCOH’s board of directors breached their fiduciary duties by approving the Third Amendment rather than allowing the Intercompany Note to expire; (iii) CCOH’s board breached their fiduciary duties by not demanding payment under the Intercompany Note and issuing a simultaneous dividend after a threshold tied to CCOH’s liquidity had been reached; (iv) the Sponsor Entities breached their fiduciary duties by not directing CCOH’s board of directors to permit the Intercompany Note to expire and to declare a dividend. The complaint further alleges that the Sponsor Entities aided and abetted CCOH’s board of directors alleged breach of fiduciary duties. The plaintiff seeks, among other things, a ruling that CCOH’s board of directors, the intercompany note committee, and the Sponsor Entities breached their fiduciary duties and that the Sponsor Entities aided and abetted the board’s breach of fiduciary duty; and an award of damages, together with pre- and post-judgment interest, to the putative class of minority shareholders. On December 16, 2018, CCOH, GAMCO, Norfolk, the Sponsor Entities, the Debtors and the Delaware Settlement Parties, through their respective counsel, entered into the Settlement Agreement that embodies the terms of a global settlement of all direct or derivative claims in the Court of Chancery. The Settlement Agreement was approved by the Bankruptcy Court and the United States District Court for the Southern District of Texas on January 23, 2019. The final approval of the Bankruptcy Court is not subject to appeal. See “Additional Agreements–Settlement Agreement.”

China Investigation

Several employees of Clear Media Limited, an indirect, non-wholly-owned subsidiary of CCOH whose ordinary shares are listed on the Hong Kong Stock Exchange, are subject to a police investigation in China for misappropriation of funds. CCOH is not aware of any litigation, claim or assessment pending against CCOH in relation to this investigation. Based on information known to date, CCOH believes any contingent liabilities arising from potential misconduct that has been or may be identified by the investigation in China are not material to CCOH’s consolidated financial statements. The effect of the misappropriation of funds is reflected in these financial statements in the appropriate periods.

CCOH advised both the United States Securities and Exchange Commission and the United States Department of Justice of the investigation at Clear Media Limited and are cooperating to provide information in response to inquiries from the agencies. The Clear Media Limited investigation could implicate the books and records, internal controls and anti-bribery provisions of the U.S. Foreign Corrupt Practices Act, which statute and regulations provide for potential monetary penalties as well as criminal and civil sanctions. It is possible that monetary penalties and other sanctions could be assessed on CCOH in connection with this matter. The nature and amount of any monetary penalty or other sanctions cannot reasonably be estimated at this time.

Italy Investigation

During the three months ended June 30, 2018, CCOH identified misstatements associated with VAT obligations in its business in Italy, which resulted in an understatement of the Company’s VAT obligation. These misstatements resulted in an understatement of other long-term liabilities of $16.9 million as of December 31, 2017. The effect of these misstatements is reflected in the historical financial statements in the appropriate periods. Upon identification of these misstatements, CCOH undertook certain procedures, including a forensic investigation, which is ongoing. In addition, CCOH voluntarily disclosed the matter and preliminary findings to the Italian tax authorities in order to commence a discussion on the appropriate calculation of the VAT position. The current expectation is that CCOH may have to repay to the Italian tax authority a substantial portion of the VAT previously applied as a credit in relation to the transactions under investigation, amounting to approximately $17 million, including estimated possible penalties and interest. The Company made a payment of $8.6 million in the fourth quarter of 2018 and expects to pay the remainder during the first half of 2019. The ultimate amount to be paid may differ from CCOH’s estimates, and such differences may be material.

INFORMATION ABOUT CCH

CCH is a wholly-owned subsidiary of iHeartCommunications and the owner, directly and indirectly through its subsidiaries, of all of the outstanding CCOH Class B Common Stock and 10,726,917 shares of CCOH Class A Common Stock. CCH was incorporated in Nevada in April 1994 and converted into a Delaware corporation in March 2019.

CCH is a holding company that holds the outstanding equity of certain entities included in iHeartMedia’s radio operating business and 89.1% of the outstanding common stock of CCOH. Except for its ownership interest in its subsidiaries, CCH does not have any operations. For a description of the Outdoor Business of CCOH, please see “Information About CCOH.”

On March 14, 2018, Debtors filed the iHeart Chapter 11 Cases under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. CCOH and its direct and indirect subsidiaries did not file voluntary petitions for reorganization under the Bankruptcy Code and are not Debtors in the iHeart Chapter 11 Cases. The Debtors are operating their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On April 28, 2018, the Debtors filed the iHeartMedia Plan of Reorganization and the related Disclosure Statement with the Bankruptcy Court. Thereafter, the Debtors filed a second, third and fourth amended Plan of Reorganization and amended versions of the Disclosure Statement. On September 20, 2018, the Bankruptcy Court entered an order approving the Disclosure Statement and related solicitation and notice procedures for voting on the iHeartMedia Plan of Reorganization. On October 10, 2018, the Debtors filed a fifth amended Plan of Reorganization and the Disclosure Statement Supplement. On October 18, 2018, the Bankruptcy Court entered an order approving the Disclosure Statement Supplement and the continued solicitation of holders of general unsecured claims for voting on the iHeartMedia Plan of Reorganization. The deadline for holders of claims and interests to vote on the iHeartMedia Plan of Reorganization was November 16, 2018. More than 90% of the votes cast by holders of claims and interests entitled to vote thereon accepted the iHeartMedia Plan of Reorganization.

On January 22, 2019, the Debtors filed a modified fifth amended Plan of Reorganization and the Bankruptcy Court entered an order confirming the iHeartMedia Plan of Reorganization. The iHeartMedia Plan of Reorganization is subject to certain conditions to its effectiveness, including the receipt of certain governmental approvals. Although the timing of when and if all such conditions will be satisfied or otherwise waived is inherently uncertain, iHeartMedia currently anticipates the iHeartMedia Plan of Reorganization will become effective and iHeartMedia will emerge from Chapter 11 during the second quarter of 2019.

CCH intends to apply to list the New CCOH Common Stock on the NYSE under the symbol “CCO.” The principal executive offices of CCH are located at 20880 Stone Oak Parkway, San Antonio, Texas 78258, its telephone number is (210) 822-2828.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE OUTDOOR BUSINESS OF CCH

OVERVIEW

Format of Presentation

The following management’s discussion and analysis of financial condition and results of operations (“MD&A”) provides a narrative of the results of operations and financial condition of the Outdoor Business of CCH for year ended December 31, 2018. The MD&A should be read in conjunction with the carve-out financial statements and related footnotes contained herein. Our discussion is presented on both a segment basis and in total. Our reportable segments are Americas and International. Our Americas and International segments provide outdoor advertising services in their respective geographic regions using various digital and traditional display types.

We manage our operating segments primarily focusing on their operating income, while Corporate expenses, Depreciation and amortization, Impairment charges, Other operating income (expense), net, Interest expense, Interest income on the Due From iHeartCommunications Notes, Equity in earnings (loss) of nonconsolidated affiliates, Other income, net and Income tax benefit (expense) are managed on a total company basis and are, therefore, included only in our discussion of carve-out results.

For purposes of this MD&A, we use the terms “the Company,” “we” “us” and “our” to refer to the Outdoor Business of CCH.

Description of Our Business

Our revenue is derived from selling advertising space on the displays we own or operate in key markets worldwide, consisting primarily of billboards, street furniture and transit displays. Part of our long-term strategy is to pursue the technology of digital displays, including flat screens, LCDs and LEDs, as additions to traditional methods of displaying our clients’ advertisements. We are currently installing these technologies in certain markets, both domestically and internationally.

Management typically monitors our business by reviewing the average rates, average revenue per display, occupancy and inventory levels of each of our display types by market.

We own the majority of our advertising displays, which typically are located on sites that we either lease or own or for which we have acquired permanent easements. Our advertising contracts with clients typically outline the number of displays reserved, the duration of the advertising campaign and the unit price per display.

The significant expenses associated with our operations include direct production, maintenance and installation expenses as well as site lease expenses for land under our displays including revenue-sharing or minimum guaranteed amounts payable under our billboard, street furniture and transit display contracts. Our direct production, maintenance and installation expenses include costs for printing, transporting and changing the advertising copy on our displays, the related labor costs, the vinyl costs, electricity costs and the costs for cleaning and maintaining our displays. Vinyl costs vary according to the complexity of the advertising copy and the quantity of displays. Our site lease expenses include lease payments for use of the land under our displays, as well as any revenue-sharing arrangements or minimum guaranteed amounts payable that we may have with the landlords. The terms of our site leases and revenue-sharing or minimum guaranteed contracts generally range from one to 20 years.

Americas

Our advertising rates are based on a number of different factors including location, competition, type and size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered by a display or group of displays, expressed as a percentage of a market’s population. The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time. For all of our billboards in the United States, we use independent, third-party auditing companies to verify the number of impressions delivered by a display.

Client contract terms typically range from four weeks to one year for the majority of our display inventory in the United States. Generally, we own the street furniture structures and are responsible for their construction and maintenance. Contracts for the right to place our street furniture and transit displays and sell advertising space on them are awarded by municipal and transit authorities in competitive bidding processes governed by local law or are negotiated with private transit operators. Generally, these contracts have terms ranging from 10 to 20 years.

International

Similar to our Americas business, advertising rates generally are based on the gross ratings points of a display or group of displays. The number of impressions delivered by a display, in some countries, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic. In addition, because our International advertising operations are conducted in foreign markets, including Europe, Asia and Latin America, management reviews the operating results from our foreign operations on a constant dollar basis. A constant dollar basis allows for comparison of operations independent of foreign exchange movements.

Our International display inventory is typically sold to clients through network packages, with clients contracting for a day part, one or more days or one or more weeks (depending on the nature of the inventory), with terms of up to one year available as well. Internationally, contracts with municipal and transit authorities for the right to place our street furniture and transit displays typically provide for terms ranging up to 15 years. The major difference between our International and Americas street furniture businesses is in the nature of the municipal contracts. In our International business, these contracts typically require us to provide the municipality with a broader range of metropolitan amenities in exchange for which we are authorized to sell advertising space on certain sections of the structures we erect in the public domain. A different regulatory environment for billboards and competitive bidding for street furniture and transit display contracts, which constitute a larger portion of our business internationally, may result in higher site lease costs in our International business.

Macroeconomic Indicators

Our advertising revenue for our Americas and International segments is highly correlated to changes in gross domestic product (“GDP”) as advertising spending has historically trended in line with GDP, both domestically and internationally. Internationally, our results are impacted by fluctuations in foreign currency exchange rates as well as the economic conditions in the foreign markets in which we have operations.

Relationship with iHeartCommunications

There are several agreements which govern our relationship with iHeartCommunications, including the Intercompany Agreements. iHeartCommunications has the right to terminate these agreements in various circumstances. As of                2019, no notice of termination of any of these agreements has been received from iHeartCommunications. Our agreements with iHeartCommunications continued under the same terms and conditions subsequent to iHeartCommunications’ merger.

On March 14, 2018, the Debtors filed the iHeart Chapter 11 Cases under Chapter 11 in the Bankruptcy Court. CCOH and its direct and indirect subsidiaries did not file voluntary petitions for relief under the Bankruptcy Code and are not Debtors in the iHeart Chapter 11 Cases.

The iHeart Chapter 11 Cases are being jointly administered under the caption In re: iHeartMedia, Inc. et al., Case No. 18-31274 (MI). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The iHeartMedia Plan of Reorganization was confirmed by the Bankruptcy Court on January 22, 2019.

The iHeartMedia Plan of Reorganization contemplates a restructuring of the Debtors whereby the Outdoor Business will be separated from iHeartCommunications upon consummation of the iHeartMedia Plan of Reorganization and the conclusion of the iHeart Chapter 11 Cases as described elsewhere in this information statement/prospectus. Effectiveness of the iHeartMedia Plan of Reorganization and consummation of the Separation is subject to certain conditions, including the receipt of certain governmental approvals. Although the timing of when and if all such conditions will be satisfied or otherwise waived is inherently uncertain, iHeartMedia currently anticipates the iHeartMedia Plan of Reorganization will become effective and iHeartMedia will emerge from Chapter 11 during the second quarter of 2019.

The CCOH Board has established the CCOH Special Committee to consider and review certain transactions between iHeartCommunications and us in connection with the iHeart Chapter 11 Cases. CCOH has consented to, and the Bankruptcy Court has entered a final order approving, iHeartCommunications continuing to provide services pursuant to the Corporate Services Agreement during the iHeart Chapter 11 Cases. CCOH expects iHeartCommunications to continue to provide services to us pursuant to the Corporate Services Agreement in the ordinary course of business until it emerges from Chapter 11 or such arrangements are otherwise addressed through the iHeart Chapter 11 Cases. In connection with the Separation, we will replace the Corporate Services Agreement with the Transition Services Agreement. See “—The Settlement Agreement.”

See “The iHeartMedia Restructuring” and “Information about the Transactions” for more information about the iHeartMedia Plan of Reorganization and the Separation.

In accordance with the Master Agreement, our branch managers follow a corporate policy allowing iHeartCommunications to use, without charge, Americas’ displays they believe would otherwise be unsold. iHeartCommunications bears the cost of producing the advertising and we bear the costs of installing and removing this advertising.

Under the Corporate Services Agreement, iHeartCommunications provides management services to us. These services are charged to CCOH based on actual direct costs incurred or allocated by iHeartCommunications based on headcount, revenue or other factors on a pro rata basis. For the years ended December 31, 2018, 2017 and 2016, we recorded approximately $68.0 million, $68.7 million and $36.0 million, respectively, as a component of corporate expenses for these services.

The Trademark and License Agreement entitles us to use (1) on a nonexclusive basis, the “Clear Channel” trademark and the Clear Channel “outdoor” trademark logo with respect to day-to-day operations of our business worldwide and on the Internet, and (2) certain other Clear Channel marks in connection with our business. On February 9, 2017, we entered into a binding option and letter of intent with iHeartMedia granting us a binding option to purchase at fair value the registered trademarks and domain names owned by iHeartMedia and its subsidiaries that incorporate one or more of the words “Clear” and/or “Channel,” and any translations or derivations of any of the foregoing, together with any goodwill associated therewith. This option was exercisable in our sole and absolute discretion at any time between February 23, 2018 and February 23, 2019. For the year ended December 31, 2018 and 2017, management service expenses included $38.6 million and $36.8 million, respectively, pursuant to the Trademark License Agreement.

These agreements will be terminated in connection with the consummation of the Separation.

As of December 31, 2018, iHeartCommunications’ and its subsidiaries held 10,726,917 shares of CCOH Class A Common Stock and all of the CCOH’s Class B Common Stock, which represented 89.1% of the outstanding shares of CCOH Common Stock on a fully-diluted basis.

The Separation

The Outdoor Business is expected to be separated from iHeartMedia upon consummation of the iHeartMedia Chapter 11 Cases as described elsewhere in this information statement/prospectus.

In connection with the Separation, each of the following will be terminated, canceled and be of no further force or effect (including any provisions that purport to survive termination): (i) all agreements, arrangements, commitments or understandings, whether or not in writing, between or among members of the Outdoor Group, on the one hand, and members of the iHeart Group, on the other hand, relating to the sweep of the cash balance in CCOH’s concentration account to iHeartCommunications’ master account, (ii) the Master Agreement, (iii) the Employee Matters Agreement, (iv) the Corporate Services Agreement and (v) the Amended and Restated License Agreement. The Settlement Agreement described elsewhere in this information statement/prospectus contemplates that the parties will enter into separation documents substantially in the forms attached to the Settlement Agreement, including (i) the Separation Agreement, (ii) the Transition Services Agreement, (iii) the Tax Matters Agreement, (iv) the Merger Agreement, (v) the New EBIT Agreement and (vi) a revolving loan agreement governing the terms of the iHeartCommunications Line of Credit.

The Radio Distribution and the Separation are intended to be taxable transactions. Because certain of the factors that will determine whether the Transactions will give rise to any cash tax liability cannot be known until the Effective Date, we cannot say with certainty whether any such cash tax liability will be owed. To the extent the Transactions do give rise to any cash tax liability, New CCOH, iHeartCommunications, iHeartMedia and various other entities would be jointly and severally liable under applicable law for any such amounts. Accordingly, the Transactions could result in significant tax liability to New CCOH. The parties intend that the allocation of such liabilities among the various members of the iHeart Group and New CCOH will be addressed by the New Tax Matters Agreement. See “Additional Agreements—New Tax Matters Agreement.” If New CCOH is ultimately responsible for any cash tax liabilities as a result of the Transactions, it could materially adversely affect our net income and liquidity.

Executive Summary

The key developments in our business for the year ended December 31, 2018 are summarized below:

•	Revenue increased $133.0 million during 2018 compared to 2017. Excluding a $30.5 million impact from movements in foreign exchange rates, revenue increased $102.5 million during 2018 compared to 2017.

•

On the ABL Closing Date, CCO refinanced CCOH’s senior revolving credit facility with a receivables-based credit facility that provides for revolving credit commitments of up to $75.0 million. On June 29, 2018, CCO entered into an amendment providing for a $50.0 million incremental increase of the facility, bringing the aggregate revolving credit commitments to $125.0 million. The facility has a five-year term, maturing in 2023.

Revenues and expenses “excluding the impact of foreign exchange movements” in this MD&A is presented because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. Revenues and expenses “excluding the impact of foreign exchange movements” are calculated by converting the current period’s revenues and expenses in local currency to U.S. dollars using average foreign exchange rates for the prior period.

Total Results of Operations

The comparison of our historical results of operations for the year ended December 31, 2018 to the year ended December 31, 2017 is as follows:

(In thousands)	Years Ended December 31,		%
	2018	2017	Change
Revenue	$2,721,705	$2,588,702	5.1%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,470,668	1,409,767	4.3%
Selling, general and administrative expenses (excludes depreciation and amortization)	522,918	499,213	4.7%
Corporate expenses (excludes depreciation and amortization)	152,090	143,678	5.9%
Depreciation and amortization	318,952	325,991	(2.2)%
Impairment charges	7,772	4,159	86.9%
Other operating income, net	2,498	26,391	(90.5)%

Operating income	251,803	232,285	8.4%
Interest expense, net	388,133	379,701
Interest income on Due from iHeartCommunications	393	68,871
Loss on Due from iHeartCommunications	—	(855,648)
Equity in earnings (loss) of nonconsolidated affiliates	904	(990)
Other income (expense), net	(35,297)	28,755

Loss before income taxes	(170,330)	(906,428)
Income tax benefit (expense)	(32,515)	280,218

Net loss	(202,845)	(626,210)
Less amount attributable to noncontrolling interest	15,395	18,138

Net loss attributable to the majority owners of the Outdoor Business of CCH	$(218,240)	$(644,348)

Revenue

Revenue increased $133.0 million during the year ended December 31, 2018 compared to 2017. Excluding a $30.5 million impact from movements in foreign exchange rates, revenue increased $102.5 million during 2018 compared to 2017. The increase in revenue is primarily due to higher revenue from our International business, driven by growth across our European and Asian businesses. Revenue was also higher in our Americas business.

Direct Operating Expenses

Direct operating expenses increased $60.9 million during the year ended December 31, 2018 compared to 2017. Excluding the $23.1 million impact from movements in foreign exchange rates, direct operating expenses increased $37.8 million during 2018 compared to 2017. Higher direct operating expenses in our International business, driven by revenue growth in various countries, was partially offset by lower direct operating expenses in our Americas business, primarily as a result of the sale of our business in Canada in August 2017.

Selling, General and Administrative (“SG&A”) Expenses

SG&A expenses increased $23.7 million during the year ended December 31, 2018 compared to 2017. Excluding the $6.7 million impact from movements in foreign exchange rates, SG&A expenses increased $17.0 million during 2018 compared to 2017. The increase in our SG&A expenses resulted primarily from higher expenses in our International business.

Corporate Expenses

Corporate expenses increased $8.4 million during the year ended December 31, 2018 compared to 2017. Excluding the $1.0 million impact from movements in foreign exchange rates, corporate expenses increased $7.4 million during 2018 compared to 2017, primarily as a result of higher employee-related expenses, including variable incentive compensation resulting from higher profitability at both of our segments, as well as employee benefits expense. These increases were partially offset by lower management fees.

Depreciation and Amortization

Depreciation and amortization decreased $7.0 million during the year ended December 31, 2018 compared to 2017 primarily due to assets becoming fully depreciated or fully amortized.

Impairment Charges

We perform our annual impairment test on our goodwill, billboard permits, and other intangible assets as of July 1 of each year. In addition, we test for impairment of property, plant and equipment whenever events and circumstances indicate that depreciable assets might be impaired. As a result of these impairment tests, we recorded an impairment charge of $7.8 million related to permits in one market in our Americas segment during the year ended December 31, 2018. During the year ended December 31, 2017, we recognized $4.2 million impairment charges related to goodwill in one International business and advertising assets that were no longer usable in one country in our International segment. Please see Note 3 to the historical carve-out financial statements of the Outdoor Business of CCH included elsewhere in this information statement/prospectus for a further description of the impairment charges.

Other Operating Income, Net

Other operating income, net was $2.5 million for 2018.

Other operating income, net of $26.4 million in 2017 primarily related to the sale in the first quarter of 2017 of the Americas’ Indianapolis market in exchange for cash and certain assets in Atlanta, Georgia, resulting in a net gain of $28.9 million, and the $6.8 million gain recognized on the sale of our ownership interest in a joint venture in Belgium during the second quarter of 2017. These gains were partially offset by the $12.1 million loss on the sale of our Canada business in the third quarter 2017.

Interest Expense, net

Interest expense, net increased $8.4 million in 2018 compared to 2017, primarily due to the issuance by CCIBV, our indirect subsidiary, of $150.0 million in aggregate principal amount of CCIBV Senior Notes as additional notes under the indenture governing CCIBV’s existing CCIBV Senior Notes during the third quarter of 2017.

Interest Income on Due from iHeartCommunications

Interest income on Due from iHeartCommunications, net decreased $68.5 million during the year ended December 31, 2018, compared to 2017 as we ceased recording interest income on the pre-petition balance due from iHeartCommunications as the collectability of the interest was not considered probable. See Note 7 to the historical carve-out financial statements of the Outdoor Business of CCH included elsewhere in this information statement/prospectus.

Loss on Due from iHeartCommunications

Loss on Due from iHeartCommunications included the $855.6 million impairment of the Due from iHeartCommunications Note, which was recorded as a result of the iHeart Chapter 11 Cases.

Equity in Earnings (Loss) of Nonconsolidated Affiliates

Equity in earnings of nonconsolidated affiliates of $0.9 million for 2018 included the earnings from our equity investments in our Americas and International segments. Equity in loss of nonconsolidated affiliates of $1.0 million for 2017 included the loss from our equity investments in our Americas and International segments.

Other Income (Expense), Net

Other expense, net was $35.3 million for 2018. Other income, net was $28.8 million for 2017. These amounts relate primarily to net foreign exchange gains and losses recognized in connection with intercompany notes denominated in foreign currencies.

Income Tax Expense

Our operations are included in a consolidated income tax return filed by iHeartMedia. However, for our financial statements, our provision for income taxes was computed as if we file separate federal income tax returns with our subsidiaries.

On December 22, 2017, the U.S. government enacted comprehensive income tax legislation referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act reduced the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018, required companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and created new U.S. taxes on certain foreign earnings. To account for the reduction in the U.S. federal corporate income tax rate, we remeasured our deferred tax assets and liabilities based on the rates at which they were expected to reverse in the future, generally 21%, which resulted in the recording of a provisional deferred tax benefit of $228.0 million during 2017. To determine the impact from the one-time transition tax on accumulated foreign earnings, we analyzed our cumulative foreign earnings and profits in accordance with the rules provided in the Tax Act and determined that no transition tax was due as a result of the net accumulated deficit in our foreign earnings and profits. As of December 31, 2018, we have completed our accounting for all of the enactment-date income tax effects of the Tax Act and determined that no material adjustments were required to our provisional amounts recorded as of December 31, 2017.

The effective tax rate for 2018 was (19.1)% and was primarily impacted by the $50.3 million deferred tax expense recorded in connection with the valuation allowances recorded against federal and state deferred tax assets generated in the current period due to the uncertainty of the ability to utilize those assets in future periods. In addition, losses in certain foreign jurisdictions were not benefited primarily due to the uncertainty of the ability to utilize those losses in future periods.

The effective tax rate for 2017 was 30.9% and was primarily impacted by the $228.0 million provisional deferred tax benefit recorded in connection with the reduction of the U.S. federal corporate income tax rate to 21% upon enactment of the Tax Act mentioned above.

Americas Results of Operations

Our Americas operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2018	2017	Change
Revenue	$1,189,348	$1,161,059	2.4%
Direct operating expenses	524,659	527,536	(0.5)%
SG&A expenses	199,688	197,390	1.2%
Depreciation and amortization	166,806	179,119	(6.9)%

Operating income	$298,195	$257,014	16.0%

Americas revenue increased $28.3 million during 2018 compared to 2017. The increase in revenue was due to increases in both digital and print revenue, partially offset by a $13.7 million decrease in revenue resulting from the sale of our Canadian business in August 2017.

Americas direct operating expenses decreased $2.9 million during 2018 compared to 2017. The decrease was driven by a $10.3 million decrease in direct operating expenses resulting from the sale of our Canadian market, partially offset by higher site lease expenses. Americas SG&A expenses increased $2.3 million during 2018 compared to 2017, primarily due to higher employee compensation expense, including variable incentive compensation, partially offset by a $3.3 million decrease in SG&A expenses resulting from the sale of our Canadian market.

International Results of Operations

Our International operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2018	2017	Change
Revenue	$1,532,357	$1,427,643	7.3%
Direct operating expenses	946,009	882,231	7.2%
SG&A expenses	323,230	301,823	7.1%
Depreciation and amortization	148,199	141,812	4.5%

Operating income	$114,919	$101,777	12.9%

International revenue increased $104.7 million during 2018 compared to 2017. Excluding the $30.5 million impact from movements in foreign exchange rates, International revenue increased $74.2 million during 2018 compared to 2017. The increase in revenue is due to growth in multiple countries, including Sweden, China, Spain, Switzerland, Ireland, France, Finland and the United Kingdom, primarily from new deployments and digital expansion.

International direct operating expenses increased $63.8 million during 2018 compared to 2017. Excluding the $23.1 million impact from movements in foreign exchange rates, International direct operating expenses increased $40.7 million during 2018 compared to 2017. The increase was driven by higher site lease expenses related to new contracts and higher revenues. International SG&A expenses increased $21.4 million during 2018 compared to 2017. Excluding the $6.7 million impact from movements in foreign exchange rates, International SG&A expenses increased $14.7 million during 2018 compared to 2017. The increase in SG&A expenses primarily related to higher spending on strategic revenue and efficiency initiatives, as well as higher employee-related expenses in countries experiencing growth.

Total Results of Operations

The comparison of our historical results of operations for the year ended December 31, 2017 to the year ended December 31, 2016 is as follows:

(In thousands)	Years Ended December 31,		%
	2017	2016	Change
Revenue	$2,588,702	$2,679,822	(3.4)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,409,767	1,418,319	(0.6)%
Selling, general and administrative expenses (excludes depreciation and amortization)	499,213	515,421	(3.1)%
Corporate expenses (excludes depreciation and amortization)	143,678	117,436	22.3%
Depreciation and amortization	325,991	344,124	(5.3)%
Impairment charges	4,159	7,274	(42.8)%
Other operating income, net	26,391	354,688	(92.6)%

Operating income	232,285	631,936	(63.2)%
Interest expense, net	379,701	375,029
Interest income on Due from iHeartCommunications	68,871	50,309
Loss on Due from iHeartCommunications	(855,648)	—
Equity in loss of nonconsolidated affiliates	(990)	(1,689)
Other income (expense), net	28,755	(70,151)

Income (loss) before income taxes	(906,428)	235,376
Income tax benefit (expense)	280,218	(77,499)

Net income (loss)	(626,210)	157,877
Less amount attributable to noncontrolling interest	18,138	22,807

Net income (loss) attributable to the majority owners of the Outdoor business of CCH	$(644,348)	$135,070

Revenue

Revenue decreased $91.1 million during 2017 compared to 2016. Excluding an $8.6 million impact from movements in foreign exchange rates, revenue decreased $99.7 million during 2017 compared to 2016. The decrease in revenue is primarily due to the sales of our businesses in Australia and Turkey in 2016 and Canada in 2017, which generated revenue of $13.7 million and $149.4 million in the years ended December 31, 2017 and 2016, respectively. This decrease was partially offset by revenue growth in our International business as a result of new contracts and digital expansion.

Direct Operating Expenses

Direct operating expenses decreased $8.6 million during 2017 compared to 2016. Excluding the $4.0 million impact from movements in foreign exchange rates, direct operating expenses decreased $12.6 million during 2017 compared to 2016 due to the sales of our businesses in Australia and Turkey in 2016 and Canada in 2017. This decrease was partially offset by higher site lease expense related to new contracts.

SG&A Expenses

SG&A expenses decreased $16.2 million during 2017 compared to 2016. Excluding the $2.8 million impact from movements in foreign exchange rates, SG&A expenses decreased $19.0 million during 2017 compared to 2016. SG&A expenses were lower primarily due to the sales of our businesses in Australia and Turkey in 2016 and Canada in 2017.

Corporate Expenses

Corporate expenses increased $26.2 million during 2017 compared to 2016. Excluding the $1.4 million impact from movements in foreign exchange rates, corporate expenses increased $27.6 million during 2017 compared to 2016 primarily due to the $36.7 million trademark license fee paid to iHeartMedia, Inc. See Note 7 to the historical carve-out financial statements of the Outdoor Business of CCH included elsewhere in this information statement/prospectus. The increase in Corporate expenses is partially offset by a decrease in executive and share-based compensation expense.

Depreciation and Amortization

Depreciation and amortization decreased $18.1 million during 2017 compared to 2016 primarily due to the sale of the Australia and Turkey businesses and assets becoming fully depreciated or fully amortized.

Impairment Charges

We perform our annual impairment test on our goodwill, billboard permits, and other intangible assets as of July 1 of each year. In addition, we test for impairment of property, plant and equipment whenever events and circumstances indicate that depreciable assets might be impaired. As a result of these impairment tests, during 2017, we recorded an impairment charge of $1.6 million during 2017 related to goodwill in one International business. In addition, the Company recognized an impairment of $2.6 million during 2017 in relation to advertising assets that were no longer usable in one country in our International segment. During 2016, we recognized a $7.3 million impairment related to goodwill in one International business. Please see Note 3 to the historical carve-out financial statements of the Outdoor Business of CCH included elsewhere in this information statement/prospectus for a further description of the impairment charges.

Other Operating Income (Expense), Net

Other operating income, net of $26.4 million in 2017 primarily related to the sale in the first quarter of 2017 of the Americas’ Indianapolis. Indiana market in exchange for cash and certain assets in Atlanta, Georgia, resulting in a net gain of $28.9 million, and the $6.8 million gain recognized on the sale of our ownership interest in a joint venture in Belgium during the second quarter of 2017. These gains were partially offset by the $12.1 million loss on the sale in the third quarter 2017 of our Canada business.

Other operating income, net of $354.7 million in 2016 primarily related to the net gain of $278.3 million on sale of nine non-strategic U.S. markets in the first quarter of 2016 and the net gain of $127.6 million on sale of our business in Australia in the fourth quarter of 2016, partially offset by the $56.6 million loss, which includes $32.2 million in cumulative translation adjustments, on the sale of our business in Turkey in the second quarter of 2016.

Interest Expense, Net

Interest expense, net increased $4.7 million in 2017 compared to 2016, due primarily to new debt issuances.

Interest Income on Due from iHeartCommunications

The terms of the Due from iHeartCommunications Note provide that any balance above $1.0 billion continues to accrue interest at a rate of 20.0%, while the balance up to $1.0 billion accrues interest at a rate of

9.3% (prior to the amendment to the terms of the Due from iHeartCommunications Note on November 29, 2017, the Due from iHeartCommunications Note accrued interest at 6.5%). Interest income increased $18.6 million during 2017 compared to 2016, primarily due to a higher average outstanding balance on the Due from iHeartCommunications Note, including the impact of the amounts over $1.0 billion accruing interest at 20.0%.

Loss on Due from iHeartCommunications

Loss on Due from iHeartCommunications included the $855.6 million impairment of the Due from iHeartCommunications Note, which was recorded as a result of the iHeart Chapter 11 Cases.

Equity in Loss of Nonconsolidated Affiliates

Equity in loss of nonconsolidated affiliates of $1.0 million and $1.7 million for 2017 and 2016, respectively, included the loss from our equity investments in our Americas and International segments.

Other Income (Expense), Net

Other income, net was $28.8 million for 2017. Other expense, net was $70.2 million for 2016. These amounts relate primarily to net foreign exchange gains and losses recognized in connection with intercompany notes denominated in foreign currencies.

Income Tax Benefit (Expense)

Our operations are included in a consolidated income tax return filed by iHeartMedia. However, for our financial statements, our provision for income taxes was computed as if we file separate federal income tax returns with our subsidiaries.

On December 22, 2017, the U.S. government enacted the Tax Act. The Tax Act reduced the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018, required companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and created new U.S. taxes on certain foreign earnings. To account for the reduction in the U.S. federal corporate income tax rate, we remeasured our deferred tax assets and liabilities based on the rates at which they were expected to reverse in the future, generally 21%, which resulted in the recording of a provisional deferred tax benefit of $228.0 million during 2017. To determine the impact from the one-time transition tax on accumulated foreign earnings, we analyzed our cumulative foreign earnings and profits in accordance with the rules provided in the Tax Act and determined that no transition tax was due as a result of the net accumulated deficit in our foreign earnings and profits. As of December 31, 2018, we have completed our accounting for all of the enactment-date income tax effects of the Tax Act and determined that no material adjustments were required to our provisional amounts recorded as of December 31, 2017.

The effective tax rate for 2017 was 30.9% and was primarily impacted by the $228.0 million provisional deferred tax benefit recorded in connection with the reduction of the U.S. federal corporate income tax rate to 21% upon enactment of the Tax Act mentioned above.

The effective tax rate for 2016 was 32.9% and was primarily impacted by the deferred tax benefits recorded in the current period for the release of valuation allowances in the U.S. and France. The release of the valuation allowance of $32.9 million in the U.S. was primarily due to the taxable income generated from the sale of nine non-strategic U.S. outdoor markets during the first quarter of 2016 and the release of valuation allowance in France of $43.3 million was due to positive evidence that existed related to the Company’s ability to utilize certain net operating loss carryforwards in the future. The deferred tax benefits described above were partially offset by $54.7 million in tax expense attributable to the sale of our business in Australia during the period.

Americas Results of Operations

Our Americas operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2017	2016	Change
Revenue	$1,161,059	$1,187,180	(2.2)%
Direct operating expenses	527,536	528,769	(0.2)%
SG&A expenses	197,390	203,427	(3.0)%
Depreciation and amortization	179,119	175,438	2.1%

Operating income	$257,014	$279,546	(8.1)%

Americas revenue decreased $26.1 million during 2017 compared to 2016. The decrease in revenue was primarily due to the $17.9 million impact resulting from the sales of non-strategic outdoor markets during the first quarter of 2016 and our Canadian business in the third quarter of 2017. The impact of exchanging our Indianapolis market for cash and assets in Atlanta in the first quarter of 2017 also contributed to the decrease in revenue. These decreases were partially offset by higher revenue from new and existing airport contracts.

Americas direct operating expenses decreased $1.2 million during 2017 compared to 2016. The decrease in direct operating expenses was driven primarily by the $13.2 million decrease in expense due to the impact of the sales of non-strategic outdoor markets during the first quarter of 2016 and our Canadian business in the third quarter of 2017, partially offset by higher site lease expenses related to new and existing airport contracts and print displays. Americas SG&A expenses decreased $6.0 million during 2017 compared to 2016. The decrease in SG&A expenses was primarily due to lower bad debt expense and the $2.5 million impact resulting from the sales of non-strategic outdoor markets in the first quarter of 2016 and the sale of our Canadian business in the third quarter of 2017, and the exchange of outdoor markets in the first quarter of 2017.

International Results of Operations

Our International operating results were as follows:

(In thousands)	Years Ended December 31,		%
	2017	2016	Change
Revenue	$1,427,643	$1,492,642	(4.4)%
Direct operating expenses	882,231	889,550	(0.8)%
SG&A expenses	301,823	311,994	(3.3)%
Depreciation and amortization	141,812	162,974	(13.0)%

Operating income	$101,777	$128,124	(20.6)%

International revenue decreased $65.0 million during 2017 compared to 2016. Excluding the $8.6 million impact from movements in foreign exchange rates, International revenue decreased $73.6 million during 2017 compared to 2016. The decrease in revenue is due to a $117.8 million decrease in revenue resulting from the sale of our businesses in Australia and Turkey in 2016. This was partially offset by growth across other markets including Spain, the United Kingdom, Switzerland and China, primarily from new contracts and digital expansion.

International direct operating expenses decreased $7.3 million during 2017 compared to 2016. Excluding the $4.0 million impact from movements in foreign exchange rates, International direct operating expenses decreased $11.3 million during 2017 compared to 2016. The decrease was driven by a $70.3 million decrease in direct operating expenses resulting from the 2016 sales of our businesses in Australia and Turkey, partially offset by higher site lease and production expenses primarily in countries experiencing revenue growth. International

SG&A expenses decreased $10.2 million during 2017 compared to 2016. Excluding the $2.8 million impact from movements in foreign exchange rates, International SG&A expenses decreased $13.0 million during 2017 compared to 2016. The decrease in SG&A expenses was primarily due to a $22.6 million decrease resulting from the sale of our businesses in Australia and Turkey, partially offset by higher spending related to growth in certain countries.

Depreciation and amortization decreased $21.2 million primarily due to the sale of our businesses in Australia and Turkey in 2016 and assets becoming fully depreciated or fully amortized.

Reconciliation of Segment Operating Income to Operating Income

(In thousands)	Years Ended December 31,
	2018	2017	2016
Americas	$298,195	257,014	279,546
International	114,919	101,777	128,124
Impairment charges	(7,772)	(4,159)	(7,274)
Corporate and other(1)	(156,037)	(148,738)	(123,148)
Other operating income, net	2,498	26,391	354,688

Operating income	$251,803	$232,285	$631,936

(1)	Corporate and other includes expenses related to Americas and International and as well as overall executive, administrative and support functions.

Share-Based Compensation Expense

As of December 31, 2018, there was $15.5 million of unrecognized compensation cost related to unvested share-based compensation arrangements that will vest based on service conditions. Based on the terms of the award agreements, this cost is expected to be recognized over a weighted average period of approximately three years.

Share-based compensation expenses are recorded in corporate expenses and were $8.5 million, $9.6 million and $10.3 million for the years ended December 31, 2018, 2017 and 2016, respectively.

Liquidity And Capital Resources

Cash Flows

The following discussion highlights cash flow activities during the years ended December 31, 2018, 2017 and 2016.

(In thousands)	Years Ended December 31,
	2018	2017	2016
Cash provided by (used for):
Operating activities	$187,275	$160,118	$308,510
Investing activities	$(203,592)	$(154,522)	$574,080
Financing activities	$40,686	$(379,513)	$(726,499)

Operating Activities

2018

Cash provided by operating activities was $187.3 million in 2018 compared to $160.1 million of cash provided by operating activities in 2017. Our net loss included $395.5 million of non-cash items in 2018. Our net loss in 2017 included $840.0 million of non-cash items. Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, loss on Due from iHeartCommunications, (gain) loss on investments, equity in loss of nonconsolidated affiliates and other reconciling items, net as presented on the face of the carve-out statement of cash flows. The increase in cash provided by operating activities is primarily attributed to changes in working capital balances, particularly deferred income, accounts payable and accrued expenses, driven primarily by the timing of payments.

2017

Cash provided by operating activities was $160.1 million in 2017 compared to $308.5 million of cash provided in 2016. Our net loss included $840.0 million of non-cash items in 2017. Our net income in 2016 included $122.1 million of non-cash items. Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, loss on Due from iHeartCommunications, (gain) loss on investments, equity in loss of nonconsolidated affiliates and other reconciling items, net as presented on the face of the carve-out statement of cash flows. The decrease in cash provided by operating activities is primarily attributed to lower operating income as well as changes in working capital balances, particularly accounts receivable at our International business, which was impacted by slower collections.

2016

Cash provided by operating activities was $308.5 million in 2016 compared to $298.7 million of cash provided in 2015. Our net income included $122.1 million of non-cash items in 2016. Our net loss in 2015 included $415.5 million of non-cash items. Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, equity in (earnings) loss of nonconsolidated affiliates and other reconciling items, net as presented on the face of the carve-out statement of cash flows. The increase in cash provided by operating activities is primarily attributed to changes in working capital balances, particularly accounts receivable, which was driven primarily by lower revenues and improved collections, partially offset by an increase in cash paid for interest.

Investing Activities

2018

Cash used for investing activities of $203.6 million during 2018 reflected our capital expenditures of $211.1 million. We spent $76.8 million in our Americas segment primarily related to the construction of new advertising structures such as digital displays, $130.0 million in our International segment primarily related to street furniture advertising and digital billboard structures, and $4.3 million by Corporate primarily related to equipment and software. This cash usage was partially offset by $9.8 million of net cash proceeds from the disposals of assets.

2017

Cash used for investing activities of $154.5 million during 2017 reflected our capital expenditures of $224.2 million. We spent $70.9 million in our Americas segment primarily related to the construction of new advertising structures such as digital displays, $150.0 million in our International segment primarily related to street furniture advertising and digital billboard structures, and $3.3 million by Corporate primarily related to equipment and software. This cash usage was partially offset by $72.0 million of net cash proceeds from the disposals of assets.

2016

Cash provided by investing activities of $574.1 million during 2016 primarily reflected $592.3 million of net cash proceeds from the sale of nine non-strategic outdoor markets including Cleveland and Columbus, Ohio, Des Moines, Iowa, Ft. Smith, Arkansas, Memphis, Tennessee, Portland, Oregon, Reno, Nevada, Seattle, Washington and Wichita, Kansas, and the sale of our business in Australia for $195.7 million, net of cash retained by the purchaser and closing costs. Those sale proceeds were partially offset by $229.8 million used for capital expenditures. We spent $78.3 million in our Americas segment primarily related to the construction of new advertising structures such as digital displays, $146.9 million in our International segment primarily related to street furniture advertising structures, and $4.6 million by Corporate primarily related to equipment and software.

Financing Activities

2018

Cash provided by financing activities of $40.7 million during 2018 primarily reflected net transfers of $78.8 million in cash from iHeartCommunications, which represents the activity related to the intercompany arrangement with iHeartCommunications, partially offset by cash dividends paid in the aggregate amount of $30.7 million.

2017

Cash used for financing activities of $379.5 million during 2017 primarily reflected cash dividends paid in the aggregate amount of $332.8 million and net transfers of $181.9 million in cash to iHeartCommunications, which represents the activity in the “Due from iHeartCommunications” account, partially offset by proceeds from the issuance by CCIBV of $150.0 million of additional CCIBV Senior Notes, which were issued at a premium, resulting in $156.0 million in proceeds.

2016

Cash used for financing activities of $726.5 million during 2016 primarily reflected two cash dividends paid in the aggregate amount of $755.5 million, partially offset by net transfers of $45.1 million in cash from iHeartCommunications, which represents the activity in the “Due from iHeartCommunications” account.

The iHeart Chapter 11 Cases and the Separation

On March 14, 2018, the Debtors filed the iHeart Chapter 11 Cases under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Company and its direct and indirect subsidiaries did not file voluntary petitions for relief under the Bankruptcy Code and are not Debtors in the iHeart Chapter 11 Cases.

The iHeart Chapter 11 Cases are being jointly administered in the Bankruptcy Court under the caption In re: iHeartMedia, Inc. et al., Case No. 18-31274 (MI). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The iHeartMedia Plan of Reorganization was confirmed by the Bankruptcy Court on January 22, 2019. The iHeartMedia Plan of Reorganization contemplates a restructuring of the Debtors whereby the Outdoor Business will be separated from iHeartCommunications upon consummation of the iHeartMedia Plan of Reorganization and the conclusion of the iHeart Chapter 11 Cases as described elsewhere in this information statement/prospectus. The iHeartMedia Plan of Reorganization also contemplates, among other things, (i) a recovery equal to 14.44% of the allowed amount of CCOH’s claim arising under the Due from iHeartCommunications Note, and (ii) the issuance of the New CCOH Preferred Stock, the proceeds of which may be used to as a source of liquidity for us. The transaction steps contemplate that prior to the Separation, we will distribute all of our subsidiaries other than CCOH to a subsidiary of iHeartCommunications, and CCOH will merge with and into us, with CCH as the surviving company, which will be renamed “Clear Channel Outdoor Holdings, Inc.” Immediately following the Merger, the public stockholders of CCOH will own the same percentage of the surviving corporation as they did in CCOH prior to the Merger, and iHeartCommunications will distribute the shares of the surviving company that it holds to certain holders of claims in the iHeart Chapter 11 Cases.

Effectiveness of the iHeartMedia Plan of Reorganization and consummation of the Separation is subject to certain conditions, including the receipt of certain governmental approvals. Although the timing of when and if all such conditions will be satisfied or otherwise waived is inherently uncertain, iHeartMedia currently anticipates the iHeartMedia Plan of Reorganization will become effective and iHeartMedia will emerge from Chapter 11 during the second quarter of 2019.

The Settlement Agreement

On December 16, 2018, in connection with the iHeart Chapter 11 Cases, CCOH, GAMCO, Norfolk, the Sponsors, the Debtors and the Delaware Settlement Parties, through their respective counsel, entered into the Settlement Agreement that embodies the terms of (i) a global settlement of all direct or derivative claims brought by or on behalf of GAMCO and Norfolk, both individually and on behalf of the putative class of public shareholders of CCOH, against certain members of CCOH’s board of directors, the Sponsor Entities, iHeartCommunications, iHeartMedia, the Company and the Debtors in connection with the iHeart Chapter 11 Cases and (ii) the Separation in accordance with the iHeartMedia Plan of Reorganization.

The Settlement Agreement contemplates that in connection with the Separation (i) the cash sweep arrangement under the Corporate Services Agreement between CCOH and iHeartCommunications will terminate, (ii) any agreements or licenses requiring royalty payments to the Debtors by CCOH for trademarks or other intellectual property will terminate, which aggregated to $38.6 million for the year ended December 31, 2018, and (iii) a new transition services agreement will supersede and replace the existing Corporate Services Agreement. In exchange, the Debtors agreed to waive (i) the set-off for the value of the intellectual property transferred, including royalties incurred through December 31, 2018, which aggregated to $31.8 million on a post-petition basis through December 31, 2018 and (ii) the repayment of the post-petition intercompany balance outstanding in favor of the Debtors as of December 31, 2018, which was equal to $21.6 million as of December 31, 2018. As a result, iHeartMedia will make a net payment to CCOH of $10.2 million promptly after the Effective Date. In addition, the Settlement Agreement provides that after the Separation, (i) iHeartCommunications will provide the iHeartCommunications Line of Credit for a period of no more than three years following the effective date of the iHeartMedia Plan of Reorganization, (ii) iHeartMedia will indemnify CCOH for 50% of certain tax liabilities imposed on CCOH in connection with the Separation on or prior to the third anniversary of the Separation in excess of $5.0 million, with iHeartMedia’s aggregate liability limited to $15.0 million, and (iii) iHeartMedia will reimburse CCOH for one-third of potential costs relating to certain agreements between CCOH and third parties in excess of $10.0 million up to the first $35.0 million of such costs such that iHeartMedia will not bear more than $8.33 million of such costs. The parties agreed that CCOH will recover 14.44%, or approximately $149.0 million, in cash on its allowed claim of $1,031.7 million under the Due From iHeartCommunications Note, and to mutual releases, including a release of all claims that have been asserted, could have been asserted or ever could be asserted with respect to the iHeart Chapter 11 Cases and the actions brought by or on behalf of GAMCO and Norfolk, both individually and on behalf of the putative class of public shareholders of CCOH.

Anticipated Cash Requirements

Our primary sources of liquidity are cash on hand, cash flow from operations, cash from the intercompany arrangement with iHeartCommunications described below and our receivables-based credit facility. Following the Separation, the intercompany arrangements with iHeartCommunications will cease, and we expect to have the iHeartCommunications Line of Credit and the proceeds from the issuance of New CCOH Preferred Stock as a source of liquidity. As of December 31, 2018, we had $182.5 million of cash on our balance sheet, including $162.4 million of cash held outside the U.S. by our subsidiaries, a portion of which is held by non-wholly owned subsidiaries or is otherwise subject to certain restrictions and not readily accessible to us. Excess cash from our foreign operations may be transferred to our operations in the United States if needed to fund operations in the United States, subject to the foreseeable cash needs of our foreign operations and the mutual agreement of iHeartCommunications and us. If any excess cash held by our foreign subsidiaries were needed to fund operations in the U.S., we could presently repatriate available funds without a requirement to accrue or pay U.S. taxes as a result of significant deficits, as calculated for tax law purposes, in our foreign earnings and profits, which gives us flexibility to make future cash distributions as non-taxable returns of capital. Additionally, as a result of U.S. tax reform, future dividend distributions from our international subsidiaries are exempt from U.S. federal income tax beginning January 1, 2018.

Our primary uses of liquidity are for our working capital, capital expenditure, debt service and other funding requirements. At December 31, 2018, we had debt maturities totaling $0.2 million, $2,575.3 million and $0.3 million in 2019, 2020 and 2021, respectively. On February 12, 2019, our subsidiary CCWH refinanced its CCWH Subordinated Notes, which matured in March 2020, with an aggregate principal amount of $2,235 million of New CCWH Subordinated Notes, which are scheduled to mature in February 2024. Giving effect to this offering, at December 31, 2018, we would have had debt maturities totaling $0.2 million, $375.3 million and $0.3 million in 2019, 2020 and 2021, respectively.

A substantial amount of our cash requirements are for debt service obligations. During the year ended December 31, 2018, we spent $375.5 million of cash on interest on our debt. We anticipate having approximately $346.3 million of cash interest payment obligations in 2019. Our significant interest payment obligations reduce our financial flexibility, make us more vulnerable to changes in operating performance and economic downturns generally, reduce our liquidity over time and could negatively affect our ability to obtain additional financing in the future.

Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash on hand, cash flows from operations, cash from the intercompany arrangement with iHeartCommunications described below, borrowing capacity under our receivables-based credit facility, together with supplemental liquidity support from iHeartCommunications under the iHeart Communications Line of Credit, and anticipated proceeds from the New CCOH Preferred Stock, will enable us to meet our working capital, capital expenditure, debt service and other funding requirements, including the debt service on the CCWH Senior Notes, the New CCWH Subordinated Notes and the CCIBV Senior Notes, for at least the next 12 months. We believe our long-term plans, which include promoting outdoor media spending, capitalizing on our diverse geographic and product opportunities and the continued deployment of digital displays and addressing our capital structure and reducing leverage, will enable us to continue generating cash flows from operations sufficient to meet our liquidity and funding requirements in the long term. However, our anticipated results are subject to significant uncertainty. Our ability to fund our working capital, capital expenditures, debt service and other obligations depends on our future operating performance, cash from operations and our ability to obtain supplemental liquidity, if necessary, and manage our liquidity following the Separation.

Historically, our cash management arrangement with iHeartCommunications has been our only committed external source of liquidity. When our business is separated from iHeartCommunications, we will become more dependent upon our ability to generate cash or obtain additional financing to meet our liquidity needs. Even if we are able to obtain our expected recoveries under the Due from iHeartCommunications Note, the anticipated proceeds of New CCOH Preferred Stock and borrowing under the iHeart Communications Line of Credit, we may need to obtain additional financing, from iHeartCommunications or its subsidiaries, or from banks or other lenders, or through public offerings or private placements of debt or equity, strategic relationships or other arrangements, or from a combination of these sources, in the future. There can be no assurance that financing alternatives will be available in sufficient amounts or on terms acceptable to us in the future due to market conditions, our financial condition, our liquidity constraints, our lack of history operating as a company independent from iHeartCommunications or other factors, many of which are beyond our control. Even if financing alternatives are available to us, we may not find them suitable or at comparable interest rates to the indebtedness being refinanced, and our annual cash interest payment obligations could increase further. In addition, the terms of our existing or future debt agreements may restrict us from securing financing on terms that are available to us at that time. In addition to the need to refinance our various indebtedness at or before maturity, if we are unable to generate sufficient cash through our operations or obtain sources of supplemental liquidity when our business is separated from iHeartCommunications, we could face substantial liquidity problems, which could have a material adverse effect on our financial condition and on our ability to meet our obligations.

iHeartCommunications provides the day-to-day cash management services for our cash activities and balances in the U.S. We do not have any material committed external sources of capital other than iHeartCommunications, and iHeartCommunications is not required to provide us with funds to finance our working capital or other cash requirements. We have no access to the cash transferred from us to iHeartCommunications under the cash management arrangement. Before the filing of the iHeart Chapter 11 Cases, the net amount due to us from iHeartCommunications under this cash management arrangement was represented by the Due from iHeartCommunications Note. Pursuant to an order entered by the Bankruptcy Court in the iHeart Chapter 11 Cases, as of March 14, 2018, the balance of the Due from iHeartCommunications Note immediately prior to the commencement of the iHeart Chapter 11 Cases was frozen, and following March 14, 2018, intercompany allocations that would have been reflected in adjustments to the balance of the Due from iHeartCommunications Note are instead reflected in a new intercompany balance that accrues interest at a rate equal to the interest under the Due from iHeart Communications Note. The Bankruptcy Court entered an order to allow iHeartCommunications to continue to provide the day-to-day cash management services for us during the iHeart Chapter 11 Cases and we expect it to continue to do so until such arrangements are addressed through the iHeart Chapter 11 Cases. As of December 31, 2018, we owed $21.6 million to iHeartCommunications under this intercompany arrangement with iHeartCommunications. iHeartCommunications has agreed to waive this payment under the Settlement Agreement.

We are an unsecured creditor of iHeartCommunications with respect to amounts owed under the Due from iHeartCommunications Note. Pursuant to the terms of the Settlement Agreement and the iHeartMedia Plan of Reorganization, we will not recover the full balance of the now-frozen Due from iHeartCommunications Note upon the implementation of the iHeartMedia Plan of Reorganization. See “ —Promissory Notes with iHeartCommunications” below for a discussion of the current balance of and expected recovery under the Due from iHeartCommunications Note. If we do not recognize the expected recovery under the Due from iHeartCommunications Note, or if we do not otherwise obtain sufficient supplemental liquidity, we could experience a liquidity shortfall.

On January 24, 2018, we made a demand for repayment of $30.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $30.0 million. iHeartCommunications received approximately 89.5%, or approximately $26.8 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $3.2 million, of the proceeds of the dividend paid to our public stockholders.

We were in compliance with the covenants contained in our material financing agreements as of December 31, 2018.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to dispose of certain businesses and may pursue acquisitions. These dispositions or acquisitions could be material.

Sources of Capital

As of December 31, 2018 and 2017, we had the following debt outstanding, cash and cash equivalents and amounts due from iHeartCommunications:

	December 31,
(In millions)	2018	2017
Clear Channel Worldwide Holdings Senior Notes due 2022	$2,725.0	$2,725.0
Clear Channel Worldwide Holdings Subordinated Notes due 2020(1)	2,200.0	2,200.0
Receivables Based Credit Facility due 2023(2)	—	—
Clear Channel International B.V. Senior Notes due 2020	375.0	375.0
Other debt	3.9	2.4
Original issue discount	(0.7)	(0.2)
Long-term debt fees	(25.9)	(35.5)

Total debt	5,277.3	5,266.7
Less: Cash and cash equivalents	182.5	144.1
Less: Due from iHeartCommunications	154.8	212.0
Less: Due to iHeartCommunications, post iHeart Chapter 11 Cases	(21.6)	—

	$4,961.6	$4,910.6

(1)

In February 2019, CCWH refinanced its $275.0 million aggregate principal amount of Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of Series B CCWH Subordinated Notes with the proceeds of $2,235.0 million aggregate principal amount of New CCWH Subordinated Notes.

(2)

On June 1, 2018, CCO, a subsidiary of ours, refinanced our senior revolving credit facility with a receivables-based credit facility that provided for revolving credit commitments of up to $75.0 million. On June 29, 2018, CCO entered into an amendment providing for a $50.0 million incremental increase of the facility, bringing the aggregate revolving credit commitments to $125.0 million. The facility has a five-year term, maturing in 2023. As of December 31, 2018, we had $94.4 million of letters of credit outstanding, and $30.6 million of availability, under the senior revolving credit facility. Certain additional restrictions, including a springing financial covenant, take effect at decreased levels of excess availability.

We may from time to time repay our outstanding debt or seek to purchase our outstanding equity securities. Such transactions, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors.

Promissory Notes with iHeartCommunications

We maintain accounts that represent net amounts due to or from iHeartCommunications, which are recorded as “Due from iHeartCommunications” on our carve-out balance sheets. Before the filing of the iHeart Chapter 11 Cases, the accounts were represented by the revolving promissory note issued by us to iHeartCommunications (the Due to iHeartCommunications Note) and the Due from iHeartCommunications Note, in each case in the face amount of $1.0 billion, or if more or less than such amount, the aggregate unpaid principal amount of all advances. The revolving promissory notes were generally payable on demand and were scheduled to mature on May 15, 2019. Included in the accounts are the net activities resulting from day-to-day cash management services provided by iHeartCommunications. Such day-to-day cash management services relate only to our cash activities and balances in the U.S. and exclude any cash activities and balances of our non-U.S. subsidiaries.

Pursuant to an order entered by the Bankruptcy Court, as of March 14, 2018, the balance of the Due from iHeartCommunications Note was frozen, and following March 14, 2018, intercompany allocations that would have been reflected in adjustments to the balance of the Due from iHeartCommunications Note are instead reflected in an intercompany balance that accrues interest at a rate equal to the interest under the Due from iHeartCommunications Note.

At December 31, 2018, the principal amount outstanding under the Due from iHeartCommunications Note was $1,031.7 million. We did not expect that we would be able to recover all of the amounts owed to us under the Due from iHeartCommunications Note upon the implementation of the iHeartMedia Plan of Reorganization (or any other plan of reorganization that is ultimately accepted by the requisite vote of creditors and approved by the Bankruptcy Court). As a result, we recognized a loss of $855.6 million on the Due from iHeartCommunications Note during the fourth quarter of 2017 to reflect the estimated recoverable amount of the note, based on management’s best estimate of the cash settlement amount. In addition, upon the filing of the iHeart Chapter 11 Cases on March 14, 2018, we ceased recording interest income on the Due from iHeartCommunications Note, which amounted to $21.3 million for the period from January 1, 2018 to March 14, 2018, as the collectability of the interest was not considered probable. As a result of the $855.6 million allowance on the Due from iHeartCommunications Note recognized during the fourth quarter of 2017 and the $21.3 million reserve recognized in relation to interest incurred during the pre-petition period in the three months ended March 31, 2018, the outstanding principal amount of $1,031.7 million was reduced to $154.8 million as of December 31, 2018 on our carve-out balance sheet. Pursuant to the Settlement Agreement, we agreed that we will recover 14.44%, or approximately $149.0 million, in cash on our allowed claim of $1,031.7 million under the Due from iHeartCommunications Note.

As of December 31, 2018, we had no borrowings under the Due to iHeartCommunications Note, and we owed $21.6 million to iHeartCommunications under the intercompany arrangement with iHeartCommunications approved by the Bankruptcy Court in the iHeart Chapter 11 Cases. iHeartCommunications has agreed to waive this payment under the Settlement Agreement.

If we are unable to obtain financing from iHeartCommunications under the intercompany arrangement approved by the Bankruptcy Court during the iHeart Chapter 11 Cases, we may need to obtain additional financing from third party sources. Even if we are able to obtain our expected recoveries under the Due from iHeartCommunications Note and the anticipated proceeds of New CCOH Preferred Stock to be issued upon consummation of the iHeart Chapter 11 Cases, we may need to obtain additional financing, from iHeartCommunications or its subsidiaries, or from banks or other lenders, or through public offerings or private placements of debt or equity, strategic relationships or other arrangements, or from a combination of these sources, in the future. We may be unable to successfully obtain additional debt or equity financing on satisfactory terms or at all.

As long as the Master Agreement continues to govern the relationship between iHeartCommunications and us, iHeartCommunications will have the option to limit our ability to incur debt or issue equity securities, among other limitations, which could adversely affect our ability to meet our liquidity needs. Under the Master Agreement with iHeartCommunications, we are limited in our borrowings from third parties to no more than $400.0 million at any one time outstanding, without the prior written consent of iHeartCommunications. Under the Settlement Agreement, iHeartCommunications waived its right under the Master Agreement to consent to our ability to replace or refinance the CCWH Subordinated Notes effective immediately upon the confirmation of the iHeartMedia Plan of Reorganization, which occurred on January 22, 2019. Accordingly, we refinanced these notes on February 12, 2019 with the proceeds of New CCWH Subordinated Notes without consent from iHeartCommunications. However, this waiver does not extend to any other refinancing activity or any of the other activities listed above that we may seek to pursue prior to the Separation and therefore, the restrictions contained in these agreements continue to limit our ability to finance operations and capital needs. The Master Agreement will terminate with the consummation of the Separation.

CCWH Senior Notes

As of December 31, 2018, the CCWH Senior Notes represented $2.7 billion aggregate principal amount of indebtedness outstanding, which consisted of $735.8 million aggregate principal amount of Series A CCWH Senior Notes and $1,989.2 million aggregate principal amount of Series B CCWH Senior Notes. The CCWH Senior Notes are guaranteed by us, CCO and certain of our direct and indirect subsidiaries.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. Interest on the CCWH Senior Notes is payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year.

CCWH may redeem the CCWH Senior Notes, in whole or in part at the redemption prices set forth in the applicable indenture governing the CCWH Senior Notes plus accrued and unpaid interest to the redemption date. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Senior Notes or Series B CCWH Senior Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Senior Notes or Series A CCWH Senior Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Senior Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Senior Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Senior Notes contains covenants that limit our and our restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt to persons other than iHeartCommunications and its subsidiaries (other than us) or issue certain preferred stock;

•	create liens on its restricted subsidiaries’ assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates; and

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets.

In addition, the indenture governing the Series A CCWH Senior Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Senior Notes or purchases or makes an offer to purchase the Series B CCWH Senior Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Senior Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Senior Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Senior Notes.

The indenture governing the Series A CCWH Senior Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Senior Notes contains covenants that limit our and our restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire our subordinated debt;

•	make certain investments;

•	create liens on its or its restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries;

•	designate its subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Senior Notes indenture and Series B CCWH Senior Notes indenture restrict our ability to incur additional indebtedness but permit us to incur additional indebtedness based on an incurrence test. In order to incur (i) additional indebtedness under this test, our debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively, and (ii) additional indebtedness that is subordinated to the CCWH Senior Notes under this test, our debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 for total debt. The indentures contain certain other exceptions that allow us to incur additional indebtedness. The Series B CCWH Senior Notes indenture also permits us to pay dividends from the proceeds of indebtedness or the excess proceeds from asset sales after making an asset sale offer if our debt to adjusted EBITDA ratios (as defined by the indentures) are lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively. The Series A CCWH Senior Notes indenture does not limit our ability to pay dividends. Because our consolidated leverage ratio exceeded the limit in the incurrence tests described above, we are not currently permitted to incur additional indebtedness using the incurrence test in the Series A CCWH Senior Notes indenture and the Series B CCWH Senior Notes indenture, and we are not currently permitted to pay dividends from the proceeds of indebtedness or the excess proceeds from asset sales under the Series B CCWH Senior Notes indenture. There are other exceptions in these indentures that allow us to incur additional indebtedness and pay dividends. The exceptions in the Series B CCWH Senior Notes indenture that allow us to pay dividends include (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by us of amounts outstanding under the revolving promissory note issued by iHeartCommunications to us. We have used substantially all of the $525.0 million general restricted payments basket capacity in the Series B CCWH Senior Notes indenture. The Series A CCWH Senior Notes indenture does not limit our ability to pay dividends.

Our consolidated leverage ratio, defined as total debt divided by adjusted EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 8.7:1 at December 31, 2018, and senior leverage ratio, defined as senior debt divided by adjusted EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 4.5:1 at December 31, 2018. As required by the definition of adjusted EBITDA in the CCWH Senior Notes indentures, our adjusted EBITDA for the preceding four quarters of $612.4 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following: (i) costs incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses; (iii) non-cash charges; and (iv) various other items. Because our consolidated leverage ratio exceeded the limit in the incurrence tests described above, we are not currently permitted to incur additional indebtedness using the incurrence test in the Series A CCWH Senior Notes indenture and the Series B CCWH Senior Notes indenture, and we are not currently permitted to pay dividends from the proceeds of indebtedness or the excess proceeds from asset sales under the Series B CCWH Senior Notes indenture.

The following table reflects a reconciliation of adjusted EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended December 31, 2018:

(In millions)	Four Quarters Ended December 31, 2018
Adjusted EBITDA (as defined by the CCWH Senior Notes indentures)	$612.4
Less adjustments to adjusted EBITDA (as defined by the CCWH Senior Notes indentures):
Costs incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities	(13.9)
Extraordinary, non-recurring or unusual gains or losses or expenses (as referenced in the definition of adjusted EBITDA in the CCWH Senior Notes indentures)	(9.7)
Non-cash charges	(6.1)
Other items	1.5
Less: Depreciation and amortization, Impairment charges, Other operating income, net and Share-based compensation expense	(332.4)

Operating income	251.8
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets and Share-based compensation expense	331.9
Less: Interest expense	(388.1)
Plus: Interest income on Due from iHeartCommunications	0.4
Less: Current income tax expense	(18.1)
Plus: Other income, net	(34.5)
Adjustments to reconcile net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	49.3
Change in assets and liabilities, net of assets acquired and liabilities assumed	(5.4)

Net cash provided by operating activities	$187.3

CCWH Subordinated Notes

As of December 31, 2018, CCWH Subordinated Notes represented $2.2 billion of aggregate principal amount of indebtedness outstanding, which consisted of $275.0 million aggregate principal amount of Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of Series B CCWH Subordinated Notes. On February 4, 2019, CCWH delivered a conditional notice of redemption calling all of its outstanding CCWH Subordinated Notes for redemption on March 6, 2019. The redemption was conditioned on the closing of the offering of $2,235.0 million of New CCWH Subordinated Notes. At the closing of such offering on February 12, 2019, CCWH deposited with the trustee for the CCWH Subordinated Notes a portion of the proceeds from the new notes in an amount sufficient to pay and discharge the principal amount outstanding, plus accrued and unpaid interest on the CCWH Subordinated Notes to, but not including, the redemption date. CCWH irrevocably instructed the trustee to apply such funds to the full payment of the CCWH Subordinated Notes on the redemption date. Concurrently therewith, CCWH elected to satisfy and discharge the indentures governing the CCWH Subordinated Notes in accordance with their terms and the trustee acknowledged such discharge and satisfaction. As a result of the satisfaction and discharge of the indentures, CCWH and the guarantors of the CCWH Subordinated Notes have been released from their remaining obligations under the indentures and the CCWH Subordinated Notes.

Interest on the CCWH Subordinated Notes is payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year.

The CCWH Subordinated Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by us, CCO and certain of our other domestic subsidiaries. The CCWH Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the CCWH Subordinated Notes. The guarantees of the CCWH Subordinated Notes rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Subordinated Notes.

CCWH may redeem the CCWH Subordinated Notes, in whole or in part, at the redemption prices set forth in the applicable indenture governing the CCWH Subordinated Notes plus accrued and unpaid interest to the redemption date. Neither us nor any of our subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Subordinated Notes or Series B CCWH Subordinated Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Subordinated Notes or Series A CCWH Subordinated Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Subordinated Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Subordinated Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Subordinated Notes contains covenants that limit our and our restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt to persons other than iHeartCommunications and its subsidiaries (other than us) or issue certain preferred stock;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates; and

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets.

In addition, the indenture governing the Series A CCWH Subordinated Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Subordinated Notes or purchases or makes an offer to purchase the Series B CCWH Subordinated Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Subordinated Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Subordinated Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Subordinated Notes contains covenants that limit our and our restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	make certain investments;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of our assets;

•	sell certain assets, including capital stock of our subsidiaries;

•	designate our subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Subordinated Notes indenture and Series B CCWH Subordinated Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit us to incur additional indebtedness based on an incurrence test. In order to incur additional indebtedness under this test, our debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1. The indentures contain certain other exceptions that allow us to incur additional indebtedness. The Series B CCWH Subordinated Notes indenture also permits us to pay dividends from the proceeds of indebtedness or the excess proceeds from asset sales after making an asset sale offer if its debt to adjusted EBITDA ratios (as defined by the indentures) is lower than 7.0:1. The Series A CCWH Subordinated Notes indenture does not limit our ability to pay dividends. Because our consolidated leverage ratio exceeded the limit in the incurrence tests described above, we are not currently permitted to incur additional indebtedness using the incurrence test in the Series A CCWH Subordinated Notes indenture and the Series B CCWH Subordinated Notes indenture, and we are not currently permitted to pay dividends from the proceeds of indebtedness or the excess proceeds from asset sales under the Series B CCWH Subordinated Notes indenture. There are other exceptions in these indentures that allow us to incur additional indebtedness and pay dividends. The exceptions in the Series B CCWH Subordinated Notes indenture that allow us to pay dividends include (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by us of amounts outstanding under the revolving promissory note issued by iHeartCommunications to us. We have used substantially all of the $525.0 million general restricted payments basket capacity in the Series B CCWH Subordinated Notes indenture. The Series A CCWH Subordinated Notes indenture does not limit our ability to pay dividends.

The New CCWH Subordinated Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by us, CCO and certain of our other domestic subsidiaries. The New CCWH Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the New CCWH Subordinated Notes. The guarantees of the New CCWH Subordinated Notes rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the New CCWH Subordinated Notes. Following the satisfaction of certain conditions, including that the CCWH Senior Notes are no longer outstanding and at least a portion of such notes has been refinanced with senior secured indebtedness, the New CCWH Notes and the guarantees of the New CCWH Subordinated Notes will cease to be subordinated obligations and thereafter will rank equally in right of payment with all senior indebtedness of CCWH and the guarantors (the “step-up”). There can be no assurance that the step-up will ever occur and that the New CCWH Subordinated Notes and the guarantees will ever cease to be subordinated indebtedness of CCWH and the guarantors.

CCWH may redeem the New CCWH Subordinated Notes at its option, in whole or part, at any time prior to February 15, 2021, at a price equal to 100% of the principal amount of the New CCWH Subordinated Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest to the redemption date. CCWH may redeem the New CCWH Subordinated Notes, in whole or in part, on or after February 15, 2021, at the redemption prices set forth in the indenture governing the New CCWH Subordinated Notes, plus accrued and unpaid interest to the redemption date. At any time prior to February 15, 2021, CCWH may elect to redeem up to

40% of the aggregate principal amount of the New CCWH Subordinated Notes at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings. In addition, CCWH may redeem up to 20% of the aggregate principal amount of the New CCWH Subordinated Notes at any time prior to February 15, 2021, using the net proceeds from certain other equity offerings at 103% of the principal amount of the New CCWH Subordinated Notes. CCWH will be permitted to use these two redemption options concurrently but will not be permitted to redeem, in the aggregate, more than 40% of the principal amount of the New CCWH Subordinated Notes pursuant to these options.

The indenture governing the New CCWH Subordinated Notes contains covenants that limit our and our restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, purchase or retire subordinated debt;

•	make certain investments;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets;

•	designate CCOH’s subsidiaries as unrestricted subsidiaries;

•	pay dividends, redeem or repurchase capital stock or make other restricted payments; and

•	in the event that the step-up occurs and the New CCWH Subordinated Notes cease to be subordinated, incur certain liens.

CCIBV Senior Notes

As of December 31, 2018, CCIBV had $375.0 million aggregate principal amount outstanding of its CCIBV Senior Notes.

The CCIBV Senior Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year. The CCIBV Senior Notes are guaranteed by certain of our International outdoor business’s existing and future subsidiaries. The Company does not guarantee or otherwise assume any liability for the CCIBV Senior Notes. The notes are senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCIBV and the guarantees of the notes are senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors of the notes.

CCIBV may redeem the notes, in whole or in part at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

The indenture governing the CCIBV Senior Notes contains covenants that limit CCIBV’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) create liens on assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of CCIBV’s assets.

Receivables Based Credit Facility Due 2023

On June 1, 2018, CCO, a subsidiary of ours, entered into a Credit Agreement (the “Credit Agreement”), as parent borrower, with certain of its subsidiaries named therein, as subsidiary borrowers (the “Subsidiary Borrowers”), Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”) and swing line lender, and the other lenders from time to time party thereto. The Credit Agreement governs CCO’s new receivables-based revolving credit facility and replaced our prior credit agreement, dated as of August 22, 2013 (the “Prior Credit Agreement”), which was terminated on the ABL Closing Date.

Size and Availability

The Credit Agreement provides for a receivables-based revolving credit facility, with amounts available from time to time (including in respect of letters of credit) equal to the lesser of (i) the borrowing base, which equals 85.0% of the eligible accounts receivable of CCO and the subsidiary borrowers, subject to customary eligibility criteria minus any reserves, and (ii) the aggregate revolving credit commitments. As of the Closing Date, the aggregate revolving credit commitments were $75.0 million. On June 29, 2018, CCO entered into an amendment providing for a $50.0 million incremental increase of the facility, bringing the aggregate revolving credit commitments to $125.0 million. On the Closing Date, the revolving credit facility was used to replace and terminate the commitments under the Prior Credit Agreement and to replace the letters of credit outstanding under the Prior Credit Agreement.

As of December 31, 2018, the facility had $94.4 million of letters of credit outstanding and a borrowing limit of $125.0 million, resulting in $30.6 million of excess availability. Certain additional restrictions, including a springing financial covenant, take effect at decreased levels of excess availability.

Interest Rate and Fees

Borrowings under the Credit Agreement bear interest at a rate per annum equal to the Applicable Rate plus, at CCO’s option, either (1) a base rate determined by reference to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such date as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurocurrency rate that would be calculated as of such day in respect of a proposed Eurocurrency rate loan with a one-month interest period plus 1.00%, or (2) a Eurocurrency rate that is equal to the LIBOR rate as published by Reuters two business days prior to the commencement of the interest period. The Applicable Rate for borrowings under the Credit Agreement is 1.00% with respect to base rate loans and 2.00% with respect to Eurocurrency loans.

In addition to paying interest on outstanding principal under the Credit Agreement, CCO is required to pay a commitment fee of 0.375% per annum to the lenders under the Credit Agreement in respect of the unutilized revolving commitments thereunder. CCO must also pay a letter of credit fee for each issued letter of credit equal to 2.00% per annum times the daily maximum amount then available to be drawn under such letter of credit.

Maturity

Borrowings under the Credit Agreement will mature, and lending commitments thereunder will terminate, on the earlier of (a) June 1, 2023 and (b) 90 days prior to the maturity date of any indebtedness of CCOH or any of its direct or indirect subsidiaries in an aggregate principal amount outstanding in excess of $250,000,000 (other than the CCIBV Senior Notes).

Prepayments

If at any time, the outstanding amount under the revolving credit facility exceeds the lesser of (i) the aggregate amount committed by the revolving credit lenders and (ii) the borrowing base, CCO will be required to prepay first, any protective advances and second, any outstanding revolving loans and swing line loans and/or cash collateralize letters of credit in an aggregate amount equal to such excess, as applicable.

Subject to customary exceptions and restrictions, CCO may voluntarily repay outstanding amounts under the Credit Agreement at any time without premium or penalty. Any voluntary prepayments CCO makes will not reduce commitments under the Credit Agreement.

Guarantees and Security

The facility is guaranteed by the Subsidiary Borrowers. All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by a perfected security interest in all of CCO’s and the Subsidiary Borrowers’ accounts receivable and related assets and proceeds thereof.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $7.5 million and (b) 10.0% of the lesser of (i) the aggregate commitments at such time and (ii) the borrowing base then in effect at such time, CCO will be required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for the most recent period of four consecutive fiscal quarters ended prior to the occurrence of the Financial Covenant Triggering Event, and will be required to continue to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $7.5 million and (y) 10.0% of the lesser of (i) the aggregate commitments at such time and (ii) the borrowing base then in effect at such time, at which time the Financial Covenant Triggering Event will no longer be deemed to be occurring.

The Credit Agreement also includes negative covenants that, subject to significant exceptions, limit the Borrowers’ ability and the ability of their restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates; or

•	change lines of business.

The Credit Agreement includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the acceleration of all amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

Other Debt

Other debt includes various borrowings and capital leases utilized for general operating purposes. As of December 31, 2018, approximately $3.9 million was outstanding as other debt.

iHeartCommunications’ Debt Covenants

On March 14, 2018, iHeartMedia, iHeartCommunications and certain of iHeartMedia’s direct and indirect domestic subsidiaries, not including the Company or any of its subsidiaries, filed voluntary petitions for relief under Chapter 11, in the Bankruptcy Court. The filing of the voluntary petitions triggered an event of default under the iHeartCommunications’ senior credit facility and other debt agreements. The ability of iHeartCommunications’ creditors to seek remedies to enforce their rights under such debt agreements is automatically stayed as a result of the filing of the iHeart Chapter 11 Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Dispositions and Other

In January 2017, we sold our Indianapolis, Indiana market in exchange for certain assets in Atlanta, Georgia, plus approximately $43.1 million in cash, net of closing costs. A net gain of $28.9 million was recognized related to the sale.

During the third quarter of 2017, the Company sold its ownership interest in a joint venture in Canada. As a result, the Company recognized a net loss on sale of $12.1 million, which is included within Other operating income (expense), net.

In the first quarter of 2016, Americas outdoor sold nine non-strategic outdoor markets including Cleveland and Columbus, Ohio, Des Moines, Iowa, Ft. Smith, Arkansas, Memphis, Tennessee, Portland, Oregon, Reno, Nevada, Seattle, Washington and Wichita, Kansas for net proceeds of $592.3 million in cash and certain advertising assets in Florida. We recognized a net gain of $278.3 million related to the sale, which is included within Other operating income (expense), net.

In the second quarter of 2016, International outdoor sold its business in Turkey. As a result, we recognized a net loss of $56.6 million, which includes $32.2 million in cumulative translation adjustments that were recognized upon sale of the subsidiaries in Turkey.

In the fourth quarter 2016, International outdoor sold its business in Australia for cash proceeds of $195.7 million. As a result, we recognized a net gain of $127.6 million, which is net of $14.6 million in cumulative translation adjustments that were recognized upon the sale of our business in Australia.

Uses of Capital

Capital Expenditures

Our capital expenditures for the years ended December 31, 2018, 2017 and 2016 were as follows:

	Years Ended December 31,
(In millions)	2018	2017	2016
Americas advertising	$76.8	$70.9	$78.3
International advertising	130.0	150.0	146.9
Corporate	4.3	3.3	3.5

Total capital expenditures	$211.1	$224.2	$228.7

Our capital expenditures are not of significant size individually and primarily relate to the ongoing deployment of digital displays and improvements to traditional displays in our Americas segment as well as new billboard and street furniture contracts and renewals of existing contracts in our International segment.

See the Contractual Obligations table under “Commitments and Contingencies” and Note 6 to the historical carve-out financial statements of the Outdoor Business of CCH included elsewhere in this information statement/prospectus for the Company’s future capital expenditure commitments.

Part of our long-term strategy is to pursue the technology of digital displays, including flat screens, LCDs and LEDs, as alternatives to traditional methods of displaying our clients’ advertisements. We are currently installing these technologies in certain markets. We believe cash flow from operations will be sufficient to fund these expenditures because we expect enhanced margins through: (i) lower cost of production as the advertisements will be digital and controlled by a central computer network, (ii) decreased down time on displays because the advertisements will be digitally changed rather than manually posted paper or vinyl on the face of the display, and (iii) incremental revenue through more targeted and time specific advertisements.

Special Dividends

On January 24, 2018, we made a demand for repayment of $30.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $30.0 million. iHeartCommunications received approximately 89.5%, or approximately $26.8 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $3.2 million, of the proceeds of the dividend paid to our public stockholders. The payment of this special dividend reduces the amount of cash available to us for future working capital, capital expenditure, debt service and other funding requirements. Future cash dividends will be dependent upon, among other things, our having sufficient available cash.

Commitments, Contingencies and Guarantees

We are currently involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued our estimate of the probable costs for resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to these proceedings. Please see “Information About CCH—Legal Proceedings.”

Our short and long term cash requirements include minimum annual guarantees for our street furniture contracts and operating leases. Noncancelable contracts and operating lease requirements are included in our direct operating expenses, which historically have been satisfied by cash flows from operations. Our long-term commitments for minimum annual guarantees, operating leases and capital expenditure requirements are included in the table below.

Certain agreements relating to acquisitions provide for purchase price adjustments and other future contingent payments based on the financial performance of the acquired companies generally over a one to five year period. The aggregate of these contingent payments, if performance targets are met, would not significantly impact our financial position or results of operations.

In addition to the scheduled maturities on debt issued by CCWH and CCIBV, we have future cash obligations under various types of contracts. We lease office space, certain equipment and the majority of the land occupied by our advertising structures under long-term operating leases. Some of our lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for our payment of utilities and maintenance.

We have minimum franchise payments associated with non-cancelable contracts that enable us to display advertising on such media as buses, trains, bus shelters and terminals. The majority of these contracts contain rent provisions that are calculated as the greater of a percentage of the relevant advertising revenue or a specified guaranteed minimum annual payment.

The scheduled maturities of the CCWH Senior Notes, CCWH Subordinated Notes, CCIBV Senior Notes and other debt outstanding, and our future minimum rental commitments under non-cancelable lease agreements, minimum payments under other non-cancelable contracts, capital expenditure commitments and other long-term obligations as of December 31, 2018, are as follows:

(In thousands)	Payments due by Period
Contractual Obligations	Total	2019	2020-2021	2022-2023	Thereafter
Long-term debt:
CCWH Senior Notes	$2,725,000	$—	$—	$2,725,000	$—
CCWH Subordinated Notes(1)	2,200,000	—	2,200,000	—	—
CCIBV Senior Notes	375,000	—	375,000	—	—
Other long-term debt	3,882	227	550	708	2,397
Interest payments on long-term debt(2)	1,842,485	346,303	801,055	591,023	104,104
Non-cancelable operating leases	3,063,016	500,600	743,634	447,456	1,371,326
Non-cancelable contracts(3)	1,223,009	251,083	425,366	241,656	304,904
Capital expenditures	61,352	24,322	18,511	10,610	7,909
Unrecognized tax benefits(4)	18,186	—	—	—	18,186
Other long-term obligations(5)	227,495	10,136	23,350	25,995	168,014

Total	$11,739,425	$1,132,671	$4,587,466	$4,042,448	$1,976,840

(1)

On February 4, 2019, CCWH delivered a conditional notice of redemption calling all of its outstanding CCWH Subordinated Notes for redemption on March 6, 2019. The redemption was conditioned on the closing of the offering of the New CCWH Subordinated Notes. At the closing of such offering on February 12, 2019, CCWH deposited with the trustee for the CCWH Subordinated Notes a portion of the proceeds from the new notes in an amount sufficient to pay and discharge the principal amount outstanding, plus accrued and unpaid interest on the CCWH Subordinated Notes to, but not including, the redemption date. CCWH irrevocably instructed the trustee to apply such funds to the full payment of the CCWH Subordinated Notes on the redemption date. Concurrently therewith, CCWH elected to satisfy and discharge the indentures governing the CCWH Subordinated Notes in accordance with their terms and the trustee acknowledged such discharge and satisfaction. As a result of the satisfaction and discharge of the indentures, CCWH and the guarantors of the CCWH Subordinated Notes have been released from their remaining obligations under the indentures and the CCWH Subordinated Notes.

(2)

Interest payments on long-term debt consist primarily of interest on the CCWH Senior Notes, the New CCWH Subordinated Notes and the CCIBV Senior Notes. The table above reflects the impact of the refinancing, which occurred in February of 2019, of the CCWH Subordinated Notes, which were scheduled to mature in March 2020, with an aggregate principal amount of $2,235.0 million of New CCWH Subordinated Notes, which mature in February 2024.

(3)

Non-cancelable contracts that provide the lessor with a right to fulfill the arrangement with property, plant and equipment not specified within the contract are not a lease and have been included within non-cancelable contracts.

(4)

The non-current portion of the unrecognized tax benefits is included in the “Thereafter” column as we cannot reasonably estimate the timing or amounts of additional cash payments, if any, at this time. For additional information, see Note 8 to the historical carve-out financial statements of the Outdoor Business of CCH included elsewhere in this information statement/prospectus.

(5)

Other long-term obligations consist of $44.0 million related to asset retirement obligations recorded pursuant to ASC 410-20, which assumes the underlying assets will be removed at some period over the next 55 years. Also included in the table is $48.4 million related to retirement plans and $135.1 million related to other long-term obligations with a specific maturity.

Seasonality

Typically, both our Americas and International segments experience their lowest financial performance in the first quarter of the calendar year, with International historically experiencing a loss from operations in that period. Our International segment typically experiences its strongest performance in the second and fourth quarters of the calendar year. We expect this trend to continue in the future.

Market Risk

We are exposed to market risks arising from changes in market rates and prices, including movements in equity security prices, foreign currency exchange rates and inflation.

On June 23, 2016, the U.K. held a referendum in which voters approved an exit of the U.K. from the E.U., commonly referred to as “Brexit,” and on March 29, 2017, the U.K. delivered formal notification of its intention to withdraw from the E.U. The U.K. is currently negotiating the terms of its exit from the European Union. In November 2018, the U.K. and the E.U. agreed upon a draft Withdrawal Agreement that sets out the terms of the U.K.’s departure. Significant uncertainty, however, continues to surround the terms (and timing) under which the U.K. will leave the E.U. and the consequent impact on the economies of the U.K., the E.U. and other countries. Our International segment is currently headquartered in the U.K. and transacts business in many key European markets including the U.K. The announcement of Brexit caused the British pound currency rate to weaken against the U.S. dollar. Further, Brexit may cause our U.K. customers to closely monitor their costs and reduce the amount they spend on advertising. Any of these or similar effects of Brexit could adversely impact our business, operating results, cash flows and financial condition.

Foreign Currency Exchange Rate Risk

We have operations in countries throughout the world. Foreign operations are measured in their local currencies. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which we have operations. We believe we mitigate a small portion of our exposure to foreign currency fluctuations with a natural hedge through borrowings in currencies other than the U.S. dollar. Our foreign operations reported net losses of $34.9 million for year ended December 31, 2018. We estimate a 10% increase in the value of the U.S. dollar relative to foreign currencies would have decreased our net losses for the year ended December 31, 2018 by $3.5 million. A 10% decrease in the value of the U.S. dollar relative to foreign currencies would have increased our net losses for the year ended December 31, 2018 by a corresponding amount.

This analysis does not consider the implications that such currency fluctuations could have on the overall economic activity that could exist in such an environment in the U.S. or the foreign countries or on the results of operations of these foreign entities.

Inflation

Inflation is a factor in the economies in which we do business and we continue to seek ways to mitigate its effect. Inflation has affected our performance in terms of higher costs for wages, salaries and equipment. Although the exact impact of inflation is indeterminable, we believe we have offset these higher costs by increasing the effective advertising rates of most of our outdoor display faces.

New Accounting Pronouncements

As of January 1, 2018, the Company adopted the new accounting standard, ASC 606, Revenue from Contracts with Customers. This standard provides guidance for the recognition, measurement and disclosure of revenue from contracts with customers and supersedes previous revenue recognition guidance under U.S. generally accepted accounting principles (“U.S. GAAP”). The Company has applied this standard using the full retrospective method and concluded that its adoption did not have a material impact on the Company’s Carve-out Balance Sheets, Carve-out Statements of Comprehensive Income (Loss), Carve-out Statements of Changes in

Stockholders’ Deficit, or Carve-out Statements of Cash Flows for prior periods. As a result of adopting this new accounting standard, the Company has updated its significant accounting policies on accounts receivable, revenue recognition, and contract costs, as described in Note 1 to the historical carve-out financial statements of the Outdoor Business of CCH included elsewhere in this information statement/prospectus.

In November 2016, the FASB issued ASU 2016-18, Restricted Cash, which requires that restricted cash be presented with cash and cash equivalents in the statement of cash flows. Restricted cash is recorded in Other current assets and in Other assets in the Company’s Carve-out Balance Sheets. The Company adopted ASU 2016-18 in the first quarter of 2018 using the retrospective transition method, and accordingly, revised prior period amounts as shown in the Company’s Carve-out Statements of Cash Flows.

During the second quarter of 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718). This update mandates that entities will apply the modification accounting guidance if the value, vesting conditions or classification of a stock-based award changes. Entities will have to make all of the disclosures about modifications that are required today, in addition to disclosing that compensation expense hasn’t changed. Additionally, the new guidance also clarifies that a modification to an award could be significant and therefore require disclosure, even if the modification accounting is not required. The guidance will be applied prospectively to awards modified on or after the adoption date and is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. The Company adopted the provisions of ASU 2017-09 on January 1, 2018 and the adoption of ASU 2017-09 did not have an impact on our carve-out financial statements.

During the first quarter of 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new leasing standard presents significant changes to the balance sheets of lessees. The most significant change to the standard includes the recognition of right-of-use assets and lease liabilities by lessees for those leases classified as operating leases. Lessor accounting also is updated to align with certain changes in the lessee model and the new revenue recognition standard which was adopted this year. The standard is effective for annual periods, and for interim periods within those annual periods, beginning after December 15, 2018. The Company plans to elect the package of practical expedients permitted under the new standard’s transition guidance for leases that commenced before the standard’s effective date, which, among other things, allows the Company to not reassess whether any expired or existing contracts are or contain leases and to carry forward the historical lease classification. The standard is expected to have a material impact on our carve-out balance sheet, but is not expected to materially impact our carve-out statement of comprehensive loss or cash flows. In accordance with the transition guidance, the Company will recognize upon adoption its deferred gains on sale and leaseback transactions, which were not a result of off-market terms, as a cumulative-effect adjustment to equity. The Company also expects to conclude that fewer revenue contracts meet the definition of a lease for accounting purposes, and therefore more of our revenue transactions will be accounted for as revenue from contracts with customers. The Company is in the process of finalizing its implementation of this standard.

In July 2018, The FASB issued ASU No. 2018-11, Leases (Topic 842)—Targeted Improvements. The update provides an additional (optional) transition method to adopt the new lease standard, allowing entities to apply the new lease standard at the adoption date. The Company plans to adopt Topic 842 following this optional transition method. The update also provides lessors a practical expedient to allow them to not separate non-lease components from the associated lease component and instead to account for those components as a single component if certain criteria are met. The updated practical expedient for lessors will not have a material effect to our carve-out financial statements.

During the first quarter of 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350). This update eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. The standard is effective for annual and any interim impairment tests performed for periods beginning after December 15, 2019. The Company is currently evaluating the impact of the provisions of this new standard on its carve-out financial statements.

Critical Accounting Estimates

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. On an ongoing basis, we evaluate our estimates that are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources. Because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such difference could be material. Our significant accounting policies are discussed in the notes to our carve-out financial statements included elsewhere in this information statement/prospectus. Management believes that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require management’s most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain. The following narrative describes these critical accounting estimates, the judgments and assumptions and the effect if actual results differ from these assumptions.

Allowance for Doubtful Accounts

We evaluate the collectability of our accounts receivable based on a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations, we record a specific reserve to reduce the amounts recorded to what we believe will be collected. For all other customers, we recognize reserves for bad debt based on historical experience for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions.

If our agings were to improve or deteriorate resulting in a 10% change in our allowance, we estimated that our bad debt expense for the year ended December 31, 2018 would have changed by approximately $2.4 million.

Leases

The most significant estimates used by management in accounting for leases and the impact of these estimates are as follows:

Expected lease term Our expected lease term includes both contractual lease periods and, when applicable, cancelable option periods where failure to exercise such options would result in an economic penalty. The expected lease term is used in determining whether the lease is accounted for as an operating lease or a capital lease. A lease is considered a capital lease if the lease term exceeds 75% of the leased asset’s useful life. The expected lease term is also used in determining the depreciable life of the asset. An increase in the expected lease term will increase the probability that a lease may be considered a capital lease and will generally result in higher interest and depreciation expense for a leased property recorded on our balance sheet.

Incremental borrowing rate The incremental borrowing rate is primarily used in determining whether the lease is accounted for as an operating lease or a capital lease. A lease is considered a capital lease if the net present value of the minimum lease payments is greater than 90% of the fair market value of the property. An increase in the incremental borrowing rate decreases the net present value of the minimum lease payments and reduces the probability that a lease will be considered a capital lease.

Fair market value of leased asset The fair market value of leased property is generally estimated based on comparable market data as provided by third-party sources. Fair market value is used in determining whether the lease is accounted for as an operating lease or a capital lease. A lease is considered a capital lease if the net present value of the minimum lease payments equals or exceeds 90% of the fair market value of the leased property. A higher fair market value reduces the likelihood that a lease will be considered a capital lease.

Long-lived Assets

Long-lived assets, including structures and other property, plant and equipment and definite-lived intangibles, are reported at historical cost less accumulated depreciation and amortization. We estimate the useful lives for various types of advertising structures and other long-lived assets based on our historical experience and our plans regarding how we intend to use those assets. Advertising structures have different lives depending on their nature, with large format bulletins generally having longer depreciable lives and posters and other displays having shorter depreciable lives. Street furniture and transit displays are depreciated over their estimated useful lives or appropriate contractual periods, whichever is shorter. Our experience indicates that the estimated useful lives applied to our portfolio of assets have been reasonable, and we do not expect significant changes to the estimated useful lives of our long-lived assets in the future. When we determine that structures or other long-lived assets will be disposed of prior to the end of their useful lives, we estimate the revised useful lives and depreciate the assets over the revised period. We also review long-lived assets for impairment when events and circumstances indicate that depreciable and amortizable long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

We use various assumptions in determining the remaining useful lives of assets to be disposed of prior to the end of their useful lives and in determining the current fair market value of long-lived assets that are determined to be unrecoverable. Estimated useful lives and fair values are sensitive to factors including contractual commitments, regulatory requirements, future expected cash flows, industry growth rates and discount rates, as well as future salvage values. Our impairment loss calculations require management to apply judgment in estimating future cash flows, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

If actual results are not consistent with our assumptions and judgments used in estimating future cash flows and asset fair values, we may be exposed to future impairment losses that could be material to our results of operations.

Annual Impairment Test

The Company performs its annual impairment tests on indefinite-lived intangible assets and goodwill as of July 1 of each year.

Indefinite-lived Intangible Assets

Indefinite-lived intangible assets, such as our billboard permits, are reviewed annually for possible impairment using the direct valuation method as prescribed in ASC 805-20-S99. Under the direct valuation method, the estimated fair value of the indefinite-lived intangible assets was calculated at the market level as prescribed by ASC 350-30-35. Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as a part of a going concern business, the buyer hypothetically obtains indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flows model which results in value that is directly attributable to the indefinite-lived intangible assets.

Our key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average asset within a market.

On July 1, 2018, we performed our annual impairment test in accordance with ASC 350-30-35, resulting in an impairment charge of $7.8 million related to permits in one market in our Americas Segment.

In determining the fair value of our billboard permits, the following key assumptions were used:

•	Industry revenue growth forecasts between 1.9% and 4.0% was used for the initial four-year period;

•	3.0% revenue growth was assumed beyond the initial four-year period;

•	Revenue was grown over a build-up period, reaching maturity by year 2;

•	Operating margins gradually climb to the industry average margin of up to 54.7%, depending on market size, by year 3; and

•	Assumed discount rate of 8.0%.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the fair value of our indefinite-lived intangible assets, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future. The following table shows the decline in the fair value of our indefinite-lived intangible assets that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions, and a 100 basis point increase in our discount rate assumption:

(In thousands)
Description	Revenue growth rate	Profit margin	Discount rate
Billboard permits	$1,077,700	$166,000	$1,059,700

The estimated fair value of our billboard permits at July 1, 2018 was $3.9 billion while the carrying value was $1.0 billion. The estimated fair value of our billboard permits at July 1, 2017 was $3.7 billion while the carrying value was $1.0 billion.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. We test goodwill at interim dates if events or changes in circumstances indicate that goodwill might be impaired. The fair value of our reporting units is used to apply value to the net assets of each reporting unit. To the extent that the carrying amount of net assets would exceed the fair value, an impairment charge may be required to be recorded.

The discounted cash flow approach we use for valuing goodwill as part of the two-step impairment testing approach involves estimating future cash flows expected to be generated from the related assets, discounted to their present value using a risk-adjusted discount rate. Terminal values are also estimated and discounted to their present value.

On July 1, 2018, we performed our annual impairment test in accordance with ASC 350-30-35, resulting in no impairment of goodwill. In determining the fair value of our reporting units, we used the following assumptions:

•

Expected cash flows underlying our business plans for the periods 2018 through 2022. Our cash flow assumptions are based on detailed, multi-year forecasts performed by each of our operating segments, and reflect the advertising outlook across our businesses.

•	Cash flows beyond 2022 are projected to grow at a perpetual growth rate, which we estimated at 3.0%.

•	In order to risk adjust the cash flow projections in determining fair value; we utilized a discount rate of approximately 8.0% to 11.0% for each of our reporting units.

Based on our annual assessment using the assumptions described above, a hypothetical 10% reduction in the estimated fair value in each of our reporting units would not result in a material impairment condition.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the estimated fair value of our reporting units, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future. The following table shows the decline in the fair value of each of our reportable segments that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions and a 100 basis point increase in our discount rate assumption:

(In thousands)
Description	Revenue growth rate	Profit margin	Discount rates
Americas	$770,000	$170,000	$720,000
International	$340,000	$230,000	$300,000

Tax Provisions

Our estimates of income taxes and the significant items giving rise to the deferred tax assets and liabilities are shown in the notes to our carve-out financial statements and reflect our assessment of actual future taxes to be paid on items reflected in the financial statements, giving consideration to both timing and probability of these estimates. Actual income taxes could vary from these estimates due to future changes in income tax law or results from the final review of our tax returns by federal, state or foreign tax authorities.

We use our judgment to determine whether it is more likely than not that our deferred tax assets will be realized. Deferred tax assets are reduced by valuation allowances if the Company believes it is more than likely than not that some portion or the entire asset will not be realized.

We use our judgment to determine whether it is more likely than not that we will sustain positions that we have taken on tax returns and, if so, the amount of benefit to initially recognize within our financial statements. We regularly review our uncertain tax positions and adjust our unrecognized tax benefits (UTBs) in light of changes in facts and circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law. These adjustments to our UTBs may affect our income tax expense. Settlement of uncertain tax positions may require use of our cash.

On December 22, 2017, the U.S. government enacted comprehensive income tax legislation, referred to as the Tax Act. The Tax Act reduced the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018, required companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and created new U.S. taxes on certain foreign earnings. To account for the reduction in the U.S. federal corporate income tax rate, we remeasured our deferred tax assets and liabilities based on the rates at which they were expected to reverse in the future, generally 21%, which resulted in the recording of a provisional deferred tax benefit of $228.0 million during 2017. To determine the impact from the one-time transition tax on accumulated foreign earnings, we analyzed our cumulative foreign earnings and profits in accordance with the rules provided in the Tax Act and determined that no transition tax was due as a result of the net accumulated deficit in our foreign earnings and profits. As of December 31, 2018, we have completed our accounting for all of the enactment-date income tax effects of the Tax Act and determined that no material adjustments were required to our provisional amounts recorded as of December 31, 2017.

Litigation Accruals

We are currently involved in certain legal proceedings. Based on current assumptions, we have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. Future results of operations could be materially affected by changes in these assumptions or the effectiveness of our strategies related to these proceedings.

Management’s estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies.

Asset Retirement Obligations

ASC 410-20 requires us to estimate our obligation upon the termination or nonrenewal of a lease, to dismantle and remove our billboard structures from the leased land and to reclaim the site to its original condition.

Due to the high rate of lease renewals over a long period of time, our calculation assumes all related assets will be removed at some period over the next 55 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk-adjusted credit rate for the same period. If our assumption of the risk-adjusted credit rate used to discount current year additions to the asset retirement obligation decreased approximately 1%, our liability as of December 31, 2018 would not be materially impacted. Similarly, if our assumption of the risk-adjusted credit rate increased approximately 1%, our liability would not be materially impacted.

Share-Based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award. Determining the fair value of share-based awards at the grant date requires assumptions and judgments, such as expected volatility, among other factors. If actual results differ significantly from these estimates, our results of operations could be materially impacted.

MANAGEMENT OF NEW CCOH AFTER THE TRANSACTIONS

Board of Directors of New CCOH

Pursuant to New CCOH’s amended certificate of incorporation, New CCOH’s board of directors will initially be divided into three classes. The members of each class will serve for staggered terms. Class I directors will initially be elected for a term expiring at the first annual meeting of stockholders following the Separation, and each of the directors to be elected as Class I directors to be elected at the first annual meeting will be elected for a three-year term. Class II directors will initially be elected for a term expiring at the second annual meeting of stockholders following the Separation, and each of the directors to be elected as Class II directors at the second annual meeting will be elected for a two-year term. Class III directors will initially be elected for a term expiring at the third annual meeting of stockholders following the Separation, and each of the directors to be elected at the third annual meeting will be elected for a one-year term. From and after the fourth annual meeting of stockholders following the Separation, the New CCOH Board will no longer be classified.

The following individuals were elected by written consent of the Principal CCOH Stockholders to take office upon completion of the Merger, subject to the completion of the Merger:

Name	Age	Class
C. William Eccleshare	63	II
John Dionne	55	I
Lisa Hammitt	56	II
Andrew Hobson	57	I
Thomas C. King	58	III
Joe Marchese	37	I
W. Benjamin Moreland	55	III
Mary Teresa Rainey	63	II
Jinhy Yoon	47	III

C. William Eccleshare. We expect that C. William Eccleshare will serve as the Chief Executive Officer of New CCOH following the Separation. Mr. Eccleshare is currently the Chief Executive Officer—International division at each of iHeartMedia, iHeartMedia Capital I, LLC, iHeartCommunications and CCOH and was appointed to this position on March 2, 2015. Prior to such time, he served as Chief Executive Officer—Outdoor of iHeartMedia, iHeartCommunications and CCOH since January 24, 2012 and as Chief Executive Officer—Outdoor of iHeartMedia Capital I, LLC since April 26, 2013. Prior to January 24, 2012, he served as Chief Executive Officer—Clear Channel Outdoor—International of iHeartMedia and iHeartCommunications since February 17, 2011 and as Chief Executive Officer—International of the CCOH since September 1, 2009. Previously, he was Chairman and CEO of BBDO EMEA from 2005 to 2009. Prior thereto, he was Chairman and CEO of Young & Rubicam EMEA since 2002. Mr. Eccleshare has an MA in History from Trinity College, University of Cambridge. Mr. Eccleshare was selected to serve as a director because of his extensive experience in the outdoor advertising business gained through the course of his career.

John Dionne. Mr. Dionne has served a Senior Advisor to the Blackstone Group L.P., an investment firm, since July 2013 and a Senior Lecturer in the Finance Unit at the Harvard Business School since January 2014. He is also a director of Caesars Entertainment, Cengage Learning Holdings II, Inc., Momentive Performance Materials, Inc. and Pelmorex Media, Inc. Until he retired from his position as a Senior Managing Director of Blackstone in 2013, Mr. Dionne was most recently Global Head of its Private Equity Business Development and Investor Relations Groups and served as a member of Blackstone’s Private Equity and Valuation Committees. Mr. Dionne originally joined Blackstone in 2004 as the Founder and Chief Investment Officer of the Blackstone Distressed Securities Fund. Mr. Dionne began his career with Price Waterhouse and holds an M.B.A. from the Harvard Business School and a BS degree in Accounting, Economics, and Finance from The University of Scranton. Mr. Dionne was selected to serve as a director because of his significant financial experience.

Lisa Hammitt. Ms. Hammitt currently serves as the Global Vice President, Data and Artificial Intelligence at VISA Inc., a credit card processing and data services company, and was appointed to the position in December of 2017. Ms. Hammitt served as the Chief Executive Officer and Founder of Beseeq, Inc., an artificial intelligence-driven advertising start-up, from September 2016 through December 2017. Ms. Hammitt served as Vice President of Cloud Marketplace and SaaS at IBM, a computer hardware, software and service company, from June 2015 through August 2016. Prior to IBM, Ms. Hammitt was a Vice President of Marketing of Salesforce Community Cloud, a SaaS services Company, from August 2012 through May 2015. Before Salesforce, she headed mergers and acquisitions in Information Management and Cloud Computing at IBM and HP. Ms. Hammitt serves as the board chair of Beseeq Inc. and is a board member of Reboot Accel. Ms. Hammitt received BAs from UC Berkeley in French and Political Science and completed graduate course work in Artificial Intelligence at Stanford University. Ms. Hammitt was selected to serve as a director because of her background in artificial intelligence and advertising.

Andrew Hobson. Mr. Hobson has served as Partner and Chief Financial Officer at Innovatus Capital Partners, LLC, a private investment firm, since January 2016. From 1994 to 2015, Mr. Hobson served in various roles at Univision Communications Inc., a media company, including Senior Executive Vice President and Chief Financial Officer from October 2007 through February 2015, during which time he was responsible for all financial aspects of the company. Prior to his employment at Univision, Mr. Hobson served as a Principal at Chartwell Partners LLC from 1990 to 1994. Mr. Hobson has served as a director of Cumulus Media, Inc. since June 2018. Mr. Hobson holds a B.S.E. in both Finance and Accounting, magna cum laude, from University of Pennsylvania – The Wharton School. Mr. Hobson was selected to serve as a director because of his extensive experience in the media industry and background in finance and accounting.

Thomas C. King. Mr. King has served as an Operating Partner at Atlas Merchant Capital, a private equity fund, since November 2018. From December 2009 through March 2016, Mr. King held several senior roles at Barclays, an investment banking firm, including serving as Chief Executive Officer of Investment Banking and Chairman of the Investment Banking Executive Committee. Mr. King was also a member of the Barclays Group Executive Committee which oversees all of the Barclays plc businesses. Mr. King served as a director of Leerink Partners until its sale in January 2019. He currently serves as a director of Panmure Gordon and as a Trustee of the King School. He holds a BA in Economics from Bowdoin College and an MBA in finance from University of Pennsylvania - The Wharton School. Mr. King was selected to serve as a director because of his experience in investment banking and knowledge of the financial markets.

Joe Marchese. Mr. Marchese has served as President of Advertising Revenue for Fox Networks Group, a television broadcasting company, since February 2015, a role in which he oversees advertising sales, research and innovation for FOX Broadcast, FOX Sports, FS1, FX, FXX and National Geographic. Mr. Marchese was previously co-founder and CEO of true[X], an ad engagement technology company, from May 2013 until it was acquired by 21st Century Fox in February 2015. Prior to co-founding true[X], Mr. Marchese has spent time as a media executive, management consultant and multiple time entrepreneur. Mr. Marchese is also the Executive Chairman of Human Ventures, a New York based start-up studio and venture fund. He is a member of the Board of Trustees of the Paley Center for Media. He also serves on Board of Directors for the non-profits Tribeca Film Institute and Team Rubicon. In 2016, Mr. Marchese was inducted into the American Advertising Federation’s Advertising Hall of Achievement. He graduated from Bentley University in Waltham, Massachusetts with a bachelor’s degree in Economics and Finance. Mr. Marchese was selected to serve as a director because of his extensive experience in the advertising industry.

W. Benjamin Moreland. Mr. Moreland is a private investor and retired CEO of Crown Castle International Corp. (NYSE: CCI), a provider of wireless infrastructure in the U.S., where he remains a member of the Board of Directors. Prior to his retirement, Mr. Moreland served as Executive Vice Chairman from June 2016 through December 2017 and was President and Chief Executive Officer from July 2008 through May 2016. From 2000 through 2008, Mr. Moreland was Chief Financial Officer. Mr. Moreland joined Crown Castle in 1999, after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking.

Mr. Moreland is a former board member and Chairman of the Board of WIA-The Wireless Infrastructure Association and former member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT). He also served on the Board of Directors of Calpine Corporation (NYSE: CPN) from 2009 until its privatization in March 2018, and Monogram Residential Trust (NYSE: MORE) from 2016 until its privatization in September 2017. Mr. Moreland is also a former member of the executive board of the Greater Houston Partnership. Mr. Moreland currently serves on the Board of Houston Methodist Hospital, where he chairs the subsidiary, Methodist Health Centers Board. He is also a member of the Board of the Hope and Healing Center, a comprehensive mental health resource non-profit serving the Houston Community and beyond. He is a member of the University of Texas McCombs School of Business Advisory Council and Chancellor’s Council Executive Committee. He holds a BBA from The University of Texas at Austin and an MBA from The University of Houston. Mr. Moreland was selected to serve as a director for his varied executive experience, financial and transactional acumen and strategic insight.

Mary Teresa Rainey. Ms. Rainey OBE was founder of Rainey, Kelly Campbell Roalfe/Y&R, a major UK advertising agency, which is now part of the WPP group, and served as CEO of Rainey, Kelly Campbell Roalfe/Y&R from 1993 to 2003 and Chair from 2003 to 2005. She was also an early investor in and Executive Chair of Th_nk Ltd, a digital strategy agency, from 2006 until 2016. Prior to that, she spent 8 years in the U.S. with Chiat/Day Advertising as SVP Director of Planning. Ms. Rainey currently serves as a Non-Executive Board Director and member of the Audit, Compensation and Governance committees of Hays plc, an international recruitment company publicly traded in the U.K. She is also an investor in Charlotte Street Partners, a UK based public affairs consulting company. Between 2015-2017, Ms. Rainey served as a board director and member of the compensation committee of Pinewood Studios, a UK publicly traded international film studio, and from 2012-2018 she was Vice Chair of Channel 4 Television, a major U.K. broadcaster, where she also served on both the Audit and Ethics committees. Ms. Rainey is a MA Hons graduate of Glasgow University. Ms. Rainey was selected to serve as a director for her various executive and entrepreneurial experiences, her reputation as an internationally respected advertising leader, her extensive experience in the advertising industry and her board level experience in various listed companies.

Jinhy Yoon. Ms. Yoon is an Executive Vice President and Credit Analyst at PIMCO, an investment manager, covering technology, media and telecom companies. Prior to joining PIMCO in 2010, she was an equity research analyst at J.P. Morgan Securities in San Francisco, focusing on the semiconductor capital equipment sector. Previously, Ms. Yoon covered integrated oil companies and independent refiners as an equity analyst at Bear Stearns and was a corporate attorney with Simpson Thacher & Bartlett in New York. She holds a J.D. from Columbia University School of Law and a Bachelor of Business Administration degree from the University of Notre Dame. She is also a retired Certified Public Accountant (CPA) with two years of public accounting experience. Ms. Yoon was selected to serve as a director because of her extensive investment experience, as well as her accounting and legal background.

Executive Officers of New CCOH

The following individuals will serve as executive officers of New CCOH after the Transactions. Mr. Eccleshare is expected to serve as a director of New CCOH, and his business experience is described above. The business experience of the other executive officers is set forth below.

Name	Age	Title
C. William Eccleshare	63	Chief Executive Officer and Director
Scott R. Wells	50	Chief Executive Officer of the America Division
Brian Coleman	53	Chief Financial Officer
Lynn Feldman	50	Executive Vice President, Secretary and General Counsel

Scott R. Wells. Mr. Wells is the Chief Executive Officer of Clear Channel Outdoor Americas at each of the iHeartMedia, iHeartMedia Capital I, LLC, iHeartCommunications and Clear Channel Outdoor and was appointed to this position on March 3, 2015. Previously, Mr. Wells served as an Operating Partner at Bain Capital since January 2011 and prior to that served as an Executive Vice President at Bain Capital since 2007. Mr. Wells also was one of the leaders of the firm’s operationally focused Portfolio Group. Prior to joining Bain Capital, he held several executive roles at Dell, Inc. (“Dell”) from 2004 to 2007, most recently as Vice President of Public Marketing and On-Line in the Americas. Prior to joining Dell, Mr. Wells was a Partner at Bain & Company, where he focused primarily on technology and consumer-oriented companies. Mr. Wells was a member of our Board from August 2008 until March 2015. He currently serves as a director of Ad Council, the Achievement Network (ANet) and the Outdoor Advertising Association of America (OAAA). He has an M.B.A., with distinction, from the Wharton School of the University of Pennsylvania and a B.S. from Virginia Tech.

Brian Coleman. We expect that Brian Coleman will serve as the Chief Financial Officer of New CCOH following the Separation. Mr. Coleman is currently the Senior Vice President and Treasurer for iHeartMedia and CCOH and was appointed to these positions in December 1998. Previously, Mr. Coleman served as a Project Manager in the Corporate Finance department at Central and South West Corporation, a multi-state utility holding company, from 1995 to 1998. Prior to that role, Mr. Coleman held various financial positions at Bank of America, Sumitomo Banking Corporation and National Australia Bank. Mr. Coleman received a BBA in Finance from the University of Texas at Austin.

Lynn Feldman. We expect that Lynn Feldman will serve as the Executive Vice President, General Counsel and Secretary of New CCOH following the Separation. Ms. Feldman is currently the Executive Vice President and General Counsel for Clear Channel Outdoor Americas and was appointed to these positions in July 2016. Previously, Ms. Feldman served as the Executive Vice President and General Counsel of Wyndham Hotel Group, a division of Wyndham Worldwide Corporation, from 2009 to 2015. Prior to that role, Ms. Feldman served as the Senior Vice President, Deputy General Counsel and public company Corporate Secretary for the parent company, Wyndham Worldwide. Prior thereto, Ms. Feldman served in various corporate roles within Cendant Corporation and as a Corporate Associate at Lowenstein Sandler. Ms. Feldman received a J.D. from Georgetown University Law Center in Washington, D.C. and a B.A. from Boston College.

EXECUTIVE COMPENSATION OF NEW CCOH

Introduction

The Compensation Discussion and Analysis, as well as the Summary Compensation Tables and accompanying information below, discusses the compensation of officers of CCOH who are expected to be named executive officers of New CCOH following the Separation. This Compensation Discussion and Analysis describes the historical compensation practices of CCOH. Unless the context otherwise requires, in this section under the header “Executive Compensation of New CCOH,” the “Company,” “we,” “us” and “our” refer to CCOH, and the “Compensation Committee” refers to the Compensation Committee of the CCOH Board as constituted in 2018 and on the date of this information statement/prospectus.

This Compensation Committee has approved, and intends to approve, prior to the Separation, certain compensation arrangements for individuals who are expected to be New CCOH’s executive officers. These arrangements will become effective upon completion of the Separation. Following the Separation, the compensation of New CCOH’s named executive officers will be determined by the compensation committee of the New CCOH Board. The compensation committee of New CCOH will review these policies and practices, and may make adjustments to support New CCOH’s strategies as an independent company and to remain market competitive.

Information as to historical compensation provided by CCOH or iHeartMedia, as applicable, to the individuals who will serve as executive officers of New CCOH following the Separation is not indicative of the compensation of those individuals following completion of the Separation. However, for illustrative purposes only, we have included information regarding the compensation and other benefits paid to such executive officers by CCOH and iHeartMedia, as applicable, during 2016, 2017 and 2018.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis contains statements regarding Company and individual performance measures and other goals. These goals are disclosed in the limited context of CCOH’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Further, CCOH’s performance measures used for purposes of executive compensation, as described more fully below, differ from segment results reported in CCOH’s financial statements. Segment results are used to measure the overall financial performance of CCOH’s segments, while the performance measures used for compensation purposes are used in connection with assessing the performance of executives. CCOH specifically cautions investors not to apply the following discussion to other contexts.

Overview and Objectives of CCOH’s Compensation Program

For an overview and discussion of the objectives of CCOH’s compensation program, see “Executive Compensation of CCOH — Overview and Objective of CCOH’s Compensation Program.”

Compensation of Officers Employed by iHeartMedia

Brian Coleman, iHeartMedia’s Senior Vice President and Treasurer, who will become our Chief Financial Officer upon completion of the Merger and the Separation was employed by and received compensation from iHeartMedia in 2018. Accordingly, the 2018 compensation for Mr. Coleman was set by the Compensation Committee of the iHeartMedia Board (the “iHeartMedia Compensation Committee”). CCOH’s Compensation Committee had no involvement in recommending or approving his compensation.

A portion of the 2018 compensation for Mr. Coleman was allocated to CCOH in recognition of his services provided to us pursuant to a Corporate Services Agreement between CCOH and a subsidiary of iHeartMedia.

Those allocated amounts are reflected in the Summary Compensation Table below. See footnote (h) to the Summary Compensation Table below for a description of the allocations. Additionally, upon termination or a change in control, a portion of certain payments that would be due to Mr. Coleman would be allocated to CCOH, as reflected in the Potential Payments Upon Termination or Change in Control table set forth below. These allocations were or would be made, as applicable, based on CCOH’s revenue as a percentage of iHeartMedia’s revenue for the prior year, each as reported in connection with year-end financial results.

All references in this Compensation Discussion and Analysis to historical compensation policies and practices for the individuals expected to become executive officers of New CCOH should be read to exclude the compensation policies and practices applicable to Mr. Coleman and any other executive officers whose compensation was determined by iHeartMedia. Accordingly, except as otherwise indicated below, references in this Compensation Discussion and Analysis to our named executive officers are intended to include:

•	C. William Eccleshare, Chairman and Chief Executive Officer of our International division (“CCI”), who will become our Chief Executive Officer upon completion of the Merger and the Separation;

•	Scott R. Wells, Chief Executive Officer of our Americas division (“CCOA”); and

•

Lynn Feldman, Executive Vice President and General Counsel of the Clear Channel Outdoor Americas division, who will become our Executive Vice President and General Counsel upon completion of the Merger and the Separation.

Compensation Practices

For a description of CCOH’s historical compensation practices, see “Executive Compensation of CCOH — Compensation Practices.”

Elements of Compensation

As described under “Executive Compensation of CCOH — Compensation Practices,” CCOH believes that a combination of various elements of compensation best serves the interests of CCOH and its stockholders. Having a variety of compensation elements enables CCOH to meet the requirements of the highly competitive environment in which CCOH operates while ensuring that CCOH’s named executive officers are compensated in a way that advances the interests of all stockholders. Under this approach, executive compensation generally involves a significant portion of pay that is “at risk,” namely, the annual incentive bonus. The annual incentive bonus is based entirely on financial performance, individual performance or a combination of both. In conjunction with the annual incentive bonus awards, the Compensation Committee also may provide annual discretionary bonuses or additional bonus opportunities to CCOH’s named executive officers, which also would be based on financial performance, individual performance or a combination of both. Equity awards constitute a significant portion of long-term remuneration that is tied directly to stock price appreciation, which benefits all stockholders.

CCOH’s historical practices with respect to each of the elements of executive compensation are set forth below, followed by a discussion of the specific factors relevant to the named executive officers.

Base Salary

Administration. Base salaries for executive officers typically are reviewed on an annual basis and at the time of promotion or other change in responsibilities. In general, any increases in salary will be based on the subjective evaluation of factors such as the level of responsibility, individual performance, level of pay both of the executive in question and other similarly situated executives and competitive pay practices. All decisions regarding increasing or decreasing an executive officer’s base salary are made within the scope of the executive’s respective employment agreement, if any. In the case of named executive officers who have employment agreements with CCOH, each of their employment agreements contains a minimum level of base salary, as described below under “Executive Compensation of New CCOH—Employment Agreements with the Named Executive Officers.”

In reviewing base salaries, the Compensation Committee considers the importance of linking a significant proportion of the named executive officer’s compensation to performance in the form of the annual incentive bonus (plus any annual discretionary bonuses or additional bonus opportunities), which is tied to financial performance measures, individual performance, or a combination of both, as well as long-term incentive compensation.

Analysis. Mr. Eccleshare’s base salary increased to $1,000,000 in connection with his promotion to serve as CCOH’s Chief Executive Officer on January 24, 2012. Mr. Eccleshare’s base salary remained at that level for 2018. Pursuant to the New Employment Agreement, which will become effective upon the effectiveness of the iHeartMedia Plan of Reorganization, Mr. Eccleshare’s annual base salary will increase to $1,250,000, which will be applied retroactively to January 1, 2019.

In March 2015, CCOH hired Mr. Wells as Chief Executive Officer of CCOH’s Americas division. Under his employment agreement, Mr. Wells was provided an initial base salary of $750,000. His base salary remained at that level for 2018.

In June 2016, CCOH hired Ms. Feldman as Executive Vice President and General Counsel of the Clear Channel Outdoor Americas division. Ms. Feldman was provided an initial base salary of $415,000. Her base salary was increased to $430,000 on January 1, 2019.

For a more detailed description of the employment agreements of the named executive officers, please refer to “Executive Compensation of New CCOH—Employment Agreements with the Named Executive Officers.”

Annual Incentive Plan

Administration. Each of the named executive officers participates in our 2015 Executive Incentive Plan (the “Annual Incentive Plan”), other than Mr. Coleman, who participated in iHeartMedia’s 2018 Key Employee Incentive Plan. The Annual Incentive Plan is administered by the Compensation Committee and is intended to provide an incentive to the named executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value and to retain such executives. Under the Annual Incentive Plan, participants are eligible for performance-based awards, which represent the conditional right to receive cash or other property based upon the achievement of pre-established performance goals within a specified performance period. No single participant may receive more than $15,000,000 in awards in any calendar year.

The performance goals for the named executive officers are set pursuant to an extensive annual operating plan developed by the Chief Executive Officer in consultation with the Board, the Chief Financial Officer and other senior executive officers of CCOH, within any parameters specified within each executive’s employment agreement. The Chief Executive Officer makes recommendations as to the compensation levels and performance goals of the named executive officers (other than his own) to the Compensation Committee for its review, consideration and approval. The Compensation Committee has complete discretion to accept, reject or modify the recommendations of the Chief Executive Officer.

The 2018 annual incentive bonuses were based on the following performance goals (as further described below): (1) Mr. Eccleshare’s performance goals were based upon achievement of a targeted OIBDAN level for CCI and certain qualitative performance objectives which contributed to CCI’s performance, and (2) Mr. Wells’ and Ms. Feldman’s performance goals were based on the achievement of a targeted OIBDAN level for CCOA, and certain qualitative performance objectives, which contributed to CCOA’s performance.

The annual incentive bonus amounts are determined according to the level of achievement of the objective OIBDAN-based performance goals and the individual qualitative performance goals. No award is earned under the objective performance goal below a minimum threshold of performance (90% of the applicable target OIBDAN for each individual) and a maximum amount is earned under the objective performance goal for performance at or above a maximum level (115% of the applicable target OIBDAN for each individual). The Compensation Committee may, in its discretion, reduce the awards earned pursuant to either the objective or individual qualitative performance goals, as applicable.

The Compensation Committee followed the process set forth below to determine the annual incentive bonuses for Messrs. Eccleshare and Wells and Ms. Feldman:

•	at the outset of the fiscal year:

•	set performance goals for the year for CCOH and the operating divisions;

•	set individual performance goals for each participant; and

•	set a target and maximum annual incentive bonus for each applicable participant; and

•

after the end of the fiscal year, determine the earned amounts by measuring actual performance against the predetermined goals of CCOH and the operating divisions, as well as any individual performance goals.

Analysis. In determining whether the 2018 financial performance goals were met, the Compensation Committee considered the financial results of Clear Channel Outdoor and its operating divisions from January 1, 2018 to December 31, 2018. For 2018, the performance-based goals applicable to Messrs. Eccleshare and Wells and Ms. Feldman are set forth under “—Summary of 2018 Cash Incentive Payments for each Named Executive Officer” below.

Supplemental Incentive Plan

Administration. Mr. Eccleshare participates in the Clear Channel Outdoor Holdings, Inc. 2015 Supplemental Incentive Plan (the “SIP”). CCOH’s stockholders approved the SIP in May 2015.

The SIP is intended to provide additional bonus opportunities as an incentive to the executive officers to contribute to the growth, profitability and increased stockholder value of CCOH and for the retention of such executives. Under the SIP, participants are eligible for performance-based awards, which represent the conditional right to receive cash or other property based upon the achievement of pre-established performance goals within a specified performance period. No single participant may receive more than $15,000,000 in awards in any calendar year. The performance period for awards under the SIP is twelve months. The achievement of an earned award is determined as soon as practicable after the end of the applicable performance period. Unless otherwise communicated to a participant in a written agreement, payment of the awards shall not occur until the 90-day period following the third anniversary of the beginning of the applicable performance period, subject to the participant’s continued employment through such payment date. Pursuant to the terms of his employment agreement, Mr. Eccleshare’s earned SIP bonuses are paid by CCOH in equal cash installments on or about the first, second and third anniversary of the beginning of the applicable performance period, in each case contingent upon his continued employment through the applicable payment date.

In 2018, Mr. Eccleshare received a SIP bonus opportunity based on certain qualitative performance objectives, which contributed to CCI’s performance.

Analysis. For 2018, the individual performance-based goals for Mr. Eccleshare are set forth under “—Summary of 2018 Cash Incentive Payments for each Named Executive Officer” below. Following the end of 2018, the Compensation Committee determined that Mr. Eccleshare met his performance objectives, and Mr. Eccleshare’s 2018 SIP bonus was earned at 100% of target. The Compensation Committee believed that the payment of SIP awards in increments over a three-year period, subject to continued employment, would enhance the retention value of these awards.

Summary of 2018 Cash Incentive Payments for each Named Executive Officer

C. William Eccleshare

Pursuant to his employment agreement, Mr. Eccleshare’s target bonus for 2018 under the Annual Incentive Plan was set at $1,000,000, with 70% based on the achievement of OIBDAN at CCI of $238.0 million and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2018 was set at $2,000,000. For purposes of calculating Mr. Eccleshare’s bonus, OIBDAN was calculated in the same manner as CCI’s reportable OIBDAN, with further adjustments to calculate on a constant currency basis, to exclude restructuring expenses and to allocate the applicable corporate expenses to CCI. CCI’s reportable OIBDAN is defined as CCI’s operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as Depreciation and amortization; Impairment charges; and Other operating income (expense), net. Mr. Eccleshare’s individual qualitative performance objectives for 2018 consisted of: (1) continuing to outperform the out-of-home market; (2) increasing digital revenue; (3) leadership development and retention planning; and (4) remaining focused on compliance and regulation. CCI’s 2018 OIBDAN was approximately $239.8 million, which was above the OIBDAN target. Based on Mr. Eccleshare’s level of achievement of his qualitative performance objectives described above, Mr. Eccleshare received an annual incentive bonus of $1,038,570. The annual incentive bonus of $1,038,570 is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018.

Pursuant to a SIP bonus opportunity approved for Mr. Eccleshare by CCOH’s Compensation Committee with respect to 2018 performance, Mr. Eccleshare also earned an additional $300,000 SIP bonus based on achieving the following additional performance objectives established by CCOH’s Compensation Committee for Mr. Eccleshare with respect to CCOH’s business: (1) providing support for significant restructuring transactions; and (2) continuing to develop a culture that fosters diversity and inclusion through the delivery of the fairness program. Of the $300,000 SIP bonus earned with respect to 2018 performance, $100,000 was paid at the end of February 2019, and the remaining $200,000 will be paid in equal installments of $100,000 each at the same time as the annual incentive bonus payments in 2020 and 2021 if Mr. Eccleshare remains employed on the applicable payment dates. In addition, on February 20, 2019, Mr. Eccleshare was paid the third of three $90,000 installments pursuant to his earned 2016 SIP bonus. He was also paid the second of three $100,000 installments pursuant to his earned 2017 SIP bonus. The final $100,000 installment of the 2017 SIP bonus was paid at the same time as the annual incentive bonus payments are paid generally in 2020 if Mr. Eccleshare remains employed on the payment date. The $90,000 payment of the 2016 SIP bonus, the $100,000 payment of the 2017 SIP bonus and the $100,000 payment of the 2018 SIP bonus are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018.

Pursuant to the amendment to his employment agreement, Mr. Eccleshare was paid a retention award of $875,000 on January 1, 2018, which is reflected in the Bonus column of the Summary Compensation Table for 2018. This retention award is subject to his continued employment through June 30, 2019. He will also receive an additional retention payment of $875,000 on January 1, 2020 subject to his continued employment through June 30, 2020.

Scott R. Wells

Pursuant to his employment agreement, Mr. Wells’ target bonus for 2018 under the Annual Incentive Plan was set at $750,000, with 70% based on the achievement of OIBDAN at CCOA, of $419.0 million, and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2018 was set at $1,500,000. For purposes of calculating Mr. Wells’ bonus, OIBDAN was calculated in the same manner as CCOA’s reportable OIBDAN, with further adjustments to calculate on a constant currency basis, to exclude restructuring expenses and to allocate the applicable corporate expenses to CCOA. CCOA’s reportable OIBDAN is defined as CCOA’s operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as Depreciation and amortization; Impairment charges; and Other operating income (expense), net. Mr. Wells’ individual qualitative performance objectives for 2018 consisted of:

(1) keeping the organization focused on strategically driving footprint growth in a liquidity-friendly way; (2) driving national sales group growth; (3) driving customer valued innovation to increase use of CCOH by major national advertisers; (4) enhancing local sales execution; and (5) resolving CCOH’s Los Angeles digital billboard litigation. The 2018 CCOA OIBDAN, was approximately $433.3 million which was above the OIBDAN target. Based on the achieved OIBDAN level, together with Mr. Wells’ level of achievement of his qualitative performance objectives described above, Mr. Wells received an annual incentive bonus of $883,823. The annual incentive bonus of $883,823 is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018.

Lynn Feldman

Pursuant to her employment agreement, Ms. Feldman’s target bonus for 2018 under the Annual Incentive Plan was set at $249,000, with 70% based on the achievement of OIBDAN at CCOA, of $419.0 million, and 30% based on the achievement of the other qualitative performance objectives described below. Her maximum bonus for 2018 was set at $498,000. For purposes of calculating Ms. Feldman’s bonus, OIBDAN was calculated in the same manner as CCOA’s reportable OIBDAN, with further adjustments to calculate on a constant currency basis, to exclude restructuring expenses and to allocate the applicable corporate expenses to CCOA. CCOA’s reportable OIBDAN is defined as CCOA’s operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as Depreciation and amortization; Impairment charges; and Other operating income (expense), net. Ms. Feldman’s individual qualitative performance objectives for 2018 consisted of: (1) refining the legal team structure; (2) development of internal skill sets; (3) streamlining legal operations; (4) continued development of relationships with internal and external stakeholders; and (5) assist with the Separation. The 2018 CCOA OIBDAN, was approximately $433.3 million which was above the OIBDAN target. Based on the achieved OIBDAN level, together with Ms. Feldman’s level of achievement of her qualitative performance objectives described above, Ms. Feldman received an annual incentive bonus of $288,947. The annual incentive bonus of $288,947 is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018.

Long-Term Incentive Compensation

Administration. The named executive officers participate in CCOH’s 2012 Amended and Restated Stock Incentive Plan or CCOH’s previous 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”), which allow for the issuance of incentive and non-statutory stock options, restricted stock and other equity awards. The 2012 Amended and Restated Stock Incentive Plan is administered by CCOH’s Compensation Committee. See “Executive Compensation of New CCOH—Grants of Plan-Based Awards” for a more detailed description of the 2012 Amended and Restated Stock Incentive Plan. As of December 31, 2018, there were 177 employees holding outstanding stock incentive awards under the 2012 Amended and Restated Stock Incentive Plan and the 2005 Stock Incentive Plan. In general, the level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the executive officers and the overall goals of the compensation program described above. Long-term incentive compensation typically has been paid in stock options and/or restricted stock or restricted stock units with time-vesting conditions and/or vesting conditions tied to predetermined performance goals. The Board believes equity ownership is important for purposes of executive retention and alignment of interests with stockholders.

Stock Options, Restricted Stock and Restricted Stock Units. Long-term incentive compensation may be granted to CCOH’s named executive officers in the form of stock options, with exercise prices of not less than fair market value of CCOH’s Class A common stock on the date of grant and with a 10-year term. CCOH typically defines fair market value as the closing price on the date of grant. Long-term incentive compensation also may be granted to the named executive officers in the form of restricted stock or restricted stock unit awards. Vesting schedules are set by the Compensation Committee in its discretion and vary on a case by case basis. All vesting is contingent on continued employment, with rare exceptions made by the Compensation Committee. See “Executive Compensation of New CCOH—Potential Post-Employment Payments” for a description of the treatment of the named executive officers’ equity awards upon termination or change in control. All decisions to award the named executive officers stock options, restricted stock or restricted stock units are in the sole discretion of the Compensation Committee.

Analysis. On September 12, 2018, the Compensation Committee granted Mr. Eccleshare an award of 221,729 restricted stock units, which shall vest based on time.

On September 12, 2018, the Compensation Committee granted Mr. Wells an award of 221,729 restricted shares, which shall vest based on time.

On September 12, 2018, the Compensation Committee granted Ms. Feldman an award of 44,346 restricted shares, which shall vest based on time.

As mentioned above, the Compensation Committee typically considers internal pay equity when determining the amount of long-term incentive compensation to grant to the named executive officers. However, the Committee does so broadly and does not have a specific policy, or seek to follow established guidelines or formulas, to maintain a particular ratio of long-term incentive compensation among the named executive officers or other executives. For further information about the 2018 long-term incentive awards, please refer to the “Grants of Plan-Based Awards” and the “Employment Agreements with the Named Executive Officers” sections appearing later under the “Executive Compensation of New CCOH” heading in this information statement/prospectus.

Equity Award Grant Timing Practices

For a description of CCOH’s equity award grant timing practices, see “Executive Compensation of CCOH — Equity Award Grant Timing Practices.”

Executive Benefits and Perquisites

We provide certain personal benefits to the named executive officers. The primary personal benefits provided to one or more of the named executive officers include: (1) certain pension benefits (or payments in lieu thereof) in the United Kingdom; (2) company matching 401(k) contributions in the U.S.; (3) tax services and gross-up; (4) private medical insurance for officers who are not U.S. citizens; (5) supplemental life insurance; and (6) transportation, automobile allowances and the use of a car service.

Mr. Eccleshare participates in a private pension scheme (not sponsored by CCOH) and, pursuant to his employment agreement, is entitled to have the Company contribute a portion of his salary to the private pension scheme. The pension scheme provides pension income at retirement based upon contributions made during the employee’s years of participation. Mr. Eccleshare is required to make contributions to this scheme in order for the Company to make contributions (or provide cash benefits to him as salary in lieu of such contributions). He also receives a car allowance in the United Kingdom, private medical insurance and CCOH has agreed to make a car service available for his business use in the United States. In addition, CCOH provides private medical insurance benefits and supplemental life insurance to Mr. Eccleshare.

The Compensation Committee believes that the above benefits provide a more tangible incentive than an equivalent amount of cash compensation. In determining the named executive officers’ total compensation, the Compensation Committee will consider these benefits. However, as these benefits and perquisites represent a relatively small portion of the named executive officers’ total compensation, it is unlikely that they will materially influence the Compensation Committee’s decision in setting such named executive officers’ total compensation. For further discussion of these benefits and perquisites, including the methodology for computing their costs, please refer to the Summary Compensation Table included in this information statement/prospectus, as well as the All Other Compensation table included in footnote (d) to the Summary Compensation Table. For further information about other benefits provided to the named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Severance Arrangements

Pursuant to their respective employment agreements, each of the named executive officers is entitled to certain payments and benefits in certain termination situations or upon a change in control. We believe that our severance arrangements facilitate an orderly transition in the event of changes in management. For further discussion of severance payments and benefits, see “Executive Compensation of New CCOH—Potential Post-Employment Payments” set forth below in this information statement/prospectus.

Roles and Responsibilities

For a description of the roles of the Compensation Committee and executive officers and the use of compensation consultants in determining executive compensation, see “Executive Compensation of CCOH — Roles and Responsibilities.”

Tax and Accounting Treatment

Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation CCOH may deduct for Federal income tax purposes in any one year with respect to certain senior executives of CCOH, which we referred to herein as the “Covered Employees.” The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2018, such that compensation paid to CCOH’s covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to CCOH and to the Covered Employees of various payments and benefits. To maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and may award compensation that is not deductible to the extent consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

CCOH accounts for stock-based payments, including awards under the 2012 Amended and Restated Stock Incentive Plan, in accordance with the requirements of FASB ASC Topic 718.

Summary Compensation Table

The following executive compensation tables show compensation provided by CCOH to C. William Eccleshare, who will serve as New CCOH’s Chief Executive Officer, Brian Coleman, who will serve as New CCOH’s Chief Financial Officer, Scott R. Wells, who will serve as Chief Executive Officer —Americas Division, and Lynn Feldman, who will serve as New CCOH’s Executive Vice President and General Counsel, following the Separation. Messrs. Eccleshare and Wells were named executive officers of CCOH in 2018. The following tables reflect compensation arrangements for Messrs. Eccleshare and Wells and Ms. Feldman with CCOH, and they do not reflect the compensation arrangements with New CCOH or the effects of the Merger and the Separation on outstanding executive compensation awards.

A portion of the compensation for 2018, 2017 and 2016 for Mr. Coleman paid by iHeartMedia was allocated to CCOH in recognition of his services provided to CCOH. Those allocated amounts are reflected in the Summary Compensation Table below.

Summary Compensation Table

Name and Position	Year	Salary ($)		Bonus(a) ($)		Stock Awards(b) ($)	Option Awards(b) ($)	Non-Equity Incentive Plan Compensation(c) ($)		All Other Compensation ($)		Total ($)
C. William Eccleshare	2018	1,060,827	(f)	905,894		1,186,250		1,375,478		239,337		4,767,787
Chief Executive Officer — International division (expected PEO)(e)	2017	964,948	(f)	1,350,000		451,259	—	570,000		251,240		3,587,447
	2016	927,601	(f)	1,200,000		554,296	—	955,190		255,721		3,892,808

Brian Coleman	2018	252,000	(h)	80,063	(h)			402,292	(h)	2,248	(h)	736,602
Senior Vice President and Treasurer (expected PFO)(g)	2017	258,480	(h)	301,560	(h)			199,245	(h)	2,154	(h)	761,439
	2016	269,760	(h)	17,750	(h)			325,070	(h)	2,100	(h)	614,680

Scott R. Wells	2018	750,000		—		1,186,250		883,823		75,940		2,896,013
Chief Executive Officer — Americas division(i)	2017	750,000		—		1,262,865	—	551,396		5,000		2,569,261
	2016	750,000		50,000		532,067	72,857	784,385		5,000		2,194,309

Lynn Feldman
Executive Vice President and General Counsel of the Clear Channel Outdoor Americas division(j)
	2018	415,000				237,251		288,947		5,000		946,198
	2017	415,000				336,398		174,756		5,000		931,154
	2016	213,788				211,366	30,214	116,732		1,297		573,397

(a)	The amounts reflect:

•

For Mr. Eccleshare, (1) cash payments of $250,000 and $100,000 as additional bonus awards in respect of 2017 and 2016 performance, respectively, from CCOH, (2) cash payments of $1.1 million in each of 2017 and 2016 related to a severance payment Mr. Eccleshare would have been entitled to pursuant to his prior employment agreement and (3) a cash payment of $875,000 as a 2018 retention bonus;

•

For Mr. Coleman, the portion allocated to CCOH of the following cash payments from iHeartMedia, (1) a cash payment in February 2018 of the first quarterly bonus under the iHeartMedia, Inc. 2018 Key Employee Incentive Plan (the “iHeartMedia 2018 KEIP”), (2) cash payments for 2017 and 2016 as additional bonus awards in respect of 2017 and 2016 performance, respectively, and (3) cash payments related to iHeartMedia’s 2017 retention awards; and

•	For Mr. Wells, a cash payment for 2016 as an additional bonus award in respect of 2016 performance from CCOH.

See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(b)

The amounts shown in the Stock Awards column include the full grant date fair value of time-vesting restricted stock awarded to Messrs. Eccleshare and Wells and Ms. Feldman by CCOH in 2018, 2017 and 2016, as applicable, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For time-vesting restricted stock awards, the grant date fair value is based on the closing price of CCOH’s Class A common stock on the date of grant. See “Grants of Plan Based Awards” for additional details.

The amounts shown in the Option Awards column reflect the full grant date fair value of time-vesting stock options awarded to Mr. Wells and Ms. Feldman by CCOH in 2016, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. See “Grants of Plan Based Awards” for additional details.

For further discussion of the assumptions made in valuation, see also Note 9-Stockholders’ Equity (Deficit) in Item 8 of CCOH’s Annual Report on Form 10-K.

(c)	The amounts reflect:

•

For Mr. Eccleshare, (1) cash payments from CCOH as annual incentive plan awards for 2018, 2017 and 2016 under the 2015 Executive Incentive Plan pursuant to pre-established performance goals; (2) for 2018, a cash payment in 2019 of (a) the final one-third ($90,000) of the $270,000 earned pursuant to the 2016 SIP bonus, (b) the second one-third ($100,000) of the $300,000 earned pursuant to the 2017 SIP Bonus and (c) one-third ($100,000) of the $300,000 earned pursuant to the 2018 SIP bonus; (3) for 2017, a cash payment in 2018 of (a) the final one-third ($80,000) of the $240,000 earned pursuant to the 2015 SIP bonus, (b) the second one-third ($90,000) of the $270,000 earned pursuant to the 2016 SIP bonus and (c) one-third ($100,000) of the $300,000 earned pursuant to the 2017 SIP bonus; and (4) for 2016, a cash payment in 2017 of (a) the final one-third ($85,000) of the $255,000 earned pursuant to the 2014 SIP bonus, (b) a second one-third ($80,000) of the $240,000 earned pursuant to the 2015 SIP bonus, and (c) one-third ($90,000) of the $270,000 earned pursuant to the 2016 SIP bonus. The remaining $100,000 of the 2017 SIP bonus will be paid in 2020 and the remaining $200,000 of the 2018 SIP bonus will be paid in equal installments in 2020 and 2021, in each case if Mr. Eccleshare remains employed at the payment dates.

•

For Mr. Coleman, the portion allocated to CCOH of (1) cash payments from iHeartMedia as annual incentive plan awards for the second, third and fourth quarters of 2018 under the iHeartMedia 2018 KEIP and 2017 and 2016 under its 2015 Executive Incentive Plan, each pursuant to pre-established performance goals; (2) for 2016, a cash payment in 2017 of $162,500, earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2014; (3) for 2017, a cash payment in 2018 of $162,500, earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2015, (4) an accelerated cash payment in 2018 of $162,500, earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2016; and (5) accelerated cash payment in 2018 of $162,500, earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2017. The after-tax value of the relevant portion of the SIP payments described in clauses (4) and (5) are repayable upon termination of employment if the recipient would have forfeited such portion if payment of these SIP payments had not been accelerated.

•	For Mr. Wells and Ms. Feldman, cash payments from CCOH as annual incentive plan awards for 2018, 2017 and 2016 under the 2015 Executive Incentive Plan pursuant to pre-established performance goals.

(d)	As described below, for 2018 the All Other Compensation column reflects:

•

amounts CCOH contributed under CCOH’s 401(k) plan as a matching contribution for the benefit of Mr. Wells and Ms. Feldman in the United States or payments in lieu of pension contributions for the benefit of Mr. Eccleshare in the United Kingdom;

•	the allocation to CCOH pursuant to the Corporate Services Agreement of amounts iHeartMedia contributed under the 401(k) plan as a matching contribution for the benefit of Mr. Coleman;

•	personal tax services paid by CCOH for Mr. Eccleshare;

•	tax gross-ups on tax services for Mr. Eccleshare;

•	the cost of private medical insurance for the benefit of Mr. Eccleshare;

•	the cost of premiums for a supplemental life insurance benefit for Mr. Eccleshare;

•	automobile allowances and transportation expenses for the benefit of Mr. Eccleshare in the United Kingdom

•	accrued dividends paid on CCOH restricted shares that vested during 2018 for Mr. Wells.

Mr. Eccleshare is a citizen of the United Kingdom. The amounts reported for Mr. Eccleshare for 2018 that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rate of £1=$1.3333 for the year ended December 31, 2018.

	Eccleshare	Coleman	Wells	Feldman
Plan contributions (or payments in lieu thereof)	$155,296	$2,248	$5,000	5,000
Tax services	10,344
Tax services tax gross-up	9,173
Private medical insurance	29,802
Supplemental life insurance benefit	10,722
Automobile allowance/transportation	24,000
Accrued Dividends			70,940

Total	$239,337	$2,248	$75,940	$5,000

Mr. Eccleshare is provided a car allowance for commuting and other personal purposes. Pursuant to his employment agreement, Mr. Eccleshare receives certain tax and other benefits.

The value of all benefits included in the All Other Compensation column is based on actual costs. For a description of the items reflected in the table above, see “—Employment Agreements with the Named Executive Officers” below.

(e)

On January 24, 2012, Mr. Eccleshare was promoted to Chief Executive Officer of CCOH, overseeing both CCOA and CCI and served in that position until March 2, 2015, when he transitioned to become Chairman and Chief Executive Officer of CCOH’s International division. The summary compensation information presented above for Mr. Eccleshare reflects his service in those capacities during the relevant periods, as well as his service as a director of Clear Media Limited, as described in footnote (i) below. Mr. Eccleshare is a citizen of the United Kingdom and compensation amounts reported for him in the Summary Compensation Table that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rates of £1=$1.3333, £1=$1.2878, and £=$1.3495 for the years ended December 31, 2018, 2017 and 2016, respectively.

(f)

The amounts in the Salary column for Mr. Eccleshare include his base salary for his service as an officer of ours, as well as amounts paid for his service as a director of CCOH’s majority-owned subsidiary, Clear Media Limited. Clear Media Limited is listed on the Hong Kong Stock Exchange. The amounts paid for the periods during which he served as a director of Clear Media Limited are set forth in the table below. The amounts reflected in the table have been converted from Hong Kong dollars to U.S. dollars using the average exchange rate of and HK$1=$0.1276 for the year ended December 31, 2018, HK$1=$0.1283 for the year ended December 31, 2017 and HK$1=$0.1288 for the year ended December 31, 2016.

	2018	2017	2016
C. William Eccleshare	$25,520	$25,660	$21,896

(g)

Mr. Coleman is expected to become our Chief Financial Officer upon completion of the Merger and the Separation and has served as Senior Vice President and Treasurer since December 1998. The Summary Compensation information presented above for Mr. Coleman reflects his service in that capacity during 2018, 2017 and 2016.

(h)

In 2018, a subsidiary of iHeartMedia provided, among other things, certain executive officer services to us. Pursuant to the Corporate Services Agreement, based on CCOH’s revenue as a percentage of iHeartCommunications’ total revenue, CCOH was allocated 42.00% of Mr. Coleman’s compensation for 2018, 43.08% of Mr. Coleman’s compensation for 2017 and 44.96% of Mr. Coleman’s compensation for 2016.

The Summary Compensation Table above reflects these allocated amounts, as described below:

•

The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns presented above reflect the portion of the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation amounts allocated to CCOH pursuant to the Corporate Services Agreement for Mr. Coleman for 2018, 2017 and 2016.

The tables below reflect 100% of the applicable Salary, Bonus, Non-Equity Incentive Plan Compensation amounts and All Other Compensation amounts paid by iHeartMedia to Mr. Coleman, the allocated percentage of which is included in the Summary Compensation Table above for Mr. Coleman.

	iHeartMedia Salary
	2018	2017	2016
Brian Coleman	$600,000	$600,000	$600,000

	iHeartMedia Bonus and Non-Equity Incentive Plan Compensation
	2018	2017	2016
Brian Coleman	$1,148,462	$1,162,500	$762,500

	iHeartMedia All Other Compensation
	2018	2017	2016
Brian Coleman	$5,000	$5,000	$5,000

(i)

Mr. Wells became the Chief Executive Officer of CCOA on March 3, 2015. The summary compensation information presented above for Mr. Wells reflects his service in that capacity during 2018, 2017 and 2016.

(j)

Ms. Feldman has served as Executive Vice President and General Counsel of the Clear Channel Outdoor Americas division since June 27, 2016. The summary compensation information presented above for Ms. Feldman reflects her service in that capacity during 2018, 2017 and 2016.

Employment Agreements with the Expected Named Executive Officers

Messrs. Eccleshare and Wells and Ms. Feldman have employment agreements with CCOH, and Mr. Coleman has an employment agreement with iHeartMedia. Certain elements of their compensation are determined based on their respective employment agreements. The descriptions of the employment agreements set forth below do not purport to be complete and are qualified in their entirety by the employment agreements. For further discussion of the amounts of salary and bonus and other forms of compensation, see “Compensation Discussion and Analysis” above.

Each of the employment agreements discussed below provides for severance and change in control payments as more fully described under “—Potential Post-Employment Payments” in this information statement/prospectus, which descriptions are incorporated herein by reference.

In 2018, iHeartCommunications, our indirect parent entity, made available to CCOH, and we were obligated to use, the services of certain executive officers of iHeartCommunications, and a portion of their compensation was allocated to CCOH in recognition of their services provided to CCOH. Accordingly, a portion of the compensation for 2018, 2017 and 2016 for Mr. Coleman was allocated to CCOH in recognition of his services provided to us under the Corporate Services Agreement. The provisions of the employment agreements for Mr. Coleman are described below to the extent that amounts payable thereunder would be or have been allocated to CCOH under the Corporate Services Agreement.

C. William Eccleshare

For a description of Mr. Eccleshare’s prior employment agreement and the New Employment Agreement, see “Executive Compensation of CCOH — Employment Agreements with the Named Executive Officers —C. William Eccleshare.”

Brian Coleman

Effective March 26, 2015, Brian Coleman entered into an employment agreement with iHeartMedia. Pursuant to his agreement, Mr. Coleman will serve as Senior Vice President, Treasurer, and Employee until March 15, 2019, after which time such employment period will be automatically extended for additional three year periods unless either party gives prior written notice of non-renewal.

Under his agreement, Mr. Coleman receives compensation consisting of a base salary, incentive awards and other benefits. Mr. Coleman’s current annual base salary is $600,000. No later than March 15 of each calendar year, Mr. Coleman is eligible to receive a performance bonus based on financial and performance criteria established by iHeartMedia and approved in the annual budget. Mr. Coleman’s bonus target is 100% of his base salary. Mr. Coleman was also eligible for an additional bonus if the actual bonuses paid for the years 2015-2018 were less than 50% of the aggregate annual target bonus for the same four year period in an amount equal to the difference between the annual target bonuses for the years 2015-2018 minus the actual annual bonuses paid for the same four year period, with such additional bonus amount to be paid no later than March 15, 2019.

Additionally, pursuant to his employment agreement, Mr. Coleman received a one-time long term incentive grant of 35,000 restricted shares of Class A common stock of iHeartMedia Holdings, Inc., subject to approval by the board of directors and compensation committee iHeartMedia Holdings, Inc. Under Mr. Coleman’s agreement, Mr. Coleman is grated reasonable access and opportunity to purchase, at his own expenses, tickets to events sponsored by iHeartMedia, subject to applicable taxes. He is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

If Mr. Coleman’s employment with iHeartMedia is terminated by iHeartMedia without Cause (as defined in his Employment Agreement), if Mr. Coleman terminates his employment for Good Reason (as defined in his Employment Agreement) or if Mr. Coleman ‘s employment is terminated following iHeartMedia’s notice of non-renewal, iHeartMedia will pay to Mr. Coleman: (i) Mr. Coleman’s accrued and unpaid base salary; (ii) any earned but unpaid prior year bonus, if any, through the date of termination; and (iii) any payments to which he may be entitled under any applicable employee benefit plan according to the terms of such plans and policies (collectively, “Coleman’s Accrued Obligations”). In addition, if Mr. Coleman has signed and returned a severance agreement and general release of claims in a form satisfactory to iHeartMedia, iHeartMedia will pay to Mr. Coleman: (i), in periodic payments over a period of twelve (12) months following such date of termination in accordance with ordinary payroll practices and deductions in effect on the date of termination, Mr. Coleman’s base salary; (ii) a prorated bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year, with such amount of bonus payable to Mr. Coleman multiplied by 50%; (ii) for the achieved percentage of any supplemental incentive plan awards for which iHeartMedia determined Mr. Coleman’s performance goals were met and the percentage achieved, but had not yet been paid as of the the date of termination; and (iv) cash payment for any forfeited unvested restricted stock awards equal to the closing price on the date of termination times the number of Mr. Coleman’s forfeited unvested shares as of the termination date.

If Mr. Coleman’s employment with iHeartMedia is terminated due to Mr. Coleman’s death or disability, iHeartMedia will pay to Mr. Coleman or to his designee or estate Coleman’s Accrued Obligations. If Mr. Coleman elects not to renew his employment, iHeartMedia will, in its sole discretion, determine the termination date and iHeartMedia will pay to Mr. Coleman: (i) accrued and unpaid base salary through the termination date; (ii) any payments required under applicable employee benefit plans; and (iii) if the termination date is before the end of the then current employment period and Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to iHeartMedia, an amount equal to Mr. Coleman’s pro-rata base salary through the end of the then current employment period in periodic payments in accordance with ordinary payroll practices and deductions.

Under the employment agreement, Mr. Coleman is required to protect the secrecy of confidential information of iHeartMedia and its affiliates and to assign certain intellectual property rights. He also is prohibited by the agreement from engaging in certain activities that compete with iHeartMedia and its affiliates during employment and for six (6) months after his employment terminates, and he is prohibited from soliciting clients and employees for employment during employment and for six (6) months after termination of employment. iHeartMedia agreed to defend and indemnify Mr. Coleman for acts committed in the course and scope of his employment.

Scott R. Wells

For a description of Mr. Wells’ employment agreement, see “Executive Compensation of CCOH — Employment Agreements with the Named Executive Officers — Scott R. Wells.”

Lynn Feldman

Effective June 27, 2016, Lynn Feldman entered into an employment agreement with Clear Channel Outdoor, Inc. (“CCO”). Pursuant to her agreement, Ms. Feldman will serve as Executive Vice President and General Counsel - Clear Channel Outdoor Americas until July 26, 2020, after which time such employment period will be automatically extended for additional two year periods unless either party gives prior written notice of non-renewal.

Under her agreement, Ms. Feldman receives compensation consisting of a base salary, incentive awards and other benefits. Ms. Feldman’s current annual base salary is $430,000. No later than March 15 of each calendar year, Ms. Feldman is eligible to receive a performance bonus based on financial and performance criteria established by CCO and approved in the annual budget. Ms. Feldman’s bonus target is 60% of her base salary.

Additionally, pursuant to her employment agreement, Ms. Feldman received a one-time long term incentive grant with a value of no less than $400,000 under the CCOH 2012 Stock Incentive Plan, with 50% of the award in the form of stock options and 50% in the form of restricted shares of Class A common stock of CCOH. For 2017, Ms. Feldman began receiving additional long term incentive grants with a value of no less than $200,000 for each award consistent with other comparable positions pursuant to the terms of the award agreement(s), taking into consideration demonstrated performance and potential, and the allocation of each award between stock options and restricted shares of Class A Common Stock of CCOH is determined by the Compensation Committee of CCOH, subject to approval by CCOH’s board of directors and compensation committee. She is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

In August 2018, Ms. Feldman was awarded a retention bonus of $186,750. The retention bonus will vest and be payable as follows: (i) 50% of the retention bonus will be paid within 30 days of the effective date of the Transactions and (ii) 50% will be paid within 30 days of the termination date of the Transition Services Agreement, in each case subject to Ms. Feldman’s continued employment on such date. The retention bonus is not included in the Summary Compensation Table for 2018 and will be reflected in the Bonus column of New CCOH’s Summary Compensation Table for future years.

If Ms. Feldman’s employment is terminated without Cause (as defined in her Employment Agreement), if Ms. Feldman terminates her employment for Good Reason (as defined in her Employment Agreement) or if Ms. Feldman’s employment is terminated following CCO’s notice of non-renewal, CCO will pay to Ms. Feldman:

(i) Ms. Feldman’s accrued and unpaid base salary; (ii) any earned but unpaid prior year bonus, if any, through the date of termination; and (iii) any payments to which she may be entitled under any applicable employee benefit plan according to the terms of such plans and policies (collectively, “Feldman’s Accrued Obligations”). In addition, if Ms. Feldman has signed and returned a severance agreement and general release of claims in a form satisfactory to CCO, CCO will pay to Ms. Feldman: (i) in periodic payments over a period of twelve (12) months following such date of termination in accordance with ordinary payroll practices and deductions in effect on the date of termination, Ms. Feldman’s base salary; and (ii) a prorated bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year.

If Ms. Feldman’s employment with CCO is terminated due to Ms. Feldman’s death or disability or Ms. Feldman elects not to renew her employment, CCO will pay to Ms. Feldman or to her designee or estate Feldman’s Accrued Obligations.

Under the employment agreement, Ms. Feldman is required to protect the secrecy of confidential information of CCO and to assign certain intellectual property rights. She also is prohibited by the agreement from engaging in certain activities that compete with Clear Channel Outdoor Americas during employment and for twelve (12) months after her employment terminates, and she is prohibited from soliciting employees of Clear Channel Outdoor Americas for employment during employment and for twelve (12) months after termination of employment. CCO agreed to defend and indemnify Ms. Feldman for acts committed in the course and scope of her employment.

Grants of Plan-Based Awards

Stock Incentive Plans

CCOH grants equity incentive awards to named executive officers and other eligible participants under its 2012 Amended and Restated Stock Incentive Plan. The 2012 Amended and Restated Stock Incentive Plan is intended to facilitate the ability of CCOH to attract, motivate and retain employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities. New CCOH will assume the 2012 Amended and Restated Stock Incentive Plan in connection with the Merger.

The 2012 Amended and Restated Stock Incentive Plan allows for the issuance of restricted stock, incentive and non-statutory stock options, stock appreciation rights, director shares, deferred stock rights and other types of stock-based and/or performance-based awards to any present or future director, officer, employee, consultant or advisor of or to CCOH or its subsidiaries.

The 2012 Amended and Restated Stock Incentive Plan is administered by the Compensation Committee, except that the entire Board has sole authority for granting and administering awards to non-employee directors. The Compensation Committee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2012 Amended and Restated Stock Incentive Plan. The Compensation Committee also makes other determinations and interpretations necessary to carry out the purposes of the 2012 Amended and Restated Stock Incentive Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Cash Incentive Plan

As discussed above, named executive officers also are eligible to receive awards under the Annual Incentive Plan other than Mr. Coleman, who participated in iHeartMedia’s 2018 Key Employee Incentive Plan. See

“Compensation Discussion and Analysis of New CCOH—Elements of Compensation—Annual Incentive Bonus” for a more detailed description of the Annual Incentive Plan and the grant of awards to the named executive officers thereunder.

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ended December 31, 2018. Pursuant to the Corporate Services Agreement, our parent entities provided us with, among other things, certain executive officer services. A portion (42.00%) of the annual incentive awards provided by our parent entities to Mr. Coleman with respect to 2018 was allocated to us in recognition of his services provided to us. Those allocated amounts are reflected in the Grants of Plan-Based Awards During 2018 table below.

Grants of Plan-Based Awards During 2018

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(a) ($)
		Threshold ($)	Target ($)	Maximum ($)
C. William Eccleshare	N/A(b)	—	1,000,000	2,000,000	—	—	—	—
	N/A(b)	—	300,000	300,000	—	—	—	—
	9/12/18(c)	—	—	—	221,729	—	—	1,186,250

Brian Coleman	N/A(b)	—	320,250	440,344

Scott R. Wells	N/A(b)	—	750,000	1,500,000	—	—	—	—
	9/12/18(d)	—	—	—	221,729	—	—	1,186,250

Lynn Feldman	N/A(b)		249,000	498,000
	9/12/18(e)				44,346			237,251

(a)

The amounts in the table reflect the full grant date fair value of time-vesting restricted stock awards computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For assumptions made in the valuation, see footnote (b) to the Summary Compensation Table above and Note 9-Stockholders’ Equity (Deficit) in Item 8 of CCOH’s Annual Report on Form 10-K for the year ended December 31, 2018.

(b)

Mr. Coleman received a cash incentive award from iHeartMedia under the iHeartMedia 2018 KEIP. The amounts shown for Mr. Coleman reflect the allocated portion of his cash incentive award under the iHeartMedia 2018 KEIP based on the achievement of pre-established performance goals. Messrs. Eccleshare and Wells and Ms. Feldman received cash incentive awards from CCOH under the Annual Incentive Plan. In addition, Mr. Eccleshare was eligible to participate in a bonus opportunity under the CCOH SIP with respect to 2018 performance. Mr. Eccleshare had the opportunity to earn up to $300,000 from CCOH under his SIP bonus opportunity and earned the full $300,000 based on 2018 performance, of which $100,000 was paid at the end of February 2019 and is included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table, and the remaining $200,000 of which will be paid in equal installments of $100,000 each at the same time as the annual incentive bonus payments are paid generally in 2020 and 2021 if Mr. Eccleshare remains employed at that time. For further discussion of the 2018 cash incentive awards, see “Compensation Discussion and Analysis of New CCOH—Elements of Compensation—Annual Incentive Plan.”

(c)

On September 12, 2018, Mr. Eccleshare received a grant of 221,729 shares of CCOH’s Class A common stock which will vest with respect to 50% of the shares on September 12, 2021 and 50% of the shares on September 12, 2022.

(d)

On September 12, 2018, Mr. Wells received a grant of 221,729 shares of CCOH’s Class A common stock which will vest with respect to 50% of the shares on September 12, 2021 and 50% of the shares on September 12, 2022.

(e)

On September 12, 2018, Ms. Feldman received a grant of 44,346 shares of CCOH’s Class A common stock which will vest with respect to 50% of the shares on September 12, 2021 and 50% of the shares on September 12, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards of the named executive officers at December 31, 2018.

Outstanding Equity Awards at December 31, 2018

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(a) ($)
Name	(#) Exercisable		(#) Unexercisable
C. William Eccleshare	164,907	(b)	—		$1.17	09/10/19	—		—	—	—
	22,500	(c)	—		$1.16	02/24/20	—		—	—	—
	63,583	(d)	—		$1.43	09/10/20	—		—	—	—
	15,360	(e)	—		$4.78	12/13/20	—		—	—	—
	90,000	(f)	—		$6.09	02/21/21	—		—	—	—
	90,000	(g)	—		$5.02	03/26/22	—		—	—	—
	—		—		—	—	25,000	(h)	129,750	—	—
	—		—		—	—	4,191	(i)	21,751	—	—
	—		—		—	—	70,588	(j)	366,352	—	—
	—		—		—	—	221,729	(k)	1,150,774	—	—

Brian Coleman	—		—		—	—	—		—	—	—

Scott R. Wells	126,974	(l)	211,626	(l)	$6.85	3/3/2025	—		—	—	—
	28,323	(m)	9,441	(m)	$7.71	6/15/2025	—		—	—	—
	12,827	(n)	12,827	(n)	$5.69	6/3/2026	—		—	—	—
	—		—		—	—	22,915	(o)	118,929	—	—
	—		—		—	—	82,236	(p)	426,805	—	—
	—		—		—	—	88,235	(q)	457,940	—	—
	—		—		—	—	208,333	(r)	1,081,248	—	—
	—		—		—	—	221,729	(s)	1,150,774	—	—

Lynn Feldman	5,521	(t)	5,522	(t)	$5.54	7/7/2026	—		—	—	—
	—		—		—	—	33,444	(u)	173,574	—	—
	—		—		—	—	35,294	(v)	183,176	—	—
	—		—		—	—	41,667	(w)	216,252	—	—
	—		—		—	—	44,346	(x)	230,156	—	—

(a)	For equity awards with respect to the Class A common stock of CCOH, this value is based upon the closing sale price of CCOH’s Class A common stock on December 31, 2018 of $5.19.

(b)

Mr. Eccleshare’s grant of options to purchase 202,813 shares of CCOH’s Class A common stock vested as follows: (1) options with respect to 48,062 shares vested on September 10, 2010; (2) options with respect to 74,736 shares vested on September 10, 2011; (3) options with respect to 40,006 shares vested on September 10, 2012; and (4) options with respect to 40,009 shares vested on September 10, 2013.

(c)

Mr. Eccleshare’s grant of options to purchase 62,094 shares of CCOH’s Class A common stock vested as follows: (1) options with respect to 15,523 shares vested on February 24, 2011; (2) options with respect to 15,524 shares vested on February 24, 2012; (3) options with respect to 15,523 shares vested on February 24, 2013; and (4) options with respect to 15,524 shares vested on February 24, 2014.

(d)

Mr. Eccleshare’s grant of options to purchase 63,583 shares of CCOH’s Class A common stock vested as follows: (1) options with respect to 15,895 shares vested on September 10, 2011; (2) options with respect to 15,896 shares vested on September 10, 2012; (3) options with respect to 15,895 shares vested on September 10, 2013; and (4) options with respect to 15,897 shares vested on September 10, 2014.

(e)	Mr. Eccleshare’s grant of options to purchase 15,360 shares of CCOH’s Class A common stock vested in three equal annual installments beginning on December 13, 2011.
(f)	Mr. Eccleshare’s grant of options to purchase 90,000 shares of CCOH’s Class A common stock vested in four equal installments beginning on February 21, 2012.
(g)	Mr. Eccleshare’s grant of options to purchase 90,000 shares of CCOH’s Class A common stock vested in four equal installments beginning on March 26, 2013.
(h)	Mr. Eccleshare’s unvested restricted stock unit award representing 25,000 shares of CCOH’s Class A common stock vests 50% on September 21, 2019 and 50% on September 21, 2020.
(i)	Mr. Eccleshare’s unvested restricted stock unit award representing 4,191 shares will vest with respect to 50% on each of September 21, 2019 and September 21, 2020.
(j)

Mr. Eccleshare’s unvested restricted stock unit award with respect to 70,588 shares of CCOH’s Class A common stock will vest on June 28, 2019 provided Mr. Eccleshare is still employed by or provided services to CCOH on such date.

(k)	Mr. Eccleshare’s unvested restricted stock unit award with respect to 221,729 shares of CCOH’s Class A common stock will vest with respect to 50% on each of September 12, 2021 and September 12, 2022.
(l)

Mr. Wells’ grant of options to purchase 338,600 shares of CCOH’s Class A common stock vest as follows: (1) 169,300 of the shares of the award is time-vesting, with 25% vesting annually beginning March 3, 2016; and (2) 169,300 shares of the award will vest upon achievement of OIBDAN targets to be specified by the Board.

(m)	Mr. Wells’ grant of options to purchase 37,764 shares of CCOH’s Class A common stock vest in four equal installments beginning June 15, 2016.
(n)	Mr. Wells’ grant of options to purchase 25,654 shares of CCOH’s Class A common stock vest in four equal installments beginning June 3, 2017.
(o)	Mr. Wells’ unvested restricted stock award representing 22,915 shares of CCOH’s Class A common stock vests on June 15, 2019.
(p)	Mr. Wells’ unvested restricted stock award representing 82,236 shares of CCOH’s Class A common stock vests 50% on June 3, 2019 and 50% on June 3, 2020.
(q)

Mr. Wells’ unvested restricted stock award representing 88,235 shares of CCOH’s Class A common stock will vest on June 28, 2019 provided Mr. Wells is employed by or providing services to CCOH on such date.

(r)	Mr. Wells’ unvested restricted stock award representing 208,333 shares of CCOH’s Class A common stock will vest 50% on September 7, 2020 and 50% on September 7, 2021.
(s)	Mr. Wells’ unvested restricted stock unit award with respect to 221,729 shares of CCOH’s Class A common stock will vest with respect to 50% on each of September 12, 2021 and September 12, 2022.
(t)	Ms. Feldman’s grant of options to purchase 11,043 shares of CCOH’s Class A common stock vest in four equal installments beginning July 7, 2017.
(u)	Ms. Feldman’s unvested restricted stock award representing 33,444 shares of CCOH’s Class A common stock will vest 50% on July 7, 2019 and 50% on July 7, 2020.
(v)

Ms. Feldman’s unvested restricted stock award representing 35,294 shares of CCOH’s Class A common stock will vest on June 28, 2019 provided Ms. Feldman is employed by or providing services to CCOH on such date.

(w)	Ms. Feldman’s unvested restricted stock award representing 41,667 shares of CCOH’s Class A common stock will vest 50% on September 7, 2020 and 50% on September 7, 2021.
(x)	Ms. Feldman’s unvested restricted stock award representing 44,346 shares of CCOH’s Class A common stock will vest 50% on September 12, 2021 and 50% on September 12, 2022.

Option Exercises and Stock Vested

The following table sets forth certain information concerning option exercises by and stock vesting for the named executive officers during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(a) (#)	Value Realized on Exercise(b) ($)	Number of Shares Acquired on Vesting(c) (#)	Value Realized on Vesting(d) ($)
C. William Eccleshare	—	—	—	—
Brian Coleman	—	—	—	—
Scott R. Wells	—	—	22,915	107,701
Lynn Feldman	—	—	—	—

(a)	Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.
(b)

Represents the value of the exercised options, calculated by multiplying (1) the number of shares to which the option exercise related by (2) the difference between the actual market price of CCOH’s Class A common stock at the time of exercise and the option exercise price.

(c)	Represents the gross number of shares acquired on vesting of restricted shares or restricted stock units, without taking into account any shares withheld to satisfy applicable tax obligations.
(d)

Represents the value of the vested restricted shares or restricted stock units calculated by multiplying (1) the number of vested restricted shares or restricted stock units by (2) the closing price on the vesting date.

Pension Benefits

CCOH does not sponsor any pension plans in which the named executive officers participate.

Nonqualified Deferred Compensation Plans

CCOH outdoor does not sponsor any non-qualified deferred compensation plans in which the named executive officers participate.

Potential Post-Employment Payments

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for each of our expected named executive officers, using an assumed December 31, 2018 trigger event for each scenario.

In 2018, iHeartCommunications, our indirect parent entity, made available to CCOH, and CCOH was obligated to use, the services of certain executive officers of iHeartCommunications and a portion of their salary and other personnel costs was allocated to CCOH in recognition of their services provided to CCOH. The provisions of their agreements are described below to the extent that amounts payable thereunder would be allocated to CCOH under the Corporate Services Agreement upon termination, change in control or other post-employment scenario.

C. William Eccleshare

For a description of the potential post-employment payments that would be made to Ms. Eccleshare under his prior employment agreement, see “Executive Compensation of CCOH — Potential Post-Employment Payments — C. William Eccleshare.”

Termination by CCOH for Cause or by Mr. Eccleshare without Good Reason Under the New Employment Agreement. Mr. Eccleshare’s New Employment Agreement provides for the following payments and benefits upon termination by CCOH for “Cause” or by Mr. Eccleshare without “Good Reason.”

Under the agreement, “Cause” is defined means one or more of the following reasons, as determined by the CCOH Board reasonably and in good faith: (i) conduct by Mr. Eccleshare constituting a material act of willful misconduct in connection with the performance of his duties; (ii) continued, willful and deliberate non-performance by Mr. Eccleshare of his duties hereunder (other than by reason of Mr. Eccleshare’s physical or mental illness, incapacity or disability) where such non-performance has continued for more than fifteen (15) business days following written notice of such non-performance; (iii) Mr. Eccleshare’s refusal or failure to follow lawful and reasonable directives consistent with Mr. Eccleshare’s job responsibilities where such refusal or failure has continued for more than fifteen (15) business days following written notice of such refusal or failure; (iv) a criminal conviction of, or a plea of nolo contendere by, Mr. Eccleshare for a felony or material violation of any securities law, including, without limitation, conviction of fraud, theft, or embezzlement or a crime involving moral turpitude; (v) a material breach by Mr. Eccleshare of any of the provisions of this Agreement or (vi) a material violation by Mr. Eccleshare of Company’s employment policies regarding harassment; provided, however, that Cause shall not exist under clauses (i), (iii), (v) or (vi) unless Mr. Eccleshare has been given written notice specifying the act, omission, or circumstances alleged to constitute Cause and Mr. Eccleshare fails to cure or remedy such act, omission, or circumstances within fifteen (15) business days after receipt of such notice.

The term “Good Cause” means one or more of the following reasons, as determined by the CCOH Board reasonably and in good faith: (i) conduct by Mr. Eccleshare constituting a material act of willful misconduct in connection with the performance of his duties; (ii) continued, willful and deliberate non-performance by Mr. Eccleshare of his duties hereunder (other than by reason of Mr. Eccleshare’s physical or mental illness, incapacity or disability) where such non-performance has continued for more than fifteen (15) business days following written notice of such non-performance; (iii) Mr. Eccleshare’s refusal or failure to follow lawful and reasonable directives consistent with Mr. Eccleshare’s job responsibilities where such refusal or failure has continued for more than fifteen (15) business days following written notice of such refusal or failure; (iv) a criminal conviction of, or a plea of nolo contendere by, Mr. Eccleshare for a felony or material violation of any securities law, including, without limitation, conviction of fraud, theft, or embezzlement or a crime involving moral turpitude; (v) a material breach by Mr. Eccleshare of any of the provisions of this Agreement or (vi) a material violation by Mr. Eccleshare of Company’s employment policies regarding harassment; provided, however, that Cause shall not exist under clauses (i), (iii), (v) or (vi) unless Mr. Eccleshare has been given written notice specifying the act, omission, or circumstances alleged to constitute Cause and Mr. Eccleshare fails to cure or remedy such act, omission, or circumstances within fifteen (15) business days after receipt of such notice.

Termination by CCOH without Cause, by Mr. Eccleshare for Good Reason, Upon Non-Renewal of the New Employment Agreement by CCOH. CCOH must provide Mr. Eccleshare with 6 months of notice and continue to pay to Mr. Eccleshare his accrued and unpaid base salary through the date of termination (or, if CCOH elects to provide payment in lieu of notice, then Clear Channel will will pay Mr. Eccleshare his base salary (subject to applicable tax and insurance) for any remaining portion of the advance notice period, including with any accrued vacation entitlement) and any unreimbursed business expenses and any payments or benefits required to be paid or provided under applicable employee benefit plans or equity plans in accordance with such plans and/or policies (the “Accrued Amounts”). If CCOH terminates Mr. Eccleshare’s employment after receipt of Mr. Eccleshare’s 90-day notice of termination, CCOH will pay Mr. Eccleshare his base salary (subject to applicable tax and insurance) for any remaining portion of the advance notice period, including with any accrued vacation entitlement. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will (i) pay to Mr. Eccleshare any annual bonus and additional bonus earned but unpaid with respect to the calendar year prior to the year of termination (the “Earned Prior Year Annual and Additional Bonus”) and a pro-rata portion, if any, of the annual bonus for the calendar year that includes the termination date (the “Pro-Rata Bonus”), (ii) accelerate vesting with respect to any portion of the 2019 Equity Award Grant that is not vested as of the termination date, which accelerated vesting shall occur on the termination date (the “2019 Equity Award Acceleration”), and (D) pay an aggregate amount equal to Mr. Eccleshare’s base salary, multiplied by 2.3, and reduced by the total amount of payment in lieu of notice or garden leave payments previously paid to Mr. Eccleshare.

Termination by CCOH for Cause under the New Employment Agreement. If Mr. Eccleshare is terminated for Cause, CCOH will pay to Mr. Eccleshare the Accrued Amounts, which will not include any payment in lieu of notice, and Mr. Eccleshare may be required to repay the First Retention Bonus Payment or the Second Retention Bonus Payment and any portion of the 2019 Equity Award Grant that is not vested as of the termination date will be forfeited on the date of termination.

Termination by Mr. Eccleshare Without Good Reason or Failure of Mr. Eccleshare to Accept an Extension of the Employment Period under the New Employment Agreement. If Mr. Eccleshare terminates his employment without Good Reason or fails to affirmatively accept in writing CCOH’s extension of the employment period within 30 days of when the extension if offered to him, CCOH will pay Mr. Eccleshare the Accrued Amounts, and, only if CCOH provides notice that it elects to place Mr. Eccelshare on garden leave or make payments in lieu of notice, then the applicable payments with respect thereto. Mr. Eccleshare may be required to repay the First Retention Bonus Payment or the Second Retention Bonus Payment and any portion of the 2019 Equity Award Grant that is not vested as of the termination date will be forfeited on the date of termination.

Termination due to Disability Under the New Employment Agreement. If Mr. Eccleshare is unable to perform the essential functions of his full-time position for more than 180 consecutive days in any 12 month period, CCOH may terminate his employment with 90 days’ notice. If Mr. Eccleshare’s employment is terminated, CCOH will pay to Mr. Eccleshare or his designee any Accrued Amounts. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare or his designee (1) any Earned Prior Year Annual and Additional Bonus, (2) the Pro-Rata Bonus, (3) the 2019 Equity Award Acceleration, and (4) such payments or benefits to be made in accordance with the terms of the release.

Termination due to Death Under the New Employment Agreement. If Mr. Eccleshare’s employment is terminated by his death, CCOH will pay to his designee or estate: (1) the Accrued Amounts; (2) any Earned Prior Year Annual and Additional Bonus; (3) the Pro-Rata Bonus; and (4) the 2019 Equity Award Acceleration.

Brian Coleman

Termination by iHeartMedia for Cause or by Mr. Coleman without Good Cause. Mr. Coleman’s employment agreement provides for the following payments and benefits upon termination by iHeartMedia for “Cause” or by Mr. Coleman without “Good Cause.”

Under the agreement, “Cause” is defined as Mr. Coleman’s: (1) willful misconduct; (2) non-performance of his duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other conduct that has or would result in material injury to iHeartMedia’s reputation; (5) a material breach of his employment agreement; or (6) a significant violation of iHeartMedia’s employment and management policies. In the case of (2), (3), (5), or (6) unless the action by its nature is not curable or is a recurrence of a previously cured act, those acts will not constitute Cause unless Mr. Coleman is provided with ten (10) days to cure after written notice.

The term “Good Cause” includes, subject to certain exceptions: (1) a change in reporting lines such that Mr. Coleman is no longer reporting to the Chief Financial Officer of iHeartMedia; (2) a relocation of Mr. Coleman’s offices outside a 50-mile radius from the San Antonio metropolitan area; (3) iHeartMedia’s repeated failure to comply with a material term of the employment agreement after written notice by Mr. Coleman specifying the alleged failure; (4) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation as determined by iHeartMedia in light of compensation for similarly situated employees; or (5) a substantial or unusual reduction in responsibilities or authority. To terminate for Good Cause, Mr. Coleman must provide iHeartMedia with 30 days’ written notice, after which iHeartMedia has 30 days to cure. If iHeartMedia has not cured and Mr. Coleman elects to terminate his employment, he must do so within 10 days after the end of the cure period.

If Mr. Coleman is terminated with Cause, he will receive a lump-sum cash payment equal to his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefits plans.

Termination by iHeartMedia without Cause, by Mr. Coleman for Good Cause or Upon Non-Renewal of the Agreement by iHeartMedia. If Mr. Coleman is terminated by iHeartMedia without Cause, if Mr. Coleman resigns for Good Cause or the agreement is not renewed by iHeartMedia, iHeartMedia will pay to Mr. Coleman: (i) Mr. Coleman’s accrued and unpaid base salary; (ii) any earned but unpaid prior year bonus, if any, through the date of termination; and (iii) any payments to which he may be entitled under any applicable employee benefit plan according to the terms of such plans and policies (collectively, “Coleman’s Accrued Obligations”). In addition, if Mr. Coleman has signed and returned a severance agreement and general release of claims in a form satisfactory to iHeartMedia, iHeartMedia will pay to Mr. Coleman: (i), in periodic payments over a period of twelve (12) months following such date of termination in accordance with ordinary payroll practices and deductions in effect on the date of termination, Mr. Coleman’s base salary; (ii) a prorated bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year, with such amount of bonus payable to Mr. Coleman multiplied by 50%; (iii) payment for the achieved percentage of any supplemental incentive plan awards for which iHeartMedia determined Mr. Coleman’s performance goals were met and the percentage achieved, but had not yet been paid as of the the date of termination; and (iv) cash payment for any forfeited unvested restricted stock awards equal to the closing price on the date of termination times the number of Mr. Coleman’s forfeited unvested shares as of the termination date.

Termination by iHeartMedia Upon Non-Renewal of the Agreement by Mr. Coleman. If Mr. Coleman elects not to renew his employment, iHeartMedia will, in its sole discretion, determine the termination date and will pay accrued and unpaid base salary through the termination date, any payments required under applicable employee benefit plans, and, if the termination date is before the end of the then current employment period and Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to iHeartMedia, then iHeartMedia will pay an amount equal to Mr. Coleman’s pro-rata base salary through the end of the then current employment period in periodic payments in accordance with ordinary payroll practices and deductions.

Termination due to Disability. If Mr. Coleman is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, iHeartMedia may terminate his employment. If Mr. Coleman’s employment is terminated, he will receive a lump-sum cash payment equal to the Coleman Accrued Amounts.

Termination due to Death. If Mr. Coleman’s employment is terminated by his death, iHeartMedia will pay in a lump sum to his designee or, if no designee, to his estate, the Coleman Accrued Amounts.

Scott R. Wells

For a description of the potential post-employment payments that would be made to Mr. Wells under his employment agreement, see “Executive Compensation of CCOH — Potential Post-Employment Payments — Scott R. Wells.”

Lynn Feldman

Termination by CCO for Cause or by Ms. Feldman without Good Cause. Ms. Feldman’s employment agreement provides for the following payments and benefits upon termination by CCO for “Cause” or by Ms. Feldman without “Good Cause.”

Under the agreement, “Cause” is defined as Ms. Feldman’s: (1) willful misconduct; (2) non-performance of her duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other conduct that has or would result in material injury to CCO’s reputation; (5) a material breach of her employment agreement; or (6) a material violation of CCO’s employment and management policies. In the case of (1), (2), (3), (5), or (6) unless the action by its nature is not curable or is a recurrence of a previously cured act, those acts will not constitute Cause unless Ms. Feldman is provided with 10 days to cure after written notice.

The term “Good Cause” includes, subject to certain exceptions: (1) material and substantial diminution of Ms. Feldman’s duties or responsibilities or Ms. Feldman’s removal as Executive Vice President and/or General Counsel of Clear Channel Outdoor Americas; (2) a change in Ms. Feldman’s principal place of work by more than 30 miles from the current location in New York, New York; or (3) a significant reduction in Ms. Feldman’s base salary and annual bonus target. To terminate for Good Cause, Ms. Feldman must provide CCO with 30 days written notice, after which CCO has 20 days to cure. If CCO has not cured and Ms. Feldman elects to terminate her employment, she must do so within 10 days after the end of the cure period.

If Ms. Feldman is terminated with Cause, she will receive a lump-sum cash payment equal to her accrued and unpaid base salary through the termination date and any payments required under applicable employee benefits plans.

Termination by CCO without Cause, by Ms. Feldman for Good Cause or Upon Non-Renewal of the Agreement by CCO. If Ms. Feldman is terminated by CCO without Cause, if Ms. Feldman resigns for Good Cause or the agreement is not renewed by CCO, CCO will pay to Ms. Feldman: (i) Ms. Feldman’s accrued and unpaid base salary; (ii) any earned but unpaid prior year bonus, if any, through the date of termination; and (iii) any payments to which she may be entitled under any applicable employee benefit plan according to the terms of such plans and policies (collectively, “Feldman’s Accrued Obligations”). In addition, if Ms. Feldman has signed and returned a severance agreement and general release of claims in a form satisfactory to CCO, CCO will pay to Ms. Feldman: (i) in periodic payments over a period of 12 months following such date of termination in accordance with ordinary payroll practices and deductions in effect on the date of termination, Ms. Feldman’s base salary; and (ii) a prorated bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year.

Termination by CCO Upon Non-Renewal of the Agreement by Ms. Feldman. If Ms. Feldman gives notice of non-renewal, CCO will receive a lump-sum cash payment equal to Feldman’s Accrued Obligations.

Termination due to Disability. If Ms. Feldman is unable to perform the essential functions of her full-time position for more than 180 days in any 12 month period, CCO may terminate his employment. If Ms. Feldman’s employment is terminated, she will receive a lump-sum cash payment equal to Feldman’s Accrued Obligations.

Termination due to Death. If Ms. Feldman’s employment is terminated by her death, CCO will pay in a lump sum to her designee or, if no designee, to her estate, Feldman’s Accrued Obligations.

Post-Employment Table(a)

The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of those named executive officers. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such change in control or such executive officer’s termination of service.

Name	Benefit	Termination with “Cause”	Termination without “Cause” or Resignation for “Good Cause” or “Good Reason”		Termination due to “Disability”			Termination due to Death			Retirement or Resignation without “Good Cause” or “Good Reason”			“Change in Control” without Termination(b)		“Change in Control” with Termination
C. William Eccleshare	Cash payment	—	$3,653,155	(d)		$1,375,478	(e)		$1,375,478	(e)		$555,520	(f)		—	$3,653,155	(d)
	Vesting of equity awards(c)	—	—			—			1,668,627			—			$151,501	$1,668,627

	TOTAL	—	$3,653,155			$1,375,478			$3,044,105			$555,520			$151,501	$5,321,782

Brian Coleman(g)	Cash payment	—	$468,563	(h)	$			$								$468,563	(h)

	TOTAL	—	$468,563		$			$			$			$		$468,563

Scott R. Wells	Cash payment	—	$2,758,823	(j)		—			—			—			—	2,758,823	(j)
	Cash value of benefits(i)	—	7,498			—			—			—			—	7,498
	Vesting of equity awards(c)															$3,235,695

	TOTAL	—	$2,766,321			—			—			—			—	$6,002,016

Lynn Feldman	Cash payment	—	$703,947	(k)		—			—							$703,947	(k)
	Vesting of equity awards (c)	—	—			—			—			—			—	$803,158

	TOTAL	—	$703,947			—			—			—			—	$1,507,105

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2018.
(b)

Amounts reflected in the “Change in Control without Termination” column were calculated assuming that no termination occurred after the change in control. The values of any additional benefits to the named executive officers that would arise only if a termination were to occur after a change in control are disclosed in the footnotes to the “Change in Control with Termination” or other applicable columns.

(c)

Amounts reflect the value of unvested CCOH equity awards held by the respective named executive officers on December 31, 2018 that are subject to accelerated vesting. This value is based upon the closing price of CCOH’s Class A common stock on December 31, 2018 of $5.19, but it excludes stock options with an exercise price exceeding the closing price of CCOH’s Class A common stock on December 31, 2018. The value of vested equity awards and equity awards that continue to vest and/or remain exercisable following termination (but vesting is not accelerated) are not included in this table.

(d)

Represents (1) the sum of 1.2 times Mr. Eccleshare’s base salary at termination and 1.0 times Mr. Eccleshare’s annual bonus target for the year ended December 31, 2018, (2) an annual bonus for the year ended December 31, 2018, (3) $90,000 previously earned pursuant to the 2016 SIP bonus, and (4) $200,000 previously earned pursuant to the 2017 SIP bonus, pursuant to Mr. Eccleshare’s employment agreement.

(e)

Represents (1) an annual bonus for the year ended December 31, 2018, (2) $90,000 previously earned pursuant to the 2016 SIP bonus, and (3) $200,000 previously earned pursuant the 2017 SIP bonus, pursuant to Mr. Eccleshare’s employment agreement.

(f)

Represents (1) $90,000 previously earned pursuant to the 2016 SIP bonus, (2) $200,000 previously earned pursuant to the 2017 SIP bonus, pursuant to Mr. Eccleshare’s employment agreement, and (3) base salary during the required 90-day notice period under Mr. Eccleshare’s employment agreement.

(g)

Amounts reflected in the table represent CCOH’s portion of post-employment payments for Mr. Coleman. Pursuant to the Corporate Services Agreement, a percentage of payments made to Mr. Coleman upon termination or a change in control, other than payments with respect to the vesting of any iHeartMedia equity awards, would be allocated to CCOH. For Mr. Coleman in 2018, this allocation is based on CCOH’s 2018 revenue as a percentage of iHeartCommunications’ 2018 revenue. The cash payments are triggered solely by a termination of employment and are not triggered by, contingent upon or related to a change in control of iHeartMedia or CCOH.

(h)

Represents the allocated portion of (1) Mr. Coleman’s base salary at termination, (2) the 2016 and 2017 iHeartMedia SIP bonuses that Mr. Coleman will not be required to repay upon involuntary termination without cause, and (3) the Q1 2018 Key Employee Incentive bonus that Mr. Coleman will not be required to repay upon involuntary termination without cause.

(i)

The values associated with the continued provision of health benefits are based on the 2018 premiums for insurance multiplied by the amount of time Mr. Wells is entitled to those benefits pursuant to their respective employment agreements.

(j)

Represents the amount payable to Mr. Wells pursuant to his employment agreement, which includes (1) 1.5 times his base salary at termination, (2) his annual bonus target for the year ended December 31, 2018, and (3) a prorated annual bonus for the year ended December 31, 2018. If Mr. Wells were terminated without cause, any time-vesting CCOH options that would vest within one year following the termination date would vest. Also, any performance-vesting options would remain eligible to vest for 3 months following the termination date.

(k)	Represents the amount payable to Ms. Feldman pursuant to her employment agreement, which includes (1) her current base salary and (2) a prorated annual bonus for the year ended December 31, 2018.

Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. C. William Eccleshare, who is expected to serve as our Chief Executive Officer following the Separation. The rules adopted by the SEC require a registrant to identify its median employee only once every three years if there has been no change to the registrant’s employee population or employee compensation arrangements that would result in a significant change to the pay ratio disclosure. Because we have had no changes to our employee population or compensation arrangements that would significantly impact our pay ratio disclosure, the employee representing the median-paid employee for 2018 is the same employee selected for 2017. For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than Mr. Eccleshare), was $49,341; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this information statement/prospectus, was $4,767,787.

Based on this information, for 2018 the ratio of the annual total compensation of Mr. Eccleshare to the median of the annual total compensation of all employees was 97 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

As previously disclosed in CCOH’s proxy statement for its annual meeting of stockholders in 2018, in determining the pay ratio calculation, CCOH used the methodology, assumptions and estimates set forth below to identify the median employee.

1.    The “median employee” that was used for purposes of calculating the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees in 2018 is the same employee that was identified for purposes of our 2017 disclosure. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure. We selected October 1, 2017, which is within the last three months of 2017, as the date upon which we would identify the median employee, to allow sufficient time to identify the median employee given the global scope of our operations.

2.    We determined that, as of October 1, 2017, our employee population consisted of approximately 5,823 individuals working at CCOH and its consolidated subsidiaries. This number does not include 326 employees of iHeartMedia who provide corporate services to us under the Corporate Services Agreement. These iHeartMedia employees are compensated by iHeartMedia, and the costs of these corporate services are allocated to us as described under “Certain Relationships and Related Party Transactions—iHeartMedia, Inc.—Corporate Services Agreement.” These iHeartMedia employees do not receive any compensation from CCOH.

3.    Of our employee population as of October 1, 2017, 1,584 were U.S. employees and 4,239 were non-U.S. employees. We excluded employees who are located in the jurisdictions set forth below from the determination of median employee, under the de minimis exception in the SEC rules.

Country	Number of Employees
Hungary	1
Estonia, Lithuania, Latvia and Russia	24
Denmark	29
Finland	49
Poland	67
Total Excluded Employees	170

In total, the excluded employees represented 2.9% of our combined U.S. and non-U.S. workforce as of October 1, 2017.

4.    For purposes of measuring the compensation of our employee population, we selected total cash compensation. Total cash compensation includes base salary, hourly pay, overtime, bonuses and commissions, as reported on our payroll records. We measured total cash compensation of the employees included in the calculation over the nine-month period ended September 30, 2017. While some of our highly compensated employees are eligible to receive cash bonuses in the first quarter of the year under our annual cash bonus plan, the majority of our employees are not eligible to receive annual cash bonuses and instead earn quarterly cash bonuses or commissions, or are not eligible for any bonus. Consequently, we believe that total cash compensation for the nine-month period ended September 30, 2017 reasonably reflects the annual total compensation of our employee population for purposes of identifying our median employee.

5.    We gathered our total cash compensation information for the nine-month period ended September 30, 2017 from payroll records of each of our business units and applied this compensation measure consistently to all of our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee. Amounts in foreign currency were converted from local currency to U.S. dollars using the average daily exchange rate of each country’s respective currency to U.S. dollars for the twelve months ended December 31, 2017.

Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $49,341. With respect to the annual total compensation of Mr. Eccleshare, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included under “Executive Compensation of New CCOH — Summary Compensation Table”. We believe the pay ratio included in this section is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

Thomas C. King, Lisa Hammitt and Joe Marchese are expected to serve as the members of the compensation committee of the New CCOH Board. There are no “interlocks” among any of the directors who are expected served as members New CCOH’s compensation committee and any of New CCOH’s executive officers as of the date of this information statement/ prospectus. No member of New CCOH’s compensation committee simultaneously has served as an executive officer of CCOH. No member of New CCOH’s compensation committee has a relationship with CCOH that requires disclosure under Item 404 of Regulation S-K.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the following table shows the amounts of payments and benefits that each executive officer of CCOH would receive that are based on or otherwise related to the Merger that may become payable to each of CCOH’s named executive officers (as defined under “Executive Compensation of CCOH”). The amounts reflect the terms of the executive officers’ compensation arrangements with CCOH as in effect on the date of this information statement/prospectus.

In addition to the payments and benefits described in this section, CCOH may take certain compensation actions prior to the Closing that will affect CCOH’s named executive officers, although these determinations have not been made as of the date of this information statement/prospectus, and the impact of any future determinations is not reflected in the amounts estimated below. Among other actions, CCOH may make cash retention grants or long-term incentive grants, or may determine to adjust existing awards to accelerate the vesting of such awards or make other changes, subject to certain conditions.

The tables assume that the consummation of the Merger occurs on December 31, 2018. The amounts for equity awards below are determined using a per share price of CCOH Common Stock of $5.414, which is the average closing price per share of CCOH Common Stock over the five business days following the announcement of the Settlement Agreement. The amounts indicated below are estimates of the amounts that would be payable to the named executive officers and the estimates are based on multiple assumptions that may or may not actually occur. Some of the assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

Potential Change in Control Payments to Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimburse- ment($)(5)	Other ($)	Total ($)
Robert W. Pittman (6)	—	—	—	—	—	—	—
Richard J. Bressler	$2,390,798(7)	—	—	11,479	—	—	2,402,277
C. William Eccleshare	$3,653,155(8)	—	—	—	—	—	3,653,155
Scott R. Wells	$2,758,823(9)	—	—	7,498	—	—	2,766,321
Steven J. Macri	$433,496(10)	—	—	—		—	433,496

(1)

Mr. Pittman, Mr. Bressler’s and Mr. Macri’s employment agreements are with iHeartMedia. Pursuant to the terms of these employment agreements, Messrs. Pittman, Bressler and Macri are entitled to certain payments in connection with termination of employment by iHeartMedia without cause, by the employee for good cause or upon non-renewal of the applicable employment agreement. These payments are triggered solely by a termination of employment and are not triggered by, contingent upon or related to a change in control of iHeartMedia or CCOH. The amounts included in the table are the benefits to which they would be entitled for a termination without Cause, whether or not a change in control occurs. These benefits for Messrs. Bressler and Macri are allocated to CCOH pursuant to the Corporate Services Agreement with iHeartCommunications. Mr. Pittman’s compensation is paid by iHeartMedia and is not allocated to CCOH.

Mr. Eccleshare’s and Mr. Wells’ employment agreements are with CCOH. Pursuant to the terms of these employment agreements, Messrs. Eccleshare and Wells are entitled to certain payments in connection with termination of employment by CCOH without cause, by the employee for good reason or upon non-renewal of the applicable employment agreement. These payments are triggered solely by a termination of employment and are not triggered by, contingent upon or related to a change in control of iHeartMedia or CCOH. The amounts included in the table are the benefits to which they would be entitled for a termination without Cause, whether or not a change in control occurs.

(2)

As of the date of this information statement/prospectus, Mr. Eccleshare held 321,508 unvested CCOH Restricted Stock Units. The agreements governing 29,191 of Mr. Eccleshare’s CCOH Restricted Stock Units provide that upon a change in control, with or without a termination, the CCOH Restricted Stock Units will become fully vested immediately, and the agreements governing 70,588 of Mr. Eccleshare’s CCOH Restricted Stock Units provide that the CCOH Restricted Stock Units vest if Mr. Eccleshare’s employment is terminated by the Company without “cause” (as defined in the agreement) within twelve (12) months following a “change in control.” The agreements governing 221,729 of Mr. Eccleshare’s CCOH Restricted Stock Units specifically exclude the Separation from triggering vesting. The determination of whether a change in control has occurred shall be made by the CCOH Board, acting in its sole discretion. The Compensation Committee of the CCOH Board has not made a determination that a change in control (for purposes of Mr. Eccleshare’s restricted stock unit award agreements) will occur as a result of the Merger and the Separation, and the Merger Agreement provides that all such awards will be assumed by New CCOH and will remain subject to their existing terms and conditions without adjustment. Accordingly, no amounts are set forth in the table in respect of these unvested CCOH Restricted Stock Units. If the Compensation Committee of New CCOH Board determines that a change of control has occurred following the consummation of the Merger, the amount set forth next to Mr. Eccleshare’s name in the “Equity” column in the table would be $540,203. Of this amount, $158,040 would be “single trigger,” as it would be recognized upon consummation of the Merger, whether or not Mr. Eccleshare’s employment is terminated, and $382,163 would be “double trigger,” as it would be recognized only upon the termination of Mr. Eccleshare’s employment within 12 months following the consummation of the Merger.

As of the date of this information statement/prospectus, Mr. Wells held 233,894 unvested CCOH Stock Options and unvested CCOH Restricted Stock Awards representing 623,448 shares. The agreements governing Mr. Wells’ CCOH Stock Options provide that upon a change in control, with our without termination, the CCOH Stock Options will become fully vested immediately, and the agreements governing

Mr. Wells’ CCOH Restricted Stock Awards provide that the CCOH Restricted Stock Awards vest if Mr. Wells’ employment is terminated by the Company without “cause” (as defined in the agreement) within twelve (12) months following a “change in control.” The agreements governing 221,729 of Mr. Wells’ CCOH Restricted Stock Awards specifically exclude the Separation from triggering vesting. The Compensation Committee of the CCOH Board has not made a determination that a change in control (for purposes of Mr. Wells’ equity award agreements) will occur as a result of the Merger and the Separation, and the Merger Agreement provides that all such awards will be assumed by New CCOH and will remain subject to their existing terms and conditions without adjustment. Accordingly, no amounts are set forth in the table in respect of these unvested equity awards. If the Compensation Committee of New CCOH Board determines that a change of control has occurred following the consummation of the Merger, the amount set forth next to Mr. Wells’ name in the “Equity” column in the table would be $2,174,907. Of this amount, $0 for the CCOH Stock Options would be “single trigger,” as it would be recognized upon consummation of the Merger, whether or not Mr. Wells’ employment is terminated, and $2,174,907 for the CCOH Restricted Stock Awards would be “double trigger,” as it would be recognized only upon the termination of Mr. Wells’ employment within 12 months following the consummation of the Merger.

The following table shows the amounts in this column attributable to unvested CCOH Stock Options, unvested CCOH Restricted Stock Awards and unvested CCOH Restricted Stock Units that may become vested if the Compensation Committee of the CCOH Board or the Compensation Committee of the New CCOH Board determines that a change in control has occurred for purposes of the award agreements:

Name	Number of Unvested CCOH Stock Options	Value of Unvested CCOH Stock Options	Number of Unvested CCOH Restricted Stock Awards	Value of Unvested CCOH Restricted Stock Awards	Number of Unvested CCOH Restricted Stock Units	Value of Unvested CCOH Restricted Stock Units
Robert W. Pittman	—	—	—	—	—	—
Richard J. Bressler	—	—	—	—	—	—
C. William Eccleshare	—	—	—	—	99,779	$540,203
Scott R. Wells	233,894	—	401,719	$2,174,907	—	—
Steven J. Macri	—	—	—	—	—	—

The value of the unvested equity awards is based on the average closing price per share of CCOH Common Stock over the five business days following the announcement of the Settlement Agreement, or $5.414. Actual values may be greater or less than those provided for above.

Depending on when the consummation of the Merger occurs, certain equity awards shown as unvested in the table may become vested in accordance with their terms without regard to the Merger.

(3)	CCOH does not sponsor any pension plans or non-qualified deferred compensation plans in which the named executive officers participate.

(4)

Upon termination of Mr. Pittman’s, Mr. Bressler’s and Mr. Wells’ employment without cause, for good reason or upon non-renewal by iHeartMedia or CCOH, as applicable, Messrs. Pittman and Bressler would receive reimbursement for COBRA premium payments for a period of 18 months, and Mr. Wells will receive a lump sum payment in an amount equal to his expected COBRA premium payments for a period of 12 months. The values associated with the continued provision of health benefits are based on the 2018 premiums for insurance multiplied by the amount of time Messrs. Bressler and Wells are entitled to those benefits pursuant to their respective employment agreements. These payments are triggered solely by a termination of employment and are not triggered by, contingent upon or related to a change in control of iHeartMedia or CCOH. The amounts included in the table are the benefits to which they would be entitled for a termination without Cause, whether or not a change in control occurs.

(5)

Under certain circumstances as described above under “Information about the Transaction—Interests of Certain Persons in the Merger—Other Arrangements,” if the payment of severance to Messrs. Pittman and Bressler would cause them to become subject to the excise tax rules under Section 4999 of the Internal

Revenue Code, Messrs. Pittman and Bressler would be eligible to receive an excise tax gross-up payment under the terms of their employment agreement. It is not anticipated that Messrs. Pittman and Bressler will be entitled to a gross-up payment in connection with the Merger and the Separation.

(6)

Mr. Pittman’s compensation is paid by iHeartMedia and is not allocated to CCOH. Accordingly, any amounts that may be payable to Mr. Pittman by iHeartMedia upon a change in control or a termination following a change in control are not included in the table.

(7)

Represents the allocated portion of (1) 1.5 times the sum of Mr. Bressler’s base salary at termination and annual bonus target defined as 50% of base salary (2) the 1st quarter portion of the 2018 KEIP that Mr. Bressler will not be required to repay upon involuntary termination, and (3) the 2016 and 2017 SIP payments that Mr. Bressler will not be required to repay upon involuntary termination.

(8)

Represents (1) the sum of 1.2 times Mr. Eccleshare’s base salary at termination and 1.0 times Mr. Eccleshare’s annual bonus target for the year ended December 31, 2018, (2) an annual bonus for the year ended December 31, 2018, (3) $90,000 previously earned pursuant to the 2016 SIP bonus, and (4) $200,000 previously earned pursuant to the 2017 SIP bonus, pursuant to Mr. Eccleshare’s employment agreement.

(9)

Represents the amount payable to Mr. Wells pursuant to his employment agreement, which includes (1) 1.5 times his base salary for the year ended December 31, 2018, (2) his annual bonus target for the year ended December 31, 2018, and (3) an annual bonus for the year ended December 31, 2018.

(10)

Represents the allocated portion of (1) the sum of Mr. Macri’s base salary at termination and annual bonus target defined as 100% of base salary, (2) the 1st quarter portion of the 2018 KEIP that Mr. Macri will not be required to repay upon involuntary termination and (3) the 2016 and 2017 SIP payments that Mr. Macri will not be required to repay upon involuntary termination.

EXECUTIVE COMPENSATION OF CCOH

Introduction

The following Compensation Discussion and Analysis, as well as the Summary Compensation Tables and accompanying information below, discusses the compensation of CCOH’s principal executive officer, principal financial officer and the next three most highly compensated executive officers (other than the principal executive officer and the principal financial officer), serving during 2018. Certain of these officers are expected to conclude their service to us following the Separation. For a discussion of the compensation of officers of CCOH who are expected to become the executive officers of New CCOH following the Separation, see “Executive Compensation of New CCOH.”

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis contains statements regarding Company and individual performance measures and other goals. These goals are disclosed in the limited context of CCOH’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Further, CCOH’s performance measures used for purposes of executive compensation, as described more fully below, differ from segment results reported in CCOH’s financial statements. Segment results are used to measure the overall financial performance of CCOH’s segments, while the performance measures used for compensation purposes are used in connection with assessing the performance of executives. CCOH specifically cautions investors not to apply the following discussion to other contexts.

Overview and Objectives of CCOH’s Compensation Program

CCOH believes that compensation of CCOH’s named executive officers should be directly and materially linked to operating performance. The fundamental objective of CCOH’s compensation program is to attract, retain and motivate top quality executives through compensation and incentives which are competitive within the various labor markets and industries in which CCOH competes for talent and which align the interests of CCOH’s executives with the interests of CCOH’s stockholders.

Overall, CCOH has designed its compensation program to:

•	support CCOH’s business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit, motivate and retain executive talent; and

•	align executive performance with stockholder interests.

CCOH seeks to achieve these objectives through a variety of compensation elements, as summarized below:

Element	Form	Purpose
Base salary	Cash	Provide a competitive level of base compensation in recognition of responsibilities, value to CCOH and individual performance

Bonus	Cash	Through annual incentive bonuses, discretionary bonuses and additional bonus opportunities, recognize and provide an incentive for performance that achieves specific corporate and/or individual goals intended to correlate closely with the growth of long-term stockholder value

Element	Form	Purpose

Long-term Incentive Compensation	Generally stock options, restricted stock, restricted stock units or other equity-based compensation	Incentivize achievement of long-term goals, enable retention and/or recognize achievements and promotions—in each case aligning compensation over a multi-year period directly with the interests of stockholders by creating an equity stake

Other Benefits and Prerequisites	Retirement plans, health and welfare plans and certain perquisites (such as club dues, relocation benefits and payment of legal fees in connection with promotions/new hires, personal use of aircraft, transportation and other services)	Provide tools for employees to pursue financial security through retirement benefits, promote the health and welfare of all employees and provide other specific benefits of value to individual executive officers

Severance	Varies by circumstances of separation	Facilitate an orderly transition in the event of management changes

In May 2017, CCOH held a stockholder advisory vote on the compensation of CCOH’s named executive officers. More than 99% of the votes cast on the matter approved the compensation of CCOH’s named executive officers as disclosed in CCOH’s 2017 proxy statement. Accordingly, CCOH made no significant changes to the objectives or structure of CCOH’s executive compensation program. CCOH currently holds its say-on-pay vote once every three years. Accordingly, CCOH expects that its next say-on-pay advisory vote will occur at CCOH’s annual meeting of stockholders in 2020. CCOH also expects its next vote on the frequency of say-on-pay votes to occur at CCOH’s annual meeting of stockholders in 2023.

Compensation of Officers Employed by iHeartMedia

The following of CCOH’s named executive officers were employed by and received compensation from iHeartMedia in 2018:

•	Robert W. Pittman, CCOH’s Chief Executive Officer;

•	Richard J. Bressler, CCOH’s Chief Financial Officer; and

•	Steven J. Macri, CCOH’s Senior Vice President—Corporate Finance.

Accordingly, the 2018 compensation for Messrs. Pittman, Bressler and Macri was set by the Compensation Committee of the Board of Directors of iHeartMedia. CCOH’s Compensation Committee had no involvement in recommending or approving their compensation.

As described below under “Certain Relationships and Related Party Transactions of CCOH—iHeartMedia, Inc.—Corporate Services Agreement,” a portion of the 2018 compensation for Messrs. Bressler and Macri was allocated to CCOH in recognition of their services provided to CCOH pursuant to the Corporate Services Agreement between CCOH and a subsidiary of iHeartMedia. Those allocated amounts are reflected in the Summary Compensation Table below, along with any compensation that CCOH or its subsidiaries provided to them directly. See footnote (g) to the Summary Compensation Table below for a description of the allocations. Additionally, upon termination or a change in control, a portion of certain payments that would be due to Messrs. Bressler and Macri would be allocated to CCOH, as reflected in the Potential Payments Upon Termination or Change in Control table set forth below. These allocations were or would be made, as applicable, based on CCOH’s OIBDAN (as defined below) as a percentage of iHeartMedia’s OIBDAN for the prior year, each as reported in connection with year-end financial results. For purposes of these allocations, OIBDAN is defined as:

consolidated net income (loss) adjusted to exclude non-cash compensation expenses and amortization of deferred system implementation costs as well as the following line items presented in the Statement of Operations: income tax benefit (expense); other income (expense), net; equity in earnings (loss) of nonconsolidated affiliates; interest expense; interest income on the Due from iHeartCommunications Note; other operating income, net; depreciation and amortization; and impairment charges. Mr. Pittman’s compensation is paid by iHeartMedia and is not allocated to CCOH.

All references in this Compensation Discussion and Analysis to compensation policies and practices for CCOH’s executive officers should be read to exclude the compensation policies and practices applicable to Messrs. Pittman, Bressler and Macri and any other executive officers whose compensation was determined by iHeartMedia, other than with respect to CCOH equity awards provided to those individuals. Accordingly, except as otherwise indicated below, references in this Compensation Discussion and Analysis to CCOH’s named executive officers are intended to include:

•	C. William Eccleshare, Chairman and Chief Executive Officer of CCI; and

•	Scott R. Wells, Chief Executive Officer of CCOA.

Compensation Practices

The Compensation Committee typically determines total compensation, as well as the individual components of such compensation, of CCOH’s named executive officers (other than Messrs. Pittman, Bressler and Macri) on an annual basis. All compensation decisions are made within the scope of each named executive officer’s employment agreement, if any.

In making decisions with respect to each element of executive compensation, the Compensation Committee considers the total compensation that may be awarded to the executive, including salary, annual incentive bonus and long-term incentive compensation. Multiple factors are considered in determining the amount of total compensation awarded to the named executive officers, including:

•	the terms of CCOH’s named executive officers’ employment agreements, if any;

•	the recommendations of the Chief Executive Officer;

•	the value of previous equity awards;

•	internal pay equity considerations; and

•	broad trends in executive compensation generally.

The goal is to award compensation that is reasonable when all elements of potential compensation are considered.

Elements of Compensation

As described above, CCOH believes that a combination of various elements of compensation best serves the interests of CCOH and its stockholders. Having a variety of compensation elements enables CCOH to meet the requirements of the highly competitive environment in which CCOH operates while ensuring that CCOH’s named executive officers are compensated in a way that advances the interests of all stockholders. Under this approach, executive compensation generally involves a significant portion of pay that is “at risk,” namely, the annual incentive bonus. The annual incentive bonus is based entirely on financial performance, individual performance or a combination of both. In conjunction with the annual incentive bonus awards, the Compensation Committee also may provide annual discretionary bonuses or additional bonus opportunities to CCOH’s named executive officers, which also would be based on financial performance, individual performance or a combination of both. Equity awards constitute a significant portion of long-term remuneration that is tied directly to stock price appreciation, which benefits all stockholders.

CCOH’s practices with respect to each of the elements of executive compensation are set forth below, followed by a discussion of the specific factors relevant to the named executive officers.

Base Salary

Administration. Base salaries for executive officers typically are reviewed on an annual basis and at the time of promotion or other change in responsibilities. In general, any increases in salary will be based on the subjective evaluation of factors such as the level of responsibility, individual performance, level of pay both of the executive in question and other similarly situated executives and competitive pay practices. All decisions regarding increasing or decreasing an executive officer’s base salary are made within the scope of the executive’s respective employment agreement, if any. In the case of CCOH’s named executive officers who have employment agreements with CCOH, each of their employment agreements contains a minimum level of base salary, as described below under “Executive Compensation—Employment Agreements with the Named Executive Officers.”

In reviewing base salaries, the Compensation Committee considers the importance of linking a significant proportion of the named executive officer’s compensation to performance in the form of the annual incentive bonus (plus any annual discretionary bonuses or additional bonus opportunities), which is tied to financial performance measures, individual performance, or a combination of both, as well as long-term incentive compensation.

Analysis. Mr. Eccleshare’s base salary increased to $1,000,000 in connection with his promotion to serve as CCOH’s Chief Executive Officer on January 24, 2012. Mr. Eccleshare’s base salary remained at that level for 2018. Pursuant to the New Employment Agreement, which will become effective upon the effectiveness of the iHeartMedia Plan of Reorganization, Mr. Eccleshare’s annual base salary will increase to $1,250,000, which increase will be applied retroactively to January 1, 2019. See “Executive Compensation—Employment Agreements with the Named Executive Officers—C. William Eccleshare.”

In March 2015, CCOH hired Mr. Wells as Chief Executive Officer of CCOH’s Americas division. Under his employment agreement, Mr. Wells was provided an initial base salary of $750,000. His base salary remained at that level for 2018.

For a more detailed description of the employment agreements of the named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Annual Incentive Plan

Administration. Each of CCOH’s named executive officers participates in the Annual Incentive Plan, other than Messrs. Pittman, Bressler and Macri, who participated in iHeartMedia’s 2018 Key Employee Incentive Plan. The Annual Incentive Plan is administered by the Compensation Committee and is intended to provide an incentive to the named executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value and to retain such executives. Under the Annual Incentive Plan, participants are eligible for performance-based awards, which represent the conditional right to receive cash or other property based upon the achievement of pre-established performance goals within a specified performance period. No single participant may receive more than $15,000,000 in awards in any calendar year.

The performance goals for CCOH’s named executive officers are set pursuant to an extensive annual operating plan developed by the Chief Executive Officer in consultation with the Board, the Chief Financial Officer and other senior executive officers of CCOH, within any parameters specified within each executive’s employment agreement. The Chief Executive Officer makes recommendations as to the compensation levels and performance goals of CCOH’s named executive officers (other than his own) to the Compensation Committee for its review, consideration and approval. The Compensation Committee has complete discretion to accept, reject or modify the recommendations of the Chief Executive Officer.

The 2018 annual incentive bonuses were based on the following performance goals (as further described below): (1) Mr. Eccleshare’s performance goals were based upon achievement of a targeted OIBDAN level for CCI and certain qualitative performance objectives which contributed to CCI’s performance, and (2) Mr. Wells’ performance goals were based on the achievement of a targeted OIBDAN level for CCOA, and certain qualitative performance objectives, which contributed to CCOA’s performance.

The annual incentive bonus amounts are determined according to the level of achievement of the objective OIBDAN-based performance goals and the individual qualitative performance goals. No award is earned under the objective performance goal below a minimum threshold of performance (90% of the applicable target OIBDAN for each individual) and a maximum amount is earned under the objective performance goal for performance at or above a maximum level (115% of the applicable target OIBDAN for each individual). The Compensation Committee may, in its discretion, reduce the awards earned pursuant to either the objective or individual qualitative performance goals, as applicable.

The Compensation Committee follows the process set forth below to determine the annual incentive bonuses for Messrs. Eccleshare and Wells:

•	at the outset of the fiscal year:

•	set performance goals for the year for CCOH and the operating divisions;

•	set individual performance goals for each participant; and

•	set a target and maximum annual incentive bonus for each applicable participant; and

•

after the end of the fiscal year, determine the earned amounts by measuring actual performance against the predetermined goals of CCOH and the operating divisions, as well as any individual performance goals.

Analysis. In determining whether the 2018 financial performance goals were met, the Compensation Committee considered the financial results of CCOH and its operating divisions from January 1, 2018 to December 31, 2018. For 2018, the performance-based goals applicable to CCOH’s named executive officers are set forth under “—Summary of 2018 Cash Incentive Payments for each Named Executive Officer” below.

Supplemental Incentive Plan

Administration. Mr. Eccleshare participates in the Clear Channel Outdoor Holdings , Inc. 2015 Supplemental Incentive Plan (the “SIP”). CCOH’s stockholders approved the SIP in May 2015.

The SIP is intended to provide additional bonus opportunities as an incentive to the executive officers to contribute to the growth, profitability and increased stockholder value of CCOH and for the retention of such executives. Under the SIP, participants are eligible for performance-based awards, which represent the conditional right to receive cash or other property based upon the achievement of pre-established performance goals within a specified performance period. No single participant may receive more than $15,000,000 in awards in any calendar year. The performance period for awards under the SIP is twelve months. The achievement of an earned award is determined as soon as practicable after the end of the applicable performance period. Unless otherwise communicated to a participant in a written agreement, payment of the awards shall not occur until the 90-day period following the third anniversary of the beginning of the applicable performance period, subject to the participant’s continued employment through such payment date. Pursuant to the terms of his employment agreement, Mr. Eccleshare’s earned SIP bonuses are paid by CCOH in equal cash installments on or about the first, second and third anniversary of the beginning of the applicable performance period, in each case contingent upon his continued employment through the applicable payment date.

In 2018, Mr. Eccleshare received a SIP bonus opportunity based on certain qualitative performance objectives, which contributed to CCI’s performance.

Analysis. For 2018, the individual performance-based goals for Mr. Eccleshare are set forth under “—Summary of 2018 Cash Incentive Payments for each Named Executive Officer” below. Following the end of 2018, the Compensation Committee determined that Mr. Eccleshare met his performance objectives, and Mr. Eccleshare’s 2018 SIP bonus was earned at 100% of target. The Compensation Committee believed that the payment of SIP awards in increments over a three-year period, subject to continued employment, would enhance the retention value of these awards.

Summary of 2018 Cash Incentive Payments for each Named Executive Officer

C. William Eccleshare

Pursuant to his employment agreement, Mr. Eccleshare’s target bonus for 2018 under the Annual Incentive Plan was set at $1,000,000, with 70% based on the achievement of OIBDAN at CCI of $238.0 million and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2018 was set at $2,000,000. For purposes of calculating Mr. Eccleshare’s bonus, OIBDAN was calculated in the same manner as CCI’s reportable OIBDAN, with further adjustments to calculate on a constant currency basis, to exclude restructuring expenses and to allocate the applicable corporate expenses to CCI. CCI’s reportable OIBDAN is defined as CCI’s operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as Depreciation and amortization; Impairment charges; and Other operating income (expense), net. Mr. Eccleshare’s individual qualitative performance objectives for 2018 consisted of: (1) continuing to outperform the out-of-home market; (2) increasing digital revenue; (3) leadership development and retention planning; and (4) remaining focused on compliance and regulation. CCI’s 2018 OIBDAN was approximately $239.8 million, which was above the OIBDAN target. Based on Mr. Eccleshare’s level of achievement of his qualitative performance objectives described above, Mr. Eccleshare received an annual incentive bonus of $1,038,570. The annual incentive bonus of $1,038,570 is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018.

Pursuant to a SIP bonus opportunity approved for Mr. Eccleshare by CCOH’s Compensation Committee with respect to 2018 performance, Mr. Eccleshare also earned an additional $300,000 SIP bonus based on achieving the following additional performance objectives established by CCOH’s Compensation Committee for Mr. Eccleshare with respect to CCOH’s business: (1) providing support for significant restructuring transactions; and (2) continuing to develop a culture that fosters diversity and inclusion through the delivery of the fairness program. Of the $300,000 SIP bonus earned with respect to 2018 performance, $100,000 was paid at the end of February 2019, and the remaining $200,000 will be paid in equal installments of $100,000 each at the same time as the annual incentive bonus payments in 2020 and 2021 if Mr. Eccleshare remains employed on the applicable payment dates. In addition, on February 20, 2019, Mr. Eccleshare was paid the third of three $90,000 installments pursuant to his earned 2016 SIP bonus. He was also paid the second of three $100,000 installments pursuant to his earned 2017 SIP bonus. The final $100,000 installment of the 2017 SIP bonus will be paid at the same time as the annual incentive bonus payments are paid generally in 2020 if Mr. Eccleshare remains employed on the payment date. The $90,000 payment of the 2016 SIP bonus, the $100,000 payment of the 2017 SIP bonus and the $100,000 payment of the 2018 SIP bonus are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018.

Pursuant to the amendment to his employment agreement, Mr. Eccleshare was paid a retention award of $875,000 on January 1, 2018, which is reflected in the Bonus column of the Summary Compensation Table for 2018. This retention award is subject to his continued employment through June 30, 2019. He will also receive an additional retention payment of $875,000 on January 1, 2020 subject to his continued employment through June 30, 2020.

Scott R. Wells

Pursuant to his employment agreement, Mr. Wells’ target bonus for 2018 under the Annual Incentive Plan was set at $750,000, with 70% based on the achievement of OIBDAN at CCOA, of $419.0 million, and 30%

based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2018 was set at $1,500,000. For purposes of calculating Mr. Wells’ bonus, OIBDAN was calculated in the same manner as CCOA’s reportable OIBDAN, with further adjustments to calculate on a constant currency basis, to exclude restructuring expenses and to allocate the applicable corporate expenses to CCOA. CCOA’s reportable OIBDAN is defined as CCOA’s operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as Depreciation and amortization; Impairment charges; and Other operating income (expense), net. Mr. Wells’ individual qualitative performance objectives for 2018 consisted of: (1) keeping the organization focused on strategically driving footprint growth in a liquidity-friendly way; (2) driving national sales group growth; (3) driving customer valued innovation to increase use of CCOH by major national advertisers; (4) enhancing local sales execution; and (5) resolving CCOH’s Los Angeles digital billboard litigation. The 2018 CCOA OIBDAN, was approximately $433.3 million which was above the OIBDAN target. Based on the achieved OIBDAN level, together with Mr. Wells’ level of achievement of his qualitative performance objectives described above, Mr. Wells received an annual incentive bonus of $883,823. The annual incentive bonus of $883,823 is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018.

Long-Term Incentive Compensation

Administration. CCOH’s named executive officers participate in CCOH’s 2012 Amended and Restated Stock Incentive Plan or the 2005 Stock Incentive Plan, which allow for the issuance of incentive and non-statutory stock options, restricted stock and other equity awards. The 2012 Amended and Restated Stock Incentive Plan is administered by CCOH’s Compensation Committee. See “Executive Compensation—Grants of Plan-Based Awards” for a more detailed description of the 2012 Amended and Restated Stock Incentive Plan. As of December 31, 2018, there were 177 employees holding outstanding stock incentive awards under the 2012 Amended and Restated Stock Incentive Plan and the 2005 Stock Incentive Plan. In general, the level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the executive officers and the overall goals of the compensation program described above. Long-term incentive compensation typically has been paid in stock options and/or restricted stock or restricted stock units with time-vesting conditions and/or vesting conditions tied to predetermined performance goals. The Board believes equity ownership is important for purposes of executive retention and alignment of interests with stockholders.

Stock Options, Restricted Stock and Restricted Stock Units. Long-term incentive compensation may be granted to CCOH’s named executive officers in the form of stock options, with exercise prices of not less than fair market value of CCOH’s Class A common stock on the date of grant and with a 10-year term. CCOH typically defines fair market value as the closing price on the date of grant. Long-term incentive compensation also may be granted to CCOH’s named executive officers in the form of restricted stock or restricted stock unit awards. Vesting schedules are set by the Compensation Committee in its discretion and vary on a case by case basis. All vesting is contingent on continued employment, with rare exceptions made by the Compensation Committee. See “Executive Compensation—Potential Post-Employment Payments” for a description of the treatment of the named executive officers’ equity awards upon termination or change in control. All decisions to award the named executive officers stock options, restricted stock or restricted stock units are in the sole discretion of the Compensation Committee.

Analysis. On September 12, 2018, the Compensation Committee granted Mr. Eccleshare an award of 221,729 restricted stock units, which shall vest based on time.

On September 12, 2018, the Compensation Committee granted Mr. Wells an award of 221,729 restricted shares, which shall vest based on time.

As mentioned above, the Compensation Committee typically considers internal pay equity when determining the amount of long-term incentive compensation to grant to CCOH’s named executive officers.

However, the Committee does so broadly and does not have a specific policy, or seek to follow established guidelines or formulas, to maintain a particular ratio of long-term incentive compensation among the named executive officers or other executives. For further information about the 2018 long-term incentive awards, please refer to the “Grants of Plan-Based Awards” and the “Employment Agreements with the Named Executive Officers” sections appearing later under the “Executive Compensation” heading in this information statement/prospectus.

Equity Award Grant Timing Practices

Regular Annual Equity Award Grant Dates. The grant date for regular annual stock options and other equity awards, as applicable, for employees, including the named executive officers and for CCOH’s independent directors, typically is in the first half of the year. During 2018, CCOH’s compensation committee granted equity awards to CCOH’s named executive officers, and CCOH’s Board granted equity awards to CCOH’s independent directors in September 2018. See “Director Compensation” set forth below in this information statement/prospectus for additional information regarding the compensation program for CCOH’s independent directors.

Employee New Hires/Promotions Grant Dates. Grants of stock options and other equity awards, if any, to newly-hired or newly promoted employees generally are made at the time of hire or promotion or at the regularly scheduled meeting of the Compensation Committee immediately following the hire or promotion. However, timing may vary as provided in a particular employee’s agreement or to accommodate the Compensation Committee.

Initial Equity Award Grant Dates for Newly-Elected Independent Directors. Grants of stock options and other equity awards, as applicable, to newly-elected independent directors generally are made at the regularly scheduled meeting of the Board following their election. If an independent director is appointed between regularly scheduled Board meetings, then grants of stock options and other equity awards, as applicable, generally are made at the first meeting in attendance after such appointment.

Timing of Equity Awards. CCOH does not have a formal policy on the timing of equity awards in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment regarding whether to delay the grant of the equity award in order to avoid any potential impropriety.

Executive Benefits and Perquisites

We provide certain personal benefits to CCOH’s named executive officers. The primary personal benefits provided to one or more of the named executive officers include: (1) certain pension benefits (or payments in lieu thereof) in the United Kingdom; (2) company matching 401(k) contributions in the U.S.; (3) tax services and gross-up; (4) private medical insurance for officers who are not U.S. citizens; (5) supplemental life insurance; (6) legal fees; (7) personal use of Company aircraft; and (8) transportation, automobile allowances and the use of a car service.

Mr. Eccleshare participates in a private pension scheme (not sponsored by CCOH) and, pursuant to his employment agreement, is entitled to have the Company contribute a portion of his salary to the private pension scheme. The pension scheme provides pension income at retirement based upon contributions made during the employee’s years of participation. Mr. Eccleshare is required to make contributions to this scheme in order for the Company to make contributions (or provide cash benefits to him as salary in lieu of such contributions). He also receives a car allowance in the United Kingdom, private medical insurance and CCOH has agreed to make a car service available for his business use in the United States. In addition, CCOH provides private medical insurance benefits and supplemental life insurance to Mr. Eccleshare.

The Compensation Committee believes that the above benefits provide a more tangible incentive than an equivalent amount of cash compensation. In determining the named executive officers’ total compensation, the Compensation Committee will consider these benefits. However, as these benefits and perquisites represent a relatively small portion of the named executive officers’ total compensation, it is unlikely that they will materially influence the Compensation Committee’s decision in setting such named executive officers’ total compensation. For further discussion of these benefits and perquisites, including the methodology for computing their costs, please refer to the Summary Compensation Table included in this information statement/prospectus, as well as the All Other Compensation table included in footnote (d) to the Summary Compensation Table. For further information about other benefits provided to the named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Severance Arrangements

Pursuant to their respective employment agreements, each of CCOH’s named executive officers is entitled to certain payments and benefits in certain termination situations or upon a change in control. CCOH believes that its severance arrangements facilitate an orderly transition in the event of changes in management. For further discussion of severance payments and benefits, see “Executive Compensation—Potential Post-Employment Payments” set forth below in this information statement/prospectus.

Roles and Responsibilities

Role of the Committee. The Compensation Committee is primarily responsible for conducting reviews of CCOH’s executive compensation policies and strategies, overseeing and evaluating CCOH’s overall compensation structure and programs, setting executive compensation, setting performance goals and evaluating the performance of executive officers against those goals and approving equity awards. The responsibilities of the Compensation Committee are described above under “The Board of Directors—Committees of the Board.”

Role of Executive Officers. The Chief Executive Officer provides reviews and recommendations regarding executive compensation programs, policies and governance for the Compensation Committee’s consideration. His responsibilities include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with CCOH’s objectives;

•	recommending changes and new programs, if necessary, to ensure achievement of all program objectives; and

•	recommending pay levels, payout and awards for executive officers other than himself.

The Compensation Committee has the responsibility for administrating performance awards under the Annual Incentive Plan. These duties included, among other things, setting the performance period, setting the performance goals and certifying the achievement of the predetermined performance goals by each named executive officer.

Use of Compensation Consultants. As described under “Certain Relationships and Related Party Transactions of CCOH—iHeartMedia, Inc.—Corporate Services Agreement,” CCOH’s parent entity provides CCOH with certain services, including human resources support. During 2018, iHeartMedia’s management retained Willis Towers Watson (“Willis”) to provide (1) Chapter 11 related consultation and analysis of executive and non-executive pay programs; (2) director compensation data; and (3) incentive and retention compensation design advice.

iHeartMedia requested and received responses from Willis addressing its independence, including the following factors: (1) other services provided to iHeartMedia and its subsidiaries by Willis; (2) fees paid

iHeartMedia and its subsidiaries as a percentage of Willis’ total revenue; (3) policies or procedures maintained by Willis that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagements and a member of the Compensation Committee; (5) any iHeartMedia or CCOH stock owned by the individual consultants involved in the engagements; and (6) any business or personal relationships between CCOH’s executive officers and Willis or the individual consultants involved in the engagements. Based on the responses received from Willis, there was no conflict of interest resulting from Willis’ work in 2018.

Tax and Accounting Treatment

Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation CCOH may deduct for Federal income tax purposes in any one year with respect to certain senior executives of CCOH, which CCOH referred to herein as the “Covered Employees.” The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2018, such that compensation paid to CCOH’s covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to CCOH and to the Covered Employees of various payments and benefits. To maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and may award compensation that is not deductible to the extent consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

CCOH accounts for stock-based payments, including awards under the 2012 Amended and Restated Stock Incentive Plan, in accordance with the requirements of FASB ASC Topic 718.

Summary Compensation Table

The Summary Compensation Table below provides compensation information for the years ended December 31, 2018, 2017 and 2016 for the principal executive officer (“PEO”), the principal financial officer (“PFO”) and the next three most highly compensated executive officers serving during 2018 (collectively the “named executive officers”). As described below under “Certain Relationships and Related Party Transactions of CCOH—iHeartMedia, Inc.—Corporate Services Agreement,” a portion of the compensation for 2018, 2017 and 2016 for Richard J. Bressler and Steven J. Macri paid by iHeartMedia was allocated to CCOH in recognition of their services provided to us. Those allocated amounts are reflected in the Summary Compensation Table below, along with any compensation that CCOH or CCOH’s subsidiaries provided to them directly. Mr. Pittman’s compensation is paid by iHeartMedia and is not allocated to us.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus(a) ($)		Stock Awards(b) ($)	Option Awards(b) ($)	Non-Equity Incentive Plan Compensation(c) ($)		All Other Compensation(d) ($)		Total ($)
Robert W. Pittman Chief Executive Officer (PEO)(e)	2018	—		—		—	—	—		89,676		89,676
	2017	—		—		—	—	—		534,469		534,469
	2016	—		—		—	—	—		409,860		409,860

Richard J. Bressler Chief Financial Officer (PFO)(f)	2018	420,360	(g)	464,148	(g)	—	—	1,891,177	(g)	55,384	(g)	2,831,068
	2017	427,920	(g)	1,073,366	(g)	—	—	1,440,664	(g)	571,919	(g)	3,513,869
	2016	452,520	(g)	62,529	(g)	—	—	767,091	(g)	450,695	(g)	1,732,835

C. William Eccleshare Chief Executive Officer—International division(h)	2018	1,060,827	(i)	905,894		1,186,250		1,375,478		239,337		4,767,787
	2017	964,948	(i)	1,350,000		451,259	—	570,000		251,240		3,587,447
	2016	927,601	(i)	1,200,000		554,296	—	955,190		255,721		3,892,808

Scott R. Wells Chief Executive Officer—Americas division(j)	2018	750,000		—		1,186,250		883,823		75,940		2,896,013
	2017	750,000		—		1,262,865	—	551,396		5,000		2,569,261
	2016	750,000		50,000		532,067	72,857	784,385		5,000		2,194,309

Steven J. Macri Senior Vice President— Corporate Finance(k)	2018	122,605	(g)	48,166	(g)	—	—	300,022	(g)	876	(g)	471,670
	2017	124,810	(g)	222,875	(g)	—	—	90,933	(g)	892	(g)	439,510
	2016	130,100	(g)	27,647	(g)	—	—	175,956	(g)	943	(g)	334,646

(a)	The amounts reflect:

•

For Messrs. Bressler and Macri, the portion allocated to CCOH of the following cash payments from iHeartMedia, (1) a cash payment in February 2018 of the first quarterly bonus under the iHeartMedia, Inc. 2018 Key Employee Incentive Plan (the “iHeartMedia 2018 KEIP”), (2) cash payments for 2017 and 2016 as additional bonus awards in respect of 2017 and 2016 performance, respectively, and (3) cash payments related to iHeartMedia’s 2017 retention awards;

•

For Mr. Eccleshare, (1) cash payments of $250,000 and $100,000 as additional bonus awards in respect of 2017 and 2016 performance, respectively, from CCOH, (2) cash payments of $1.1 million in each of 2017 and 2016 related to a severance payment Mr. Eccleshare would have been entitled to pursuant to his prior employment agreement and (3) a cash payment of $875,000 as a 2018 retention bonus; and

•	For Mr. Wells, a cash payment for 2016 as an additional bonus award in respect of 2016 performance from CCOH.

See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(b)

The amounts shown in the Stock Awards column include the full grant date fair value of time-vesting restricted stock awarded to Messrs. Eccleshare and Wells by CCOH in 2018, 2017 and 2016, as applicable, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For time-vesting restricted stock awards, the grant date fair value is based on the closing price of CCOH’s Class A common stock on the date of grant. See “Grants of Plan Based Awards” for additional details.

The amounts shown in the Option Awards column reflect the full grant date fair value of time-vesting stock options awarded to Mr. Wells by CCOH in 2016, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. See “Grants of Plan Based Awards” for additional details.

For further discussion of the assumptions made in valuation, see also Note 9-Stockholders’ Equity (Deficit) in Item 8 of CCOH’s Annual Report on Form 10-K.

(c)	The amounts reflect:

•

For Messrs. Bressler and Macri, the portion allocated to CCOH of (1) cash payments from iHeartMedia as annual incentive plan awards for the second, third and fourth quarters of 2018 under the iHeartMedia 2018 KEIP and 2017 and 2016 under its 2015 Executive Incentive Plan, each pursuant to pre-established performance goals; (2) for 2016, cash payments in 2017 of $400,000 and $320,000, respectively, earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2014; (3) for 2017, cash payments in 2018 of $500,000 and $300,000, respectively, earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2015, and (4) accelerated cash payments in 2018 of $500,000 and $400,000, respectively, earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2016; and (5) accelerated cash payments in 2018 of $500,000 and $400,000, respectively, earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2017. The after-tax value of the relevant portion of the SIP payments described in clauses (4) and (5) are repayable upon termination of employment if the recipient would have forfeited such portion if payment of these SIP payments had not been accelerated.

•	For Mr. Bressler, for 2017, the portion allocated to CCOH of cash payments pursuant to pre-established goals under the iHeartMedia 2017 Key Employee Incentive Plan.

•

For Mr. Eccleshare, (1) cash payments from CCOH as annual incentive plan awards for 2018, 2017 and 2016 under the 2015 Executive Incentive Plan pursuant to pre-established performance goals; (2) for 2018, a cash payment in 2019 of (a) the final one-third ($90,000) of the $270,000 earned pursuant to the 2016 SIP bonus, (b) the second one-third ($100,000) of the $300,000 earned pursuant to the 2017 SIP Bonus and (c) one-third ($100,000) of the $300,000 earned pursuant to the 2018 SIP bonus; (3) for 2017, a cash payment in 2018 of (a) the final one-third ($80,000) of the $240,000 earned pursuant to the 2015 SIP bonus, (b) the second one-third ($90,000) of the $270,000 earned pursuant to the 2016 SIP bonus and (c) one-third ($100,000) of the $300,000 earned pursuant to the 2017 SIP bonus; and (4) for 2016, a cash payment in 2017 of (a) the final one-third ($85,000) of the $255,000 earned pursuant to the 2014 SIP bonus, (b) a second one-third ($80,000) of the $240,000 earned pursuant to the 2015 SIP bonus, and (c) one-third ($90,000) of the $270,000 earned pursuant to the 2016 SIP bonus. The remaining $100,000 of the 2017 SIP bonus will be paid in 2020 and the remaining $200,000 of the 2018 SIP bonus will be paid in equal installments in 2020 and 2021, in each case if Mr. Eccleshare remains employed at the payment dates.

•	For Mr. Wells, cash payments from CCOH as annual incentive plan awards for 2018, 2017 and 2016 under the 2015 Executive Incentive Plan pursuant to pre-established performance goals.

(d)	As described below, for 2018 the All Other Compensation column reflects:

•

amounts CCOH contributed under CCOH’s 401(k) plan as a matching contribution for the benefit of Mr. Wells in the United States or payments in lieu of pension contributions for the benefit of Mr. Eccleshare in the United Kingdom;

•	the allocation to CCOH pursuant to the Corporate Services Agreement of amounts iHeartMedia contributed under the 401(k) plan as a matching contribution for the benefit of Messers. Bressler and Macri;

•	the allocation to CCOH of an amount iHeartMedia contributed for the personal use of the company aircraft by Mr. Bressler;

•	personal tax services paid by CCOH for Mr. Eccleshare;

•	tax gross-ups on tax services for Mr. Eccleshare;

•	the cost of private medical insurance for the benefit of Mr. Eccleshare;

•	the cost of premiums for a supplemental life insurance benefit for Mr. Eccleshare;

•	automobile allowances and transportation expenses for the benefit of Mr. Eccleshare in the United Kingdom;

•	the allocation to CCOH of amounts reimbursed for car service expenses incurred by Mr. Bressler; and

•	accrued dividends paid on CCOH restricted shares that vested during 2018 for Messrs. Pittman, Bressler and Wells.

Mr. Eccleshare is a citizen of the United Kingdom. The amounts reported for Mr. Eccleshare for 2018 that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rate of £1=$1.3333 for the year ended December 31, 2018.

	Pittman	Bressler	Eccleshare	Wells	Macri
Plan contributions (or payments in lieu thereof)		$1,752	$155,296	$5,000	$876
Aircraft usage		7,469
Tax services			10,344
Tax services tax gross-up			9,173
Legal fees		10,981
Private medical insurance			29,802
Supplemental life insurance benefit			10,722
Automobile allowance/transportation			24,000
Car service expense		1,553
Accrued Dividends	89,676	33,630		70,940

Total	$89,676	$55,384	$239,337	$75,940	$876

Mr. Eccleshare is provided a car allowance for commuting and other personal purposes. Pursuant to his employment agreement, Mr. Eccleshare receives certain tax and other benefits.

Except as described below with respect to aircraft usage, the value of all benefits included in the All Other Compensation column is based on actual costs. For a description of the items reflected in the table above, see “—Employment Agreements with the Named Executive Officers” below.

From time to time, CCOH’s officers use aircraft owned or leased by iHeartMedia, pursuant to iHeartMedia’s Aircraft Policy. The value of personal aircraft usage reported above is based on iHeartMedia’s direct variable operating costs. This methodology calculates an average variable cost per hour of flight. iHeartMedia applies the same methodology to aircraft that are covered by contracts with an outside aircraft management company under which iHeartMedia reimburses the aircraft management company for costs that would otherwise be incurred directly by iHeartMedia (including crew salaries, insurance, fuel and hangar rent) and pays them a monthly management fee for the oversight and administrative services that would otherwise have to be provided by iHeartMedia. On certain occasions, an executive’s spouse or other family members and guests may accompany the executive on a flight and the additional direct operating cost incurred in such situations is included under the foregoing methodology.

(e)

Mr. Pittman became Chief Executive Officer of iHeartMedia on October 2, 2011 and was appointed as CCOH’s Chief Executive Officer on March 2, 2015. Mr. Pittman’s compensation is paid by iHeartMedia and is not allocated to CCOH. Accordingly, all of Mr. Pittman’s compensation for 2018 is reflected in iHeartMedia’s Summary Compensation Table for 2018.

(f)

Mr. Bressler became CCOH’s Chief Financial Officer on July 29, 2013. The summary compensation information presented above for Mr. Bressler reflects his service in that capacity during 2016, 2017 and 2018.

(g)

As described below under “Certain Relationships and Related Party Transactions of CCOH—iHeartMedia, Inc.—Corporate Services Agreement,” a subsidiary of iHeartMedia provides, among other things, certain executive officer services to us. Pursuant to the Corporate Services Agreement, based on CCOH’s OIBDAN as a percentage of iHeartCommunications’ total OIBDAN, CCOH was allocated 35.03% of certain amounts for 2018, 35.66% of certain amounts for 2017 and 37.71% of certain amounts for 2016. For Mr. Bressler, allocated amounts are determined by applying the applicable percentage against all of his 2018, 2017 and 2016 iHeartMedia compensation. For Mr. Macri, the 2018, 2017 and 2016 are determined by applying the applicable percentage against half of his 2018, 2017 and 2016 compensation, based on the portion of his role that is tied to CCOH as Senior Vice President—Corporate Finance (50%). For Mr. Pittman, none of his 2018, 2017 and 2016 from iHeartMedia compensation was allocated to CCOH.

The Summary Compensation Table above reflects these allocated amounts, as described below:

•

The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns presented above reflect the portion of the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation amounts allocated to CCOH pursuant to the Corporate Services Agreement for Messrs. Bressler and Macri for 2018, 2017 and 2016.

The tables below reflect 100% of the applicable Salary, Bonus, Non-Equity Incentive Plan Compensation amounts and All Other Compensation amounts paid by iHeartMedia to Messrs. Pittman, Bressler and Macri, the allocated percentage of which is included in the Summary Compensation Table above for Messrs. Bressler and Macri. These amounts will be disclosed by iHeartMedia in iHeartMedia’s Summary Compensation Table.

	iHeartMedia Salary
	2018	2017	2016
Robert W. Pittman	$1,200,000	$1,200,000	$1,200,000
Richard J. Bressler	1,200,000	1,200,000	1,200,000
Steven J. Macri	700,000	700,000	690,000

	iHeartMedia Bonus and Non-Equity Incentive Plan Compensation
	2018	2017	2016
Robert W. Pittman	$11,043,535	$11,050,000	$1,800,000
Richard J. Bressler	6,723,735	7,050,000	2,200,000
Steven J. Macri	1,987,945	1,760,000	1,079,836

	iHeartMedia All Other Compensation
	2018	2017	2016
Robert W. Pittman	$839,071	$1,152,112	$1,654,672
Richard J. Bressler	95,730	602,889	453,809
Steven J. Macri	5,000	5,000	5,000

(h)

On January 24, 2012, Mr. Eccleshare was promoted to Chief Executive Officer of CCOH, overseeing both CCOA and CCI and served in that position until March 2, 2015, when he transitioned to become Chairman and Chief Executive Officer of CCOH’s International division. The summary compensation information presented above for Mr. Eccleshare reflects his service in those capacities during the relevant periods, as well as his service as a director of Clear Media Limited, as described in footnote (i) below. Mr. Eccleshare is a citizen of the United Kingdom and compensation amounts reported for him in the Summary Compensation Table that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rates of £1=$1.3333, £1=$1.2878, and £=$1.3495 for the years ended December 31, 2018, 2017 and 2016, respectively.

(i)

The amounts in the Salary column for Mr. Eccleshare include his base salary for his service as an officer of ours, as well as amounts paid for his service as a director of CCOH’s majority-owned subsidiary, Clear Media Limited. Clear Media Limited is listed on the Hong Kong Stock Exchange. The amounts paid for the periods during which he served as a director of Clear Media Limited are set forth in the table below. The amounts reflected in the table have been converted from Hong Kong dollars to U.S. dollars using the average exchange rate of and HK$1=$0.1276 for the year ended December 31, 2018, HK$1=$0.1283 for the year ended December 31, 2017 and HK$1=$0.1288 for the year ended December 31, 2016.

	2018	2017	2016
C. William Eccleshare	$25,520	$25,660	$21,896

(j)

Mr. Wells became the Chief Executive Officer of CCOA on March 3, 2015. The summary compensation information presented above for Mr. Wells reflects his service in that capacity during 2018, 2017 and 2016.

(k)

Mr. Macri became CCOH’s Senior Vice President—Corporate Finance on September 9, 2014, and has served as Executive Vice President and Chief Financial Officer of the iHeartMedia division since October 7, 2013. The summary compensation information presented above for Mr. Macri reflects his service in that capacity during 2018, 2017 and 2016.

Employment Agreements with the Named Executive Officers

Messrs. Eccleshare and Wells have employment agreements with CCOH and Messrs. Pittman, Bressler and Macri have employment agreements with iHeartMedia. Certain elements of their compensation are determined based on their respective employment agreements. The descriptions of the employment agreements set forth below do not purport to be complete and are qualified in their entirety by the employment agreements. For further discussion of the amounts of salary and bonus and other forms of compensation, see “Compensation Discussion and Analysis” above.

Each of the employment agreements discussed below provides for severance and change in control payments as more fully described under “—Potential Post-Employment Payments” in this information statement/prospectus, which descriptions are incorporated herein by reference.

As described below under “Certain Relationships and Related Party Transactions of CCOH—iHeartMedia, Inc.—Corporate Services Agreement,” iHeartCommunications, CCOH’s indirect parent entity, makes available to us, and CCOH is obligated to use, the services of certain executive officers of iHeartCommunications, and a portion of their compensation is allocated to CCOH in recognition of their services provided to us. Accordingly, a portion of the compensation for 2018, 2017 and 2016 for Richard J. Bressler and Steven J. Macri was allocated to CCOH in recognition of their services provided to CCOH under the Corporate Services Agreement. The provisions of the employment agreements for Messrs. Bressler and Macri are described below to the extent that amounts payable thereunder would be or have been allocated to CCOH under the Corporate Services Agreement.

Robert W. Pittman

On October 2, 2011, iHeartMedia entered into an employment agreement with Robert W. Pittman, pursuant to which he serves as Chief Executive Officer of iHeartMedia and served as Executive Chairman of the Board of Directors of CCOH. On March 2, 2015, Mr. Pittman became the Chairman and Chief Executive Officer of CCOH. The October 2, 2011 employment agreement superseded the consulting agreement that Mr. Pittman previously entered into with iHeartMedia and Pilot Group Manager LLC, dated November 15, 2010, and had an initial term ending on December 31, 2016, with automatic 12-month extensions thereafter unless either party provided prior notice electing not to extend the employment agreement. On January 13, 2014, iHeartMedia entered into an amended and restated employment agreement with Mr. Pittman. The amended and restated employment agreement has an initial five-year term ending on January 13, 2019, with automatic 12-month extensions thereafter unless either party gives prior notice electing not to extend the agreement.

Pursuant to his amended and restated employment agreement, Mr. Pittman’s minimum base salary is $1,200,000 per year. His base salary may be increased (but not decreased) at the discretion of iHeartMedia’s Board or its compensation committee. Mr. Pittman also has the opportunity to earn an annual performance bonus for the achievement of reasonable performance goals established annually by iHeartMedia’s Board or its compensation committee after consultation with Mr. Pittman. Under the amended and restated employment agreement, beginning in 2014, Mr. Pittman’s aggregate target annual performance bonus is 150% of his annual base salary. For 2018, Mr. Pittman received an annual incentive bonus of $10,043,535. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

Mr. Pittman is entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees of iHeartMedia may participate. In addition, during the term of his employment, iHeartMedia will make an aircraft (which, to the extent available, will be a Dassault-Breguet Mystere Falcon 900) available to Mr. Pittman for his business and personal use and will pay all costs associated with the provision of the aircraft. iHeartMedia leases this aircraft from a company controlled by Mr. Pittman. See “Certain Relationships and Related Party Transactions of CCOH—Commercial Transactions.” If a company aircraft is not available due to service or maintenance issues, iHeartMedia will charter a comparable aircraft for Mr. Pittman’s business and personal use. iHeartMedia also will make a car and driver available for Mr. Pittman’s business and personal use in and around the New York area as well as anywhere else on company business.

Pursuant to his previous employment agreement, on October 2, 2011, Mr. Pittman was granted a stock option to purchase 830,000 shares of iHeartMedia’s Class A common stock. See “—Outstanding Equity Awards at Fiscal Year-End” below. In connection with the amended and restated employment agreement, on January 13, 2014, iHeartMedia and Mr. Pittman amended his stock option to terminate and forfeit 200,000 of the options. The termination and forfeiture applied ratably such that, effective January 13, 2014, 252,000 of the options were vested and 378,000 of the options vested ratably on the third, fourth and fifth anniversary of the October 2, 2011 grant date.

Pursuant to the amended and restated employment agreement, on January 13, 2014, iHeartMedia granted Mr. Pittman 350,000 restricted shares of iHeartMedia’s Class A common stock. Mr. Pittman’s iHeartMedia restricted stock award is divided into two tranches consisting of: (1) 100,000 shares (the “Tranche 1 Shares”) and (2) 250,000 shares (the “Tranche 2 Shares”). The Tranche 1 Shares vest in two equal parts on each of December 31, 2017 and December 31, 2018. The Tranche 2 Shares vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns. In addition, as provided in the amended and restated employment agreement, on January 13, 2014, CCOH granted Mr. Pittman 271,739 restricted shares of CCOH’s Class A common stock. Mr. Pittman’s CCOH restricted stock award vested in two equal parts on each of December 31, 2016 and December 31, 2017.

Mr. Pittman’s amended and restated employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any payments (the “Company Payments”) received by Mr. Pittman are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any such excise tax is imposed, the stockholder approval rules of Q&A 6 in the applicable Section 280G regulations (the “Cleansing Vote Rules”) are applicable and Mr. Pittman declines to submit such excess parachute payments for approval by iHeartMedia’s stockholders, iHeartMedia will pay to Mr. Pittman an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Pittman will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in the amended and restated employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

Under the employment agreement, Mr. Pittman is required to protect the secrecy of the confidential information of iHeartMedia, CCOH and the subsidiaries of each (the “Company Group”). He also is prohibited by the agreement from engaging in certain activities that compete with the Company Group during employment and for 18 months after his employment terminates, and he is prohibited from soliciting employees or customers of the Company Group during employment and for 18 months after termination of employment. iHeartMedia agreed to defend and indemnify Mr. Pittman for acts committed in the course and scope of his employment.

Richard J. Bressler

On July 29, 2013, iHeartMedia entered into an employment agreement with Mr. Bressler. The employment agreement has an initial term ending on December 31, 2018, with automatic 12-month extensions beginning on January 1, 2019 unless either party gives prior notice electing not to extend the employment agreement.

Under the employment agreement, Mr. Bressler receives a base salary from iHeartMedia at a rate no less than $1,200,000 per year, subject to increase at the discretion of iHeartMedia’s board of directors or its compensation committee. Mr. Bressler also has the opportunity to earn an annual performance bonus from iHeartMedia for the achievement of reasonable performance goals established annually by iHeartMedia’s board of directors or its compensation committee after consultation with Mr. Bressler. The annual target performance bonus that may be earned from iHeartMedia when all of Mr. Bressler’s performance objectives are achieved will be not less than 150% of Mr. Bressler’s base salary amount. In addition to the annual bonus, Mr. Bressler is also eligible for an additional annual bonus opportunity under the iHeartMedia SIP of up to $500,000, based on iHeartMedia’s achievement of one or more annual performance goals determined by iHeartMedia’s chief executive officer and approved by iHeartMedia’s board of directors or a committee thereof. Any SIP bonus amounts will be paid during the quarter that follows the third anniversary of the beginning of the applicable performance period and will be contingent in each case upon Mr. Bressler’s continued employment through the applicable payment date. For 2018, Mr. Bressler received from iHeartMedia an annual incentive bonus of $5,723,735. Mr. Bressler also is entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees of iHeartMedia may participate.

During the term of his employment, iHeartMedia will make a car service available for Mr. Bressler’s business use.

Mr. Bressler’s employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any payments (the “Company Payments”) received by Mr. Bressler are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any such excise tax is imposed, the stockholder approval rules of Q&A 6 in the applicable Section 280G regulations (the “Cleansing Vote Rules”) are applicable and Mr. Bressler declines to submit the excess parachute payments for approval by iHeartMedia’s stockholders, iHeartMedia will pay to Mr. Bressler an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Bressler will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on such gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in Mr. Bressler’s employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

As provided in Mr. Bressler’s employment agreement, on July 29, 2013, CCOH granted Mr. Bressler 271,739 restricted shares of the Class A common stock of CCOH. See “—Outstanding Equity Awards at Fiscal Year-End” below for a description of the terms of the award. In addition, on July 29, 2013, iHeartMedia granted Mr. Bressler 910,000 restricted shares of iHeartMedia’s Class A common stock.

Under the employment agreement, Mr. Bressler is required to protect the secrecy of the confidential information of iHeartMedia, CCOH and the subsidiaries of each (the “Company Group”). He also is prohibited by the agreement from engaging in certain activities that compete with the Company Group during employment and for 18 months after his employment terminates, and he is prohibited from soliciting employees or customers of the Company Group during employment and for 18 months after termination of employment. iHeartMedia agreed to defend and indemnify Mr. Bressler for acts committed in the course and scope of his employment.

C. William Eccleshare

January 24, 2012 Employment Agreement. On January 24, 2012, Mr. Eccleshare was promoted to serve as Chief Executive Officer of CCOH, overseeing both CCOH’s Americas and International divisions. In connection with his promotion, CCOH and Mr. Eccleshare entered into a new employment agreement (the “Prior Employment Agreement”). Mr. Eccleshare’s employment agreement has an initial term beginning on January 24, 2012 and continuing until December 31, 2014, with automatic 12-month extensions thereafter, beginning on January 1, 2015, unless either CCOH or Mr. Eccleshare gives prior notice electing not to extend the employment agreement. The employment agreement replaces Mr. Eccleshare’s Contract of Employment dated August 31, 2009.

As CCOH’s Chief Executive Officer, Mr. Eccleshare relocated from CCOH’s offices in London to CCOH’s offices in New York City in 2012. In this position, Mr. Eccleshare received an annual base salary of $1,000,000; provided, however, that until Mr. Eccleshare relocated to the United States, his base salary was to be paid in British pounds (using an exchange rate of £1=$1.49). His salary will be reviewed at least annually for possible increase by the CCOH Board. During the term of the employment agreement, Mr. Eccleshare is eligible to receive an annual performance bonus with a target of not less than $1,000,000 and the opportunity to earn up to 200% of the target amount based on the achievement of the performance goals specified in his employment agreement for 2012 and the performance goals to be set by the Compensation Committee of CCOH’s board of directors for years after 2012. In addition to the annual bonus, Mr. Eccleshare is eligible to receive a SIP bonus of up to $300,000 based on the achievement of one or more annual performance goals determined by CCOH’s board of directors or a subcommittee thereof. Any bonus earned under the SIP bonus opportunity will be paid by CCOH in equal cash installments on or about the first, second and third anniversary of the beginning of the applicable performance period and will be contingent in each case upon his continued employment through the applicable payment date. For 2018, Mr. Eccleshare received an annual bonus of $1,038,570. Mr. Eccleshare also (1) received an additional bonus payment of $90,000 provided pursuant to his 2016 SIP bonus; (2) received an additional bonus payment of $100,000 provided pursuant to his 2017 SIP bonus and (3) earned an additional bonus of $300,000 with respect to his 2018 SIP bonus, $100,000 of which was paid in February 2019 and $200,000 of which will be paid in equal installments in each of 2020 and 2021 when performance bonuses are generally paid if he remains employed on the applicable payment dates. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

We continue to contribute to Mr. Eccleshare’s personal pension plan registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom, as provided in his previous Contract of Employment. CCOH also agreed to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable. If Mr. Eccleshare’s actual U.S. and U.K. income tax and Social Security/National Insurance in a given year exceeds the tax obligations that he would have incurred on the same income (excluding all taxable income not paid by CCOH or a subsidiary or affiliate) had he remained subject only to U.K. income tax and National Insurance over the same period, CCOH will reimburse this excess tax on a fully-grossed up basis for applicable taxes. CCOH also agreed to make a car service available for Mr. Eccleshare’s business use and paid all fees associated with the immigration applications for Mr. Eccleshare and his spouse. Mr. Eccleshare is eligible to receive health, medical, welfare and life insurance benefits and paid vacation on a basis no less favorable than provided to CCOH’s similarly-situated senior executives; provided, however, that his life insurance benefit shall be for an amount equal to four times his annual base salary. Further, CCOH agreed to make a car service available to Mr. Eccleshare for his business use. Mr. Eccleshare is also to be reimbursed for travel and entertainment related expenses, consistent with past practices pursuant to Company policy.

As provided in the employment agreement, Mr. Eccleshare was awarded 506,329 restricted stock units with respect to CCOH’s Class A common stock on July 26, 2012 in connection with his promotion. See “—Outstanding Equity Awards at Fiscal Year-End” below.

During Mr. Eccleshare’s employment with CCOH and for 18 months thereafter, Mr. Eccleshare is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with CCOH’s other senior executives. Mr. Eccleshare also is subject to customary confidentiality, work product and trade secret provisions. During the term of the employment agreement, Mr. Eccleshare may continue to perform non-executive services with Centaur plc. Upon his service with Centaur plc ceasing, Mr. Eccleshare will be permitted to perform another non-executive role at any time with a business that does not compete with CCOH or CCOH’s affiliates, subject to CCOH’s prior written consent that will not be unreasonably withheld.

March 2, 2015 Amendment to January 24, 2012 Employment Agreement. Effective March 2, 2015, Mr. Eccleshare and CCOH entered into an amendment (the “First Eccleshare Amendment”) to the Prior Employment Agreement. Pursuant to the terms of the First Eccleshare Amendment, (1) Mr. Eccleshare’s title was amended to be Chairman and Chief Executive Officer of CCI, (2) the definition of Good Reason was amended to provide that Mr. Eccleshare may not trigger Good Reason as a result of the change in position and duties related to the First Eccleshare Amendment for a period of one (1) year after the effective date of the First Eccleshare Amendment, after which Mr. Eccleshare can exercise the right to trigger Good Reason as a result of the change in position and duties related to the First Eccleshare Amendment for thirty (30) days as provided for and in accordance with the terms of his Prior Employment Agreement, (3) CCOH agreed to continue to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable, both during the remainder of his employment with CCOH and for a period of twelve (12) months thereafter, and (4) CCOH agreed to reimburse Mr. Eccleshare for certain relocation costs associated with the relocation of Mr. Eccleshare and his family from New York City to London in connection with a termination due to death, “disability,” by CCOH without “cause” or by Mr. Eccleshare for Good Reason (as such terms are defined in the Prior Employment Agreement), whether such costs are incurred during his employment with CCOH or during the 12-month period thereafter (previously, Mr. Eccleshare would only be entitled to such reimbursement if the relevant costs were incurred during the 12-month period following termination of his employment with CCOH).

December 17, 2015 Amendment to January 24, 2012 Employment Agreement. Effective December 17, 2015, Mr. Eccleshare and CCOH entered an amendment (the “Second Eccleshare Amendment”) to Mr. Eccleshare’s Prior Employment Agreement. Pursuant to the terms of the Second Eccleshare Amendment, (1) Mr. Eccleshare’s term of employment was extended until December 31, 2017 and thereafter provided for automatic one-year extensions, unless either CCOH or Mr. Eccleshare gives prior notice electing not to extend the agreement, (2) in the event there is a disposition of the European assets of CCI, Mr. Eccleshare will be considered for a cash payment in an amount to be determined by CCOH in its sole discretion, (3) the definition of Good Reason was amended to provide that Mr. Eccleshare may not trigger Good Reason if, after a restructuring or reorganization of the Company or a sale or spinoff of all or a portion of the Company’s operations, he continues as Chief Executive Officer of CCI (or any of its successors), (4) commencing in 2016, Mr. Eccleshare is eligible for an additional long-term incentive opportunity from CCOH, consistent with other comparable positions pursuant to the terms of the award agreement(s), taking into consideration demonstrated performance and potential, and subject to approval by Mr. Eccleshare’s manager and the Board or the compensation committee of CCOH, and (5) in consideration of Mr. Eccleshare entering into the First Eccleshare Amendment and the Second Eccleshare Amendment and as a result of the change in his position and duties related to the First Eccleshare Amendment and provided Mr. Eccleshare’s employment has not ended prior to March 1, 2016, Mr. Eccleshare shall receive, subject to certain conditions, (a) the severance payment he would have been entitled to pursuant to the Prior Employment Agreement, except it shall be paid in two annual installments of $1.1 million on March 1, 2016 and $1.1 million on March 1, 2017 and (b) vesting of one-half of any then unvested restricted stock units on March 1, 2016 and vesting of the other half of such restricted stock units on March 1, 2017.

May 10, 2017 Amendment to January 24, 2012 Employment Agreement. On May 10, 2017, Mr. Eccleshare and CCOH entered into an amendment (the “Third Eccleshare Amendment”) to the Prior Employment Agreement. Pursuant to the terms of the Third Amendment, beginning January 1, 2017, the calculation of all cash payments related to Mr. Eccleshare’s base salary, annual bonus, additional bonus or any other compensation or cash payments or reimbursements owed to Mr. Eccleshare or contributed on behalf of Mr. Eccleshare, shall be paid based upon the prior calendar year’s average exchange rate.

December 5, 2017 Amendment to January 24, 2012 Employment Agreement. On December 5, 2017, Mr. Eccleshare and CCOH entered into an amendment (the “Fourth Eccleshare Amendment”) to the Prior Employment Agreement. Pursuant to the terms of the Fourth Amendment, (1) Mr. Eccleshare’s term of employment was extended until December 31, 2020 and thereafter provided for automatic one-year extensions, unless either CCOH or Mr. Eccleshare gives prior notice electing not to extend the Prior Employment Agreement, (2) beginning on January 1, 2018, the calculation of all cash payments related to base salary, annual bonus, additional bonus or any other compensation or cash payments or reimbursements owed to Mr. Eccleshare or contributed on behalf of Mr. Eccleshare shall be paid based on the average exchange rate for 2017 and (3) Mr. Eccleshare will receive a first retention bonus payment (the “First Retention Bonus Payment”) of $875,000 if he remains employed by the Company on January 1, 2018 (payable on CCOH’s first scheduled payroll following such date) and Mr. Eccleshare will receive a second retention bonus payment of $875,000 (the “Second Retention Bonus Payment”) if he remains employed by CCOH on January 1, 2020 (payable on CCOH’s first scheduled payroll following such date).

In the event Mr. Eccleshare’s employment is terminated by CCOH for Cause pursuant to the terms and conditions of the Prior Employment Agreement or Mr. Eccleshare resigns without Good Reason and the date of such termination is on or before June 30, 2019, Mr. Eccleshare shall repay to CCOH the “After-Tax Value” of the First Retention Bonus Payment within 10 days of his termination. In the event Mr. Eccleshare is terminated by CCOH for Cause pursuant to the terms and conditions of the Employment Agreement or Mr. Eccleshare resigns without Good Reason and the date of such termination is on or between July 1, 2019 and June 30, 2020, Mr. Eccleshare shall repay to CCOH the “After-Tax Value” of the Second Retention Bonus Payment (if so received) within 10 days of his termination. For the purposes of the Fourth Amendment, “After-Tax Value” means the applicable portion of the retention bonus payment net of any and all taxes and social security contributions, determined taking into account any tax benefit available in respect of such repayment.

On March 4, 2019, the Company and Mr. Eccleshare entered into the New Employment Agreement. The New Employment Agreement will not become effective until the Effective Date. On the Effective Date, the New Employment Agreement will supersede and replace Mr. Eccleshare’s existing employment agreement.

New Employment Agreement. On the Effective Date, Mr. Eccleshare will begin to serve as New CCOH’s Chief Executive Officer, succeeding Robert W. Pittman, who will cease to serve as the Chief Executive Officer on that date. The term of the New Employment Agreement will end on December 31, 2021 and thereafter will extend for an additional one-period if New CCOH provides at least ninety (90) days prior written notice to Mr. Eccleshare that the New Employment Agreement will be extended. Mr. Eccleshare will receive an annual base salary of $1,250,000 U.S. dollars (“Base Salary”) effective starting on January 1, 2019. New CCOH will (i) make a lump sum payment, less applicable payroll taxes and other deductions, in respect of the period between January 1, 2019 and the Effective Date in an amount equal to $20,833.34 U.S. dollars multiplied by the number of calendar months or partial calendar months between January 1, 2019 and the Effective Date (such lump sum payment, the “Catch Up Payment”), and (ii) contribute to Mr. Eccleshare’s pension plan (or pay as otherwise directed by Mr. Eccleshare, so long as such direction is consistent with past practice) an additional amount equal to the product of 0.15 multiplied by the amount of the Catch-Up Payment.

During the term of the New Employment Agreement, Mr. Eccleshare is eligible to receive an annual performance bonus with a target of not less than 110% of Base Salary and the opportunity to earn up to 160% of Based Salary based on performance goals to be set by New CCOH and approved in the annual budget.

Mr. Eccleshare will receive a retention bonus payment (the “Second Retention Bonus Payment”) of $875,000 U.S. dollars if he remains employed by New CCOH on January 1, 2020 (payable on New CCOH’s first scheduled payroll following such date). If Mr. Eccleshare’s employment is terminated by New CCOH for Cause (as defined in the New Employment Agreement) or by Mr. Eccleshare without Good Reason (as defined in the New Employment Agreement) (i) before June 30, 2019, then Mr. Eccleshare must repay to New CCOH within ten days of his termination 100% of the After Tax Value of the first $875,000 U.S. dollars retention bonus payment that he received in January 2018, or (ii) on or after July 1, 2019 and on or before June 30, 2020, then Mr. Eccleshare will either not receive the Second Retention Bonus or repay to New CCOH within ten days of his termination 100% of the After Tax Value of the Second Loan Payment. For the purposes of the New Employment Agreement, “After-Tax Value” means the applicable portion of the retention bonus payment net of any and all taxes and social security contributions, determined taking into account any tax benefit available in respect of such repayment.

Within ninety days of the Effective Date, if Mr. Eccleshare is still employed by New CCOH, he will receive a one-time equity grant with an aggregate value of $6,000,000 U.S. dollars (the “2019 Equity Award Grant”). Seventy-five percent (75%) of the 2019 Equity Award Grant will consist of stock options with a grant date fair value of $4,500,000 U.S. dollars and an exercise price based on the Volume Weighted Average Price of CCOH common stock for the fifteen trading days preceding and the fifteen trading days following the Effective Date (the “Effective Date VWAP”). The remaining 25% of the 2019 Equity Award Grant will consist of restricted stock units, with the number of shares of Company stock subject to the restricted stock unit grant determined by dividing $1,500,000 U.S. dollars by the Effective Date VWAP and rounding down to the nearest whole number. The 2019 Equity Award Grant will vest in three equal annual installments on each of December 31, 2019, December 31, 2020 and December 31, 2021 if Mr. Eccleshare remains employed on each such annual vesting date.

New CCOH will continue to contribute to Mr. Eccleshare’s personal pension plan registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom, as provided in his previous employment agreement. New CCOH also agreed to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable. Mr. Eccleshare is eligible to receive health and life insurance benefits and paid vacation on a basis no less favorable than provided to our similarly-situated senior executives; provided, however, that his life insurance benefit shall be for an amount equal to four times his annual base salary. New CCOH also agreed to provide a £1500 monthly car allowance, reimburse Mr. Eccleshare for travel and entertainment related expenses, consistent with past practices pursuant to Company policy, and reimburse Mr. Eccleshare for up to four long-haul flights per calendar year for his wife when she accompanies him on Company business.

During Mr. Eccleshare’s employment with New CCOH and for 12 months thereafter, Mr. Eccleshare is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Eccleshare also is subject to customary confidentiality, work product and trade secret provisions. During the term of the employment agreement, Mr. Eccleshare may continue as a trustee of Donmar Warehouse and as a non-executive director of Centaur Media Plc and Britvic Plc.

Scott R. Wells

Effective March 3, 2015 (the “Effective Date”), CCOH entered into an employment agreement (the “Wells Employment Agreement”) with Mr. Wells. The Wells Employment Agreement has an initial term (the “Initial Term”) that ends on March 2, 2019 and thereafter provides for automatic four-year extensions, unless either CCOH or Mr. Wells gives prior notice electing not to extend the agreement. Subject to the termination provisions described below, Mr. Wells will receive a base salary from CCOH at a rate no less than $750,000 per year, which shall be increased at CCOH’s discretion. Mr. Wells will also have the opportunity to earn an annual performance bonus (the “Performance Bonus”) from CCOH for the achievement of financial and performance criteria established by CCOH and approved in the annual budget. The target performance bonus that may be earned will be not less than 100% of Mr. Wells’ base salary amount (the “Target Bonus”). For 2018, Mr. Wells received an annual bonus of $883,823. In addition to the annual bonus, Mr. Wells is also eligible for an additional long-term incentive opportunity (the “Long-Term Incentive Amount”) from CCOH with an approximate value of $1,000,000 for each award, consistent with other comparable positions pursuant to the terms of the award agreement(s), taking into consideration demonstrated performance and potential, and subject to approval by the board of directors or the compensation committee of CCOH, as applicable. The Wells Employment Agreement also entitles Mr. Wells to participate in all employee welfare benefit plans in which other similarly situated employees of CCOH may participate. CCOH will reimburse Mr. Wells for the attorneys’ fees incurred by Mr. Wells in connection with the negotiation of the Wells Employment Agreement and ancillary documents, up to a maximum reimbursement of $25,000 in the aggregate. The Wells Employment Agreement also contains a customary confidentiality provision that survives Mr. Wells’ termination of employment, as well as customary non-competition and non-solicitation provisions that apply during employment and for the 12-month period thereafter.

If Mr. Wells’ employment with CCOH is terminated by CCOH without Cause (as defined in the Wells Employment Agreement), if Mr. Wells terminates his employment for Good Reason (as defined in the Wells Employment Agreement) or if Mr. Wells’ employment is terminated following CCOH’s notice of non-renewal, CCOH shall pay to Mr. Wells: (i) Mr. Wells’ accrued and unpaid base salary; (ii) any earned but unpaid prior year bonus, if any, through the date of termination; (iii) any unreimbursed business expenses; and (iv) any payments to which he may be entitled under any applicable employee benefit plan according to the terms of such plans and policies (collectively, “Wells’ Accrued Obligations”). In addition, if Mr. Wells has signed and returned (and has not revoked) a general release of claims in a form satisfactory to CCOH by the thirtieth (30th) day following the date of his termination, CCOH will: (i) pay to Mr. Wells, in periodic payments over a period of 18 months following such date of termination in accordance with ordinary payroll practices and deductions in effect on the date of termination, Mr. Wells’ base salary; (ii) pay Mr. Wells in a lump sum an amount equal to the COBRA premium payments Mr. Wells would be required to pay for continuation of healthcare coverage during the 12-month period following the date of Mr. Wells’ termination (less the amount that Mr. Wells would have had to pay for such coverage as an active employee); (iii) pay to Mr. Wells a prorated bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year; (iv) pay to Mr. Wells a separation bonus in an amount equal to the Target Bonus to which Mr. Wells would be entitled for the year in which Mr. Wells’ employment terminates; and (v) any unvested Time Vesting Options (as defined below) scheduled to vest within the twelve (12) month period following the date of termination will vest in full on the date of termination and any unvested Performance Vesting Options (as defined below) will remain eligible to vest for the three (3) month period following the date of termination.

If Mr. Wells’ employment with CCOH is terminated due to Mr. Wells’ death or disability or Mr. Wells elects not to renew his employment, CCOH will pay to Mr. Wells or to his designee or estate Wells’ Accrued Obligations.

As provided in the Wells Employment Agreement, the compensation committee of the CCOH Board approved an award by CCOH, effective as of March 3, 2015, of options to purchase shares of CCOH’s Class A common stock having a value equal to $1,500,000 as of the award date (based on the Black-Scholes valuation method). Fifty percent of the award has performance-based vesting (the “Performance Vesting Options”) and fifty percent of the award vests over time (the “Time Vesting Options”). The Time Vesting Options will vest in equal amounts on the first, second, third and fourth anniversaries of the Effective Date, so long as Mr. Wells remains employed on the vesting date (except as previously set forth in the event of a termination by CCOH without Cause (as defined in the Wells Employment Agreement), if Mr. Wells terminates his employment for Good Reason (as defined in the Wells Employment Agreement) or if Mr. Wells’ employment is terminated following CCOH’s notice of non-renewal). The Performance Vesting Options will vest on the date that CCOA achieves certain financial and performance criteria, so long as Mr. Wells remains employed on the vesting date (except as previously set forth in the event of a termination by CCOH without

Cause (as defined in the Wells Employment Agreement), if Mr. Wells terminates his employment for Good Reason (as defined in the Wells Employment Agreement) or if Mr. Wells’ employment is terminated following CCOH’s notice of non-renewal).

Steven J. Macri

Effective October 7, 2013, Steven J. Macri entered into an employment agreement with iHeartMedia. Pursuant to his agreement, Mr. Macri will serve as Executive Vice President and Chief Financial Officer of iHeartMedia + Entertainment, Inc. (formerly known as Clear Channel Broadcasting, Inc.) (“iHM”), a wholly owned subsidiary of iHeartMedia, until October 6, 2017, after which time such employment period will be automatically extended from year to year unless either party gives notice of non-renewal as permitted in the agreement. On September 9, 2014, Mr. Macri became Senior Vice President—Corporate Finance of iHeartMedia and CCOH as well.

On July 3, 2017, iHeartMedia and Mr. Macri entered into a first amendment to Mr. Macri’s employment agreement. Pursuant to the first amendment, the term of Mr. Macri’s employment agreement was extended through June 30, 2018.

On February 27, 2018, iHeartMedia and Mr. Macri entered into a second amendment to Mr. Macri’s employment agreement. Pursuant to the second amendment, the term of Mr. Macri’s employment agreement, which was previously scheduled to expire on June 30, 2018, was extended through March 31, 2019. The second amendment to Mr. Macri’s employment agreement does not contemplate automatic renewals of the employment period and states that if Mr. Macri’s employment continues for any period of time following March 31, 2019, such employment will be “at-will” and may be terminated at any time by either party. In such case, pursuant to the second amendment to Mr. Macri’s employment agreement, Mr. Macri will be entitled to receive his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans. On March 4, 2019, iHeartMedia and Mr. Macri entered into a third amendment to Mr. Macri’s employment agreement, which extended the term of Mr. Macri’s employment agreement to June 30, 2019.

Under his agreement, Mr. Macri receives compensation consisting of a base salary, incentive awards and other benefits and perquisites. Mr. Macri’s current annual base salary is $700,000. During 2013, Mr. Macri received a $60,000 signing bonus. No later than March 15 of each calendar year, Mr. Macri is eligible to receive a performance bonus. For 2013, Mr. Macri’s target bonus was $375,000, with $187,500 of such amount guaranteed and $187,500 of such amount MBO-based. For purposes of his agreement, MBO-based means the subjective performance criteria agreed to on an annual basis between the President and Chief Financial Officer of iHeartMedia and Mr. Macri at about the same time as established for other similarly situated employees. For 2014 and thereafter, Mr. Macri’s target bonus will be no less than his base salary for the year to which the bonus relates and the criteria will be set by management in consultation with Mr. Macri. For 2018, Mr. Macri received an annual bonus of $1,187,945. He is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

Additionally, pursuant to his employment agreement, on October 7, 2013, Mr. Macri received a one-time long term incentive grant of 100,000 shares of restricted stock.

Under the employment agreement, Mr. Macri is required to protect the secrecy of confidential information of iHeartMedia and its affiliates and to assign certain intellectual property rights. He also is prohibited by the agreement from engaging in certain activities that compete with iHeartMedia and its affiliates during employment and for 12 months after his employment terminates, and he is prohibited from soliciting employees for employment during employment and for 12 months after termination of employment. iHeartMedia agreed to defend and indemnify Mr. Macri for acts committed in the course and scope of his employment.

Grants of Plan-Based Awards

Stock Incentive Plans

CCOH grants equity incentive awards to named executive officers and other eligible participants under its 2012 Amended and Restated Stock Incentive Plan. The 2012 Amended and Restated Stock Incentive Plan is intended to facilitate the ability of CCOH to attract, motivate and retain employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities.

The 2012 Amended and Restated Stock Incentive Plan allows for the issuance of restricted stock, incentive and non-statutory stock options, stock appreciation rights, director shares, deferred stock rights and other types of stock-based and/or performance-based awards to any present or future director, officer, employee, consultant or advisor of or to CCOH or its subsidiaries.

The 2012 Amended and Restated Stock Incentive Plan is administered by the Compensation Committee, except that the entire Board has sole authority for granting and administering awards to non-employee directors. The Compensation Committee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2012 Amended and Restated Stock Incentive Plan. The Compensation Committee also makes other determinations and interpretations necessary to carry out the purposes of the 2012 Amended and Restated Stock Incentive Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Cash Incentive Plan

As discussed above, named executive officers also are eligible to receive awards under the Annual Incentive Plan other than Messrs. Pittman, Bressler and Macri, who participated in iHeartMedia’s 2018 Key Employee Incentive Plan. See “Compensation Discussion and Analysis of CCOH—Elements of Compensation—Annual Incentive Bonus” for a more detailed description of the Annual Incentive Plan and the grant of awards to the named executive officers thereunder.

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ended December 31, 2018. As described below under “Certain Relationships and Related Party Transactions of CCOH—iHeartMedia, Inc.—Corporate Services Agreement,” CCOH’s parent entities provide CCOH with, among other things, certain executive officer services. A portion (35.03% and 17.52%) of the annual incentive awards provided by CCOH’s parent entities to Messrs. Bressler and Macri, respectively, with respect to 2018 was allocated to CCOH in recognition of their services provided to us. Those allocated amounts are reflected in the Grants of Plan-Based Awards During 2018 table below and 100% of the annual incentive awards to the named executive officers of iHeartMedia are reflected by iHeartMedia in its summary compensation table.

Grants of Plan-Based Awards During 2018

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(a) ($)
			Threshold ($)	Target ($)	Maximum ($)
Robert W. Pittman	—		—	—	—	—	—	—	—

Richard J. Bressler	N/A	(b)	—	1,856,590	2,552,811	—	—	—	—

C. William Eccleshare	N/A	(b)	—	1,000,000	2,000,000	—	—	—	—
	N/A	(b)	—	300,000	300,000	—	—	—	—
	9/12/18	(c)	—	—	—	221,729	—	—	1,186,250

Scott R. Wells	N/A	(b)	—	750,000	1,500,000	—	—	—	—
	9/12/18	(d)	—	—	—	221,729	—	—	1,186,250

Steven J. Macri	N/A	(b)	—	192,665	264,914	—	—	—	—

(a)

The amounts in the table reflect the full grant date fair value of time-vesting restricted stock awards computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For assumptions made in the valuation, see footnote (b) to the Summary Compensation Table above and Note 10-Shareholders’ Interest in Item 8 of CCOH’s Annual Report on Form 10-K for the year ended December 31, 2018.

(b)

Messrs. Bressler and Macri received cash incentive awards from iHeartMedia under the iHeartMedia 2018 KEIP. The amounts shown for Messrs. Bressler and Macri reflect the allocated portion of their respective cash incentive awards under the iHeartMedia 2018 KEIP based on the achievement of pre-established performance goals. As described in footnote (e) to the Summary Compensation Table above, Mr. Pittman’s cash incentive award from iHeartMedia for 2018 was not allocated pursuant to the Corporate Services Agreement. Messrs. Eccleshare and Wells received cash incentive awards from CCOH under the Annual Incentive Plan. In addition, Mr. Eccleshare was eligible to participate in a bonus opportunity under the CCOH SIP with respect to 2018 performance. Mr. Eccleshare had the opportunity to earn up to $300,000 from CCOH under his SIP bonus opportunity and earned the full $300,000 based on 2018 performance, of which $100,000 was paid at the end of February 2019 and is included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table, and the remaining $200,000 of which will be paid in equal installments of $100,000 each at the same time as the annual incentive bonus payments are paid generally in 2020 and 2021 if Mr. Eccleshare remains employed at that time. For further discussion of the 2018 cash incentive awards, see “Compensation Discussion and Analysis of CCOH—Elements of Compensation—Annual Incentive Plan.”

(c)

On September 12, 2018, Mr. Eccleshare received a grant of 221,729 shares of CCOH’s Class A common stock which will vest with respect to 50% of the shares on September 12, 2021 and 50% of the shares on September 12, 2022.

(d)

On September 12, 2018, Mr. Wells received a grant of 221,729 shares of CCOH’s Class A common stock which will vest with respect to 50% of the shares on September 12, 2021 and 50% of the shares on September 12, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards of the named executive officers at December 31, 2018.

Outstanding Equity Awards at December 31, 2018

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(a) ($)
Name	(#) Exercisable		(#) Unexercisable
Robert W. Pittman	—		—		—	—	—		—	—	—

Richard J. Bressler	—		—		—	—	—		—	—	—

C. William Eccleshare	164,907	(b)	—		$1.17	09/10/19	—		—	—	—
	22,500	(c)	—		$1.16	02/24/20	—		—	—	—
	63,583	(d)	—		$1.43	09/10/20	—		—	—	—
	15,360	(e)	—		$4.78	12/13/20	—		—	—	—
	90,000	(f)	—		$6.09	02/21/21	—		—	—	—
	90,000	(g)	—		$5.02	03/26/22	—		—	—	—
	—		—		—	—	25,000	(h)	129,750	—	—
	—		—		—	—	4,191	(i)	21,751	—	—
	—		—		—	—	70,588	(j)	366,352	—	—
	—		—		—	—	221,729	(k)	1,150,774	—	—

Scott R. Wells	126,974	(l)	211,626	(l)	$6.85	3/3/2025	—		—	—	—
	28,323	(m)	9,441	(m)	$7.71	6/15/2025	—		—	—	—
	12,827	(n)	12,827	(n)	$5.69	6/3/2026	—		—	—	—
	—		—		—	—	22,915	(o)	118,929	—	—
	—		—		—	—	82,236	(p)	426,805	—	—
	—		—		—	—	88,235	(q)	457,940	—	—
	—		—		—	—	208,333	(r)	1,081,248	—	—
	—		—		—	—	221,729	(s)	1,150,774	—	—

Steven J. Macri	—		—		—	—	—		—	—	—

(a)	For equity awards with respect to the Class A common stock of CCOH, this value is based upon the closing sale price of CCOH’s Class A common stock on December 31, 2018 of $5.19.
(b)

Mr. Eccleshare’s grant of options to purchase 202,813 shares of CCOH’s Class A common stock vested as follows: (1) options with respect to 48,062 shares vested on September 10, 2010; (2) options with respect to 74,736 shares vested on September 10, 2011; (3) options with respect to 40,006 shares vested on September 10, 2012; and (4) options with respect to 40,009 shares vested on September 10, 2013.

(c)

Mr. Eccleshare’s grant of options to purchase 62,094 shares of CCOH’s Class A common stock vested as follows: (1) options with respect to 15,523 shares vested on February 24, 2011; (2) options with respect to 15,524 shares vested on February 24, 2012; (3) options with respect to 15,523 shares vested on February 24, 2013; and (4) options with respect to 15,524 shares vested on February 24, 2014.

(d)

Mr. Eccleshare’s grant of options to purchase 63,583 shares of CCOH’s Class A common stock vested as follows: (1) options with respect to 15,895 shares vested on September 10, 2011; (2) options with respect to 15,896 shares vested on September 10, 2012; (3) options with respect to 15,895 shares vested on September 10, 2013; and (4) options with respect to 15,897 shares vested on September 10, 2014.

(e)	Mr. Eccleshare’s grant of options to purchase 15,360 shares of CCOH’s Class A common stock vested in three equal annual installments beginning on December 13, 2011.

(f)	Mr. Eccleshare’s grant of options to purchase 90,000 shares of CCOH’s Class A common stock vested in four equal installments beginning on February 21, 2012.
(g)	Mr. Eccleshare’s grant of options to purchase 90,000 shares of CCOH’s Class A common stock vested in four equal installments beginning on March 26, 2013.
(h)	Mr. Eccleshare’s unvested restricted stock unit award representing 25,000 shares of CCOH’s Class A common stock vests 50% on September 21, 2019 and 50% on September 21, 2020.
(i)	Mr. Eccleshare’s unvested restricted stock unit award representing 4,191 shares will vest with respect to 50% on each of September 21, 2019 and September 21, 2020.
(j)

Mr. Eccleshare’s unvested restricted stock unit award with respect to 70,588 shares of CCOH’s Class A common stock will vest on June 28, 2019 provided Mr. Eccleshare is still employed by or provided services to CCOH on such date.

(k)	Mr. Eccleshare’s unvested restricted stock unit award with respect to 221,729 shares of CCOH’s Class A common stock will vest with respect to 50% on each of September 12, 2021 and September 12, 2022.
(l)

Mr. Wells’ grant of options to purchase 338,600 shares of CCOH’s Class A common stock vest as follows: (1) 169,300 of the shares of the award is time-vesting, with 25% vesting annually beginning March 3, 2016; and (2) 169,300 shares of the award will vest upon achievement of OIBDAN targets to be specified by the Board.

(m)	Mr. Wells’ grant of options to purchase 37,764 shares of CCOH’s Class A common stock vest in four equal installments beginning June 15, 2016.
(n)	Mr. Wells’ grant of options to purchase 25,654 shares of CCOH’s Class A common stock vest in four equal installments beginning June 3, 2017.
(o)	Mr. Wells’ unvested restricted stock award representing 22,915 shares of CCOH’s Class A common stock vests on June 15, 2019.
(p)	Mr. Wells’ unvested restricted stock award representing 82,236 shares of CCOH’s Class A common stock vests 50% on June 3, 2019 and 50% on June 3, 2020.
(q)

Mr. Wells’ unvested restricted stock award representing 88,235 shares of CCOH’s Class A common stock will vest on June 28, 2019 provided Mr. Wells is employed by or providing services to CCOH on such date.

(r)	Mr. Wells’ unvested restricted stock award representing 208,333 shares of CCOH’s Class A common stock will vest 50% on September 7, 2020 and 50% on September 7, 2021.
(s)	Mr. Wells’ unvested restricted stock unit award with respect to 221,729 shares of CCOH’s Class A common stock will vest with respect to 50% on each of September 12, 2021 and September 12, 2022.

Option Exercises and Stock Vested

The following table sets forth certain information concerning option exercises by and stock vesting for the named executive officers during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(a) (#)	Value Realized on Exercise(b) ($)	Number of Shares Acquired on Vesting(c) (#)	Value Realized on Vesting(d) ($)
Robert W. Pittman	—	—	28,967	134,697
Richard J. Bressler	—	—	10,863	50,513
C. William Eccleshare	—	—	—	—
Scott R. Wells	—	—	22,915	107,701
Steven J. Macri	—	—	—	—

(a)	Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.
(b)

Represents the value of the exercised options, calculated by multiplying (1) the number of shares to which the option exercise related by (2) the difference between the actual market price of CCOH’s Class A common stock at the time of exercise and the option exercise price.

(c)	Represents the gross number of shares acquired on vesting of restricted shares or restricted stock units, without taking into account any shares withheld to satisfy applicable tax obligations.
(d)

Represents the value of the vested restricted shares or restricted stock units calculated by multiplying (1) the number of vested restricted shares or restricted stock units by (2) the closing price on the vesting date.

Pension Benefits

CCOH does not sponsor any pension plans in which the named executive officers participate.

Nonqualified Deferred Compensation Plans

CCOH does not sponsor any non-qualified deferred compensation plans in which the named executive officers participate.

Potential Post-Employment Payments

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for each of CCOH’s named executive officers, using an assumed December 31, 2018 trigger event for each scenario.

As described below under “Certain Relationships and Related Party Transactions of CCOH—iHeartMedia, Inc.—Corporate Services Agreement,” iHeartCommunications, CCOH’s indirect parent entity, made available to us, and CCOH was obligated to use, the services of certain executive officers of iHeartCommunications and a portion of their salary and other personnel costs was allocated to CCOH in recognition of their services provided to CCOH. The provisions of their agreements are described below to the extent that amounts payable thereunder would be allocated to CCOH under the Corporate Services Agreement upon termination, change in control or other post-employment scenario.

Robert W. Pittman

Termination by iHeartMedia for Cause, by Mr. Pittman without Good Cause or Upon Non-Renewal of the Agreement by Mr. Pittman. Robert W. Pittman’s employment agreement provides for the following payments and benefits upon termination by CCOH for “Cause,” by Mr. Pittman without “Good Cause” or due to the non-renewal of the agreement by Mr. Pittman.

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Pittman constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Pittman of his duties under the agreement (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days after written notice; (3) Mr. Pittman’s refusal or failure to follow lawful directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days after written notice; (4) a criminal conviction of, or plea of nolo contendere by, Mr. Pittman for a felony or material violation of any securities law including, without limitation, a conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach of the agreement by Mr. Pittman; or (6) a material violation by Mr. Pittman of iHeartMedia’s employment policies regarding harassment. In the case of (1), (3), (5) or (6), those acts will not constitute Cause unless Mr. Pittman has been given written notice specifying the conduct qualifying for Cause and Mr. Pittman fails to cure within 15 business days after receipt of the notice.

The term “Good Cause” includes, subject to certain exceptions: (1) a repeated willful failure by iHeartMedia to comply with a material term of the agreement after written notice by Mr. Pittman specifying the alleged failure; (2) a substantial and adverse change in Mr. Pittman’s position, material duties, responsibilities or authority; or (3) a material reduction in Mr. Pittman’s base salary, performance bonus opportunity or additional bonus opportunity. To terminate for Good Cause, Mr. Pittman must provide iHeartMedia with 30 days’ notice, after which iHeartMedia has 15 days to cure.

If iHeartMedia terminates Mr. Pittman’s employment for Cause, iHeartMedia will pay Mr. Pittman a lump sum cash payment equal to Mr. Pittman’s accrued and unpaid base salary through the date of termination and any payments to which he may be entitled under applicable employee benefit plans (“Accrued Amounts”). If Mr. Pittman terminates his employment without Good Cause or elects not to renew his employment agreement, iHeartMedia will pay Mr. Pittman a lump sum cash payment equal to his Accrued Amounts and any earned but unpaid annual bonus with respect to a previous year (“Earned Prior Year Annual Bonus”).

Termination by iHeartMedia without Cause, by Mr. Pittman for Good Cause, Upon Non-Renewal of the Agreement by iHeartMedia or Upon Change in Control. If iHeartMedia terminates Mr. Pittman’s employment without Cause, if Mr. Pittman terminates his employment for Good Cause or if iHeartMedia gives Mr. Pittman a notice of non-renewal, Mr. Pittman will receive a lump-sum cash payment equal to his Accrued Amounts and any Earned Prior Year Annual Bonus. In addition, provided he signs and returns a release of claims in the time period required, iHeartMedia will: (1) pay Mr. Pittman, over a period of two years, an amount equal to two times the sum of his base salary and target bonus; (2) reimburse Mr. Pittman for all COBRA premium payments paid by Mr. Pittman for continuation of healthcare coverage during the 18-month period following the date of Mr. Pittman’s termination; and (3) pay Mr. Pittman a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date (“Prorated Annual Bonus”). Mr. Pittman’s employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Pittman will be entitled to the benefits described for a termination without Cause.

Termination due to Death or Disability. If Mr. Pittman is unable to perform his duties under the agreement on a full-time basis for more than 180 days in any 12-month period, iHeartMedia may terminate his employment. If Mr. Pittman’s employment is terminated due to death or disability, iHeartMedia will pay to Mr. Pittman or his designee or estate: (1) a lump sum cash payment equal to his Accrued Amounts; (2) any Earned Prior Year Annual Bonus; and (3) a Prorated Annual Bonus. If a release of claims is signed and returned in the time period required, iHeartMedia will reimburse Mr. Pittman or his estate for all COBRA premium payments paid by Mr. Pittman or his estate for continuation of healthcare coverage during the 18-month period following Mr. Pittman’s date of termination.

Impact of Termination on October 2, 2011 and October 15, 2012 Equity Awards. Except as described below, upon termination of Mr. Pittman’s employment, all of his outstanding and unvested iHeartMedia stock options granted on October 2, 2011 and restricted stock granted on October 15, 2012 will be cancelled. If Mr. Pittman’s employment is terminated by iHeartMedia without Cause or by Mr. Pittman for Good Cause within 12 months after a change of control of iHeartMedia where the Sponsors do not receive cash as a direct result of such transaction in an amount equal to at least 75% of their equity interest in iHeartMedia immediately prior to the transaction, his unvested options will vest and become immediately exercisable. If Mr. Pittman’s employment is terminated by iHeartMedia without Cause or by Mr. Pittman for Good Cause (in circumstances other than as described in the previous sentence), the portion of his unvested options that would have vested within 12 months after the date of termination will vest on the date of termination and become immediately exercisable. Upon termination of his employment due to death or disability, Mr. Pittman’s vested stock options will continue to be exercisable for the shorter of one year or the remaining 10-year term of the options. In the case of any termination of employment for a reason other than death or disability, Mr. Pittman’s vested stock options will continue to be exercisable for the shorter of six months or the remaining 10-year term of the options. If both of the following conditions occur during the six-month period after termination of Mr. Pittman’s employment, the period in which to exercise a vested option will be extended by an additional six months (in no event beyond the 10-year term of the options): (1) the average closing value of the Dow Jones Industrial Average for the 10 consecutive trading days immediately prior to the date the options would otherwise expire pursuant to the previous two sentences (the “Exercise Measurement Period”) is at least 20% less than for the 10 consecutive trading days ending on the date Mr. Pittman’s employment terminated (the “Base Measurement Period”) and (2) the average closing price of the Class A common stock as reported on the principle exchange on which it is listed for trading during the Exercise Measurement Period is at least 25% less than the average closing price of the Class A common stock reported on such exchange for the Base Measurement Period. If Mr. Pittman’s employment is terminated by iHeartMedia without Cause within 12 months after a change of control, his time-vesting iHeartMedia restricted stock granted on October 15, 2012 will vest.

On January 13, 2014, Mr. Pittman and iHeartMedia amended and restated Mr. Pittman’s employment agreement, providing certain additional benefits to Mr. Pittman, as described below.

Impact of Termination on Equity Awards Granted on January 13, 2014. In connection with Mr. Pittman’s amended and restated employment agreement, he was granted awards of restricted stock by iHeartMedia and CCOH on January 13, 2014.

The iHeartMedia restricted stock award granted on January 13, 2014 is divided into the Tranche 1 Shares and the Tranche 2 Shares. The Tranche 1 Shares will: (1) continue to vest in accordance with the terms of the award agreement upon a Change in Control (as defined in the award agreement); (2) vest with respect to 50,000 shares in the event Mr. Pittman’s employment is terminated by iHeartMedia without Cause or by Mr. Pittman for Good Cause, because iHeartMedia does not renew his employment agreement or because of Mr. Pittman’s death or disability (each, a “Good Leaver Termination”); and (3) vest with respect to 100% of any unvested shares if a Good Leaver Termination occurs within 90 days of a Change in Control. The Tranche 2 Shares will: (1) in the case of a Good Leaver Termination, be subject to continued vesting for the six-month period following such termination in accordance with the Qualifying Return to Investor metrics set forth in the award agreement; (2) in the case of a Standalone CIC (defined as a Change in Control that the Board determines is not effected by an entity with material operating assets and after which the business and assets of iHeartMedia continue on a standalone basis materially consistent with immediately prior to the Change in Control), be converted to a dollar vesting schedule such that the Tranche 2 Shares will vest, if at all, at 100% on the date that the Fair Market Value (as defined in the award agreement) of one share of iHeartMedia’s Class A common stock reaches $36; (3) in the case of a Good Leaver Termination that occurs during the 18-month period following a Standalone CIC, vest as to 75% of any unvested Tranche 2 Shares if such Standalone CIC takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Tranche 2 Shares if such Standalone CIC takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Tranche 2 if such Standalone CIC takes place on or after the second anniversary of the grant date but prior to the fifth anniversary of the grant date; and (4) in the case of a Change of Control that is not a Standalone CIC, vest as to 75% of any unvested Tranche 2 Shares if such Change in Control takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Tranche 2 Shares if such Change in Control takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Tranche 2 Shares if such Change in Control takes place on or after the second anniversary of the grant date but prior to the third anniversary of the grant date. Any unvested shares that do not vest as described above will terminate on the date his employment terminates.

With respect to the CCOH restricted stock, in the event that Mr. Pittman’s employment with iHeartMedia and its subsidiaries is terminated by iHeartMedia for a reason other than Cause or by Mr. Pittman for Good Cause, 50% of any shares of CCOH restricted stock that would otherwise vest within 12 months after such termination will remain outstanding and vest on the date such shares would otherwise have vested, except that if such termination occurs during the 90-day period prior to or the 12-month period following a Change in Control (as defined in the award agreement), 100% of any unvested CCOH restricted stock will vest upon the consummation of such Change in Control (or on the termination date in the case of a termination following a Change in Control). If Mr. Pittman ceases to be Executive Chairman of the Board of CCOH but continues to be employed by iHeartMedia, all unvested shares of CCOH restricted stock outstanding as of such termination will be converted into a number of shares of restricted stock of iHeartMedia having an aggregate Fair Market Value (as defined in iHeartMedia’s Stock Incentive Plan) equal to the aggregate Fair Market Value of such unvested shares, in each case, as of the date of such termination, with such iHeartMedia restricted stock vesting on the terms and conditions as are set forth in the CCOH award agreement (substituting iHeartMedia for CCOH). In the event of Mr. Pittman’s termination of employment or service from iHeartMedia for any other reason, then all unvested shares of CCOH restricted stock will be immediately forfeited.

Gross-Up Provisions under Mr. Pittman’s January 13, 2014 Amended and Restated Employment Agreement. Mr. Pittman’s amended and restated employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any Company Payments received by Mr. Pittman are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are applicable and Mr. Pittman declines to submit such excess parachute payments for approval by iHeartMedia’s stockholders, iHeartMedia will pay to Mr. Pittman an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Pittman will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in Mr. Pittman’s employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

In the event that Mr. Pittman’s employment is terminated due to his death, disability or retirement, then subject to Mr. Pittman’s or his estate’s execution and non-revocation of a release within 60 days of Mr. Pittman’s termination, iHeartMedia will pay him (or his estate) a lump sum amount equal to any taxes paid by Mr. Pittman in accordance with Section 83(b) of the Code with respect to the iHeartMedia restricted stock awarded on January 13, 2014 that, at the time of such death, disability or retirement, remains unvested. For purposes of Mr. Pittman’s employment agreement, retirement is deemed to occur if, for the 12-month period following Mr. Pittman’s termination by reason of non-renewal of the employment agreement by either party (excluding termination by iHeartMedia for Cause or due to disability) or by Mr. Pittman without Good Cause, Mr. Pittman does not commence employment with or provide significant services as an advisor or consultant to iHeartMedia or any unaffiliated companies.

Richard J. Bressler

Termination by iHeartMedia for Cause, by Mr. Bressler without Good Cause or Upon Non-Renewal of the Agreement by Mr. Bressler. Richard J. Bressler’s employment agreement provides for the following payments and benefits upon termination by iHeartMedia for “Cause,” by Mr. Bressler without “Good Cause” or due to the non-renewal of the agreement by Mr. Bressler.

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Bressler constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Bressler of his duties under the agreement (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days after written notice; (3) Mr. Bressler’s refusal or failure to follow lawful directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days after written notice; (4) a criminal conviction of, or plea of nolo contendere by, Mr. Bressler for a felony or material violation of any securities law including, without limitation, a conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach of the agreement by Mr. Bressler; or (6) a material violation by Mr. Bressler of iHeartMedia’s employment policies regarding harassment. In the case of (1), (3), (5) or (6), those acts will not constitute Cause unless Mr. Bressler has been given written notice specifying the conduct qualifying for Cause and Mr. Bressler fails to cure within 15 business days after receipt of the notice.

The term “Good Cause” includes, subject to certain exceptions: (1) a repeated willful failure by iHeartMedia to comply with a material term of the agreement after written notice by Mr. Bressler specifying the alleged failure; (2) a substantial and adverse change in Mr. Bressler’s position, material duties, responsibilities or authority; or (3) a material reduction in Mr. Bressler’s base salary, performance bonus opportunity or additional bonus opportunity. The removal of Mr. Bressler from the position of Chief Financial Officer of CCOH will not constitute Good Cause. To terminate for Good Cause, Mr. Bressler must provide iHeartMedia with 30 days’ notice, after which iHeartMedia has 30 days to cure.

If iHeartMedia terminates Mr. Bressler’s employment for Cause, iHeartMedia will pay Mr. Bressler a lump sum cash payment equal to Mr. Bressler’s Accrued Amounts. If Mr. Bressler terminates his employment without Good Cause or elects not to renew his employment agreement, iHeartMedia will pay Mr. Bressler a lump sum cash payment equal to his Accrued Amounts and any Earned Prior Year Annual and Additional Bonus.

Termination by iHeartMedia without Cause, by Mr. Bressler for Good Cause, Upon Non-Renewal of the Agreement by iHeartMedia or Upon Change in Control. If iHeartMedia terminates Mr. Bressler’s employment without Cause, if Mr. Bressler terminates his employment for Good Cause or if Mr. Bressler’s employment is terminated following iHeartMedia’s notice of non-renewal after the initial term of the employment agreement, iHeartMedia will pay to Mr. Bressler a lump sum amount equal to: (1) Mr. Bressler’s Accrued Amounts; and (2) any Earned Prior Year Annual and Additional Bonus. In addition, provided he signs and returns a release of claims in the time period required, iHeartMedia will: (1) pay to Mr. Bressler, in periodic ratable installment payments twice per month over a period of 18 months following the date of termination, an aggregate amount equal to 1.5 times the sum of Mr. Bressler’s base salary and target annual bonus; (2) reimburse Mr. Bressler for all COBRA premium payments paid by Mr. Bressler for continuation of healthcare coverage during the 18-month period following the date of Mr. Bressler’s termination; (3) pay to Mr. Bressler a Prorated Annual Bonus; and (4) pay to Mr. Bressler a prorated bonus under his iHeartMedia SIP bonus opportunity, based on actual results for such year (the “Prorated Additional Bonus”).

Termination due to Death or Disability. If Mr. Bressler is unable to perform his duties under the agreement on a full-time basis for more than 180 days in any 12 month period, iHeartMedia may terminate his employment. If Mr. Bressler’s employment is terminated due to death or disability, iHeartMedia will pay to Mr. Bressler or to his designee or estate: (1) a lump sum equal to Mr. Bressler’s Accrued Amounts; (2) any Earned Prior Year Annual and Additional Bonus; (3) Mr. Bressler’s Prorated Annual Bonus; and (4) Mr. Bressler’s Prorated Additional Bonus. If a release of claims is signed and returned in the time period required, iHeartMedia will reimburse Mr. Bressler or his estate for all COBRA premium payments paid by Mr. Bressler or his estate for continuation of healthcare coverage during the 18-month period following Mr. Bressler’s date of termination.

Gross-Up Provisions. Mr. Bressler’s employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any Company Payments received by Mr. Bressler are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are applicable and Mr. Bressler declines to submit the excess parachute payments for approval by iHeartMedia’s stockholders, iHeartMedia will pay to Mr. Bressler an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Bressler will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in Mr. Bressler’s employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

Impact of Termination on Equity Awards. In connection with Mr. Bressler’s employment agreement, he was granted an award of 271,739 restricted shares of CCOH Class A common stock on July 29, 2013. In the event of Mr. Bressler’s termination of employment or service for any reason, then, except as otherwise provided in the award agreement, all unvested shares of the restricted stock will be immediately forfeited. In the event that Mr. Bressler’s employment with iHeartMedia, CCOH and its subsidiaries is terminated by iHeartMedia or CCOH for a reason other than Cause or by Mr. Bressler for Good Cause, 50% of any shares of the restricted stock that would otherwise vest within 12 months after such termination will remain outstanding and vest on the date such shares would otherwise have vested, except that if such termination occurs during the 90-day period prior to or the 12-month period following a Change in Control (as defined in the award agreement), 100% of any unvested restricted stock will vest upon the consummation of such Change in Control (or on the termination date in the case of a termination following a Change in Control). If Mr. Bressler ceases to be employed by CCOH and its subsidiaries by reason of termination by CCOH with or without Cause or at the written request of iHeartMedia but continues to be employed by iHeartMedia, all unvested shares of the restricted stock outstanding as of such termination will be converted into a number of shares of restricted stock of iHeartMedia having an aggregate Fair Market Value (as defined in the iHeartMedia 2015 Executive Long Term Incentive Plan) equal to the aggregate Fair Market Value of such unvested shares, in each case, as of the date of such termination, with such iHeartMedia restricted stock vesting on the terms and conditions as are set forth in the CCOH award agreement (substituting iHeartMedia for CCOH).

C. William Eccleshare

Termination by CCOH for Cause or by Mr. Eccleshare without Good Reason. Mr. Eccleshare’s Prior Employment Agreement provides for the following payments and benefits upon termination by CCOH for “Cause” or by Mr. Eccleshare without “Good Reason.”

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Eccleshare constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Eccleshare of his duties (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days following written notice of such non-performance; (3) Mr. Eccleshare’s refusal or failure to follow lawful and reasonable directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days following written notice of such refusal or failure; (4) a criminal conviction of, or a plea of nolo contendere by, Mr. Eccleshare for a felony or material violation of any securities law including, without limitation, conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach by Mr. Eccleshare of any of the provisions of his Prior Employment Agreement; or (6) a material violation by Mr. Eccleshare of CCOH’s employment policies regarding harassment; provided, however, that Cause shall not exist under clauses (1), (3), (5) or (6) unless Mr. Eccleshare has been given written notice specifying the act, omission or circumstances alleged to constitute Cause and he fails to cure or remedy such act, omission or circumstances within 15 business days after receipt of such notice.

The term “Good Reason” includes: (1) a change in Mr. Eccleshare’s reporting line; (2) a material change in his titles, duties or authorities (provided that Mr. Eccleshare shall not have Good Reason to terminate employment if, after a restructuring or reorganization of CCOH or a sale or spinoff of all or a portion of CCOH’s operations, Mr. Eccleshare continues as Chief Executive Officer of CCI (or any of its successors)); (3) a reduction in Mr. Eccleshare’s base salary or target bonus, other than an across-the-board reduction applicable to all senior executive officers of CCOH; (4) a required relocation within the domestic United States of more than 50 miles of his primary place of employment; or (5) a material breach by CCOH of the terms of the Prior Employment Agreement. To terminate for Good Reason, Mr. Eccleshare must provide CCOH with 30 days’ written notice, after which CCOH has 30 days to cure, and Mr. Eccleshare must terminate employment within ten (10) days following the expiration of the Company’s cure period, if he still intends to terminate.

If Mr. Eccleshare’s employment is terminated by CCOH for Cause or by Mr. Eccleshare without Good Reason, CCOH will pay to Mr. Eccleshare his accrued and unpaid base salary through the date of termination and any unreimbursed business expenses and any payments or benefits (including accrued but untaken vacation, if any) required under applicable employee benefit plans or equity plans in accordance with such plans and/or policies (the “Accrued Amounts”). In addition, if Mr. Eccleshare terminates his employment without Good Reason and he signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare any annual bonus and additional bonus earned but unpaid with respect to the calendar year prior to the year of termination (the “Earned Prior Year Annual and Additional Bonus”) and, if CCOH terminates Mr. Eccleshare’s employment after receipt of Mr. Eccleshare’s notice of termination, CCOH will pay any base salary for any remaining portion of the 90-day advance notice period.

If Mr. Eccleshare is terminated for Cause, his CCOH stock options will be cancelled and any unvested CCOH restricted stock units will be forfeited. If Mr. Eccleshare terminates his employment without Good

Reason, any unvested CCOH stock options will be cancelled, he will have three months to exercise any vested CCOH stock options and any unvested CCOH restricted stock units will be forfeited. If his employment is terminated due to retirement (resignation from employment when the sum of his full years of age and full years of service equals at least 70, and he is at least 60 years of age with five full years of service at the time), all of his issued CCOH stock options will continue to vest for the shorter of five years or the remainder of their original 10-year terms, and any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination by CCOH without Cause, by Mr. Eccleshare for Good Reason, Upon Non-Renewal of the Agreement by CCOH or Upon Change in Control. If CCOH terminates Mr. Eccleshare’s employment without Cause (and not by reason of disability), if CCOH does not renew the initial term or any subsequent renewal terms of the Prior Employment Agreement or if Mr. Eccleshare terminates his employment for Good Reason, CCOH will pay to Mr. Eccleshare any Eccleshare Accrued Amounts. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will: (1) pay to Mr. Eccleshare a severance payment in an amount equal to 120% of his then-applicable base salary and 100% of his then-applicable target annual bonus in respect of the year of termination (the “Severance Payment”), with such Severance Payment to be paid in equal monthly installments for a period of 12 months after such termination; (2) reimburse his family’s reasonable relocation expenses from New York City to London that are incurred during employment or within 12 months after his termination, including reimbursement of the New York City apartment lease breakage fee, subject to submission of expenses in accordance with the Company’s reimbursement policy (the “Relocation Fee”); (3) pay to Mr. Eccleshare the Earned Prior Year Annual and Additional Bonus; (4) pay to Mr. Eccleshare a pro rata portion of his annual bonus for the year of termination, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year for which pro rata portion of the annual bonus Mr. Eccleshare shall be eligible only if a bonus would have been earned by the end of the calendar year (the “Prorated Annual Bonus”); and (5) provide for him and his dependents continued participation in CCOH’s group health plan that covers Mr. Eccleshare at CCOH’s expense for a period of three months as long as he timely elects continued coverage and continues to pay copayment premiums at the same level and cost as Mr. Eccleshare paid immediately prior to the termination (the “COBRA Coverage Benefit”). If Mr. Eccleshare violates the non-competition, non-interference or non-solicitation covenants contained in the Prior Employment Agreement (after being provided a 10-day cure opportunity to the extent such violation is curable), Mr. Eccleshare will forfeit any right to the pro rata portion of the Severance Payment for the number of months remaining in the 18-month non-compete period after termination. In addition, no Relocation Fee or COBRA Coverage Benefit will be paid in the event of a violation of the non-competition, non-interference or non-solicitation covenants contained in the Prior Employment Agreement (after being provided a 10-day cure opportunity to the extent such violation is curable) and Mr. Eccleshare will reimburse CCOH for any forfeited pro-rata portion of the Severance Payment, Relocation Fee and/or COBRA Coverage Benefit already paid.

Furthermore, in the event that Mr. Eccleshare’s employment is terminated by CCOH without Cause or by Mr. Eccleshare for Good Reason, his unvested CCOH restricted stock units awarded on July 26, 2012 will vest, his unvested CCOH stock options will be cancelled and his vested CCOH stock options will continue to be exercisable for three months. Mr. Eccleshare’s Prior Employment Agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Eccleshare will be entitled to the benefits described for a termination without Cause. Mr. Eccleshare’s unvested CCOH stock options and CCOH restricted stock units will vest upon a change in control, with or without termination. Further in this event, Mr. Eccleshare shall receive any unpaid portion of the payment to which he is entitled as a result of the Second Eccleshare Amendment, and any unvested restricted stock units shall automatically vest on his last day of employment.

Termination due to Disability. If Mr. Eccleshare is unable to perform the essential functions of his full-time position for more than 180 consecutive days in any 12 month period, CCOH may terminate his employment. If Mr. Eccleshare’s employment is terminated, CCOH will pay to Mr. Eccleshare or his designee any Eccleshare Accrued Amounts and the Relocation Fee for Mr. Eccleshare and his family. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare or his designee any

Earned Prior Year Annual and Additional Bonus, Prorated Annual Bonus and the COBRA Coverage Benefit. If his employment is terminated due to disability, his unvested CCOH stock options will continue to vest for the shorter of five years or the remainder of their original 10-year terms, and any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination due to Death. If Mr. Eccleshare’s employment is terminated by his death, CCOH will pay to his designee or estate: (1) the Eccleshare Accrued Amounts; (2) any Earned Prior Year Annual and Additional Bonus; (3) the Prorated Annual Bonus; (4) the Relocation Fee; and (5) the COBRA Coverage Benefit. If Mr. Eccleshare is terminated due to his death, his unvested CCOH stock options will vest and continue to be exercisable for the shorter of one year or the remainder of the original 10-year term and his unvested CCOH restricted stock units will vest.

Termination by CCOH for Cause or by Mr. Eccleshare without Good Reason Under the New Employment Agreement. Mr. Eccleshare’s New Employment Agreement provides for the following payments and benefits upon termination by CCOH for “Cause” or by Mr. Eccleshare without “Good Reason.”

Under the agreement, “Cause” is defined as one or more of the following reasons, as determined by the CCOH Board reasonably and in good faith: (i) conduct by Mr. Eccleshare constituting a material act of willful misconduct in connection with the performance of his duties; (ii) continued, willful and deliberate non-performance by Mr. Eccleshare of his duties hereunder (other than by reason of Mr. Eccleshare’s physical or mental illness, incapacity or disability) where such non-performance has continued for more than fifteen (15) business days following written notice of such non-performance; (iii) Mr. Eccleshare’s refusal or failure to follow lawful and reasonable directives consistent with Mr. Eccleshare’s job responsibilities where such refusal or failure has continued for more than fifteen (15) business days following written notice of such refusal or failure; (iv) a criminal conviction of, or a plea of nolo contendere by, Mr. Eccleshare for a felony or material violation of any securities law, including, without limitation, conviction of fraud, theft, or embezzlement or a crime involving moral turpitude; (v) a material breach by Mr. Eccleshare of any of the provisions of this Agreement or (vi) a material violation by Mr. Eccleshare of Company’s employment policies regarding harassment; provided, however, that Cause shall not exist under clauses (i), (iii), (v) or (vi) unless Mr. Eccleshare has been given written notice specifying the act, omission, or circumstances alleged to constitute Cause and Mr. Eccleshare fails to cure or remedy such act, omission, or circumstances within fifteen (15) business days after receipt of such notice.

The term “Good Cause” means one or more of the following reasons, as determined by the CCOH Board reasonably and in good faith: (i) conduct by Mr. Eccleshare constituting a material act of willful misconduct in connection with the performance of his duties; (ii) continued, willful and deliberate non-performance by Mr. Eccleshare of his duties hereunder (other than by reason of Mr. Eccleshare’s physical or mental illness, incapacity or disability) where such non-performance has continued for more than fifteen (15) business days following written notice of such non-performance; (iii) Mr. Eccleshare’s refusal or failure to follow lawful and reasonable directives consistent with Mr. Eccleshare’s job responsibilities where such refusal or failure has continued for more than fifteen (15) business days following written notice of such refusal or failure; (iv) a criminal conviction of, or a plea of nolo contendere by, Mr. Eccleshare for a felony or material violation of any securities law, including, without limitation, conviction of fraud, theft, or embezzlement or a crime involving moral turpitude; (v) a material breach by Mr. Eccleshare of any of the provisions of this Agreement or (vi) a material violation by Mr. Eccleshare of Company’s employment policies regarding harassment; provided, however, that Cause shall not exist under clauses (i), (iii), (v) or (vi) unless Mr. Eccleshare has been given written notice specifying the act, omission, or circumstances alleged to constitute Cause and Mr. Eccleshare fails to cure or remedy such act, omission, or circumstances within fifteen (15) business days after receipt of such notice.

Termination by CCOH without Cause, by Mr. Eccleshare for Good Reason, Upon Non-Renewal of the New Employment Agreement by CCOH. CCOH must provide Mr. Eccleshare with 6 months of notice and continue to pay to Mr. Eccleshare his accrued and unpaid base salary through the date of termination (or, if CCOH elects to provide payment in lieu of notice, then Clear Channel will pay Mr. Eccleshare the Eccleshare Accrued Amounts. If CCOH terminates Mr. Eccleshare’s employment after receipt of Mr. Eccleshare’s 90-day notice of termination, CCOH will pay Mr. Eccleshare his base salary (subject to applicable tax and insurance) for any remaining portion of the advance notice period, including with any accrued vacation entitlement. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will (i) pay to Mr. Eccleshare any annual bonus and additional bonus earned but unpaid with respect to the calendar year prior to the year of termination (the “Earned Prior Year Annual and Additional Bonus”) and a pro-rata portion, if any, of the annual bonus for the calendar year that includes the termination date (the “Pro-Rata Bonus”), (ii) accelerate vesting with respect to any portion of the 2019 Equity Award Grant that is not vested as of the termination date, which accelerated vesting shall occur on the termination date (the “2019 Equity Award Acceleration”), and (D) pay an aggregate amount equal to Mr. Eccleshare’s base salary, multiplied by 2.3, and reduced by the total amount of payment in lieu of notice or garden leave payments previously paid to Mr. Eccleshare.

Termination by CCOH for Cause Under the New Employment Agreement. If Mr. Eccleshare is terminated for Cause, CCOH will pay to Mr. Eccleshare the Eccleshare Accrued Amounts, which will not include any payment in lieu of notice, and Mr. Eccleshare may be required to repay the First Retention Bonus Payment or the Second Retention Bonus Payment and any portion of the 2019 Equity Award Grant that is not vested as of the termination date will be forfeited on the date of termination.

Termination by Mr. Eccleshare Without Good Reason or Failure of Mr. Eccleshare to Accept an Extension of the Employment Period Under the New Employment Agreement. If Mr. Eccleshare terminates his employment without Good Reason or fails to affirmatively accept in writing CCOH’s extension of the employment period within 30 days of when the extension if offered to him, CCOH will pay Mr. Eccleshare the Eccleshare Accrued Amounts, and, only if CCOH provides notice that it elects to place Mr. Eccelshare on garden leave or make payments in lieu of notice, then the applicable payments with respect thereto. Mr. Eccleshare may be required to repay the First Retention Bonus Payment or the Second Retention Bonus Payment and any portion of the 2019 Equity Award Grant that is not vested as of the termination date will be forfeited on the date of termination.

Termination due to Disability Under the New Employment Agreement. If Mr. Eccleshare is unable to perform the essential functions of his full-time position for more than 180 consecutive days in any 12 month period, CCOH may terminate his employment with 90 days’ notice. If Mr. Eccleshare’s employment is terminated, CCOH will pay to Mr. Eccleshare or his designee any Eccleshare Accrued Amounts. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare or his designee (1) any Earned Prior Year Annual and Additional Bonus, (2) the Pro-Rata Bonus, (3) the 2019 Equity Award Acceleration, and (4) such payments or benefits to be made in accordance with the terms of the release.

Termination due to Death Under the New Employment Agreement. If Mr. Eccleshare’s employment is terminated by his death, CCOH will pay to his designee or estate: (1) the Eccleshare Accrued Amounts; (2) any Earned Prior Year Annual and Additional Bonus; (3) the Pro-Rata Bonus; and (4) the 2019 Equity Award Acceleration.

Scott R. Wells

Termination by CCOH for Cause or by Mr. Wells without Good Reason. Mr. Wells’ employment agreement provides for the following payments and benefits upon termination by CCOH for “Cause” or by Mr. Wells without “Good Reason.”

Under the agreement, “Cause” is defined as Mr. Wells’: (1) willful misconduct; (2) willful refusal or repeated failure to perform his duties (other than due to disability); (3) willful refusal or repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other criminal conduct that has or would result in material injury to CCOH; (5) a material breach of his employment agreement; or (6) a material violation of CCOH’s written employment and management policies that has or would result in material injury to CCOH. In the case of (2), (3), (5), or (6), unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Wells has previously been provided notice, those acts will not constitute Cause unless Mr. Wells is provided with 15 days to cure after written notice.

The term “Good Reason” includes: (1) a material reduction in Mr. Wells’ base compensation; (2) a required relocation of Mr. Wells’ residence to a location more than 35 miles from its current location; (3) a material reduction in duties, authority or responsibilities; (4) a requirement that Mr. Wells report to any person of lesser authority than the Chairman and Chief Executive Officer of CCOH or the Chief Financial Officer of CCOH; or (5) a material breach by CCOH of the terms of the employment agreement. To terminate for Good Reason, Mr. Wells must provide CCOH with 30 days’ written notice, after which CCOH has 30 days to cure.

If Mr. Wells is terminated with Cause, he will receive a lump-sum cash payment equal to Wells’ Accrued Obligations .

Termination by CCOH without Cause, by Mr. Wells for Good Reason or Upon Non-Renewal of the Agreement by CCOH. If Mr. Wells is terminated by CCOH without Cause, Mr. Wells resigns for Good Reason or the agreement is not renewed by CCOH: (1) he will receive a lump-sum cash payment equal to Wells’ Accrued Obligations; and (2) provided he signs and returns a severance agreement and general release of claims in the time period required, he will receive (a) in periodic payments in accordance with ordinary payroll practices and deductions, his base salary on the date of termination for 18 months (the “Wells Severance Payments”); (b) a Prorated Annual Bonus; (c) a separation bonus in an amount equal to 100% of his then applicable target annual bonus in respect of the year of termination (the “Separation Bonus”), with such Separation Bonus to be paid in a lump sum; (d) a lump sum equal to the product of (i) 12 and (ii) the COBRA premiums Mr. Wells would be required to pay if he elected to continue the health benefits coverage he had prior to the termination date (less the amount Mr. Wells would have to pay for such coverage as an active employee); and (e) any unvested time vesting options scheduled to vest within the twelve month period following the date of termination, which options shall be considered fully vested on the date of termination and any unvested performance vesting options shall remain eligible to vest for the three month period following the date of termination. If Mr. Wells violates the terms of the severance agreement and general release of claims, the Wells Severance Payments shall cease.

Termination due to Disability. If Mr. Wells is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, CCOH may terminate his employment. If Mr. Wells’ employment is terminated, he will receive a lump-sum cash payment equal to his Wells’ Accrued Obligations.

Termination due to Death. If Mr. Wells’ employment is terminated by his death, CCOH will pay in a lump sum to his designee or, if no designee, to his estate: Wells’ Accrued Obligations.

Steven J. Macri

Termination by iHeartMedia for Cause or by Mr. Macri without Good Cause. Mr. Macri’s employment agreement provides for the following payments and benefits upon termination by iHeartMedia for “Cause” or by Mr. Macri without “Good Cause.”

Under the agreement, “Cause” is defined as Mr. Macri’s: (1) willful misconduct; (2) non-performance of his duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other conduct that has or would result in material injury to iHeartMedia’s reputation; (5) a material breach of his employment agreement; or (6) a material violation of iHeartMedia’s employment and management policies. In the case of (2), (3), (5), or (6) unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Macri has previously been provided notice, those acts will not constitute Cause unless Mr. Macri is provided with 10 days to cure after written notice.

The term “Good Cause” includes, subject to certain exceptions: (1) iHeartMedia’s material breach of the agreement after written notice from Mr. Macri specifying the alleged failure; (2) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation; (3) a substantial and unusual reduction in responsibilities or authority; (4) if Mr. Macri’s responsibilities and authority in a finance-related capacity have not been expanded within the first 12 months of his employment; or (5) a change in the place of Mr. Macri’s performance outside a 50 mile radius of New York, New York. To terminate for Good Cause, Mr. Macri must provide iHeartMedia with 30 days written notice, after which iHeartMedia has 30 days to cure, unless the Good Cause is not curable by its nature.

If Mr. Macri is terminated with Cause, he will receive a lump-sum cash payment equal to his Accrued Amounts.

Termination by iHeartMedia without Cause, by Mr. Macri for Good Cause or Upon Non-Renewal of the Agreement by iHeartMedia. If Mr. Macri is terminated by iHeartMedia without Cause, if Mr. Macri resigns for Good Cause or the agreement is not renewed by iHeartMedia: (1) he will receive his accrued and unpaid base salary through the termination date and payments required under applicable employee benefit plans; and (2) provided he signs and returns a severance agreement and general release of claims in the time period required, he will receive (a) $1,400,000.0 which represents the sum of Mr. Macri’s base salary and target Annual Bonus, to be paid out over a period of twelve 12 months and (b) a pro rata portion of his 2018 Annual Bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year.

Pursuant to the second amendment to Mr. Macri’s employment agreement, the term of Mr. Macri’s employment agreement, which was previously scheduled to expire on June 30, 2018, was extended through March 31, 2019. The second amendment to Mr. Macri’s employment agreement does not contemplate automatic renewals of the employment period and if Mr. Macri’s employment continues for any period of time following March 31, 2019, such employment will be “at-will” and may be terminated at any time by either party. In such case, pursuant to the second amendment to Mr. Macri’s employment agreement, Mr. Macri will be entitled to receive his accrued and unpaid base salary through termination date and any payments required under applicable employee benefit plans.

Termination due to Disability. If Mr. Macri is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, iHeartMedia may terminate his employment. If Mr. Macri’s employment is terminated, he will receive a lump-sum cash payment equal to his Accrued Amounts.

Termination due to Death. If Mr. Macri’s employment is terminated by his death, iHeartMedia will pay in a lump sum to his designee or, if no designee, to his estate, his Accrued Amounts.

Post-Employment Table

The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of those named executive officers. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such change in control or such executive officer’s termination of service.

Name	Benefit	Termination with “Cause”	Termination without “Cause” or Resignation for “Good Cause” or “Good Reason”		Termination due to “Disability”		Termination due to Death		Retirement or Resignation without “Good Cause” or “Good Reason”		“Change in Control” without Termination(b)	“Change in Control” with Termination
Robert W. Pittman(c)	—	—	—		—		—		—		—	—

	TOTAL	—	—		—		—		—		—	—

Richard J. Bressler(c)	Cash payment	—	$2,390,798	(e)	$814,448	(f)	$814,448	(f)	—		—	$2,390,798	(e)
	Cash value of benefits(g)	—	11,479		11,479		11,479		—		—	11,479

	TOTAL	—	$2,402,277		$825,927		$825,927		—		—	$2,402,277

C. William Eccleshare	Cash payment	—	$3,653,155	(h)	$1,375,478	(i)	$1,375,478	(i)	$555,520	(j)	—	$3,653,155	(h)
	Vesting of equity awards(d)	—	—		—		1,668,627		—		$151,501	$1,668,627

	TOTAL	—	$3,653,155		$1,375,478		$3,044,105		$555,520		$151,501	$5,321,782

Scott R. Wells	Cash payment	—	$2,758,823	(k)	—		—		—		—	2,758,823	(k)
	Cash value of benefits(g)	—	7,498		—		—		—		—	7,498
	Vesting of equity awards(d)											$3,235,695

	TOTAL	—	$2,766,321		—		—		—		—	$6,002,016

Steven J. Macri(c)	Cash payment	—	$433,496	(l)	—		—		—		—	433,496	(l)

	TOTAL	—	$433,496		—		—		—		—	433,496

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2018.
(b)

Amounts reflected in the “Change in Control without Termination” column were calculated assuming that no termination occurred after the change in control. The values of any additional benefits to the named executive officers that would arise only if a termination were to occur after a change in control are disclosed in the footnotes to the “Change in Control with Termination” or other applicable columns.

(c)

Amounts reflected in the table represent CCOH’s portion of post-employment payments for Messrs. Pittman, Bressler and Macri. Pursuant to the Corporate Services Agreement, a percentage of payments made to Messrs. Pittman, Bressler and Macri upon termination or a change in control, other than payments with respect to the vesting of any iHeartMedia equity awards, would be allocated to CCOH. For 2018, this allocation is based on CCOH’s 2018 OIBDAN as a percentage of iHeartCommunications’ 2018 OIBDAN. For a further discussion of the Corporate Services Agreement, please refer to “Certain Relationships and Related Party Transactions of CCOH—iHeartMedia, Inc.—Corporate Services Agreement.” The cash payments are triggered solely by a termination of employment and are not triggered by, contingent upon or related to a change in control of iHeartMedia or CCOH.

(d)

Amounts reflect the value of unvested CCOH equity awards held by the respective named executive officers on December 31, 2018 that are subject to accelerated vesting. This value is based upon the closing price of CCOH’s Class A common stock on December 31, 2018 of $5.19, but it excludes stock options with an exercise price exceeding the closing price of CCOH’s Class A common stock on December 31, 2018. The value of vested equity awards and equity awards that continue to vest and/or remain exercisable following termination (but vesting is not accelerated) are not included in this table.

(e)

Represents the allocated portion of (1) 1.5 times the sum of Mr. Bressler’s base salary at termination and annual bonus target for the year ended December 31, 2018 defined as 150% of base salary per employment agreement, (2) the 2016 and 2017 iHeartMedia SIP bonuses that Mr. Bressler will not be required to repay upon involuntary termination without cause; and (3) the Q1 2018 Key Employee Incentive bonus that Mr. Bressler will not be required to repay upon involuntary termination without cause.

(f)

Represents the allocated portion of (1) the 2016 and 2017 iHeartMedia SIP bonuses that Mr. Bressler will not be required to repay upon involuntary termination without cause; and (2) the Q1 2018 Key Employee Incentive bonus that Mr. Bressler will not be required to repay upon involuntary termination without cause.

(g)

The values associated with the continued provision of health benefits are based on the 2018 premiums for insurance multiplied by the amount of time Messrs. Bressler and Wells are entitled to those benefits pursuant to their respective employment agreements.

(h)

Represents (1) the sum of 1.2 times Mr. Eccleshare’s base salary at termination and 1.0 times Mr. Eccleshare’s annual bonus target for the year ended December 31, 2018, (2) an annual bonus for the year ended December 31, 2018, (3) $90,000 previously earned pursuant to the 2016 SIP bonus, and (4) $200,000 previously earned pursuant to the 2017 SIP bonus, pursuant to Mr. Eccleshare’s employment agreement.

(i)

Represents (1) an annual bonus for the year ended December 31, 2018, (2) $90,000 previously earned pursuant to the 2016 SIP bonus, and (3) $200,000 previously earned pursuant the 2017 SIP bonus, pursuant to Mr. Eccleshare’s employment agreement.

(j)

Represents (1) $90,000 previously earned pursuant to the 2016 SIP bonus, (2) $200,000 previously earned pursuant to the 2017 SIP bonus, pursuant to Mr. Eccleshare’s employment agreement, and (3) base salary during the required 90-day notice period under Mr. Eccleshare’s employment agreement.

(k)

Represents the amount payable to Mr. Wells pursuant to his employment agreement, which includes (1) 1.5 times his base salary at termination, (2) his annual bonus target for the year ended December 31, 2018, and (3) a prorated annual bonus for the year ended December 31, 2018. If Mr. Wells were terminated without cause, any time-vesting CCOH options that would vest within one year following the termination date would vest. Also, any performance-vesting options would remain eligible to vest for 3 months following the termination date.

(l)

Represents the allocated portion of (1) the sum of Mr. Macri’s base salary at termination and annual bonus target for the year ended December 31, 2018, (2) the 2016 and 2017 iHeartMedia SIP bonuses that Mr. Marci will not be required to repay upon involuntary termination without cause, and (3) the Q1 2018 Key Employee Incentive bonus that Mr. Marci will not be required to repay upon involuntary termination without cause.

Pay Ratio

As required by Item 402(u) of Regulation S-K, CCOH is providing pay ratio information about the relationship of the annual total compensation of CCOH’s employees and the annual total compensation of Mr. Robert W. Pittman, CCOH’s Chief Executive Officer. The rules adopted by the SEC require a registrant to identify its median employee only once every three years if there has been no change to the registrant’s employee population or employee compensation arrangements that would result in a significant change to the pay ratio disclosure. Because CCOH has had no changes to CCOH’s employee population or compensation arrangements that would significantly impact CCOH’s pay ratio disclosure, the employee representing the median-paid employee for 2018 is the same employee selected for 2017. For 2018, CCOH’s last completed fiscal year:

•	the median of the annual total compensation of all employees of CCOH’s company (other than CCOH’s CEO), was $49,341; and

•	the annual total compensation of CCOH’s CEO, as reported in the Summary Compensation Table presented elsewhere in this information statement/prospectus, was $89,676.

Based on this information, for 2018 the ratio of the annual total compensation of CCOH’s CEO to the median of the annual total compensation of all employees was 2 to 1.

Explanation of CCOH’s Pay Ratio Disclosure

Mr. Pittman, CCOH’s Chief Executive Officer, simultaneously holds the same positions at iHeartCommunications and iHeartMedia, CCOH’s indirect parent entities. CCOH’s Chief Financial Officer, General Counsel, Chief Accounting Officer and Senior Vice President—Corporate Finance also hold the same positions at iHeartCommunications and iHeartMedia. The compensation of all of these officers is set by the board of directors and the Compensation Committee of the board of directors of iHeartMedia and allocated to CCOH pursuant to the Corporate Services Agreement, dated November 16, 2005, by and between iHeartMedia Management Services, Inc., an indirect subsidiary of iHeartMedia, and CCOH. These officers’ compensation is paid by iHeartMedia, and CCOH is allocated a portion of the cost of the services of these officers, other than Mr. Pittman. The compensation paid by iHeartMedia to Mr. Pittman is not allocated to CCOH, and is not reflected in CCOH’s Summary Compensation Table. The only compensation reflected in CCOH’s Summary Compensation Table for Mr. Pittman is $89,676 of accrued dividends paid on restricted shares issued by CCOH that vested during 2018. Consequently, the pay ratio information calculated in accordance with Item 402(u) of Regulation S-K, which uses Mr. Pittman’s annual total compensation as reported in the Summary Compensation Table presented in this information statement/prospectus, is not reflective of the ratio of CCOH’s of CEO’s earnings to the annual total compensation of CCOH’s median employee.

All of Mr. Pittman’s compensation for 2018 will be reflected in iHeartMedia’s Summary Compensation Table for 2018. Consequently, in addition to the foregoing disclosure, CCOH believes that the following information is helpful in evaluating the earnings of CCOH’s CEO. This information should be viewed as a supplement to, and not as a replacement of, the required pay ratio disclosure set forth above. As described in footnote (g) to the Summary Compensation Table, Mr. Pittman received $1,200,000 in Salary, $11,043,535 in Bonus and Non-Equity Incentive Plan Compensation and $839,071 in All Other Compensation from iHeartMedia, in each case, calculated in accordance with the requirements of the Summary Compensation Table. Using all or a portion of Mr. Pittman’s annual total compensation for 2018 as set forth in iHeartMedia’s Summary Compensation Table in CCOH’s pay ratio calculation would have resulted in a significantly higher pay ratio than the pay ratio calculated in accordance with Item 402(u) of Regulation S-K.

Methodology, Assumptions and Estimates Used in Determining CCOH’s Pay Ratio Disclosure

As previously disclosed in CCOH’s proxy statement for CCOH’s annual meeting of stockholders in 2018, in determining the pay ratio calculation, CCOH used the methodology, assumptions and estimates set forth below to identify the median employee.

1.

The “median employee” that was used for purposes of calculating the ratio of the annual total compensation of CCOH’s CEO to the median of the annual total compensation of all employees in 2018 is the same employee that was identified for purposes of CCOH’s 2017 disclosure. There has been no change in CCOH’s employee population or employee compensation arrangements since that median employee was identified that CCOH believes would significantly impact CCOH’s pay ratio disclosure. CCOH selected October 1, 2017, which is within the last three months of 2017, as the date upon which CCOH would identify the median employee, to allow sufficient time to identify the median employee given the global scope of CCOH’s operations.

2.

We determined that, as of October 1, 2017, CCOH’s employee population consisted of approximately 5,823 individuals working at CCOH and its consolidated subsidiaries. This number does not include 326 employees of iHeartMedia who provide corporate services to CCOH under the Corporate Services

Agreement. These iHeartMedia employees are compensated by iHeartMedia, and the costs of these corporate services are allocated to CCOH as described under “Certain Relationships and Related Party Transactions of CCOH—iHeartMedia, Inc.—Corporate Services Agreement.” These iHeartMedia employees do not receive any compensation from CCOH.

3.

Of CCOH’s employee population as of October 1, 2017, 1,584 were U.S. employees and 4,239 were non-U.S. employees. CCOH excluded employees who are located in the jurisdictions set forth below from the determination of median employee, under the de minimis exception in the SEC rules.

Country	Number of Employees
Hungary	1
Estonia, Lithuania, Latvia and Russia	24
Denmark	29
Finland	49
Poland	67
Total Excluded Employees	170

In total, the excluded employees represented 2.9% of CCOH’s combined U.S. and non-U.S. workforce as of October 1, 2017.

4.

For purposes of measuring the compensation of CCOH’s employee population, CCOH selected total cash compensation. Total cash compensation includes base salary, hourly pay, overtime, bonuses and commissions, as reported on CCOH’s payroll records. CCOH measured total cash compensation of the employees included in the calculation over the nine-month period ended September 30, 2017. While some of CCOH’s highly compensated employees are eligible to receive cash bonuses in the first quarter of the year under CCOH’s annual cash bonus plan, the majority of CCOH’s employees are not eligible to receive annual cash bonuses and instead earn quarterly cash bonuses or commissions, or are not eligible for any bonus. Consequently, CCOH believes that total cash compensation for the nine-month period ended September 30, 2017 reasonably reflects the annual total compensation of CCOH’s employee population for purposes of identifying CCOH’s median employee.

5.

We gathered CCOH’s total cash compensation information for the nine-month period ended September 30, 2017 from payroll records of each of CCOH’s business units and applied this compensation measure consistently to all of CCOH’s employees included in the calculation. CCOH annualized the total cash compensation of permanent employees hired during the year. CCOH did not make any other annualizing adjustments, and CCOH did not make any cost-of-living adjustments in identifying the median employee. Amounts in foreign currency were converted from local currency to U.S. dollars using the average daily exchange rate of each country’s respective currency to U.S. dollars for the twelve months ended December 31, 2017.

Once CCOH identified the median employee, CCOH identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $49,341. With respect to the annual total compensation of CCOH’s CEO, CCOH used the amount reported in the “Total” column of CCOH’s 2018 Summary Compensation Table included in this information statement/prospectus. CCOH believes the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Relationship of Compensation Policies and Programs to Risk Management

In consultation with the Compensation Committee, management conducted an assessment of whether CCOH’s compensation policies and practices encourage excessive or inappropriate risk taking by CCOH’s employees, including employees other than CCOH’s named executive officers. This assessment included discussions with members of the corporate Human Resources, Legal and Finance departments, as well as personnel in the business units, and a review of corporate and operational compensation arrangements. The assessment analyzed the risk characteristics of CCOH’s business and the design and structure of CCOH’s incentive plans and policies. Although a significant portion of CCOH’s executive compensation program is performance-based, the Compensation Committee has focused on aligning CCOH’s compensation policies with the long-term interests of CCOH and avoiding rewards or incentive structures that could create unnecessary risks to CCOH.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that CCOH’s plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on CCOH.

Director Compensation

The individuals who served as members of CCOH’s Board during 2018 are set forth in the table below. Only CCOH’s independent directors are compensated for serving as directors of CCOH. As a result, only Messrs. Jacobs (who retired from CCOH’s Board effective February 15, 2018), Keglevic, Tepner and Tremblay were compensated for their service as directors of CCOH during 2018. The following table contains information about CCOH’s independent directors’ 2018 compensation.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(a) ($)	Option Awards(a) ($)	Total ($)
Blair E. Hendrix	—	—	—	—
Douglas L. Jacobs(b)	49,572	—	—	49,572
Daniel G. Jones	—	—	—	—
Paul Keglevic	490,875	139,999	—	630,874
Vicente Piedrahita	—	—	—	—
Robert W. Pittman(c)	—	—	—	—
Olivia Sabine	—	—	—	—
Dale W. Tremblay	465,000	139,999	—	604,999
Harvey Tepner	379,416	139,999	—	519,415

(a)

Amounts in the Stock Awards and Option Awards columns reflect the full grant date fair value of stock awarded under CCOH’s 2012 Amended and Restated Stock Incentive Plan during 2018. On September 12, 2018, each of Messrs. Tepner, Keglevic and Tremblay received an award of 26,168 shares of CCOH Class A Common Stock.

For the stock awards, the grant date fair value is based on the closing price of CCOH’s Class A common stock on the date of grant.

For further discussion of the assumptions made in valuation, see also Note 9-Stockholders’ Equity (Deficit) in Item 8 of CCOH’s Annual Report on Form 10-K.

As of December 31, 2018, there were outstanding stock options awarded to CCOH’s independent directors in 2012 and prior thereto with respect to an aggregate of 43,022 shares of CCOH’s Class A common stock outstanding under CCOH’s 2005 Stock Incentive Plan. As of December 31, 2018, there were outstanding stock options awarded to CCOH’s independent directors in 2016 and prior thereto with respect to 44,137 shares of CCOH’s Class A common stock outstanding under CCOH’s 2012 Amended and Restated Stock Incentive Plan and there were 3,245 unvested shares of restricted stock awarded to CCOH’s independent directors in 2018 and prior thereto outstanding under CCOH’s 2012 Amended and Restated Stock Incentive Plan.

(b)	Mr. Jacobs ceased serving on CCOH’s Board on February 15, 2018.
(c)

Mr. Pittman ceased serving on CCOH’s Board on May 17, 2018. Robert W. Pittman serves as an officer of CCOH, iHeartCommunications and iHeartMedia, as well as a member of CCOH’s Board and the Boards of Directors of iHeartCommunications and iHeartMedia. Mr. Pittman’s compensation for his services as an officer of CCOH, iHeartCommunications and iHeartMedia is included in the Summary Compensation Table in iHeartMedia’s Form 10-K/A. Mr. Pittman did not receive any additional compensation for his service on CCOH’s Board during 2018.

Messrs. Jacobs, Keglevic, Tremblay and Tepner all served as CCOH’s independent directors during 2018. The Board’s compensation structure for CCOH’s independent directors consists of the following components: (1) an annual cash retainer; (2) an additional cash payment for each Board meeting attended; (3) an additional cash payment for each committee meeting attended; and (4) an additional annual cash retainer for the Committee chairpersons. CCOH also may grant stock options or other stock-based awards to the independent directors, and the independent directors may elect to receive their fees in the form of shares of CCOH’s common stock. None of the independent directors made this election during 2018. Directors also are reimbursed for their expenses associated with their service as directors of CCOH. CCOH also pays retainer and meeting fees to directors serving on ad hoc special committees from time to time. During 2018, for service on an ad hoc special committee, Mr. Jacobs received retainer fees of $20,000 and meeting fees of $6,000; Mr. Tremblay received retainer fees of $240,000 and meeting fees of $61,500; Mr. Tepner received retainer fees of $209,286 and meeting fees of $66,000; and Mr. Keglevic received retainer fees of $270,000 and meeting fees of $70,500.

During 2016, at the request of the Compensation Committee, CCOH conducted an analysis of independent director compensation. After reviewing the analysis, CCOH’s Board revised the compensation program for CCOH’s independent directors effective July 1, 2016 and granted restricted stock to CCOH’s independent directors as described in footnote (a) above. Effective as of July 1, 2016, the compensation program for CCOH’s independent directors is as set forth below.

Annual cash retainer	$70,000
Additional cash payment per Board meeting attended	$2,000
Additional cash payment per Committee meeting attended	$1,500
Additional annual cash retainer for Committee Chairperson:
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Intercompany Note Committee Chair	$20,000
Annual equity award value	$140,000

In 2016, CCOH’s Board adopted a stock ownership guideline for CCOH’s independent directors that requires CCOH’s independent directors to own a minimum of 35,000 shares of Class A common stock by July 1, 2019 or, in the case of any independent directors appointed after the adoption of the guideline, within three years of the date of the independent director’s appointment.

Compensation Committee Interlocks and Insider Participation

During 2018, Messrs. Jacobs and Tremblay served as the members of CCOH’s Compensation Committee. There were no “interlocks” among any of the directors who served as members of CCOH’s Compensation Committee and any of CCOH’s executive officers during 2018 and as of the date of this information statement/prospectus. During 2018, no member of CCOH’s Compensation Committee simultaneously served as an executive officer of CCOH. No member of CCOH’s Compensation Committee had a relationship with CCOH that requires disclosure under Item 404 of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis included in this information statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this information statement.

Respectfully submitted

THE COMPENSATION COMMITTEE
Dale W. Tremblay, Chairman Paul Keglevic

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of CCOH Common Stock

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of CCOH’s Common Stock as of March 27, 2019 for: (1) each director currently serving on CCOH’s board of directors; (2) each of CCOH’s named executive officers; (3) CCOH’s directors and executive officers as a group; and (4) each person known to CCOH to beneficially own more than 5% of any class of its outstanding shares of common stock. At the close of business on March 27, 2019, there were 50,581,618 shares of CCOH Class A Common Stock outstanding and 315,000,000 shares of CCOH’s Class B Common Stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Each share of CCOH Class A Common Stock is entitled to one vote on matters submitted to a vote of the stockholders and each share of CCOH Class B Common Stock is entitled to 20 votes on matters submitted to a vote of the stockholders. Each share of CCOH Class B Common Stock is convertible at the option of the holder thereof into one share of CCOH Class A Common Stock. Each share of CCOH Class A Common Stock is entitled to share equally on a per share basis in any dividends and distributions by us.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(a)	Number of Shares of CCOH Class A Common Stock	Number of Shares of CCOH Class B Common Stock	Percent of CCOH Class A Common Stock(b)	Percent of CCOH Class B Common Stock(b)	Percent of Outstanding CCOH Common Stock on an As-Converted Basis(b)
Holders of More than 5%:
iHeartCommunications, Inc.(c)	10,726,917	315,000,000	21.9%	100.0%	89.1%
GAMCO Asset Management Inc. and affiliates(d)	5,723,195	—	11.3%	—	1.6%
Mason Capital Management LLC(e)	4,172,946	—	8.2%	—	1.1%
Abrams Capital Management, L.P. and affiliates(f)	3,354,390	—	6.6%	—	*
The Vanguard Group, Inc.(g)	3,387,420	—	6.7%	—	*
BlackRock, Inc.(h)	2,823,321	—	5.6	—	*
Named Executive Officers, Executive Officers and Directors:
Richard J. Bressler(i)	146,219	—	*	—	*
C. William Eccleshare(j)	733,559	—	1.4%	—	*
Blair E. Hendrix(k)	—	—	—	—	—
Daniel G. Jones(l)	—	—	—	—	—
Paul Keglevic(m)	53,890	—	*	—	*
Steven J. Macri	—	—	—	—	—
Vicente Piedrahita	—	—	—	—	—
Robert W. Pittman(n)	356,936	—	*	—	*
Olivia Sabine	—	—	—	—	—
Harvey L. Tepner(o)	26,168	—	*	—	*
Dale W. Tremblay(p)	187,907	—	*	—	*
Scott R. Wells(q)	854,027	—	1.7%	—	*
All directors and executive officers as a group (14 individuals)(r)	2,609,374	—	5.2%	—	*

*	Means less than 1%.
(a)	Unless otherwise indicated, the address for all beneficial owners is c/o Clear Channel Outdoor Holdings, Inc., 20880 Stone Oak Parkway, San Antonio, Texas 78258.

(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act.
(c)

Represents 10,726,917 shares of CCOH Class A Common Stock held by CC Finco, LLC, a wholly owned subsidiary of iHeartCommunications, 215,000,000 shares of CCOH Class B Common Stock held by CCH and 100,000,000 shares of CCOH’s Class B Common Stock held by Broader Media, LLC, a wholly owned subsidiary of iHeartCommunications. Shares of CCOH Class B Common Stock are convertible on a one-for-one basis into shares of CCOH Class A Common Stock and entitle the holder to 20 votes per share upon all matters on which stockholders are entitled to vote. The business address of CC Finco, LLC, Clear Channel Holdings, Inc., Broader Media, LLC and iHeartCommunications is 20880 Stone Oak Parkway, San Antonio, Texas 78258.

(d)

As reported on a Schedule 13D/A filed with respect to CCOH Class A Common Stock on April 4, 2018. The shares of CCOH Class A Common Stock reported in the Schedule 13D/A may be deemed to be beneficially owned by one or more of the following persons: GGCP, Inc. (“GGCP”), GGCP Holdings LLC (“GGCP Holdings”), GAMCO Investors, Inc. (“GBL”), Associated Capital Group, Inc. (“AC”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli & Company Investment Advisers, Inc. (“GCIA”), G.research, LLC (“G.research”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), MJG-IV Limited Partnership (“MJG”), Mario Gabelli, LICT Corporation (“LICT”), CIBL, Inc. (“CIBL”) and ICTC Group, Inc. (“ICTC”). Mario Gabelli is deemed to have beneficial ownership of the securities owned beneficially by each of GAMCO, Gabelli Funds, GCIA and MJG. GCIA is deemed to have beneficial ownership of the securities owned beneficially by G.research. AC, GBL and GGCP are deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation. The business address of GBL, Gabelli Funds, G.research, GAMCO, AC, GCIA, Teton Advisors and Mario Gabelli is One Corporate Center, Rye, New York 10580. The business address of GGCP, GGCP Holdings and MJG Associates is 140 Greenwich Avenue, Greenwich, Connecticut 06830. The business address of the Foundation is 165 West Liberty Street, Reno, Nevada 89501. The business address of LICT is 401 Theodore Fremd Avenue, Rye, New York 10580. The business address of CIBL is 165 West Liberty Street, Suite 220, Reno, NV 89501. The business address of ICTC is 556 Main Street, Nome, North Dakota 58062.

(e)

As reported on a Schedule 13G/A filed with respect to CCOH Class A Common Stock on February 17, 2015. The Schedule 13G/A reports beneficial ownership of shares of CCOH Class A Common Stock by Mason Capital Management LLC (“Mason Capital Management”), Kenneth M. Garschina and Michael E. Martino with respect to shares directly owned by Mason Capital Master Fund, L.P. (“Mason Capital Master Fund”), the general partner of which is Mason Management LLC (“Mason Management”), and Mason Capital L.P. (“Mason Capital LP”), the general partner of which is Mason Management. Mason Capital Management is the investment manager of each of Mason Capital Master Fund and Mason Capital LP, and Mason Capital Management may be deemed to have beneficial ownership over the shares reported by virtue of the authority granted to Mason Capital Management by Mason Capital Master Fund and Mason Capital LP to vote and exercise investment discretion over such shares. Mr. Garschina and Mr. Martino are managing principals of Mason Capital Management and the sole members of Mason Management. Mason Capital Management, Mr. Garschina and Mr. Martino disclaim beneficial ownership of all shares reported in the Schedule 13G/A pursuant to 13d-4 under the Exchange Act. The business address of each reporting person is 110 East 59th Street, New York, New York 10022.

(f)

As reported on a Schedule 13G/A filed with respect to CCOH Class A Common Stock on February 13, 2013. Shares of CCOH Class A Common Stock reported in the Schedule 13G/A for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II. Shares reported in the Schedule 13G/A for Abrams Capital, LLC (“Abrams Capital”) represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner. Shares reported in the Schedule 13G/A for Abrams Capital Management, L.P. (“Abrams CM LP”) and Abrams Capital Management, LLC (“Abrams CM LLC”) represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. Shares reported in the Schedule 13G/A for Mr. Abrams represent the above-referenced shares reported for Abrams

Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. Each disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest therein. The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, Massachusetts 02116.
(g)

As reported on a Schedule 13G/A filed with respect to CCOH Class A Common Stock on February 11, 2019. The shares of CCOH’s Class A Common Stock reported in the Schedule 13G/A may be deemed to be owned by one or more of The Vanguard Group, Inc. and its wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The business address of each reporting person is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(h)

As reported on a Schedule 13G filed with respect to CCOH Class A common stock on February 8, 2019. The shares of CCOH Class A common stock reported in the Schedule 13G may be deemed to be owned by one or more of BlackRock, Inc. and its subsidiaries, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC. The business address of each reporting person is c/o BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.

(i)	Represents 146,219 shares of CCOH Class A Common Stock held by Mr. Bressler as of March 27, 2019.
(j)	Represents 287,209 shares of CCOH Class A Common Stock and vested stock options representing 446,350 shares of CCOH Class A Common Stock held by Mr. Eccleshare as of March 27, 2019.
(k)	Mr. Hendrix and Ms. Sabine are a managing director and an executive vice president, respectively, at Bain Capital Private Equity, L.P. (“Bain Capital”).
(l)	Mr. Jones and Mr. Piedrahita are a managing director and a principal, respectively, at THL.
(m)	Represents 53,890 of CCOH Class A Common Stock held by Mr. Keglevic as of March 27, 2019.
(n)	As of March 27, 2019, Mr. Pittman held 356,936 shares of CCOH Class A Common Stock.
(o)	Represents 26,168 shares of CCOH Class A Common Stock held by Mr. Tepner as of March 27, 2019.
(p)

Represents 118,459 shares of CCOH Class A Common Stock, 3,245 unvested restricted shares of CCOH Class A Common Stock and vested stock options representing 66,203 shares of CCOH Class A Common Stock, if exercised, held by Mr. Tremblay as of March 27, 2019.

(q)

Represents 20,130 shares of CCOH Class A Common Stock, 623,448 shares of unvested restricted CCOH Class A Common Stock and vested stock options and stock options that will vest within 60 days after March 27, 2019, collectively representing 210,449 shares of CCOH Class A Common Stock held by Mr. Wells as of March 27, 2019.

(r)

As of March 27, 2019, all of CCOH’s directors and executive officers as a group were the beneficial owners of CCOH Class A Common Stock as follows: (1) 1,259,679 shares of CCOH Class A Common Stock held by such persons; (2) 626,693 unvested restricted shares of CCOH Class A Common Stock held by such persons; and (3) vested stock options and stock options that will vest within 60 days after March 27, 2019, collectively representing 723,002 shares of CCOH Class A Common Stock, if exercised. As of March 27, 2019, these holdings collectively represented 5.2% of CCOH’s outstanding Class A Common Stock and less than 1.0% of the outstanding CCOH Class A Common Stock assuming all shares of the CCOH Class B Common Stock are converted to shares of CCOH Class A Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions of New CCOH

Agreements with iHeartMedia

Following the Merger and the Separation, iHeartMedia and New CCOH will operate separately, each as an independent public company. In connection with the Separation, iHeartMedia and New CCOH will enter into the Separation Agreement and several other agreements to effect the Merger and the Separation and provide a framework for New CCOH’s relationship with iHeartMedia after the Separation. In addition to the Separation Agreement, these agreements include:

•	the Merger Agreement;

•	the Transition Services Agreement;

•	the New Tax Matters Agreement;

•	the New EBIT Agreement; and

•	the iHeartCommunications Line of Credit.

Please see “The Separation Agreement,” “The Merger Agreement,” “Additional Agreements—Transition Services Agreement,” “Additional Agreements—New Tax Matters Agreement,” “Additional Agreements—New EBIT Agreement” and “Additional Agreements—iHeartCommunications Line of Credit” for a description of the terms of the Separation Agreement, the Merger Agreement, the Transition Services Agreement, the New Tax Matters Agreement, the New EBIT Agreement and the iHeartCommunications Line of Credit.

New CCOH expects to enter into indemnification agreements with each of the directors who will serve on the New CCOH Board following the Separation.

Indemnification Agreements

Subject to certain limitations, the indemnification agreements will provide that New CCOH will indemnify and hold harmless each director (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other charges that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director or officer of New CCOH or serving at the request of New CCOH as a director, officer, employee, fiduciary or agent of another Outdoor Group entity (the “Corporate Status”) (other than any proceeding brought by the Indemnified Party). The indemnification agreements will further provide that, upon an Indemnified Party’s request, New CCOH will, to the fullest extent permitted by law, advance to, reimburse or pay on behalf of, the Indemnified Party, all expenses paid or incurred by the Indemnified Party in connection with any proceeding in which the Indemnified Party participates by reason of the Indemnified Party’s Corporate Status. Pursuant to the indemnification agreements, an Indemnified Party is presumed to be entitled to indemnification and New CCOH has the burden of proving otherwise.

The indemnification agreements will also require New CCOH to maintain in full force and effect directors’ liability insurance on the terms described in the indemnification agreements. If indemnification under the indemnification agreements is unavailable to an Indemnified Party for any reason, New CCOH, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

Certain Relationships and Related Party Transactions of CCOH in 2018

iHeartMedia, Inc.

CCOH is an indirect subsidiary of iHeartMedia. As of March 20, 2019, iHeartMedia, through its wholly owned subsidiaries, owned all of CCOH’s outstanding shares of Class B common stock and 10,726,917 of CCOH’s outstanding shares of Class A common stock, collectively representing approximately 89.1% of the outstanding shares of CCOH’s common stock and approximately 99% of the total voting power of CCOH’s common stock. Each share of CCOH’s Class B common stock is convertible while owned by iHeartMedia or any of its affiliates (excluding CCOH and its subsidiaries) at the option of the holder thereof into one share of Class A common stock. The agreements between CCOH and iHeartMedia do not prohibit iHeartMedia from selling, spinning off, splitting off or otherwise disposing of any shares of CCOH’s common stock.

Blair E. Hendrix, one of CCOH’s current directors, is a director of iHeartMedia and iHeartCommunications. In addition, Richard J. Bressler, C. William Eccleshare, Scott D. Hamilton, Steven J. Macri, Robert W. Pittman and Robert H. Walls, Jr. serve as executive officers of CCOH, iHeartMedia and iHeartCommunications. Blair E. Hendrix and Olivia Sabine, two of CCOH’s current directors, are employed as a managing director and an executive vice president, respectively, of Bain Capital. Daniel G. Jones and Vicente Piedrahita, two of CCOH’s current directors, are employed as a managing director and a principal, respectively, of THL. Entities controlled by Bain Capital and THL hold all of the shares of iHeartMedia’s Class B common stock and iHeartMedia’s Class C common stock, and these shares represent a majority (whether measured by voting power or economic interest) of the equity of iHeartMedia.

iHeartMedia Chapter 11 Proceedings

See “The iHeartMedia Restructuring” for a description of the iHeart Chapter 11 Cases.

The Settlement Agreement

See “The iHeartMedia Restructuring” for a description of the Settlement Agreement.

Existing Agreements and Transactions with iHeartMedia in 2018

CCOH has entered into a number of agreements with certain subsidiaries of iHeartMedia setting forth various matters governing CCOH’s relationship with iHeartMedia and iHeartCommunications, referred to collectively in this section as “iHeartMedia.” These agreements provide for, among other things, the allocation of employee benefit, tax and other liabilities and obligations attributable to CCOH’s operations.

Master Agreement

CCOH has entered into the Master Agreement with iHeartCommunications. Among other things, the Master Agreement sets forth agreements governing CCOH’s relationship with iHeartCommunications.

Auditors and Audits; Annual Financial Statements and Accounting. CCOH has agreed that, for so long as iHeartCommunications is required to consolidate CCOH’s results of operations and financial position or account for its investment in CCOH under the equity method of accounting, CCOH will maintain a fiscal year-end and accounting periods the same as iHeartCommunications, conform CCOH’s financial presentation with that of iHeartMedia, CCOH will not change its independent auditors without iHeartCommunications’ prior written consent (which will not be unreasonably withheld), and CCOH will use commercially reasonable efforts to enable its independent auditors to complete their audit of CCOH’s financial statements in a timely manner so as to permit timely filing of iHeartMedia’s financial statements. CCOH has also agreed to provide to iHeartCommunications all information required for iHeartCommunications to meet its schedule for the filing and distribution of its financial statements and to make available to iHeartCommunications and its independent auditors all documents necessary for the annual audit of CCOH as well as access to the responsible personnel so that iHeartCommunications and iHeartCommunications’ independent auditors may conduct their audits relating to CCOH’s financial statements. CCOH provides iHeartCommunications with financial reports, financial statements, budgets, projections, press releases and other financial data and information with respect to CCOH’s business, properties and financial positions. CCOH has also agreed to adhere to certain specified disclosure controls and procedures and iHeartCommunications accounting policies and to notify and consult with iHeartCommunications regarding any changes to CCOH’s accounting principles and estimates used in the preparation of CCOH’s financial statements, and any deficiencies in, or violations of law in connection with, CCOH’s internal control over financial reporting and certain fraudulent conduct and other violations of law.

Exchange of Other Information. The Master Agreement also provides for other arrangements with respect to the mutual sharing of information between iHeartCommunications and CCOH in order to comply with reporting, filing, audit or tax requirements, for use in judicial proceedings and in order to comply with CCOH’s respective obligations after the separation. CCOH has also agreed to provide mutual access to historical records relating to the other’s businesses that may be in CCOH’s possession.

Indemnification. CCOH has agreed to indemnify, hold harmless and defend iHeartCommunications, each of iHeartCommunications’ affiliates (excluding CCOH and its subsidiaries) and each of their respective directors, officers and employees, on an after-tax basis, from and against all liabilities relating to, arising out of or resulting from:

•

the failure by CCOH or any of CCOH’s affiliates or any other person or entity to pay, perform or otherwise promptly discharge any liabilities or contractual obligations associated with CCOH’s businesses, whether arising before or after the Separation;

•	the operations, liabilities and contractual obligations of CCOH’s business;

•	any guarantee, indemnification obligation, surety bond or other credit support arrangement by iHeartCommunications or any of its affiliates for CCOH’s benefit;

•	any breach by CCOH or any of CCOH’s affiliates of the Master Agreement or CCOH’s other agreements with iHeartCommunications or CCOH’s amended certificate of incorporation or bylaws; and

•

any untrue statement of, or omission to state, a material fact in iHeartCommunications’ public filings to the extent the statement or omission was as a result of information that CCOH furnished to iHeartCommunications or that iHeartCommunications incorporated by reference from CCOH’s public filings, if the statement or omission was made or occurred after November 16, 2005. iHeartCommunications has agreed to indemnify, hold harmless and defend us, each of CCOH’s subsidiaries and each of CCOH’s and CCOH’s subsidiaries’ respective directors, officers and employees, on an after-tax basis, from and against all liabilities relating to, arising out of or resulting from:

•

the failure of iHeartCommunications or any of its affiliates or any other person or entity to pay, perform or otherwise promptly discharge any liabilities of iHeartCommunications or its affiliates, other than liabilities associated with CCOH’s businesses;

•	the liabilities of iHeartCommunications and its affiliates’ businesses, other than liabilities associated with CCOH’s businesses;

•	any breach by iHeartCommunications or any of its affiliates of the Master Agreement or its other agreements with CCOH; and

•

any untrue statement of, or omission to state, a material fact in CCOH’s public filings to the extent the statement or omission was as a result of information that iHeartCommunications furnished to CCOH or that CCOH incorporated by reference from iHeartCommunications’ public filings, if the statement or omission was made or occurred after November 16, 2005.

The Master Agreement also specifies procedures with respect to claims subject to indemnification and related matters and provides for contribution in the event that indemnification is not available to an indemnified party.

Dispute Resolution Procedures. CCOH agreed with iHeartCommunications that neither party will commence any court action to resolve any dispute or claim arising out of or relating to the Master Agreement, subject to certain exceptions. Instead, any dispute that is not resolved in the normal course of business will be submitted to senior executives of each business entity involved in the dispute for resolution. If the dispute is not resolved by negotiation within 45 days after submission to the executives, either party may submit the dispute to mediation. If the dispute is not resolved by mediation within 30 days after the selection of a mediator, either party may submit the dispute to binding arbitration before a panel of three arbitrators. The arbitrators will determine the dispute in accordance with Texas law. Most of the other agreements between iHeartCommunications and us have similar dispute resolution provisions.

Other Provisions. The Master Agreement also contains covenants between iHeartCommunications and CCOH with respect to other matters, including the following:

•

CCOH’s agreement (subject to certain limited exceptions) not to repurchase shares of CCOH’s outstanding Class A common stock or any other securities convertible into or exercisable for CCOH’s Class A common stock, without first obtaining the prior written consent or affirmative vote of iHeartCommunications, for so long as iHeartCommunications owns more than 50% of the total voting power of CCOH’s common stock;

•	confidentiality of CCOH’s and iHeartCommunications’ information;

•	CCOH’s right to continue coverage under iHeartCommunications’ insurance policies for so long as iHeartCommunications owns more than 50% of CCOH’s outstanding common stock;

•	restrictions on CCOH’s ability to take any action or enter into any agreement that would cause iHeartCommunications to violate any law, organizational document, agreement or judgment;

•	restrictions on CCOH’s ability to take any action that limits iHeartCommunications’ ability to freely sell, transfer, pledge or otherwise dispose of CCOH’s stock;

•

CCOH’s obligation to comply with iHeartCommunications’ insurance policies applicable to iHeartCommunications’ subsidiaries for so long as iHeartMedia owns more than 50% of the total voting power of CCOH’s outstanding common stock, except (1) to the extent such policies conflict with CCOH’s amended and restated certificate of incorporation or bylaws or any of the agreements between iHeartCommunications and CCOH, or (2) as otherwise agreed with iHeartCommunications or superseded by any policies adopted by CCOH’s board of directors; and

•	restrictions on CCOH’s ability to enter into any agreement that binds or purports to bind iHeartCommunications.

Approval Rights of iHeartCommunications on Certain of CCOH’s Activities. Until the first date on which iHeartCommunications owns less than 50% of the total voting power of CCOH’s common stock, the prior affirmative vote or written consent of iHeartCommunications is required for the following actions (subject in each case to certain agreed exceptions):

•

a merger involving CCOH or any of its subsidiaries (other than mergers involving CCOH’s wholly owned subsidiaries or to effect acquisitions permitted under CCOH’s amended and restated certificate of incorporation and the Master Agreement);

•	acquisitions by CCOH or CCOH’s subsidiaries of the stock or assets of another business for a price (including assumed debt) in excess of $5 million;

•

dispositions by CCOH or its subsidiaries of assets in a single transaction or a series of related transactions for a price (including assumed debt) in excess of $5 million, other than transactions to which CCOH and one or more wholly owned subsidiaries of CCOH are the only parties;

•

incurrence or guarantee of debt by CCOH or its subsidiaries in excess of $400 million outstanding at any one time or that could reasonably be expected to result in a negative change in any of CCOH’s credit ratings, excluding CCOH’s debt with iHeartCommunications, intercompany debt (within CCOH and its subsidiaries), and debt determined to constitute operating leverage by a nationally recognized statistical rating organization;

•	issuance by CCOH or its subsidiaries of capital stock or other securities convertible into capital stock;

•

entry into any agreement restricting CCOH’s ability or the ability of any of CCOH’s subsidiaries to pay dividends, borrow money, repay indebtedness, make loans or transfer assets, in any such case to CCOH or iHeartCommunications;

•	dissolution, liquidation or winding up of CCOH or any of its subsidiaries;

•	adoption of a rights agreement; and

•

alteration, amendment, termination or repeal of, or adoption of any provision inconsistent with, the provisions of CCOH’s amended and restated certificate of incorporation or CCOH’s bylaws relating to CCOH’s authorized capital stock, the rights granted to the holders of the Class B common stock, amendments to CCOH’s bylaws, stockholder action by written consent, stockholder proposals and meetings, limitation of liability of and indemnification of CCOH’s officers and directors, the size or classes of CCOH’s board of directors, corporate opportunities and conflicts of interest between CCOH and iHeartCommunications and Section 203 of the Delaware General Corporation Law.

The Settlement Agreement contemplates that the Master Agreement will be terminated, canceled and of no further force and effect upon iHeartMedia’s emergence from Chapter 11 and the consummation of the Transactions.

Corporate Services Agreement

CCOH entered into the Corporate Services Agreement in order to receive certain administrative and support services and other assistance. Pursuant to the Corporate Services Agreement, so long as iHeartCommunications continues to own greater than 50% of the total voting power of CCOH’s common stock then an affiliate of iHeartCommunications (referred to as iHeartCommunications for purposes of this description) will provide CCOH with such services and other assistance which CCOH must accept. These include, among other things, the following:

•	treasury, payroll and other financial related services;

•	certain executive officer services;

•	human resources and employee benefits;

•	legal and related services;

•	information systems, network and related services;

•	investment services;

•	corporate services; and

•	procurement and sourcing support.

The charges for the corporate services generally are intended to allow iHeartCommunications to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, generally without profit. The allocation of cost is based on various measures depending on the service provided, which measures include relative revenue, employee headcount or number of users of a service.

Under the Corporate Services Agreement, CCOH and iHeartCommunications each have the right to purchase goods or services, use intellectual property licensed from third parties and realize other benefits and rights under the other party’s agreements with third-party vendors to the extent allowed by such vendor agreements. The agreement also provides for the lease or sublease of certain facilities used in the operation of CCOH’s respective businesses and for access to each other’s computing and telecommunications systems to the extent necessary to perform or receive the corporate services.

The Corporate Services Agreement provides that iHeartCommunications will make available to CCOH, and CCOH will be obligated to utilize, certain executive officers of iHeartCommunications to serve as CCOH’s executive officers. The Corporate Services Agreement may be terminated by mutual agreement or, after the date iHeartCommunications owns shares of CCOH’s common stock representing less than 50% of the total voting power of CCOH’s common stock, upon six months written notice by CCOH to iHeartCommunications. iHeartCommunications charges an allocable portion of the compensation and benefits costs of such persons based on a ratio of CCOH’s financial performance to the financial performance of iHeartCommunications. The compensation and benefits costs allocated to CCOH include such executives’ base salary, bonus and other standard employee benefits, but exclude equity-based compensation. See footnote (g) to the Summary Compensation Table in the section titled “Executive Compensation of CCOH” for additional information regarding the allocations. For the year ended December 31, 2018, charges for the corporate and executive services provided to CCOH by iHeartCommunications under the Corporate Services Agreement totaled $68.0 million.

The Settlement Agreement contemplates that the Corporate Services Agreement will be terminated, canceled and of no further force and effect upon iHeartMedia’s emergence from Chapter 11 and the consummation of the Transactions (and concurrently with the termination, the Transition Services Agreement will become effective).

Tax Matters Agreement

CCOH and certain of its corporate subsidiaries continue to be included in the affiliated group of corporations that files a consolidated return for U.S. Federal income tax purposes of which iHeartMedia is the common parent corporation and, in certain cases, CCOH or one or more of its subsidiaries may be included in a combined, consolidated or unitary group with iHeartCommunications or one or more of its subsidiaries for certain state and local income tax purposes. CCOH and iHeartCommunications have entered into the Tax Matters Agreement to allocate the responsibility of iHeartCommunications and iHeartCommunications’ subsidiaries, on the one hand, and CCOH and CCOH’s subsidiaries, on the other, for the payment of taxes resulting from filing tax returns on a combined, consolidated or unitary basis.

With respect to tax returns in which CCOH or any of CCOH’s subsidiaries are included in a combined, consolidated or unitary group with iHeartCommunications or any of iHeartCommunications’ subsidiaries for Federal, state or local tax purposes, CCOH makes payments to iHeartCommunications pursuant to the Tax Matters Agreement equal to the amount of taxes that would be paid if CCOH and each of its subsidiaries included in such group filed a separate tax return. CCOH also reimburses iHeartCommunications for the amount of any taxes paid by iHeartCommunications on CCOH’s behalf with respect to tax returns that include only CCOH or any of CCOH’s subsidiaries for Federal, state or local tax purposes, which tax returns are prepared and filed by iHeartCommunications. With respect to certain tax items, such as foreign tax credits, alternative minimum tax credits, net operating losses and net capital losses, that are generated by CCOH or CCOH’s subsidiaries, but are used by iHeartCommunications or its subsidiaries when a tax return is filed on a combined, consolidated or unitary basis for Federal, state or local tax purposes, CCOH is reimbursed by iHeartCommunications as such tax items are used.

Under the Tax Matters Agreement, iHeartCommunications is appointed the sole and exclusive agent for CCOH and CCOH’s subsidiaries in any and all matters relating to Federal, state and local income taxes, and has sole and exclusive responsibility for the preparation and filing of all tax returns (or amended returns) related to such taxes and has the power, in iHeartCommunications’ sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of CCOH or any of CCOH’s subsidiaries with respect to such taxes. Additionally, iHeartCommunications determines the amount of CCOH’s liability to (or entitlement to payment from) iHeartCommunications under the Tax Matters Agreement. This arrangement may result in conflicts of interest between iHeartCommunications and CCOH. For example, under the Tax Matters Agreement, iHeartCommunications will be able to choose to contest, compromise or settle any adjustment or deficiency proposed by the relevant taxing authority in a manner that may be beneficial to iHeartCommunications and detrimental to CCOH.

For U.S. Federal income tax purposes, each member of an affiliated group of corporations that files a consolidated return is jointly and severally liable for the U.S. Federal income tax liability of the entire group. Similar principles may apply with respect to members of a group that file a tax return on a combined, consolidated or unitary group basis for state and local tax purposes. Accordingly, although the Tax Matters Agreement will allocate tax liabilities between iHeartCommunications and CCOH during the period in which CCOH or any of CCOH’s subsidiaries are included in the consolidated group of iHeartCommunications or any of its subsidiaries, CCOH and CCOH’s subsidiaries included in such consolidated group could be liable for the tax liability of the entire consolidated group in the event any such tax liability is incurred and not discharged by iHeartCommunications. The Tax Matters Agreement provides, however, that iHeartCommunications will indemnify CCOH and CCOH’s subsidiaries to the extent that, as a result of CCOH or any of CCOH’s subsidiaries being a member of a consolidated group, CCOH or CCOH’s subsidiaries becomes liable for the tax liability of the entire consolidated group (other than the portion of such liability for which CCOH and CCOH’s subsidiaries are liable under the Tax Matters Agreement).

Under Section 482 of the Code, the IRS has the authority in certain instances to redistribute, reapportion or reallocate gross income, deductions, credits or allowances between iHeartCommunications and CCOH. Other taxing authorities may have similar authority under comparable provisions of foreign, state and local law. The Tax Matters Agreement provides that CCOH or iHeartCommunications will indemnify the other to the extent that, as a result of the IRS exercising its authority (or any other taxing authority exercising a similar authority), the tax liability of one group is reduced while the tax liability of the other group is increased.

If iHeartCommunications spins off CCOH’s Class B common stock to its stockholders in a distribution that is intended to be tax-free under Section 355 of the Code, CCOH has agreed in the Tax Matters Agreement to indemnify iHeartCommunications and its affiliates against any and all tax-related liabilities if such a spin-off fails to qualify as a tax-free distribution (including as a result of Section 355(e) of the Code) due to actions, events or transactions relating to CCOH’s stock, assets or business, or a breach of the relevant representations or covenants made by CCOH in the Tax Matters Agreement. If neither CCOH nor iHeartCommunications is responsible under the Tax Matters Agreement for any such spin-off not being tax-free under Section 355 of the Code, CCOH and iHeartMedia have agreed that CCOH will each be responsible for 50% of the tax-related liabilities arising from the failure of such a spin-off to so qualify.

At December 31, 2018, there was a receivable for CCOH of $0.1 million under the Tax Matters Agreement.

The Tax Matters Agreement will be replaced with the New Tax Matters Agreement upon iHeartMedia’s emergence from Chapter 11 and the consummation of the Transactions.

Employee Matters Agreement

CCOH has entered into the Employee Matters Agreement with iHeartCommunications covering certain compensation and employee benefit issues. In general, with certain exceptions, CCOH’s employees participate in the iHeartCommunications employee plans and arrangements along with the employees of other iHeartCommunications subsidiaries. CCOH’s payroll is also administered by iHeartCommunications.

CCOH and iHeartCommunications reserve the right to withdraw from or terminate participation, as the case may be, in any of the iHeartCommunications employee plans and arrangements at any time and for any reason, subject to at least 90 days notice. Unless sooner terminated, it is likely that CCOH’s participation in iHeartCommunications employee plans and arrangements will end if and at such time as CCOH is no longer a subsidiary of iHeartCommunications which, for this purpose, means iHeartCommunications owns less than 80% of the total combined voting power of all classes of CCOH’s capital stock entitled to vote. CCOH will, however, continue to bear the cost of and retain responsibility for all employment-related liabilities and obligations associated with CCOH’s employees (and their covered dependents and beneficiaries), regardless of when incurred.

The Settlement Agreement contemplates that the Employee Matters Agreement will be terminated, canceled and of no further force and effect upon iHeartMedia’s emergence from Chapter 11 and the consummation of the Transactions.

Trademarks

CCOH has entered into the Trademark License Agreement with a subsidiary of iHeartMedia that entitles CCOH to use (1) on a nonexclusive basis, the “Clear Channel” trademark and the Clear Channel “outdoor” trademark logo with respect to day-to-day operations of CCOH’s business worldwide and on the Internet, and (2) certain other Clear Channel marks in connection with CCOH’s business. CCOH’s use of the marks is subject to iHeartCommunications’ approval. iHeartCommunications may terminate CCOH’s use of the marks in certain circumstances, including (1) a breach by CCOH of a term or condition of CCOH’s various agreements with iHeartCommunications and (2) at any time after iHeartCommunications ceases to own at least 50% of the total voting power of CCOH’s common stock.

For the year ended December 31, 2018, iHeartCommunications charged CCOH $38.6 million in trademark license fees. The Settlement Agreement contemplates that in connection with the Separation any agreements or licenses requiring royalty payments to the Debtors by CCOH for trademarks or other intellectual property will terminate. See “The iHeartMedia Restructuring.”

Products and Services Provided between iHeartMedia and CCOH

CCOH and iHeartMedia engage in transactions in the ordinary course of CCOH’s respective businesses. These transactions include CCOH providing billboard and other advertising space to iHeartMedia at rates CCOH believes would be charged to a third party in an arms-length transaction.

CCOH’s branch managers have historically followed a corporate policy allowing iHeartMedia to use, without charge, domestic displays that they or their staff believe would otherwise be unsold. CCOH’s sales personnel receive partial revenue credit for that usage for compensation purposes. This partial revenue credit is not included in CCOH’s reported revenues. iHeartMedia bears the cost of producing the advertising and CCOH bears the costs of installing and removing this advertising. In 2018, CCOH incurred approximately $0.3 million to install and remove this advertising.

Cash Management Notes

CCOH maintains accounts that represent net amounts due to or from iHeartCommunications, which is recorded as “Due from/to iHeartCommunications” on CCOH’s consolidated balance sheets. The accounts represent CCOH’s revolving promissory note issued by CCOH to iHeartCommunications and the Due from iHeartCommunications Note, in each case in the face amount of $1.0 billion, or if more or less than such amount, the aggregate unpaid principal amount of all advances. On November 29, 2017, CCOH amended the Due from iHeartCommunications Note to extend the maturity date to May 15, 2019 and to increase the interest rate from 6.5% to 9.3%. The accounts accrue interest pursuant to the terms of the promissory notes and are generally payable on demand or when they mature on May 15, 2019. Included in the accounts are the net activities resulting from day-to-day cash management services provided by iHeartCommunications. Such day-to-day cash management services relate only to CCOH’s cash activities and balances in the U.S. and exclude any cash activities and balances of CCOH’s non-U.S. subsidiaries. At December 31, 2018, the principal amount outstanding under the Due from iHeartCommunications Note was $1,031.7 million. CCOH did not expect that it would be able to recover all of the amounts owed to it under the Due from iHeartCommunications Note upon the implementation of the iHeartMedia Plan of Reorganization (or any other plan of reorganization that is ultimately accepted by the requisite vote of creditors and approved by the Bankruptcy Court). As a result, CCOH recognized a loss of $855.6 million on the Due from iHeartCommunications Note during the fourth quarter of 2017 to reflect the estimated recoverable amount of the note, based on management’s best estimate of the cash settlement amount. In addition, upon the filing of the iHeart Chapter 11 Cases on March 14, 2018, CCOH ceased recording interest income on the Due from iHeartCommunications Note, which amounted to $21.3 million for the period from January 1, 2018 to March 14, 2018, as the collectability of the interest was not considered probable. As a result of the $855.6 million allowance on the Due from iHeartCommunications Note recognized during the fourth quarter of 2017 and the $21.3 million reserve recognized in relation to interest incurred during the pre-petition period in the three months ended March 31, 2018, the outstanding principal amount of $1,031.7 million was reduced to $154.8 million as of December 31, 2018 on CCOH’s consolidated balance sheet.

Pursuant to the Settlement Agreement, CCOH agreed that it will recover 14.44%, or approximately $149.0 million, in cash on CCOH’s allowed claim of $1,031.7 million under the Due from iHeartCommunications Note. As of December 31, 2018, CCOH had no borrowings under the Due to iHeartCommunications Note, and CCOH owed $21.6 million to iHeartCommunications under the intercompany arrangement with iHeartCommunications approved by the Bankruptcy Court in the iHeart Chapter 11 Cases. iHeartCommunications has agreed to waive this payment under the Settlement Agreement.

At December 31, 2018, the fixed interest rate on the “Due from iHeartCommunications” account was 9.3%, which is equal to the fixed interest rate on the senior notes issued by CCOH’s subsidiary. If the outstanding balance on the Due from iHeartCommunications Note exceeds $1.0 billion and under certain other circumstances tied to iHeartMedia’s liquidity, the rate is variable, but in no event is less than 9.3% nor greater than 20%. There was no net interest income recorded on the pre-petition Due from iHeartCommunications account for the year ended December 31, 2018.

Pursuant to an order entered by the Bankruptcy Court in the iHeart Chapter 11 Cases, as of March 14, 2018, the balance of the Due from iHeartCommunications Note immediately prior to the commencement of the iHeart Chapter 11 Cases was frozen, and following March 14, 2018, intercompany allocations that would have been reflected in adjustments to the balance of the Due from iHeartCommunications Note are instead reflected in a new intercompany balance that accrues interest at a rate equal to the interest under the Due from iHeartCommunications Note. The Bankruptcy Court entered an order to allow iHeartCommunications to continue to provide the day-to-day cash management services for CCOH during the iHeart Chapter 11 Cases and CCOH expects iHeartCommunications to continue to do so until such arrangements are addressed through the iHeart Chapter 11 Cases.

On October 5, 2017, CCOH made a demand for the repayment of $25.0 million outstanding under the Due from iHeartCommunications Note and paid a special cash dividend to CCOH’s stockholders of record at the close of business on October 2, 2017, in an aggregate amount equal to $25.0 million, or $0.0687 per share.

On October 11, 2017, CCOH made a demand for the repayment of $25.0 million outstanding under the Due from iHeartCommunications Note and paid a special cash dividend to CCOH’s stockholders of record at the close of business on October 26, 2017, in an aggregate amount equal to $25.0 million, or $0.0687 per share.

On January 24, 2018, CCOH made a demand for the repayment of $30.0 million outstanding under the Due from iHeartCommunications Note and paid a special cash dividend to CCOH’s stockholders of record at the close of business on January 19, 2018, in an aggregate amount equal to $30.0 million, or $0.0824 per share.

Commercial Transactions

As described above, CCOH is an indirect subsidiary of iHeartMedia, and entities controlled by Bain Capital and THL hold all of the shares of iHeartMedia’s Class B common stock and iHeartMedia’s Class C common stock, representing a majority (whether measured by voting power or economic interest) of the equity of iHeartMedia. One of CCOH’s directors also serves as a director of iHeartMedia and is affiliated with Bain Capital and three of CCOH’s other directors are affiliated with Bain Capital or THL.

We are a global advertising company providing clients with advertising opportunities through billboards, street furniture displays, transit displays and other out-of-home advertising displays in more than 31 countries across Asia, Europe, Latin America and North America. Bain Capital and THL are private equity firms that have investments in many companies. As a result of CCOH’s worldwide reach, the nature of CCOH’s business and the breadth of investments by Bain Capital and THL, it is not unusual for CCOH to engage in ordinary course of business transactions with entities in which one of CCOH’s directors, executive officers, greater than 5% stockholders or an immediate family member of any of them, may also be a director, executive officer, partner or investor or have some other direct or indirect interest.

During 2018, CCOH provided ordinary course of business advertising services and/or received ordinary course of business services relating to CCOH’s businesses exceeding $120,000 in value with respect to four companies in which Bain Capital and/or THL directly or indirectly owns a greater than 10% equity interest. These transactions were negotiated on an arms-length basis and, in the aggregate, CCOH was paid approximately $1.7 million by these entities and CCOH paid approximately $0.8 million to these entities with respect to these 2018 transactions.

Policy on Review, Approval or Ratification of Transactions with Related Persons

CCOH has adopted formal written policies and procedures for the review, approval or ratification of certain related party transactions involving CCOH and one of CCOH’s executive officers, directors or nominees for director, or owner of more than 5% of any class of CCOH’s voting securities, and which may be required to be reported under the SEC disclosure rules. Such transactions must be pre-approved by the Audit Committee of CCOH’s board of directors (other than the directors involved, if any) or by a majority of disinterested directors, except that no such pre-approval shall be required for an agreement, or series of related agreements, providing solely for ordinary course of business transactions made on standard terms and conditions where the aggregate amount to be paid to CCOH is less than $10 million or the aggregate amount paid by CCOH is less than $250,000. In addition, if CCOH’s management, in consultation with CCOH’s Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting to approve or ratify a particular transaction, then CCOH’s board of directors has delegated authority to the Chairman of the Audit Committee to approve or ratify such transactions. The Chairman of the Audit Committee reports to the Audit Committee any transactions reviewed by him or her pursuant to this delegated authority at the next Audit Committee meeting. The primary consideration with respect to the approval of related party transactions is the overall fairness of the terms of the transaction to CCOH. The related person transactions described above in this information statement/prospectus were ratified or approved by the Audit Committee or Board pursuant to these policies and procedures, to the extent required, with the exception of the transactions described above with respect to iHeartMedia because they occurred prior to the time the policies and procedures were adopted.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee concerns Audit Committee’s activities regarding oversight of CCOH’s financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent CCOH specifically incorporates this Report by reference therein.

The Audit Committee is comprised solely of independent directors and it operates under a written charter adopted by CCOH’s board of directors. The charter reflects standards set forth in SEC regulations and NYSE rules. In addition, the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The full text of the Audit Committee’s charter can be found on CCOH’s website at www.clearchanneloutdoor.com.

As set forth in more detail in the charter, the Audit Committee assists CCOH’s board of directors in its general oversight of CCOH’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of CCOH’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the independent registered public accounting firm that serves as CCOH’s independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board of directors-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of CCOH’s internal and external auditors, including the audit scope and staffing, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. Subject to the consent of our corporate parent, the Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace CCOH’s independent auditor. The Audit Committee also reviews the risk management and compliance processes and internal controls over financial reporting and the results of the internal and external audit work with regard to the adequacy and appropriateness of CCOH’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees CCOH’s internal compliance programs.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of CCOH’s financial statements, the Audit Committee met with both management and CCOH’s independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

With respect to CCOH’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, and received from the independent auditors their letter and the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to CCOH’s board of directors that CCOH’s audited financial statements be included in CCOH’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE
Paul Keglevic, Chairman
Harvey L. Tepner
Dale W. Tremblay

AUDITOR FEES

The following fees for services provided by Ernst & Young LLP were incurred by Clear Channel Outdoor with respect to the years ended December 31, 2018 and 2017:

	Years Ended December 31,
(in thousands)	2018	2017
Audit Fees (a)	$5,509	$6,336
Audit-Related Fees (b)	74	74
Tax Fees (c)	930	1,836
All Other Fees (d)	45	3

Total Fees for Services	$6,558	$8,249

(a)

Audit Fees include professional services rendered for the audit of annual financial statements and reviews of quarterly financial statements. This category also includes fees for statutory audits required internationally, services associated with documents filed with the SEC and in connection with securities offerings and private placements, work performed by tax professionals in connection with the audit or quarterly reviews and accounting consultation and research work necessary to comply with financial reporting and accounting standards.

(b)

Audit-Related Fees include assurance and related services not reported under annual Audit Fees that reasonably relate to the performance of the audit or review of our financial statements and are not reported under Audit Fees, including attest and agreed-upon procedures services not required by statute or regulations, information systems reviews, due diligence related to mergers and acquisitions and employee benefit plan audits required internationally.

(c)

Tax Fees include professional services rendered for tax compliance and tax planning advice provided domestically and internationally, except those provided in connection with the audit or quarterly reviews. Of the $930,000 and $1,835,900, respectively, in Tax Fees with respect to 2018 and 2017, respectively, $48,500 and $63,500, respectively, was related to tax compliance services.

(d)	All Other Fees include fees for products and services other than those in the above three categories. This category includes permitted corporate finance services and certain advisory services.

OTHER

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires CCOH’s directors, executive officers and beneficial owners of more than 10% of any class of equity securities of CCOH to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required to furnish CCOH with copies of all Section 16(a) forms they file.

To CCOH’s knowledge, based solely on review of the copies of such reports furnished to CCOH and written representations that no other reports were required, during the fiscal year ended December 31, 2018, CCOH’s officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports, except Mr. Wells was late in filing one Form 4 to disclose the withholding of shares to pay taxes on the vesting of restricted stock.

Stock Performance Graph

The following chart provides a comparison of the cumulative total returns, adjusted for any stock splits and dividends, for Clear Channel Outdoor Holdings, Inc., our Outdoor Index and the S&P 500 Composite Index from December 31, 2013 through December 31, 2018.

Indexed Yearly Stock Price Close

(Price Adjusted for Stock Splits and Dividends)

Source: FactSet Research Systems, Inc.; Bloomberg

Our Outdoor Index, which provides a peer comparison for our Outdoor business, consists of Lamar Advertising Co., Inc., which in November 2014 completed the reorganization of its business operations to qualify as a real estate investment trust (“REIT”). Also includes Outfront Media, Inc., which began trading on March 28, 2014 pursuant to its IPO and spin off from CBS Corp. Outfront Media, Inc. began operating as a real estate investment trust (“REIT”) in July 2014.

LEGAL MATTERS

The validity of the shares of New CCOH Common Stock to be issued in connection with the Merger will be passed upon by Kirkland & Ellis LLP. Kirkland & Ellis LLP will provide to CCH a legal opinion regarding certain federal income tax matters. Wilson Sonsini Goodrich & Rosati, P.C. will provide to CCOH a legal opinion regarding certain federal income tax matters.

EXPERTS

The carve-out financial statements of the Outdoor Business of CCH as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, appearing in this Registration Statement and related Prospectus have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon and appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

CCH has filed a registration statement on Form S-4 to register with the SEC the shares of New CCOH Common Stock to be issued to CCOH stockholders as consideration in the Transactions. This information statement/prospectus is a part of that registration statement and constitutes a prospectus of CCH in addition to being an information statement of CCOH. The registration statement, including the attached exhibits and schedules, contains additional relevant information about CCOH and the New CCOH Common Stock.

CCOH files annual, quarterly and special reports, proxy statements and other information with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that has reports, proxy and information statements and other information about CCOH. The address of that site is http://www.sec.gov. The reports and other information filed by CCOH with the SEC are also available at its Internet website, www.clearchanneloutdoor.com. Information on this Internet website is not part of this information statement/prospectus.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. CCOH and some brokers household materials, delivering a single information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to Clear Channel Outdoor Holdings, Inc., Investor Relations, 20880 Stone Oak Parkway, San Antonio, Texas 78258 or by calling (210) 822-2828. Upon written or oral request, we will promptly deliver a separate copy of this information statement to a beneficial owner at a shared address to which a single copy of the information statement was delivered.

Report of Independent Registered Public Accounting Firm

To the Directors of Clear Channel Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying carve-out balance sheets of the Outdoor Business of Clear Channel Holdings, Inc. (the “Company”) as of December 31, 2018 and 2017, the related carve-out statements of comprehensive income (loss), changes in Company deficit and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/    Ernst & Young LLP

We have served as the Company’s auditor since 2018.

San Antonio, Texas

March 28, 2019

CARVE-OUT BALANCE SHEETS

OF THE OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

(In thousands)	December 31, 2018	December 31, 2017
CURRENT ASSETS
Cash and cash equivalents	$182,456	$144,119
Accounts receivable, net of allowance of $24,224 in 2018 and $22,487 in 2017	706,309	659,463
Prepaid expenses	95,734	111,876
Other current assets	31,301	58,714

Total Current Assets	1,015,800	974,172
PROPERTY, PLANT AND EQUIPMENT
Structures, net	1,053,016	1,180,882
Other property, plant and equipment, net	235,922	214,147
INTANGIBLE ASSETS AND GOODWILL
Indefinite-lived intangibles	971,163	977,152
Other intangibles, net	252,862	273,862
Goodwill	706,003	714,043
OTHER ASSETS
Due from iHeartCommunications, net of allowance of $855,648 in 2018 and 2017	154,758	211,990
Other assets	132,504	124,534

Total Assets	$4,522,028	$4,670,782

CURRENT LIABILITIES
Accounts payable	$113,714	$87,960
Accrued expenses	530,823	509,801
Deferred revenue	85,052	59,178
Current portion of long-term debt	227	573

Total Current Liabilities	729,816	657,512

Long-term debt	5,277,108	5,266,153
Due to iHeartCommunications, post iHeart Chapter 11 Cases	21,591	—
Deferred tax liability	335,015	321,442
Other long-term liabilities	260,150	283,969
Commitments and contingent liabilities (Note 6)
COMPANY DEFICIT
Noncontrolling interest	160,362	157,040
Majority owner’s net investment	(1,917,525)	(1,675,240)
Accumulated other comprehensive loss	(344,489)	(340,094)

Total Company Deficit	(2,101,652)	(1,858,294)

Total Liabilities and Company Deficit	$4,522,028	$4,670,782

See Notes to Carve-Out Financial Statements

CARVE-OUT STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

OF THE OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

	Years Ended December 31,
(In thousands)	2018	2017	2016
Revenue	$2,721,705	$2,588,702	$2,679,822
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,470,668	1,409,767	1,418,319
Selling, general and administrative expenses (excludes depreciation and amortization)	522,918	499,213	515,421
Corporate expenses (excludes depreciation and amortization)	152,090	143,678	117,436
Depreciation and amortization	318,952	325,991	344,124
Impairment charges	7,772	4,159	7,274
Other operating income, net	2,498	26,391	354,688

Operating income	251,803	232,285	631,936
Interest expense, net	388,133	379,701	375,029
Interest income on Due from iHeartCommunications	393	68,871	50,309
Loss on Due from iHeartCommunications	—	(855,648)	—
Equity in earnings (loss) of nonconsolidated affiliates	904	(990)	(1,689)
Other income (expense), net	(35,297)	28,755	(70,151)

Income (loss) before income taxes	(170,330)	(906,428)	235,376
Income tax benefit (expense)	(32,515)	280,218	(77,499)

Net income (loss)	(202,845)	(626,210)	157,877
Less amount attributable to noncontrolling interest	15,395	18,138	22,807

Net income (loss) attributable to the majority owners of the Outdoor Business of CCH	$(218,240)	$(644,348)	$135,070

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(15,334)	43,341	23,357
Other adjustments to comprehensive income (loss)	(1,498)	6,306	(12,390)
Reclassification adjustments	2,962	5,441	46,730

Other comprehensive income (loss)	(13,870)	55,088	57,697

Comprehensive income (loss)	(232,110)	(589,260)	192,767
Less amount attributable to noncontrolling interest	(8,040)	8,949	(8,038)

Comprehensive income (loss) attributable to the majority owners of the Outdoor Business of CCH	$(224,070)	$(598,209)	$200,805

See Notes to Carve-Out Financial Statements

CARVE-OUT STATEMENTS OF CHANGES IN COMPANY DEFICIT OF

OF THE OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

(In thousands)	Majority Owner	Noncontrolling Interest	Total
Balances at December 31, 2015	$(760,506)	$181,869	$(578,637)
Net income	135,070	22,807	157,877
Exercise of stock options and other	(1,366)	—	(1,366)
Share-based payments	10,291	—	10,291
Disposal of noncontrolling interest	—	(36,846)	(36,846)
Dividends and other payments to noncontrolling interests	—	(16,917)	(16,917)
Dividends declared and paid	(540,034)	—	(540,034)
Other	(676)	1,299	623
Other comprehensive income (loss)	65,735	(8,038)	57,697

Balances at December 31, 2016	$(1,091,486)	$144,174	$(947,312)
Net income (loss)	(644,348)	18,138	(626,210)
Exercise of stock options and other	(1,468)	—	(1,468)
Share-based payments	8,659	931	9,590
Disposal of noncontrolling interest	—	(2,439)	(2,439)
Dividends and other payments to noncontrolling interests	—	(12,010)	(12,010)
Dividends declared and paid	(332,498)	—	(332,498)
Other	(332)	(703)	(1,035)
Other comprehensive income	46,139	8,949	55,088

Balances at December 31, 2017	$(2,015,334)	$157,040	$(1,858,294)
Net income (loss)	(218,240)	15,395	(202,845)
Exercise of stock options and other	(713)	—	(713)
Share-based payments	8,041	476	8,517
Dividends and other payments to noncontrolling interests	—	(4,509)	(4,509)
Dividends declared and paid	(29,995)	—	(29,995)
Other	57	—	57
Other comprehensive loss	(5,830)	(8,040)	(13,870)

Balances at December 31, 2018	$(2,262,014)	$160,362	$(2,101,652)

See Notes to Carve-Out Financial Statements

CARVE-OUT STATEMENTS OF CASH FLOWS

OF THE OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

	Years Ended December 31,
(In thousands)	2018	2017	2016
Cash flows from operating activities:
Net income (loss)	$(202,845)	$(626,210)	$157,877
Reconciling items:
Impairment charges	7,772	4,159	7,274
Depreciation and amortization	318,952	325,991	344,124
Deferred taxes	14,395	(311,085)	32,025
Provision for doubtful accounts	7,387	6,740	10,659
Amortization of deferred financing charges and note discounts, net	10,730	10,527	10,572
Share-based compensation	8,517	9,590	10,291
Gain on disposal of operating and other assets	(3,364)	(29,347)	(363,485)
Loss on Due from iHeartCommunications	—	855,648	—
Equity in (earnings) loss of nonconsolidated affiliates	(904)	990	1,689
Foreign exchange transaction (gain) loss	33,580	(29,563)	69,599
Other reconciling items, net	(1,556)	(3,665)	(666)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in accounts receivable	(74,598)	(39,790)	30,308
(Increase) decrease in prepaid expenses and other current assets	2,077	9,608	(15,939)
Increase (decrease) in accrued expenses	25,394	(7,316)	25,518
Increase (decrease) in accounts payable	29,247	(4,126)	(3,797)
Increase in accrued interest	1,385	431	194
Increase (decrease) in deferred income	41,347	(13,273)	(18,119)
Changes in other operating assets and liabilities	(30,241)	809	10,386

Net cash provided by operating activities	187,275	160,118	308,510

Cash flows from investing activities:
Purchases of property, plant and equipment	(211,079)	(224,238)	(229,772)
Proceeds from disposal of assets	9,770	72,049	808,194
Purchases of other operating assets	(1,833)	(837)	(2,244)
Change in other, net	(450)	(1,496)	(2,098)

Net cash provided by (used for) investing activities	(203,592)	(154,522)	574,080

Cash flows from financing activities:
Payments on credit facilities	—	(909)	(2,100)
Proceeds from long-term debt	—	156,000	6,856
Payments on long-term debt	(632)	(748)	(2,334)
Net transfers from (to) iHeartCommunications	78,823	(181,939)	45,099
Dividends and other payments to noncontrolling interests	(4,505)	(12,010)	(16,917)
Dividends paid	(30,678)	(332,824)	(755,538)
Change in other, net	(2,322)	(7,083)	(1,565)

Net cash provided by (used for) financing activities	40,686	(379,513)	(726,499)

Effect of exchange rate changes on cash	(9,810)	9,536	(5,330)

Net increase (decrease) in cash, cash equivalents and restricted cash	14,559	(364,381)	150,761
Cash, cash equivalents and restricted cash at beginning of year	188,310	552,691	401,930

Cash, cash equivalents and restricted cash at end of year	$202,869	$188,310	$552,691

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for interest	$375,489	$374,309	$368,051
Cash paid during the year for income taxes	29,002	33,747	40,185

See Notes to Carve-Out Financial Statements

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Separation

Clear Channel Holdings, Inc. (“CCH”) is currently a wholly-owned subsidiary of iHeartCommunications, Inc. (“iHeartCommunications”). As of December 31, 2018, CCH and certain of its subsidiaries held 89.1% of the outstanding shares of Clear Channel Outdoor Holdings, Inc. (“CCOH”). On March 14, 2018, iHeartMedia, Inc. (“iHeartMedia”) and certain of its subsidiaries, including iHeartCommunications and CCH (collectively, the “Debtors”), filed voluntary petitions for relief (the “iHeart Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). CCOH and its direct and indirect subsidiaries did not file voluntary petitions for relief under the Bankruptcy Code and are not Debtors in the iHeart Chapter 11 Cases.

On March 16, 2018, iHeartMedia and the other Debtors entered into a Restructuring Support Agreement (the “iHeart RSA”) with certain creditors and equityholders. The iHeart RSA contemplates that the outdoor business will be separated from iHeartMedia upon consummation of the iHeart Chapter 11 Cases (the “Separation”).

On April 28, 2018, the Debtors filed a plan of reorganization (as amended, the “Plan of Reorganization”) and a related disclosure statement (as amended, the “Disclosure Statement”) with the Bankruptcy Court. Thereafter, the Debtors filed a second, third and fourth amended Plan of Reorganization and amended versions of the Disclosure Statement. On September 20, 2018, the Bankruptcy Court entered an order approving the Disclosure Statement and related solicitation and notice procedures for voting on the Plan of Reorganization. On October 10, 2018, the Debtors filed a fifth amended Plan of Reorganization and a supplement to the Disclosure Statement (the “Disclosure Statement Supplement”). On October 18, 2018, the Bankruptcy Court entered an order approving the Disclosure Statement Supplement and the continued solicitation of holders of general unsecured claims for voting on the Plan of Reorganization. The deadline for holders of claims and interests to vote on the Plan of Reorganization was November 16, 2018. More than 90% of the votes cast by holders of claims and interests entitled to vote thereon accepted the Plan of Reorganization.

On January 22, 2019, the Debtors filed a modified fifth amended Plan of Reorganization and the Bankruptcy Court entered an order confirming the Plan of Reorganization. The Plan of Reorganization is subject to certain conditions to its effectiveness, including the receipt of certain governmental approvals. Although the timing of when and if all such conditions will be satisfied or otherwise waived is inherently uncertain, we currently anticipate the Plan of Reorganization will become effective and we will emerge from Chapter 11 during the second quarter of 2019.

Although the Plan of Reorganization has been confirmed by the Bankruptcy Court, the consummation of the Plan of Reorganization is subject to the satisfaction of the conditions precedent set forth therein. Included among the conditions precedent for consummation of the Plan of Reorganization is that the Debtors and CCH must take all steps necessary to enable the parties to carry out the Separation. Historically, CCH and its subsidiaries held 89.1% of the outstanding shares of CCOH’s common stock. In addition, CCH and its subsidiaries held the assets and liabilities of several radio businesses that have historically been reported as part of iHeartMedia’s iHM Segment (the “Radio Businesses”), as well as other subsidiaries. As required by the Plan of Reorganization, prior to emergence from the iHeart Chapter 11 Cases, CCH will be released from its guarantee of iHeartCommunications’ indebtedness, the assets and liabilities of the Radio Businesses and all other subsidiaries held by CCH, other than CCOH, will be distributed to a wholly-owned subsidiary of iHeartMedia. Following the distribution, CCOH will be merged with and into CCH and CCH will be renamed Clear Channel Outdoor Holdings, Inc. (“New CCOH”). All shares of CCOH, including the shares previously held by Broader Media, LLC, a wholly-owned subsidiary of CCH, CCH and including the public stockholders, will be converted in the

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

merger into shares of New CCOH on a one-for-one basis. iHeartMedia will then accomplish the Separation through distributions of shares of New CCOH to certain creditors of iHeartMedia.

Basis of Presentation

The financial statements of the Outdoor Business of CCH consist of a carve-out of the financial statements of the entities and businesses of CCH that operate in the Outdoor Business (the “Company”). As described above, after the Radio Businesses and the subsidiaries of CCH (other than CCOH) are distributed to a wholly-owned subsidiary of iHeartMedia, CCOH will be merged with and into CCH and CCH’s only assets and liabilities will be those of the Outdoor Business. By the time the shares of CCH are distributed to certain creditors of iHeartMedia and to the public stockholders of CCOH, the only assets, liabilities and operations of CCH will be those of the Outdoor Business. There will be no remaining assets or obligations, either recognized or unrecognized, within CCH that are unrelated to the Outdoor Business after the merger and Separation. Accordingly, these carve-out financial statements include the operations, assets and liabilities of the Outdoor Business of CCH, and exclude the Radio Businesses and the subsidiaries of CCH (other than CCOH) prior to the merger and the Separation. In addition, the carve-out financial statements exclude amounts attributable to CCH, which is a holding company with no independent assets or operations.

Management believes that carve-out financial statements of the Outdoor Business of CCH would be more useful to users compared to consolidated financial statements of CCH that include the Radio Business and other non-Outdoor subsidiaries. This conclusion was based on the fact that investors would not receive shares in CCH until after the Radio Businesses have been distributed. Accordingly, the Radio Businesses are not relevant to their investment decisions.

The preparation of carve-out financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the carve-out financial statements and accompanying notes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Additionally, the carve-out financial statements of the Outdoor Business of CCH may not be indicative of the Company’s future performance and do not necessarily reflect what its carve-out results of operations, financial position and cash flows would have been had CCH consisted only of the Outdoor Business and operated as a separate, stand-alone public company for which a controlling interest was not held by iHeartCommunications during the periods presented. These carve-out financial statements of the Outdoor Business of CCH give effect to allocations of expenses from iHeartCommunications. These allocations were made on a specifically identifiable basis or using relative percentages of headcount or other methods management considered to be a reasonable reflection of the utilization of services provided, however, they may not be indicative of the actual results of the Outdoor Business of CCH had CCH consisted only of the Outdoor Business of CCH and had been operating as a separate, stand-alone public company for the periods presented. Refer to Note 7 for further information regarding transactions with iHeartMedia and its subsidiaries.

None of the entities included in the carve-out financial statements are Debtors or guarantors of any of the debt of the Debtors. Although CCH is a Debtor in the iHeart Chapter 11 Cases, the carve-out financial statements exclude amounts attributable to CCH and, as required by the Plan of Reorganization, prior to emergence from the iHeart Chapter 11 Cases, CCH will be released from its guarantee of iHeartCommunications’ indebtedness. The consummation of the Plan of Reorganization is subject to the satisfaction of the conditions precedent set forth therein. Management believes it is probable that the Plan of Reorganization, will be effectuated such that emergence will occur as contemplated by the Plan of Reorganization. If Confirmation is delayed or if

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

Confirmation occurs but the Debtors do not emerge from the Chapter 11 Cases as contemplated by the Plan of Reorganization, (i) CCH will continue to be a Debtor and a guarantor of iHeartCommunications’ indebtedness, (ii) the transactions set forth in the Plan of Reorganization, including the merger and the separation will not occur and CCH will continue to hold the Radio Business and an 89.1% equity interest in CCOH and (iii) any future plan of reorganization approved by the Bankruptcy Court may contain a different treatment of the assets held by CCH, including its equity interest in CCOH.

Nature of the Business

The Company is an outdoor advertising business which owns or operates advertising display faces domestically and internationally. The business operates in the outdoor advertising industry by selling advertising on billboards, street furniture displays, transit displays and other advertising displays. The Company has two reportable business segments: Americas and International. The Americas segment primarily includes operations in the United States; the International segment primarily includes operations in Europe, Asia and Latin America.

Agreements with iHeartCommunications

There are several agreements which govern CCOH’s relationship with iHeartCommunications including the Master Agreement, Corporate Services Agreement, Employee Matters Agreement, Tax Matters Agreement and Trademark and License Agreement. iHeartCommunications has the right to terminate these agreements in various circumstances. As of the date of the filing of this report, no notice of termination of any of these agreements has been received from iHeartCommunications.

Use of Estimates

The preparation of the carve-out financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the carve-out financial statements and accompanying notes including, but not limited to, legal, tax and insurance accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Principles of Combination

The carve-out financial statements include the assets and liabilities used in operating the Outdoor businesses of CCH, including entities in which the Company’s Outdoor businesses own or control more than 50% of the voting shares or have the ability to control through similar rights. All intercompany transactions have been eliminated. The results of companies acquired or disposed of by the Outdoor business are included in the carve-out financial statements of the Company from the effective date of acquisition or up to the date of disposal. Also included in the carve-out financial statements are entities for which the Company’s Outdoor businesses have a controlling financial interest or is the primary beneficiary. Investments in companies in which the Company’s Outdoor businesses own 20 percent to 50 percent of the voting common stock or otherwise exercise significant influence over operating and financial policies of such companies are accounted for using the equity method of accounting.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivable are recorded when the Company has an unconditional right to payment, either because it has satisfied a performance obligation prior to receiving payment from the customer or has a non-cancelable contract that has been billed in advance in accordance with the Company’s normal billing terms.

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts. The Company evaluates the collectability of its accounts receivable based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected. For all other customers, it recognizes reserves for bad debt based on historical experience of bad debts as a percent of accounts receivable for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions. The Company believes its concentration of credit risk is limited due to the large number and the geographic diversification of its customers.

Business Combinations

The Company accounts for its business combinations under the acquisition method of accounting. The total cost of an acquisition is allocated to the underlying identifiable net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items. Various acquisition agreements may include contingent purchase consideration based on performance requirements of the investee. The Company accounts for these payments in conformity with the provisions of ASC 805-20-30, which establish the requirements related to recognition of certain assets and liabilities arising from contingencies.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

Buildings and improvements – 10 to 39 years

Structures – 3 to 20 years

Furniture and other equipment – 2 to 20 years

Leasehold improvements – shorter of economic life or lease term assuming renewal periods, if appropriate

For assets associated with a lease or contract, the assets are depreciated at the shorter of the economic life or the lease or contract term, assuming renewal periods, if appropriate. Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company tests for possible impairment of property, plant and equipment whenever events and circumstances indicate that depreciable assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

Assets and businesses are classified as held for sale if their carrying amount will be recovered or settled principally through a sale transaction rather than through continuing use. The asset or business must be available for immediate sale and the sale must be highly probable within one year.

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Land Leases and Other Structure Leases

Most of the Company’s advertising structures are located on leased land. Americas land leases are typically paid in advance for periods ranging from one to 12 months. International land leases are paid both in advance and in arrears, for periods ranging up to 12 months. Most international street furniture display faces are operated through contracts with municipalities, which typically have terms ranging from 1 to 15 years. The leased land and street furniture contracts can include a percent of revenue to be paid along with a base rent payment. Prepaid land leases are recorded as an asset and expensed ratably over the related rental term and rent payments in arrears are recorded as an accrued liability.

Intangible Assets

The Company’s indefinite-lived intangible assets include billboard permits in its Americas segment. The Company’s indefinite-lived intangible assets are not subject to amortization, but are tested for impairment at least annually. The Company tests for possible impairment of indefinite-lived intangible assets whenever events or changes in circumstances, such as a significant reduction in operating cash flow or a dramatic change in the manner for which the asset is intended to be used indicate that the carrying amount of the asset may not be recoverable.

The Company performs its annual impairment test for its permits using a direct valuation technique as prescribed in ASC 805-20-S99. The Company engages a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its permits.

Other intangible assets include definite-lived intangible assets and permanent easements. The Company’s definite-lived intangible assets include primarily transit and street furniture contracts, site leases and other contractual rights, all of which are amortized over the shorter of either the respective lives of the agreements or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. The Company periodically reviews the appropriateness of the amortization periods related to its definite-lived intangible assets. These assets are recorded at cost. Permanent easements are indefinite-lived intangible assets which include certain rights to use real property not owned by the Company.

The Company tests for possible impairment of other intangible assets whenever events and circumstances indicate that they might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

Goodwill

The Company performs its annual impairment test on July 1 of each year. The Company uses a discounted cash flow model to determine if the carrying value of the reporting unit, including goodwill, is less than the fair value of the reporting unit. The Company identified its reporting units in accordance with ASC 350-20-55. The Company’s U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test. The Company also determined that within its Americas segment and its International outdoor segment each country constitutes a separate reporting unit. The Company concluded no goodwill impairment was required in 2018. The Company had impairment of goodwill of $1.6 million and $7.3 million for 2017 and 2016, respectively.

Nonconsolidated Affiliates

In general, investments in which the Company owns 20 percent to 50 percent of the common stock or otherwise exercises significant influence over the investee are accounted for under the equity method. The Company does

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not recognize gains or losses upon the issuance of securities by any of its equity method investees. The Company reviews the value of equity method investments and records impairment charges in the statement of operations as a component of “Equity in loss of nonconsolidated affiliates” for any decline in value that is determined to be other-than-temporary.

Other Investments

Effective January 1, 2018, we adopted Accounting Standards Update (“ASU”) 2016-01 Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which requires us to measure all equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in earnings. For equity securities without readily determinable fair values, we have elected the measurement alternative under which we measure these investments at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Prior to the adoption of ASU 2016-01, marketable equity securities not accounted for under the equity method were classified as available-for-sale. For equity securities classified as available-for-sale, realized gains and losses were included in net income. Unrealized gains and losses on equity securities classified as available-for-sale were recognized in accumulated other comprehensive income (loss) (“AOCI”), net of tax. Equity securities without readily determinable fair values were recorded at cost.

The Company recognized impairments of $0.2 million and $1.0 million during the years ended December 31, 2018 and 2017, respectively, which were recorded in “Other income (expense), net,” and no impairment during the year ended December 31, 2016.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities and short-term borrowings approximated their fair values at December 31, 2018 and 2017.

Asset Retirement Obligation

ASC 410-20 requires the Company to estimate its obligation upon the termination or non-renewal of a lease to dismantle and remove its advertising structures from the leased land and to reclaim the site to its original condition. The Company’s asset retirement obligation is reported in “Other long-term liabilities.” The Company records the present value of obligations associated with the retirement of its advertising structures in the period in which the obligation is incurred. When the liability is recorded, the cost is capitalized as part of the related advertising structures carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not that some portion or the entire asset will not be realized. The Company has not provided U.S. federal income taxes for temporary differences with respect to investments in foreign subsidiaries, which at December 31, 2018, currently result in tax basis amounts greater than the financial reporting basis. It is not apparent that these unrecognized deferred tax assets will reverse in the

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foreseeable future. If any excess cash held by our foreign subsidiaries were needed to fund operations in the U.S., the Company could presently repatriate available funds without a requirement to accrue or pay U.S. taxes. The Company regularly reviews its tax liabilities on amounts that may be distributed in future periods and provides for foreign withholding and other current and deferred taxes on any such amounts, where applicable.

The operations of the Company are included in a consolidated U.S. federal income tax return filed by iHeartMedia. However, for financial reporting purposes, the Company’s provision for income taxes has been computed on the basis that the Company files separate U.S. federal income tax returns with its subsidiaries.

Revenue Recognition

The Company recognizes revenue when or as it satisfies a performance obligation by transferring a promised good or service to a customer. The Company generates revenue primarily from the sale of advertising space on printed and digital displays, including billboards, street furniture displays, transit displays and retail displays, which may be sold as individual units or as a network package. Revenue from these contracts, which typically cover periods of a few weeks to one year, is generally recognized ratably over the term of the contract as the advertisement is displayed. The Company also generates revenue from production and creative services, which are distinct from the advertising display services, and related revenue is recognized at the point in time the Company installs the advertising copy at the display site.

The Company recognizes revenue in amounts that reflect the consideration it expects to receive in exchange for transferring goods or services to customers, excluding sales taxes and other similar taxes collected on behalf of governmental authorities (the “transaction price”). When this consideration includes a variable amount, the Company estimates the amount of consideration it expects to receive and only recognizes revenue to the extent that it is probable it will not be reversed in a future reporting period. Because the transfer of promised goods and services to the customer is generally within a year of scheduled payment from the customer, the Company is not typically required to consider the effects of the time value of money when determining the transaction price. Advertising revenue is reported net of agency commissions.

Trade and barter transactions represent the exchange of display space for merchandise, services or other assets in the ordinary course of business. The transaction price for these contracts is measured at the estimated fair value of the non-cash consideration received unless this is not reasonably estimable, in which case the consideration is measured based on the standalone selling price of the display space promised to the customer. Revenue is recognized on trade and barter transactions when the advertisements are displayed, and expenses are recorded ratably over a period that estimates when the merchandise, services or other assets received are utilized. Trade and barter revenues and expenses from continuing operations are included in revenue and selling, general and administrative expenses, respectively. Trade and barter revenues and expenses from continuing operations were as follows:

	Year Ended December 31,
(In thousands)	2018	2017	2016
Trade and barter revenues	$15,921	$17,379	$12,516
Trade and barter expenses	10,695	11,345	11,949

In order to appropriately identify the unit of accounting for revenue recognition, the Company determines which promised goods and services in a contract with a customer are distinct and are therefore separate performance obligations. If a promised good or service does not meet the criteria to be considered distinct, it is combined with other promised goods or services until a distinct bundle of goods or services exists. Certain of the Company’s

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contracts with customers include options for the customer to acquire additional goods or services for free or at a discount, and management judgment is required to determine whether these options are material rights that are separate performance obligations.

For revenue arrangements that contain multiple distinct goods or services, the Company allocates the transaction price to these performance obligations in proportion to their relative standalone selling prices. The Company has concluded that the contractual prices for the promised goods and services in its standard contracts generally approximate management’s best estimate of standalone selling price as the rates reflect various factors such as the size and characteristics of the target audience, market location and size, and recent market selling prices. However, where the Company provides customers with free or discounted services as part of contract negotiations, management uses judgment to determine how much of the transaction price to allocate to these performance obligations.

The Company receives payments from customers based on billing schedules that are established in its contracts, and deferred revenue is recorded when payment is received from a customer before the Company has satisfied the performance obligation or a non-cancelable contract has been billed in advance in accordance with the Company’s normal billing terms. Americas contracts are generally billed monthly in advance, and International includes a combination of advance billings and billings upon completion of service.

Contract Costs

Incremental costs of obtaining a contract primarily relate to sales commissions, which are included in selling, general and administrative expenses and are generally commensurate with sales. These costs are generally expensed when incurred because the period of benefit is one year or less.

Advertising Expense

The Company records advertising expense as it is incurred. Advertising expenses were $19.7 million, $15.5 million and $19.3 million for the years ended December 31, 2018, 2017 and 2016, respectively.

Share-Based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award. For awards that vest based on service conditions, this cost is recognized as expense on a straight-line basis over the vesting period. For awards that will vest based on market or performance conditions, this cost will be recognized when it becomes probable that the performance conditions will be satisfied. Determining the fair value of share-based awards at the grant date requires assumptions and judgments, such as expected volatility, among other factors.

Foreign Currency

Results of operations for foreign subsidiaries and foreign equity investees are translated into U.S. dollars using the average exchange rates during the year. The assets and liabilities of those subsidiaries and investees are translated into U.S. dollars using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of stockholders’ equity (deficit), “Accumulated other comprehensive loss”. Foreign currency transaction gains and losses are included in operations.

New Accounting Pronouncements Recently Adopted

As of January 1, 2018, the Company adopted the new accounting standard, ASC 606, Revenue from Contracts with Customers. This standard provides guidance for the recognition, measurement and disclosure of revenue

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from contracts with customers and supersedes previous revenue recognition guidance under U.S. GAAP. The Company has applied this standard using the full retrospective method and concluded that its adoption did not have a material impact on the Carve-Out Balance Sheets, Carve-Out Statements of Comprehensive Income (Loss), Carve-Out Statements of Changes in Stockholders’ Deficit, or Carve-Out Statements of Cash Flows for prior periods. As a result of adopting this new accounting standard, the Company has updated its significant accounting policies on accounts receivable, revenue recognition, and contract costs, as described herein. Please refer to Note 2, Revenues, for more information.

In November 2016, the FASB issued ASU 2016-18, Restricted Cash, which requires that restricted cash be presented with cash and cash equivalents in the statement of cash flows. Restricted cash is recorded in Other current assets and in Other assets in the Company’s Carve-Out Balance Sheets. The Company adopted ASU 2016-18 in the first quarter of 2018 using the retrospective transition method, and accordingly, revised prior period amounts as shown in the Company’s Carve-Out Statements of Cash Flows. The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the Carve-Out Balance Sheet to the total of the amounts reported in the Carve-Out Statement of Cash Flows:

(In thousands)	December 31, 2018	December 31, 2017
Cash and cash equivalents	$182,456	$144,119
Restricted cash included in:
Other current assets	4,221	26,096
Other assets	16,192	18,095

Total cash, cash equivalents and restricted cash in the Statement of Cash Flows	$202,869	$188,310

New Accounting Pronouncements Not Yet Adopted

During the first quarter of 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new leasing standard presents significant changes to the balance sheets of lessees. The most significant change to the standard includes the recognition of right-of-use assets and lease liabilities by lessees for those leases classified as operating leases. Lessor accounting also is updated to align with certain changes in the lessee model and the new revenue recognition standard which was adopted this year. The standard is effective for annual periods, and for interim periods within those annual periods, beginning after December 15, 2018. The Company plans to elect the package of practical expedients permitted under the new standard’s transition guidance for leases that commenced before the standard’s effective date, which, among other things, allows the Company to not reassess whether any expired or existing contracts are or contain leases and to carry forward the historical lease classification. The standard is expected to have a material impact on our carve-out balance sheet, but is not expected to materially impact our carve-out statement of comprehensive loss or cash flows. In accordance with the transition guidance, the Company will recognize upon adoption its deferred gains on sale and leaseback transactions, which were not a result of off-market terms, as a cumulative-effect adjustment to equity. The Company also expects to conclude that fewer revenue contracts meet the definition of a lease for accounting purposes, and therefore more of our revenue transactions will be accounted for as revenue from contracts with customers. The Company is in the process of finalizing its implementation of this standard.

In July 2018, The FASB issued ASU No. 2018-11, Leases (Topic 842)—Targeted Improvements. The update provides an additional (optional) transition method to adopt the new lease standard, allowing entities to apply the new lease standard at the adoption date. The Company plans to adopt Topic 842 following this optional transition method. The update also provides lessors a practical expedient to allow them to not separate non-lease components from the associated lease component and instead to account for those components as a single

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component if certain criteria are met. The updated practical expedient for lessors will not have a material effect to the Company’s carve-out financial statements.

During the first quarter of 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350). This update eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. The standard is effective for annual and any interim impairment tests performed for periods beginning after December 15, 2019. The Company is currently evaluating the impact of the provisions of this new standard on its carve-out financial statements.

During the third quarter of 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract. This update requires that a customer in a cloud computing arrangement that is a service contract follow the internal use software guidance in Accounting Standards Codification (ASC) 350-402 to determine which implementation costs to capitalize as assets. The standard is effective for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of the provisions of this new standard on its carve-out financial statements.

NOTE 2 – REVENUES

The Company generates revenue primarily from the sale of advertising space on printed and digital out-of-home advertising displays. Certain of these revenue transactions are considered leases, for accounting purposes, as the agreements convey to customers the right to use the Company’s advertising structures for a stated period of time. In order for a transaction with a customer to qualify as a lease, the arrangement must be dependent on the use of a specified advertising structure, and the customer must have almost exclusive use of that structure during the term of the arrangement. Therefore, arrangements that do not involve the use of a specified advertising structure, where the Company can substitute the advertising structure that is used to display the customer’s advertisement, or where the advertising structure displays advertisements for multiple customers throughout the day are not leases. The Company accounts for revenue from leases, which are all classified as operating leases, in accordance with the lease accounting guidance (Topic 840). All of the Company’s revenue transactions that do not qualify as a lease are accounted for as revenue from contracts with customers (Topic 606).

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Disaggregation of Revenue

The following table shows, by segment, revenue from contracts with customers disaggregated by geographical region, revenue from leases and total revenue for the years ended December 31, 2018, 2017 and 2016:

(In thousands)	Americas	International	Total
Year Ended December 31, 2018
Revenue from contracts with customers:
United States	$462,614	$—	$462,614
Other Americas	2,693	53,186	55,879
Europe	—	856,479	856,479
Asia-Pacific and other	—	11,943	11,943

Total	465,307	921,608	1,386,915
Revenue from leases	724,041	610,749	1,334,790

Revenue, total	$1,189,348	$1,532,357	$2,721,705

Year Ended December 31, 2017
Revenue from contracts with customers:
United States	$429,475	$—	$429,475
Other Americas	10,927	57,738	68,665
Europe	—	772,056	772,056
Asia-Pacific and other	578	9,966	10,544

Total	440,980	839,760	1,280,740
Revenue from leases	720,079	587,883	1,307,962

Revenue, total	$1,161,059	$1,427,643	$2,588,702

Year Ended December 31, 2016
Revenue from contracts with customers:
United States	$418,378	$—	$418,378
Other Americas	19,191	47,313	66,504
Europe	—	715,431	715,431
Asia-Pacific and other	842	117,251	118,093

Total	438,411	879,995	1,318,406
Revenue from leases	748,769	612,647	1,361,416

Revenue, total	$1,187,180	$1,492,642	$2,679,822

All of the Company’s advertising structures are used to generate revenue. Such revenue may be classified as revenue from contracts with customers or revenue from leases depending on the terms of the contract, as previously described.

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Revenue from Contracts with Customers

The following tables show the changes in the Company’s contract balances from contracts with customers for the years ended December 31, 2018 and 2017 and provide a reconciliation of the ending balances to the Carve-Out Balance Sheets:

	Year Ended December 31,
(In thousands)	2018	2017
Accounts receivable from contracts with customers:
Beginning balance, net of allowance	$346,323	$296,180
Additions, net of collections, and other	25,177	52,883
Bad debt, net of recoveries(1)	(3,582)	(2,740)

Ending balance, net of allowance	367,918	346,323
Accounts receivable from leases, net of allowance	338,391	313,140

Total accounts receivable, net of allowance	$706,309	$659,463

(1)	Bad debt, net of recoveries, related to accounts receivable from contracts with customers was $3.6 million during the year ended December 31, 2016.

	Year Ended December 31,
(In thousands)	2018	2017
Deferred revenue from contracts with customers:
Beginning balance	$28,804	$28,924
Revenue recognized, included in beginning balance(1)	(26,448)	(28,006)
Additions, net of revenue recognized during period, and other	37,560	27,886

Ending balance	39,916	28,804
Deferred revenue from leases	49,800	37,631

Total deferred revenue	89,716	66,435
Less: Non-current portion, included in other long-term liabilities	4,664	7,257

Total deferred revenue, current portion	$85,052	$59,178

(1)	Revenue recognized during the year ended December 31, 2016 that was included in the balance of deferred revenue from contracts with customers at the beginning of that year was $37.6 million.

The primary driver of fluctuations in the deferred revenue balance related to contracts with customers is the timing of the Company’s billing cycle.

The Company’s contracts with customers generally have a term of one year or less; however, as of December 31, 2018, the Company expects to recognize $120.1 million of revenue in future periods for remaining performance obligations from current contracts with customers that have an original expected duration of greater than one year, with substantially all of this amount to be recognized over the next five years. As part of the transition to the new revenue standard, the Company is not required to disclose information about remaining performance obligations for periods prior to the date of initial application.

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Revenue from Leases

As of December 31, 2018, the Company’s future minimum rentals under non-cancelable operating leases were as follows:

(In thousands)
2019	$318,633
2020	35,562
2021	17,170
2022	10,099
2023	3,254
Thereafter	4,893

Total minimum future rentals	$389,611

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT, INTANGIBLE ASSETS AND GOODWILL

Property, Plant and Equipment

The Company’s property, plant and equipment consisted of the following classes of assets as of December 31, 2018 and 2017, respectively.

	December 31,	December 31,
(In thousands)	2018	2017
Land, buildings and improvements	$145,403	$145,763
Structures	2,835,411	2,864,442
Furniture and other equipment	202,155	179,215
Construction in progress	73,030	55,753

	3,255,999	3,245,173
Less: accumulated depreciation	1,967,061	1,850,144

Property, plant and equipment, net	$1,288,938	$1,395,029

The Company recognized an impairment of $2.6 million during the year ended December 31, 2017 in relation to advertising assets that were no longer usable in one country in the Company’s International segment.

Indefinite-lived Intangible Assets

The Company’s indefinite-lived intangible assets consist primarily of billboard permits. The Company’s billboard permits are granted for the right to operate an advertising structure at the specified location as long as the structure is in compliance with the laws and regulations of each jurisdiction. The Company’s permits are located on owned land, leased land or land for which we have acquired permanent easements. In cases where the Company’s permits are located on leased land, the leases typically have initial terms of between 10 and 20 years and renew indefinitely, with rental payments generally escalating at an inflation-based index. If the Company loses its lease, the Company will typically obtain permission to relocate the permit or bank it with the municipality for future use. Due to significant differences in both business practices and regulations, billboards in the International segment are subject to long-term, finite contracts unlike the Company’s permits in the United States. Accordingly, there are no indefinite-lived intangible assets in the International segment.

Annual Impairment Test—Billboard Permits

The Company performs its annual impairment test on July 1 of each year. The impairment tests for indefinite-lived intangible assets consist of a comparison between the fair value of the indefinite-lived intangible asset at

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the market level with its carrying amount. If the carrying amount of the indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the indefinite-lived asset is its new accounting basis. The fair value of the indefinite-lived asset is determined using the direct valuation method as prescribed in ASC 805-20-S99. Under the direct valuation method, the fair value of the indefinite-lived assets is calculated at the market level as prescribed by ASC 350-30-35. The Company engaged a third-party valuation firm, to assist it in the development of the assumptions and the Company’s determination of the fair value of its indefinite-lived intangible assets.

The application of the direct valuation method attempts to isolate the income that is properly attributable to the indefinite-lived intangible asset alone (that is, apart from tangible and identified intangible assets and goodwill). It is based upon modeling a hypothetical “greenfield” build-up to a “normalized” enterprise that, by design, lacks inherent goodwill and whose only other assets have essentially been paid for (or added) as part of the build-up process. The Company forecasts revenue, expenses and cash flows over a ten-year period for each of its markets in its application of the direct valuation method. The Company also calculates a “normalized” residual year which represents the perpetual cash flows of each market. The residual year cash flow was capitalized to arrive at the terminal value of the permits in each market.

Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as part of a going concern business, the buyer hypothetically develops indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flow model which results in value that is directly attributable to the indefinite-lived intangible assets.

The key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average billboard permit within a market.

The Company recognized an impairment charge of $7.8 million during the year ended December 31, 2018. During 2017 and 2016, the Company recognized no impairment charges related to billboard permits.

Other Intangible Assets

Other intangible assets include definite-lived intangible assets and permanent easements. The Company’s definite-lived intangible assets consist primarily of transit and street furniture contracts, site-leases and other contractual rights, all of which are amortized over the shorter of either the respective lives of the agreements or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. Permanent easements are indefinite-lived intangible assets which include certain rights to use real property not owned by the Company. The Company periodically reviews the appropriateness of the amortization periods related to its definite-lived intangible assets. These assets are recorded at cost.

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The following table presents the gross carrying amount and accumulated amortization for each major class of other intangible assets as of December 31, 2018 and 2017, respectively:

	December 31, 2018		December 31, 2017
(In thousands)	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Transit, street furniture and other outdoor contractual rights	$528,185	$(440,228)	$548,918	$(440,284)
Permanent easements	163,317	—	162,920	—
Other	5,919	(4,331)	4,626	(2,318)

Total	$697,421	$(444,559)	$716,464	$(442,602)

Total amortization expense related to definite-lived intangible assets for the years ended December 31, 2018, 2017 and 2016 was $20.0 million, $27.9 million, and $37.8 million, respectively.

As acquisitions and dispositions occur in the future, amortization expense may vary. The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets:

(In thousands)
2019	$14,927
2020	13,283
2021	12,624
2022	10,813
2023	6,442

Annual Impairment Test to Goodwill

The Company performs its annual impairment test on July 1 of each year. Each of the Company’s advertising markets are components. The U.S. advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test using the guidance in ASC 350-20-55. The Company also determined that within its Americas segment, each country in its International segment constitutes a separate reporting unit.

The goodwill impairment test is a two-step process. The first step, used to screen for potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If applicable, the second step, used to measure the amount of the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill.

Each of the Company’s reporting units is valued using a discounted cash flow model which requires estimating future cash flows expected to be generated from the reporting unit, discounted to their present value using a risk-adjusted discount rate. Terminal values were also estimated and discounted to their present value. Assessing the recoverability of goodwill requires the Company to make estimates and assumptions about sales, operating margins, growth rates and discount rates based on its budgets, business plans, economic projections, anticipated future cash flows and marketplace data. There are inherent uncertainties related to these factors and management’s judgment in applying these factors.

The Company recognized no goodwill impairment of during the year ended December 31, 2018. The Company recognized goodwill impairment of $1.6 million during the year ended December 31, 2017 related to one market in the Company’s International outdoor segment.

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The following table presents the changes in the carrying amount of goodwill in each of the Company’s reportable segments:

(In thousands)	Americas	International	Total
Balance as of December 31, 2016	$505,478	$190,785	$696,263
Impairment	—	(1,591)	(1,591)
Acquisitions	2,252	—	2,252
Dispositions	—	(1,817)	(1,817)
Foreign currency	—	18,847	18,847
Assets held for sale	89	—	89

Balance as of December 31, 2017	$507,819	$206,224	$714,043
Foreign currency	—	(8,040)	(8,040)

Balance as of December 31, 2018	$507,819	$198,184	$706,003

The balance at December 31, 2016 is net of cumulative impairments of $2.6 billion and $270.5 million in the Company’s Americas and International segments, respectively.

NOTE 4 – ASSET RETIREMENT OBLIGATION

The Company’s asset retirement obligation is reported in “Other long-term liabilities” with the current portion recorded in “Accrued liabilities” and relates to its obligation to dismantle and remove outdoor advertising displays from leased land and to reclaim the site to its original condition upon the termination or non-renewal of a lease or contract. When the liability is recorded, the cost is capitalized as part of the related long-lived assets’ carrying value. Due to the high rate of lease renewals over a long period of time, the calculation assumes that all related assets will be removed at some period over the next 55 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk adjusted credit rate for the same period.

The following table presents the activity related to the Company’s asset retirement obligation:

	Years Ended December 31,
(In thousands)	2018	2017
Beginning balance	$44,779	$39,451
Adjustment due to changes in estimates	872	2,166
Accretion of liability	3,113	3,373
Liabilities settled	(3,389)	(2,712)
Foreign Currency	(1,394)	2,501

Ending balance	$43,981	$44,779

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NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 5 – LONG-TERM DEBT

Long-term debt at December 31, 2018 and 2017 consisted of the following:

	December 31,	December 31,
(In thousands)	2018	2017
Clear Channel Worldwide Holdings Notes(1)	$4,925,000	$4,925,000
Clear Channel International B.V. Senior Notes	375,000	375,000
Receivables Based Credit Facility Due 2023(2)	—	—
Other debt	3,882	2,393
Original issue discount	(739)	(241)
Long-term debt fees	(25,808)	(35,426)

Total debt	$5,277,335	$5,266,726
Less: current portion	227	573

Total long-term debt	$5,277,108	$5,266,153

(1)

On February 4, 2019, Clear Channel Worldwide Holdings, Inc., a subsidiary of the Company (“CCWH” or the “Subsidiary Issuer”), delivered a conditional notice of redemption calling all of its outstanding $275.0 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 (the “Series A CCWH Subordinated Notes”) and $1,925.0 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020 (the “Series B CCWH Subordinated Notes”) for redemption on March 6, 2019. The redemption was conditioned on the closing of the offering of $2,235.0 million of new 9.25% Senior Subordinated Notes due 2024 (the “New CCWH Subordinated Notes”). At the closing of such offering on February 12, 2019, CCWH deposited with the trustee for the CCWH Subordinated Notes a portion of the proceeds from the new notes in an amount sufficient to pay and discharge the principal amount outstanding, plus accrued and unpaid interest on the CCWH Subordinated Notes to, but not including, the redemption date. CCWH irrevocably instructed the trustee to apply such funds to the full payment of the CCWH Subordinated Notes on the redemption date. Concurrently therewith, CCWH elected to satisfy and discharge the indentures governing the CCWH Subordinated Notes in accordance with their terms and the trustee acknowledged such discharge and satisfaction. As a result of the satisfaction and discharge of the indentures, CCWH and the guarantors of the CCWH Subordinated Notes have been released from their remaining obligations under the indentures and the CCWH Subordinated Notes.

(2)

On June 1, 2018, Clear Channel Outdoor, Inc. (“CCO”), a subsidiary of the Company, refinanced the Company’s senior revolving credit facility with a receivables-based credit facility that provided for revolving credit commitments of up to $75.0 million. On June 29, 2018, CCO entered into an amendment providing for a $50.0 million incremental increase of the facility, bringing the aggregate revolving credit commitments to $125.0 million. The facility has a five-year term, maturing in 2023. As of December 31, 2018, the facility had $94.4 million of letters of credit outstanding and a borrowing limit of $125.0 million, resulting in $30.6 million of excess availability. Certain additional restrictions, including a springing financial covenant, take effect at decreased levels of excess availability.

The aggregate market value of the Company’s debt based on market prices for which quotes were available was approximately $5.2 billion and $5.3 billion at December 31, 2018 and December 31, 2017, respectively. Under the fair value hierarchy established by ASC 820-10-35, the market value of the Company’s debt is classified as Level 1.

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NOTES TO CARVE-OUT FINANCIAL STATEMENTS

Senior Notes and Senior Subordinated Notes

As of December 31, 2018 and 2017, the Company had senior notes and senior subordinated notes consisting of:

(In thousands)	Maturity Date	Interest Rate	Interest Payment Terms	12/31/2018	12/31/2017
CCWH Senior Notes:
6.5% Series A Senior Notes Due 2022	11/15/2022	6.5%	Payable to the trustee weekly in arrears and to noteholders on May 15 and November 15 of each year	$735,750	$735,750
6.5% Series B Senior Notes Due 2022	11/15/2022	6.5%	Payable to the trustee weekly in arrears and to noteholders on May 15 and November 15 of each year	1,989,250	1,989,250

CCWH Subordinated Notes(1):
7.625% Series A Senior Subordinated Notes Due 2020	3/15/2020	7.625%	Payable to the trustee weekly in arrears and to noteholders on March 15 and September 15 of each year	275,000	275,000
7.625% Series B Senior Subordinated Notes Due 2020	3/15/2020	7.625%	Payable to the trustee weekly in arrears and to noteholders on March 15 and September 15 of each year	1,925,000	1,925,000

Total CCWH Notes				$4,925,000	$4,925,000

Clear Channel International B.V. Senior Notes:
8.75% Senior Notes Due 2020	12/15/2020	8.750%	Payable semi-annually in arrears on June 15 and December 15 of each year	375,000	375,000

Total Senior Notes				$5,300,000	$5,300,000

(1)

On February 4, 2019, CCWH delivered a conditional notice of redemption calling all of its outstanding CCWH Subordinated Notes for redemption on March 6, 2019. The redemption was conditioned on the closing of the offering of $2,235.0 million of New CCWH Subordinated Notes. At the closing of such offering on February 12, 2019, CCWH deposited with the trustee for the CCWH Subordinated Notes a portion of the proceeds from the new notes in an amount sufficient to pay and discharge the principal amount outstanding, plus accrued and unpaid interest on the CCWH Subordinated Notes to, but not including, the redemption date. CCWH irrevocably instructed the trustee to apply such funds to the full payment of the CCWH Subordinated Notes on the redemption date. Concurrently therewith, CCWH elected to satisfy and discharge the indentures governing the CCWH Subordinated Notes in accordance with their terms and the trustee acknowledged such discharge and satisfaction. As a result of the satisfaction and discharge of the indentures, CCWH and the guarantors of the CCWH Subordinated Notes have been released from their remaining obligations under the indentures and the CCWH Subordinated Notes.

Guarantees and Security

The Series A Senior Notes due 2022 (the “Series A CCWH Senior Notes”) and Series B Senior Notes due 2022 (the “Series B CCWH Senior Notes” and together with the Series A CCWH Senior Notes, the “CCWH Senior

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Notes”) are guaranteed by CCOH, CCO and certain of CCOH’s direct and indirect subsidiaries. The CCWH Subordinated Notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by CCOH, CCO and certain of CCOH’s other domestic subsidiaries and rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Subordinated Notes.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors.

Redemptions

CCWH may redeem the Senior Notes and Senior Subordinated Notes at its option, in whole or part, at redemption prices set forth in the indentures plus accrued and unpaid interest to the redemption date and plus an applicable premium.

Certain Covenants

The indentures governing the Senior Notes and Senior Subordinated Notes contain covenants that limit CCOH and its restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	make certain investments;

•	in case of the Senior Notes, create liens on its restricted subsidiaries’ assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries; and

•	in the case of the Series B CCWH Senior Notes and the Series B CCWH Subordinated Notes, pay dividends, redeem or repurchase capital stock or make other restricted payments.

Clear Channel International B.V. Senior Notes

The 8.75% Senior Notes due 2020 (the “CCIBV Senior Notes”) of Clear Channel International B.V. (“CCIBIV”), an international subsidiary of ours, are guaranteed by certain of the International outdoor business’s existing and future subsidiaries. The Company does not guarantee or otherwise assume any liability for the CCIBV Senior Notes. The notes are senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCIBV and the guarantees of the notes are senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors of the notes.

On August 14, 2017, CCIBV issued $150.0 million in aggregate principal amount of CCIBV Senior Notes (the “New CCIBV Notes”). The New CCIBV Notes were issued as additional notes under the indenture governing CCIBV’s existing CCIBV Senior Notes and were issued at a premium, resulting in $156.0 million in proceeds. The New CCIBV Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year.

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Redemptions

CCIBV may redeem the notes at its option, in whole or part, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

Certain Covenants

The indenture governing the CCIBV Senior Notes contains covenants that limit CCIBV’s ability and the ability of its restricted subsidiaries to, among other things:

•	pay dividends, redeem stock or make other distributions or investments;

•	incur additional debt or issue certain preferred stock;

•	transfer or sell assets;

•	create liens on assets;

•	engage in certain transactions with affiliates;

•	create restrictions on dividends or other payments by the restricted subsidiaries; and

•	merge, consolidate or sell substantially all of Clear Channel International B.V.’s assets.

Receivables Based Credit Facility Due 2023

On June 1, 2018 (the “Closing Date”), CCO, a subsidiary of the Company, entered into a Credit Agreement, as parent borrower, with certain of its subsidiaries named therein, as subsidiary borrowers, Deutsche Bank AG New York Branch, as administrative agent and swing line lender, and the other lenders from time to time party thereto. The Credit Agreement governs CCO’s new receivables-based revolving credit facility and replaced the Company’s prior credit agreement, dated as of August 22, 2013, which was terminated on the Closing Date.

Size and Availability

The Credit Agreement provides for receivables-based revolving credit facility, with amounts available from time to time (including in respect of letters of credit) equal to the lesser of (i) the borrowing base, which equals 85.0% of the eligible accounts receivable of CCO and the subsidiary borrowers, subject to customary eligibility criteria minus any reserves, and (ii) the aggregate revolving credit commitments. As of the Closing Date, the aggregate revolving credit commitments were $75.0 million. On June 29, 2018, CCO entered into an amendment providing for a $50.0 million incremental increase of the facility, bringing the aggregate revolving credit commitments to $125.0 million. On the Closing Date, the revolving credit facility was used to replace and terminate the commitments under the Prior Credit Agreement and to replace the letters of credit outstanding under the Prior Credit Agreement.

As of December 31, 2018, the facility had $94.4 million of letters of credit outstanding and a borrowing limit of $125.0 million, resulting in $30.6 million of excess availability. Certain additional restrictions, including a springing financial covenant, take effect at decreased levels of excess availability.

Interest Rate and Fees

Borrowings under the Credit Agreement bear interest at a rate per annum equal to the Applicable Rate plus, at CCO’s option, either (1) a base rate determined by reference to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such date as publicly announced from time to time by the

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NOTES TO CARVE-OUT FINANCIAL STATEMENTS

Administrative Agent as its “prime rate” and (c) the Eurocurrency rate that would be calculated as of such day in respect of a proposed Eurocurrency rate loan with a one-month interest period plus 1.00%, or (2) a Eurocurrency rate that is equal to the LIBOR rate as published by Reuters two business days prior to the commencement of the interest period. The Applicable Rate for borrowings under the Credit Agreement is 1.00% with respect to base rate loans and 2.00% with respect to Eurocurrency loans.

In addition to paying interest on outstanding principal under the Credit Agreement, CCO is required to pay a commitment fee of 0.375% per annum to the lenders under the Credit Agreement in respect of the unutilized revolving commitments thereunder. CCO must also pay a letter of credit fee for each issued letter of credit equal to 2.00% per annum times the daily maximum amount then available to be drawn under such letter of credit.

Maturity

Borrowings under the Credit Agreement will mature, and lending commitments thereunder will terminate, on the earlier of (a) June 1, 2023 and (b) 90 days prior to the maturity date of any indebtedness of CCOH or any of its direct or indirect subsidiaries in an aggregate principal amount outstanding in excess of $250,000,000 (other than the CCIBV Senior Notes).

Prepayments

If at any time, the outstanding amount under the revolving credit facility exceeds the lesser of (i) the aggregate amount committed by the revolving credit lenders and (ii) the borrowing base, CCO will be required to prepay first, any protective advances and second, any outstanding revolving loans and swing line loans and/or cash collateralize letters of credit in an aggregate amount equal to such excess, as applicable.

Subject to customary exceptions and restrictions, CCO may voluntarily repay outstanding amounts under the Credit Agreement at any time without premium or penalty. Any voluntary prepayments CCO makes will not reduce commitments under the Credit Agreement.

Guarantees and Security

The facility is guaranteed by the Subsidiary Borrowers. All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by a perfected security interest in all of CCO’s and the Subsidiary Borrowers’ accounts receivable and related assets and proceeds thereof.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $7.5 million and (b) 10.0% of the lesser of (i) the aggregate commitments at such time and (ii) the borrowing base then in effect at such time (the “Financial Covenant Triggering Event”), CCO will be required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for the most recent period of four consecutive fiscal quarters ended prior to the occurrence of the Financial Covenant Triggering Event, and will be required to continue to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $7.5 million and (y) 10.0% of the lesser of (i) the aggregate commitments at such time and (ii) the borrowing base then in effect at such time, at which time the Financial Covenant Triggering Event will no longer be deemed to be occurring.

The Credit Agreement also includes negative covenants that, subject to significant exceptions, limit the Borrowers’ ability and the ability of their restricted subsidiaries to, among other things:

•	incur additional indebtedness;

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•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates or;

•	change lines of business.

The Credit Agreement includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the acceleration of all amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

Other Debt

Other debt includes various borrowings and capital leases utilized for general operating purposes. Included in the $3.9 million balance at December 31, 2018 is $0.2 million that matures in less than one year.

Future Maturities of Long-term Debt

Future maturities of long-term debt as of December 31, 2018 are as follows:

(in thousands)
2019	$227
2020	2,575,255
2021	295
2022	2,725,335
2023	373
Thereafter	2,397

Total(1)	$5,303,882

(1)	Excludes original issue discount and long-term debt fees of $0.7 million and $25.9 million, respectively, which are amortized through interest expense over the life of the underlying debt obligations.

Surety Bonds, Letters of Credit and Guarantees

As of December 31, 2018, the Company had $60.5 million, $94.4 million and $37.6 million, in surety bonds, letters of credit and bank guarantees outstanding, respectively. A portion of the bank guarantees was supported by $17.4 million of cash collateral. Additionally, as of December 31, 2018, iHeartCommunications had outstanding commercial standby letters of credit of $1.2 million held on behalf of the Company. These letters of credit, surety bonds and bank guarantees relate to various operational matters, including insurance, bid, concession and performance bonds, as well as other items.

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NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Commitments and Contingencies

The Company accounts for its rentals that include renewal options, annual rent escalation clauses, minimum franchise payments and maintenance related to displays under the guidance in ASC 840.

The Company considers its non-cancelable contracts that enable it to display advertising on buses, bus shelters, trains, etc., in the absence of substitution rights, to be leases in accordance with the guidance in ASC 840-10. These contracts may contain minimum annual franchise payments which generally escalate each year. The Company accounts for these minimum franchise payments on a straight-line basis. If the rental increases are not scheduled in the lease, such as an increase based on subsequent changes in the index or rate, those rents are considered contingent rentals and are recorded as expense when accruable. Other contracts may contain a variable rent component based on revenue. The Company accounts for these variable components as contingent rentals and records these payments as expense when accruable. No single contract or lease is material to the Company’s operations.

The Company accounts for annual rent escalation clauses included in the lease term on a straight-line basis under the guidance in ASC 840-20-25. The Company considers renewal periods in determining its lease terms if at inception of the lease there is reasonable assurance the lease will be renewed. Expenditures for maintenance are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized. Non-cancelable contracts that provide the lessor with a right to fulfill the arrangement with property, plant and equipment not specified within the contract are not a lease and have been included within non-cancelable contracts within the table below.

The Company leases office space, equipment and the majority of the land occupied by its advertising structures under long-term operating leases. The Company accounts for these leases in accordance with the policies described above.

The Company’s contracts with municipal bodies or private companies relating to street furniture, billboards, transit and malls generally require the Company to build bus stops, kiosks and other public amenities or advertising structures during the term of the contract. The Company generally owns these structures and is generally allowed to advertise on them for the remaining term of the contract. Once the Company has built the structure, the cost is capitalized and expensed over the shorter of the economic life of the asset or the remaining life of the contract.

In addition, the Company has commitments relating to required purchases of property, plant, and equipment under certain street furniture contracts. Certain of the Company’s contracts contain penalties for not fulfilling its commitments related to its obligations to build bus stops, kiosks and other public amenities or advertising structures. Historically, any such penalties have not materially impacted the Company’s financial position or results of operations.

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NOTES TO CARVE-OUT FINANCIAL STATEMENTS

As of December 31, 2018, the Company’s future minimum rental commitments under non-cancelable operating lease agreements with terms in excess of one year, minimum payments under non-cancelable contracts in excess of one year, capital expenditure commitments and employment contracts consist of the following:

(In thousands)	Non-Cancelable Operating Lease	Non-Cancelable Contracts	Capital Expenditure Commitments
2019	$500,600	$251,083	$24,322
2020	402,686	229,433	7,408
2021	340,948	195,933	11,103
2022	258,564	137,055	4,179
2023	188,892	104,601	6,431
Thereafter	1,371,326	304,904	7,909

Total	$3,063,016	$1,223,009	$61,352

Rent expense charged to operations for the years ended December 31, 2018, 2017 and 2016 was $1,010.3 million, $954.3 million and $947.4 million, respectively.

In various areas in which the Company operates, outdoor advertising is the object of restrictive and, in some cases, prohibitive zoning and other regulatory provisions, either enacted or proposed. The impact to the Company of loss of displays due to governmental action has been somewhat mitigated by Federal and state laws mandating compensation for such loss and constitutional restraints.

The Company and its subsidiaries are involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness of its strategies related to these proceedings. Additionally, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on the Company’s financial condition or results of operations.

Although the Company is involved in a variety of legal proceedings in the ordinary course of business, a large portion of its litigation arises in the following contexts: commercial disputes; misappropriation of likeness and right of publicity claims; employment and benefits related claims; governmental fines; intellectual property claims; and tax disputes.

Stockholder Litigation

On May 9, 2016, a stockholder of the Company filed a derivative lawsuit in the Court of Chancery of the State of Delaware, captioned GAMCO Asset Management Inc. v. iHeartMedia Inc. et al., C.A. No. 12312-VCS. The complaint names as defendants iHeartCommunications, the Company’s indirect parent company, iHeartMedia, the parent company of iHeartCommunications, Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsor Defendants”), iHeartMedia’s private equity sponsors and majority owners, and the members of the Company’s board of directors. The Company also is named as a nominal defendant. The complaint alleges that the Company has been harmed by the intercompany agreements with iHeartCommunications, the Company’s lack of autonomy over its own cash and the actions of the defendants in serving the interests of iHeartMedia, iHeartCommunications and the Sponsor Defendants to the detriment of the

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Company and its minority stockholders. Specifically, the complaint alleges that the defendants have breached their fiduciary duties by causing the Company to: (i) continue to loan cash to iHeartCommunications under the intercompany note at below-market rates; (ii) abandon its growth and acquisition strategies in favor of transactions that would provide cash to iHeartMedia and iHeartCommunications; (iii) issue new debt in offering the CCIBV Senior Notes (the “CCIBV Note Offering”) to provide cash to iHeartMedia and iHeartCommunications through a dividend; and (iv) effect the sales of certain outdoor markets in the U.S. (the “Outdoor Asset Sales”) allegedly to provide cash to iHeartMedia and iHeartCommunications through a dividend. The complaint also alleges that iHeartMedia, iHeartCommunications and the Sponsor Defendants aided and abetted the directors’ breaches of their fiduciary duties. The complaint further alleges that iHeartMedia, iHeartCommunications and the Sponsor Defendants were unjustly enriched as a result of these transactions and that these transactions constituted a waste of corporate assets for which the defendants are liable to the Company. The plaintiff is seeking, among other things, a ruling that the defendants breached their fiduciary duties to the Company and that iHeartMedia, iHeartCommunications and the Sponsor Defendants aided and abetted the board of directors’ breaches of fiduciary duty, rescission of payments to iHeartCommunications and its affiliates pursuant to dividends declared in connection with the CCIBV Note Offering and Outdoor Asset Sales, and an order requiring iHeartMedia, iHeartCommunications and the Sponsor Defendants to disgorge all profits they have received as a result of the alleged fiduciary misconduct.

On July 20, 2016, the defendants filed a motion to dismiss plaintiff’s verified stockholder derivative complaint for failure to state a claim upon which relief can be granted. On November 23, 2016, the Court granted defendants’ motion to dismiss all claims brought by the plaintiff. On December 19, 2016, the plaintiff filed a notice of appeal of the ruling. The oral hearing on the appeal was held on October 11, 2017. On October 12, 2017, the Supreme Court of Delaware affirmed the lower court’s ruling, dismissing the case.

On December 29, 2017, another stockholder of the Company filed a derivative lawsuit in the Court of Chancery of the State of Delaware, captioned Norfolk County Retirement System, v. iHeartMedia, Inc., et al., C.A. No. 2017-0930-JRS. The complaint names as defendants iHeartMedia, iHeartCommunications, the Sponsor Defendants, and the members of the Company’s board of directors. The Company is named as a nominal defendant. The complaint alleges that the Company has been harmed by the Company board of directors’ November 2017 decision to extend the maturity date of the intercompany revolving note (the “Third Amendment”) at what the complaint describes as far-below-market interest rates. Specifically, the complaint alleges that (i) iHeartMedia and Sponsor defendants breached their fiduciary duties by exploiting their position of control to require the Company to enter the Third Amendment on terms unfair to the Company; (ii) the Company board of directors breached their duty of loyalty by approving the Third Amendment and elevating the interests of iHeartMedia, iHeartCommunications and the Sponsor Defendants over the interests of the Company and its minority unaffiliated stockholders; and (iii) the terms of the Third Amendment could not have been agreed to in good faith and represent a waste of corporate assets by the Company board of directors. The complaint further alleges that iHeartMedia, iHeartCommunications and the Sponsor defendants were unjustly enriched as a result of the unfairly favorable terms of the Third Amendment. The plaintiff sought, among other things, a ruling that the defendants breached their fiduciary duties to the Company, a modification of the Third Amendment to bear a commercially reasonable rate of interest, and an order requiring disgorgement of all profits, benefits and other compensation obtained by defendants as a result of the alleged breaches of fiduciary duties.

On March 7, 2018, the defendants filed a motion to dismiss plaintiff’s verified derivative complaint for failure to state a claim upon which relief can be granted. On March 16, 2018, iHM filed a Notice of Suggestion of Pendency of Bankruptcy and Automatic Stay of Proceedings.

On August 27, 2018, the same stockholder of the Company that had filed the derivative lawsuit in the Court of Chancery of the State of Delaware, captioned GAMCO Asset Management Inc. v. iHeartMedia Inc. et al., C.A.

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No. 12312-VCS (GAMCO Asset Management Inc.) filed a putative class action lawsuit in the Court of Chancery of the State of Delaware, captioned GAMCO Asset Management, Inc. v. Hendrix, et al., C.A. No. 2018-0633-JRS. The complaint names as defendants the Sponsor Defendants and the members of the Company’s board of directors. The complaint alleges that minority shareholders in the Company during the period November 8, 2017 to March 14, 2018 were harmed by decisions of the Company’s board of directors and the intercompany note committee of the Board relating to the Intercompany Note (as defined below). Specifically, the complaint alleges that (i) the members of the intercompany note committee breached their fiduciary duties by not demanding payment under the Intercompany Note and issuing a simultaneous dividend after a threshold tied to iHeartMedia’s liquidity had been reached; (ii) the Company’s board of directors breached their fiduciary duties by approving the Third Amendment rather than allowing the Intercompany Note to expire; (iii) the Company’s Board breached their fiduciary duties by not demanding payment under the Intercompany Note and issuing a simultaneous dividend after a threshold tied to iHeartMedia’s liquidity had been reached; (iv) the Sponsor Defendants breached their fiduciary duties by not directing the Company’s Board to permit the Intercompany Note to expire and to declare a dividend. The complaint further alleges that the Sponsor Defendants aided and abetted the Board’s alleged breach of fiduciary duties. The plaintiff seeks, among other things, a ruling that the Company’s Board, the intercompany note committee, and the Sponsor Defendants breached their fiduciary duties and that the Sponsor Defendants aided and abetted the Board’s breach of fiduciary duty; and an award of damages, together with pre- and post-judgment interests, to the putative class of minority shareholders.

On December 16, 2018, the Debtors, CCOH, GAMCO Asset Management, Inc., and Norfolk County Retirement System entered into the Settlement Agreement, which resolves all claims, objections, and other causes of action that have been or could be asserted by or on behalf of CCOH, GAMCO Asset Management, Inc., and/or Norfolk County Retirement System by and among the Debtors, CCOH, GAMCO Asset Management, Inc., certain individual defendants in the GAMCO Asset Management, Inc. action and/or the Norfolk County Retirement System action, and the private equity sponsor defendants in such actions. The Settlement Agreement provides for the consensual separation of the Debtors and CCOH, including approximately $149.0 million of recovery to CCOH on account of its claim against iHeartCommunications in the Chapter 11 cases, an unsecured revolving line of credit in an aggregate amount not to exceed $200 million from iHeartCommunications (the “iHeart Line of Credit”), the transfer of certain of the Debtors’ intellectual property to CCOH, the waiver by the Debtors of the setoff for the value of the transferred intellectual property, mutual releases, the termination of the cash sweep under the existing Corporate Services Agreement, the termination of any agreements or licenses requiring royalty payments from CCOH to the Debtors for trademarks or other intellectual property, the waiver of any post-petition amounts owed by CCOH relating to such trademarks or other intellectual property, and the execution of a new transition services agreement and other separation documents. The Settlement Agreement was approved by the Bankruptcy Court and the United States District Court for the Southern District of Texas in connection with the confirmation of the iHeartMedia Chapter 11 Cases on January 23, 2019.

China Investigation

Several employees of Clear Media Limited, an indirect, non-wholly-owned subsidiary of the Company whose ordinary shares are listed on the Hong Kong Stock Exchange, are subject to an ongoing police investigation in China for misappropriation of funds. The Company is not aware of any litigation, claim or assessment pending against the Company in relation to this investigation. Based on information known to date, the Company believes any contingent liabilities arising from potential misconduct that has been or may be identified by the investigation in China are not material to the Company’s carve-out financial statements. The effect of the misappropriation of funds is reflected in these financial statements in the appropriate periods.

The Company advised both the United States Securities and Exchange Commission and the United States Department of Justice of the investigation at Clear Media Limited and is cooperating to provide information in

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response to inquiries from the agencies. The Clear Media Limited investigation could implicate the books and records, internal controls and anti-bribery provisions of the U.S. Foreign Corrupt Practices Act, which statute and regulations provide for potential monetary penalties as well as criminal and civil sanctions. It is possible that monetary penalties and other sanctions could be assessed on the Company in connection with this matter. The nature and amount of any monetary penalty or other sanctions cannot reasonably be estimated at this time.

Italy Investigation

During the three months ended June 30, 2018, the Company identified misstatements associated with VAT obligations in its business in Italy, which resulted in an understatement of its VAT obligation. These misstatements resulted in an understatement of other long-term liabilities of $16.9 million as of December 31, 2017. The effect of these misstatements is reflected in the historical financial statements in the appropriate periods. Upon identification of these misstatements, the Company undertook certain procedures, including a forensic investigation, which is ongoing. In addition, the Company voluntarily disclosed the matter and preliminary findings to the Italian tax authorities in order to commence a discussion on the appropriate calculation of the VAT position. The current expectation is that the Company may have to repay to the Italian tax authority a substantial portion of the VAT previously applied as a credit in relation to the transactions under investigation, amounting to approximately $17 million, including estimated possible penalties and interest. The Company made a payment of approximately $8.6 million during the fourth quarter of 2018 and expects to pay the remainder during the first half of 2019. The ultimate amount to be paid may differ from the estimates, and such differences may be material.

NOTE 7 – RELATED PARTY TRANSACTIONS

Due from iHeartCommunications

The Company records net amounts due from or to iHeartCommunications as “Due from/to iHeartCommunications” on the carve-out balance sheets, net of allowance for credit losses. The accounts represent the revolving promissory note issued by the Company to iHeartCommunications and the revolving promissory note issued by iHeartCommunications to the Company in the face amount of $1.0 billion, or if more or less than such amount, the aggregate unpaid principal amount of all advances. The accounts accrue interest pursuant to the terms of the promissory notes and were generally payable on demand or when they were scheduled to mature on May 15, 2019.

Included in the accounts are the net activities resulting from day-to-day cash management services provided by iHeartCommunications. As a part of these services, the Company maintains collection bank accounts swept daily into accounts of iHeartCommunications (after satisfying the Company’s controlled disbursement accounts and the funding requirements of the Trustee Accounts under the CCWH Senior Notes and the CCWH Subordinated Notes). The Company’s claim in relation to cash transferred from its concentration account is on an unsecured basis and is limited to the balance of the “Due from iHeartCommunications” account.

Pursuant to an order entered by the Bankruptcy Court, as of March 14, 2018, the balance of the Due from iHeartCommunications Note was frozen, and following March 14, 2018, intercompany allocations that would have been reflected in adjustments to the balance of the Due from iHeartCommunications Note are instead reflected in an intercompany balance that accrues interest at a rate equal to the interest under the Due from iHeartCommunications Note.

As of December 31, 2018 and December 31, 2017, the asset recorded in “Due from iHeartCommunications” on the carve-out balance sheet was $154.8 million and $212.0 million, respectively. The Company did not expect

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that it would be able to recover all of the amounts owed to it under the Due from iHeartCommunications Note upon the implementation of the iHeartMedia Plan of Reorganization. As a result, the Company recognized a loss of $855.6 million on the Due from iHeartCommunications Note during the fourth quarter of 2017 to reflect the estimated recoverable amount of the note as of December 31, 2017, based on management’s best estimate of the cash settlement amount. In addition, upon the filing of the iHeart Chapter 11 Cases on March 14, 2018, the Company ceased recording interest income on the pre-petition balance due from iHeartCommunications Note, which amounted to $21.3 million for the period from January 1, 2018 to March 14, 2018, as the collectability of the interest was not considered probable. As a result of the $855.6 million allowance on the Due from iHeartCommunications Note recognized during the fourth quarter of 2017 and the $21.3 million reserve recognized in relation to interest incurred during the pre-petition period in the three months ended March 31, 2018, the outstanding principal amount of $1,031.7 million was reduced to $154.8 million as of December 31, 2018 on our carve-out balance sheet. Pursuant to the Settlement Agreement, we agreed that we will recover 14.44%, or approximately $149.0 million, in cash on our allowed claim of $1,031.7 million under the Due from iHeartCommunications Note. See Note 6 “Related Party Transactions—Stockholder Litigation” for more information about the Settlement Agreement.

On November 29, 2017, the “Due from iHeartCommunications” note was amended to extend its maturity from December 15, 2017 to May 15, 2019. The note’s interest rate was also amended and increased from 6.5% to 9.3%. Any balance above $1.0 billion accrued interest capped at a rate of 20.0%, while the balance up to $1.0 billion accrued interest at a rate of 9.3%. As noted above, no interest income was recorded on the pre-petition Due from iHeartCommunications Note during the year ended December 31, 2018. The net interest income recognized in the years ended December 31, 2018, 2017 and 2016 was $0.4 million, $68.9 million, and $50.3 million, respectively.

If CCOH does not realize the expected recovery under the Due from iHeartCommunications Note, or does not otherwise obtain sufficient supplemental liquidity as contemplated by the Disclosure Statement filed by the Debtors in the iHeart Chapter 11 Cases, the Company could experience a liquidity shortfall. In addition, any repayments that CCOH received on the Due from iHeartCommunications Note during the one-year preference period prior to the filing of the iHeart Chapter 11 Cases may potentially be avoidable as a preference and subject to recovery by the iHeartCommunications bankruptcy estate, which could further exacerbate any liquidity shortfall.

Other Related Party Transactions

The Company provides advertising space on its billboards for iHeartMedia, Inc. and for radio stations owned by iHeartMedia, Inc. For the years ended December 31, 2018, 2017 and 2016, the Company recorded $7.2 million, $6.9 million, and $3.5 million, respectively, in revenue for these advertisements. Some of these agreements are leasing transactions as they convey to iHeartMedia, Inc. the right to use the Company’s advertising structures for a stated period of time.

Under the Corporate Services Agreement between iHeartCommunications and the Company, iHeartCommunications provides management services to the Company, which include, among other things: (i) treasury, payroll and other financial related services; (ii) certain executive officer services; (iii) human resources and employee benefits services; (iv) legal and related services; (v) information systems, network and related services; (vi) investment services; (vii) procurement and sourcing support services; and (viii) other general corporate services. These services are charged to the Company based on actual direct costs incurred or allocated by iHeartCommunications based on headcount, revenue or other factors on a pro rata basis. For the years ended December 31, 2018, 2017 and 2016, the Company recorded $68.0 million, $68.7 million, and $36.0 million, respectively, as a component of corporate expenses for these services. The iHeart Chapter 11

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Cases could cause significant uncertainties and disrupt our operations and/or adversely affect our rights under the Corporate Services Agreement and the other intercompany agreements.

In February 2017, the Company and its indirect parent company, iHeartMedia, entered into an agreement related to the potential purchase at fair value of the Clear Channel registered trademarks and domain names. The agreements provide that CCOH will pay a license fee to iHeartMedia, Inc. in 2017 based on revenues of entities using the Clear Channel name, pursuant to the Amended and Restated License Agreement, dated November 10, 2005, by and between iHM Identity, Inc. and Outdoor Management Services, Inc. Included within the management services expense recognized in the years ended December 31, 2018 and 2017 are expenses related to this license of $38.6 million and $36.8 million, respectively. As discussed above, the Amended and Restated License Agreement terminated as of January 1, 2019 per the terms of the CCOH Settlement.

Pursuant to the Tax Matters Agreement between iHeartCommunications and the Company, the operations of the Company are included in a consolidated federal income tax return filed by iHeartMedia. The Company’s provision for income taxes has been computed on the basis that the Company files separate federal income tax returns with its subsidiaries. Tax payments are made to iHeartCommunications on the basis of the Company’s separate taxable income. Tax benefits recognized on the Company’s employee stock option exercises are retained by the Company.

The Company computes its deferred income tax provision using the liability method in accordance with the provisions of ASC 740-10, as if the Company was a separate taxpayer. Deferred tax assets and liabilities are determined based on differences between financial reporting basis and tax basis of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not some portion or all of the asset will not be realized.

Pursuant to the Employee Matters Agreement, the Company’s employees participate in iHeartCommunications’ employee benefit plans, including employee medical insurance and a 401(k) retirement benefit plan. For the years ended December 31, 2018, 2017 and 2016, the Company recorded $9.2 million, $9.5 million and $9.4 million, respectively, as a component of selling, general and administrative expenses for these services.

Stock Purchases

On August 9, 2010, iHeartCommunications announced that its board of directors approved a stock purchase program under which iHeartCommunications or its subsidiaries may purchase up to an aggregate of $100 million of the Company’s Class A common stock and/or the Class A common stock of iHeartMedia. The stock purchase program did not have a fixed expiration date and could be modified, suspended or terminated at any time at iHeartCommunications’ discretion. As of December 31, 2014, an aggregate $34.2 million was available under this program. In January 2015, CC Finco, LLC (“CC Finco”), an indirect wholly-owned subsidiary of iHeartCommunications, purchased an additional 2,000,000 shares of the Company’s Class A common stock for $20.4 million. On April 2, 2015, CC Finco purchased an additional 2,172,946 shares of the Company’s Class A common stock for $22.2 million, increasing iHeartCommunications’ collective holdings to represent approximately 90% of the outstanding shares of the Company’s common stock on a fully-diluted basis, assuming the conversion of all of the Company’s Class B common stock into Class A common stock. As a result of this purchase, the stock purchase program concluded. The purchase of shares in excess of the amount available under the stock purchase program was separately approved by the iHeartCommunications’ board of directors.

Dividends

On February 23, 2017, the Company paid a special cash dividend to our stockholders of $282.5 million, using proceeds from the sales of certain non-strategic U.S. markets and of our business in Australia.

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iHeartCommunications received 89.9%, or approximately $254.0 million, with the remaining 10.1%, or approximately $28.5 million, paid to our public stockholders. The payment of these special dividends reduces the amount of cash available to us for future working capital, capital expenditure, debt service and other funding requirements.

On October 5, 2017, the Company paid a special cash dividend to Class A and Class B stockholders of record at the closing of business on October 2, 2017, in an aggregate amount equal to $25.0 million. On October 31, 2017, the board of directors of the Company paid a special cash dividend to Class A and Class B stockholders of record at the closing of business on October 26, 2017, in an aggregate amount equal to $25.0 million.

On January 24, 2018, the Company paid a special cash dividend to Class A and Class B stockholders of record at the closing of business on January 19, 2018, in an aggregate amount equal to $30.0 million.

NOTE 8 – INCOME TAXES

The operations of the Company are included in a consolidated U.S. federal income tax return filed by iHeartMedia. However, for financial reporting purposes, the Company’s provision for income taxes has been computed on the basis that the Company files separate U.S. federal income tax returns with its subsidiaries.

On December 22, 2017, the U.S. government enacted comprehensive income tax legislation, referred to as The Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act reduced the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018, required companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and created new U.S. taxes on certain foreign earnings. To account for the reduction in the U.S. federal corporate income tax rate, we remeasured our deferred tax assets and liabilities based on the rates at which they were expected to reverse in the future, generally 21%, which resulted in the recording of a provisional deferred tax benefit of $228.0 million during 2017. To determine the impact from the one-time transition tax on accumulated foreign earnings, we analyzed our cumulative foreign earnings and profits in accordance with the rules provided in the Tax Act and determined that no transition tax was due as a result of the net accumulated deficit in our foreign earnings and profits. As of December 31, 2018, we have completed our accounting for all of the enactment-date income tax effects of the Tax Act and determined that no material adjustments were required to our provisional amounts recorded as of December 31, 2017.

Significant components of the provision for income tax benefit (expense) are as follows:

	Years Ended December 31,
(In thousands)	2018	2017	2016
Current - federal	$—	$(87)	$—
Current - foreign	(17,566)	(29,403)	(43,743)
Current - state	(554)	(1,377)	(1,731)

Total current expense	(18,120)	(30,867)	(45,474)
Deferred - federal	(5,673)	306,078	(89,049)
Deferred - foreign	(6,530)	(2,548)	56,048
Deferred - state	(2,192)	7,555	976

Total deferred benefit (expense)	(14,395)	311,085	(32,025)

Income tax benefit (expense)	$(32,515)	$280,218	$(77,499)

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For the year ended December 31, 2018 the Company recorded current tax expense of $18.1 million as compared to $30.9 million for the 2017 year. The current tax expense for 2018 was primarily related to foreign income taxes on operating profits generated in certain jurisdictions during the period.

For the year ended December 31, 2017 the Company recorded current tax expense of $30.9 million as compared to $45.5 million for the 2016 year. The current tax expense for 2017 was primarily related to foreign income taxes on operating profits generated in certain jurisdictions during the period.

Deferred tax expense of $14.4 million was recorded for 2018 compared with a deferred tax benefit of $311.1 million for 2017. The change in deferred taxes is primarily due to the provisional deferred tax benefit of $228.0 million recorded in 2017 related to the reduction of the U.S. federal corporate tax rate to 21% in connection with the enactment of the Tax Act mentioned above.

Deferred tax benefit of $311.1 million was recorded for 2017 compared with a deferred tax expense of $32.0 million for 2016. The change in deferred taxes is primarily due to the provisional deferred tax benefit of $228.0 million recorded in 2017 related to the reduction of the U.S. federal corporate tax rate to 21% in connection with the enactment of the Tax Act mentioned above. The change in foreign deferred taxes was the result of foreign deferred tax benefit recorded in 2016 for the release of valuation allowance against certain net operating loss carryforwards in France.

Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2018 and 2017 are as follows:

(In thousands)	December 31, 2018	December 31, 2017
Deferred tax liabilities:
Intangibles and fixed assets	$486,873	$507,625
Equity in earnings	2,414	2,106
Other	11,574	14,058

Total deferred tax liabilities	500,861	523,789

Deferred tax assets:
Accrued expenses	20,210	16,927
Net operating loss carryforwards	363,875	229,398
Interest expense carryforwards	67,098	—
Bad debt reserves	4,089	3,656
Due from iHeartCommunications	—	202,461
Other	27,256	24,124

Total deferred tax assets	482,528	476,566
Less: Valuation allowance	316,682	274,219

Net deferred tax assets	165,846	202,347

Net deferred tax liabilities	$335,015	$321,442

The deferred tax liabilities associated with intangibles and fixed assets primarily relates to the difference in book and tax basis of acquired billboard permits and tax deductible goodwill created from the Company’s various stock acquisitions. In accordance with ASC 350-10, Intangibles—Goodwill and Other, the Company does not amortize its book basis in permits. As a result, this deferred tax liability will not reverse over time unless the Company recognizes future impairment charges related to its permits and tax deductible goodwill or sells its

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permits. As the Company continues to amortize its tax basis in its permits and tax deductible goodwill, the deferred tax liability will increase over time. The Company’s net foreign deferred tax assets for the period ending December 31, 2018 and 2017 were $48.0 million and $53.6 million, respectively.

At December 31, 2018, the Company had recorded deferred tax assets for net operating loss carryforwards (tax effected) for federal and state income tax purposes of $236.8 million, which expire in various amounts through 2038. In addition, the Company recorded a deferred tax asset of $202.5 million related to the impairment loss on the Due from iHeartCommunications Note for the period ending December 31, 2017 and in 2018 the realization of this deferred tax asset increased the Company’s net operating loss for the period. The Tax Act amended Section 163(j) of the Internal Revenue Code, thereby establishing new rules governing a U.S. taxpayer’s ability to deduct interest expense beginning in 2018. Section 163(j), as amended, generally limits the deduction for business interest expense to thirty percent of adjusted taxable income, and provides that any disallowed interest expense may be carried forward indefinitely. In applying the new rules under Section 163(j), the Company recorded an interest expense limitation and carryforward deferred tax asset for federal and state purposes of $67.1 million as of December 31, 2018. The Company expects to realize the benefits of a portion of its deferred tax assets based upon expected future taxable income from deferred tax liabilities that reverse in the relevant federal and state jurisdictions and carryforward periods. As of December 31, 2018, the Company had recorded a valuation allowance of $199.4 million against a portion of these deferred tax assets which it does not expect to realize. The Company recorded a net decrease of $7.8 million in valuation allowances against its foreign deferred tax assets during the year ended December 31, 2018. At December 31, 2018, the Company had recorded $127.1 million (tax-effected) of deferred tax assets for foreign net operating losses, which are offset in part by an associated valuation allowance of $79.3 million. The remaining deferred tax valuation allowance of $38.0 million offsets other foreign deferred tax assets that are not expected to be realized. Realization of these foreign deferred tax assets is dependent upon the Company’s ability to generate future taxable income in appropriate tax jurisdictions to obtain benefits. Due to the Company’s evaluation of all available evidence, including significant negative evidence of cumulative losses in these jurisdictions, the Company continues to record valuation allowances on the foreign deferred tax assets that are not expected to be realized. The Company expects to realize its remaining gross deferred tax assets based upon its assessment of deferred tax liabilities that will reverse in the same carryforward period and jurisdiction and are of the same character as the net operating loss carryforwards and temporary differences that give rise to the deferred tax assets. Any deferred tax liabilities associated with billboard permits and tax deductible goodwill intangible assets are not relied upon as a source of future taxable income, as these intangible assets have an indefinite life.

At December 31, 2018 and 2017, net deferred tax assets include a deferred tax asset of $8.8 million and $9.6 million, respectively, relating to stock-based compensation expense under ASC 718-10, Compensation—Stock Compensation. Full realization of this deferred tax asset requires stock options to be exercised at a price equaling or exceeding the sum of the grant price plus the fair value of the option at the grant date and restricted stock to vest at a price equaling or exceeding the fair market value at the grant date. Accordingly, there can be no assurance that the stock price of the Company’s Common Stock will rise to levels sufficient to realize the entire deferred tax benefit currently reflected in our balance sheet. See Note 9 for additional discussion of ASC 718-10.

Income (loss) before income taxes:

	Years Ended December 31,
(In thousands)	2018	2017	2016
US	$(158,965)	$(942,297)	$182,258
Foreign	(11,365)	35,869	53,118

Total income (loss) before income taxes	$(170,330)	$(906,428)	$235,376

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The reconciliation of income tax computed at the U.S. federal statutory rates to income tax benefit is:

	Years Ended December 31,
	2018		2017		2016
(In thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Income tax benefit (expense) at statutory rates	$35,769	21.0%	$317,250	35.0%	$(82,382)	35.0%
State income taxes, net of federal tax effect	11,150	6.5%	23,378	2.6%	(4,602)	2.0%
Foreign income taxes	(26,483)	(15.5)%	(19,409)	(2.1)%	(23,555)	9.9%
Nondeductible items	(565)	(0.3)%	(646)	(0.1)%	(687)	0.3%
Changes in valuation allowance and other estimates	(50,927)	(29.9)%	(148,389)	(16.4)%	34,597	(14.7)%
U.S. tax reform	—	—%	228,010	25.2%	—	—%
U.S. rate differential on impairment of related party note	—	—%	(115,755)	(12.8)%	—	—%
Other, net	$(1,459)	(0.9)%	$(4,221)	(0.5)%	$(870)	0.4%

Income tax benefit (expense)	$(32,515)	(19.1)%	$280,218	30.9%	$(77,499)	32.9%

During 2018, the Company recorded tax expense of $32.5 million. The 2018 income tax expense and (19.1)% effective tax rate were impacted primarily by the $50.3 million of deferred tax expense attributed to the valuation allowance recorded against federal and state deferred tax assets generated in the current period due to the uncertainty of the ability to utilize those assets in future periods. In addition, losses in certain foreign jurisdictions were not benefited primarily due to the uncertainty of the ability to utilize those losses in future periods.

During 2017, the Company recorded tax benefit of $280.2 million. The 2017 income tax benefit and 30.9% effective tax rate were impacted primarily by the $228.0 million provisional deferred tax benefits recorded in connection with the reduction in the U.S. federal corporate tax rate to 21% upon enactment of the Tax Act described above. Additionally, subsequent to the enactment of the Tax Act and as further described in Note 7 above, the Company recorded an impairment loss of $855.6 million on the Due from iHeartCommunications Note. In connection with this impairment loss, the Company recorded a deferred tax asset at the newly enacted U.S. federal corporate tax rate. As this deferred tax asset was recorded subsequent to the enactment of the Tax Act, the associated impact to the Company’s 2017 effective tax rate is separately described in the table above “U.S. rate differential on impairment of related party note”. The Company also recorded tax expense of $149.2 million in connection with the valuation allowance recorded against federal and state deferred tax assets generated in the current period due to the uncertainty of the ability to utilize those assets in future periods.

During 2016, the Company recorded tax expense of $77.5 million. The 2016 income tax expense and 32.9% effective tax rate were impacted primarily by the $32.9 million and $43.3 million deferred tax benefits recorded in connection with the release of valuation allowances in the U.S. and France, respectively. These deferred tax benefits were partially offset by $54.7 million in tax expense attributable to the sale of our Australia outdoor business.

The Company provides for any related tax liability on undistributed earnings that the Company does not intend to be indefinitely reinvested outside the United States and that would become taxable upon remittance within our foreign structure. The Company has not provided U.S. federal income taxes for temporary differences with respect to investments in our foreign subsidiaries, which at December 31, 2018 currently result in tax basis amounts greater than the financial reporting basis. If any excess cash held by our foreign subsidiaries were needed to fund operations in the U.S., we could presently repatriate available funds without a requirement to

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accrue or pay U.S. taxes. All tax liabilities owed by the Company are paid either by the Company or on behalf of the Company by iHeartCommunications through an operating account that represents net amounts due to or from iHeartCommunications.

The Company continues to record interest and penalties related to unrecognized tax benefits in current income tax expense. The total amount of interest accrued at December 31, 2018 and 2017, was $3.3 million and $3.3 million, respectively. The total amount of unrecognized tax benefits including accrued interest and penalties at December 31, 2018 and 2017, was $31.6 million and $37.7 million, respectively, of which $18.2 million and $20.0 million is included in “Other long-term liabilities.” In addition, $13.4 million and $17.7 million of unrecognized tax benefits are recorded net with the Company’s deferred tax assets for its net operating losses as opposed to being recorded in “Other long-term liabilities” at December 31, 2018 and 2017, respectively. The total amount of unrecognized tax benefits at December 31, 2018 and 2017 that, if recognized, would impact the effective income tax rate is $14.3 million and $16.1 million, respectively.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(In thousands)	Years Ended December 31,
Unrecognized Tax Benefits	2018	2017
Balance at beginning of period	$34,431	$37,174
Increases for tax position taken in the current year	3,881	4,327
Increases for tax positions taken in previous years	830	2,165
Decreases for tax position taken in previous years	(5,748)	(499)
Decreases due to settlements with tax authorities	—	(225)
Decreases due to lapse of statute of limitations	(5,048)	(8,511)

Balance at end of period	$28,346	$34,431

Pursuant to the Tax Matters Agreement between iHeartCommunications and the Company, the operations of the Company are included in a consolidated U.S. federal income tax return filed by iHeartMedia. In addition, the Company and its subsidiaries file income tax returns in various state and foreign jurisdictions. During 2018 and 2017, the Company reversed $5.2 million and $9.2 million in unrecognized tax benefits, respectively, inclusive of interest, as a result of the expiration of statutes of limitations to assess taxes in certain state and foreign jurisdictions. During 2018, the Company settled certain tax examinations that resulted in the reduction of uncertain tax positions of $6.4 million, inclusive of interest. All federal income tax matters through 2014 are closed. Substantially all material state, local, and foreign income tax matters have been concluded for years through 2011.

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NOTE 9 – COMPANY EQUITY (DEFICIT)

The Company reports its noncontrolling interests in subsidiaries as a component of equity separate from the Company’s equity. The following table shows the changes in stockholders’ equity attributable to the Company and the noncontrolling interests of subsidiaries in which the Company has a majority, but not total, ownership interest:

(In thousands)	The Company	Noncontrolling Interests	Total
Balances as of January 1, 2018	$(2,015,334)	$157,040	$(1,858,294)
Net income (loss)	(218,240)	15,395	(202,845)
Dividends declared	(29,995)	—	(29,995)
Dividends and other payments to noncontrolling interests	—	(4,509)	(4,509)
Share-based compensation	8,041	476	8,517
Foreign currency translation adjustments	(7,294)	(8,040)	(15,334)
Other adjustments to comprehensive loss	(1,498)	—	(1,498)
Reclassifications	2,962	—	2,962
Other, net	(656)	—	(656)

Balances as of December 31, 2018	$(2,262,014)	$160,362	$(2,101,652)

Balance as of January 1, 2017	$(1,091,486)	$144,174	$(947,312)
Net income (loss)	(644,348)	18,138	(626,210)
Dividends declared	(332,498)	—	(332,498)
Dividends and other payments to noncontrolling interests	—	(12,010)	(12,010)
Disposal of noncontrolling interests	—	(2,439)	(2,439)
Share-based compensation	8,659	931	9,590
Foreign currency translation adjustments	34,392	8,949	43,341
Unrealized holding loss on marketable securities	(414)	—	(414)
Other adjustments to comprehensive loss	6,720	—	6,720
Reclassifications	5,441	—	5,441
Other, net	(1,800)	(703)	(2,503)

Balances as of December 31, 2017	$(2,015,334)	$157,040	$(1,858,294)

Share-Based Awards

Stock Options

CCOH has granted options to purchase shares of its Class A common stock to certain employees and directors of CCOH and its affiliates under its equity incentive plan at no less than the fair value of the underlying stock on the date of grant. These options are granted for a term not exceeding ten years and are forfeited, except in certain circumstances, in the event the employee or director terminates his or her employment or relationship with CCOH or one of its affiliates. These options vest solely on continued service over a period of up to five years. The equity incentive plan contains anti-dilutive provisions that permit an adjustment for any change in capitalization.

CCOH accounts for its share-based payments using the fair value recognition provisions of ASC 718-10. The fair value of the options is estimated using a Black-Scholes option-pricing model and amortized straight-line to expense over the vesting period. ASC 718-10 requires the cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified

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as financing cash flows. The excess tax benefit that is required to be classified as a financing cash inflow after application of ASC 718-10 is not material.

The fair value of each option awarded is estimated on the date of grant using a Black-Scholes option-pricing model. Expected volatilities are based on historical volatility of the CCOH’s stock over the expected life of the options. The expected life of options granted represents the period of time that options granted are expected to be outstanding. CCOH uses historical data to estimate option exercise and employee terminations within the valuation model. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. CCOH does not estimate forfeitures at grant date, but rather has elected to account for forfeitures when they occur. The following assumptions were used to calculate the fair value of CCOH’s options on the date of grant:

	Years Ended December 31,
	2018	2017	2016
Expected volatility	44%	42%	42% – 44%
Expected life in years	6.3	6.3	6.3
Risk-free interest rate	2.76%	2.12%	1.12% – 1.41%
Dividend yield	—%	—%	— %

The following table presents a summary of CCOH’s stock options outstanding at and stock option activity during the year ended December 31, 2018:

(In thousands, except per share data)	Options	Price(3)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2018	4,110	$6.10	4.1 years	$2,378
Granted (1)	1	5.10
Exercised (2)	(31)	2.37
Forfeited	(26)	6.56
Expired	(809)	10.73

Outstanding, December 31, 2018	3,245	4.97	3.8 years	$2,938

Exercisable	2,822	5.10	3.4 years	$2,915
Expected to vest	423	4.15	6.6 years	$23

(1)	The weighted average grant date fair value of CCOH’s options granted during the years ended December 31, 2018, 2017 and 2016 was $2.39, $2.04 and $2.82 per share, respectively.
(2)

Cash received from option exercises during the years ended December 31, 2018, 2017 and 2016 was $0.1 million, $0.2 million and $0.6 million, respectively. The total intrinsic value of the options exercised during the years ended December 31, 2018, 2017 and 2016 was $0.1 million, $0.2 million and $0.4 million, respectively.

(3)	Reflects the weighted average exercise price per share.

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A summary of CCOH’s unvested options at and changes during the year ended December 31, 2018 is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2018	718	$4.19
Granted	1	2.39
Vested (1)	(274)	4.28
Forfeited	(22)	3.90

Unvested, December 31, 2018	423	$4.15

(1)	The total fair value of CCOH’s options vested during the years ended December 31, 2018, 2017 and 2016 was $1.2 million, $1.6 million and $2.7 million, respectively.

Restricted Stock Awards

CCOH has also granted both restricted stock and restricted stock unit awards to its employees and affiliates under its equity incentive plan. The restricted stock awards represent shares of Class A common stock that contain a legend which restricts their transferability for a term of up to five years. The restricted stock units represent the right to receive shares upon vesting, which is generally over a period of up to five years. Both restricted stock awards and restricted stock units are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with CCOH prior to the lapse of the restriction.

The following table presents a summary of CCOH’s restricted stock and restricted stock units outstanding at and activity during the year ended December 31, 2018 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2018	3,900	$5.61
Granted	2,054	5.37
Vested (restriction lapsed)	(592)	8.09
Forfeited	(229)	5.64

Outstanding, December 31, 2018	5,133	$5.23

Share-Based Compensation Cost

The share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the vesting period. Share-based compensation payments are recorded in corporate expenses and were $8.5 million, $9.6 million and $10.3 million, during the years ended December 31, 2018, 2017 and 2016, respectively.

The tax benefit related to the share-based compensation expense for the years ended December 31, 2018, 2017 and 2016 was $2.2 million, $3.3 million and $3.9 million, respectively.

As of December 31, 2018, there was $15.5 million of unrecognized compensation cost related to unvested share-based compensation arrangements that will vest based on service conditions. This cost is expected to be recognized over a weighted average period of approximately three years.

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NOTE 10 – EMPLOYEE STOCK AND SAVINGS PLANS

The Company’s U.S. employees are eligible to participate in various 401(k) savings and other plans provided by iHeartCommunications for the purpose of providing retirement benefits for substantially all employees. Under these plans, a Company employee can make pre-tax contributions and the Company will match 50% of the employee’s first 5% of pay contributed to the plan. Employees vest in these Company matching contributions based upon their years of service to the Company. Contributions to these plans of $2.2 million, $2.2 million and $2.3 million for the years ended December 31, 2018, 2017 and 2016, respectively, were recorded as a component of operating expenses.

In addition, employees in the Company’s International markets participate in retirement plans administered by the Company which are not part of the 401(k) savings and other plans sponsored by iHeartCommunications. Contributions to these plans of $11.5 million, $13.1 million and $15.1 million for the years ended December 31, 2018, 2017 and 2016, respectively, were recorded as a component of operating expenses.

Certain highly compensated executives of the Company are eligible to participate in a non-qualified deferred compensation plan sponsored by iHeartCommunications, under which such executives were able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. The Company suspended all salary and bonus deferral and company matching contributions to the deferred compensation plan on January 1, 2010. Matching credits on amounts deferred may be made in the sole discretion of iHeartCommunications and iHeartCommunications retains ownership of all assets until distributed. Participants in the plan have the opportunity to allocate their deferrals and any matching credits among different investment options, the performance of which is used to determine the amounts paid to participants under the plan. There is no liability recorded by the Company under this deferred compensation plan as the liability of this plan is that of iHeartCommunications.

NOTE 11 – OTHER INFORMATION

The following table discloses the components of “Other income (expense)” for the years ended December 31, 2018, 2017 and 2016, respectively:

	Years Ended December 31,
(In thousands)	2018	2017	2016
Foreign exchange gain (loss)	$(33,580)	$29,563	$(69,599)
Other	(1,717)	(808)	(552)

Total other income (expense), net	$(35,297)	$28,755	$(70,151)

For the years ended December 31, 2018, 2017 and 2016 the total increase (decrease) in other comprehensive income (loss) related to the impact of pensions on deferred income tax liabilities were $0.7 million, ($0.3) million and $(1.0) million, respectively.

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The following table discloses the components of “Other current assets” as of December 31, 2018 and 2017, respectively:

	As of December 31,
(In thousands)	2018	2017
Inventory	$18,061	$21,940
Deposits	1,035	1,720
Other receivables	5,088	4,906
Restricted cash	4,221	26,096
Other	2,896	4,052

Total other current assets	$31,301	$58,714

During 2017, CCOH established a separate bi-lateral letter of credit facility to issue additional letters of credit to be supported by cash collateral posted by the Company. As of December 31, 2017, the amount of letters of credit issued under this facility totaled $24.7 million and was backed by cash collateral of $25.4 million, which is classified as Restricted cash. On June 1, 2018, a subsidiary of the Company’s Outdoor advertising subsidiary, CCO, refinanced CCOH’s senior revolving credit facility and replaced it with a receivables-based credit facility and the letters of credit that previously were supported by cash collateral were transferred to the receivables-based credit facility.

The following table discloses the components of “Other assets” as of December 31, 2018 and 2017, respectively:

	As of December 31,
(In thousands)	2018	2017
Investments	$9,889	$10,042
Deposits	23,515	23,096
Prepaid expenses	53,833	60,294
Restricted cash	16,192	18,095
Other	29,075	13,007

Total other assets	$132,504	$124,534

The following table discloses the components of “Other long-term liabilities” as of December 31, 2018 and 2017, respectively:

	As of December 31,
(In thousands)	2018	2017
Unrecognized tax benefits	$18,186	$20,044
Asset retirement obligation	43,981	44,779
Deferred income	19,133	23,394
Deferred rent	109,385	105,324
Employee related liabilities	48,432	52,212
Other	21,033	38,216

Total other long-term liabilities	$260,150	$283,969

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The following table discloses the components of “Accumulated other comprehensive loss,” net of tax, as of December 31, 2018 and 2017, respectively:

	As of December 31,
(In thousands)	2018	2017
Cumulative currency translation adjustments and other	$(344,489)	$(341,267)
Cumulative unrealized gain on securities	—	1,173

Total accumulated other comprehensive loss	$(344,489)	$(340,094)

NOTE 12 – QUARTERLY RESULTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,
(In thousands)	2018	2017	2018	2017	2018	2017	2018	2017
Revenue	$598,398	$544,280	$711,980	$671,588	$663,739	$644,430	$747,588	$728,404
Operating expenses:
Direct operating expenses	361,289	329,212	372,936	352,017	361,681	357,946	374,762	370,592
Selling, general and administrative expenses	127,408	115,941	125,289	126,117	128,797	128,539	141,424	128,616
Corporate expenses	35,435	34,540	37,928	35,340	37,729	35,333	40,998	38,465
Depreciation and amortization	84,060	77,494	82,767	78,290	77,405	81,096	74,720	89,111
Impairment charges	—	—	—	—	7,772	1,591	—	2,568
Other operating income (expense), net	(54)	32,611	929	7,829	825	(11,783)	798	(2,266)

Operating income (loss)	(9,848)	19,704	93,989	87,653	51,180	28,142	116,482	96,786
Interest expense	97,264	92,633	96,987	94,702	97,158	95,467	96,724	96,899
Interest income (expense) on Due from (to) iHeartCommunications	—	14,807	210	15,383	363	17,087	(180)	21,594
Loss on Due from iHeartCommunications	—	—	—	—	—	—	—	(855,648)
Equity in earnings (loss) of nonconsolidated affiliates	188	(472)	(6)	271	202	(628)	520	(161)
Other income (expense), net	19,453	3,867	(35,396)	8,773	(6,087)	9,164	(13,267)	6,951

Income (loss) before income taxes	(87,471)	(54,727)	(38,190)	17,378	(51,500)	(41,702)	6,831	(827,377)
Income tax benefit (expense)	(45,367)	21,837	(4,753)	(18,390)	(6,896)	(16,347)	24,501	293,118

Net income (loss)	(132,838)	(32,890)	(42,943)	(1,012)	(58,396)	(58,049)	31,332	(534,259)
Less amount attributable to noncontrolling interest	(4,416)	(2,086)	7,440	6,473	6,692	6,159	5,679	7,592

Net income (loss) attributable to the majority owners of the Outdoor Business of CCH	$(128,422)	$(30,804)	$(50,383)	$(7,485)	$(65,088)	$(64,208)	$25,653	$(541,851)

NOTE 13 – SEGMENT DATA

The Company has two reportable segments, which it believes best reflect how the Company is currently managed – Americas and International. The Americas segment consists of operations primarily in the United States and the International segment primarily includes operations in Europe, Asia and Latin America. The Americas and International display inventory consists primarily of billboards, street furniture displays and transit displays. Corporate includes infrastructure and support including information technology, human resources,

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legal, finance and administrative functions of each of the Company’s reportable segments, as well as overall executive, administrative and support functions. Share-based payments are recorded in corporate expenses.

The following table presents the Company’s reportable segment results for the years ended December 31, 2018, 2017 and 2016:

(In thousands)	Americas Outdoor Advertising	International Outdoor Advertising	Corporate and other reconciling items	Total
Year Ended December 31, 2018
Revenue	$1,189,348	$1,532,357	$—	$2,721,705
Direct operating expenses	524,659	946,009	—	1,470,668
Selling, general and administrative expenses	199,688	323,230	—	522,918
Corporate expenses	—	—	152,090	152,090
Depreciation and amortization	166,806	148,199	3,947	318,952
Impairment charges	—	—	7,772	7,772
Other operating income, net	—	—	2,498	2,498

Operating income (loss)	$298,195	$114,919	$(161,311)	$251,803

Segment assets	$2,782,662	$1,568,346	$171,020	$4,522,028
Capital expenditures	$76,867	$129,962	$4,250	$211,079
Share-based compensation expense	$—	$—	$8,517	$8,517
Year Ended December 31, 2017
Revenue	$1,161,059	$1,427,643	$—	$2,588,702
Direct operating expenses	527,536	882,231	—	1,409,767
Selling, general and administrative expenses	197,390	301,823	—	499,213
Corporate expenses	—	—	143,678	143,678
Depreciation and amortization	179,119	141,812	5,060	325,991
Impairment charges	—	—	4,159	4,159
Other operating income, net	—	—	26,391	26,391

Operating income (loss)	$257,014	$101,777	$(126,506)	$232,285

Segment assets	$2,850,303	$1,568,388	$252,091	$4,670,782
Capital expenditures	$70,936	$150,036	$3,266	$224,238
Share-based compensation expense	$—	$—	$9,590	$9,590
Year Ended December 31, 2016
Revenue	$1,187,180	$1,492,642	$—	$2,679,822
Direct operating expenses	528,769	889,550	—	1,418,319
Selling, general and administrative expenses	203,427	311,994	—	515,421
Corporate expenses	—	—	117,436	117,436
Depreciation and amortization	175,438	162,974	5,712	344,124
Impairment charges	—	—	7,274	7,274
Other operating expense, net	—	—	354,688	354,688

Operating income	$279,546	$128,124	$224,266	$631,936

Segment assets	$3,046,369	$1,460,884	$1,201,117	$5,708,370
Capital expenditures	$78,289	$146,900	$4,583	$229,772
Share-based compensation expense	—	—	$10,291	$10,291

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Revenue of $1.5 billion, $1.4 billion and $1.5 billion derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2018, 2017 and 2016, respectively. Revenue of $0.3 billion, $0.3 billion and $0.3 billion derived from France and revenue of $0.3 billion, $0.3 billion and $0.2 billion derived from China are included in the data above for the years ended December 31, 2018, 2017 and 2016, respectively. Revenue of $1.2 billion, $1.1 billion and $1.1 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2018, 2017 and 2016.

Identifiable long-lived assets of $0.6 billion, $0.6 billion and $0.5 billion derived from the Company’s foreign operations are included in the Segment assets data above for the years ended December 31, 2018, 2017 and 2016, respectively. Identifiable long-lived assets of $0.2 billion, $0.3 billion and $0.2 billion derived from China are included in the Segment assets data above for the years ended December 31, 2018, 2017 and 2016, respectively. Identifiable long-lived assets of $0.7 billion, $0.8 billion and $0.9 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2018, 2017 and 2016, respectively.

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NOTE 14 – GUARANTOR SUBSIDIARIES

The Company and certain of the Company’s direct and indirect wholly-owned domestic subsidiaries (the “Guarantor Subsidiaries”) fully and unconditionally guarantee on a joint and several basis certain of the outstanding indebtedness of CCWH. The following consolidating schedules present financial information on a combined basis in conformity with the SEC’s Regulation S-X Rule 3-10(d):

(In thousands)	December 31, 2018
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total
Cash and cash equivalents	$1,560	$—	$18,464	$162,432	$—	$182,456
Accounts receivable, net of allowance	—	—	226,230	480,079	—	706,309
Intercompany receivables	—	773,844	2,807,601	66,551	(3,647,996)	—
Prepaid expenses	329	1,211	52,052	42,142	—	95,734
Other current assets	—	—	2,857	28,444	—	31,301

Total Current Assets	1,889	775,055	3,107,204	779,648	(3,647,996)	1,015,800
Structures, net	—	—	594,456	458,560	—	1,053,016
Other property, plant and equipment, net	—	—	127,449	108,473	—	235,922
Indefinite-lived intangibles	—	—	971,163	—	—	971,163
Other intangibles, net	—	—	235,326	17,536	—	252,862
Goodwill	—	—	507,820	198,183	—	706,003
Due from iHeartCommunications	154,758	—	—	—	—	154,758
Intercompany notes receivable	182,026	5,116,629	4,895	16,272	(5,319,822)	—
Other assets	252,239	44,792	1,291,278	80,466	(1,536,271)	132,504

Total Assets	$590,912	$5,936,476	$6,839,591	$1,659,138	$(10,504,089)	$4,522,028

Accounts payable	$—	$—	$30,206	$83,508	$—	$113,714
Intercompany payable	2,807,601	—	840,395	—	(3,647,996)	—
Accrued expenses	33,632	1,599	68,484	427,108	—	530,823
Deferred income	—	—	45,914	39,138	—	85,052
Current portion of long-term debt	—	—	227	—	—	227

Total Current Liabilities	2,841,233	1,599	985,226	549,754	(3,647,996)	729,816
Long-term debt	—	4,902,447	3,654	371,007	—	5,277,108
Intercompany notes payable	—	16,273	5,039,418	264,131	(5,319,822)	—
Due to iHeartCommunications, post iHeart Chapter 11 Cases	21,591	—	—	—	—	21,591
Deferred tax liability	(46,739)	853	428,319	(47,418)	—	335,015
Other long-term liabilities	542	—	139,647	119,961	—	260,150
Total Company equity (deficit)	(2,225,715)	1,015,304	243,327	401,703	(1,536,271)	(2,101,652)

Total Liabilities and Company Equity (Deficit)	$590,912	$5,936,476	$6,839,591	$1,659,138	$(10,504,089)	$4,522,028

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(In thousands)	December 31, 2017
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total
Cash and cash equivalents	$2,212	$—	$22,841	$119,066	$—	$144,119
Accounts receivable, net of allowance	—	—	192,493	466,970	—	659,463
Intercompany receivables	—	785,075	2,924,888	88,053	(3,798,016)	—
Prepaid expenses	291	3,433	50,028	58,124	—	111,876
Other current assets	25,441	—	2,552	30,721	—	58,714

Total Current Assets	27,944	788,508	3,192,802	762,934	(3,798,016)	974,172
Structures, net	—	—	675,443	505,439	—	1,180,882
Other property, plant and equipment, net	—	—	119,856	94,291	—	214,147
Indefinite-lived intangibles	—	—	977,152	—	—	977,152
Other intangibles, net	—	—	248,674	25,188	—	273,862
Goodwill	—	—	507,820	206,223	—	714,043
Due from iHeartCommunications	211,990	—	—	—	—	211,990
Intercompany notes receivable	182,026	5,087,742	12,437	16,273	(5,298,478)	—
Other assets	431,671	94,543	1,343,032	70,897	(1,815,609)	124,534

Total Assets	$853,631	$5,970,793	$7,077,216	$1,681,245	$(10,912,103)	$4,670,782

Accounts payable	$—	$—	$7,592	$80,368	$—	$87,960
Intercompany payable	2,924,888	—	873,128	—	(3,798,016)	—
Accrued expenses	1,167	(1,315)	91,325	418,624	—	509,801
Deferred income	—	—	25,278	33,900	—	59,178
Current portion of long-term debt	—	—	115	458	—	573

Total Current Liabilities	2,926,055	(1,315)	997,438	533,350	(3,798,016)	657,512
Long-term debt	—	4,895,104	1,820	369,229	—	5,266,153
Intercompany notes payable	—	16,273	5,046,119	236,086	(5,298,478)	—
Deferred tax liability	(93,111)	853	466,827	(53,127)	—	321,442
Other long-term liabilities	1,157	—	140,272	142,540	—	283,969
Total Company equity (deficit)	(1,980,470)	1,059,878	424,740	453,167	(1,815,609)	(1,858,294)

Total Liabilities and Company Equity (Deficit)	$853,631	$5,970,793	$7,077,216	$1,681,245	$(10,912,103)	$4,670,782

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(In thousands)	Year Ended December 31, 2018
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Revenue	$—	$—	$1,180,636	$1,541,069	$—	$2,721,705
Operating expenses:
Direct operating expenses	—	—	518,646	952,022	—	1,470,668
Selling, general and administrative expenses	—	—	198,721	324,197	—	522,918
Corporate expenses	5,041	—	105,550	41,499	—	152,090
Depreciation and amortization	—	—	169,712	149,240	—	318,952
Impairment charges	—	—	7,772	—	—	7,772
Other operating income (expense), net	(383)	—	(1,086)	3,967	—	2,498

Operating income (loss)	(5,424)	—	179,149	78,078	—	251,803
Interest (income) expense, net	(26)	352,425	1,353	34,381	—	388,133
Interest income on Due from iHeartCommunications	393	—	—	—	—	393
Intercompany interest income	15,860	361,519	22,111	—	(399,490)	—
Intercompany interest expense	393	953	377,379	20,765	(399,490)	—
Equity in earnings (loss) of nonconsolidated affiliates	(177,018)	(51,825)	(42,804)	(313)	272,864	904
Other loss, net	—	—	(3,231)	(32,066)	—	(35,297)

Loss before income taxes	(166,556)	(43,684)	(223,507)	(9,447)	272,864	(170,330)
Income tax benefit (expense)	(51,684)	(2,964)	46,489	(24,356)	—	(32,515)

Net loss	(218,240)	(46,648)	(177,018)	(33,803)	272,864	(202,845)
Less amount attributable to noncontrolling interest	—	—	—	15,395	—	15,395

Net loss attributable to the majority owners of the Outdoor Business of CCH	$(218,240)	$(46,648)	$(177,018)	$(49,198)	$272,864	$(218,240)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	(1,353)	(13,981)	—	(15,334)
Other adjustments to comprehensive income (loss)	—	—	—	(1,498)	—	(1,498)
Reclassification adjustments	—	—	—	2,962	—	2,962
Equity in subsidiary comprehensive income	(5,830)	639	(4,477)	—	9,668	—

Comprehensive loss	(224,070)	(46,009)	(182,848)	(61,715)	282,532	(232,110)
Less amount attributable to noncontrolling interest	—	—	—	(8,040)	—	(8,040)

Comprehensive loss attributable to the majority owners of the Outdoor Business of CCH	$(224,070)	$(46,009)	$(182,848)	$(53,675)	$282,532	$(224,070)

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

(In thousands)	Year Ended December 31, 2017
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Revenue	$—	$—	$1,137,003	$1,451,699	$—	$2,588,702
Operating expenses:
Direct operating expenses	—	—	510,271	899,496	—	1,409,767
Selling, general and administrative expenses	—	—	192,452	306,761	—	499,213
Corporate expenses	14,660	—	93,232	35,786	—	143,678
Depreciation and amortization	—	—	181,906	144,085	—	325,991
Impairment charges	—	—	—	4,159	—	4,159
Other operating income (expense), net	(406)	—	34,943	(8,146)	—	26,391

Operating income (loss)	(15,066)	—	194,085	53,266	—	232,285
Interest (income) expense, net	(414)	353,082	(205)	27,238	—	379,701
Interest income on Due from iHeartCommunications	68,871	—	—	—	—	68,871
Intercompany interest income	16,349	339,925	69,424	184	(425,882)	—
Intercompany interest expense	68,871	406	356,458	147	(425,882)	—
Loss on Due from iHeartCommunications	(855,648)	—	—	—	—	(855,648)
Equity in earnings (loss) of nonconsolidated affiliates	114,363	117	(22,754)	(1,981)	(90,735)	(990)
Other income, net	3,167	—	11,232	14,356	—	28,755

Income (loss) before income taxes	(736,421)	(13,446)	(104,266)	38,440	(90,735)	(906,428)
Income tax benefit (expense)	92,073	2,405	218,629	(32,889)	—	280,218

Net income (loss)	(644,348)	(11,041)	114,363	5,551	(90,735)	(626,210)
Less amount attributable to noncontrolling interest	—	—	—	18,138	—	18,138

Net income (loss) attributable to the majority owners of the Outdoor Business of CCH	$(644,348)	$(11,041)	$114,363	$(12,587)	$(90,735)	$(644,348)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	235	43,106	—	43,341
Other adjustments to comprehensive loss	—	—	—	6,306	—	6,306
Reclassification adjustments	—	—	—	5,441	—	5,441
Equity in subsidiary comprehensive income	46,139	36,442	45,904	—	(128,485)	—

Comprehensive income (loss)	(598,209)	25,401	160,502	42,266	(219,220)	(589,260)
Less amount attributable to noncontrolling interest	—	—	—	8,949	—	8,949

Comprehensive income (loss) attributable to the majority owners of the Outdoor Business of CCH	$(598,209)	$25,401	$160,502	$33,317	$(219,220)	$(598,209)

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

(In thousands)	Year Ended December 31, 2016
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Revenue	$—	$—	$1,144,445	$1,535,377	$—	$2,679,822
Operating expenses:
Direct operating expenses	—	—	497,634	920,685	—	1,418,319
Selling, general and administrative expenses	—	—	196,006	319,415	—	515,421
Corporate expenses	13,157	—	61,926	42,353	—	117,436
Depreciation and amortization	—	—	177,918	166,206	—	344,124
Impairment charges	—	—	—	7,274	—	7,274
Other operating income (expense), net	(427)	—	291,717	63,398	—	354,688

Operating income (loss)	(13,584)	—	502,678	142,842	—	631,936
Interest expense, net	(1,195)	353,447	721	22,056	—	375,029
Interest income on Due from iHeartCommunications	50,309	—	—	—	—	50,309
Intercompany interest income	16,142	341,472	52,103	—	(409,717)	—
Intercompany interest expense	50,309	15	357,614	1,779	(409,717)	—
Equity in earnings (loss) of nonconsolidated affiliates	130,558	38,440	(25,902)	(2,837)	(141,948)	(1,689)
Other income (expense), net	3,429	—	(6,626)	(66,954)	—	(70,151)

Income before income taxes	137,740	26,450	163,918	49,216	(141,948)	235,376
Income tax benefit (expense)	(2,670)	(55,574)	(33,360)	14,105	—	(77,499)

Net income (loss)	135,070	(29,124)	130,558	63,321	(141,948)	157,877
Less amount attributable to noncontrolling interest	—	—	—	22,807	—	22,807

Net income (loss) attributable to the majority owners of the Outdoor Business of CCH	$135,070	$(29,124)	$130,558	$40,514	$(141,948)	$135,070

Other comprehensive income, net of tax:
Foreign currency translation adjustments	—	—	(8,000)	31,357	—	23,357
Other adjustments to comprehensive loss	—	—	—	(12,390)	—	(12,390)
Reclassification adjustments	—	—	—	46,730	—	46,730
Equity in subsidiary comprehensive income	65,735	67,318	73,735	—	(206,788)	—

Comprehensive income	200,805	38,194	196,293	106,211	(348,736)	192,767
Less amount attributable to noncontrolling interest	—	—	—	(8,038)	—	(8,038)

Comprehensive income attributable to the majority owners of the Outdoor Business of CCH	$200,805	$38,194	$196,293	$114,249	$(348,736)	$200,805

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

(In thousands)	Year Ended December 31, 2018
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities:
Net loss	$(218,240)	$(46,648)	$(177,018)	$(33,803)	$272,864	$(202,845)
Reconciling items:
Impairment charges	—	—	7,772	—	—	7,772
Depreciation and amortization	—	—	169,712	149,240	—	318,952
Deferred taxes	46,372	—	(38,508)	6,531	—	14,395
Provision for doubtful accounts	—	—	4,384	3,003	—	7,387
Amortization of deferred financing charges and note discounts, net	—	8,952	—	1,778	—	10,730
Share-based compensation	—	—	5,383	3,134	—	8,517
(Gain) loss on disposal of operating assets, net	—	—	935	(4,299)	—	(3,364)
Equity in (earnings) loss of nonconsolidated affiliates	177,018	51,825	42,804	313	(272,864)	(904)
Foreign exchange transaction loss	—	—	37	33,543	—	33,580
Other reconciling items, net	—	—	(232)	(1,324)	—	(1,556)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	—	—	(38,120)	(36,478)	—	(74,598)
(Increase) decrease in prepaids and other current assets	(38)	2,222	(8,373)	8,266	—	2,077
Increase (decrease) in accrued expenses	32,589	1,910	(23,008)	13,903	—	25,394
Increase in accounts payable	—	—	22,613	6,634	—	29,247
Increase in accrued interest	—	1,004	42	339	—	1,385
Increase in deferred income	—	—	34,069	7,278	—	41,347
Changes in other operating assets and liabilities	(1,981)	—	(10,415)	(17,845)	—	(30,241)

Net cash provided by (used for) operating activities	$35,720	$19,265	$(7,923)	$140,213	$—	$187,275

Cash flows from investing activities:
Purchases of property, plant and equipment	—	—	(80,718)	(130,361)	—	(211,079)
Proceeds from disposal of assets	—	—	6,295	3,475	—	9,770
Purchases of other operating assets	—	—	(1,782)	(51)	—	(1,833)
Increase in intercompany notes receivable, net	—	(28,887)	—	—	28,887	—
Dividends from subsidiaries	—	—	1,111	—	(1,111)	—
Change in other, net	—	—	(3)	(447)	—	(450)

Net cash used for investing activities	$—	$(28,887)	$(75,097)	$(127,384)	$27,776	$(203,592)

Cash flows from financing activities:
Payments on long-term debt	—	—	(188)	(444)	—	(632)
Net transfers to iHeartCommunications	78,823	—	—	—	—	78,823
Dividends and other payments to noncontrolling interests	—	—	—	(4,505)	—	(4,505)
Dividends paid	(30,678)	—	—	(1,111)	1,111	(30,678)
Increase in intercompany notes payable, net	—	—	—	28,887	(28,887)	—
Intercompany funding	(109,246)	11,232	78,831	19,183	—	—
Change in other, net	(712)	(1,610)	—	—	—	(2,322)

Net cash provided by (used for) financing activities	(61,813)	9,622	78,643	42,010	(27,776)	40,686

Effect of exchange rate changes on cash	—	—	—	(9,810)	—	(9,810)

Net increase (decrease) in cash, cash equivalents and restricted cash	(26,093)	—	(4,377)	45,029	—	14,559
Cash, cash equivalents and restricted cash at beginning of year	27,653	—	22,841	137,816	—	188,310

Cash, cash equivalents and restricted cash at end of year	$1,560	$—	$18,464	$182,845	$—	$202,869

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

(In thousands)	Year Ended December 31, 2017
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities:
Net income (loss)	$(644,348)	$(11,041)	$114,363	$5,551	$(90,735)	$(626,210)
Reconciling items:
Impairment charges	—	—	—	4,159	—	4,159
Depreciation and amortization	—	—	181,906	144,085	—	325,991
Deferred taxes	(93,882)	(514)	(218,955)	2,266	—	(311,085)
Provision for doubtful accounts	—	—	10,083	(3,343)	—	6,740
Amortization of deferred financing charges and note discounts, net	—	8,786	—	1,741	—	10,527
Share-based compensation	—	—	6,432	3,158	—	9,590
(Gain) loss on sale of operating and fixed assets	—	—	(35,020)	5,673	—	(29,347)
Loss on Due from iHeartCommunications	855,648	—	—	—	—	855,648
Equity in (earnings) loss of nonconsolidated affiliates	(114,363)	(117)	22,754	1,981	90,735	990
Foreign exchange transaction gain	—	—	(27)	(29,536)	—	(29,563)
Other reconciling items, net	—	—	(3,423)	(242)	—	(3,665)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	—	—	(9,104)	(30,686)	—	(39,790)
Decrease in prepaids and other current assets	1,072	—	2,410	6,126		9,608
Increase (decrease) in accrued expenses	(436)	(59,968)	56,926	(3,838)	—	(7,316)
Increase (decrease) in accounts payable	—	—	(7,305)	3,179	—	(4,126)
Increase (decrease) in accrued interest	—	—	(77)	508	—	431
Decrease in deferred income	—	—	(8,401)	(4,872)	—	(13,273)
Changes in other operating assets and liabilities	—	—	(3,067)	3,876	—	809

Net cash provided by (used for) operating activities	$3,691	$(62,854)	$109,495	$109,786	$—	$160,118

Cash flows from investing activities:
Purchases of property, plant and equipment	—	—	(73,641)	(150,597)	—	(224,238)
Proceeds from disposal of assets	—	—	55,747	16,302	—	72,049
Purchases of other operating assets	—	—	(757)	(80)	—	(837)
(Increase) decrease in intercompany notes receivable, net	—	149,612	11	(11,284)	(138,339)	—
Dividends from subsidiaries	—	—	10,710	—	(10,710)	—
Change in other, net	—	—	(5)	(1,491)	—	(1,496)

Net cash provided by (used for) investing activities	$—	$149,612	$(7,935)	$(147,150)	$(149,049)	$(154,522)

Cash flows from financing activities:
Payments on credit facilities	—	—	—	(909)	—	(909)
Proceeds from long-term debt	—	—	—	156,000	—	156,000
Payments on long-term debt	—	—	(100)	(648)	—	(748)
Net transfers to iHeartCommunications	(181,939)	—	—	—	—	(181,939)
Dividends and other payments to noncontrolling interests	—	—	—	(12,010)	—	(12,010)
Dividends paid	(332,824)	—	—	(10,710)	10,710	(332,824)
Increase (decrease) in intercompany notes payable, net	—	11,273	—	(149,612)	138,339	—
Intercompany funding	239,908	(98,031)	(140,160)	(1,717)	—	—
Change in other, net	(1,468)	—	(1)	(5,614)	—	(7,083)

Net cash used for financing activities	(276,323)	(86,758)	(140,261)	(25,220)	149,049	(379,513)

Effect of exchange rate changes on cash	—	—	—	9,536	—	9,536

Net decrease in cash, cash equivalents and restricted cash	(272,632)	—	(38,701)	(53,048)	—	(364,381)
Cash, cash equivalents and restricted cash at beginning of year	300,285	—	61,542	190,864	—	552,691

Cash, cash equivalents and restricted cash at end of year	$27,653	$—	$22,841	$137,816	$—	$188,310

OUTDOOR BUSINESS OF CLEAR CHANNEL HOLDINGS, INC.

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

(In thousands)	Year Ended December 31, 2016
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities:
Net income (loss)	$135,070	$(29,124)	$130,558	$63,321	$(141,948)	$157,877
Reconciling items:
Impairment charges	—	—	—	7,274	—	7,274
Depreciation and amortization	—	—	177,918	166,206	—	344,124
Deferred taxes	—	—	88,083	(56,058)	—	32,025
Provision for doubtful accounts	—	—	5,565	5,094	—	10,659
Amortization of deferred financing charges and note discounts, net	—	8,741	—	1,831	—	10,572
Share-based compensation	—	—	5,658	4,633	—	10,291
Gain on sale of operating and fixed assets	—	—	(293,802)	(69,683)	—	(363,485)
Equity in (earnings) loss of nonconsolidated affiliates	(130,558)	(38,440)	25,902	2,837	141,948	1,689
Foreign exchange transaction loss	—	—	22,874	46,725	—	69,599
Other reconciling items, net	—	—	1,506	(2,172)	—	(666)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in accounts receivable	—	—	13,660	16,648	—	30,308
(Increase) decrease in prepaids and other current assets	60	—	5,662	(21,661)	—	(15,939)
Increase (decrease) in accrued expenses	(227)	59,359	(70,834)	37,220	—	25,518
Increase (decrease) in accounts payable	—	—	2,764	(6,561)	—	(3,797)
Increase (decrease) in accrued interest	—	—	(571)	765	—	194
Decrease in deferred income	—	—	(5,265)	(12,854)	—	(18,119)
Changes in other operating assets and liabilities	—	—	9,846	540	—	10,386

Net cash provided by operating activities	4,345	536	119,524	184,105	—	308,510

Cash flows from investing activities:
Purchases of property, plant and equipment	—	—	(77,034)	(152,738)	—	(229,772)
Proceeds from disposal of assets	—	—	358,906	449,288	—	808,194
Purchases of other operating assets	—	—	(1,689)	(555)	—	(2,244)
Decrease in intercompany notes receivable, net	—	220,038	—	—	(220,038)	—
Dividends from subsidiaries	—	—	235,467	—	(235,467)	—
Change in other, net	—	(79)	—	(2,098)	79	(2,098)

Net cash provided by investing activities	—	219,959	515,650	293,897	(455,426)	574,080

Cash flows from financing activities:
Payments on credit facilities	—	—	—	(2,100)	—	(2,100)
Proceeds from long-term debt	—	—	801	6,055	—	6,856
Payments on long-term debt	—	—	(79)	(2,255)	—	(2,334)
Net transfer from iHeartCommunications	45,099	—	—	—	—	45,099
Dividends and other payments to noncontrolling interests	—	—	—	(16,917)	—	(16,917)
Dividends paid	(755,538)	—	(913)	(234,554)	235,467	(755,538)
Increase (decrease) in intercompany notes payable, net	—	5,000	(3,604)	(221,434)	220,038	—
Intercompany funding	789,044	(225,495)	(588,292)	24,743	—	—
Change in other, net	(1,366)	—	—	(120)	(79)	(1,565)

Net cash provided by (used by) financing activities	77,239	(220,495)	(592,087)	(446,582)	455,426	(726,499)

Effect of exchange rate changes on cash	—	—	—	(5,330)	—	(5,330)

Net increase in cash, cash equivalents and restricted cash	81,584	—	43,087	26,090	—	150,761
Cash, cash equivalents and restricted cash at beginning of year	218,701	—	18,455	164,774	—	401,930

Cash, cash equivalents and restricted cash at end of year	$300,285	$—	$61,542	$190,864	$—	$552,691

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and between

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

AND

CLEAR CHANNEL HOLDINGS, INC.

Dated as of March 27, 2019

Page
Section 8.11	Severability	A-22
Section 8.12	Waiver of Jury Trial	A-22
Section 8.13	No Recourse	A-22

Exhibits

Exhibit A-1	Form of WSGR Legal Opinion
Exhibit A-2	Form of K&E Legal Opinion
Exhibit B	Form of CCOH Tax Representation Letter
Exhibit C	Form of CCH Tax Representation Letter
Exhibit D	Form of Amended Certificate of Incorporation of New CCOH
Exhibit E	Form of Amended and Restated Bylaws of New CCOH

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of March 27, 2019 (this “Agreement”), by and between Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCOH”), and Clear Channel Holdings, Inc., a Delaware corporation (“CCH”).

R E C I T A L S

WHEREAS, CCH is a wholly-owned Subsidiary (as defined herein) of iHeartCommunications, Inc. (f/k/a Clear Channel Communications, Inc.), a Texas corporation (“IHC”), and prior to November 16, 2005, CCOH was also a wholly-owned Subsidiary of IHC;

WHEREAS, IHC and CCOH entered into that certain Master Agreement, dated as of November 16, 2005 (as the same has been amended from time to time prior to the date hereof in accordance with its terms), which provided for the partial separation of CCOH from IHC, after which CCOH became a publicly traded company majority owned by IHC;

WHEREAS, on March 14, 2018, iHeartMedia, Inc., a Delaware corporation (“IHM”), and certain of its Subsidiaries, including CCH but not including CCOH (collectively, the Debtors”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) under Case No. 18-31274 (the “Chapter 11 Cases”);

WHEREAS, in connection with the Chapter 11 Cases, on January 22, 2019, the Bankruptcy Court confirmed the Debtors’ modified fifth amended plan of reorganization (the “Plan of Reorganization”), which contemplates, among other things, that IHC will transfer its CCOH common stock to certain IHM creditors upon the effectiveness of the Plan of Reorganization, after which CCOH will be an independent publicly traded company in which IHC no longer holds any equity interest;

WHEREAS, in connection with the Separation (as defined herein), IHM, IHC, CCH and CCOH have entered into that certain Settlement and Separation Agreement, dated as of the date hereof (the “Separation Agreement”), pursuant to which, among other things, CCOH and CCH have agreed to enter into this Agreement to effect a business combination transaction on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the parties intend that CCOH will, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), merge with and into CCH, with CCH continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of CCH has (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of CCH and its stockholders, (ii) adopted, approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend the approval of this Agreement by the stockholders of CCH;

WHEREAS, on January 23, 2018, the Board of Directors of CCOH (the “CCOH Board”) established a special committee of CCOH independent directors (the “CCOH Special Committee”);

WHEREAS, the CCOH Special Committee has recommended to the CCOH Board, and the CCOH Board has, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of CCOH and all of its stockholders, including its public stockholders, (ii) adopted, approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend the approval of this Agreement by the stockholders of CCOH;

WHEREAS, CCH and CCOH desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe various conditions to the Merger; and

WHEREAS, it is the intention of the parties that, for federal income Tax purposes, (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and, as to CCH, as a complete liquidation of CCOH to which Section 332 of the Code applies, and (ii) this Agreement constitutes and will be adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) and a “plan of liquidation” within the meaning of Section 332 of the Code.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. For the purpose of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other interests, by contract, or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Approvals” means the Governmental Approvals and any other notices, reports or other filings to be made, or any other consents, registrations, approvals, permits or authorizations to be obtained from, any other Third Party, in each case in connection with the Transactions.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Book-Entry Share” shall have the meaning set forth in Section 3.01(b).

“Broader Media” shall have the meaning set forth in Section 5.07(a).

“Broader Media Distribution” shall have the meaning set forth in Section 5.07(a).

“Business Day” means any day, other than a Saturday or Sunday or a day on which banks are required or authorized by Law to close in New York City, New York.

“capital stock” or “shares of capital stock” means (i) with respect to a corporation, as determined under the Laws of the jurisdiction of organization of such entity, capital stock or such shares of capital stock; (ii) with respect to a partnership, limited liability company, or similar entity, as determined under the Laws of the jurisdiction of organization of such entity, units, interests, or other partnership or limited liability company interests; or (iii) any other equity ownership or participation.

“CC Finco” shall have the meaning set forth in Section 5.07(b).

“CC Finco Distribution” shall have the meaning set forth in Section 5.07(b).

“CCH” shall have the meaning set forth in the Preamble.

“CCH Stockholder Approval” means the affirmative vote or a written consent of the holders of shares of CCH common stock entitled to vote on the adoption of this Agreement and is the only vote of holders of securities of CCH which is required to adopt this Agreement, to approve the Merger and to consummate the Transactions.

“CCH Tax Representation Letter” shall have the meaning set forth in Section 5.01.

“CCOH” shall have the meaning set forth in the Preamble.

“CCOH Board” shall have the meaning set forth in the Recitals.

“CCOH Class A Common Stock” means each share of Class A common stock of CCOH, par value $0.01 per share.

“CCOH Class B Common Stock” means each share of Class B common stock of CCOH, par value $0.01 per share.

“CCOH Common Stock” means the CCOH Class A Common Stock and the CCOH Class B Common Stock.

“CCOH Equity Incentive Plans” means the (i) Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan and (ii) Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan, in each case, as amended or amended and restated through the Effective Date.

“CCOH Restricted Stock Award” shall have the meaning set forth in Section 3.03(c).

“CCOH Restricted Stock Unit” means each right or award of any kind, contingent or accrued, vested or unvested, to acquire or receive a share of CCOH Class A Common Stock or benefits measured by the value of such a Share pursuant to any existing CCOH Equity Incentive Plan.

“CCOH Stockholder Approval” means the affirmative vote or a written consent of the holders of shares of CCOH Common Stock representing the majority of the voting power of the CCOH Common Stock entitled to vote on the adoption of this Agreement and is the only vote of holders of securities of CCOH which is required to adopt this Agreement, to approve the Merger and to consummate the Transactions.

“CCOH Stock Option” means any Option granted pursuant to any CCOH Equity Incentive Plan.

“CCOH Tax Representation Letter” shall have the meaning set forth in Section 5.01.

“Certificate” shall have the meaning set forth in Section 3.01(b).

“Certificate of Merger” shall have the meaning set forth in Section 2.03.

“Closing” shall have the meaning set forth in Section 2.02.

“Closing Date” shall have the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confirmation Order” shall have the meaning set forth in Section 6.01(e).

“Debtors” shall have the meaning set forth in the Recitals.

“DGCL” shall have the meaning set forth in the Recitals.

“Effective Date” shall mean the effective date of the Plan of Reorganization as set forth therein.

“Effective Time” shall have the meaning set forth in Section 2.03.

“Excluded Shares” shall have the meaning set forth in Section 3.01(a).

“Form S-4” shall have the meaning set forth in Section 5.03(a).

“Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” means any multinational, foreign, federal, state, local or other governmental statutory or administrative authority, regulatory body or commission or any court, tribunal or judicial or arbitral authority which has any jurisdiction or control over either party.

“IHC” shall have the meaning set forth in the Recitals.

“IHM” shall have the meaning set forth in the Recitals.

“Information Statement Waiting Period” means the twenty calendar days following the date on which the Form S-4 is sent or made available to the stockholders of CCOH pursuant to Section 5.03.

“K&E” shall have the meaning set forth in Section 5.01.

“K&E Legal Opinion” shall have the meaning set forth in Section 5.01.

“Law” means any federal, state, provincial, local or foreign law (statutory, common or otherwise), constitution, convention, code, ordinance, rule, regulation, treaty (including any income tax treaty), Order, license, permit, authorization, Approval, consent or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Legal Opinion” shall have the meaning set forth in Section 5.01.

“Letter of Transmittal” shall have the meaning set forth in Section 3.02(a).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 3.01(b).

“New CCOH Common Stock shall have the meaning set forth in Section 3.01(b).

“New CCOH Restricted Stock Unit” means each right or award of any kind, contingent or accrued, vested or unvested, to acquire or receive a share of New CCOH Common Stock or benefits measured by the value of such a share of New CCOH Common Stock pursuant to any existing CCOH Equity Incentive Plan.

“New CCOH Stock Option” means any Option to purchase shares of New CCOH Common Stock.

“New CCOH Restricted Stock Award” shall have the meaning set forth in Section 3.03(c).

“Non-Recourse Parties” shall have the meaning set forth in Section 8.13.

“Options” means any subscriptions, subscriptions rights, options, warrants, rights (including stock appreciation rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Plan of Reorganization” shall have the meaning set forth in the Recitals.

“Radio Separation” means the separation of the Radio Business (as defined in the Separation Agreement) pursuant to and in accordance with the Separation Agreement.

“Replacement Opinion” shall have the meaning set forth in Section 5.01.

“Replacement Opinion Provider” shall have the meaning set forth in Section 5.01.

“Representatives” means, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys or other representatives.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of March 16, 2018, by and among IHM, the Debtors and the other parties signatory thereto, as amended through the date hereof, and as may be amended from time to time following the date hereof in accordance with its terms.

“Restructuring Transactions Memorandum” means the memorandum attached to the Separation Agreement setting forth the restructuring steps to be taken prior to the Closing Date and the sequence thereof.

“SEC” means the United States Securities and Exchange Commission.

“Separation” shall have the meaning set forth in the Separation Agreement.

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any other legal entity of which such Person either directly or indirectly: (a) beneficially owns more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests or (iii) the capital or profit interests; or (b) otherwise has the power to vote sufficient securities to elect a majority of the board of directors or similar governing body.

“Surviving Corporation” shall have the meaning set forth in Section 2.01.

“Taxes” shall have the meaning set forth in the Separation Agreement.

“Third Party” means Person who is not CCH, CCOH or any of their Subsidiaries or Affiliates.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Merger.

“Transaction Litigation” shall have the meaning set forth in Section 5.08.

“Transfer Agent” means Computershare.

“WSGR” shall have the meaning set forth in Section 5.01.

“WSGR Legal Opinion” shall have the meaning set forth in Section 5.01.

ARTICLE II

THE MERGER

Section 2.01    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, CCOH shall be merged with and into CCH. At the Effective Time, the separate corporate existence of CCOH shall cease, and CCH shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the Laws of the State of Delaware and shall succeed to and assume all of the rights and obligations of CCOH in accordance with the DGCL.

Section 2.02    Closing. Unless this Agreement is validly terminated pursuant to Section 7.01, the closing of the Merger (the “Closing”) shall occur as soon as practicable on the Effective Date after the satisfaction or waiver (if permitted hereunder) of all of the conditions set forth in Article VI other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of such conditions at the Closing), at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (or remotely via the electronic exchange of executed documents), unless another date or place is mutually agreed upon in writing by the parties. The date upon which the Closing occurs hereunder is referred to herein as the “Closing Date.”

Section 2.03    Effective Time of the Merger. Subject to the provisions of this Agreement, on the Closing Date, the parties shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 2.04    Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 2.05    Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit D hereto (which shall, among other things, change the name of the Surviving Corporation to “Clear Channel Outdoor Holdings, Inc.”) and the by-laws of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit E hereto.

Section 2.06    Directors and Officers of the Surviving Corporation. The directors and officers set forth on Schedule 5.06(a), shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or their earlier death, resignation or removal.

ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 3.01    Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of CCH, CCOH or the holders of any shares of CCOH Common Stock or any capital stock of CCOH:

(a)    Cancellation of Certain CCOH Common Stock. All CCOH Common Stock that is owned by CCH or any direct or indirect wholly-owned subsidiary of CCH as of immediately prior to the Effective Time (each such share of CCOH Common Stock being an “Excluded Share” and collectively, the “Excluded Shares”) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b)    Conversion of CCOH Common Stock. At the Effective Time, each share of CCOH Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) shall be cancelled and converted into the right to receive, subject to Section 3.02(a), one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation (the “New CCOH Common Stock”) (the “Merger Consideration”). From and after the Effective Time, subject to Section 3.02(a), all of such shares of CCOH Common Stock (other than Excluded Shares) shall no longer be outstanding and shall automatically be converted into an equal number of shares of New CCOH Common Stock, and each certificate (a “Certificate”) representing any shares of CCOH Common Stock (other than Excluded Shares) and each non-certificated share of CCOH Common Stock represented by book-entry (a “Book-Entry Share”) (other than Excluded Shares) shall thereafter only represent the right to receive the Merger Consideration upon the surrender of such Certificate or receipt of an “agent’s message” in accordance with Section 3.02. Immediately following the Effective Time, each holder of CCOH Common Stock as of immediately prior to the Effective Time (other than Excluded Shares) shall have the right to receive the same number of shares of New CCOH Common Stock represented by book-entry as the number of shares of CCOH Common Stock such holder owned immediately prior to the Effective Time.

(c)    Conversion of CCH Common Stock. The shares of CCH issued and outstanding immediately prior to the Effective Time shall be converted into and become in the aggregate a number of validly issued, fully paid and non-assessable shares of New CCOH Common Stock, equal to the number of Excluded Shares outstanding immediately prior to the Merger.

(d)    No Appraisal Rights. No dissenters’ rights or appraisal rights shall be available to the stockholders of CCOH or CCH in accordance with the DGCL.

Section 3.02    Payment for Securities; Surrender of Certificates.

(a)    Procedures for Surrender.

(i)    Certificates. Promptly after the Effective Time, the Surviving Corporation shall cause the Transfer Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a Certificate whose shares of CCOH Common Stock were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal in customary form reasonably acceptable to CCH and CCOH (the “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Transfer Agent, and shall otherwise be in such form and have such other provisions as CCH and CCOH may reasonably specify; and (B) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of this Article III. Upon surrender of Certificates for cancellation to the Transfer Agent, and upon delivery of a Letter of Transmittal, duly executed and in proper form with respect to such Certificates, and such other documents as may reasonably be required by the Transfer Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration in book-entry form into which such shares of CCOH Common Stock have been converted pursuant to Section 3.01(a).

(ii)    Book-Entry Shares. Any holder of Book-Entry Shares whose shares of CCOH Common Stock were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement shall not be required to deliver a Certificate or an executed Letter of Transmittal to the Transfer Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Agreement. In lieu thereof, each such holder shall, upon receipt by the Transfer Agent of an “agent’s message” (or such other evidence, if any, of surrender as the Transfer Agent may reasonably request) be entitled to receive in exchange therefor the Merger Consideration pursuant to Section 3.01. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(iii)    Transfer of Shares. In the event of a transfer of ownership of CCOH Common Stock that is not registered in the transfer records of CCOH, the Merger Consideration may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting the Merger Consideration pays any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered or shall establish to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid.

(b)    No Further Ownership Rights in CCOH Common Stock; Closing of Transfer Books. As of the Effective Time, the stock transfer books of CCOH shall be closed, and there shall be no further registration of transfers on the stock transfer books of CCOH of the shares of CCOH Common Stock that were outstanding immediately prior to the Effective Time, other than registrations of transfers to reflect, with customary settlement procedures, trades effected prior to the Effective Time. The Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to such CCOH Common Stock. From and after the Effective Time, the holders of CCOH Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such CCOH Common Stock except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, or the Transfer Agent for any reason, they shall be canceled and, subject to the procedures set forth in Section 3.02(a), exchanged as provided in this Article III, except as otherwise required by law.

(c)    No Liability. Notwithstanding anything to the contrary in Section 3.02(d), none of the parties hereto nor the Surviving Corporation nor the Transfer Agent or any of their respective directors, officers, employees and agents shall be liable to any holder of a share of CCOH Common Stock for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate (or affidavits of loss in lieu thereof as provided in Section 3.02(d)) shall not have been surrendered prior to the date on which the Merger Consideration represented by such Certificate would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(d)    Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Transfer Agent shall issue, or pay or cause to be paid, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

Section 3.03    Treatment of CCOH Equity Incentive Plans. CCH and CCOH shall each adopt resolutions and take all necessary actions (x) such that CCH shall adopt the CCOH Equity Incentive Plans and all CCOH Equity Awards as of the Effective Time and (y) to effectuate the following:

(a)    Effect on CCOH Stock Options. Subject to any written agreement between the relevant holder and CCH and/or CCOH, at the Effective Time, each CCOH Stock Option (or portion thereof) that is outstanding and unexercised as of immediately prior to the Effective Time, shall be converted into and shall become a New CCOH Stock Option (or an equal portion thereof); provided, however, that such conversion shall, in each case, comply with the requirements of Section 424 of the Code and Section 409A of the Code. Each New CCOH Stock Option shall continue to have, and shall be subject to, the same terms and conditions as applied to the CCOH Stock Option immediately prior to the Effective Time (but taking into account any changes thereto provided for in the CCOH Equity Incentive Plans, in any award agreement or in such CCOH Stock Option by reason of this Agreement or the Merger). Promptly following the Effective Time, but in no event more than ten Business Days after the Closing Date, the Surviving Corporation shall issue to each holder of an outstanding CCOH Stock Option that is converted into a New CCOH Stock Option hereunder a document evidencing the foregoing assumption of such CCOH Stock Option by the Surviving Corporation.

(b)    Effect on CCOH Restricted Stock Units. Subject to any written agreement between the relevant holder and CCH and/or CCOH, as of the Effective Time, each CCOH Restricted Stock Unit (or portion thereof) that is outstanding as of immediately prior to the Effective Time (but excluding, for the avoidance of doubt, any CCOH Restricted Stock Unit or portion thereof that becomes vested as a result of the consummation of the Merger and is settled in CCOH Common Stock that, in turn, converts into the right to receive the Merger Consideration pursuant to Section 3.01) shall be assumed by the Surviving Corporation and shall be converted into a New CCOH Restricted Stock Unit in accordance with this Section 3.03. Each such New CCOH Restricted Stock Unit shall continue to have, and shall be subject to, the same terms and conditions as applied to the CCOH Restricted Stock Unit immediately prior to the Effective Time (but taking into account any changes thereto provided for in the CCOH Equity Incentive Plans, in any award agreement or in such CCOH Restricted Stock Unit by reason of this Agreement or the Merger). As of the Effective Time, each such New CCOH Restricted Stock Unit as so assumed and converted shall represent the right to receive a corresponding number of shares of New CCOH Common Stock. Promptly following the Effective Time, but in no event more than ten Business Days after the Closing Date, the Surviving Corporation shall issue to each holder of a CCOH Restricted Stock Unit that is converted into a New CCOH Restricted Stock Unit a document evidencing the foregoing assumption of such CCOH Restricted Stock Unit by the Surviving Corporation.

(c)    Effect on CCOH Restricted Stock Awards. Subject to any written agreement between the relevant holder and CCH and/or the CCOH, as of the Effective Time, each restricted share of CCOH Class A Common Stock granted under the applicable CCOH Equity Incentive Plan (a “CCOH Restricted Stock Award”), shall be converted into the right to receive a corresponding number of restricted shares of New CCOH Common Stock (a “New CCOH Restricted Stock Award”). Each unvested converted CCOH Restricted Stock Award so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the CCOH Restricted Stock Award immediately prior to the Effective Time (but taking into account any changes thereto provided for in the applicable CCOH Equity Incentive Plan, in any award agreement or in such CCOH Stock Option by reason of this Agreement or the Merger). Promptly following the Effective Time, but in no event more than ten Business Days after the Closing Date, the Surviving Corporation shall issue to each holder of a CCOH Restricted Stock Award that is converted into a New CCOH Restricted Stock Award a document evidencing the foregoing assumption of such CCOH Restricted Stock Award by the Surviving Corporation.

(d)    Form S-8. As soon as practicable after the Effective Time (but in no event later than ten Business Days following the Effective Time), the Surviving Corporation shall cause to be filed with the SEC a registration statement on Form S-8 (or any successor form), if available for use by the Surviving Corporation, relating to the shares of New CCOH Common Stock issuable with respect to such New CCOH Stock Options and New CCOH Restricted Stock Units eligible for registration on Form S-8.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01    Mutual Representations and Warranties. Each of CCOH and CCH hereby make the following representations and warranties to the other, on its own behalf and on behalf of its respective Subsidiaries, as of the date hereof and as of the Closing:

(a)    such Person has all requisite power and authority to execute and deliver this Agreement to which it is or will be a party as of the Closing and to consummate the Transactions;

(b)    the execution and delivery by such Person of this Agreement and the consummation of the Transactions have been duly authorized by all necessary and proper action on its part;

(c)    this Agreement has been duly and validly executed and delivered by it and (assuming that due execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of such

Person, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity;

(d)    the execution and delivery by such party of this Agreement and the consummation by such party of the Transactions do not and will not, as of the Closing conflict with any provision of its articles or certificate of incorporation, bylaws, certificate of formation, operating agreement or other organizational documents, as applicable;

(e)    each Person, directly or through its Subsidiaries, operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations Section 1.368-1(d);

(f)    neither Person is aware of the existence of any fact, or has taken or agreed to take any action, that would prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or a “complete liquidation” to which Section 332 of the Code applies;

(g)    CCOH is not aware of any reason that it could not provide the CCOH Tax Representation Letter as the basis for a legal opinion that the Merger qualifies as a reorganization under Section 368(a)(1)(A) of the Code; and

(h)    CCH is not aware of any reason that it could not provide the CCH Tax Representation Letter as the basis for a legal opinion that the Merger qualifies as a reorganization under Section 368(a)(1)(A) of the Code.

Section 4.02    No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Agreement, neither CCOH, CCH nor any of their respective Representatives makes or has made any representation or warranty of any kind whatsoever, express or implied, to (and each of CCH, CCOH and each of their respective Subsidiaries disclaims reliance on all representations and warranties of any kind, whatsoever, express or implied, or made by) CCH, CCOH, and of their respective Subsidiaries or any other Person with respect to any of the Transactions or matters contemplated hereby (including with respect to the respective business, assets, liabilities, condition or prospects (financial or otherwise) of, or any other matter involving, either business, or the sufficiency of the assets owned by CCH or CCOH, or the title to any such assets, or that any requirements of applicable Law are complied with, with respect to the Separation). No Person has been authorized by either CCH or CCOH or their respective Affiliates or Representatives to make any representation or warranty relating to the other party with respect to any of the Transactions or matters contemplated hereby (including with respect to the respective business, assets, liabilities, condition or prospects (financial or otherwise) of, or any other matter involving, either business, or the sufficiency of the assets, or the title to any assets, or that any requirements of applicable Law are complied with, with respect to the Separation), and if made, such representation or warranty must not be relied upon by such Person or any of its Affiliates or Representatives as having been authorized by such party or any of its or their respective Affiliates or Representatives (or any other Person). EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REPRESENTATIONS AND WARRANTIES MADE BY EITHER PARTY IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE TO ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED, AND EACH PARTY SHALL TAKE ALL OF THE BUSINESS, ASSETS AND OTHER LIABILITIES TRANSFERRED TO OR ASSUMED BY IT PURSUANT TO THIS AGREEMENT ON AN “AS IS, WHERE IS” BASIS AND ALL OTHER IMPLIED REPRESENTATIONS AND WARRANTIES, ON MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE OR OF FREEDOM FROM ENCUMBRANCE ARE HEREBY EXPRESSLY DISCLAIMED, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO EITHER PARTY OR THEIR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL INFORMATION, SUPPLEMENTAL DATA OR FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS). EACH PARTY SHALL RELY

SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION OF THE OTHER PARTY’S BUSINESS AND ASSETS AS WELL AS THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. NEITHER PARTY NOR ANY OF ITS REPRESENTATIVES HAS MADE (AND NEITHER PARTY NOR THEIR REPRESENTATIVES HAVE RELIED UPON) ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION PROVIDED OR MADE AVAILABLE TO SUCH PARTY PRIOR TO THE EXECUTION OF THIS AGREEMENT.

ARTICLE V

COVENANTS

Section 5.01    Legal Opinions. CCOH agrees to use reasonable best efforts to obtain a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C. in the form attached hereto as Exhibit A-1 (“WSGR” and the “WSGR Legal Opinion”) and CCH agrees to use reasonable best efforts to obtain a legal opinion from Kirkland & Ellis LLP in the form attached hereto as Exhibit A-2 (“K&E” and the “K&E Legal Opinion”; each of the WSGR Legal Opinion and K&E Legal Opinion, a “Legal Opinion”), each dated as of the Closing Date to the effect that as of the Closing Date and based on the various assumptions, qualifications and limitations contained therein (including applicable Tax Law in effect as of the Closing Date), the Merger shall be treated as a reorganization within the meaning of Section 368(a) of the Code. On the Closing Date, CCOH shall deliver to WSGR and K&E (or to the applicable Replacement Opinion Provider) an officer’s certificate in the form attached hereto as Exhibit B, dated as of the Closing Date and signed by an officer of CCOH (the “CCOH Tax Representation Letter”). On the Closing Date, CCH shall deliver to WSGR and K&E (or to the applicable Replacement Opinion Provider) an officer’s certificate in the form attached hereto as Exhibit C, dated as of the Closing Date, and signed by an officer of CCH (the “CCH Tax Representation Letter”). CCOH and CCH shall direct WSGR and K&E, respectively, to rely on certain assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the Merger strictly in accordance with this Agreement and the Form S-4, in rendering their respective opinions. The Legal Opinions shall also rely upon the CCOH Tax Representation Letter, the CCH Tax Representation Letter, and the representations and warranties made under Article IV and will assume that these representations and warranties are true, correct and complete, and that CCOH and CCH, as the case may be, shall comply with the covenants set forth in this Agreement. CCOH and CCH shall cooperate with one another to facilitate the issuance of the Legal Opinions referred to in this Section 5.01. In the event that K&E is unwilling or unable to provide the K&E Legal Opinion, or WSGR is unwilling or unable to provide the WSGR Legal Opinion, then CCOH (if the K&E Legal Opinion is not being provided) shall have the right to require CCH to use reasonable best efforts to obtain, or CCH (if the WSGR Legal Opinion is not being provided), shall have the right to require CCOH to use reasonable best efforts to obtain, from a nationally recognized “Big 4” accounting firm or law firm that is reasonably acceptable to each of CCH and CCOH (a “Replacement Opinion Provider”), an opinion addressing the matters that would have been addressed by the K&E Legal Opinion or WSGR Legal Opinion, as applicable (a “Replacement Opinion”), and the delivery of such Replacement Opinion shall satisfy any condition in this Agreement that would otherwise have been satisfied by such K&E Legal Opinion or WSGR Legal Opinion, as applicable; provided, that any such Replacement Opinion shall be subject to the same requirements as the opinion it is replacing, and CCH and CCOH, as applicable, shall fully cooperate in providing the applicable accounting firm or law firm with the same information and materials, including the CCOH Tax Representation Letter or CCH Tax Representation Letter, as applicable, that would have been provided to K&E or WSGR.

Section 5.02    Tax Matters. CCOH and CCH shall not, and shall cause their respective Subsidiaries not to, take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or, with respect to CCH, as a complete liquidation to which Section 332 of the Code applies.

Section 5.03    Preparation of the S-4.

(a)    The information statement/prospectus on Form S-4 (the “Form S-4”) relating to the Merger, when it becomes effective, will include all information required to be disclosed by CCOH on Schedule-14C and a notice of action taken by written consent by the stockholders of CCOH pursuant to the requirements of Section 228 of the DGCL, which notice must also be mailed in accordance with the DGCL. Each of CCOH and CCH shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act, and (C) keep the Form S-4 effective for so long as necessary to complete the Merger. Each of CCOH and CCH shall furnish all information concerning itself, its Affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4. The Form S-4 shall include as exhibits legal opinions that are substantively consistent with the Legal Opinions (which legal opinions shall rely on representation letters substantially similar to the CCOH Tax Representation Letter and CCH Tax Representation Letter), the information that included the basis for rendering such opinion, and all other information reasonably requested by each party to be included therein. Each of CCOH and CCH shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all material correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 received from the SEC and advise the other party of any oral comments with respect to the Form S-4 received from the SEC. CCOH and CCH shall use their reasonable best efforts to respond as promptly as practicable to any comment from the SEC with respect to the Form S-4. Prior to filing any amendment or supplement to the Form S-4 or responding to any comments of the SEC with respect thereto, each of CCOH and CCH shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response) and consider in good faith any comments provided by CCOH or CCH or any of their respective Representatives with respect thereto. CCH shall advise CCOH, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the New CCOH Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, and CCH shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. CCH shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” laws and the rules and regulations thereunder in connection with the issuance of the New CCOH Common Stock in the Merger, and CCOH shall furnish all information concerning CCOH, its Subsidiaries and the holders of the CCOH Common Stock as may be reasonably requested in connection with any such actions.

(b)    If, at any time prior to the date of effectiveness under the Securities Act (with respect to the Form S-4), CCOH or CCH discovers that any information relating to CCOH or CCH or any of their respective Affiliates, officers or directors, should be set forth in an amendment or supplement to the Form S-4 so that such document would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable notify the other party and an appropriate amendment or supplement describing such information shall be filed with the SEC as promptly as practicable after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable law, disseminated to the holders of CCOH Common Stock.

(c)    On or prior to the Closing Date, CCH will file or cause to be filed a registration statement on Form 8-A (or an amendment to CCOH’s registration statement on Form 8-A) for the registration of the New CCOH Common Stock under the Exchange Act.

Section 5.04    Section 16 Matters. Prior to the Effective Time, the CCOH Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of CCOH who is a covered Person of CCOH for purposes of Section 16 of the Exchange Act (“Section 16”) of CCOH Common Stock or other equity interest in CCOH (including derivative securities) pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section  16.

Section 5.05    Stock Exchange Listing; Delisting.

(a)    On or prior to the Closing Date, CCH shall use its commercially reasonable efforts to cause the shares of New CCOH Common Stock to be issued in the Merger and the shares of New CCOH Common Stock to be distributed to creditors of IHM to be approved for listing on the NYSE or other nationally recognized exchange, subject to official notice of issuance.

(b)    Prior to the Closing, upon CCH’s request, CCOH shall take all reasonable actions to cause the delisting of CCOH Common Stock from the NYSE and the termination of CCOH’s registration under the Exchange Act as soon as practicable following the Effective Time.

Section 5.06    Directors and Officers.

(a)    At Closing, CCH shall cause the CCH Board to take all actions necessary so that the individuals set forth on Schedule 5.06(a) shall be the directors and officers of CCH as of the Effective Time and shall serve until their successors have been duly elected or appointed and qualified, or their earlier death, resignation or removal.

(b)    At or prior to the Closing, CCOH shall cause each individual on Schedule 5.06(b) to deliver a resignation from the CCOH Board, which resignation shall be effective immediately prior to the Effective Time.

Section 5.07    Broader Media and CC Finco Distributions.

(a)    Prior to the Closing, CCH shall cause Broader Media, LLC, a Delaware limited liability company and wholly-owned Subsidiary of CCH (“Broader Media”), to distribute all of the shares of CCOH Common Stock held by Broader Media to CCH, and CCH shall accept such CCOH Common Stock (such distribution, the “Broader Media Distribution”). Upon the consummation of the Broader Media Distribution, such CCOH Common Stock shall constitute Excluded Shares for purposes of this Agreement.

(b)    Prior to the Closing, CCH shall cause CC Finco, LLC, a Delaware limited liability company and wholly-owned Subsidiary of CCH (“CC Finco”), to distribute all of the shares of CCOH Common Stock held by CC Finco to CCH, and CCH shall accept such CCOH Common Stock (such distribution, the “CC Finco Distribution”). Upon the consummation of the CC Finco Distribution, such shares of CCOH Common Stock shall constitute Excluded Shares for purposes of this Agreement.

(c)    No later than the close of business on the day immediately preceding the Closing Date, CCH shall, and, as applicable, shall cause Broader Media to, convert all of the shares of CCOH Class B Common Stock into CCOH Class A Common Stock, in each case, in accordance with the terms and procedures set forth in the Amended and Restated Certificate of Incorporation of CCOH, dated as of November 9, 2005.

Section 5.08    Stockholder Litigation. In the event that any stockholder litigation related to this Agreement, the Transactions or any of the transactions contemplated by the Restructuring Transactions Memorandum or the Separation Agreement is brought, or to CCOH’s knowledge, threatened in writing, against CCOH and/or the members of the CCOH Board prior to the Effective Time (a “Transaction Litigation”), CCOH shall promptly notify CCH of any such Transaction Litigation and shall keep CCH reasonably informed with respect to the status thereof. CCH shall have the right, at its sole discretion, to participate in the defense or settlement of any Transaction Litigation, and, in any event, CCOH shall not settle, compromise, come to an arrangement regarding or agree to settle, compromise or come to an arrangement regarding any Transaction Litigation, without CCH’s prior written consent.

Section 5.09    Efforts. Subject to the terms and conditions set forth herein and to applicable legal requirements, each of CCH and CCOH shall cooperate and use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other parties in doing, all things, necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the satisfaction of the respective conditions set forth in Article VI. Further, neither CCH nor CCOH shall take, or cause to be taken, any action or do, or cause to be done, anything that would reasonably be expected to materially impede or delay the Transactions, including the satisfaction of the respective conditions set forth in Article VI.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01    Conditions to Each Party’s Obligation to Effect the Merger. The obligations of each of CCH and CCOH to effect the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, written waiver by each of CCOH and CCH on or prior to the Effective Time) of the following conditions:

(a)    Stockholder Approval. The CCH Stockholder Approval and the CCOH Stockholder Approval shall have been obtained.

(b)    No Injunctions or Restraints. No Order issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the Transactions, declare unlawful the Transactions or cause such Transactions to be rescinded shall be in effect.

(c)    Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC.

(d)    Information Statement Waiting Period. The Information Statement Waiting Period shall have expired.

(e)    Confirmation of Plan of Reorganization. The Bankruptcy Court shall have entered an Order (which may be an Order approving the Plan of Reorganization) approving this Agreement (the “Confirmation Order”).

(f)    Emergence Conditions. All conditions precedent to the effectiveness of the Plan of Reorganization as set forth therein shall have been satisfied prior to or contemporaneously with the Closing.

(g)    Separation Steps. All steps contemplated to be taken prior to the consummation of the Merger pursuant to the Restructuring Transactions Memorandum, including the Radio Separation, Broader Media Distribution and the CC Finco Distribution, shall have occurred in accordance with the Restructuring Transactions Memorandum.

(h)    CCOH Class B Common Stock Conversion. CCH shall have, and shall have caused Broader Media to have, converted all of their shares of CCOH Class B Common Stock into CCOH Class A Common Stock.

Section 6.02    Conditions to Obligations of CCOH. The obligation of CCOH to effect the Merger is further subject to satisfaction or waiver at or prior to the Effective Time by CCOH of the following additional conditions:

(a)    Legal Opinion. CCOH shall have received the WSGR Legal Opinion or a Replacement Opinion, as applicable.

(b)    Bring Down of Representations and Warranties. The representations and warranties made by CCH in Article IV shall be true and correct both as of the date hereof and as of the Closing Date, in each case in all material respects.

(c)    Performance of Covenants. CCH shall have performed and complied with, in all material respects, all covenants required by this Agreement to be performed prior to the Closing.

Section 6.03    Conditions to Obligations of CCH. The obligation of CCH to effect the Merger is subject to satisfaction or waiver on or prior to the Effective Time by CCH of the following additional conditions:

(a)    Legal Opinion. CCH shall have received the K&E Legal Opinion or a Replacement Opinion, as applicable.

(b)    Bring Down of Representations and Warranties. The representations and warranties made by CCOH in Article IV shall be true and correct both as of the date hereof and as of the Closing Date, in each case in all material respects.

(c)    Performance of Covenants. CCOH shall have performed and complied with, in all material respects, all covenants required by this Agreement to be performed prior to the Closing.

(d)    Listing. The shares of New CCOH Common Stock issuable as Merger Consideration pursuant to this Agreement shall have been approved for listing on the NYSE, or other nationally recognized exchange, subject to official notice of issuance.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01    Termination. This Agreement may only be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)    by mutual written agreement of CCH and CCOH;

(b)    by either CCH or CCOH if the Separation has not been consummated prior to June 30, 2019; and

(c)    by either CCH or CCOH if (1) IHM files (x) a plan of reorganization, a disclosure statement or a proposed Confirmation Order in the Chapter 11 Cases that does not contemplate the Separation, or (y) any motion, pleading, or other document with the Bankruptcy Court in the Chapter 11 Cases that is otherwise materially inconsistent with the applicable Restructuring Support Agreement or the Plan of Reorganization in effect as of the date hereof, or (2) the Confirmation Order (x) does not contemplate the Separation or (y) is not otherwise materially consistent with the Plan of Reorganization in effect as of the date hereof.

Section 7.02    Effect of Termination. In the event that this Agreement is terminated, this Agreement shall become null and void and no party, nor any party’s directors, officers or employees, shall have any further obligation or liability of any kind to any Person by reason of this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01    Non-survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that this Section 8.01 shall not limit any covenant or agreement of the parties in this Agreement or in any instrument delivered pursuant to this Agreement to the extent that such covenant or agreement contemplates performance after the Effective Time.

Section 8.02 Notices. All notices, requests, claims, demands or other communications under this Agreement, shall be in writing and shall be deemed to have been given or made (i) when personally delivered, (ii) the next Business Day if sent by overnight courier service marked for overnight delivery, (iii) upon transmission if sent by email prior to 5:00 p.m. New York City time on a Business Day (or as of 9:00 a.m. New York City time the following Business Day if sent after 5:00 p.m. New York City time or on a day that is not a Business Day) if either receipt is acknowledged (such acknowledgement not to be unreasonably withheld) or within one Business Day if a copy is sent pursuant to clause (ii), or (iv) three Business Days after deposit in the United States mail, certified and with proper postage prepaid, addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

if to CCOH, to:

Clear Channel Outdoor Holdings, Inc.

99 Park Avenue, 2nd Floor

New York, NY 10016

Attention: Lynn Feldman

E-mail: LynnFeldman@clearchannel.com

Clear Channel Outdoor Holdings, Inc.

c/o Clear Channel International Ltd.

33 Golden Square

London W1F9JT

United Kingdom

Attention: Adam Tow

E-mail: Adam.Tow@clearchannel.com

with a copy (which shall not constitute notice) to:

Wilson, Sonsini, Goodrich & Rosati, P.C.

1301 Avenue of the Americas

New York, NY 10019

Attention: Benjamin Hoch

Bradley Finkelstein

Amy Simmerman

E-mail:  bhoch@wsgr.com

bfinkelstein@wsgr.com

asimmerman@wsgr.com

if to CCH, to:

Clear Channel Outdoor Holdings, Inc.

99 Park Avenue, 2nd Floor

New York, NY 10016

Attention: Lynn Feldman

E-mail: LynnFeldman@clearchannel.com

Clear Channel Outdoor Holdings, Inc.

c/o Clear Channel International Ltd.

33 Golden Square

London W1F9JT

United Kingdom

Attention: Adam Tow

E-mail: Adam.Tow@clearchannel.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Douglas	A. Ryder, P.C.,

Dvir Oren, P.C.

Brian D. Wolfe

E-mail: douglas.ryder@kirkland.com

dvir.oren@kirkland.com

brian.wolfe@kirkland.com

Section 8.03    Interpretation and Other Matters. In this Agreement:

(a)    words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires;

(b)    the terms “hereof,” “herein,” “herewith” and words of similar import, and the term “Agreement” shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits, Annexes and Appendices hereto) and not to any particular provision of this Agreement;

(c)    Article, Section, Exhibit, Schedule, Annex and Appendix references are to the Articles, Sections, Exhibits, Schedules, Annexes and Appendices to this Agreement unless otherwise specified;

(d)    the word “including” and words of similar import when used in this Agreement means “including, without limitation”;

(e)    unless expressly stated to the contrary in this Agreement, the word “or” shall not be exclusive;

(f)    unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to the date first stated in the preamble to this Agreement, regardless of any amendment or restatement hereof; and

(g)    unless otherwise provided, all references to “$” or “dollars” are to United States dollars.

Section 8.04    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto.

Section 8.05    Entire Agreement; Third-Party Beneficiaries.

(a)    This Agreement and the Exhibits, Annexes and Schedules hereto and thereto, contain the entire agreement between the parties with respect to the subject matter hereof and thereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein or therein.

(b)    Nothing in this Agreement is intended to confer, and does not confer, any rights or remedies under or by reason of this Agreement (or any breach hereof) on any Person other than the parties hereto and their respective successors and permitted assigns, except (i) iHeartMedia, Inc., a Delaware corporation, shall be an express third party beneficiary with the right to enforce all of the provisions of this Agreement, (ii) after the Effective Time, for the provisions of Article III, which shall be enforceable by the holders of New CCOH Common Stock to the extent necessary to receive the consideration to which such holder is entitled pursuant to Article III, and (iii) the provisions of Section 8.13, which shall be enforceable by the Non-Recourse Parties. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the other.

Section 8.06    Amendment. This Agreement may be amended by the parties at any time prior to the Effective Time by an instrument in writing signed by each of the parties hereto; provided, however, that after receipt of the CCOH Stockholder Approval, there shall not be made any amendment that by Law or in accordance with the rules or any relevant stock exchange, requires further approval by the stockholders of CCOH without the further approval of such stockholders.

Section 8.07     Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, (b) waive any breach or inaccuracies in the representations and warranties of the other party or parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.08    Governing Law; Consent to Jurisdiction and Service of Process.

(a) This Agreement (including all its Exhibits, Schedules, Annexes and Appendices) (and any claims or disputes arising out of or related hereto or to the Transactions or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be exclusively governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of any choice of laws principles that would result in the application of the Laws of another jurisdiction, including all matters of formation, existence, validity, interpretation, construction, effect, enforceability, performance, breach, termination, and remedies; provided that any matter arising out of or related to the certificate of incorporation, bylaws or other organizational documents of an entity formed under the Laws of a jurisdiction other than the State of Delaware or any corporate action taken pursuant to such organizational documents or the Laws of the jurisdiction of such entity’s formation shall be governed by and construed and interpreted in accordance with the Laws of such other jurisdiction.

(b)    THE PARTIES HERETO AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT (AND ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATED HERETO OR TO THE TRANSACTIONS OR TO THE INDUCEMENT OF ANY PARTY TO ENTER HEREIN WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE AND WHETHER PREDICATED ON COMMON

LAW, STATUTE OR OTHERWISE) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE CHANCERY COURT OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8.09    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto; provided, further, that each party may assign its rights and delegate its obligations under this Agreement to any of its Affiliates (provided that no such assignment or delegation shall release such party from any liability or obligation under this Agreement).

Section 8.10    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party who is thereby aggrieved shall have the right to seek specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any damage or loss and that any defense in any action, suit, arbitration or other proceeding of any nature for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties.

Section 8.11    Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

Section 8.12    Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT, THE TRANSACTIONS OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF, AND ANY ACTION RELATING TO OR ARISING IN ANY WAY THEREFROM SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 8.13    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon or arise out of this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the Persons that are expressly identified as parties hereto and no former, current or future equity holders, controlling Persons, directors, officers, employees, agents, Representatives or Affiliates of any party hereto or any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent, Representative or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, any breach of this Agreement or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages for breach of this Agreement from, any Non-Recourse Party.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, CCOH and CCH have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Brian D. Coleman
Name:	Brian D. Coleman
Title:	Senior Vice President and Treasurer

CLEAR CHANNEL HOLDINGS, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President

Annex B

EXECUTION VERSION

SETTLEMENT AND SEPARATION AGREEMENT

BY AND AMONG

IHEARTMEDIA, INC.,

IHEARTCOMMUNICATIONS, INC.,

CLEAR CHANNEL HOLDINGS, INC.,

AND

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

DATED AS OF MARCH 27, 2019

EXHIBITS

Exhibit A	Restructuring Transactions Memorandum
Exhibit B	Form of Merger Agreement
Exhibit C	Form of Transition Services Agreements
Exhibit D	Form of New Tax Matters Agreement
Exhibit E	Form of A&R EBIT Program Agreement
Exhibit F	Form of Revolving Loan Agreement
Exhibit G	Form of New CCOH Certificate of Incorporation
Exhibit H	Form of New CCOH Bylaws

SETTLEMENT AND SEPARATION AGREEMENT

This SETTLEMENT AND SEPARATION AGREEMENT, made and entered into as of March 27, 2019 (this “Agreement”), is by and among iHeartMedia, Inc., a Delaware corporation (“IHM”), iHeartCommunications, Inc. (f/k/a Clear Channel Communications, Inc.), a Texas corporation (“IHC”), Clear Channel Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of IHC (“CCH”), and Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCOH” and, together with CCH after the Merger, “New CCOH”, and, together with IHM, IHC, CCH, and CCOH, the “Parties” and each a “Party”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I.

RECITALS

WHEREAS, IHC and CCOH entered into that certain Master Agreement, dated as of November 16, 2005 (as the same has been amended from time to time prior to the date hereof in accordance with its terms, the “CCOH Master Agreement”), which provided for the partial separation of CCOH from IHC, after which CCOH became a publicly traded company majority owned by IHC;

WHEREAS, the Parties acknowledge that the separation of the iHeart Business and the Outdoor Business was substantially completed prior to the date hereof pursuant to the CCOH Master Agreement and that except as otherwise provided in this Agreement or in any Ancillary Agreement, the iHeart Assets are currently owned by, and the iHeart Liabilities are currently the obligations of, and shall in each case be retained by, the iHeart Group;

WHEREAS, on March 14, 2018, IHM and certain of its Subsidiaries, including CCH but not including CCOH (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) under Case No. 18-31274 (the “Chapter 11 Cases”);

WHEREAS, in connection with the Chapter 11 Cases, on January 22, 2019, the Bankruptcy Court confirmed the Debtors’ modified fifth amended plan of reorganization (the “Plan of Reorganization”), which contemplates, among other things, that IHC will transfer its CCH common stock to certain IHM creditors upon the effectiveness of the Plan of Reorganization, after which CCH will be an independent publicly traded company in which IHC no longer holds any equity interest;

WHEREAS, in connection with the consummation of the Separation (as defined herein), the Parties desire to enter into, or cause to be entered into, the Ancillary Agreements (as defined herein); and

WHEREAS, the Board of Directors of IHM, the Board of Directors of IHC, the Board of Directors of CCOH (the “CCOH Board”), and the special committee of CCOH independent directors as established by the CCOH Board on January 23, 2018 (the “CCOH Special Committee”) each have determined that it is appropriate and desirable that the Parties take the respective actions described herein in furtherance of the Separation, and the Parties have set forth herein the principal actions required to effect the Separation and certain agreements that will govern aspects of the relationship of the iHeart Group and the Outdoor Group following the Separation.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For the purpose of this Agreement, the following terms shall have the following meanings:

“A&R EBIT Program Agreement” shall have the meaning set forth in Section 2.7(g).

“Action” means any demand, action, claim, dispute, suit, arbitration, inquiry, investigation, subpoena or other proceeding of any nature by or before any Governmental Authority.

“Affiliate” means, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other interests, by contract, or otherwise; provided that it is expressly agreed that, from and after the Closing Date and for purposes of this Agreement and the Ancillary Agreements, no member of the Outdoor Group, on the one hand, and no member of the iHeart Group, on the other hand, shall be deemed to be an Affiliate of any member of the other Group.

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” means the New Tax Matters Agreement, the Transition Services Agreement, the A&R EBIT Program Agreement, the Merger Agreement, the New CCOH Certificate of Incorporation, New CCOH Bylaws the Revolving Loan Agreement and the Transfer Documents.

“Approvals” means the Governmental Approvals and any other notices, reports or other filings to be made, or any other consents, registrations, approvals, permits or authorizations to be obtained from, any other Third Party, in each case in connection with the Transactions.

“Assets” means, with respect to any Person, the assets, properties and rights (including goodwill) of such Person, wherever located (including in the possession of vendors or other Third Parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of such Person, including the following:

(a)

all interests in any capital stock, equity interests or capital or profit interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

(b)

all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, vessels, motor vehicles and other transportation equipment and other tangible personal property;

(c)

all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a security interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

(d)	all accounting and other books, data, records and files, regardless of form or format;

(e)	all license agreements, leases of personal property, open purchase orders for supplies, parts or services;

(f)

all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other Third Parties;

(g)	all Intellectual Property and Software;

(h)

all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

(i)	all prepaid expenses, trade accounts and other accounts and notes receivables;

(j)

all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

(k)	subject to the terms and conditions of the Insurance Policies, all rights under Insurance Policies, and all rights in the nature of insurance, indemnification or contribution;

(l)	all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

(m)	cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

(n)	interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

“Assigned Insurance Policies” shall have the meaning set forth in Section 2.12(c).

“Assumed Actions” means those Actions, whenever commenced, primarily relating to the Outdoor Business, including those in which any member of the iHeart Group is a party.

“Attorney-Client Communication” means any communication occurring on or prior to the Closing between Law Firm, on the one hand, and any member of the iHeart Group, IHM, IHC or any of their respective Affiliates, on the other hand, that in any way relates to the Transactions (including the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby or thereby).

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Business” means, (a) with respect to the iHeart Group, the iHeart Business, and (b) with respect to the Outdoor Group, the Outdoor Business.

“Business Day” means any day, other than a Saturday or Sunday or a day on which banks are required or authorized by Law to close in New York City, New York.

“CCH” shall have the meaning set forth in the Preamble.

“CCOH” shall have the meaning set forth in the Preamble.

“CCOH Board” shall have the meaning set forth in the Recitals.

“CCOH Corporate Services Agreement” means the Corporate Services Agreement between iHeartMedia Management Services, Inc. (formerly, Clear Channel Management Services, L.P.) (a member of the iHeart Group) and CCOH, dated as of November 10, 2005, as the same has been amended from time to time prior to the date hereof in accordance with its terms.

“CCOH Employee Matters Agreement” means the Employee Matters Agreement between IHC and CCOH, dated as of November 10, 2005, as the same has been amended from time to time prior to the date hereof in accordance with its terms.

“CCOH License Agreement” means the Amended and Restated License Agreement between iHM Identity, Inc. (formerly, Clear Channel Identity, L.P.) (a member of the iHeart Group) and Outdoor Management Services, Inc. (an Affiliate of CCOH), dated as of November 10, 2005, as amended by that certain First Amendment dated as of January 1, 2011, and as the same has been amended from time to time prior to the date hereof in accordance with its terms.

“CCOH Master Agreement” shall have the meaning set forth in the Recitals.

“CCOH Note” means that certain revolving promissory note, dated as of November 10, 2005, payable by CCOH to IHC, in the original principal amount of $1,000,000,000, as amended through the date hereof.

“CCOH Special Committee” shall have the meaning set forth in the Recitals.

“CCOH Tax Matters Agreement” means the Tax Matters Agreement between IHC and CCOH, dated as of November 10, 2005, as the same has been amended from time to time prior to the date hereof in accordance with its terms.

“Change of Control” means the occurrence of any of the following events:

(a) sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of either IHM, IHC or CCOH, as applicable, to any “person” or “group” (as such terms are defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act); or

(b) any person or group is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total equity securities of either IHM, IHC or CCOH, as applicable (or any entity which controls IHM, IHC or CCOH, as applicable, or which is a successor to all or substantially all of the assets of IHM, IHC or CCOH, as applicable), including by way of merger, recapitalization, reorganization, redemption, issuance of equity securities, consolidation, tender or exchange offer or otherwise; or

(c) a merger of either IHM, IHC or CCOH, as applicable, with or into another Person in which the securityholders immediately prior to such merger cease to hold at least 50% of the equity securities (or the common stock of the surviving corporation or ultimate parent) immediately following such merger.

“Closing” shall have the meaning set forth in Section 4.1.

“Closing Date” shall have the meaning set forth in Section 4.1.

“COC Costs” shall have the meaning set forth in Section 2.10(a).

“CoC Trigger” shall have the meaning set forth in the definition of Revenue Producing Contract.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Interest Information” shall have the meaning set forth in Section 6.7(h)(i).

“Confidential Information” means, with respect to a Group: (a) any proprietary information that is competitively sensitive or otherwise of value to the members of such Group and not generally known to the public, including product planning information, marketing strategies, financial information, information regarding operations, consumer and/or customer relationships, consumer and/or customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the members of such Group and the consumers, customers, clients and suppliers of the members of such Group; (b) any proprietary scientific or technical information, design, invention, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords any member of such Group a competitive advantage over their competitors; and (c) all confidential or proprietary concepts, documentation, reports, data, specifications, Software, source code, object code, flow charts, databases, inventions, information, and Trade Secrets, in each case, related primarily to such Group’s Business.

“Confirmation Order” shall have the meaning set forth in Section 4.2(b)(iii).

“Copyrights” means any copyrightable works, copyrights, moral rights, mask work rights, database rights and design rights, whether or not registered, and all registrations and applications for registration of any of the foregoing, and all rights in and to any of the foregoing provided by international treaties or conventions.

“Covered Claims” shall have the meaning set forth in Section 2.12(e).

“Deductible” shall have the meaning set forth in Section 2.10(a).

“Domain Names” means any Internet domain names, URLs, social media accounts, and registrations and passwords in respect thereof.

“EBIT Program Agreement” means that certain EBIT Program Agreement, dated as of November 10, 2005, by and between IHM and CCOH, as amended by that certain Amendment to EBIT Program Agreement, dated as of September 18, 2012, as the same has been amended from time to time prior to the date hereof in accordance with its terms.

“Effective Date” shall mean the effective date of the Plan of Reorganization as set forth therein.

“Eligible Costs” means: (i) the aggregate amount of profits that, but for its termination, amendment or other modification as a direct result of a CoC Trigger, the Outdoor Group would have actually generated under a Revenue Producing Contract following such termination, amendment or other modification through the earlier of (A) the remaining term (without any extensions) of such Revenue Producing Contract (without taking into account any extension, amendment, termination or other modification to the term thereof as a result of the CoC Trigger) and (B) three (3) years following the Closing Date (taking into account all relevant facts and circumstances, including any alternative profits generated from the same counterparty to such Revenue Producing Contract (or any of its Affiliates) during such period); or (ii) the aggregate amount of any one-time COC Costs incurred pursuant to Section 2.6(a), Section 2.6(b) or Section 2.9 with respect to a Revenue Producing Contract within twelve (12) months following the Closing Date; provided that Eligible Costs shall expressly exclude any costs and expenses under any Outdoor Group Plan and any liabilities relating to or arising out of any member of the Outdoor Group’s listing on the Hong Kong Stock Exchange.

“Eligible Costs Statement” shall have the meaning set forth in Section 2.10(b).

“Emergence Conditions” means the conditions precedent to the effectiveness of the Plan of Reorganization as set forth therein.

“Employee Transfer Date” shall have the meaning set forth in Section 2.16(a).

“Environmental Law” means any Law relating to pollution, the protection or restoration of, or prevention of harm to, the environment or natural resources, including the use, handling, transportation, treatment, storage, disposal or Release of Hazardous Materials, or public or worker health or safety.

“Environmental Liabilities” means all Liabilities relating to, arising out of or resulting from (i) the use, handling, transportation, treatment, storage, disposal, Release or discharge of, or any human exposure to, any Hazardous Materials, (ii) Environmental Law, or (iii) contract or agreement relating to such matters (including related removal, remediation or cleanup costs, investigatory costs, response costs, natural resources damages, property damages, personal injury damages, and costs of compliance and indemnity, contribution or similar obligations, as well as any Liabilities imposed as part of any settlement, judgment or other determination of Liability) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

“Excluded Actions” means those Actions, whenever commenced, primarily relating to the iHeart Business, including those in which any member of the Outdoor Group is a party.

“Excluded Assets” means, with respect to any Person:

(a)	cash, cash equivalents and short and long term investments;

(b)	all deposits, letters of credit and performance and surety bonds;

(c)	the rights and benefits of such Person under this Agreement or any Ancillary Agreement; and

(d)	except as provided in Section 2.16, the sponsorship of and all Assets of each employee benefit plan of such Person.

“Exploit” means, with respect to any Software, to use, modify, enhance, make derivative works from, perform, copy and distribute the Software, or any derivative thereof.

“GAAP” means the accounting principles generally accepted in the United States, consistently applied.

“Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” means any multinational, foreign, federal, state, local or other governmental statutory or administrative authority, regulatory body or commission or any court, tribunal or judicial or arbitral authority which has any jurisdiction or control over any member of either Group.

“Group” means either the iHeart Group or the Outdoor Group, as the context requires.

“Hazardous Materials” means any chemical, material, substance, waste, pollutant, emission, discharge, Release or contaminant for which liability or standards of conduct may be imposed under, or that is prohibited, limited or regulated by or pursuant to, any Environmental Law, and any natural or artificial substance (whether solid, liquid or gas, noise, ion, vapor or electromagnetic) that could cause harm to human health or the environment, including petroleum, petroleum products and byproducts, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, electronic, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances.

“IHC” shall have the meaning set forth in the Preamble.

“iHeart 401(k) Plan” shall have the meaning set forth in Section 2.16(e).

“iHeart Assets” means the following Assets of any member of either Group, other than Outdoor Assets:

(a)	all issued and outstanding equity interests held by IHM or its Subsidiaries in any entity that is not a member of the Outdoor Group;

(b)	the IHM Intellectual Property and IHM Software;

(c)	all rights and benefits of any member of the iHeart Group under this Agreement or any Ancillary Agreement;

(d)	the equity securities of Radio Newco and all of its Subsidiaries;

(e)	the Assets listed on Schedule 1.1A;

(f)	the sponsorship of and all Assets of each iHeart Plan;

(g)	all Assets owned by any member of either Group as of the date hereof that are primarily related to or primarily used or held for use in connection with the iHeart Business;

(h)	all Assets owned by any member of the iHeart Group as of the date hereof that relate to or are used or held for use in the iHeart Business;

(i)

except as provided in Section 2.16, all Assets owned by any member of either Group to the extent reflected as being assets of the iHeart Group in the most recently publicly-filed financial statements of IHM; and

(j)

Assets not used primarily in the Outdoor Business, including any and all Assets that are expressly contemplated by this Agreement, the Restructuring Transactions Memorandum or any Ancillary Agreement as either Assets to be retained by IHM or any other member of the iHeart Group or Assets that are to be transferred by CCH or any member of the Outdoor Group to iHeart or a designated member of the iHeart Group, including Assets primarily related to the Radio Business.

“iHeart Business” means the business currently conducted and currently contemplated to be conducted by any member of the iHeart Group after giving effect to the transactions contemplated by the Restructuring Transactions Memorandum, including, for the avoidance of doubt, the Radio Business.

“iHeart Competing Business” means, to the extent competitive with the iHeart Business as of the Closing Date, (i) engaging in broadcast radio, streaming or digital audio content, including podcasting, smart audio analytics, program syndication, entertainment, traffic and weather data distribution and music research services, (ii) selling, leasing or licensing advertising opportunities on any of the platforms listed in the foregoing clause (i), and (iii) curating, promoting, producing and televising nationally recognized live and taped music and audio related events. Notwithstanding the foregoing, engaging in traffic and weather data distribution or advertising, incorporating sound or music into one-off three dimensional advertising builds or promoting events or entertainment in a manner and to the extent consistent with the existing Outdoor Business shall not be deemed to be an iHeart Competing Business.

“iHeart Group” means IHM, each Subsidiary of IHM immediately after giving effect to the transactions contemplated by the Restructuring Transactions Memorandum (including, for the avoidance of doubt, Radio Newco and its Subsidiaries) and each Affiliate of IHM after giving effect to the transactions contemplated by the Restructuring Transactions Memorandum (in each case other than any member of the Outdoor Group).

“iHeart Insurance Policies” shall have the meaning set forth in Section 2.12(b).

“iHeart Iron Mountain Contract” shall have the meaning set forth in Section 2.4(h).

“iHeart Liabilities” means (without duplication) all Liabilities, whether arising before, on or after the Closing Date, to the extent relating to, arising out of or resulting from the operation or ownership of the iHeart Business and the iHeart Assets (and not the Outdoor Business and Outdoor Assets), including:

(a)

the Liabilities listed on Schedule 1.1B and any and all other Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be retained or assumed by IHM or any other member of the iHeart Group, including all Liabilities arising in connection with Excluded Actions;

(b)	all agreements and obligations of any member of the iHeart Group under this Agreement or any of the Ancillary Agreements;

(c)

all Liabilities under any “bulk sale” or “bulk transfer” Laws of any jurisdiction that may be applicable with respect to the transfer or sale of any or all of the iHeart Assets to any member of the iHeart Group;

(d)

any and all Liabilities to the extent relating to, arising out of or resulting from any iHeart Assets (other than Liabilities arising under any Shared Contracts to the extent such Liabilities relate to the Outdoor Business, subject to Section 2.9), in any such case, whether arising before, on or after the Closing Date;

(e)

subject to Section 2.16(b), all Liabilities (other than Outdoor Liabilities) as of the applicable Employee Transfer Date relating to the employment or termination of employment with any member of the iHeart Group of any Transferred Employee; and

(f)

any Environmental Liabilities to the extent relating to, arising out of or resulting from the operation or ownership of the iHeart Business, as conducted at any time (including any Liability to the extent relating to, arising out of or resulting from any act or failure to act by any member of the iHeart Group or any of their directors, officers, employees, agents or representatives), provided that to the extent any Environmental Liabilities relate to any facility that is shared by the Outdoor Business and the iHeart Business, the allocation of such Environmental Liabilities between the iHeart Group and the Outdoor Group will reflect the allocation of costs that had been allocated between the iHeart Group and the Outdoor Group on each Group’s respective books and records with respect to the applicable facility at the time such Environmental Liability occurred, other than any such Environmental Liabilities relating to or arising out of the iHeart Group’s gross negligence or willful misconduct (which shall be borne by the iHeart Group to the extent such Environmental Liabilities arise from such gross negligence or willful misconduct).

“iHeart Name and iHeart Marks” means the names, marks, trade dress, logos, monograms, Domain Names and other source or business identifiers of any member of either Group using or containing “iHeart” (in block letters or otherwise), “iHeart” either alone or in combination with other words or elements, and all names, Marks, trade dress, logos, monograms, Domain Names and other source or business identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words or elements, together with the goodwill associated with any of the foregoing.

“iHeart Note” means that certain revolving promissory note, dated as of November 10, 2005, payable by IHC to CCOH, in the original principal amount of $1,000,000,000, as amended through the date hereof.

“iHeart NQDC Plan” shall have the meaning set forth in Section 2.16(f).

“iHeart Plan” means any benefit or compensation plan, program, policy, agreement or arrangement sponsored, maintained, contributed to, or required to be contributed to by any member of the iHeart Group, other than any Outdoor Group Plan.

“iHeart Territory” means each and every country, province, state, city, or other political subdivision of the world in which any member of the iHeart Group conducts the iHeart Business as of the Closing.

“IHM” shall have the meaning set forth in the Preamble.

“IHM Accounts” shall have the meaning set forth in Section 2.11(a).

“IHM Indemnitees” shall have the meaning set forth in Section 5.2.

“IHM Intellectual Property” means (a) the iHeart Name and iHeart Marks, and (b) all other Intellectual Property (excluding Outdoor Intellectual Property) that, as of the Closing Date, is owned or purported to be owned by or licensed by a Third Party to any member of either Group.

“IHM Software” means all Software that, as of the Closing Date, is owned or purported to be owned by or licensed by a Third Party to any member of either Group, other than the Outdoor Software.

“Indemnifying Party” shall have the meaning set forth in Section 5.4(a).

“Indemnitee” shall have the meaning set forth in Section 5.4(a).

“Indemnity Payment” shall have the meaning set forth in Section 5.4(a).

“Insurance Policy” means any insurance policy or other contract of insurance.

“Insurance Proceeds” means those monies (a) received by an insured from an insurance carrier or (b) paid by an insurance carrier on behalf of the insured, in any such case net of any applicable premium adjustments (including reserves and retrospective premium adjustments) and net of any costs or expenses incurred by such insured in the collection thereof.

“Intellectual Property” means all of the following whether arising under the Laws of the United States or of any other foreign or multinational jurisdiction: (a) Patents; (b) Marks; (c) Domain Names; (d) Copyrights; (e) Trade Secrets and rights in respect thereof; and (f) any other intellectual property rights arising from or in respect of any technology or Software.

“Intercompany Accounts” means, other than the Intercompany Notes, the aggregate amount owed by any member of the iHeart Group to the Outdoor Group, or the aggregate amount owed by any member of the Outdoor Group to the iHeart Group, in each case, in respect of the CCOH Corporate Services Agreement or the CCOH License Agreement.

“Intercompany Notes” means the iHeart Note and CCOH Note.

“Law” means any federal, state, provincial, local or foreign law (statutory, common or otherwise), constitution, convention, code, ordinance, rule, regulation, treaty (including any income tax treaty), Order, license, permit, authorization, Approval, consent or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” means any and all debts, liabilities, guarantees, assurances, commitments, Losses and obligations, whether fixed, absolute or contingent, matured or unmatured, accrued or not accrued, asserted or unasserted, liquidated or unliquidated, foreseen or unforeseen, known or unknown, reserved or unreserved, or determined or determinable, whenever or however arising and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto, including those debts, liabilities, guarantees, assurances, commitments, Losses and obligations arising under any Law, Action, Order, contract (including this Agreement), agreement or undertaking.

“Licensed IHM IP” means all IHM Intellectual Property (other than the iHeart Name and iHeart Marks) that as of the date hereof is used or held for use in the conduct or operation of the Outdoor Business and that does not constitute Outdoor Intellectual Property; provided, however, that Licensed IHM IP shall not include any Intellectual Property licensed by a Third Party to any member of either Group to the extent sublicensing pursuant to the applicable agreement with the applicable Third Party (i) is not permitted without an Approval or (ii) would result in a loss of any rights under the applicable agreement with such Third Party.

“Licensed IHM Software” means all IHM Software that as of the date hereof is used or held for use in the conduct or operation of the Outdoor Business and that does not constitute Outdoor Software; provided, however, that Licensed IHM Software shall not include any Software licensed by a Third Party to any member of either Group to the extent sublicensing pursuant to the applicable agreement with the applicable Third Party (i) is not permitted without an Approval or (ii) would result in a loss of any rights under the applicable agreement with such Third Party.

“Licensed Outdoor IP” means all Outdoor Intellectual Property (other than the Outdoor Name and Marks) that as of the date hereof is used or held for use in the conduct or operation of the iHeart Business and that does not constitute IHM Intellectual Property; provided, however, that Licensed Outdoor IP shall not include any Intellectual Property licensed by a Third Party to any member of either Group to the extent sublicensing pursuant to the applicable agreement with the applicable Third Party (i) is not permitted without an Approval or (ii) would result in a loss of any rights under the applicable agreement with such Third Party.

“Licensed Outdoor Software” means all Outdoor Software that as of the date hereof is used or held for use in the conduct or operation of the iHeart Business and that does not constitute IHM Software; provided, however, that Licensed Outdoor Software shall not include any Software licensed by a Third Party to any member of either Group to the extent sublicensing pursuant to the applicable agreement with the applicable Third Party (i) is not permitted without an Approval or (ii) would result in a loss of any rights under the applicable agreement with such Third Party.

“linked” shall have the meaning set forth in Section 2.11(a).

“Losses” means any and all out-of-pocket costs, damages, losses, fines, penalties, Liabilities and expenses incurred or suffered by a Person.

“Marks” means any trademarks, service marks, trade names, service names, trade dress, logos and other source or business identifiers, including all goodwill associated with any of the foregoing and any and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing.

“Merger” shall have the meaning set forth in Section 2.3.

“Merger Agreement” shall have the meaning set forth in Section 2.3.

“New CCOH” shall have the meaning set forth in the Preamble.

“New CCOH Bylaws” shall have the meaning set forth in Section 2.7(i).

“New CCOH Certificate of Incorporation” shall have the meaning set forth in Section 2.7(i).

“New Tax Matters Agreement” shall have the meaning set forth in Section 2.7(f).

“Non-Compete Period” means the period beginning on the Closing Date and ending on the earlier of (i) two (2) year following the Closing Date, (ii) the last day on which services are provided under the Transition Services Agreement and (iii) the consummation of a Change of Control of either IHM or New CCOH (regardless to whom the Non-Compete Period applies); provided, that if the consummation of a Change of Control of IHM or New CCOH occurs within the first year following the Closing Date, then the Non-Compete Period shall end on the one (1) year anniversary of the Closing Date.

“NYSE” means The New York Stock Exchange.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Outdoor 401(k) Plan” shall have the meaning set forth in Section 2.16(e).

“Outdoor Accounts” shall have the meaning set forth in Section 2.11(a).

“Outdoor Assets” means (without duplication):

(a)

all Assets (other than Intellectual Property or rights therein) owned by any member of either Group as of the date hereof that are primarily related to or primarily used or held for use in connection with the Outdoor Business, other than Assets primarily related to the Radio Business and those Assets set forth on Schedule 1.1C;

(b)	all Assets owned by any member of the Outdoor Group as of the date hereof that relate to or are used or held for use in the Outdoor Business, other than those Assets set forth on Schedule 1.1C;

(c)	all Assets owned by any member of either Group to the extent reflected as being assets of the Outdoor Group in the most recently publicly-filed financial statements of CCOH;

(d)	the Outdoor Intellectual Property and Outdoor Software;

(e)	all rights and benefits of any member of the Outdoor Group under this Agreement or any Ancillary Agreement;

(f)	the Assets listed on Schedule 1.1D;

(g)	the Assigned Insurance Policies; and

(h)	the sponsorship of and the assets maintained pursuant to or in connection with the Outdoor Group Plans.

“Outdoor Business” means the business currently conducted and currently contemplated to be conducted by any member of the Outdoor Group, after giving effect to the transactions contemplated by the Restructuring Transactions Memorandum.

“Outdoor Business Employee” shall have the meaning set forth in Section 2.16(a).

“Outdoor Competing Business” means, to the extent competitive with the Outdoor Business as of the Closing Date, (i) engaging in the ownership, leasing, management, commercialization or other operation or licensing of billboards, street furniture displays, airport or other transit displays and other out of home media visual displays and (ii) selling, leasing or licensing advertising opportunities on any of the platforms listed in the foregoing clause.

“Outdoor Group” means New CCOH and each Subsidiary of New CCOH (excluding, for the avoidance of doubt, any member of the iHeart Group) after giving effect to the transactions contemplated by the Restructuring Transactions Memorandum.

“Outdoor Group Plan” means any benefit or compensation plan, program, policy, agreement or arrangement listed on Schedule 1.1E.

“Outdoor Indemnitees” shall have the meaning set forth in Section 5.3.

“Outdoor Insurance Policies” shall have the meaning set forth in Section 2.12(d).

“Outdoor Intellectual Property” means (i) all of the Intellectual Property owned or purported to be owned by, licensed by a Third Party to or otherwise used or held for use by any member of either Group as of the date hereof that is primarily related to or primarily used or held for use by in the conduct or operation of the Outdoor Business and (ii) the Outdoor Transferred Intellectual Property.

“Outdoor Liabilities” means (without duplication) the following Liabilities, whether arising before, on or after the Closing Date:

(a)	Liabilities to the extent relating to, arising out of or resulting primarily from the operation or ownership of the Outdoor Business;

(b)

any Environmental Liabilities to the extent relating to, arising out of or resulting from the operation or ownership of the Outdoor Business, as conducted at any time (including any Liability to the extent relating to, arising out of or resulting from any act or failure to act by any member of the Outdoor Group or any of their directors, officers, employees, agents or representatives), provided that to the extent any Environmental Liabilities relate to any facility that is shared by the Outdoor Business and the iHeart Business, the allocation of such Environmental Liabilities between the iHeart Group and the

Outdoor Group will reflect the allocation of costs that had been allocated between the iHeart Group and the Outdoor Group on each Group’s respective books and records with respect to the applicable facility at the time such Environmental Liability occurred, other than any such Environmental Liabilities relating to or arising out of the Outdoor Group’s gross negligence or willful misconduct (which shall be borne by the Outdoor Group to the extent such Environmental Liabilities arise from such gross negligence or willful misconduct);

(c)

any and all other Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be retained or assumed by any member of the Outdoor Group, including all Liabilities arising in connection with the Assumed Actions;

(d)	all agreements and obligations of any member of the Outdoor Group under this Agreement or any of the Ancillary Agreements;

(e)

any and all Liabilities to the extent relating to, arising out of or resulting from any Outdoor Assets (other than Liabilities arising under any Shared Contracts to the extent such Liabilities relate to the iHeart Business, subject to Section 2.9), in any such case, whether arising before, on or after the Closing Date;

(f)

all Liabilities under any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may be applicable with respect to the transfer or sale of any or all of the Outdoor Assets to any member of the Outdoor Group;

(g)

all Liabilities relating to all accrued but unused paid time off credited to any Transferred Employee as of his or her Employee Transfer Date, except any such liability that would result in a duplication of charges under the CCOH Corporate Services Agreement;

(h)	the Assigned Insurance Policies; and

(i)	the sponsorship of and all Liabilities at any time arising under, pursuant to or in connection with any Outdoor Group Plan.

“Outdoor Name and Marks” means the Marks set forth on Schedule 1.1F, together with the goodwill associated with any of the foregoing.

“Outdoor NQDC Plan” shall have the meaning set forth in Section 2.16(f).

“Outdoor Software” means (i) all Software owned or purported to be owned by, licensed by a Third Party to, or otherwise used or held for use by any member of either Group as of the date hereof that is primarily related to or primarily used or held for use in the conduct or operation of the Outdoor Business and (ii) the Outdoor Transferred Software.

“Outdoor Territory” means each and every country, province, state, city, or other political subdivision of the world in which any member of the Outdoor Group conducts the Outdoor Competing Business as of the Closing Date.

“Outdoor Transferred Intellectual Property” means (i) the Intellectual Property described on Schedule 1.1G and (ii) the Outdoor Name and Marks.

“Outdoor Transferred Software” means the Software set forth on Schedule 1.1H.

“Party” shall have the meaning set forth in the Preamble.

“Patents” means any patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions;

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Plan of Reorganization” shall have the meaning set forth in the Recitals.

“Pre-Closing Claims” means any and all Actions and Liabilities whatsoever, whether at Law or in equity (including any right of contribution or any right pursuant to any Environmental Law), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed in each case on or before the Closing, including with respect to the transactions contemplated by the Restructuring Transactions Memorandum and any Taxes arising therefrom (except as expressly set forth in the Restructuring Transactions Memorandum or any other Ancillary Agreement), but other than claims for breach of this Agreement or any Ancillary Agreement.

“Privilege” and “Privileges” mean, individually or collectively, as applicable, the attorney-client privilege, the attorney work product doctrine, the joint defense privilege, the common interest doctrine and/or any other basis on which any member of either Group would be entitled to assert or have a privilege, immunity or protection.

“Privileged Information” means any document or information, regardless of form or format, as to which any member of either Group would be entitled to assert or have a Privilege, including any communications by or to attorneys, memoranda and other materials prepared by attorneys or under their direction.

“Radio Business” means the broadcast radio, digital online and mobile platforms and products, program syndication, entertainment, traffic and weather data distribution and music research services businesses of IHM and its Subsidiaries as of the date hereof and as of immediately prior to the Closing.

“Radio Newco” means iHeart Operations, Inc., a Delaware corporation formed in connection with the Restructuring Transactions Memorandum for the purpose of owning the Radio Business.

“Release” means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including ambient air, surface water, groundwater and surface or subsurface strata).

“Representatives” means, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys or other representatives.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of March 16, 2018, by and among the Company Parties, the Consenting Creditors and the Consenting Sponsors (in each case, as defined therein).

“Restructuring Transactions Memorandum” means the memorandum attached as Exhibit A setting forth the restructuring steps to be taken prior to the Closing Date and the sequence thereof.

“Revenue Producing Contract” means any legally binding contract or agreement under which the Outdoor Groups generates revenue with respect to which the execution, delivery or performance of this Agreement, including the consummation of the Separation or any of the other Transactions, in each case, with or without notice or lapse of time or both: (x) would constitute or result in a default, breach or violation thereof; (y) would give rise to the right to modify, terminate or accelerate or cause the modification, termination or acceleration of, any right (including any right to payment or termination) or obligation thereunder; or (z) would require any authorization, consent, Approval, exemption or other action by or notice, or filing with, any Person (collectively, a “CoC Trigger”), and which contract or agreement is terminated, amended or otherwise modified within twelve (12) months following the Closing Date as a direct result of such CoC Trigger (and for which there would be no right to terminate, amend or otherwise modify but for such CoC Trigger).

“Revolving Loan Agreement” shall have the meaning set forth in Section 2.7(h).

“Separation” means the transfer of the capital stock of New CCOH to be owned by IHC following the consummation of the Merger pursuant to the Merger Agreement to the Holders of Term Loan Credit Agreement Claims and Holders of PGN Claims (each as defined in the Plan of Reorganization) pursuant to and in accordance with the Plan of Reorganization, together with all steps, actions and transactions contemplated by the Restructuring Transactions Memorandum involving any member of the Outdoor Group.

“Shared Contract” means any contract or agreement listed on Schedule 1.1I.

“Software” means any and all: (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form; (b) databases and compilations, including any and all data and collections of data, whether machine-readable or otherwise; (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) documentation, including user manuals and other training documentation, relating to any of the foregoing.

“Subsidiary” means, with respect to any Person, any other legal entity of which such Person either directly or indirectly: (a) beneficially owns more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests or (iii) the capital or profit interests; or (b) otherwise has the power to vote sufficient securities to elect a majority of the board of directors or similar governing body.

“Surety Bonds” means those certain surety bonds listed on Schedule 1.1J.

“Tax Benefit” means any decrease in Tax payments actually required to be made to a Governmental Authority (or any increase in any refund otherwise receivable from any Governmental Authority), including any decrease in Tax payments (or increase in any refund) that actually results from an increase in Tax attributes.

“Tax Return” shall have the meaning set forth in the form of the New Tax Matters Agreement.

“Taxes” shall have the meaning set forth in the form of the New Tax Matters Agreement.

“Third Party” means Person who is not a member of the iHeart Group or the Outdoor Group.

“Third-Party Claim” shall have the meaning set forth in Section 5.5(a).

“Trade Secrets” means any confidential and proprietary information, including trade secrets.

“Transactions” shall mean the transactions contemplated under this Agreement and any Ancillary Agreement, including the Separation and Merger.

“Transfer Documents” means each document deemed a “Transfer Document” pursuant to Section 2.4 or Section 2.5.

“Transferred Employee” shall have the meaning set forth in Section 2.16(a).

“Transition Services Agreement” shall have the meaning set forth in Section 2.7(e).

ARTICLE II

THE SEPARATION

Section 2.1 Restructuring Steps. The Parties shall use commercially reasonable efforts to consummate all transactions contemplated by, and in the order, time and manner specified in, the Restructuring Transactions Memorandum, including as further set forth in (and in accordance with) this Agreement.

Section 2.2 NYSE Listing. On or prior to the Closing Date, IHM shall use its commercially reasonable efforts to cause the shares of New CCOH common stock to be issued in the Merger and the shares of New CCOH common stock to be distributed to creditors of IHM to be listed on the NYSE or other nationally recognized exchange, subject to official notice of issuance.

Section 2.3 Merger Agreement. Promptly after the date hereof, CCH and CCOH shall enter into an agreement and plan of merger, substantially in the form attached hereto as Exhibit B (the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, CCOH shall merge with and into CCH, with CCH being the surviving corporation (the “Merger”). CCH and CCOH agree to timely consummate the Merger in accordance with the Merger Agreement and the Restructuring Transactions Memorandum. Any obligation hereunder of New CCOH shall be deemed an obligation of CCH and CCOH.

Section 2.4 Transfer of Outdoor Assets and iHeart Assets.

(a) Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Section 4.2, on the Closing Date, unless otherwise provided in this Agreement or in any Ancillary Agreement, in accordance with the Restructuring Transactions Memorandum and to the extent not previously effected prior to the Closing Date:

(i) IHM and IHC shall cause each relevant member of the iHeart Group to assign, transfer, convey and deliver to IHC, and IHC shall transfer (whether on account of a contribution, in satisfaction of any claim, in exchange for other property, or otherwise, as reasonably determined by the parties and in accordance with the Plan of Reorganization) to CCH (or to such other member of the Outdoor Group designated in writing by CCOH not less than five (5) Business Days prior to Closing) and CCH shall accept (or cause to be accepted) any and all direct or indirect right, title and interest in and to any Outdoor Assets owned by the iHeart Group (including, for the avoidance of doubt, any and all Outdoor Intellectual Property and any and all Outdoor Software, in each case, that are owned by a member of the iHeart Group), but excluding the Excluded Assets; and

(ii) CCH and CCOH shall, and shall cause each relevant member of the Outdoor Group to transfer (whether on account of a distribution, in satisfaction of any claim, in exchange for other property, or otherwise, as reasonably determined by the parties and in accordance with the Plan of Reorganization) to IHM (or to such other member of the iHeart Group designated in writing by IHM not less than five (5) Business Days prior to Closing), and such member of the iHeart Group shall accept, any and all direct or indirect right, title and interest in and to all of the iHeart Assets owned by the Outdoor Group, but excluding the Excluded Assets.

(b) In furtherance of the consummation of the above Transactions:

(i) IHM and IHC shall, and shall cause the relevant members of the iHeart Group to, execute and deliver such transfer agreements, bills of sale, deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of the iHeart Group’s right, title and interest in and to the Outdoor Assets to the relevant member of the Outdoor Group; and

(ii) CCH and CCOH shall, and shall cause the relevant members of the Outdoor Group to, execute and deliver such transfer agreements, bills of sale, deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of the Outdoor Group’s right, title and interest in and to the iHeart Assets to the relevant member of the iHeart Group.

All of the documents contemplated by this Section 2.4(b) shall be deemed “Transfer Documents” for purposes of this Agreement.

(c) If any Outdoor Assets have not been transferred to the appropriate member of the Outdoor Group on or prior to the Closing Date (including any Outdoor Assets owned by or in the possession of any member of the iHeart Group that are discovered after the Closing Date), after the Closing IHM shall, and shall cause such member of the iHeart Group holding such Asset to (i) hold such Outdoor Asset in trust for the use and benefit of the member of the Outdoor Group entitled thereto (at the expense of the member of the Outdoor Group entitled thereto) and the applicable members of the iHeart Group and Outdoor Group shall enter into arrangements, including subcontracting, sublicensing, subleasing, back-to-back agreement, or other similar arrangement, to convey the economic rights and obligations relating to such Outdoor Assets to the Outdoor Group, (ii) if such Outdoor Asset is a contract with a third party, without the prior written consent of CCOH (not to be unreasonably withheld, conditioned or delayed), the iHeart Group shall not terminate (except for the expiration of such contract in accordance with its terms) or amend, modify or supplement such contract in any manner materially adverse to the Outdoor Group, and shall continue to perform the obligations under such contract with a third party in the ordinary course of business consistent with past practice, and (iii) enter into appropriate agreements or arrangements to transfer such Outdoor Asset as soon as reasonably practicable to the relevant member of the Outdoor Group, and the agreements entered into in connection therewith shall constitute Transfer Documents.

(d) If any iHeart Assets have not been transferred to the appropriate member of the iHeart Group on or prior to the Closing Date (including any iHeart Assets owned by or in the possession of any member of the Outdoor Group that are discovered after the Closing Date), after the Closing, New CCOH shall, and shall cause such member of the Outdoor Group holding such Asset to (i) hold such iHeart Asset in trust for the use and benefit of the member of the iHeart Group entitled thereto (at the expense of the member of the iHeart Group entitled thereto) and the applicable members of the iHeart Group and Outdoor Group shall enter into arrangements, including subcontracting, sublicensing, subleasing, back-to-back agreement, or other similar arrangement, to convey the economic rights and obligations relating to such iHeart Assets to the iHeart Group, (ii) if such iHeart Asset is a contract with a third party, without the prior written consent of IHM (not to be unreasonably withheld, conditioned or delayed), the Outdoor Group shall not terminate (except for the expiration of such contract in accordance with its terms) or amend, modify or supplement such contract in any manner materially adverse to the iHeart Group, and shall continue to perform the obligations under such contract with a third party in the ordinary course of business consistent with past practice, and (iii) enter into appropriate agreements or arrangements to transfer such iHeart Asset as soon as reasonably practicable to the relevant member of the iHeart Group, and the agreements entered into in connection therewith shall constitute Transfer Documents.

(e) CCH and CCOH hereby waive compliance by the members of the iHeart Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Outdoor Assets to any member of the Outdoor Group.

(f) IHM and IHC hereby waive compliance by each and every member of the Outdoor Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the iHeart Assets to any member of the iHeart Group.

(g) Pursuant to Article IV.T of the Plan of Reorganization, to the fullest extent permitted by section 1146 of chapter 11 of title 11 of the United States Code, any transfers of property pursuant to, in contemplation of, or in connection with the Separation, the Restructuring Transactions Memorandum, or the Plan of Reorganization shall not be subject to any stamp tax, document recording tax, conveyance fee, intangibles, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar governmental assessment.

(h) The parties acknowledge that certain tangible and co-mingled iHeart Assets and Outdoor Assets are held in storage with Iron Mountain pursuant to one or more contracts with, or otherwise on behalf of, one or more members of the iHeart Group (the “iHeart Iron Mountain Contract”). The parties agree that, solely as a matter of convenience, IHM shall retain custody over (and shall have no obligation to deliver to the Outdoor Group) the tangible Outdoor Assets in storage with Iron Mountain (or any successor thereto); provided, that for the avoidance of doubt, all such Outdoor Assets shall continue to be the property of the Outdoor Group notwithstanding such storage pursuant to the iHeart Iron Mountain Contract and the Outdoor Group shall be granted access to such Outdoor Assets in accordance with the terms of Article VI.

Section 2.5 Assumption of Outdoor Liabilities and iHeart Liabilities.

(a) Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Section 4.2, on the Closing Date, unless otherwise provided in this Agreement or in any Ancillary Agreement, in accordance with the Restructuring Transactions Memorandum and the Plan of Reorganization, as applicable to the extent not previously effected prior to the Closing Date:

(i) IHM and IHC shall, and cause each relevant member of the iHeart Group to, as applicable, accept, assume, and agree to perform, discharge and fulfill all iHeart Liabilities; and

(ii) CCH and CCOH shall, and shall cause each relevant member of the Outdoor Group to accept, assume, and agree to perform, discharge and fulfill all Outdoor Liabilities.

(b) In furtherance of the consummation of the above Transactions:

(i) IHM and IHC shall, and shall cause the other members of the iHeart Group to, execute and deliver such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of such iHeart Liability by the relevant members of the iHeart Group; and

(ii) CCH and CCOH shall, and shall cause the other members of the Outdoor Group to, execute and deliver such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of such Outdoor Liability by the relevant members of the Outdoor Group.

All of the documents contemplated by this Section 2.5 shall be deemed “Transfer Documents” for purposes of this Agreement.

(c) If any Outdoor Liabilities have not been assigned to the appropriate member of the Outdoor Group on or prior to the Closing Date (including any Outdoor Liabilities owned by or in the possession of any member of the iHeart Group that are discovered after the Closing Date), after the Closing (i) the member of the iHeart Group retaining such Outdoor Liabilities shall retain such Outdoor Liabilities for the account of the member of the Outdoor Group liable thereto (at the expense of the member of the Outdoor Group liable thereto) and the applicable members of the iHeart Group and Outdoor Group shall enter into arrangements, including subcontracting, sublicensing, subleasing, back-to-back agreement, or other similar arrangement, to convey the obligations relating to such Outdoor Liabilities to the Outdoor Group and (ii) CCH shall, and shall cause such member of the Outdoor Group to enter into appropriate agreements or arrangements to assume such Liabilities as soon as reasonably practicable from the relevant member of the iHeart Group, and the agreements entered into in connection therewith shall constitute Transfer Documents.

(d) If any iHeart Liabilities have not been assigned to the appropriate member of the iHeart Group on or prior to the Closing Date (including any iHeart Liabilities owned by or in the possession of any member of the Outdoor Group that are discovered after the Closing Date), after the Closing (i) the member of the Outdoor Group retaining such iHeart Liabilities shall retain such iHeart Liabilities for the account of the member of the iHeart Group liable thereto (at the expense of the member of the iHeart Group liable thereto) and the applicable members of the iHeart Group and Outdoor Group shall enter into arrangements, including subcontracting, sublicensing, subleasing, back-to-back agreement, or other similar arrangement, to convey the obligations relating to such iHeart Liabilities to the iHeart Group and (ii) IHM shall, and shall cause such member of the iHeart Group to enter into appropriate agreements or arrangements to assume such Liabilities as soon as reasonably practicable from the relevant member of the Outdoor Group, and the agreements entered into in connection therewith shall constitute Transfer Documents.

Section 2.6 Approvals; Novation of Liabilities.

(a) In furtherance of the transactions contemplated in Section 2.4 and Section 2.5, subject to Section 2.10(a), each of IHM, on the one hand, and CCH and CCOH, on the other hand, at the request of the other, shall, if reasonably practicable, use commercially reasonable efforts to obtain, or to cause to be obtained, any Approval required to novate or assign all obligations under agreements, leases, licenses and other Assets or Liabilities of any nature whatsoever that constitute Outdoor Assets or Outdoor Liabilities, or to obtain in writing the unconditional release of all members of the iHeart Group party to such arrangements, so that, in any such case, the members of the Outdoor Group shall be solely responsible for the Outdoor Liabilities.

(b) In furtherance of the transactions contemplated in Section 2.4 and Section 2.5, subject to Section 2.10(a), each of IHM, on the one hand, and CCH and CCOH, on the other hand, at the request of the other, shall, if reasonably practicable, use commercially reasonable efforts to obtain, or to cause to be obtained, any Approval required to novate or assign all obligations under agreements, leases, licenses and other Assets or Liabilities of any nature whatsoever that constitute iHeart Assets or iHeart Liabilities, or to obtain in writing the unconditional release of all members of the Outdoor Group party to such arrangements, so that, in any such case, the members of the iHeart Group shall be solely responsible for the iHeart Liabilities.

(c) If and to the extent that the valid, complete and perfected transfer or assignment of any Outdoor Assets or iHeart Assets, as applicable, or the assumption of any Outdoor Liabilities or iHeart Liabilities, as applicable, would be a violation of applicable Law or require any Approval that has not been made or obtained at or prior to the Closing, then, unless the Parties shall mutually otherwise determine, the transfer or assignment of any Outdoor Assets or iHeart Assets, as applicable, or the assumption of any Outdoor Liabilities or iHeart Liabilities, as applicable, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Approvals have been obtained or made, at which time, such Asset shall be automatically transferred and Parties will sign appropriate documentation evidencing the same. Notwithstanding the foregoing, any such Assets or Liabilities shall continue to constitute Outdoor Assets or iHeart Assets, as applicable, or Outdoor Liabilities or iHeart Liabilities, as applicable, for all other purposes of this Agreement.

Section 2.7 Settlement of Intercompany Notes; Treatment of Intercompany Accounts and Agreements.

(a) Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Section 4.2, on the Closing Date, in accordance with the Plan of Reorganization and the Restructuring Transactions Memorandum:

(i) the iHeart Note, the CCOH License Agreement and any other agreement or license requiring royalty payments to the iHeart Group by the Outdoor Group for any Intellectual Property shall be settled, terminated, canceled and extinguished effective as of December 31, 2018 and be of no further force or effect as of such date with no further liability to any party thereto, except as set forth in this Agreement (including clause (ii) below); and

(ii) IHM, on behalf of itself and the iHeart Group, hereby waives (A) the set-off value of the Outdoor Name and Marks and Outdoor Transferred Intellectual Property, and $31,807,423.61, representing the royalties on any Intellectual Property and any license fees incurred by CCOH (including under the CCOH License Agreement) from March 14, 2018 through December 31, 2018 and (B) the repayment of $21,591,486.06 by the Outdoor Group to the iHeart Group, representing the outstanding balance under the Intercompany Notes as of December 31, 2018 in favor of the iHeart Group, such that the resulting balance of the Intercompany Notes as of December 31, 2018 (after giving effect to the waivers pursuant to this Section 2.7(a)(ii)) shall be $10,215,937.55 payable to CCOH, which IHC shall pay, or cause to be paid, to CCOH or its designee promptly after the Effective Date.

(b) In exchange for the transactions contemplated by Section 2.7(a), New CCOH shall receive (i) the Outdoor Name and Marks in accordance with Section 2.4 and (ii) reimbursement of the reasonable and documented out-of-pocket costs and expenses of legal counsel and financial advisors incurred on or prior to the Closing Date of the CCOH Board or the CCOH Special Committee, in each case, to the extent incurred in connection with the Separation.

(c) In consideration for the settlement, termination, cancellation and extinguishment of the iHeart Note, subject to the satisfaction or waiver of each of the conditions to Closing set forth in Section 4.2, on the Closing Date, CCOH shall receive cash in an amount equal to $148,980,556.59. CCOH, on the one hand, and IHC, on the other hand, shall within five (5) Business Days after the Closing Date pay the other any amount owed to it under the Intercompany Accounts to the extent incurred on or after January 1, 2019 through the Closing Date (after giving effect to the termination of the CCOH License Agreement and other agreements pursuant to Section 2.7(a)(i)). Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Section 4.2 and after giving effect to the transactions contemplated by Section 2.7(a), Section 2.7(b) and this Section 2.7(c), upon the consummation of the Closing, the Intercompany Accounts and CCOH Note shall be settled, terminated, canceled, extinguished and be of no further force or effect with no further liability to any party thereto, except as set forth in this Agreement.

(d) The Parties agree that, upon consummation of the Closing, each of the following shall be terminated, canceled and be of no further force or effect (including any provisions that purport to survive termination): (i) all agreements, arrangements, commitments or understandings, whether or not in writing, between or among members of the Outdoor Group, on the one hand, and members of the iHeart Group, on the other hand, relating to the sweep of the cash balance in CCOH’s concentration account to IHC’s master account, (ii) the CCOH Master Agreement, (iii) the CCOH Employee Matters Agreement and (iv) the CCOH Corporate Services Agreement (concurrent with the termination of the CCOH Corporate Services Agreement the Transition Services Agreement shall become effective). Each Party shall, at the reasonable request of any other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing in this Section 2.7. For the avoidance of doubt, the provisions of this Section 2.7(d) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof), which shall remain in force and effect pursuant to their terms: (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the Parties or any of the members of their respective Groups); (ii) any agreements, arrangements, commitments or understandings to which any Third Party is a party; (iii) any Shared Contracts, which will be treated as set forth in Section 2.9; and (iv) any agreements, arrangements, commitments or understandings listed or described on Schedule 2.7(d)(iv) and any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Closing Date.

(e) At the Closing, IHM shall enter into, and shall cause IHC and iHeartMedia Management Services, Inc., a Delaware corporation and Subsidiary of IHM, to enter into, and CCOH agrees to enter into, the Transition Services Agreement, substantially in the form attached hereto as Exhibit C, as the same may be amended from time to time in accordance with its terms (the “Transition Services Agreement”). Prior to the Effective Date, IHM and CCOH shall cooperate in good faith to identify a list of employees and contractors whose skill set or knowledge base is essential to the provision of certain services under the Transition Services Agreement, and whose names will be included in the schedules to the Transition Services Agreement, subject to such names being mutually acceptable to both IHM and CCOH, and which such employees and contractors will be considered “dedicated employees” as contemplated by, and subject to the terms of, Section 5.1 of the Transition Services Agreement.

(f) The Parties agree that, upon consummation of the Closing, the CCOH Tax Matters Agreement shall be amended and restated in substantially the form attached hereto as Exhibit D, as the same may be amended from time to time in accordance with its terms (the “New Tax Matters Agreement”).

(g) The Parties agree that, upon the consummation of the Closing, the EBIT Program Agreement shall be amended and restated in substantially the form attached hereto as Exhibit E, as the same may be amended from time to time in accordance with its terms (the “A&R EBIT Program Agreement”).

(h) At the Closing, IHC will and CCOH will cause Clear Channel Outdoor, LLC to, enter into the Revolving Loan Agreement, substantially in the form attached hereto as Exhibit F, as the same may be amended from time to time in accordance with its terms (the “Revolving Loan Agreement”).

(i) IHM and CCH agree to take all necessary action that may be required in accordance with the Restructuring Transactions Memorandum to provide for the adoption by New CCOH of the Amended and Restated Certificate of Incorporation of New CCOH in substantially the form attached hereto as Exhibit G (the “New CCOH Certificate of Incorporation”) and the Amended and Restated Bylaws of New CCOH substantially in the form attached hereto as Exhibit H (the “New CCOH Bylaws”), and CCH shall file the New CCOH Certificate of Incorporation with the Secretary of State of the State of Delaware.

Section 2.8 Issuance of Preferred Stock. IHM and CCOH shall each use reasonable efforts to cooperate with each other to issue preferred stock of New CCOH equal to $45,000,000 to one or more Third Party purchasers in accordance with the Restructuring Transactions Memorandum, the proceeds of which shall remain with New CCOH immediately following the Closing.

Section 2.9 Treatment of Shared Contracts.

(a) Subject to Section 2.10(a), the Parties shall use their commercially reasonable efforts to separate the Shared Contracts into separate contracts so that the Outdoor Group will be entitled to the rights and benefits, and shall be subject to the Liabilities, with respect to or arising from each Shared Contract to the extent primarily related to the Outdoor Business, and the iHeart Group will retain the rights and benefits, and shall be subject to the Liabilities, with respect to or arising from each Shared Contract to the extent primarily related to the iHeart Business. If an Approval is required to separate a Shared Contract and such Approval has not been obtained or made or if the separation of a Shared Contract has not been completed as of the Closing for any other reason, then, subject to Section 2.10(a), the Parties shall use their commercially reasonable efforts to develop and implement arrangements (including subcontracting, sublicensing, subleasing or back-to-back agreement) to pass along to the Outdoor Group the benefit and the Liabilities of the portion of any such Shared Contract related to the Outdoor Business and to pass along to the iHeart Group the benefit and the Liabilities of the portion of the Shared Contract related to the iHeart Business, as the case may be. With respect to each Shared Contract, the obligations set forth in this Section 2.9 shall terminate upon the earlier of (x) the termination or expiration of each such Shared Contract in accordance with its terms and (y) the second anniversary of the Closing Date.

(b) Each of IHM and CCH shall, and shall cause the members of its Group to, (i) treat for all Tax purposes the portion of each Shared Contract inuring to their respective Businesses as an Asset owned by, and/or Liabilities of, as applicable, such Group not later than the Closing Date, and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless otherwise required by applicable Law).

(c) To the extent of any inconsistency with the other sections of this Agreement, Section 2.9 shall govern the treatment of any Shared Contracts.

Section 2.10 Allocation of Costs for Approvals, Releases and Consents.

(a) Any costs or expenses, contributions of capital or payments of any other consideration in any form (including providing or maintaining any letter of credit, guarantee or other financial accommodation) required in order to obtain any Approval, consent or release (a “COC Cost”) contemplated under Section 2.6(a), Section 2.6(b) or Section 2.9, and any losses as a result of failure to obtain thereof or as a result of any amendment, termination or modification of any contract or agreement as a result of or in connection with the Transactions shall be borne entirely by CCOH or another member of the Outdoor Group; provided, that the iHeart Group shall bear one-third (1/3) of any Eligible Costs in excess of the first $10,000,000 of Eligible Costs (the “Deductible”) up to the first $35,000,000 of Eligible Costs incurred (such that the iHeart Group shall not bear in excess of $8,333,333.33 of Eligible Costs) in accordance with the rest of this Section 2.10.

(b) Promptly following the end of each fiscal quarter following the Effective Date and prior to IHM satisfying its obligations to reimburse New CCOH for Eligible Costs in accordance with this Section 2.10, New CCOH shall provide IHM with a report setting forth the amount of Eligible Costs incurred in such quarter and the aggregate amount of Eligible Costs incurred following the Effective Date, together with reasonably detailed documentation sufficient to evidence the determination and calculation of such Eligible Costs, including a reconciliation to New CCOH’s publicly filed quarterly financial statements for such quarter (or the publicly filed audited financial statements in the case of a fiscal year-end) (each, an “Eligible Costs Statement”). No later than sixty (60) days after delivery of an Eligible Costs Statement, IHM shall, or shall cause another member of the iHeart Group to, reimburse the Outdoor Group for the portion of the Eligible Costs incurred during such quarter that are to be borne by the iHeart Group pursuant to Section 2.10(a) and that are undisputed (it being agreed that profits shall only be deemed lost or foregone during a quarter to the extent the profits would have been generated under the applicable Revenue Producing Contract during such quarter but for the termination, amendment or other modification thereof).

(c) To the extent any member of the iHeart Group incurs any COC Costs in excess of the amount to be borne by the iHeart Group pursuant to Section 2.10(a) (including as a result of any adjustments made to the financial statements of the Outdoor Group in connection with its year-end audit), then New CCOH shall, or shall cause a member of the Outdoor Group to, promptly reimburse the iHeart Group therefor.

(d) If any member of the Outdoor Group is required to enter into a new contract, agreement or other arrangement, or modify or amend the existing terms of any Revenue Producing Contract (prior to the termination, amendment or other modification thereof) in order to obtain any Approval or release contemplated under Section 2.6(a) and Section 2.6(b) or to mitigate any losses as a result of failure to obtain thereof or as a result of any action as a result of or in connection with the Separation, then CCOH hereby agrees it shall, and shall cause the applicable members of the Outdoor Group to, keep IHM and the applicable members of the iHeart Group reasonably apprised of the status of any negotiations or discussions with Third Parties in connection therewith. After the Deductible has been exhausted, New CCOH shall not, and shall cause each other member of the Outdoor Group not to, execute or enter into any agreement, amendment or other modification or consummate any transaction with respect to any contract or agreement for which IHM may be liable for any Eligible Costs without IHM’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 2.11 Bank Accounts; Cash Balances.

(a) Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Section 4.2, at the Closing, each of IHM, CCOH and CCH agrees to take, or cause the members of their respective Groups to take all actions necessary to amend all contracts or agreements governing each bank and brokerage account owned by CCH or any other member of the Outdoor Group (collectively, the “Outdoor Accounts”) so that such

Outdoor Accounts, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter “linked”) to any bank or brokerage account owned by IHM or any other member of the iHeart Group (collectively, the “IHM Accounts”), are de-linked from the IHM Accounts, in each case effective from and after the Closing Date.

(b) Each of IHM, CCOH and CCH agrees to take, or cause the respective members of their respective Groups to take, in connection with the Separation, all actions necessary to amend all contracts or agreements governing the IHM Accounts so that such IHM Accounts, if currently linked to an Outdoor Account, are de-linked from the Outdoor Accounts, in each case effective from and after the Closing Date.

(c) Any outstanding payments initiated by IHM, CCH, or any other member of their respective Groups prior to any de-linking described in Section 2.11(a) or Section 2.11(b), as the case may be, shall be honored following such de-linking by the Person or Group owning the account from which the payment was initiated.

Section 2.12 Insurance Matters.

(a) Prior to Closing, CCOH shall purchase (and IHM shall cooperate with and assist CCOH in purchasing) a six (6) year directors’ and officers’ liability tail or run-off insurance coverage extending reporting of claims under the same policy terms and conditions for acts covered prior to the Closing Date as currently insured through pre-Closing CCOH-specific Insurance Policies. Such tail or run-off insurance program shall be maintained and not amended for the duration of its term.

(b) Except as may otherwise be expressly provided in this Section 2.12, CCOH does hereby, for itself and each other member of the Outdoor Group, agree that IHM and the other members of the iHeart Group shall not have any Liability whatsoever as a result of the Insurance Policies and practices of the iHeart Group in effect at any time on or before the Closing Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy and the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

(c) Other than the Insurance Policies set forth on Schedule Section 2.12(c) (the “Assigned Insurance Policies”) (which shall be assigned to CCOH in accordance with Section 2.4 and subject to the terms and conditions set forth in such Assigned Insurance Policies), the iHeart Group shall continue to own all Insurance Policies and insurance programs currently under the name of IHM or its predecessor (including primary and excess general liability, executive liability, automobile, workers’ compensation, cyber liability, media professional liability, fiduciary liability, property damage and business interruption, and crime Insurance Policies) in effect on or before the Closing Date (collectively, the “iHeart Insurance Policies”). Subject to the provisions of this Agreement, the members of the iHeart Group shall retain all of their respective rights, benefits and privileges, if any, under the iHeart Insurance Policies.

(d) CCOH agrees to establish and maintain (and IHM shall cooperate with and assist CCOH in establishing and maintaining) separate annual Insurance Policies and insurance programs (including, primary and excess general liability, executive liability, directors & officers liability, automobile, workers’ compensation, cyber liability, media professional liability, fiduciary liability, property damage and business interruption, crime, surety) for activities and claims involving any member of the Outdoor Group from and after, and to be effective no later than, the Closing Date, such that on and for at least one year after the Closing Date, each member of the Outdoor Group shall have in effect all Insurance Policies and insurance programs required to comply with their respective contractual obligations and such other Insurance Policies as may be reasonably necessary or advisable, and IHM agrees to reasonably cooperate with CCH and CCOH with respect thereto in good faith (any Insurance Policies so established or maintained by the Outdoor Group, together with the Assigned Insurance Policies, the “Outdoor Insurance Policies”). Subject to compliance with the foregoing, in no event shall any member of the iHeart Group or any IHM Indemnitee have any Liability or obligation whatsoever to any member of the Outdoor Group in the event that any Insurance Policy shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any member of the Outdoor Group for any reason, or shall not be renewed or extended beyond its expiration date. Other than as provided in Section 2.12(e) or the Transition Services Agreement, subject to the terms and conditions of the Insurance Policies, from and after the Closing Date, (i) none of New CCOH or any member of the Outdoor Group shall have any rights to or under any of the iHeart Insurance Policies (and no member of the iHeart Group shall have any obligations or liabilities to any member of the Outdoor Group with respect thereto) and (ii) none of IHM or any member of the iHeart Group shall have any rights to or under any of the Outdoor Insurance Policies (and no member of the Outdoor Group shall have any obligations or liabilities to any member of the iHeart Group with respect thereto), in each case, for any period, whether prior to, on or after the Closing Date. Other than as provided in Section 2.12(e) or the Transition Services Agreement, the applicable member of the Outdoor Group shall be responsible for all administrative and financial matters (including payment of any premiums, retrospectively rated premiums, defense costs, indemnity payments, deductibles, retentions or uninsured costs or other charges) relating to the Outdoor Insurance Policies and the applicable member of the iHeart Group shall be responsible for all administrative and financial matters (including any premiums, retrospectively rated premiums, defense costs, indemnity payments, deductibles, retentions or uninsured costs or other charges) relating to the iHeart Insurance Policies.

(e) From and after the Closing Date, IHM shall, upon New CCOH’s written request, make claims to an insurer for any Loss, Liability or damage with respect to the Outdoor Assets or Outdoor Liabilities under the iHeart Insurance Policies, arising out of insured incidents occurring from the date coverage thereunder first commenced until the Closing, to the extent the terms and conditions of any such iHeart Insurance Policy and agreements relating thereto so allow and then subject to such terms and conditions (“Covered Claims”). Subject to the terms and conditions of the Insurance Policies, IHM (or the applicable member of the iHeart Group) shall have the sole right and authority to submit and process Covered Claims under any iHeart Insurance Policies. Subject to the terms and conditions of the Insurance Policies, IHM (or the applicable member of the iHeart Group) shall have sole power and authority to make binding decisions, determinations, commitments and stipulations on its own behalf and on behalf of the Outdoor Group with respect to Covered Claims, which decisions, determinations, commitments and stipulations shall be final and conclusive if they (i) are reasonably made to maximize the overall economic benefit of the iHeart Insurance Policies and (ii) do not have a reasonably foreseeable material detrimental effect on the Outdoor Group. IHM (or the applicable member of the iHeart Group) shall have no power, in connection with any Covered Claim, to agree to or impose equitable remedies on New CCOH. New CCOH shall, and shall cause the applicable member(s) of the Outdoor Group to, cooperate and share such information with IHM and the other members of the iHeart Group as is reasonably necessary in order to permit IHM and the other members of the iHeart Group to manage, defend and conduct Covered Claims. Further, nothing herein shall relieve or limit the Outdoor Group from cooperating, assisting or defending any Covered Claim or from complying with the requirements under any iHeart Insurance Policy with respect to such Covered Claim, including any compliance required under applicable Law directed to IHM but imposed on the operations of the Outdoor Group.

(f) With respect to Covered Claims under property damage and business interruption Insurance Policies: (i) New CCOH shall, or shall cause a member of the Outdoor Group to, promptly pay all of IHM’s, IHC’s and each member of the iHeart Group’s out-of-pocket costs and expenses incurred in connection with pursuing any claim with respect to the Outdoor Assets or Outdoor Liabilities; (ii) New CCOH shall, or shall cause a member of the Outdoor Group to, be responsible for any retention thereunder (provided, that in the event claims are made under any such Insurance Policy both with respect to Outdoor Assets or Outdoor Liabilities, on the one hand, and with respect to IHM Assets or IHM Liabilities, on the other hand, which claims are subject to a single retention, then such retention will be allocated as between the Outdoor Group and the iHeart Group based on the respective covered Losses claimed by the Outdoor Group and the iHeart Group as reasonably determined by IHM); and (iii) IHM shall promptly remit or cause to be remitted to New CCOH any net proceeds actually received by the iHeart Group from the insurer under the applicable iHeart Insurance Policy to the extent such amounts received relate to the proportional covered Loss due to the Outdoor Group as reasonably determined by

IHM (after deducting, without duplication, the iHeart Group’s out-of-pocket costs and expenses incurred in connection therewith).

(g) With respect to Covered Claims under workers’ compensation, general liability and auto liability Insurance Policies: (i) IHM, or the applicable member of the iHeart Group, shall be responsible for any third party administrator costs and expenses related thereto; and (ii) IHM, or the applicable member of the iHeart Group, shall be responsible for any applicable deductible thereunder.

(h) After the Closing Date, IHM, IHC or any member of the iHeart Group may only amend, commute, terminate, buy-out or extinguish liability under or otherwise modify any iHeart Insurance Policies under which New CCOH has rights to assert a Covered Claim in a manner that would adversely affect in any material respect any such rights of New CCOH after obtaining the prior written consent of New CCOH (not to be unreasonably withheld, conditioned or delayed).

(i) This Agreement shall not be considered as an attempted assignment in whole or in part of any Insurance Policy and shall not be construed to waive any right or remedy of any member of either Group in respect of any Insurance Policy or any other contract or policy of insurance.

(j) An insurance carrier that would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the provisions of this Section 2.12, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurance carrier or any third party shall be entitled to a benefit (i.e., a benefit they would not be entitled to receive had no Separation occurred or in the absence of the provisions of this Section 2.12) by virtue of the provisions hereof.

(k) The provisions of this Section 2.12 relate solely to matters involving Insurance Policies, including property and casualty and liability Insurance Policies and insurance programs, including, without limitation, primary and excess general liability, executive liability, automobile, workers’ compensation, property damage and business interruption, cyber liability, media professional liability, fiduciary liability and crime Insurance Policies and programs, and shall not be construed to affect any obligation of or impose any obligation on the parties with respect to any life, health and accident, dental or medical or any other Insurance Policies applicable to any of the officers, directors, employees or other representatives of the parties or their respective Groups.

Section 2.13 Guarantees, Letters of Credit, Surety Bonds and Other Obligations. In furtherance of, and not in limitation of, the obligations set forth in Section 2.5:

(a) On or prior to the Closing Date, or as soon as practicable thereafter, (i) CCH shall (with the reasonable cooperation of the applicable member(s) of the iHeart Group) use its reasonable best efforts to have any member(s) of the iHeart Group removed as guarantor of or obligor for any Outdoor Liability, but excluding those Surety Bonds, guarantees, letters of credit and other obligations set forth on Schedule 2.13(a) to the extent relating to any Outdoor Liability; and (ii) IHM shall (with the reasonable cooperation of the applicable member(s) of the Outdoor Group) use its reasonable best efforts to have any member(s) of the Outdoor Group removed as guarantor of or obligor for any iHeart Liability; provided that, in each case of clauses (i) and (ii), if any such release is not obtained, CCH, on the one hand, and IHM, on the other hand, shall, and shall cause the applicable members of its Group to, indemnify, defend and hold harmless each of the other Group’s Indemnitees for any Liability arising from or relating to the applicable guarantee, Surety Bond, letter of credit or other obligation, in each case, to the extent relating to any iHeart Liability or Outdoor Liability, as applicable.

(b) On or prior to the Closing Date, to the extent required to obtain a release from a guarantee, letter of credit or other obligation of any member of the other Group, each Party shall, or cause the applicable member(s) of its Group to, execute substitute documents to effectuate such release at its own cost and expense.

(c) Notwithstanding anything to the contrary contained herein, the applicable member(s) of the iHeart Group will remain as guarantor(s) of or obligor(s) for those guarantees, Surety Bonds, letters of credit and other obligations set forth on Schedule 2.13(a) for the period set forth in Schedule 2.13(a). New CCOH hereby agrees not to, and shall cause the applicable members of the Outdoor Group not to, take any action or inaction that would or would reasonably be expected to cause any obligations under the guarantees, Surety Bonds, letters of credit or other obligations set forth on Schedule 2.13(a) to become due and payable. To the maximum extent not prohibited by applicable Law, New CCOH hereby agrees to reimburse and indemnify and hold the applicable members of the iHeart Group, harmless for, from and against any and all costs, expenses, taxes, Liabilities or related obligations imposed upon such member of the iHeart Group as a result of or in connection with the members of the iHeart Group maintaining the guarantees, Surety Bonds, letters of credit or other obligations set forth on Schedule 2.13(a) following the Closing Date, in each case, to the extent related to any Outdoor Liability. The remedies provided in this Section 2.13(a) shall be cumulative and shall not preclude the assertion by any Party to this Agreement of any other rights or the seeking of any other remedies against any other Party to this Agreement.

Section 2.14 Litigation.

(a) Management of Assumed Actions. From and after the Closing Date, the Outdoor Group shall assume and thereafter, except as provided in Article V, direct the defense or prosecution of the Assumed Actions and be responsible for all Liabilities that may result from the Assumed Actions and all fees and costs relating to the defense of the Assumed Actions, including attorneys’ fees and costs incurred thereafter. CCH agrees that, at all times from and after the Closing Date, if an Assumed Action is commenced by a Third Party naming both one or more members of the Outdoor Group and one or more members of the iHeart Group as defendants thereto, then CCH and CCOH shall use commercially reasonable efforts to cause such members of the iHeart Group to be removed from such Action; provided that if CCH is unable to cause such members of the iHeart Group to be removed from such Action, CCH and IHM shall consult in good faith with each other with respect to the resolution of such Action.

(b) Management of Excluded Actions. From and after the Closing Date, the iHeart Group shall assume and thereafter, except as provided in Article V, direct the defense or prosecution of the Excluded Actions and be responsible for all Liabilities that may result from the Excluded Actions and all fees and costs relating to the defense of the Excluded Actions, including attorneys’ fees and costs incurred thereafter. IHM agrees that, at all times from and after the Closing Date, if an Excluded Action is commenced by a Third Party naming both one or more members of the iHeart Group and one or more members of the Outdoor Group as defendants thereto, then IHM shall use its commercially reasonable efforts to cause such members of the Outdoor Group to be removed from such Action; provided that if IHM is unable to cause such members of the Outdoor Group to be removed from such Action, IHM and CCH shall consult in good faith with each other with respect to the resolution of such Action.

(c) Settlement of Action. No member of the iHeart Group shall settle any Excluded Action in which any member of the Outdoor Group is also a party, and no member of the Outdoor Group shall settle any Assumed Action in which any member of the iHeart Group is also a party without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), except that if the Party managing the Action is fully indemnifying the other Party, such managing Party may nevertheless settle such Action without such consent so long as such settlement or compromise does not (x) result in any non-monetary remedy or relief being imposed upon any member of the other Party’s Group or (y) contain or involve an admission or statement providing for or acknowledging any Liability or criminal wrongdoing on behalf of the other Party’s Group or any of its Affiliates.

Section 2.15 2020 Notes. Effective immediately upon the Bankruptcy Court’s entry of a final order confirming the Plan of Reorganization, IHC hereby waives its right under Section 6.5(c) of the CCOH Master Agreement to consent to CCOH’s and its Subsidiaries’ ability to replace or refinance the Series A and Series B Senior Subordinated Notes due 2020 issued by Clear Channel Worldwide Holdings, Inc.

Section 2.16 Certain Employee and Employee Benefit Matters.

(a) Transfer of Employees. On or prior to the later of December 1, 2019 or the Closing Date, New CCOH shall offer employment to those employees of IHM and its Subsidiaries (as of the date hereof) that it chooses from the list delivered from IHM to CCOH in connection with the execution of this Agreement (may be supplemented by IHM in its sole discretion by adding additional employees within ten (10) Business Days prior to the Closing Date) (the “Outdoor Business Employees”), with such employment commencing on or after the Closing Date as the Parties may agree, but in no event later than (i) 30 days following such employee’s receipt of the offer of employment, and (ii) December 31, 2019; provided, that, such offers of employment shall be sufficient in number and on sufficient terms and conditions so as not to reasonably be expected to result in obligations or Liabilities for the iHeart Group under the Worker Adjustment and Retraining Notification Act of 1988 or any similar Law; provided, further, that, with respect to those Outdoor Business Employees specified by the iHeart Group to be providing services under the Transition Services Agreement and included in the list to be provided to the Outdoor Group pursuant to the first sentence of this Section 2.16(a), New CCOH shall offer them employment commencing on the earlier of (i) the termination of their applicable services under the Transition Services Agreement as is reasonably requested by IHM and upon New CCOH’s prior written consent (not to be unreasonably withheld, conditioned or delayed) or (ii) December 31, 2019. Subject to the preceding sentence, any offer of employment by New CCOH to such Outdoor Business Employee shall be on initial terms and conditions of employment that are comparable to the terms and conditions of employment applicable to such individual in effect immediately prior to their separation from employment with any member of the iHeart Group. Each such Outdoor Business Employee who accepts an offer of employment with a member of the Outdoor Group shall be deemed a “Transferred Employee” for purposes of this Agreement. For each individual who becomes a Transferred Employee, the effective date of their employment with New CCOH shall be the date the individual actually commences employment with New CCOH (any such date being referred to herein as the “Employee Transfer Date”). Nothing in this Agreement shall preclude the Outdoor Group from establishing different terms of employment effective for 2020 or later. After each Employee Transfer Date, New CCOH shall grant access to, and shall permit the iHeart Group to contact and communicate with, the Transferred Employees as reasonably requested by the iHeart Group during normal business hours and in such a manner as to not unreasonably disrupt the normal operations of New CCOH as reasonably determined by New CCOH, in connection with certain audit and/or tax matters of the iHeart Group for periods ending on or prior to the Closing Date for which the applicable Transferred Employees have knowledge or were responsible during their employment with the iHeart Group.

(b) Subsequent Employment Offers. With respect to any Outdoor Business Employee (i) (x) who is not offered employment by New CCOH pursuant to Section 2.16(a) or (y) who declines an offer of employment by New CCOH, (ii) whose employment is terminated by the iHeart Group after providing notice to New CCOH of a planned termination, and (iii) who subsequently applies for or is offered employment by or provision of services to New CCOH or any member of the Outdoor Group and actually commences employment or provision of services to any member of the Outdoor Group (with respect to clause (i)(y), solely if the position such Subsequent Employment Offer is for a substantially similar position as initially offered pursuant to Section 2.16(a)) prior to the end of the period during which that Outdoor Business Employee is entitled to salary continuation or other severance benefits under an iHeart Plan that is in effect immediately prior to the Closing Date and which plan has not been amended since the date hereof to increase the benefits thereunder for such Outdoor Business Employee (a “Subsequent Employment Offer”), then New CCOH shall, or shall cause the applicable member of the Outdoor Group to, promptly notify the iHeart Group of such Subsequent Employment Offer and the position of such employment, then New CCOH shall assume and be responsible for, reimburse and indemnify the iHeart Group from any post-termination amounts in respect of salary continuation or other severance benefits to which that Outdoor Business Employee is entitled under an iHeart Plan that is in effect immediately prior to the Closing Date and which plan has not been amended since the date hereof to increase the benefits thereunder for such Outdoor Business Employee (the “Severance Benefits”) but not for any other obligation or Liabilities that remain outstanding as of the date of the Subsequent Employment Offer. If such

Subsequent Employment Offer is for a position that is materially different than as initially offered pursuant to Section 2.16(a), then the iHeart Group shall remain responsible for any Severance Benefits.

(c) Service Credit. New CCOH shall use its commercially reasonable best efforts to cause the members of the Outdoor Group to recognize all service credited under an iHeart Plan that is a 401(k) or paid time off plan through the Employee Transfer Date applicable to each Transferred Employee for purposes of eligibility to participate, vesting and level of paid time off benefits under any similar benefit plan, program or arrangement provided for the benefit of the Transferred Employees after the Closing, but only to the extent that such credit was provided for the same purpose under the analogous iHeart Plan and if such credit does not result in the duplication of benefits or compensation for the same period of service.

(d) Health and Welfare Benefit Plan Matters. In the calendar year in which the Employee Transfer Date occurs, New CCOH shall use its commercially reasonable best efforts to and shall cause the Outdoor Group to use its commercially reasonable best efforts to (i) cause to be waived for the Transferred Employees (and any of their covered dependents) all pre-existing condition exclusions, active at work requirements, waiting periods, and any other similar requirements or limitations under any Outdoor Group Plan providing welfare benefits to the extent waived or satisfied under any corresponding iHeart Plan as of the Employee Transfer Date, and (ii) cause any deductible, co-insurance and out-of-pocket expenses paid by a Transferred Employee (or covered dependent) under an iHeart Plan providing welfare benefits during the year in which the Employee Transfer Date occurs to be credited for purposes of satisfying any deductibles, co-insurance and out-of-pocket expenses under the corresponding Outdoor Group Plan. The Parties hereto agree to cooperate in good faith and in compliance with applicable Law (including, the Health Insurance Portability and Accountability Act of 1996) in connection with the transfer of iHeart Plan benefits of Transferred Employees to the Outdoor Group.

(e) 401(k) Plan. Effective no later than a commercially reasonable period after the first Employee Transfer Date that occurs, CCOH shall cause a member of the Outdoor Group to establish a defined contribution plan that includes a cash or deferred arrangement intended to be qualified under Section 401(k) of the Code for the benefit of the Transferred Employees (the “Outdoor 401(k) Plan”) which, to the extent commercially reasonable and practicable, is substantially similar to an iHeart Plan that includes a cash or deferred arrangement intended to be qualified under Section 401(k) of the Code (the “iHeart 401(k) Plan”) including with respect to the available investments under the Outdoor 401(k) Plan, except that stock of CCOH or Outdoor Group shall not be required to be included as an investment option under the Outdoor 401(k) Plan. Before the deadline specified in the preceding sentence, the iHeart Group will provide the Outdoor Group with a form of the Outdoor 401(k) Plan that in good faith is reasonably expected to meet the requirements of this Section 2.16(e) and is reasonably ready for adoption by the Outdoor Group by the deadline specified in this Section 2.16(e). The iHeart Group shall cooperate with and assist the Outdoor Group in taking all reasonably necessary or appropriate actions to implement the Outdoor 401(k) Plan as required by this Section 2.16(e). As of the Employee Transfer Date, or as soon as administratively practicable thereafter, IHM, IHC and New CCOH shall cause to be transferred (in accordance with the requirements of Section 414(l) of the Code) to the Outdoor 401(k) Plan the aggregate account balances, whether accrued pre-Closing or post-Closing, under the iHeart 401(k) Plan of the Transferred Employees who have account balances in the iHeart 401(k) Plan. Such transfer shall be in cash, or with respect to participant loans, in kind. Nothing in this Agreement shall preclude the Outdoor 401(k) Plan or any other compensation plan or arrangement being amended or terminated in 2020 or later, as determined by the appropriate individual or body within the Outdoor Group. The Parties acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under the Employee Retirement Income Security Act of 1974, as amended, or other applicable Law. Neither Party shall be deemed to be in violation of this Agreement if it fails to comply with any provision of this Agreement based upon its good faith determination that to do so would violate such a fiduciary duty or standard.

(f) Nonqualified Deferred Compensation Arrangements. Effective no later than a commercially reasonable period after the first Employee Transfer Date that occur, CCOH shall cause a member of the Outdoor Group to establish a nonqualified deferred compensation plan that is compliant with Section 409A of the Code for the benefit of the Transferred Employees (the “Outdoor NQDC Plan”) which, to the extent commercially reasonable and practicable, is substantially similar to any iHeart Plan that is also a nonqualified deferred compensation arrangement intended to be compliant under Section 409A of the Code (the “iHeart NQDC Plan”), including with respect to the available investments under the Outdoor 409A Plan. Before the deadline specified in the preceding sentence, the iHeart Group will provide the Outdoor Group with a form of the Outdoor NQDC Plan that in good faith is reasonably expected to meet the requirements of this Section 2.16(f), and is reasonably ready for adoption by the Outdoor Group by the deadline specified in this Section 2.16(f). The iHeart Group shall cooperate with and assist the Outdoor Group in taking all other reasonably necessary or appropriate actions to implement the Outdoor NQDC Plan as required by this Section 2.16(f). As of no later than a commercially reasonable period after the first Employee Transfer Date that occurs, as applicable, or as soon as administratively practicable thereafter, IHM, IHC and New CCOH shall cause to be transferred (in accordance with the requirements of Section 409A of the Code) to the Outdoor NQDC Plan the aggregate account balances, whether accrued pre-Closing or post-Closing, under the iHeart NQDC Plan of the Transferred Employees who have account balances in the iHeart NQDC Plan. Such transfer shall be in cash. The Parties acknowledge that the actions described in this Section 2.16(f) shall be fully subject to Section 409A of the Code and the parties hereto shall cooperate in good faith to comply therewith to seek to minimize any adverse tax consequences to the relevant Transferred Employees, including that the Parties shall take any commercially reasonable actions necessary to avoid the occurrence of a “separation of service” (as defined in Section 409A of the Code) for any Transferred Employees for purposes of the iHeart NQDC Plan by reason of the Transactions alone, it being understood that in no event will any of the Parties hereto reimburse or pay any individual for any tax or other cost under or related to Section 409A of the Code.

(g) Nothing in this Section 2.16, express or implied, shall: (i) establish, amend or modify any iHeart Plan, Outdoor Group Plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement, or (ii) confer any benefits, remedies or rights whatsoever, including any third party beneficiary rights, on any Person other than the Parties.

Section 2.17 IP Licenses.

(a) iHeart IP License. IHM and IHC, on behalf of themselves and the relevant members of the iHeart Group, hereby grant to New CCOH and each other member of the Outdoor Group a non-exclusive, royalty-free, fully-paid, perpetual, irrevocable, non-terminable, worldwide license (or with respect to any Intellectual Property owned by a Third Party, sublicense) under all Licensed IHM IP to operate the Outdoor Business (including natural evolutions thereof), effective as of the Closing Date. The foregoing license shall be sublicensable and transferable (i) to service providers, consultants, or independent contractors in connection with the performance of services for the Outdoor Group in the ordinary course of the Outdoor Business (including natural evolutions thereof), and (ii) to an acquirer or any of its Affiliates in connection with a Change of Control.

(b) IHM Software License. IHM and IHC, on behalf of themselves and the relevant members of the iHeart Group, hereby grant to New CCOH and each other member of the Outdoor Group a non-exclusive, royalty-free, fully-paid, perpetual, irrevocable, non-terminable, worldwide license (or with respect to any Software owned by a Third Party, sublicense) to fully Exploit the Licensed IHM Software in connection with the operation of the Outdoor Business (including natural evolutions thereof), effective as of the Closing Date. The foregoing license shall be sublicensable and transferable (i) to service providers, consultants, or independent contractors in connection with the performance of services for the Outdoor Group in the ordinary course of the Outdoor Business (including natural evolutions thereof), and (ii) to an acquirer or any of its Affiliates in connection with a Change of Control.

(c) Outdoor IP License. New CCOH, on behalf of itself and the relevant members of the Outdoor Group, hereby grants to IHM and IHC and each other member of the iHeart Group a non-exclusive, royalty-free, fully-paid, perpetual, irrevocable, non-terminable, worldwide license (or with respect to any Intellectual Property owned by a Third Party, sublicense) under all Licensed Outdoor IP to operate the iHeart Business (including natural evolutions thereof), effective as of the Closing Date. The foregoing license shall be sublicensable and transferable (i) to service providers, consultants, or independent contractors in connection with the performance of services for the iHeart Group in the ordinary course of the iHeart Business (including natural evolutions thereof), and (ii) to an acquirer or any of its Affiliates in connection with a Change of Control.

(d) Outdoor Software License. New CCOH, on behalf of itself and the relevant members of the Outdoor Group, hereby grants to IHM and IHC and each other member of the iHeart Group a non-exclusive, royalty-free, fully-paid, perpetual, irrevocable, non-terminable, worldwide license (or with respect to any Software owned by a Third Party, sublicense) to fully Exploit the Licensed Outdoor Software in connection with the operation of the iHeart Business (including natural evolutions thereof), effective as of the Closing Date. The foregoing license shall be sublicensable and transferable (i) to service providers, consultants, or independent contractors in connection with the performance of services for the iHeart Group in the ordinary course of the iHeart Business (including natural evolutions thereof), and (ii) to an acquirer or any of its Affiliates in connection with a Change of Control.

(e) Domain License. New CCOH, on behalf of itself and the relevant members of the Outdoor Group, hereby grants to IHM and IHC and other members of the iHeart Group a non-exclusive, royalty-free, fully-paid, perpetual, irrevocable, sublicenseable, non-terminable, worldwide license to access, use, register, and otherwise make available the “clearchannel.com” domain (including subdomains thereof and the use of the “CLEAR CHANNEL” trademark in connection therewith) in connection with internal-use Software (including “OneSpace” Software) of IHM, IHC and each other member of the iHeart Group, with such Software accessible solely through the internal networks of such Persons.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Mutual Representations and Warranties.

Each of IHM and IHC hereby make the following representations and warranties, on their own behalf and on behalf of the applicable members of the iHeart Group, to CCH and CCOH, and CCH and CCOH hereby make the following representations and warranties, on their own behalf and on behalf of the applicable members of the Outdoor Group, to IHM and IHC, as of the date hereof and as of the Closing:

(a) such Person has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party as of the Closing and to consummate the Transactions contemplated hereby and thereby;

(b) the execution and delivery by such Person of this Agreement and the Ancillary Agreements to which it is or will be a party as of the Closing and the consummation of the Transactions contemplated hereby and thereby have been duly authorized by all necessary and proper action on its part;

(c) this Agreement and the Ancillary Agreements to which such Person is or will be a party as of the Closing has been or will be duly and validly executed and delivered by it and (assuming that due execution and delivery by the other parties hereto and thereto) constitutes or will constitute the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; and

(d) the execution and delivery by such Party of this Agreement and the Ancillary Agreements to which it is or will be a party as of the Closing and the consummation by such Party of the Transactions contemplated hereby and thereby do not and will not, as of the Closing conflict with any provision of its articles or certificate of incorporation, bylaws, certificate of formation, operating agreement or other organizational documents, as applicable.

Section 3.2 No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Agreement or any Ancillary Agreement, no member of either the iHeart Group or the Outdoor Group nor any of their Representatives makes or has made any representation or warranty of any kind whatsoever, express or implied, to (and each member of the iHeart Group and the Outdoor Group disclaims reliance on all representations and warranties of any kind, whatsoever, express or implied, or made by) any member of the other Group or any other Person with respect to any of the Transactions or matters contemplated hereby (including with respect to the respective Business, Assets, Liabilities, condition or prospects (financial or otherwise) of, or any other matter involving, either Business, or the sufficiency of the Assets transferred to or owned by the applicable Group, or the title to any such Assets, or that any requirements of applicable Law are complied with, with respect to the Separation). No Person has been authorized by any member of either Group or their respective Affiliates or Representatives to make any representation or warranty relating to any member of either Group with respect to any of the Transactions or matters contemplated hereby (including with respect to the respective Business, Assets, Liabilities, condition or prospects (financial or otherwise) of, or any other matter involving, either Business, or the sufficiency of the Assets transferred to the applicable Group, or the title to any such Assets, or that any requirements of applicable Law are complied with, with respect to the Separation), and if made, such representation or warranty must not be relied upon by such Person or any of its Affiliates or Representatives as having been authorized by such member of either Group or any of its or their respective Affiliates or Representatives (or any other Person). EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, THE REPRESENTATIONS AND WARRANTIES MADE BY ANY PARTY IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE TO ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED, AND EACH MEMBER OF EACH GROUP SHALL TAKE ALL OF THE BUSINESS, ASSETS AND OTHER LIABILITIES TRANSFERRED TO OR ASSUMED BY IT PURSUANT TO THIS AGREEMENT ON AN “AS IS, WHERE IS” BASIS AND ALL OTHER IMPLIED REPRESENTATIONS AND WARRANTIES, ON MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE OR OF FREEDOM FROM ENCUMBRANCE ARE HEREBY EXPRESSLY DISCLAIMED, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO A MEMBER OF EITHER GROUP OR THEIR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL INFORMATION, SUPPLEMENTAL DATA OR FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS). EACH GROUP SHALL RELY SOLELY ON THEIR OWN EXAMINATION AND INVESTIGATION OF THE OTHER GROUP’S BUSINESS AND ASSETS AS WELL AS THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY ANCILLARY AGREEMENT. NO MEMBER OF A GROUP NOR ANY OF ITS REPRESENTATIVES HAS MADE (AND THE MEMBERS OF THE OTHER GROUP AND THEIR REPRESENTATIVES HAVE NOT RELIED UPON) ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, (A) AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION PROVIDED OR MADE AVAILABLE TO SUCH GROUP PRIOR TO THE EXECUTION OF THIS AGREEMENT AND (B) WITH RESPECT TO ANY PROJECTIONS, FORECASTS, ESTIMATES, PLANS OR BUDGETS OF FUTURE REVENUES, EXPENSES OR EXPENDITURES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS (OR ANY COMPONENT THEREOF) OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF SUCH GROUP HERETOFORE OR HEREAFTER DELIVERED TO OR MADE AVAILABLE TO SUCH GROUP OR ITS REPRESENTATIVES.

ARTICLE IV

THE CLOSING

Section 4.1 Closing. Unless this Agreement is validly terminated pursuant to Section 8.1, the closing of the Separation (the “Closing”) shall occur as soon as practicable on the Effective Date after the satisfaction or waiver (if permitted hereunder) of all of the conditions set forth in Section 4.2 other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of such conditions at the

Closing), at the offices of Kirkland and Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (or remotely via the electronic exchange of executed documents), unless another date or place is mutually agreed upon in writing by the Parties. The date upon which the Closing occurs hereunder is referred to herein as the “Closing Date.” The Closing will be deemed to be effective as of 11:59 p.m. (local time) in each jurisdiction in which the Business is conducted on the Closing Date for Tax, accounting, operational and all other matters.

Section 4.2 Conditions to the Separation.

(a) Mutual Closing Conditions. The obligations of each Party to consummate the Separation shall be subject to the fulfillment (or, to the extent permitted by applicable Law, written waiver by each Party) of the following conditions:

(i) All Emergence Conditions (other than the Separation and those conditions that by their nature are to be satisfied simultaneously with the Effective Date) shall have been satisfied.

(ii) All conditions precedent to the consummation of the Merger as set forth in the Merger Agreement shall have been satisfied or waived, other than those conditions that by their nature are to be satisfied simultaneously with the consummation of the Merger).

(iii) The transactions contemplated in the Restructuring Transactions Memorandum to be taken on or prior to the Closing Date (including the distribution of the equity securities of Radio Newco to IHC) shall have been completed (except for those Transactions that are to occur at the Closing, but subject to such Transactions occurring at the Closing).

(iv) No Order issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the Transactions, declaring unlawful the Transactions or causing such Transactions to be rescinded shall be in effect.

(b) Additional Closing Conditions for IHM, IHC and CCH. The obligations of IHM, IHC and CCH to consummate the Separation shall be subject to the fulfillment (or, to the extent permitted by applicable Law, written waiver by each of IHM and IHC) of the following conditions:

(i) The representations and warranties made by CCOH in Article III shall be true and correct both as of the date hereof and as of the Closing Date, in each case in all material respects.

(ii) CCOH shall have performed and complied with, in all material respects, all covenants required by this Agreement to be performed prior to the Closing.

(iii) The Bankruptcy Court shall have entered an Order (which may be an Order approving the Plan of Reorganization), in form and substance reasonably acceptable to IHM and CCOH, approving this Agreement and finding that the terms of this Agreement represent sound exercises of business judgment by each member of the iHeart Group and CCOH (the “Confirmation Order”).

(c) Additional Closing Conditions for CCOH. The obligations of CCOH to consummate the Separation shall be subject to the fulfillment (or, to the extent permitted by applicable Law, written waiver by CCOH) of the following conditions:

(i) The representations and warranties made by IHM, IHC and CCH in Article III shall be true and correct both as of the date hereof and as of the Closing Date, in each case in all material respects.

(ii) IHM, IHC and CCH shall have performed and complied with, in all material respects, all covenants required by this Agreement to be performed prior to the Closing.

ARTICLE V

MUTUAL RELEASES; INDEMNIFICATION

Section 5.1 Release of Pre-Closing Claims.

(a) Except as provided in Section 5.1(c) or as otherwise expressly provided in this Agreement or any Ancillary Agreement, effective as of the Closing Date, New CCOH does hereby, on behalf of itself and each member of the Outdoor Group and each of their respective successors and assigns, release and forever discharge IHM and the members of the iHeart Group, each of their respective successors and assigns, and all Persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of IHM or any member of the iHeart Group (in each case, in their respective capacities as such), and each of their respective heirs, executors, administrators, successors and assigns, from any and all Pre-Closing Claims.

(b) Except as provided in Section 5.1(c) or as otherwise expressly provided in this Agreement or any Ancillary Agreement, effective as of the Closing Date, IHM does hereby, on behalf of itself and each member of the iHeart Group and each of their respective successors and assigns, release and forever discharge New CCOH and the members of the Outdoor Group, each of their respective successors and assigns, and all Persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of New CCOH or any member of the Outdoor Group (in each case, in their respective capacities as such), and each of their respective heirs, executors, administrators, successors and assigns, from any and all Pre-Closing Claims.

(c) Nothing contained in Section 5.1(a) and Section 5.1(b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in the applicable Schedules thereto as not to terminate as of the Closing Date, in each case in accordance with its terms. Nothing contained in Section 5.1(a) or Section 5.1(b) shall release any Person from:

(i) any Liability assumed, transferred, assigned, retained or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

(ii) any Liability that a member of the iHeart Group or Outdoor Group may have with respect to indemnification or contribution pursuant to this Agreement, which Liability shall be governed by the provisions of Article V and any other applicable provisions of this Agreement or any Ancillary Agreement; or

(iii) honoring its existing obligations to indemnify, or advance expenses to, any Person who was a director, officer or employee of a Party or any member of its Group at or prior to the Closing Date, to the extent that such Person was entitled to such indemnification or advancement of expenses pursuant to then-existing indemnification obligations, it being understood that (x) if the underlying Action giving rise to any obligation arises out of or is primarily related to an Outdoor Liability, New CCOH shall indemnify the applicable member of the iHeart Group for such Liability and (y) if the underlying Action giving rise to any obligation arises out of or is primarily related to an iHeart Liability, IHM shall indemnify the applicable member of the Outdoor Group for such Liability, in each case, in accordance with the provisions set forth in this Article V.

(d) Each of IHM and IHC, on the one hand, and New CCOH, on the other hand, shall not make, and shall not permit any member of their respective Groups to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against any member of the other Group, or any other Person released pursuant to Section 5.1(a) and Section 5.1(b), with respect to any Liabilities released pursuant thereto.

(e) It is the intent of each of IHM and New CCOH, except as expressly set forth in Section 5.1(c), by virtue of the provisions of this Section 5.1, to provide for a full and complete release and discharge of all

Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing Date, between any member of the Outdoor Group, on the one hand, and any member of the iHeart Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members prior to the Closing). At any time, at the request of either IHM, or New CCOH, the other Party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

Section 5.2 Indemnification by Outdoor Group. Subject to Section 5.4, from and after the Closing Date, New CCOH shall, and shall cause the other members of the Outdoor Group to, indemnify and hold harmless IHM, each member of the iHeart Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “IHM Indemnitees”), from and against any and all Liabilities of the IHM Indemnitees relating to, arising out of or resulting from any of the following, whether such Liabilities arise or accrue prior to, on or after the Closing Date:

(a) the Outdoor Business, the Outdoor Liabilities or the Outdoor Assets, including any Liabilities arising out of or relating to the Assumed Actions (including those from which New CCOH is unable to cause a member of the iHeart Group to be removed pursuant to Section 5.6(c));

(b) the failure of any member of the Outdoor Group or any other Person to pay, perform or otherwise promptly discharge any of the Outdoor Liabilities in accordance with their respective terms; and

(c) any breach by any member of the Outdoor Group of this Agreement;

provided that the indemnification obligations hereunder shall in no event be duplicative of any obligation of CCOH or any of its Subsidiaries pursuant to any Ancillary Agreement; provided, further, that except as specifically contemplated in Section 5.6(e), all matters related to Taxes shall be governed solely by the New Tax Matters Agreement and no indemnity with respect to Taxes shall arise as a result of this Section 5.2.

Section 5.3 Indemnification by iHeart Group. Subject to Section 5.4, from and after the Closing Date, IHM and IHC shall, and shall cause the other members of the iHeart Group to, indemnify and hold harmless CCH, CCOH and each member of the Outdoor Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Outdoor Indemnitees”), from and against any and all Liabilities of the Outdoor Indemnitees relating to, arising out of or resulting from any of the following, whether such Liabilities arise or accrue prior to, on or after the Closing Date:

(a) the iHeart Business, the iHeart Liabilities or the iHeart Assets, including any Liabilities arising out of or relating to any Excluded Action (including those from which IHM or IHC is unable to cause a member of the Outdoor Group to be removed pursuant to Section 5.6(c));

(b) the failure of IHM, IHC or any other member of the iHeart Group or any other Person to pay, perform or otherwise promptly discharge any iHeart Liabilities in accordance with their respective terms; and

(c) any breach by any member of the iHeart Group of this Agreement;

provided that the indemnification obligations hereunder shall in no event be duplicative of any obligation of IHM or any of its Subsidiaries pursuant to any Ancillary Agreement; provided, further, that except as specifically contemplated in Section 5.6(e), all matters related to Taxes shall be governed solely by the New Tax Matters Agreement and no indemnity with respect to Taxes shall arise as a result of this Section 5.3.

Section 5.4 Indemnification Obligations Net of Insurance Proceeds.

(a) The Parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article V shall be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount that any Person (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification hereunder (an “Indemnitee”) shall be reduced by any Insurance Proceeds actually recovered by or on behalf of the Indemnitee in respect of the related Liability. If an Indemnitee receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee shall pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b) An insurer that would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that the indemnification provisions hereof do not create any benefit to any insurer or any other Third Party or otherwise alter the terms and conditions of any Insurance Policies.

(c) Each of IHM, IHC, CCOH and CCH hereby waives, for itself and each member of its Group, any rights to recover against the other Party in subrogation or as subrogee for a Third Party, but solely with respect to Pre-Closing Claims released pursuant to Section 5.1 and solely to the extent that such waiver of subrogation is permitted under any applicable Insurance Policies.

Section 5.5 Procedures for Indemnification of Third-Party Claims.

(a) If an Indemnitee shall receive written notice from a Third Party of any claim or demand or the commencement by any such Person of any Action (each, a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 5.2 or Section 5.3, or any other provision of this Agreement, such Indemnitee shall promptly (but in no event more than 30 days following receipt of such claim or demand) give such Indemnifying Party written notice thereof. Any such notice shall (i) state that the Indemnitee has paid or, incurred Losses, or reasonably anticipates that the Indemnitee will pay or incur Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement; (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date (if any) such item was paid or incurred, the basis for any reasonably anticipated Losses and the nature of the misrepresentation, breach of warranty, breach of covenant or other claim to which each such item is related and (iii) include copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim. Notwithstanding the foregoing, the failure of an Indemnitee to provide notice in accordance with this Section 5.5(a) shall not relieve an Indemnifying Party of its indemnification obligations under this Agreement, except to the extent to which the Indemnifying Party shall demonstrate that it was prejudiced by the Indemnitee’s failure to provide notice in accordance with this Section 5.5(a).

(b) An Indemnifying Party may elect to defend (and to seek to settle or compromise), at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third-Party Claim. Within 60 days after the receipt of notice from an Indemnitee in accordance with Section 5.5(a), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party shall assume responsibility for defending such Third-Party Claim; provided that if the Indemnifying Party fails to notify the Indemnitee in accordance with the foregoing sentence, the Indemnifying Party shall be deemed to elect not to defend (or to seek to settle or compromise) such Third-Party Claim.

(c) If an Indemnifying Party has elected to assume the defense of a Third-Party Claim, then such Indemnifying Party shall be solely liable for all fees and expenses incurred by it in connection with the defense of such Third-Party Claim (including its counsel) and shall not be entitled to seek any indemnification or reimbursement from the Indemnitee for any such fees or expenses incurred during the course of its defense of such Third-Party Claim, regardless of any subsequent decision by the Indemnifying Party to reject or otherwise abandon its assumption of such defense.

(d) Notwithstanding an election by an Indemnifying Party to defend a Third-Party Claim pursuant to Section 5.5(b), an Indemnitee may, upon notice to the Indemnifying Party, elect to take over the defense of such Third-Party Claim at the cost and expense of the Indemnifying Party (i) to the extent such Third-Party Claim relates to any actual or alleged criminal Action, allegation or investigation, (ii) to the extent such Third-Party Claim seeks an injunction or equitable relief against an Indemnitee as the primary remedy or (iii) to the extent any Indemnitee shall reasonably determine that such Indemnitee and the Indemnifying Party have actual or potential differing defenses or conflicts of interest between them that make joint representation inappropriate.

(e) If the Indemnifying Party elects to assume the defense of a Third-Party Claim in accordance with this Agreement, then (i) the Indemnitee may retain separate counsel (including local counsel as necessary) of its own choosing to monitor and participate in (but not control) the defense of any Third-Party Claim at its own cost and expense subject to limitations to preserve Privilege or Third Party confidentiality and (ii) the Indemnitee may not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party; provided that the Indemnitee may choose separate counsel at the sole cost and expense of the Indemnifying Party in the event that outside counsel to the Indemnitee reasonably determines that a conflict of interest arises between the Indemnitee and the Indemnifying Party or both the Indemnitee and the Indemnifying Party are named parties to such Third-Party Claim and there are material differing defenses between them that make joint representations inappropriate, but shall not be entitled to determine or conduct the defense of such Third-Party Claim or settlement negotiations with respect to such Third-Party Claim.

(f) An Indemnifying Party that does not elect to defend a Third-Party Claim as contemplated hereby nevertheless shall have the right to employ separate counsel (including local counsel as necessary) of its own choosing to monitor and participate in (but not control) the defense of any Third-Party Claim for which it is a potential Indemnifying Party at its own cost and expense, subject to limitations to preserve Privilege or Third Party confidentiality. Without limiting the foregoing, subject to Section 6.6, each Party shall act in good faith and cooperate with the Party entitled to conduct and control the defense of such Third-Party Claim in such defense and make available to the controlling Party, at the non-controlling Party’s expense, all witnesses, information and materials in such non-controlling Party’s possession or under such non-controlling Party’s control relating thereto as are reasonably required by the controlling Party.

(g) Notwithstanding the foregoing in this Section 5.5, no Party may, or permit any of its Subsidiaries to, settle or compromise any Third-Party Claim for which any Indemnitee is seeking or would seek to be indemnified hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld, conditioned or delayed, unless such settlement or compromise is solely for monetary damages, does not involve any finding or determination of wrongdoing or violation of Law by the other Group and provides for a full, unconditional and irrevocable release of the other Group from all Liability in connection with the Third-Party Claim.

(h) The Indemnifying Party who elects to defend a Third-Party Claim pursuant to Section 5.5(b) shall keep the Indemnitee reasonably informed of the progress of any Third-Party Claim and notify the Indemnitee when any such Third-Party Claim is closed, regardless of whether such Third-Party Claim was resolved by settlement, verdict, dismissal or otherwise.

Section 5.6 Additional Matters.

(a) Any claim on account of a Liability that does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the relevant Indemnifying Party promptly (and in any event within 60 days) following its discovery of such item or matter. No delay on the part of the Indemnitee in giving any such notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the Indemnifying Party is actually prejudiced by such delay. The notice delivered pursuant to this Section 5.6(a) shall (i) state that the Indemnitee has paid or incurred Losses, or reasonably anticipates that the

Indemnitee will pay or incur Losses, for which such Indemnitee is entitled to indemnification pursuant to this Agreement and (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date (if any) such item was paid or incurred, the basis for any reasonably anticipated Losses and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, then such Loss specified in such notice shall be deemed a Liability of such Indemnifying Party hereunder. If such Indemnifying Party disputes the Liability asserted under the claim notice, the Indemnifying Party shall send a notice of such dispute (an “Objection Notice”) to the Indemnitee within 30 days following receipt by the Indemnifying Party of the claim notice. Upon receipt of an Objection Notice, such Indemnitee and the Indemnifying Party shall attempt in good faith to agree upon the rights and obligations of the respective Parties with respect to such disputed claim. If no such resolution can be reached after good faith negotiation after no less than 30 days following delivery of an Objection Notice, each Party shall be free to pursue such remedies as may be available to such Party as contemplated by this Agreement.

(b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnitee shall reasonably cooperate with such Indemnifying Party, at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(c) In the event of an Action for which indemnification is sought pursuant to Section 5.2 or Section 5.3 and in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the Parties shall use commercially reasonable efforts to substitute the Indemnifying Party for the named defendant.

(d) An Indemnitee shall take all reasonable steps to mitigate damages in respect of any claim for which it seeks indemnification hereunder, and shall use commercially reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

(e) Any Indemnity Payment shall be decreased to take into account an amount equal to the Tax Benefit actually realized by the Indemnitee (or its Affiliates) in the taxable year the Liability giving rise to such Indemnity Payment arose or accrued or in the two succeeding taxable years, which Tax Benefit would not have arisen or been allowable but for the incurrence or payment of such Liability; provided that if any such Tax Benefit is actually realized by an Indemnitee (or its Affiliates) in a taxable year subsequent to the taxable year of an Indemnity Payment, the Indemnitee shall promptly pay or cause to be paid to the Indemnifying Party (or its designee) an amount equal to the Tax Benefit actually realized. For purposes of this Agreement, any Tax Benefit actually realized by the Indemnitee (or its Affiliates) in the taxable year a Liability giving rise to an Indemnity Payment arose or accrued or in the two succeeding taxable years shall be determined using a “with and without” methodology (treating any deductions or amortization attributable to such indemnified Liabilities as the last items claimed for any taxable year, including after the utilization of any otherwise available net operating loss carryforwards).

(f) THE INDEMNITY AGREEMENTS CONTAINED IN THIS ARTICLE V SHALL REMAIN OPERATIVE AND IN FULL FORCE AND EFFECT, REGARDLESS OF (I) ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY INDEMNITEE OR (II) THE KNOWLEDGE BY THE INDEMNITEE OF LIABILITIES FOR WHICH IT MIGHT BE ENTITLED TO INDEMNIFICATION HEREUNDER.

(g) THE RELEASES AND INDEMNIFICATION OBLIGATIONS OF THE PARTIES IN THIS AGREEMENT ARE EXPRESSLY INTENDED, AND SHALL OPERATE AND BE CONSTRUED, TO APPLY EVEN WHERE THE LOSSES OR LIABILITIES FOR WHICH THE RELEASE AND/OR INDEMNITY ARE GIVEN ARE CAUSED, IN WHOLE OR IN PART, BY THE SOLE, JOINT, JOINT AND

SEVERAL, CONCURRENT, CONTRIBUTORY, ACTIVE OR PASSIVE NEGLIGENCE OR THE STRICT LIABILITY OR FAULT OF THE PARTY BEING RELEASED OR INDEMNIFIED.

Section 5.7 Remedies Cumulative. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party; provided that the procedures set forth in this Article V shall be the exclusive procedures governing any indemnification claim or indemnification Action brought under this Agreement; provided, further, that if an Indemnitee has recovered any Losses from an Indemnifying Party pursuant to any provision of this Agreement or any Ancillary Agreement or otherwise, it shall not be entitled to recover the same Losses in duplication pursuant to any other provision of this Agreement or any Ancillary Agreement or otherwise.

Section 5.8 Survival of Indemnities. The rights and obligations of each of IHM, IHC, CCH, CCOH and their respective Indemnitees under this Article V shall survive (a) the sale or other transfer by any Party of any Assets or Businesses or the assignment by it of any Liabilities, and (b) any merger, consolidation, business combination, sale of all or substantially all Assets, restructuring, recapitalization, reorganization or similar transaction involving a Party or any of its respective Subsidiaries.

Section 5.9 No Impact on Third Parties. For the avoidance of doubt, the indemnifications provided for in this Article V are made only for purposes of allocating responsibility for Liabilities between the members of the iHeart Group, on the one hand, and the members of the Outdoor Group, on the other hand, and are not intended to, and shall not, affect any obligations to, or give rise to any rights of, any Third Parties.

Section 5.10 No Cross-Claims or Third-Party Claims. Each of IHM and IHC, on the one hand, and CCH and CCOH, on the other hand, agrees that it shall not, and shall not permit the members of its respective Group to, in connection with any Third-Party Claim, assert as a counterclaim or Third-Party Claim against any member of the Outdoor Group or the iHeart Group, respectively, any claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement or any Ancillary Agreement, any breach or alleged breach hereof or thereof, the Transactions (including all actions taken in furtherance of the Transactions on or prior to the date hereof), or the construction, interpretation, enforceability or validity hereof or thereof.

Section 5.11 Tax Matters. Notwithstanding anything in this Agreement to the contrary, the New Tax Matters Agreement shall exclusively govern the allocation or Liability for Taxes and this Agreement shall not be interpreted as addressing any matter related to Taxes except as provided in Section 2.9(b) and Section 5.6(e).

Section 5.12 Non-Solicitation of Employees. For a period of eighteen months following the Effective Date, each of IHM and IHC, on the one hand, and CCH and CCOH, on the other hand, agrees that it shall not, and shall not permit the members of its respective Group to, directly solicit, recruit or hire, without the written consent of the other Group, (i) all employees who primarily work in a sales capacity (including, without limitation, account executives and sales managers) and (ii) all employees with a title of Vice-President and above. To the extent this prohibition is waived, any solicitation, recruitment or hiring efforts by either Group during the one year period after the Effective Date shall be coordinated with each Group’s Vice President of Human Resources (or such employee serving a similar function) or other officer designated in writing, or, in each case, his or her designee and appropriate management. Notwithstanding the foregoing, this prohibition on solicitation, recruitment and hiring does not apply to actions taken by a Party: (a) in furtherance of the transactions contemplated by the Restructuring Transactions Memorandum, including for the avoidance of doubt, with respect to the employees in clauses (i) and (ii) of this Section 5.12; (b) in connection with a general recruitment effort, including the use of professional search and recruitment firms or recruitment carried out through a public solicitation or general solicitation, or the hiring of any person who responds thereto; or (c) with respect to any such employee who has been employed with the applicable Group for less than three months prior to the date of any such solicitation, recruitment or hiring.

Section 5.13 Non-Competition. Each of IHM and IHC shall not, and shall not permit any member of the iHeart Group to, without the written consent of CCOH, engage in the Outdoor Competing Business anywhere in the Outdoor Territory during the Non-Compete Period; provided, that neither the foregoing nor anything else in this Agreement shall limit or restrict (including during the Non-Compete Period or otherwise) IHM, IHC or any member of the iHeart Group from acquiring any equity interests, assets, business or product lines (regardless of the form, structure or manner of any such transaction, whether by sale, merger, consolidation or otherwise) of another Person who engages in the Outdoor Competing Business and for such Person and its Affiliates (other than the iHeart Group as of immediately prior to such acquisition) to continue to engage in the Outdoor Competing Business; provided, further, that for the avoidance of doubt, in the event of a Change of Control of IHM, neither the foregoing nor anything else in this Agreement shall limit or restrict (including during the Non-Compete Period or otherwise) any Person or group engaged in an Outdoor Competing Business that becomes the beneficial owner, directly or indirectly, of more than 50% of the total equity securities of IHM, IHC or any member of the iHeart Group from engaging in such Outdoor Competing Business. CCOH shall not, and shall not permit any member of the Outdoor Group to, without the written consent of IHC and IHM, engage in an iHeart Competing Business anywhere in the iHeart Territory during the Non-Compete Period; provided, that neither the foregoing nor anything else in this Agreement shall limit or restrict (including during the Non-Compete Period or otherwise) CCOH or any member of the Outdoor Group from acquiring any equity interests, assets, business or product lines (regardless of the form, structure or manner of any such transaction, whether by sale, merger, consolidation or otherwise) of another Person who engages in an iHeart Competing Business and for such Person and its Affiliates (other than the Outdoor Group as of immediately prior to such acquisition) to continue to engage in the iHeart Competing Business; provided, further, that for the avoidance of doubt, in the event of a Change of Control of New CCOH, neither the foregoing nor anything else in this Agreement shall limit or restrict (including during the Non-Compete Period or otherwise) any person or group engaged in an iHeart Competing Business that becomes the beneficial owner, directly or indirectly, of more than 50% of the total equity securities of New CCOH or any member of the Outdoor Group from engaging in such iHeart Competing Business. Each Party hereby acknowledges that the iHeart Group and the Outdoor Group engage through separate platforms in a business that derives revenue from selling, leasing and/or licensing advertisements, and the solicitation, sale, lease or license of advertisement opportunities to any Person shall in no way be a breach of this Agreement even if any such activities result in a corresponding reduction in sales or revenue on any other platform of the other Group. Notwithstanding the foregoing, the performance by any of the Parties or any of the members of their respective Groups of any obligations under this Agreement or any of the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the Parties or any of the members of their respective Groups) shall in no way constitute a breach of this Agreement, including the covenants set forth in this Section 5.13.

Section 5.14 Separateness Covenants. The covenants contained in Section 5.12 and Section 5.13 shall be construed as a series of separate covenants, one for each city, county and state of any geographic area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 5.12 and Section 5.13. If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of Section 5.12 and Section 5.13 are deemed to exceed the time, geographic or scope limitations permitted by applicable Law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such Law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 5.15 Survival. If any member of either Group or any of their respective successors or assigns (i) shall merge or consolidate with or merge into any Person and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of such Group member shall assume all of the obligations set forth in this Agreement; provided that neither Party or such Group member, as applicable, shall be relieved from such obligations.

ARTICLE VI

ACCESS OF INFORMATION; CONFIDENTIALITY

Section 6.1 Agreement for Exchange of Information.

(a) Except in the case of an adversarial Action by one Party against another Party or one or more members of one Group against one or more members of the other Group, from the date of this Agreement until six years following the Closing Date, as soon as reasonably practicable after a Party’s written request, each of IHM and New CCOH shall provide the members of the other Group, as well as their Representatives, reasonable access during normal business hours to, or, at IHM or New CCOH’s written request, provide copies of, (i) all information in the possession or under the control of the other Party and (ii) the relevant personnel and representatives used in the preparation of such information as may be reasonably required by the requesting Party in connection with, among other things, compliance with requirements imposed by a Governmental Authority, any Action, or governmental investigations of the requesting Party, including without limitation the ongoing inquiries by the U.S. Securities and Exchange Commission and U.S. Department of Justice relating to the 2018 misappropriation incident at Clear Media Limited, or in order to enable the requesting Party to comply with its obligations under this Agreement and any Ancillary Agreement, but only to the extent that such information relates to the requesting Party’s Business, any Outdoor Asset, Outdoor Liability, iHeart Asset or iHeart Liability, as applicable; provided that in the event IHM or New CCOH, as applicable, determines that any such provision of information could be commercially detrimental in a material respect, violate any Law or agreement or waive any attorney-client or attorney work product Privilege, then the Parties shall use commercially reasonable efforts to permit compliance with such obligations to the extent and in a manner that avoids such harm or consequence. The Party providing information pursuant to this Section 6.1 shall only be obligated to provide such information in the form, condition and format in which it then exists and in no event shall such Party be required to perform any improvement, modification, conversion, updating or reformatting of any such information, and nothing in this Section 6.1 shall expand the obligations of the Parties under Section 6.3. The Party requesting the information shall bear all reasonable and documented out-of-pocket expenses incurred by the providing Party in connection with such request; provided, that New CCOH shall not be so responsible for any such expenses to the extent (i) the request for information arises out of its receipt of services under the Transition Services Agreement and (ii) such expenses would result in a duplication of charges under the Transition Services Agreement. All transfers of information and access to information pursuant to this Agreement, in particular pursuant to this Section 6.1, and any Ancillary Agreement shall be in accordance with applicable Law.

(b) The Parties’ obligations to provide information and cooperation with respect to Taxes shall be governed by the New Tax Matters Agreement.

Section 6.2 Compensation for Providing Information. The Party requesting information pursuant to Section 6.1 agrees to reimburse the other Party for the reasonable costs, if any, of creating, gathering and copying such information or otherwise complying with the request with respect to such information (including any costs and expenses incurred in any review of information for purposes of protecting any Privileged Information of the providing Party or in connection with the restoration of backup tapes for purposes of providing the requested information). Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the Parties, such costs shall be computed in accordance with the providing Party’s standard methodology and procedures, if any, and if there are no such standard methodology and procedures, then on a commercially reasonable basis.

Section 6.3 Record Retention.

(a) To facilitate the possible exchange of information pursuant to this Section 6.3 after the Closing Date, except as otherwise required or agreed in writing (including in any Ancillary Agreement), the Parties agree to use commercially reasonable efforts to retain all information in their respective possession or control on the Closing Date in accordance with the policies and procedures of IHM as in effect immediately prior to the Closing Date or such other commercially reasonable policies and procedures as may be adopted by the applicable Party after the Closing Date as provided herein. Notwithstanding the foregoing, (i) no Party shall be required to delay implementation of any amendment to information retention policies and legal hold procedures to the extent such amendments are required by applicable Law, and (ii) nothing in this Section 6.3 shall require any Party to retain electronic mail beyond the periods specified in relevant corporate policies, unless such electronic mail is subject, by virtue of its content, to other specific records retention provisions, or is subject to a litigation hold or document retention notice, or is otherwise known by its custodian to relate to a pending or threatened Action.

(b) In the event of an inadvertent failure by either IHM or New CCOH or any of their respective Subsidiaries to comply with the document retention policies as required under this Section 6.3, such Party shall be liable to the other Party solely for the amount of any monetary fines or penalties imposed or levied against such other Party by a Governmental Authority (which fines or penalties shall not include any Liabilities asserted in connection with the claims underlying the applicable Action, other than fines or penalties resulting from any claim of spoliation) as a result of such other Party’s inability to produce information caused by such inadvertent failure and, notwithstanding Section 5.2 and Section 5.3, shall not be liable to such other Party for any other Liabilities with respect to such inability to produce information.

Section 6.4 Limitations of Liability. In the absence of willful misconduct or fraud by the Party providing information pursuant to this Section 6.4, no Party shall have any Liability to any other Party in the event that any such information is found to be inaccurate. No Party shall have any Liability to any other Party if any information is destroyed after commercially reasonable efforts by such Party to comply with the provisions of Section 6.3.

Section 6.5 Other Agreements Providing for Exchange of Information.

(a) The rights and obligations granted under this Section 6.5 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of information set forth herein or in any Ancillary Agreement.

(b) Any Party that receives, pursuant to a request for information in accordance with this Section 6.5, information that is not relevant to its request shall promptly after the discovery thereof (i) return such information to the providing Party or, at the providing Party’s request, destroy such information and (ii) deliver to the providing Party a certificate certifying that such information was returned or destroyed, as the case may be, which certificate shall be signed by an authorized Representative of the receiving Party, provided that a Party shall not be required to destroy or return any such information to the extent that such information has been backed up electronically pursuant to such Party’s standard document retention policies and will be managed and ultimately destroyed consistent with such policies.

(c) When any information furnished by one Party to another Party is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, the receiving Party shall, at its option, promptly after receiving a written notice from the disclosing Party, either return to the disclosing Party all such information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the disclosing Party that it has destroyed such information (and such copies thereof and such notes, extracts or summaries based thereon), provided that a Party shall not be required to destroy or return any such information to the extent that: (i) such Party is required to retain such information in order to comply with any applicable Law; (ii) such information has been backed up electronically pursuant to such Party’s standard document retention policies and will be managed and ultimately destroyed consistent with such policies; or (iii) such information is kept in such Party’s legal files for purposes of resolving any claim.

Section 6.6 Production of Witnesses; Records; Cooperation. At all times from and after the Closing Date, except in the case of an adversarial Action by one Party against another Party or one or more members of one Group against one or more members of the other Group (which shall be governed by discovery rules as may be applicable under Article V or otherwise), each Party shall use commercially reasonable efforts to make available to the other Party, without cost (other than reimbursement of actual out-of-pocket expenses) to, and upon prior written request of, the other Party, its Representatives as witnesses to the extent that the same may reasonably be required by the other Party (giving consideration to business demands of such Representatives) in connection with any Action in which the requesting Party may from time to time be involved with respect to the iHeart Business, the Outdoor Business or any Transactions. In connection with any matter contemplated by this Section 6.6, for each such Action, the Parties will enter into a mutually acceptable common interests and joint defense agreement, so as to maintain to the extent practicable any applicable Privilege, immunity or protection of the Parties.

Section 6.7 Privileged Matters.

(a) The Parties recognize that legal and other professional services that have been and shall be provided prior to the Closing Date have been and shall be rendered for the collective benefit of the Parties and their respective Subsidiaries, and that each Party and its respective Subsidiaries should be deemed to be the client with respect to such services for the purposes of asserting all Privileges that may be asserted under applicable Law in connection therewith.

(b) The Parties agree as follows:

(i) IHM shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with any Privileged Information that relates primarily to (A) the iHeart Business or (B) any iHeart Liabilities resulting from any Actions that are now pending or may be asserted in the future, in each case of clauses (A) and (B) whether or not such Privileged Information is in the possession or under the control of a member of the iHeart Group or the Outdoor Group; and

(ii) New CCOH shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with any Privileged Information that relates primarily to (A) the Outdoor Business or (B) any Outdoor Liabilities resulting from any Actions that are now pending or may be asserted in the future, in each case of clauses (A) and (B) whether or not such Privileged Information is in the possession or under the control of a member of the iHeart Group or the Outdoor Group.

(c) Subject to Sections 6.7(d) and 6.7(e), the Parties agree that they shall have a shared Privilege with respect to all Privileges not allocated pursuant to Section 6.7(b) and all Privileges relating to any Actions or other matters that involve both Parties (or one or more of their respective Subsidiaries) and in respect of which both Parties have Liabilities under this Agreement, and that no such shared Privilege may be waived by either Party without the consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(d) If any dispute arises between IHM, on the one hand, or New CCOH, on the other hand, or between any member of their respective Groups, regarding whether a Privilege should be waived to protect or advance the interests of either Party and/or their respective Group members, each Party agrees that it shall: (i) negotiate with the other Party in good faith; (ii) endeavor to minimize any prejudice to the rights of the other Party; and (iii) not unreasonably withhold, condition or delay consent to any request for waiver by the other Party. Further, each Party specifically agrees that it shall not withhold, condition or delay its consent to the waiver of a Privilege for any purpose except to protect its own legitimate interests.

(e) Upon receipt by any member of the iHeart Group or the Outdoor Group, as applicable, of any subpoena, discovery or other request that may reasonably be expected to result in the production or disclosure of Privileged Information subject to a shared Privilege or as to which any member of the other Group has the sole right hereunder to assert a Privilege, IHM or New CCOH, as applicable, shall promptly provide written notice to the other Party of the existence of the request (which notice shall be delivered no later than five Business Days following the receipt of any such subpoena, discovery or other request; provided that the failure to provide any such notice shall not be a basis for Liability of a Party except and solely to the extent the other Party shall have been prejudiced thereby) and shall provide such other Party a reasonable opportunity to review such Privileged Information and to assert any rights it or they may have, including under this Section 6.7 or otherwise, to prevent the production or disclosure of such Privileged Information.

(f) Any furnishing of, or access to, information pursuant to this Agreement is made in reliance on the agreement of the Parties set forth in this Section 6.7 and in Section 6.8 to maintain the confidentiality of Privileged Information and to assert and maintain all Privileges applicable thereto. The Parties further agree that: (i) the transfer by one Party to the other Party of any Privileged Information that should not have been transferred pursuant to the terms of this Section 6.7 shall not be deemed to constitute a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise with respect to such Privileged Information; and (ii) the Party receiving such Privileged Information shall promptly return such Privileged Information to the Party who has the right to assert such Privilege.

(g) In furtherance of, and without limitation to, the Parties’ agreement under this Section 6.7, IHM, on the one hand, and CCH and CCOH, on the other hand, shall, and shall cause the members of their respective Groups to, use reasonable efforts to maintain their respective separate and joint Privileges, including by executing any other joint defense and/or common interest agreements where necessary or useful for this purpose.

(h) Each Party acknowledges that (i) during the term of the Transition Services Agreement, IHM and/or its Affiliates shall, among other things, continue to perform certain legal services on behalf of New CCOH, (ii) prior to the date hereof, the Parties and their counsel have shared, and intend to continue to share pursuant to the Transition Services Agreement, certain information otherwise protected by a Privilege. In furtherance of the foregoing, (A) the Parties desire to avoid waiving any applicable Privileges in exchanging information, (B) each Party reserves the right to determine its own legal strategy and arguments, including legal strategies and arguments that might differ from those of any other Party and (C) the Parties hereby agree on the following conditions for the disclosure of of information between and among the Parties and counsel for the Parties, and for disclosure of such information by the Parties and counsel to Third Parties, without in any way asserting that such exchanges of information would not in any event be subject to a Privilege notwithstanding this Section 6.7(h):

(i) In furtherance of their common interests, the Parties have exchanged, and intend to exchange and/or jointly prepare, information related to matters of common interest that is protected by one or more Privileges (“Common Interest Information”). Such Common Interest Information may have been, or may be, transmitted orally, electronically, or in other written form, and may include, without limitation, communications, presentations, factual analyses, financial analyses, mental impressions, memoranda, outlines, notes, reports, draft correspondence, research, draft briefs and pleadings, this Agreement, and other documents or information;

(ii) The Parties intend to preserve all Privileges against disclosure of Common Interest Information to the maximum extent permitted by Law. The Parties agree that: (a) each Party shall maintain the confidentiality of any Common Interest Information received from another Party as provided in Section 6.7(h)(iii), below; and (b) the disclosure of Common Interest Information between or among the Parties shall not waive any applicable Privilege against disclosure to Third Parties;

(iii) Without the prior written consent of the Party whose privileged or protected information is at issue, the Parties or their counsel shall not disclose any Common Interest Information received from another Party (or counsel to another Party), to anyone other than: (A) the board of directors or managers of the receiving Party; (B) counsel to the receiving Party; (C) senior executive officers and/or members of the receiving Party; (D) other employees of the receiving Party whose access to such Common Interest Information is reasonably necessary to counsel’s representation of the receiving Party; (E) insurers of the foregoing, who undertake to maintain confidentiality; or (F) the receiving Party’s non-testifying consultants or advisors retained in connection with a matter for which a common interest between the Parties; provided, however, that as of the date of this Agreement, all such recipients of Common Interest Information are first informed of the confidential nature of the Common Interest Information and of the existence and terms of this Agreement and agree to such terms. This Agreement applies to all communications and other exchanges of Common Interest Information among the Parties and their counsel prior to the execution of this Agreement;

(iv) No Party shall have the right to waive any Privilege that might be applicable to any Common Interest Information that originated with any other Party. The written consent of each respective Party is required to waive any confidentiality, Privilege with respect to Common Interest Information jointly prepared by or on behalf of more than one Party;

(v) If any Party or its counsel is served with or otherwise subject to an Action that requires any Party or its counsel to testify about, produce or otherwise divulge any Common Interest Information it has received from another Party or has jointly prepared with another Party, that Party shall, to the extent legally permitted: (A) as soon as practicable inform each of the other Parties; (B) provide each of the other Parties with copies of such Action; (C) assert one or more Privileges and objections to protect such Common Interest Information in response to such Action; and (D) make every other reasonable effort to prevent or limit any disclosure of the Common Interest Information, including seeking an Order from the issuing Governmental Authority protecting the Common Interest Information to the extent disclosed. Nothing in this Agreement, however, shall compel any Party to violate a valid Order;

(vi) The terms of this Section 6.7(h) are severable from this Agreement. Each Party is free to withdraw from this Section 6.7(h) at any time, with or without reason, upon giving express written notification to each of the other Parties, in which case this Section 6.7(h) shall no longer be operative as to future communications between the withdrawing Party and the remaining Parties, but which Section 6.7(h) shall continue to protect all Common Interest Information covered by this Agreement and disclosed to or by the withdrawing Party prior to the receipt of the withdrawing Party’s notification of withdrawal. In the event any Party determines that such Party no longer shares a common interest with any other Party, such Party shall immediately withdraw from this Section 6.7(h) and provide written notice of such withdrawal to each of the other Parties. Upon express written notification of withdrawal by a Party from this Section 6.7(h), any other Party having supplied Common Interest Information to the withdrawing Party, and the withdrawing Party having supplied Common Interest Information to any other Party, may designate specific Common Interest Information that the Party in possession of the designated Common Interest Information shall take commercially reasonable steps to, at its option, promptly either (i) return to the Party having supplied the designated Common Interest Information or (ii) destroy the designated Common Interest Information and so certify in writing upon request of such Party; provided, however, that no Party shall be required to destroy or return any of its work product that may contain or reference Common Interest Information, any Common Interest Information required to be held by Law or internal document retention policies, or any Common Interest Information that has properly become part of the public record. For the avoidance of doubt, a Party’s withdrawal from this Section 6.7(h) shall in no way be deemed a withdrawal from this Agreement and in no way affect any other term and provision of this Agreement, which shall remain in full force and effect and enforceable against such Party. Upon a Party’s withdrawal from this Section 6.7(h), such Party shall no longer be required to disclose any Common Interest Information notwithstanding anything to the contrary contained in this Agreement;

(vii) Any inadvertent or unintentional disclosure of Common Interest Information supplied pursuant to this Agreement, regardless of whether such information was so designated at the time of disclosure, shall not be deemed a waiver in whole or in part of any confidentiality or Privilege, either as to the specific information disclosed or as to any other information relating thereto or to related subject matter (and none of the Parties shall assert such a waiver argument). Upon discovery of such disclosure, the Parties shall cooperate reasonably to restore the confidentiality or Privilege to that disclosed material, including, without limitation, the retrieval of any and all copies of the disclosed Common Interest Information;

(viii) Common Interest Information received from a Party shall be used by a receiving Party only in connection with the Parties’ common interests. No Party may use against any other Party any Common

Interest Information received from any Party or jointly developed by or on behalf of the Parties to this Agreement. For the avoidance of doubt, nothing in this Section 6.7(h) limits a Party’s right to use information received or obtained independently of this Agreement, through discovery or otherwise, notwithstanding that the same information was also received by the Party pursuant this Agreement. The Parties agree that, except as otherwise provided in this Agreement or in order for a Party to enforce its rights under this Agreement or any Ancillary Agreement, Common Interest Information shall continue to be held confidential and subject to the applicable Privileges, notwithstanding any adversity of interest that subsequently may be discerned or arise between or among the Parties;

(ix) Nothing in this Section 6.7(h) obligates any Party or its respective counsel to share any information with another Party or its counsel. Instead, each Party retains the right to determine, in its discretion, which information in its possession it shall share with the other Parties, subject to any other duties and obligations the Party may have. Nothing in this Section 6.7(h) permits any counsel or Party to withhold from any other Party information that was prepared by counsel acting on behalf of all Parties; and

(x) Nothing contained in or contemplated by this Section 6.7(h) shall be deemed to create an attorney-client relationship or other agency or fiduciary relationship between any attorney (or law firm) and anyone other than the client of such attorney. The fact that counsel to a Party has obtained or will obtain Common Interest Information pursuant to this Section 6.7(h) shall not preclude counsel from taking any position or representing any interest of such counsel’s client that may be construed to be adverse to another Party to this Section 6.7(h), and shall not be used as a basis for seeking to disqualify counsel from representing his or her client in any action.

Section 6.8 Confidentiality. Each Party acknowledges that it or a member of its Group may have in its possession and, in connection with this Agreement and the Ancillary Agreements, may receive Confidential Information of the other Party or any member of such other Party’s Group. Each of IHM and CCH shall hold and cause its Representatives and the members of its respective Group and their Representatives to hold in strict confidence and not to use (except as permitted by this Agreement or any Ancillary Agreement) any such Confidential Information concerning the other Group unless (i) such Party or any members of its respective Group or its or their Representatives is or are compelled to disclose such Confidential Information by judicial or administrative Order or by other requirements of applicable Law or by a request of a Governmental Authority of competent jurisdiction; or (ii) such Confidential Information can be demonstrated to have been (A) available to the general public without breach of this Agreement, (B) lawfully acquired after the Closing Date on a non-confidential basis from other sources not known by such Party to be under any legal obligation to keep such information confidential, or (C) developed independently by such Party or member of its respective Group without the use of any Confidential Information of the other Group. Notwithstanding the foregoing, such Party or member of its Group or its or their Representatives may disclose such Confidential Information to the members of its Group and its or their Representatives on a “need to know” basis and so long as such Persons are informed by such Party of the confidential nature of such information and are directed to treat such information confidentially. The obligations imposed by this Section 6.8 on the members of each Group and their Representatives shall be satisfied if such Persons exercise the same level of care with respect to such Confidential Information as they would with respect to their own proprietary information. If a Party or any member of its Group or any of its or their Representatives becomes compelled to disclose any Confidential Information of the other Group by judicial or administrative Order or by other requirements of applicable Law or a request of a Governmental Authority, such Party will promptly notify the other Party (to the extent permitted by applicable Law and reasonably practicable) and, upon request, use reasonable efforts (at the other Party’s sole cost and expense) to cooperate with the other Party’s efforts to seek a protective order or other remedy. If no such protective order or other remedy is obtained or timely sought, such Party or any member of its Group or any of its or their Representatives (x) may furnish only that portion of the Confidential Information that it concludes, after consultation with counsel, is so requested or required to be disclosed, and (y) will exercise its reasonable efforts (at the other Party’s sole cost and expense) to obtain assurances that confidential treatment will be afforded to such information. Each of IHM and CCH agrees to be responsible for any breach of this Section 6.8 by it, the members of its respective Group and its and their Representatives.

ARTICLE VII

FURTHER ASSURANCES

Section 7.1 Further Assurances.

(a) In addition to the actions specifically provided for elsewhere in this Agreement and in the Ancillary Agreements, each of the Parties shall, and shall cause the members of each Group to, use commercially reasonable efforts, prior to, on and after the Closing Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws and agreements, to consummate and make effective the Transactions.

(b) Without limiting the foregoing, prior to, on and after the Closing Date, each Party shall use commercially reasonable efforts to cooperate with each other Party, and without any further consideration, but at the expense of the requesting Party (subject to Section 2.10), to execute and deliver, or cause to be executed and delivered, all instruments, and to make all filings with, and to obtain or make any Approvals of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, and to take all such other actions as such Party may reasonably be requested to take by any other Party from time to time, consistent with Section 2.10 and the other terms of this Agreement and the Ancillary Agreements, in order to make effective the Transactions. Without limiting the foregoing, each Party shall, at the reasonable request of the other Party and at the cost and expense of the requesting Party, take such other actions as may be reasonably necessary to vest in such other Party all of the transferring Party’s right, title and interest to the Assets to be transferred to such other Party by this Agreement.

Section 7.2 Order of Precedence. In the case of any conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, the provisions of the Ancillary Agreement shall prevail.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may only be terminated:

(a) by an agreement in writing signed by each of the Parties;

(b) by either IHM or CCOH if the Separation has not been consummated prior to September 30, 2019; and

(c) by either IHM or CCOH if (1) IHM files (x) a plan of reorganization, a disclosure statement or a proposed Confirmation Order in the Chapter 11 Cases that does not contemplate the Separation, or (y) any motion, pleading, or other document with the Bankruptcy Court in the Chapter 11 Cases that is otherwise materially inconsistent with the applicable Restructuring Support Agreement or the Plan of Reorganization in effect as of the date hereof, or (2) the Confirmation Order (x) does not contemplate the Separation or (y) is not otherwise materially consistent with the Plan of Reorganization in effect as of the date hereof.

Section 8.2 Effect of Termination. In the event that this Agreement is terminated, this Agreement shall become null and void and no Party, nor any Party’s directors, officers or employees, shall have any Liability of any kind to any Person by reason of this Agreement.

ARTICLE IX

DISPUTE RESOLUTION

Section 9.1 Governing Law. This Agreement (including all its Exhibits, Schedules, Annexes and Appendices) (and any claims or disputes arising out of or related hereto or to the Transactions or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be exclusively governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of any choice of laws principles that would result in the application of the Laws of another jurisdiction, including all matters of formation, existence, validity, interpretation, construction, effect, enforceability, performance, breach, termination, and remedies; provided that any matter arising out of or related to the certificate of incorporation, bylaws or other organizational documents of an entity formed under the Laws of a jurisdiction other than the State of Delaware or any corporate action taken pursuant to such organizational documents or the Laws of the jurisdiction of such entity’s formation shall be governed by and construed and interpreted in accordance with the Laws of such other jurisdiction.

Section 9.2 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE PARTIES HERETO AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT (AND ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATED HERETO OR TO THE TRANSACTIONS OR TO THE INDUCEMENT OF ANY PARTY TO ENTER HEREIN WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE AND WHETHER PREDICATED ON COMMON LAW, STATUTE OR OTHERWISE) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE CHANCERY COURT OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW

Section 9.3 WAIVER OF JURY TRIAL. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT, THE ANCILLARY AGREEMENTS, THE TRANSACTIONS OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF, AND ANY ACTION RELATING TO OR ARISING IN ANY WAY THEREFROM SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

ARTICLE X

MISCELLANEOUS

Section 10.1 Counterparts; Entire Agreement.

(a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto or thereto, as the case may be, and delivered to each other party hereto or thereto, as the case may be.

(b) This Agreement and, when executed and delivered, the Ancillary Agreements, and the Exhibits, Annexes and Schedules hereto and thereto, contain the entire agreement between the Parties with respect to the subject matter (including, effective as of the Closing, the CCOH Master Agreement, the CCOH Corporate Services Agreement, the CCOH License Agreement, the CCOH Tax Matters Agreement and the EBIT Agreement) hereof and thereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein.

(c) Each Party acknowledges that it and each other Party may execute this Agreement and the Ancillary Agreements by facsimile, stamp, mechanical or electronic signature (including in PDF, TIFF or any similar format). Each Party expressly adopts and confirms each such facsimile, stamp, mechanical or electronic signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that, at the reasonable request of any other Party at any time and if so requested for such other Party, it shall as promptly as reasonably practicable cause this Agreement and each Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

Section 10.2 Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other parties hereto; provided, further, that each Party may assign its rights and delegate its obligations under this Agreement to any of its Affiliates (provided that no such assignment or delegation shall release such Party from any Liability or obligation under this Agreement).

Section 10.3 Third-Party Beneficiaries. Except as set forth in Article V, (a) the provisions of this Agreement are solely for the benefit of the parties hereto, and are not intended to confer upon any Person except the parties hereto, any rights or remedies hereunder or thereunder, and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any Third Party with any remedy, claim, Liability, reimbursement, claim of Action or other right.

Section 10.4 Notices. All notices, requests, claims, demands or other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the Ancillary Agreements, shall be in writing and shall be deemed to have been given or made (i) when personally delivered, (b) the next Business Day if sent by overnight courier service marked for overnight delivery, (iii) upon transmission if sent by email prior to 5:00 p.m. New York City time on a Business Day (or as of 9:00 a.m. New York City time the following Business Day if sent after 5:00 p.m. New York City time or on a day that is not a Business Day) if either receipt is acknowledged (such acknowledgement not to be unreasonably withheld) or within one Business Day if a copy is sent pursuant to clause (b), or (iv) three Business Days after deposit in the United States mail, certified and with proper postage prepaid, addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.4):

If to IHM, to:

iHeartMedia, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: Lauren Dean

E-mail: LaurenDean@iheartmedia.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Douglas A. Ryder, P.C.,
Dvir Oren, P.C.
Brian D.Wolfe
E-mail:	douglas.ryder@kirkland.com
dvir.oren@kirkland.com
brian.wolfe@kirkland.com

If to CCH prior to the Closing, to:

Clear Channel Outdoor Holdings, Inc.

99 Park Avenue, 2nd Floor

New York, NY 10016

Attention: Lynn Feldman

E-mail: LynnFeldman@clearchannel.com

Clear Channel Outdoor Holdings, Inc.

c/o Clear Channel International Ltd.

33 Golden Square

London W1F9JT

United Kingdom

Attention: Adam Tow

E-mail: Adam.Tow@clearchannel.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Douglas A. Ryder, P.C.,
Dvir Oren, P.C.
Brian D.Wolfe
E-mail:	douglas.ryder@kirkland.com
dvir.oren@kirkland.com
brian.wolfe@kirkland.com

If to CCH after the Closing or CCOH, to:

Clear Channel Outdoor Holdings, Inc.

99 Park Avenue, 2nd Floor

New York, NY 10016

Attention: Lynn Feldman

E-mail: LynnFeldman@clearchannel.com

Clear Channel Outdoor Holdings, Inc.

c/o Clear Channel International Ltd.

33 Golden Square

London W1F9JT

United Kingdom

Attention: Adam Tow

E-mail: Adam.Tow@clearchannel.com

with a copy (which shall not constitute notice) to:

Wilson, Sonsini, Goodrich & Rosati

1301 Avenue of the Americas

New York, NY 10019

Attention:	Benjamin Hoch
Bradley Finkelstein
E-mail:	bhoch@wsgr.com
bfinkelstein@wsgr.com

Section 10.5 Severability. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties. Notwithstanding any default or termination of this Agreement, any obligations and/or Privileges attached to any Common Interest Information provided pursuant to Section 6.7(h) of this Agreement shall survive such default and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

Section 10.6 Publicity. From and after the Closing Date, New CCOH and IHM shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

Section 10.7 Headings. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

Section 10.8 Survival of Covenants. Except as expressly set forth in this Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and Liability for the breach of any obligations contained herein or therein, shall survive the Separation and shall remain in full force and effect.

Section 10.9 Waivers of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of such Party. No failure or delay by any Party in exercising any right, power or Privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or Privilege.

Section 10.10 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are, or are to be, thereby aggrieved shall have the right to seek specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its or their rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any Loss and that any defense in any Action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

Section 10.11 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party hereto or thereto, as the case may be, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized Representative of the party against whom such waiver, amendment, supplement or modification is sought to be enforced.

Section 10.12 Interpretation. In this Agreement and any Ancillary Agreement:

(a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires;

(b) the terms “hereof,” “herein,” “herewith” and words of similar import, and the terms “Agreement” and “Ancillary Agreement” shall, unless otherwise stated, be construed to refer to this Agreement or the applicable Ancillary Agreement as a whole (including all of the Schedules, Exhibits, Annexes and Appendices hereto and thereto) and not to any particular provision of this Agreement or such Ancillary Agreement;

(c) Article, Section, Exhibit, Schedule, Annex and Appendix references are to the Articles, Sections, Exhibits, Schedules, Annexes and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified;

(d) the word “including” and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) means “including, without limitation”;

(e) unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, the word “or” shall not be exclusive;

(f) unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to the date first stated in the preamble to this Agreement, regardless of any amendment or restatement hereof;

(g) unless otherwise provided, all references to “$” or “dollars” are to United States dollars; and

(h) references to the performance, discharge or fulfillment of any Liability in accordance with its terms shall have meaning only to the extent such Liability has terms, and if the Liability does not have terms, the reference shall mean performance, discharge or fulfillment of such Liability.

Section 10.13 Mutual Drafting. This Agreement and the Ancillary Agreements shall be deemed to be the joint work product of the parties hereto and thereto, as the case may be, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

Section 10.14 Limitations of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO MEMBER OF THE OUTDOOR GROUP, ON THE ONE HAND, NOR THE IHEART GROUP, ON THE OTHER HAND, SHALL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER FOR ANY LOST PROFITS, LOST BUSINESS OPPORTUNITIES, OR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES (OTHER THAN ANY SUCH LIABILITY WITH RESPECT TO A THIRD-PARTY CLAIM). Notwithstanding any other provision of this Agreement, no individual who is a shareholder, director, employee, officer, agent or other Representative of IHM, CCH or CCOH, in such individual’s capacity as such, shall have any Liability in respect of or relating to the covenants or obligations of IHM, CCOH or CCH, as applicable, under this Agreement or any Ancillary Agreement or in respect of any certificate delivered with respect hereto or thereto and, to the fullest extent legally permissible, each of IHM, CCOH and CCH, for itself and its respective Subsidiaries and its and their respective shareholders, directors, employees and officers, waives and agrees not to seek to assert or enforce any such Liability that any such Person otherwise might have pursuant to applicable Law.

Section 10.15 Waiver of Conflicts and Privileged Information.

(a) Each party to this Agreement acknowledges that (i) IHM, IHC, one or more members of the iHeart Group and/or their respective past, present or future Affiliates (including CCH) have retained Kirkland & Ellis LLP (the “Law Firm”) to act as their counsel in connection with the Transactions (including the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby or thereby) as well as other past and ongoing matters, and (ii) the Law Firm has previously acted and may in the future act as counsel for CCOH, the Outdoor Group and/or their respective past, present or future Affiliates, but has not acted as counsel thereto in connection with the Transactions. Each of CCH and CCOH hereby (I) waives and will not assert, and will cause each of its past, present or future Affiliates (including each member of the Outdoor Group) to waive and not assert, any conflict of interest relating to the Law Firm’s representation after the Closing of IHM, IHC, any member of the iHeart Group or their respective past, present or future Affiliates in any matter involving the Transactions (including the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby or thereby), including in any litigation, arbitration, mediation or other proceeding, and (II) consents to, and will cause each member of the Outdoor Group to consent to, any such representation, even though in each case (x) the interests of IHM, IHC, such member of the iHeart Group or such Affiliates may be directly adverse to CCH, CCOH, any member of the Outdoor Group or their respective Affiliates, (y) the Law Firm may have represented IHM, IHC, any member of the iHeart Group or their respective Affiliates in a substantially related matter, or (z) the Law Firm may be handling other ongoing matters for CCH, CCOH, any member of the Outdoor Group, or any of their respective Affiliates.

(b) New CCOH agrees that, after the Closing, none of New CCOH, any member of the Outdoor Group or any of their past, present or future Affiliates will have any right to access or control any of the Law Firm’s records or communications relating to or affecting the Transactions (including the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby or thereby), which will be the property of (and be controlled by) IHM and IHC. In addition, New CCOH agrees that it would be impractical to remove all Attorney-Client Communications from the records (including e-mails and other electronic files) of each of member of the Outdoor Group. Accordingly, New CCOH will not, and will cause each of its Affiliates (including each member of the Outdoor Group) not to, use any Attorney-Client Communication remaining in the records of the Outdoor Group after the Closing in a manner that may be adverse to IHM, IHC, any member of the iHeart Group or any of their respective Affiliates.

(c) New CCOH agrees, on its own behalf and on behalf of its Affiliates (including each member of the Outdoor Group), that from and after the Closing (i) the attorney-client privilege, all other evidentiary privileges, and the expectation of client confidence as to all Attorney-Client Communications belong to IHM, IHC and the iHeart Group and will not pass to or be claimed by New CCOH, any member of the Outdoor Group, or any of their Affiliates, and (ii) IHM and IHC will have the exclusive right to control, assert or waive the attorney-client privilege, any other evidentiary privilege, and the expectation of client confidence with respect to such Attorney-Client Communications. Accordingly, New CCOH will not, and will cause each of its Affiliates (including each member of the Outdoor Group) not to, (x) assert any attorney-client privilege, other evidentiary Privilege, or expectation of client confidence with respect to any Attorney-Client Communication, except in the event of a post-Closing dispute with a Person that is not IHM, IHC, a member of the iHeart Group or any of their respective Affiliates; or (y) take any action which could cause any Attorney-Client Communication to cease being a confidential communication or to otherwise lose protection under the attorney-client privilege or any other evidentiary Privilege, including waiving such protection in any dispute with a Person that is not IHM, IHC, a member of the iHeart Group or any of their respective Affiliates. Furthermore, New CCOH agrees, on its own behalf and on behalf of each of its Affiliates (including, each member of the Outdoor Group), that in the event of a dispute between IHM, IHC, any member of the iHeart Group or any of their respective Affiliates, on the one hand, and any member of the Outdoor Group, on the other hand, arising out of or relating to any matter in which the Law Firm jointly represented both parties, neither the attorney-client privilege, the expectation of client confidence, nor any right to any other evidentiary Privilege will protect from disclosure to IHM, IHC, any member of the iHeart Group or their respective Affiliates any information or documents developed or shared during the course of the Law Firm’s joint representation of any member of the iHeart Group, IHM and IHC.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized Representatives, in each case as of the date first written above.

IHEARTMEDIA, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President, Chief Financial Officer and Chief Operating Officer

IHEARTCOMMUNICATIONS, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President, Chief Financial Officer and Chief Operating Officer

CLEAR CHANNEL HOLDINGS, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Brian D. Coleman
Name:	Brian D. Coleman
Title:	Senior Vice President and Treasurer

[Signature Page to Separation Agreement]

Exhibit A

Restructuring Transactions Memorandum

The Debtors currently anticipate that the Restructuring Transactions will occur pursuant to the following steps, which may be subject to further change. The following steps are expected to result in the CCOH Separation being effected through a Taxable Separation, rather than a Tax-Free Separation. Steps 1 through 4 listed below may occur prior to the Effective Date and may not necessarily occur in the order listed below. Steps 5 through 22 will occur on the Effective Date and in the order listed below. Capitalized terms used but not otherwise defined in this Restructuring Transactions Memorandum shall have the meaning ascribed to such terms in the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated January 22, 2019 (the “Plan”).

1.	CCH will form a new company to hold most, but not all, of the entities that conduct the Radio business (“Radio Newco”). Radio Newco will not be a guarantor of iHC’s indebtedness.

2.	CCH will convert from a Nevada corporation to a Delaware corporation.

3.	Clear Channel Outdoor, Inc. (“CCOI”) will be converted to a limited liability company.

4.	CC Finco, LLC and Broader Media, LLC will distribute all of their CCOH stock to CCH.

5.	CCH will be released from its guarantee of iHC’s indebtedness.

6.

CCH will (a) contribute an intercompany claim owed to it by Clear Channel Mexico Holdings, Inc. (“CCMH” and the “CCMH/CCH Note”) to CCMH; and (b) contribute an intercompany claim owed to it by iHeartMedia + Entertainment, Inc. (“iHM+E” and the “iHM+E/CCH Note”) to Clear Channel Broadcasting Licenses, Inc. which will further cause the iHM+E/CCH Note to be contributed to iHM+E. These contributions will cause the CCMH/CCH Note and the iHM+E/CCH Note to be cancelled.

7.	CCH will contribute the equity interests of all of its subsidiaries, other than CCOH, to Radio Newco in exchange for all of the common and preferred stock of Radio Newco.

8.	Pursuant to a pre-arranged and binding commitment, CCH will sell the Radio Newco Preferred Stock to one or more third parties for cash.

9.	CCH will distribute the common stock of Radio Newco, and proceeds of the sale of Radio Newco Preferred Stock, to iHC.

10.

Intercompany Notes Claims held by CCH will be cancelled, and, except as otherwise described herein, all other intercompany obligations among iHeart and its subsidiaries (other than CCOH and its subsidiaries) will be cancelled.

11.	CCH will satisfy an intercompany claim it owes to iHC (the “CCH/IHC Note”) by transferring an intercompany claim owed to CCH by Citicasters Co. (the “Citicasters/CCH Note”) to iHC.

12.

The iHeart Group shall transfer to the Outdoor Group the Outdoor Assets (excluding any Excluded Assets and the Outdoor Name and Marks) owned by the iHeart Group in accordance with Section 2.4 of that certain Settlement and Separation Agreement made and entered into as of March 27, 2019, by and among iHeart, iHC, CCH and CCOH (the “Separation Agreement”). The Outdoor Group shall transfer to the iHeart Group the iHeart Assets (excluding any Excluded Assets), if any, owned by the Outdoor Group in accordance with Section 2.4 of the Separation Agreement. Capitalized terms used but not otherwise defined in this paragraph 12 shall have the meaning ascribed to such terms in the Separation Agreement.

13.	CCOH will merge with and into CCH (the “CCOH/CCH Merger”), with the holders of CCOH Class A common stock (other than CCH) receiving common stock of CCH as consideration in the CCOH/CCH Merger.

14.

CCH will receive its recovery under the Plan with respect to CCOH’s claim under the Intercompany Note owed by iHC to CCOH, including the Outdoor Name and Marks (as defined in the Separation Agreement).

15.	AMFM Operating, Inc. will distribute a note owed by iHC to AMFM Operating, Inc. (the “iHC/AMFM Operating Note”) to Radio Newco.

16.	Radio Newco will distribute the iHC/AMFM Operating Note to iHC, which will cause the iHC/AMFM Operating Note to be cancelled.

17.	CCH will issue preferred stock to one or more third parties for cash.

18.	iHeart will contribute newly-issued New iHeart Common Stock and/or Special Warrants to iHC.

19.

iHC may, but will not necessarily, contribute consideration to be distributed to certain Holders of Allowed Claims under the Plan to one or more of its subsidiaries to be distributed to such Holders of Allowed Claims by such subsidiaries.

20.

Citicasters Co., Premiere Networks, Inc., Capstar Radio Operating Company, and iHM+E each will issue an intercompany note to iHC in an amount not greater than the value iHC will distribute to certain Holders of Allowed Term Loan Credit Agreement Claims with respect to Claims that are allocated to such entities for tax purposes, reduced by the amount of consideration contributed to such entities by iHC to be distributed directly by such entities to such Holders of Allowed Claims. The principal amount of such intercompany notes may not be determined until after the Effective Date.

21.

iHC will transfer consideration to Holders of Allowed Claims against the Debtors pursuant to the Plan, except to the extent iHC contributes consideration to subsidiaries pursuant to step 19. To the extent iHC contributes consideration to any subsidiary pursuant to step 19, such subsidiary will distribute such consideration to Holders of Allowed Claims pursuant to the Plan. No right of subrogation or contribution shall ever arise in favor of any subsidiary of iHC with respect to or on account of any distributions under the Plan.

22.	The iHeart Interests held by CC Finco, LLC will be cancelled.

The foregoing list of steps is not necessarily comprehensive, particularly with respect to the treatment of intercompany claims, and may be subject to further refinement or change.

Annex C

AMENDED CERTIFICATE OF INCORPORATION

OF

CLEAR CHANNEL HOLDINGS, INC.

ARTICLE I

NAME

The name of the corporation (which is hereinafter referred to as the “Corporation”) is: Clear Channel Outdoor Holdings, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

SECTION 1.    The Corporation shall be authorized to issue two billion five hundred million (2,500,000,000) shares of capital stock, of which (1) two billion three hundred fifty million (2,350,000,000) shares shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”), and (2) one hundred fifty million (150,000,000) shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

SECTION 2.    Shares of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so is hereby expressly vested in the Board of Directors). The Board of Directors is further authorized by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the powers, designations, preferences and the relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of any such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(1)    the designation of the series, which may be by distinguishing number, letter or title;

(2)    the number of shares of the series, which number the Board of Directors may thereafter increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding), subject to the powers, preferences and rights, and the qualifications, limitations or restrictions thereof stated in this Amended Certificate of Incorporation or any resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of such series is decreased, then the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series;

(3)    whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(4)    dates at which dividends, if any, shall be payable;

(5)    the redemption rights and price or prices, if any, for shares of the series;

(6)    the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(7)    the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(8)    whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(9)    restrictions on the issuance of shares of the same series or of any other class or series; and

(10)    the voting rights, if any, of the shares of the series.

SECTION 3.    The following is a statement of the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock:

(1)    Subject to the other provisions of this Amended Certificate of Incorporation and the provisions of any certificate of designations (a “Certificate of Designations”), the holders of Common Stock shall be entitled to receive such dividends and other distributions, in cash, stock of any entity or property of the Corporation, when and as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions.

(2)    (a) Except as may be otherwise required by law or by this Amended Certificate of Incorporation and subject to any voting rights that may be granted to holders of Preferred Stock pursuant to the provisions of a Certificate of Designations, all rights to vote and all voting power of the capital stock of the Corporation, whether for the election of directors or any other matter submitted to a vote of stockholders of the Corporation, shall be vested exclusively in the holders of Common Stock.

(b)    Except as may be otherwise provided in this Amended Certificate of Incorporation or by law, at every meeting of the stockholders of the Corporation, in connection with the election of directors and on all other matters submitted to a vote of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in such holder’s name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Amended Certificate of Incorporation, the holders of Common Stock shall vote together as a single class in connection with the election of directors and on all other matters submitted to a vote of stockholders of the Corporation.

(c)    Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended Certificate of Incorporation (including any Certificate of Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other series of Preferred Stock, to vote thereon by law or pursuant to this Amended Certificate of Incorporation (including any Certificate of Designations).

(3)    In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock pursuant to the provisions of a Certificate of Designations, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (3), the voluntary sale, conveyance, lease, license, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other entities (whether or not the Corporation is the entity surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

(4)    The shares of Common Stock are not convertible into any other security of the Company or any other property.

SECTION 4.    No stockholder shall be entitled to exercise any right of cumulative voting.

ARTICLE V

BOARD OF DIRECTORS

SECTION 1.    Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed by or in the manner provided in the By-Laws.

SECTION 2.    Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SECTION 3.    Effective upon the effectiveness of this Amended Certificate of Incorporation and continuing until immediately prior to the fourth annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective. Class I directors shall be initially elected for a term expiring at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation and each of the directors to be elected as Class I directors at the first annual meeting shall be elected for a three-year term. Class II directors shall be initially elected for a term expiring at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation and each of the directors to be elected as Class II directors at the second annual meeting shall be elected for a two-year term. Class III shall be initially elected for a term expiring at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation and each of directors to be elected as Class III directors at the third annual meeting shall be elected for a one-year term. From and after the fourth annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation, the Board of Directors shall no longer be classified and each director shall be elected for a one-year term. In case of any increase or decrease, from time to time, in the number of directors prior to the fourth annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, the number of directors added to or eliminated from each class shall be apportioned so that the number of directors in each class thereafter shall be as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board of Directors shorten the term of any incumbent director. Notwithstanding the provisions of this Article V, each director shall serve until his or her successor is duly elected or until his or her death, resignation, or removal.

SECTION 4.    Except as otherwise may be provided by a Certificate of Designations, any director or the entire Board of Directors may be removed from office as provided in Section 141(k) of the Delaware General Corporation Law.

SECTION 5.    Except as otherwise provided by a Certificate of Designations, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director, and shall not be filled by stockholders. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 6.    Notwithstanding the provisions of this ARTICLE V, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the Certificate of Designations or Certificates of Designations governing such series.

ARTICLE VI

BY-LAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any By-Laws. Notwithstanding any other provision of this Amended Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Amended Certificate of Incorporation or by a Certificate of Designations, the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal any provision of the By-Laws, or to adopt any new By-Law.

ARTICLE VII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons or entities whomsoever by and pursuant to this Amended Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE VII. Except as otherwise provided in ARTICLE IV Section 2 and Section 3(2)(c), notwithstanding any other provision of this Amended Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Amended Certificate of Incorporation or by a Certificate of Designations, the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change, repeal any provision of this Amended Certificate of Incorporation, or to adopt any new provision of this Amended Certificate of Incorporation; provided, however, that, in addition to any vote of the holders of any class or series of the stock of the Corporation required by law, this Amended Certificate of Incorporation or by a Certificate of Designations, (a) prior to May 1, 2022 (the “Sunset Date”), the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, and (b) on and after the Sunset Date, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, ARTICLE V, ARTICLE VI, ARTICLE VIII, ARTICLE IX and this sentence of this Amended Certificate of Incorporation, or in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Amended Certificate of Incorporation). Any repeal or modification of ARTICLE VIII shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE VIII

LIMITATIONS ON LIABILITY

OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader exculpation rights than permitted prior thereto), no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Any repeal or modification of the foregoing paragraph or the adoption of any provision inconsistent with this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring at or prior to the time of such repeal or modification.

ARTICLE IX

STOCKHOLDER ACTION

Subject to the rights of holders of Preferred Stock to act by written consent in lieu of a meeting, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Except as otherwise required by law or provided by a Certificate of Designations, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors of the Corporation, whether or not there exist any vacancies or unfilled seats in previously authorized directorships. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

ARTICLE X

SECTION 203 OF THE GENERAL CORPORATION LAW

The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such Section 203 may hereafter be renumbered or recodified, will be deemed to apply to the Corporation, and the Corporation shall be subject to all of the restrictions set forth in such Section 203.

ARTICLE XI

EXCLUSIVE FORUM

Unless this Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or the By-Laws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE XI.